UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GS ACQUISITION HOLDINGS CORP

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GS ACQUISITION HOLDINGS CORP

200 West Street

New York, NY 10282

Dear GS Acquisition Holdings Corp Stockholder:

We cordially invite you to attend a special meeting (the “Special Meeting”) of the stockholders of GS Acquisition Holdings Corp, a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on                     , 2020 at                  Eastern Time at the offices of                 , located at                 , or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

On December 10, 2019, the Company, Vertiv Holdings, LLC, a Delaware limited liability company (“Vertiv Holdings”), VPE Holdings, LLC, a Delaware limited liability company (the “Vertiv Stockholder”), Crew Merger Sub I LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”) and Crew Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”) entered into an Agreement and Plan of Merger (as it may be further amended from time to time, the “Merger Agreement”), a copy of which is attached to the accompanying proxy statement as Annex A. The Merger Agreement provides for, among other things, (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”) and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which will be renamed “Vertiv Holdings, LLC” (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions contemplated by the Merger Agreement, the “Business Combination”), in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement. Following the closing of the Business Combination, (a) the Company will own all the equity interests of Vertiv Holdings and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, will hold a portion of the Company’s Class A common stock.

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal”) to approve and adopt the Merger Agreement and approve the Business Combination.

In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate merger consideration payable by us in connection with the Business Combination is expected to be approximately equal to the sum of (A) $5.095 billion (the “Merger Consideration”), which amount will be (1) increased by the amount of cash held by Vertiv Holdings and its subsidiaries as of 12:01 a.m., local time in each applicable jurisdiction, on the date of the closing of the Business Combination; (2) decreased by the amount of Vertiv Holdings’ outstanding indebtedness as of 12:01 a.m., local time in each applicable jurisdiction, on the date of the closing of the Business Combination; (3) decreased by the aggregate amount of certain transaction expenses incurred by Vertiv Holdings or its subsidiaries to the extent unpaid as of the date of the closing of the Business Combination; and (4) decreased by the amount equal to the lesser of (x) an amount equal to 50% of the cost of any representation and warranty insurance policy bound and issued in connection with the Business Combination and (y) $2.5 million plus (B) payments made pursuant to the Tax Receivable Agreement (as described below) in respect of the cash tax savings realized (or deemed realized) in periods after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv.

The Merger Consideration will be paid in a combination of cash and stock. The amount of cash consideration payable to the Vertiv Stockholder at the closing of the Business Combination (the “Cash Consideration”) is $415.0 million, subject to adjustment as described below. The remainder of the consideration paid to the Vertiv Stockholder at the closing of the Business Combination will be stock consideration (the “Stock Consideration”), consisting of approximately 127.5 million newly-issued shares of our Class A common stock, subject to adjustment as described below, which shares will be valued at $10.00 per share for purposes of

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determining the aggregate number of shares of our Class A common stock payable to the Vertiv Stockholder as part of the Merger Consideration. In addition, the Vertiv Stockholder may be entitled to receive additional merger consideration in the form of amounts payable under a tax receivable agreement to be entered into at the closing of the Business Combination, substantially in the form attached as Annex F to the accompanying proxy statement (the “Tax Receivable Agreement”). The number of shares of our Class A common stock issued to the Vertiv Stockholder as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders.

Concurrently with the execution of the Merger Agreement, we entered into subscription agreements with certain investors (collectively, the “PIPE Investors”) and certain executive officers of the post-business combination company (collectively, the “Subscribing Vertiv Executives”) pursuant to which the PIPE Investors and the Subscribing Vertiv Executives have collectively subscribed for 123,900,000 shares of our Class A common stock for an aggregate purchase price equal to $1,239,000,000 (the “PIPE Investment”), a portion of which is expected to be funded by affiliates of the Sponsor (as defined below) (collectively, together with their permitted transferees, the “Sponsor Related PIPE Investors”). The PIPE Investment will be consummated substantially concurrently with the closing of the Business Combination. Each of the holders of our Class B common stock has agreed to waive the anti-dilution adjustments provided for in the GSAH Certificate of Incorporation applicable to our Class B common stock in connection with the Business Combination, including the PIPE Investment. As a result of such waiver, the 17,250,000 shares of our Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

At the closing of the Business Combination, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex F to the accompanying proxy statement, with the Vertiv Stockholder. The Tax Receivable Agreement will generally provide for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings realized (or deemed realized) in periods after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv. We expect to retain the benefit of the remaining 35% of these cash tax savings. For additional information, see “Proposal No. 1—Approval of the Business Combination—Related Agreements—Tax Receivable Agreement” in the accompanying proxy statement.

In connection with the Business Combination, certain other related agreements have been, or will be entered into on or prior to the date the Business Combination is consummated including the Amended and Restated Registration Rights Agreement, the Stockholders Agreement, the Tax Receivable Agreement, the Escrow Agreement and the Subscription Agreements, in each case, as defined in the accompanying proxy statement. For additional information, see “Proposal No. 1—Approval of the Business Combination—Related Agreements” in the accompanying proxy statement.

In addition, at the Special Meeting, our stockholders will be asked to consider and vote upon: (1) a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including up to 23,000,000 shares of our Class A common stock to the Sponsor Related PIPE Investors and up to 449,098 shares of our Class A common stock to the Subscribing Vertiv Executives (the “NYSE Proposal”); (2) six separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation in the form attached as Annex C to the accompanying proxy statement, which, if approved, would take effect upon the closing of the Business Combination (collectively, the “Charter Proposals”); (3) if you are a holder of our Class B common stock, par value $0.0001 per share (“Class B common stock”), a proposal to elect nine directors to serve, effective upon the closing of the Business Combination, on our Board of Directors until the 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (the “Director Election Proposal”); (4) a proposal to approve the Vertiv Holdings Co 2020 Equity Incentive Plan, attached as Annex G to the accompanying proxy statement (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” and, collectively with the Business Combination Proposal, the NYSE Proposal,

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each of the Charter Proposals and the Director Election Proposal, the “Condition Precedent Proposals”); and (5) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting (the “Adjournment Proposal”). Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

Our publicly-traded Class A common stock, units and warrants are currently listed on the NYSE under the symbols “GSAH,” “GSAH.U” and “GSAH WS,” respectively. We intend to apply to continue the listing of our Class A common stock, units and warrants on the NYSE under the symbols “VRT,” “VRT.U” and “VRT WS,” respectively, upon the closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

Pursuant to our Amended and Restated Certificate of Incorporation (the “GSAH Certificate of Incorporation”), a holder of our public shares (a “public stockholder”) may request that we redeem all or a portion of such stockholder’s public shares for cash if the Business Combination is consummated. Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Computershare Trust Company, N.A., our transfer agent, directly and instruct it to do so. Public stockholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker, bank or other nominee. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including by timely delivering its shares to our transfer agent, we will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of our initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of December 31, 2019, this would have amounted to approximately $10.25 per outstanding public share. If a public stockholder properly exercises its redemption rights in full, then it will be electing to exchange all of its public shares for cash and will not own any public shares of the post-business combination company. See “Special Meeting of GSAH Stockholders—Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A common stock.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to the GSAH Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The Merger Agreement is also subject to the satisfaction or waiver of certain closing conditions as described in the accompanying proxy statement. These conditions to closing in the Merger Agreement are for the sole

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benefit of the parties thereto and may be waived by such parties. There can be no assurance that the parties to the Merger Agreement would waive any such provision of the Merger Agreement.

GS DC Sponsor I LLC (the “Sponsor”) and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals to be voted upon at the Special Meeting, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any shares of our common stock held by them. Our shares of Class B common stock will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of the accompanying proxy statement, the Sponsor and the other holders of our Class B common stock own an aggregate of 20% of our outstanding shares of common stock.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting, all of our stockholders are urged to read the accompanying proxy statement, including the Annexes and the accompanying financial statements of the Company and Vertiv Holdings, LLC, carefully and in its entirety. In particular, you should also carefully consider the risk factors described in “Risk Factors” beginning on page 70 of the accompanying proxy statement.

After careful consideration, our Board of Directors has unanimously approved the Merger Agreement and the Business Combination, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider our Board of Directors’ recommendation of these proposals, you should keep in mind that our directors have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Certain Relationships and Related Persons Transactions” for additional information.

The approval of each of the Business Combination Proposal, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes of our Class B common stock cast in the Director Election Proposal; this means that the nine individuals nominated for election to our Board of Directors who receive the most “FOR” votes (among the shares of our Class B common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting) will be elected.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to

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instruct your broker, bank or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted. An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. In connection with (i) the Business Combination Proposal and the Adjournment Proposal, abstentions and broker non-votes will have no effect, (ii) the NYSE Proposal and the Incentive Plan Proposal, abstentions will be counted as a vote cast at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal but broker non-votes will have no effect and (iii) the Charter Proposal, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER, BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board of Directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

David M. Cote
Chief Executive Officer, President and Secretary, and Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated                     , 2020 and is expected to be first mailed to our stockholders on or about                     , 2020.

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NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS OF GS ACQUISITION HOLDINGS CORP

TO BE HELD                     , 2020

To the Stockholders of GS Acquisition Holdings Corp:

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of the stockholders of GS Acquisition Holdings Corp, a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held on                     , 2020 at                  Eastern Time at the offices of                 , located at                 . You are cordially invited to attend the Special Meeting to conduct the following items of business:

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Proposal No. 1—Business Combination Proposal—To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 10, 2019 (as it may be further amended from time to time, the “Merger Agreement”), by and among the Company, Crew Merger Sub I LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Crew Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Mergers Sub”), Vertiv Holdings, LLC, a Delaware limited liability company (“Vertiv Holdings”), and VPE Holdings, LLC, a Delaware limited liability company, a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, among other things: (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”) and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity which will be renamed “Vertiv Holdings, LLC” (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions contemplated by the Merger Agreement, the “Business Combination”) (we refer to this proposal as the “Business Combination Proposal”);

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Proposal No. 2—NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including up to 23,000,000 shares of our Class A common stock to the Sponsor Related PIPE Investors (as defined below) and up to 449,098 shares of our Class A common stock to the Subscribing Vertiv Executives (as defined below) (we refer to this proposal as the “NYSE Proposal”);

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Proposal No. 3—Charter Proposals—To consider and act upon the following six separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation in the form attached to the accompanying proxy statement as Annex C (the “New Vertiv Certificate of Incorporation”), which, if approved, would take effect upon the closing of the Business Combination (we refer to these proposals, collectively, as the “Charter Proposals”):

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to (i) increase the number of authorized shares of capital stock, (ii) automatically convert each share of Class B common stock into one share of Class A common stock immediately prior to the consummation of the Business Combination, (iii) following such conversion, reduce the authorized shares of Class B common stock to zero and (iv) provide for certain conforming changes to the GSAH Certificate of Incorporation given the elimination of any authorized Class B common stock;

•	to provide that the number of directors of the Company will be fixed from time to time exclusively by our Board of Directors pursuant to a resolution adopted by a majority of our Board of Directors;

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to provide a special exemption to the doctrine of corporate opportunity for each of Platinum Equity (as defined herein), the investment funds affiliated with or managed by Platinum Equity and the other Exempted Persons (as defined herein);

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to elect not to be governed by Section 203 of the DGCL (as defined herein) and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, except that such provision excludes investment funds affiliated with the Sponsor (as defined herein), GS Sponsor LLC and Platinum Equity and their respective successors and affiliates;

•	to require the approval of at least two-thirds of the voting power of our outstanding capital stock to amend certain provisions of the New Vertiv Certificate of Incorporation; and

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to provide for several changes to the New Vertiv Certificate of Incorporation, including (i) removal of certain listed actions that would allow for personal liability of the Company’s directors to the Company and its stockholders, (ii) certain provisions regarding indemnification of directors and officers, (iii) removal of various provisions in the GSAH Certificate of Incorporation applicable to blank check companies that will no longer be applicable to the Company, (iv) addition of a provision whereby no class vote is required to change the authorized number of shares of such class, (v) changing the name of the Company to “Vertiv Holdings Co” and (vi) other conforming changes from the GSAH Certificate of Incorporation based on the Charter Proposals;

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Proposal No. 4—Director Election Proposal—To consider and vote upon, if you are a holder of our Class B common stock, par value $0.0001 per share (“Class B common stock”), a proposal to elect nine directors to serve, effective upon the closing of the Business Combination, on our Board of Directors until the 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (we refer to this proposal as the “Director Election Proposal”);

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Proposal No. 5—Incentive Plan Proposal—To consider and vote upon a proposal to approve the Vertiv Holdings Co 2020 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (we refer to this proposal as the “Incentive Plan Proposal”); and

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Proposal No. 6—Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting (we refer to this proposal as the “Adjournment Proposal”).

The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

The record date for the Special Meeting is                     , 2020. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Pursuant to our Amended and Restated Certificate of Incorporation (the “GSAH Certificate of Incorporation”), a holder of our public shares (a “public stockholder”) may request that we redeem all or a portion of such stockholder’s public shares for cash if the Business Combination is consummated. Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Computershare Trust Company, N.A., our transfer agent, directly and instruct it to do so. Public stockholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker, bank or other nominee. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including timely delivering its shares to our transfer agent, we will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of our initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of December 31, 2019, this would have amounted to approximately $10.25 per outstanding public share. If a public stockholder properly exercises its redemption rights in full, then it will be electing to exchange all of its public shares for cash and will not own any public shares of the post-business combination company. See “Special Meeting of GSAH Stockholders—Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in this proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A common stock.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to the GSAH Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

GS DC Sponsor I LLC (the “Sponsor”) and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any shares held by them. Our shares of Class B common stock will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement, the Sponsor and our officer and directors own an aggregate of 20% of our outstanding shares of common stock.

Concurrently with the execution of the Merger Agreement, we entered into subscription agreements with certain investors (collectively, the “PIPE Investors”) and certain executive officers of the post-business combination company (collectively, the “Subscribing Vertiv Executives”) pursuant to which the PIPE Investors and the Subscribing Vertiv Executives have collectively subscribed for 123,900,000 shares of our Class A common stock for an aggregate purchase price equal to $1,239,000,000 (the “PIPE Investment”), a portion of which is expected to be funded by affiliates of the Sponsor (collectively, together with their permitted transferees, the “Sponsor Related PIPE Investors”). The PIPE Investment will be consummated substantially concurrently with the closing of the Business Combination. Each of the holders of our Class B common stock has agreed to waive the anti-dilution adjustments provided for in the GSAH Certificate of Incorporation applicable to our Class B common stock in connection with the Business Combination, including the PIPE Investment. As a result of such waiver, the 17,250,000 shares of our Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

The approval of each of the Business Combination Proposal, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes of our Class B common stock cast in the Director Election Proposal; this means that the nine individuals nominated for election to our Board of Directors who receive the most “FOR” votes (among the shares of our Class B common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting) will be elected.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your broker, bank or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted. An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. In connection with (i) the Business Combination Proposal and the Adjournment Proposal, abstentions and broker non-votes will have no effect, (ii) the NYSE Proposal and the Incentive Plan Proposal, abstentions will be counted as a vote cast at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal but broker non-votes will have no effect and (iii) the Charter Proposal, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Your attention is directed to the remainder of this proxy statement following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read this proxy statement carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC (“Morrow”), our proxy solicitor, by calling (800) 662-5200 or banks and brokers can call collect at (203) 658-9400, or by emailing GSAH.info@investor.morrowsodali.com.

By Order of the Board of Directors

David M. Cote
Chief Executive Officer, President and Secretary, and Chairman of the Board of Directors

New York, NY

                    , 2020

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MARKET, RANKING AND OTHER INDUSTRY DATA

Certain market, ranking and industry data included in this proxy statement, including the size of certain markets and Vertiv’s (as defined below) size or position and the positions of Vertiv’s competitors within these markets, including its products and services relative to its competitors, are based on estimates of Vertiv’s management. These estimates have been derived from Vertiv’s management’s knowledge and experience in the markets in which Vertiv operates, as well as information obtained from surveys, reports by market research firms, Vertiv’s customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which Vertiv operates, which, in each case, we and Vertiv believe are reliable.

We are responsible for all of the disclosure in this proxy statement and while we believe the data from these sources to be accurate and complete, neither we nor Vertiv have independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding Vertiv’s industry is intended to provide general guidance, but is inherently imprecise. Market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. References herein to Vertiv being a leader in a market or product category refers to Vertiv’s belief that it has a leading market share position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding Vertiv’s various markets is based on how Vertiv defines the markets for its products, which products may be either part of larger overall markets or markets that include other types of products and services.

Assumptions and estimates of Vertiv’s and Vertiv’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk factors—Risks Related to Vertiv’s Business.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This proxy statement contains some of Vertiv’s trademarks, service marks and trade names, including, among others, Vertiv, Liebert, Chloride, NetSure, Geist, Energy Labs, Trellis, Alber, HVM and Avocent. Each one of these trademarks, service marks or trade names is either (1) Vertiv’s registered trademark, (2) a trademark for which Vertiv has a pending application, or (3) a trade name or service mark for which Vertiv claims common law rights. All other trademarks, trade names or service marks of any other company appearing in this proxy statement belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we or Vertiv will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

SELECTED DEFINITIONS

Unless otherwise stated in this proxy statement or the context otherwise requires, references to:

•	“2022 Senior Notes” are to Vertiv Holdco’s $500.0 million of 12.00%/13.00% Senior PIK Toggle Notes due 2022;

•	“2024 Senior Notes” are to Vertiv Group’s $750.0 million of 9.250% Senior Notes due 2024;

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“2024 Senior Secured Notes” are to Vertiv Group’s $120.0 million of 10.00% Senior Secured Second Lien Notes due 2024 (with a springing to maturity of November 21, 2021 if the 2022 Senior Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended, on or prior to November 15, 2021);

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“Asset-Based Revolving Credit Facility” are to that certain Revolving Credit Agreement, by and among, inter alia, Vertiv Group, certain direct and indirect subsidiaries of Vertiv Group as co-borrowers thereunder, various lenders and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated, modified or supplemented from time to time;

•	“Board,” “Board of Directors,” or “GSAH Board” are to the board of directors of the Company;

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“Business Combination” are to the transactions contemplated by the Merger Agreement, including: (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”); (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which will be renamed “Vertiv Holdings, LLC” (the “Second Merger” and, together with the First Merger, the “Mergers”); and (3) the PIPE Investment;

•	“Class A common stock” are to Class A common stock, par value $0.0001 per share, of the Company;

•	“Class B common stock” are to Class B common stock, par value $0.0001 per share, of the Company;

•	“Code” are to the Internal Revenue Code of 1986, as amended;

•	“Common Stock” are to the Class A common stock and the Class B common stock, together;

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“Company,” “we,” “us,” and “our” are to GS Acquisition Holdings Corp, including, as applicable, following the consummation of the Business Combination (at which time, it will have changed its name to Vertiv Holdings Co);

•	“DGCL” are to the General Corporation Law of the State of Delaware;

•	“Emerson” are to Emerson Electric Co., which, prior to the Separation in the fiscal fourth quarter of 2016, operated Vertiv’s business as part of its broader corporate organization;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Existing Notes” are to the 2022 Senior Notes, 2024 Senior Notes and 2024 Senior Secured Notes;

•	“EY” are to Ernst & Young LLP, independent registered public accounting firm to Vertiv Holdings;

•	“First Merger Sub” are to Crew Merger Sub I LLC , a Delaware limited liability company and a direct, wholly-owned subsidiary of GSAH;

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“founder shares” are to the shares of Class B common stock, of which 17,250,000 shares are outstanding as of the date of this proxy statement (17,145,000 shares of which are held by the Sponsor and 35,000 shares of which are held by each of Mr. James Albaugh, Mr. Roger Fradin and Mr. Steven S. Reinemund);

•	“GAAP” are to the Generally Accepted Accounting Principles in the United States of America;

•	“Goldman Sachs” are to The Goldman Sachs Group, Inc., a Delaware corporation (NYSE: GS) and its affiliates (other than the Company);

•	“GSAH” are to GS Acquisition Holdings Corp, prior to the consummation of the Business Combination;

•	“GSAH Certificate of Incorporation” are to GSAH’s amended and restated certificate of incorporation, dated June 7, 2018;

•	“GSAM” are to Goldman Sachs Asset Management, L.P., a division of The Goldman Sachs Group, Inc.;

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“GS Sponsor Capital Commitment” are to the commitment provided to GSAH from GS Sponsor LLC, an affiliate of the Sponsor, pursuant to which GS Sponsor LLC agreed that, if funds are needed by GSAH through June 12, 2020 to pay ordinary course expenses, GS Sponsor LLC will provide GSAH with liquidity of up to an aggregate of $2.0 million, for which GS Sponsor LLC will not receive any additional interest in GSAH and any such liquidity provided will be in the form of a contribution with respect to the Sponsor’s founder shares;

•	“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	“Incentive Plan” are to the Vertiv Holdings Co 2020 Equity Incentive Plan attached to this proxy statement as Annex G;

•	“Initial Stockholders” are to the Sponsor and Mr. James Albaugh, Mr. Roger Fradin and Mr. Steven S. Reinemund, GSAH’s independent directors;

•	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

•	“IPO” or “initial public offering” are to GSAH’s initial public offering, consummated on June 12, 2018;

•	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•	“management” or “management team” of an entity are to the officers and directors of such entity;

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“maximum redemption scenario” are to a scenario in which, in connection with the Business Combination, the maximum number of shares of Class A common stock are redeemed such that the remaining funds held in the trust account after the payment of the redeeming shares’ pro-rata allocation along with the proceeds from the PIPE Investment are sufficient to satisfy the Minimum Required Funds Condition. Based on the amount of $705.0 million in our trust account as of September 30, 2019, including accrued dividends, and taking into account the anticipated gross proceeds of approximately $1,239.0 million from the PIPE Investment, approximately 55,400,000 shares of Class A common stock may be redeemed and still enable GSAH to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement;

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“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of December 10, 2019 (as it may be further amended from time to time), by and among the Company, Vertiv Holdings, the Vertiv Stockholder, First Merger Sub and Second Merger Sub attached to this proxy statement as Annex A, as it may be further amended from time to time;

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“Minimum Required Funds Condition” are to the condition that the funds contained in the trust account after satisfying any redemptions by our public stockholders and paying the deferred underwriting discount, together with the proceeds from the PIPE Investment, shall equal or exceed $1.375 billion;

•	“Morrow” are to Morrow Sodali, proxy solicitor to the Company;

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“New Vertiv Bylaws” are to the proposed Amended and Restated Bylaws of the Company, a form of which is attached hereto as Annex C, which will become the Company’s bylaws upon the consummation of the Business Combination;

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“New Vertiv Certificate of Incorporation” are to the proposed Second Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex B, which will become the Company’s certificate of incorporation upon the consummation of the Business Combination;

•	“New Vertiv Organizational Documents” are to the New Vertiv Bylaws and the New Vertiv Certificate of Incorporation;

•	“no redemption scenario” are to a scenario in which, in connection with the Business Combination, no shares of Class A common stock are redeemed;

•	“NYSE” are to the New York Stock Exchange;

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“PIPE Investment” are to the private placement pursuant to which the PIPE Investors and the Subscribing Vertiv Executives have collectively subscribed for 123,900,000 shares of our Class A common stock for an aggregate purchase price equal to $1,239,000,000 (the “PIPE Investment”), a portion of which is expected to be funded by the Sponsor Related PIPE Investors;

•	“PIPE Investors” are to the Sponsor Related PIPE Investors and certain other “accredited investors” (as defined in Rule 501 under the Securities Act) that will invest in the PIPE Investment;

•	“Platinum” are to Platinum Equity Capital Partners III, L.P., Platinum Equity Capital Partners IV, L.P. and certain of their affiliates who beneficially own shares of our common stock;

•	“Platinum Advisors” are to Platinum Equity Advisors, LLC, an affiliate of Platinum;

•	“Platinum Equity” are to Platinum Equity, LLC, its sponsored funds and affiliated private equity vehicles;

•	“post-business combination company” are to the Company following the consummation of the Business Combination;

•	“private placement warrants” are to the 10,533,333 private placement warrants outstanding as of the date of this proxy statement;

•	“public shares” are to the shares of Class A common stock (including those that underlie the units) that were initially offered and sold by GSAH in its IPO;

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“public stockholders” are to the holders of our public shares (including the Sponsor and the other holders of our Class B common stock, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares);

•	“public warrants” are to the redeemable warrants (including those that underlie the units) that were initially offered and sold by GSAH in its IPO;

•	“redemption” are to each redemption of public shares for cash pursuant to the GSAH Certificate of Incorporation;

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“Second Merger Sub” are to Crew Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of GSAH;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Senior Secured Credit Facilities” are to the Term Loan Facility and the Asset-Based Revolving Credit Facility, collectively;

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“Separation” are to the transaction described in Note 1 (The Transaction) to Vertiv Holdings, LLC’s historical consolidated and combined financial statements included elsewhere in this proxy statement, pursuant to which Vertiv Group and certain of its affiliates acquired the assets and liabilities associated with the business, operations, products, services and activities of Vertiv Predecessor;

•	“Special Meeting” are to the special meeting of the stockholders of the Company that is the subject of this proxy statement;

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“Sponsor” are to GS DC Sponsor I LLC, a Delaware limited liability company and an affiliate of each of Goldman Sachs and David M. Cote; provided that, following the dissolution of GS DC Sponsor I LLC or the distribution of substantially all of the assets of GS DC Sponsor I LLC to its members, “Sponsor” shall include GS Sponsor LLC and a limited liability company owned by trusts controlled by David M. Cote, the two members of GS DC Sponsor I LLC;

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“Sponsor Lock-up Period” are to (1) in the case of the founder shares, the period ending on the earlier of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (2) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, the period ending 30 days after the completion of our initial business combination;

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“Sponsor Related PIPE Investors” are to certain affiliates of the Sponsor, along with their permitted transferees, that will invest in the PIPE Investment. Specifically, certain affiliates of Goldman Sachs (the “GS PIPE Investors”) have subscribed for $210 million in the PIPE Investment and a limited liability company wholly-owned by David M. Cote has subscribed for an additional $20 million in the PIPE Investment. Such GS PIPE Investors intend to make a portion of their subscription available to certain employees of Goldman Sachs and associates of David Cote, including directors of GSAH and certain persons that have been nominated to serve as directors of the post-business combination company, prior to the PIPE Investment. Separately, Goldman Sachs & Co. LLC has agreed to a forward-starting swap agreement relating to $110 million of shares of GSAH with an institutional investor. As a result of the foregoing, the GS PIPE Investors may not have an economic interest in the PIPE Investment equal to their subscription;

•	“Stock Consideration” are to the shares of Class A common stock to be issued to the Vertiv Stockholder pursuant to the transactions contemplated by the Merger Agreement;

•	“Subscribing Vertiv Executives” are to certain executive officers of the post-business combination company that will invest in the PIPE Investment;

•	“Subscription Agreements” are to, collectively, those certain subscription agreements entered into between the Company and the PIPE Investors or the Subscribing Vertiv Executives, as applicable;

•	“Tax Receivable Agreement” are to that certain Tax Receivable Agreement to be entered into at the closing of the Business Combination by the Company and the Vertiv Stockholder;

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“Term Loan Facility” are to that certain Term Loan Credit Agreement, by and among¸ inter alia, Vertiv Group, various lenders and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated, modified or supplemented from time to time;

•	“transfer agent” are to Computershare Trust Company, N.A. (“Computershare”);

•	“trust account” are to the trust account of GSAH that holds proceeds from its IPO and the sale of the private placement warrants;

•	“trustee” are to Wilmington Trust, N.A.;

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“units” are to the units of the Company, each unit representing one share of Class A common stock and one-third of one redeemable warrant to acquire one share of Class A common stock, that were initially offered and sold by GSAH in its IPO (less the number of units that have been separated into the underlying public shares and underlying warrants upon the request of the holder thereof);

•	“Vertiv” are to Vertiv Holdings, together with its subsidiaries, including Vertiv Holding Corporation;

•	“Vertiv Group” are to Vertiv Group Corporation, the principal operating subsidiary of the Company;

•	“Vertiv Group Intermediate” are to Vertiv Group Intermediate Holding II Corporation;

•	“Vertiv Holdco” are to Vertiv Intermediate Holding Corporation;

•	“Vertiv Holdings” are to Vertiv Holdings, LLC, a Delaware limited liability company and the direct parent of Vertiv Holding Corporation;

•	“Vertiv Holding Corporation” are to Vertiv Holding Corporation, a Delaware corporation;

•	“Vertiv Predecessor” are to the Network Power business previously owned by Emerson Electric Co. and the predecessor of Vertiv Group for accounting purposes;

•	“Vertiv Stockholder” are to VPE Holdings, LLC; and

•	“warrants” are to public warrants and private placement warrants.

Unless otherwise stated in this proxy statement or as the context otherwise requires, (1) all references in this proxy statement to Class A common stock or warrants include such securities underlying the units and (2) all references in this proxy statement to public stockholders who “properly exercise their redemption rights” or similar references mean public stockholders who properly exercise, and do not properly withdraw, such election.

NON-GAAP FINANCIAL MEASURES

Financial statements included in this proxy statement have been prepared in accordance with GAAP. We have included certain non-GAAP financial measures in this proxy statement, as further described below, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. For purposes of Regulation G and Section 10(e) of Regulation S-K, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, we have provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because Vertiv’s management uses these financial measures in monitoring and evaluating our ongoing results and trends.

EBITDA and Adjusted EBITDA

Vertiv’s non-GAAP financial measures include:

•	EBITDA, which represents earnings (loss) from continuing operations before interest expense, income tax expense (benefit), and depreciation and amortization; and

•	Adjusted EBITDA, which represents EBITDA, adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative measure to Net earnings (loss) (the most directly comparable GAAP measure). Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as these metrics do not consider certain cash requirements, such as tax payments and debt service requirements. We believe that presenting these measures may help investors better understand Vertiv’s financial performance in connection with their analysis of Vertiv’s business. EBITDA and Adjusted EBITDA should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments used to define Adjusted EBITDA in this proxy statement. The use of EBITDA and Adjusted EBITDA in this proxy statement should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. Additionally, because not all companies use identical calculations, the presentations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider each in isolation or as a substitute for analysis of Vertiv’s results as reported under GAAP. Some of these limitations are:

•	they do not reflect Vertiv’s cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, Vertiv’s working capital needs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest on Vertiv’s debt;

•	they do not reflect Vertiv’s income tax expense or the cash requirements to pay Vertiv’s taxes;

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although depreciation, accretion and amortization are non-cash charges, the assets being depreciated, accreted and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may measure EBITDA and Adjusted EBITDA differently than Vertiv does, limiting their usefulness as a comparative measure.

See “Selected Consolidated Historical Financial and Other Information of Vertiv Holdings” for a reconciliation of these measures to Vertiv’s most directly comparable GAAP measure, and “Vertiv Holdings, LLC Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Non-GAAP Measures

Vertiv’s management believes that the following additional non-GAAP financial measures provide investors and analysts useful insight into Vertiv’s financial position and Vertiv’s operating performance. These non-GAAP measures, as presented in this proxy statement, are supplemental measures of Vertiv’s performance that are not required by, or presented in accordance with, GAAP. As with the EBITDA and Adjusted EBITDA metrics referenced above, these additional non-GAAP measures are not measures of Vertiv’s financial performance under GAAP, and any non-GAAP measure provided should be viewed in addition to, and not as an alternative to, the most directly comparable measure determined in accordance with GAAP. Further, the calculation of these non-GAAP financial measures may differ from the calculation of similarly titled financial measures presented by other companies and therefore may not be comparable among companies.

We present Vertiv’s underlying sales in this proxy statement, which are calculated to exclude the impact of acquisitions, divestitures and fluctuations in foreign currency exchange rates during the applicable periods presented, in order to facilitate the period-to-period comparisons of Vertiv’s sales growth by excluding those items that impact overall comparability. The presentation of underlying sales also includes a reconciliation of each underlying sales metric that is presented in this proxy statement to net sales, which is the most directly comparable GAAP measure.

See “Selected Consolidated Historical Financial and Other Information of Vertiv Holdings ” for a reconciliation of Non-GAAP measures to our most directly comparable GAAP measures, and “Vertiv Holdings, LLC Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations, including as they relate to the potential Business Combination, of the Company. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, including as they relate to the potential Business Combination, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

Forward-looking statements in this proxy statement may include, for example, statements about:

•	GSAH’s ability to complete the Business Combination or, if GSAH does not complete the Business Combination, any other initial business combination;

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satisfaction or waiver (if applicable) of the conditions to the Business Combination, including, among other things: the satisfaction or waiver of certain customary closing conditions, including, among others, the Minimum Required Funds Condition, receipt of approvals from competition authorities in certain foreign jurisdictions (or expiration of applicable waiting periods in those jurisdictions), receipt of certain lender consents under Vertiv’s Existing Credit Agreements (as defined below), the existence of no material adverse effect at the Company or Vertiv and receipt of certain stockholder approvals contemplated by this proxy statement;

•	the occurrence of any other event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the projected financial information, anticipated growth rate, and market opportunity of Vertiv;

•	the ability to obtain or maintain the listing of the post-business combination company’s Class A common stock, warrants and units on the NYSE following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	our ability to consummate the PIPE Investment or raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•	members of GSAH’s management team allocating their time to other businesses and potentially having conflicts of interest with GSAH’s business or in approving the Business Combination;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including:

•	global economic weakness and uncertainty;

•	risks relating to the continued growth of Vertiv’s customers’ markets;

•	failure to meet or anticipate technology changes;

•	the unpredictability of Vertiv’s future operational results;

•	disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets;

•	less favorable contractual terms with large customers;

•	risks associated with governmental contracts;

•	failure to mitigate risks associated with long-term fixed price contracts;

•	risks associated with information technology disruption or security;

•	risks associated with the implementation and enhancement of information systems;

•	failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers;

•	competition in the infrastructure technologies industry;

•	failure to realize the expected benefit from any rationalization and improvement efforts;

•	disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers;

•	failure to obtain performance and other guarantees from financial institutions;

•	failure to realize sales expected from Vertiv’s backlog of orders and contracts;

•	changes to tax law;

•	ongoing tax audits;

•	risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad;

•	costs or liabilities associated with product liability;

•	Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel;

•	the adequacy of Vertiv’s insurance coverage;

•	a failure to benefit from future acquisitions;

•	failure to realize the value of goodwill and intangible assets;

•	the global scope of Vertiv’s operations;

•	risks associated with Vertiv’s sales and operations in emerging markets;

•	exposure to fluctuations in foreign currency exchange rates;

•	Vertiv’s ability to comply with various laws and regulations and the costs associated with legal compliance;

•	adverse outcomes to any legal claims and proceedings filed by or against us;

•	Vertiv’s ability to protect or enforce its proprietary rights on which its business depends;

•	third party intellectual property infringement claims;

•	liabilities associated with environmental, health and safety matters;

•	risks associated with Vertiv’s limited history of operating as an independent company;

•	potential net losses in future periods; and

•	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this proxy statement are based on current expectations and beliefs concerning future developments and their potential effects on us or Vertiv. There can be no assurance that future developments affecting us or Vertiv will be those that we or Vertiv have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond GSAH’s control or the control of Vertiv) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Neither we nor Vertiv undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before any GSAH stockholder grants its proxy or instructs how its vote should be cast or votes on the proposals to be put to the Special Meeting, such stockholder should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect us.

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Our Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read this proxy statement, including the attached Annexes and the accompanying financial statements of the Company and Vertiv Holdings, carefully and in its entirety for a more complete understanding of the matters to be considered at the Special Meeting.

•

GS Acquisition Holdings Corp, a Delaware corporation, is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•

On June 12, 2018, we completed our IPO of 69,000,000 units, including 9,000,000 units issued pursuant to the exercise by the underwriters of their option to purchase additional units in full, at a price of $10.00 per unit, generating proceeds to us of $690,000,000 before underwriting discounts and expenses. Each unit consisted of one share of Class A common stock and one-third of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock at a price of $11.50 per share. Simultaneously with the closing of the IPO, we closed the private placement of an aggregate of 10,533,333 warrants, each exercisable to purchase one share of our Class A common stock at an exercise price of $11.50 per share, to the Sponsor, at a price of $1.50 per private placement warrant, generating proceeds of $15,800,000. Each warrant sold in the IPO and the private placement will become exercisable 30 days after the completion of our initial business combination, and will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. Subject to the terms and conditions contained in the warrant agreement governing the warrants (the “warrant agreement”), we may redeem the warrants either for cash once the warrants become exercisable or for shares of our Class A common stock commencing 90 days after the warrants become exercisable. For more information regarding the warrants, please see the section entitled “Description of Securities.”

•

Vertiv is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology that powers, cools, deploys, secures and maintains electronics that process, store and transmit data. Vertiv provides this technology to data centers, communication networks and commercial & industrial environments worldwide. Vertiv aims to help create a world where critical technologies always work, and where it empowers the vital applications of the digital world. For more information about Vertiv, see “Information About Vertiv,” “Vertiv Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

•

On December 10, 2019, the Company, Vertiv Holdings, the Vertiv Stockholder, First Merger Sub and Second Merger Sub entered into the Merger Agreement. The Merger Agreement provides for, among other things, (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which will be renamed “Vertiv Holdings, LLC,” in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement. Following the closing of the Business Combination, (a) the Company will own all the equity interests of Vertiv Holdings and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, will hold a portion of the Company’s Class A common stock.

•

In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate merger consideration payable by us in connection with the Business Combination is expected to be approximately equal to the sum of (A) $5.095 billion (the “Merger Consideration”), which amount will be (1) increased by the amount of cash held by Vertiv Holdings and its subsidiaries as of 12:01 a.m., local time in each applicable jurisdiction, on the date of the closing of the Business Combination; (2) decreased by the amount of Vertiv Holdings’ outstanding indebtedness as of 12:01 a.m., local time in each applicable jurisdiction, on the date of the closing of the Business Combination; (3) decreased by the aggregate amount of certain transaction expenses incurred by Vertiv Holdings or its subsidiaries to the extent unpaid as of the date of the closing of the Business Combination; and (4) decreased by the amount equal to the lesser of (x) an amount equal to 50% of the cost of any representation and warranty insurance policy bound and issued in connection with the Business Combination and (y) $2,500,000 plus (B) payments made pursuant to the Tax Receivable Agreement (as described below) in respect of the cash tax savings realized (or deemed realized) in periods after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv.

•

The Merger Consideration will be paid in a combination of cash and stock. The amount of the cash consideration payable to the Vertiv Stockholder at the closing of the Business Combination (the “Cash Consideration”) is $415.0 million, subject to adjustment as described below. The remainder of the consideration paid to the Vertiv Stockholder at the closing of the Business Combination will be the Stock Consideration, consisting of approximately 127.5 million newly-issued shares of our Class A common stock, subject to adjustment as described below, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares of our Class A common stock payable to the Vertiv Stockholder as part of the Merger Consideration. In addition, the Vertiv Stockholder may be entitled to receive additional merger consideration in the form of amounts payable under the Tax Receivable Agreement to be entered into at the closing of the Business Combination, substantially in the form attached as Annex F to this proxy statement. The number of shares of our Class A common stock issued to the Vertiv Stockholder as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

•

At the closing of the Business Combination, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex F, with the Vertiv Stockholder. The Tax Receivable Agreement will generally provide for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings realized (or deemed realized) in periods after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv. We expect to retain the benefit of the remaining 35% of these cash tax savings. For more information about the Tax Receivable Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Related Agreements—Tax Receivables Agreement.”

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The PIPE Investors and the Subscribing Vertiv Executives have agreed to purchase in the aggregate approximately 123,900,000 shares of Class A common stock, for approximately $1,239,000,000 of gross proceeds, in the PIPE Investment, a portion of which is expected to be funded by the Sponsor Related PIPE Investors. In this proxy statement, we assume that approximately $1,944.0 million of the gross proceeds from the PIPE Investment and funds held in the trust account will be used to fund the Cash Consideration, the repayment of approximately $1,479.0 million under the no redemption scenario and $1,113.0 million under the maximum redemption scenario of Vertiv’s existing indebtedness and the payment of certain transaction expenses. For more information, see “Summary of the Proxy Statement—Sources and Uses of Funds for the Business Combination.”

•

Prior to the closing of the Business Combination, the Vertiv Stockholder owns all of the outstanding equity interests of Vertiv Holdings. The following diagram illustrates the ownership of Vertiv Holdings and its subsidiaries Vertiv Holding Corporation, Vertiv Holdco, Vertiv Group Intermediate and Vertiv Group, as of the date of this proxy statement.

•

It is anticipated that, upon completion of the Business Combination: (1) the Company’s public stockholders will own approximately 20% of our outstanding common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) and the Subscribing Vertiv Executives will own approximately 37% of our outstanding common stock; (3) the Sponsor and our other Initial Stockholders will own approximately 5% of our outstanding common stock; and (4) the Vertiv Stockholder will own approximately 38% of our outstanding common stock. These levels of ownership interest assume (a) that no shares are elected to be redeemed in connection with the Business Combination and (b) that we issue 127.5 million shares of common stock to the Vertiv Stockholder as part of the Merger Consideration in connection with the Merger Agreement. In addition, the ownership percentage with respect to the post-business combination company (a) does not take into account (1) warrants to purchase Class A common stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does include founder shares, which will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination (such shares of Class A common stock will be subject to transfer restrictions). If the actual facts are different from these assumptions, the above levels of ownership interest will be different. The following diagram illustrates the anticipated ownership structure of Vertiv Holdings and its subsidiaries Vertiv Holding Corporation, Vertiv Holdco, Vertiv Group Intermediate and Vertiv Group immediately following the consummation of the Business Combination.(1)

(1)	Percentages presented assume no redemptions of public shares in connection with the Business Combination.
(2)

Represents 123,900,000 shares of the Company’s Class A common stock, including 23 million shares subscribed for by the Sponsor Related PIPE Investors and 449,098 shares subscribed for by the Subscribing Vertiv Executives. See “Proposal No. 1—Approval of the Business Combination—Related Agreements—Subscription Agreements.”

(3)	Percentage presented does not include shares subscribed for by the Sponsor Related PIPE Investors in the PIPE Investment.

•	For more information, see “Summary of the Proxy Statement— Ownership of the Company Following the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information.”

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In evaluating the Business Combination, our Board considered a number of factors, including Vertiv’s highly attractive business model, Vertiv’s deep relationships with a diverse customer base, Vertiv’s strong recurring revenue, Vertiv’s experienced and proven management team, Vertiv’s strong balance sheet, other alternatives, terms of the Merger Agreement, continued ownership by sellers and the role of the independent directors. For more information about our decision-making process, as well as other factors, uncertainties and risks considered, see the section entitled “Proposal No. 1—Approval of the Business Combination— GSAH’s Board of Directors’ Reasons for the Approval of the Business Combination.”

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Pursuant to the GSAH Certificate of Incorporation, a public stockholder may request that we redeem all or a portion of such stockholder’s public shares for cash if the Business Combination is consummated. Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Computershare Trust Company, N.A., our transfer agent, directly and instruct it to do so. Public stockholders may elect to redeem their public shares even if they vote “FOR” the Business Combination Proposal or any other proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker, bank or other nominee. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including by timely delivering its shares to our transfer agent, we will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of December 31, 2019, this would have amounted to approximately $10.25 per outstanding public share. If a public stockholder properly exercises its redemption rights in full, then it will be electing to exchange all of its public shares for cash and will not own any public shares of the post-business combination company. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Please see the section entitled “Special Meeting of the GSAH Stockholders—Redemption Rights.”

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In addition to voting on the proposal to approve and adopt the Merger Agreement and approve the Business Combination (we refer to this proposal as the “Business Combination Proposal”), at the Special Meeting, our stockholders will be asked to vote upon:

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a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including up to 23 million shares of our Class A common stock to the Sponsor Related PIPE Investors and up to 449,098 shares of our Class A common stock to the Subscribing Vertiv Executives (we refer to this proposal as the “NYSE Proposal”);

•

six separate proposals relating to adopting the New Vertiv Certificate of Incorporation, which, if approved, would take effect upon the closing of the Business Combination (we refer to these proposals, collectively, as the “Charter Proposals”);

•

if you are a holder of our Class B common stock, a proposal to elect nine directors to serve, effective upon the closing of the Business Combination, with each director on our Board having a term that expires at the post-business combination company’s annual meeting of stockholders in 2021, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (we refer to this proposal as the “Director Election Proposal”);

•	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (we refer to this proposal as the “Incentive Plan Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting (we refer to this proposal as the “Adjournment Proposal”).

See “Proposal No. 1—Approval of the Business Combination,” “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4—Election of Directors to the Board of Directors,” “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan” and “Proposal No. 6—The Adjournment Proposal.” The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

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Upon consummation of the Business Combination, our Board anticipates increasing its initial size from five directors to nine directors, with each director on our Board having a term that expires at the post-

business combinations company’s annual meeting of stockholders in 2021, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 4—Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

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Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, the Minimum Required Funds Condition, receipt of approvals from competition authorities in certain foreign jurisdictions (or expiration of applicable waiting periods in those jurisdictions), receipt of certain lender consents under Vertiv’s Existing Credit Agreements, the existence of no material adverse effect at the Company or Vertiv and receipt of certain stockholder approvals contemplated by this proxy statement. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. There can be no assurance that the parties to the Merger Agreement would waive any such provision of the Merger Agreement. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

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The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by GSAH or the Vertiv Stockholder in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Termination.”

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The proposed Business Combination, including our business following the Business Combination, involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsor and our directors have interests in such proposal that are different from, or in addition to, those of our stockholders and warrant holders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. GSAH stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

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If we do not consummate a business combination by June 12, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), we would (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the 17,250,000 shares of Class B common stock owned by our Initial Stockholders, including the Sponsor, would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because our Sponsor and each of our officer and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete a business combination within the required period. Additionally, in such event, the 10,533,333 private placement warrants that the Sponsor paid $15.8 million for will expire worthless. Certain of our directors, including David M. Cote, have a direct or indirect economic interest in such shares and private placement warrants. The 17,250,000 shares of Class A common stock that the Initial Stockholders will hold following the Business Combination, if unrestricted and freely tradable, would have had aggregate market value of approximately $         million based upon the closing price of $         per share of Class A common stock on the NYSE on                     , 2020, the most recent practicable date prior to the date of this proxy statement. Given such shares of our common stock will be subject to certain restrictions, we believe such shares have less value. The 10,533,333 private placement warrants that the Sponsor will hold following the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately $         million based upon the closing price of $         per warrant on the NYSE on                     , 2020, the most recent practicable date prior to the date of this proxy statement.

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David M. Cote, our Chief Executive Officer, President and Secretary, and Chairman of our Board, is expected to be the Executive Chairman of our Board after the consummation of the Business Combination. Roger Fradin and Steven S. Reinemund, both of whom are our directors, are expected to be on our Board after consummation of the Business Combination. As such, in the future, Mr. Cote, Mr. Fradin and Mr. Reinemund will receive any cash fees, stock options, stock awards or other remuneration that our Board determines to pay to them.

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Our existing officer and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Mergers and pursuant to the Merger Agreement.

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In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

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Upon completion of the Business Combination, an aggregate amount of approximately $50 million in deferred underwriting discount, advisory fees and placement agent fees, will be payable to Goldman Sachs & Co. LLC, an affiliate of us and the Sponsor. Additionally, Raanan A. Agus is a Participating Managing Director of Goldman Sachs and one of our directors.

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Affiliates of Goldman Sachs are lenders to Vertiv under the Term Loan Facility and Asset-Based Revolving Credit Facility, with an aggregate of approximately $23.5 million and approximately $16.3 million outstanding to such affiliates in the Term Loan Facility and the Asset-Based Revolving Credit Facility, respectively, as of the date of this proxy statement. We intend to use a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay a portion of the outstanding Term Loan Facility and, as a result, such affiliates would receive their pro rata portion of such proceeds. In addition, as of the date of this proxy statement, affiliates of Goldman Sachs hold an aggregate of approximately $180,000 of the Existing Notes.

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The Sponsor Related PIPE Investors have subscribed for $230 million of the PIPE Investment, for which they will receive up to 23 million shares of our Class A common stock. See “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Subscription Agreements.”

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Pursuant to the Amended and Restated Registration Rights Agreement (as defined below), our Initial Stockholders, the Sponsor Related PIPE Investors, the Vertiv Stockholder and others party thereto will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the shares of Class A common stock and warrants held by such parties.

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The New Vertiv Certificate of Incorporation will contain a provision that expressly elects not to be governed by Section 203 (Delaware’s “interested stockholder” statute) of the Delaware General Corporation Law.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR OUR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge our stockholders to read this proxy statement, including the Annexes and the accompanying financial statements of the Company and Vertiv Holdings carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on                 , 2020 at                  Eastern Time at the offices of                 , located at                 , or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Q:	Why am I receiving this proxy statement?

A:

Our stockholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Merger Agreement and approve Business Combination. The Merger Agreement provides for, among other things, (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity; and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement. In accordance with the terms and subject to the conditions of the Merger Agreement, the Merger Consideration payable by us in connection with the Business Combination is expected to be approximately $5.095 billion, subject to adjustment as described herein plus the value of payments made pursuant to the Tax Receivable Agreement in respect of the cash tax savings realized (or deemed realized) in periods after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv. See the section entitled “Proposal No. 1—Approval of the Business Combination” for more detail.

A copy of the Merger Agreement is attached to this proxy statement as Annex A and you are encouraged to read it carefully and in its entirety.

THE VOTE OF STOCKHOLDERS IS IMPORTANT. STOCKHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER READING THIS PROXY STATEMENT, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF THE COMPANY AND VERTIV HOLDINGS, CAREFULLY AND IN ITS ENTIRETY.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held on                    , 2020 at                     Eastern Time at the offices of                    , located at                    , or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:

In addition to voting on a proposal to approve and adopt the Merger Agreement and approve the Business Combination, at the Special Meeting, GSAH is asking holders of its common stock to consider and vote upon:

•

a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including up to 23,000,000 shares of our Class A common stock to the Sponsor Related PIPE Investors and up to 449,098 shares of our Class A common stock to the Subscribing Vertiv Executives;

•	the following six separate proposals relating to adopting the New Vertiv Certificate of Incorporation, which, if approved, would take effect upon the closing of the Business Combination:

•

to (i) increase the number of authorized shares of capital stock, (ii) automatically convert each share of Class B common stock into one share of Class A common stock immediately prior to the consummation of the Business Combination, (iii) following such conversion, reduce the authorized shares of Class B common stock to zero and (iv) provide for certain conforming changes to the GSAH Certificate of Incorporation given the elimination of any authorized Class B common stock;

•	to provide that the number of directors of the Company will be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of our Board;

•

to provide a special exemption to the doctrine of corporate opportunity for each of Platinum Equity, the investment funds affiliated with or managed by Platinum Equity and the other Exempted Persons (as defined below);

•

to elect not to be governed by Section 203 of the DGCL and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, except that such provision excludes investment funds affiliated with the Sponsor, GS Sponsor LLC and Platinum Equity and their respective successors and affiliates;

•	to require the approval of at least two-thirds of the voting power of our outstanding capital stock to amend certain provisions of the New Vertiv Certificate of Incorporation; and

•

to provide for several changes to the New Vertiv Certificate of Incorporation, including (i) removal of certain listed actions that would allow for personal liability of the Company’s directors to the Company and its stockholders, (ii) certain provisions regarding indemnification of directors and officers, (iii) removal of various provisions in the GSAH Certificate of Incorporation applicable to blank check companies that will no longer be applicable to the Company, (iv) addition of a provision whereby no class vote is required to change the authorized number of shares of such class, (v) changing the name of the Company to “Vertiv Holdings Co” and (vi) other conforming changes from the GSAH Certificate of Incorporation based on the Charter Proposals;

•

a proposal to elect nine directors to serve, effective upon the closing of the Business Combination, with each director on our Board having a term that expires at the post-business combination company’s annual meeting of stockholders in 2021, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;

•	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan; and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

If our stockholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the Merger Agreement could terminate and the Business Combination may not be consummated. See “Proposal No. 1—Approval of the Business Combination,” “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Outstanding Common Stock in Connection with the Business Combination and the Private Placement,” “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4—Election of Directors to the Board of Directors,” “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan” and “Proposal No. 6—The Adjournment Proposal.”

We will hold the Special Meeting to consider and vote upon these proposals. This proxy statement contains important information about the Business Combination and the other matters to be acted upon at the Special Meeting. Our stockholders should read it carefully and in its entirety.

After careful consideration, GSAH’s Board of Directors has determined that the Business Combination Proposal, the NYSE Proposal, each of the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal are in the best interests of GSAH and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of GSAH’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GSAH and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See “Proposal No. 1—Interests of GSAH’s Management Team in the Business Combination” for a further discussion of these considerations.

Q:	Are the proposals conditioned on one another?

A:

Yes. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Q:	Why is GSAH proposing the Business Combination?

A:	GSAH was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Vertiv represents a global leader in the design, manufacturing and servicing of critical digital infrastructure technology that powers, cools, deploys, secures and maintains electronics that process, store and transmit data. Vertiv provides this technology to data centers, communication networks and commercial & industrial environments worldwide. Vertiv aims to help create a world where critical technologies always work, and where it empowers the vital applications of the digital world. For more information about Vertiv see “Information about Vertiv.”

Based on its due diligence investigations of Vertiv and the industry in which it operates, including the financial and other information provided by Vertiv in the course of our due diligence investigations, our Board believes that the Business Combination with Vertiv is in the best interests of us and our stockholders and presents an opportunity to increase stockholder value. However, there is no assurance of this. See “Proposal No. 1—Approval of the Business Combination— GSAH’s Board of Directors’ Reasons for the Approval of the Business Combination” for additional information.

Although our Board believes that the Business Combination with Vertiv presents a unique business combination opportunity and is in the best interests of us and our stockholders, our Board did consider certain potentially material negative factors in arriving at that conclusion. These factors are discussed in greater detail in the section entitled “Proposal No. 1—Approval of the Business Combination— GSAH’s Board of Directors’ Reasons for the Approval of the Business Combination,” as well as in the sections entitled “Risk Factors— Risks Related to Vertiv’s Business.”

Q:	What will the Vertiv Stockholder receive in return for GSAH’s acquisition of all of the outstanding equity interests of Vertiv?

A:

As a result of and upon the consummation of the Business Combination, among other things, all outstanding equity interests of Vertiv Holdings will be cancelled in exchange for the right to receive the Merger Consideration. The Merger Consideration will be paid in a combination of cash and stock. The amount of the Cash Consideration payable at the closing of the Business Combination to the Vertiv Stockholder is $415.0 million, subject to adjustment as described below. The remainder of the consideration paid at the closing of the Business Combination to the Vertiv Stockholder will be the Stock Consideration, consisting of approximately 127.5 million newly-issued shares of our Class A common stock, subject to adjustment as described below, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares of our Class A common stock payable to the Vertiv Stockholder as part of the Merger Consideration. In addition, the Vertiv Stockholder may be entitled to receive additional merger consideration in the form of amounts payable under the Tax Receivable Agreement to be entered into at the closing of the Business Combination, substantially in the form attached as Annex F to this proxy statement. The number of shares of our Class A common stock issued to the Vertiv Stockholder as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders. For further details, see “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Q:

What equity stake will current stockholders of GSAH, PIPE Investors, including the Sponsor Related PIPE Investors, and the Subscribing Vertiv Executives and the Vertiv Stockholder hold in us after the closing?

A:

As of the date of this proxy statement, there are 86,250,000 shares of our common stock outstanding, which includes the 17,250,000 founder shares held by the Initial Stockholders and the 69,000,000 public shares. As of the date of this proxy statement, there is outstanding an aggregate of approximately 33.5 million warrants, which includes approximately 10.5 million private placement warrants held by the Sponsor and approximately 23.0 million public warrants. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock. Therefore, as of the date of this proxy statement (without giving effect to the Business Combination), our fully diluted share capital would be approximately 119.7 million.

It is anticipated that, upon completion of the Business Combination: (1) the Company’s public stockholders will own approximately 20% of our outstanding common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) and the Subscribing Vertiv Executives will own approximately 37% of our outstanding common stock; (3) the Sponsor and our other Initial Stockholders (as defined below) will own approximately 5% of our outstanding common stock; and (4) the Vertiv Stockholder will own approximately 38% of our outstanding common stock. These levels of ownership interest assume (a) that no shares are elected to be redeemed in connection with the Business Combination and (b) that we issue 127.5 million shares of common stock to the Vertiv Stockholder as part of the Merger Consideration in connection with the Merger Agreement. If the actual facts are different from these assumptions, the above levels of ownership interest will be different. In addition, the ownership percentage with respect to the post-business combination company (a) does not take into account (1) warrants to purchase Class A common stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does include founder shares, which will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination (such shares of Class A common stock will be subject to transfer restrictions).

The following table illustrates varying ownership levels in us immediately following the consummation of the Business Combination based on the assumptions above, except for varying levels of additional redemptions by the public stockholders. If the actual facts are different from these assumptions, the above levels of ownership interest will be different.

	Share Ownership in the Company
	No Redemptions		Maximum Redemptions(1)
	Number of Shares (millions)	Percentage of Outstanding Shares	Number of Shares (millions)	Percentage of Outstanding Shares
Vertiv Stockholder	127.5	38%	147.5	49%
PIPE Investors and the Subscribing Vertiv Executives(2)	123.9	37%	123.9	41%
Public Stockholders	69.0	20%	13.6	4%
Initial Stockholders(3)	17.3	5%	17.3	6%

(1)

Assumes that 55.4 million public shares (being our estimate of the maximum number of public shares that could be redeemed in connection with the Business Combination in order to satisfy the related Minimum Required Funds Condition contained in the Merger Agreement) are redeemed in connection with the Business Combination.

(2)

Includes 23 million shares subscribed for by the Sponsor Related PIPE Investors and 449,098 shares subscribed for by the Subscribing Vertiv Executives. See “Proposal No. 1—Approval of the Business Combination—Related Agreements—Subscription Agreements.”

(3)	Does not include any shares subscribed for by the Sponsor Related PIPE Investors in the PIPE Investment.

For more information, please see the sections entitled “Summary of the Proxy Statement—Sources and Uses of Funds for the Business Combination,” “Summary of the Proxy Statement— Ownership of the Company Following the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:	What will happen in the Business Combination?

A:

The Merger Agreement provides for, among other things, (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity; and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement. Following the closing of the Business Combination, (a) the Company will own all the equity interests of Vertiv Holdings and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, will hold a portion of the Company’s Class A common stock. See the section entitled “Proposal No. 1—Approval of the Business Combination” for more detail.

Q:	Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:

Yes. We intend to apply to continue the listing of our Class A common stock, units and warrants on the NYSE under the symbols “VRT,” “VRT.U” and “VRT WS,” respectively, upon the closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

Q:	How has the announcement of the Business Combination affected the trading price of the Company’s Class A common stock?

A:	On December 9, 2019, the trading date before the public announcement of the Business Combination, GSAH’s public units, Class A common stock and warrants closed at $10.90, $10.45 and $1.4709,

respectively. On , 2020, the most recent practicable date prior to the date of this proxy statement, the Company’s public units, Class A common stock and warrants closed at $ , $ and $ , respectively.

Q:	How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:

As a result of the Business Combination, including the PIPE Investment, the amount of shares of common stock outstanding will increase from 86,250,000 to approximately 337,650,000 (assuming that no public shares are redeemed). Additional shares of common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including: (1) issuance of shares of Class A common stock upon exercise of the public warrants and private placement warrants after the Business Combination and (2) pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex G. The issuance and sale of such shares could adversely impact the market price of our common stock, even if our business is doing well.

Q:	Is the Business Combination the first step in a “going private” transaction?

A:

No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for Vertiv to access the U.S. public markets.

Q:	Will the management of Vertiv change in the Business Combination?

A:

We anticipate that all of the executive officers of Vertiv will remain with the post-business combination company. Additionally, David M. Cote, Rob Johnson, Jacob Kotzubei, Matthew Louie, Roger Fradin, Steven S. Reinemund, Joseph van Dokkum, Robin L. Washington and Edward L. Monser have each been nominated to serve as directors of the post-business combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 4— Election of Directors to the Board of Director” and “Management After the Business Combination” for additional information.

Q:	Will the Company obtain new financing in connection with the Business Combination?

A:

Yes. The PIPE Investors and the Subscribing Vertiv Executives have agreed to purchase in the aggregate approximately 123,900,000 shares of Class A common stock, for approximately $1,239,000,000 of gross proceeds, in the PIPE Investment, a portion of which is expected to be funded by the Sponsor Related PIPE Investors. The PIPE Investment is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination. See “Proposal No. 1—Approval of the Business Combination—Related Agreements—Subscription Agreements.” In addition, the Company will be assuming approximately $2,411.3 million under the no redemption scenario and $2,061.1 million under the maximum redemption scenario of the existing net indebtedness of Vertiv. The Company does not currently anticipate obtaining any new debt financing to fund the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, the Minimum Required Funds Condition, receipt of approvals from competition authorities in certain foreign jurisdictions (or expiration of applicable waiting periods in those jurisdictions), receipt of certain lender consents under Vertiv’s Existing Credit Agreements, the existence of no material adverse effect at the Company or Vertiv and receipt of certain stockholder approvals contemplated by this proxy statement. For more information about conditions to the consummation of the Business Combination, see “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Q:	When do you expect the Business Combination to be completed?

A:

It is currently expected that the Business Combination will be consummated in the first quarter of 2020. This date depends, among other things, on the approval of the proposals to be put to GSAH’s stockholders at the Special Meeting and certain regulatory approvals. However, such meeting could be adjourned if the Adjournment Proposal is adopted by GSAH’s Stockholders at the Special Meeting and GSAH elects to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting. For a description of the conditions for the completion of the Business Combination, see “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Q:	What happens if the Business Combination is not consummated?

A:

If GSAH is not able to complete the Business Combination with Vertiv by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date) and is not able to complete another business combination by such date, GSAH will (1) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of GSAH’s remaining stockholders and GSAH’s Board, dissolve and liquidate, subject in each case to GSAH’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Q:	How many votes do I have at the Special Meeting?

A:

Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of our common stock held of record as of                    , 2020 the record date for the Special Meeting; provided that, pursuant to the GSAH Certificate of Incorporation, only holders of our Class B common stock have the right to vote on the election of directors at the Special Meeting. As of the close of business on the record date, there were 86,250,000 outstanding shares of our common stock.

Q:	Did GSAH’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

No. Neither the GSAH Board nor any committee thereof is required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying for Vertiv is fair to us from a financial point of view. Neither the GSAH Board nor any committee thereof obtained a third party valuation in connection with the Business Combination. In analyzing the Business Combination, the GSAH Board conducted due diligence on Vertiv and reviewed comparisons of selected financial data of Vertiv with certain of its peers in the industry and the financial terms set forth in the Merger Agreement. Based on the foregoing, the GSAH Board concluded that the Business Combination was in the best interest of GSAH’s stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you have the right to request that we redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Business Combination Proposal or any other proposal set forth herein. If you wish to exercise your redemption rights, see the answer to the next question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to the GSAH Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The Sponsor and each of our officer and directors have agreed to waive their redemption rights with respect to all of the shares of our common stock held by them in connection with the consummation of the Business Combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q:	How do I exercise my redemption rights?

A:	If you are a public stockholder and wish to exercise your right to redeem the public shares, you must:

(1)

(a) hold public shares, or (b) if you hold public shares through units, elect to separate your units into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares;

(2)

prior to 5:00 p.m. Eastern Time on                    , 2020 (two business days before the scheduled date of the Special Meeting) submit a written request to Computershare Trust Company, N.A., our transfer agent, that we redeem all or a portion of your public shares for cash, affirmatively certifying in your request if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of our common stock at the following address:

For Registered & Overnight Mail:	For First Class Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer	Attn: Corporate Actions Voluntary Offer
150 Royall Street, Suite V	P.O. Box 43011
Canton, MA 02021	Providence, RI 02940-3011

(3)	deliver your public shares to our transfer agent physically or electronically through The Depository Trust Company (“DTC”).

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on                     , 2020 (two business days before the scheduled date of the Special Meeting) in order for their shares to be redeemed.

The address of our transfer agent is listed under the question “Who can help answer my questions?” below.

Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so.

Public stockholders will be entitled to request that their public shares be redeemed for a pro rata portion of the amount then on deposit in the trust account as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable). For illustrative purposes, as of December 31, 2019, this would have amounted to approximately $10.25 per outstanding public share. However, the proceeds deposited in the trust account could become subject to the claims of GSAH’s creditors, if any, which could have priority over the claims of the public stockholders. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote irrespective of how you vote, on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to public stockholders electing to redeem their public shares will be distributed promptly after the consummation of the Business Combination.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline for exercising redemption requests (being two business days before the scheduled date of the Special Meeting) and thereafter, with our consent, until the consummation of the Business Combination. If you deliver your shares for redemption to our transfer agent, and later decide prior to such deadline not to elect redemption, you may request that our transfer agent return the shares (physically or electronically) to you. You may make such request by contacting our transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed written exercise of redemption rights must be received by our transfer agent prior to the vote taken with respect to the Business Combination Proposal at the Special Meeting (or if we so elect, prior to the consummation of the Business Combination). No request for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to our transfer agent, at least two business days before the scheduled date of the Special Meeting.

If a holder of public shares properly makes a request for redemption and the public shares are delivered as described above, then, if the Business Combination is consummated, we will redeem the public shares for a pro rata portion of funds deposited in the trust account, calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable).

If you are a holder of public shares and you exercise your redemption rights, such exercise will not result in the loss of any warrants that you may hold.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:

No. Holders of outstanding units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If you hold your units through a broker, bank or other nominee, you must notify your broker, bank or other nominee that you elect to separate the units into the underlying public shares and warrants, or if you hold units registered in your own name, you must contact our transfer agent directly and instruct them to do so. You are requested to cause your public shares to be separated and delivered to our transfer agent, by 5:00 p.m., Eastern Time, on                    , 2020 (two business days before the scheduled date of the Special Meeting) in order to exercise your redemption rights with respect to your public shares.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences to a stockholder exercising redemption rights will depend on the particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the

Business Combination—United States Federal Income Tax Considerations to Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	Can the Sponsor or our officer and directors redeem their founder shares in connection with consummation of the Business Combination?

A:

No. The Sponsor and each of our officer and directors have agreed to waive their redemption rights with respect to all of the founder shares in connection with the consummation of the Business Combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q:	Is there a limit on the number of shares I may redeem?

A:

Yes. A public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. However, in no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

Q:	Is there a limit on the total number of shares that may be redeemed?

A:

Yes. Pursuant to the GSAH Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The Merger Agreement sets forth a Minimum Required Funds Condition, thereby limiting the maximum number of public shares that could be redeemed in connection with the Business Combination. If such condition is not met, and such condition is not or cannot be waived under the terms of the Merger Agreement, then the Merger Agreement could terminate and the proposed Business Combination may not be consummated. Based on the amount of $705,013,799 in the trust account as of September 30, 2019, including $1,093,609 of accrued dividends, and taking into account the anticipated gross proceeds of approximately $1,239,000,000 from the PIPE Investment, approximately 55.4 million public shares may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. We refer to this as the “redemption scenario”.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. Stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Business Combination Proposal or any other proposal set forth herein. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of the NYSE.

Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of our warrants have no redemption rights with respect to our warrants.

Q:	Do I have appraisal rights in connection with the proposed Business Combination?

A:	No. Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Q:	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A:

Following the closing of the IPO, an amount equal to $690.0 million ($10.00 per unit) of the net proceeds from the IPO and the sale of the private placement warrants was placed in the trust account. As of September 30, 2019, funds in the trust account totaled $705,013,799, including $1,093,609 of accrued dividends. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the closing of the Business Combination), (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the GSAH Certificate of Incorporation to modify the substance or timing of GSAH’s obligation to redeem 100% of its public shares if it does not complete its initial business combination by June 12, 2020; and (3) the redemption of all of the public shares if GSAH is unable to complete its initial business combination by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date), subject to applicable law.

Upon consummation of the Business Combination, the funds deposited in the trust account will be released to pay holders of our public shares who properly exercise their redemption rights; to pay a portion of the Cash Consideration and transaction fees and expenses associated with the Business Combination; and for working capital and general corporate purposes of the post-business combination company. See “Summary of the Proxy Statement—Sources and Uses of Funds for the Business Combination.”

Q:	What do I need to do now?

A:

You are urged to read this proxy statement, including the Annexes and the accompanying financial statements of the Company and Vertiv Holdings, carefully and in its entirety and to consider how the Business Combination will affect you as a stockholder or warrant holder. Our stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:	How do I vote?

A:

If you are a holder of record of shares of our common stock on the record date for the Special Meeting, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or other nominee with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, obtain a valid proxy from your broker, bank or other nominee.

Q:	If my shares are held in “street name,” will my broker, bank or other nominee automatically vote my shares for me?

A:

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your broker, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other nominee as to how to vote your shares. Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee. We believe all of the proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or other nominee will not vote your shares without your instruction. Your broker, bank or other nominee can vote your shares only if you provide instructions on how to vote. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker, bank or other nominee to vote your shares in accordance with directions you provide. If you do not provide voting instructions to your broker, bank or other nominee on a particular proposal on which your broker, bank or other nominee does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. In connection with (i) the Business Combination Proposal and the Adjournment Proposal, abstentions and broker non-votes will have no effect, (ii) the NYSE Proposal and the Incentive Plan Proposal, abstentions will be counted as a vote cast at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal but broker non-votes will have no effect and (iii) the Charter Proposal, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:

GSAH has fixed                     , 2020 as the record date for the Special Meeting. If you were a stockholder of GSAH at the close of business on the record date, you are entitled to vote on matters that come before the Special Meeting; provided that, pursuant to the GSAH Certificate of Incorporation, only holders of our Class B common stock have the right to vote on the election of directors at the Special Meeting. However, a stockholder may only vote his, her or its shares if he, she or it is present in person or is represented by proxy at the Special Meeting.

Q:	What happens if I sell my shares of common stock before the Special Meeting?

A:

The record date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of common stock after the applicable record date, but before the Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Special Meeting with respect to such shares but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:	What constitutes a quorum at the Special Meeting?

A:

A majority of the outstanding shares of our common stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for purposes of determining a quorum but broker non-votes will not. Our Initial Stockholders, who currently own approximately 20% of our outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. Based on the number of outstanding shares of our common stock as of the record date for the Special Meeting, 43,125,001 shares of our common stock will be required to achieve a quorum at the Special Meeting.

Q:	What vote is required to approve each proposal at the Special Meeting?

A:	The following votes are required for each proposal at the Special Meeting:

•

Business Combination Proposal: The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal, will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal.

•

NYSE Proposal: The approval of the NYSE Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. A Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and a broker non-vote with regard to the NYSE Proposal will have no effect on the NYSE Proposal. The NYSE considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the NYSE Proposal.

•

Charter Proposals: The separate approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal.

•

Director Election Proposal: Pursuant to the GSAH Certificate of Incorporation, until the consummation of our initial business combination, only holders of our Class B common stock can elect or remove directors. Therefore, only holders of our Class B common stock will vote on the election of directors at the Special Meeting. Directors are elected by a plurality of all of the votes cast by holders of shares of our Class B common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the nine director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

•

Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. A Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and a broker non-vote with regard to the Incentive Plan Proposal will have no effect on the Incentive Plan Proposal. The NYSE considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal.

•

Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

See “How does the Initial Stockholders intend to vote their shares?” for information on how the Initial Stockholders intend to vote their shares.

Q:	What are the recommendations of GSAH’s Board?

A:

GSAH’s Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of GSAH’s stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the NYSE Proposal, “FOR” each of the separate Charter Proposals, “FOR” each of the director nominees set forth in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

The existence of financial and personal interests of one or more of GSAH’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GSAH and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—Interests of GSAH’s Management Team in the Business Combination” for a further discussion of these considerations.

Q:	How do the Initial Stockholders intend to vote their shares?

A:

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates may (1) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (2) execute agreements to purchase such shares from such investors in the future, or (3) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Condition Precedent Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of GSAH’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to (1) increase the likelihood of approving the Condition Precedent Proposals and (2) limit the number of public shares electing to redeem, including to satisfy any redemption threshold.

Entering into any such arrangements may have an adverse effect on the market price of our common stock (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. We will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Special Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. GSAH stockholders may send a later-dated, signed proxy card to GSAH’s Secretary at GSAH’s address set forth below so that it is received by GSAH’s Secretary prior to the vote at the Special Meeting (which is scheduled to take place on                    , 2020) or attend the Special Meeting in person and vote. GSAH stockholders also may revoke their proxy by sending a notice of revocation to GSAH’s Secretary, which must be received by GSAH’s Secretary prior to the vote at the Special Meeting. However, if your shares are held in “street name” by your broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

A:

Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully and in its entirety, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting.

Q:	What happens if I fail to take any action with respect to the Special Meeting?

A:

If you fail to take any action with respect to the Special Meeting and the Business Combination is approved by stockholders and the Business Combination is consummated, you will become a stockholder or warrant holder of the post-business combination company, as applicable. If you fail to take any action with respect to the Special Meeting and the Business Combination is not approved, you will remain a stockholder or warrant holder of GSAH, as applicable. However, if you fail to vote with respect to the Special Meeting, you will nonetheless be able to elect to redeem your public shares in connection with the Business Combination (if time permits).

Q:	What should I do with my stock certificates, warrant certificates or unit certificates?

A:	Our stockholders who exercise their redemption rights must deliver (either physically or electronically) their stock certificates to our transfer agent prior to the Special Meeting.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on                     , 2020 (two business days before the scheduled date of the Special Meeting) in order for their shares to be redeemed.

Our warrant holders should not submit the certificates relating to their warrants. Public stockholders who do not elect to have their public shares redeemed for the pro rata share of the trust account should not submit the stock certificates relating to their public shares.

Q:	What should I do if I receive more than one set of voting materials?

A:

GSAH stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of our common stock.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:

We will pay the cost of soliciting proxies for the Special Meeting. GSAH has engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the Special Meeting. GSAH has agreed to pay Morrow a fee of $40,000, plus disbursements. GSAH will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. GSAH will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to beneficial owners of our common stock and in obtaining voting instructions from those owners. GSAH’s management team may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or the Business Combination or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Individuals call toll-free: (800) 662-5200

Banks and Brokerage Firms, please call (203) 658-9400

Email: GSAH.info@investor.morrowsodali.com

You also may obtain additional information about GSAH from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your public shares (either physically or electronically) to Computershare Trust Company, N.A., our transfer agent, at the address below prior to the Special Meeting. Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on                     , 2020 (two business days before the scheduled date of the Special Meeting) in order for their shares to be redeemed. If you have questions regarding the certification of your position or delivery of your stock, please contact:

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, including the Business Combination, you should read this proxy statement, including the Annexes and the accompanying financial statements of the Company and Vertiv Holdings, carefully and in its entirety. The Merger Agreement, a copy of which is attached to this proxy statement as Annex A, is the primary legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. The Merger Agreement is also described in detail in this proxy statement in the section entitled “Proposal No. 1—Approval of the Business Combination.”

Unless otherwise specified, all share calculations (1) assume that no shares are elected to be redeemed in connection with the Business Combination, (2) assume that we issue 127.5 million shares of common stock to the Vertiv Stockholder as part of the Merger Consideration in connection with the Merger Agreement, (3) do not take into account (a) warrants to purchase Class A common stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, and (4) include founder shares, which will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination (such shares of Class A common stock will be subject to transfer restrictions). If the actual facts are different from these assumptions, the share calculations, including ownership interest of the post-business combination company, will be different.

Combined Business Summary

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of Vertiv prior to the consummation of the Business Combination, which will be the business of the post-business combination company following the consummation of the Business Combination.

Who we are

Vertiv is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology that powers, cools, deploys, secures and maintains electronics that process, store and transmit data. We provide this technology to data centers, communication networks and commercial & industrial environments worldwide.

We aim to help create a world where critical technologies always work, and where we empower the vital applications of the digital world.

Our business

We have a suite of comprehensive offerings, innovative solutions and a leading service organization that supports a diversified group of customers, which we deliver from engineering, manufacturing, sales and service locations in more than 45 countries across the Americas, Asia Pacific and Europe, the Middle East and Africa (“EMEA”). We provide the hardware, software and services to facilitate an increasingly interconnected marketplace of digital systems where large amounts of indispensable data need to be transmitted, analyzed, processed and stored. Whether this growing quantity of data is managed centrally in hyperscale/cloud locations, distributed at the so-called “edge” of the network, processed in an enterprise location or managed via a hybrid platform, the underpinnings and operations of all those locations rely on our critical digital infrastructure and services.

We have a broad range of offerings, which include power management products, thermal management products, integrated rack systems, modular solutions, and management systems for monitoring and controlling digital infrastructure. These comprehensive offerings are integral to the technologies used for a number of services, including e-commerce, online banking, file sharing, video on-demand, energy storage, wireless communications, Internet of Things (“IoT”) and online gaming. In addition, through our global services network, we provide lifecycle management services, predictive analytics and professional services for deploying, maintaining and optimizing these products and their related systems.

Our primary customers are businesses across three main end markets: (1) data centers (including hyperscale/cloud, colocation, enterprise and edge), (2) communication networks and (3) commercial and industrial environments. Within these areas we serve a diverse array of industries, including social media, financial services, healthcare, transportation, retail, education and government. We approach these industries and end users through our global network of direct sales professionals, independent sales representatives, channel partners and original equipment manufacturers. Many of our installations are completed in collaboration with our customers and we work with them from the initial planning phase through delivery and servicing of the completed solution. This depth of interaction supports key customer relationships, sometimes spanning multiple decades. Our most prominent brands include Liebert, NetSure, Geist and Avocent.

Our business is organized into three segments according to our main geographic regions—the Americas, Asia Pacific and EMEA—and we manage and report our results of operations across these three business segments. For the nine months ended September 30, 2019, our revenue was $3,259.7 million, of which 51% was transacted in the Americas; 28% was transacted in Asia Pacific; and 21% was transacted in EMEA as compared with our revenue for the nine months ended September 30, 2018 of $3,114.0 million. For the year ended December 31, 2018, our revenue was $4,285.6 million, of which 50% was transacted in the Americas, 29% was transacted in Asia Pacific, and 21% was transacted in EMEA, and such revenue reflected an increase of $406.2 million, or 10.5%, as compared with our revenue for the year ended December 31, 2017 of $3,879.4 million. Approximately half of the increase was due to the acquisitions of Energy Labs and Geist. The remaining increases were primarily due to volume offset by purchase accounting adjustments from the valuation of acquired deferred revenue.

Our strengths

We are a customer-focused organization and have a host of strengths that allow us to act quickly and with agility to best serve our customers’ needs, including:

•

Stable platform for growth: We are well-positioned in the global marketplace as a key provider of critical digital infrastructure across several diverse areas, but with a uniform product set. We are able to provide multi-national customers with the ability to purchase and maintain a similar product set or technology in Asia as in the United States or the European Union and this focused approach to our served industries allows us to deploy capital and resources quickly and efficiently. In addition to our global building block approach to products, we also have a natural diversification that comes from serving various types of data center customers (including hyperscale/cloud, colocation, enterprise and edge locations), communication networks (including core and access sites) and commercial & industrial verticals (such as manufacturing and transportation). This diversification reduces our exposure to industry-specific market volatility and our geographical reach reduces our exposure to individual country or regional economic uncertainty. These factors help to stabilize our resilient business model.

•

Global service organization: Having a global service organization allows us to interface and support our customers in each phase of the product lifecycle. Our lifecycle services for our customers begin at the sales process for our products, continue through the installation and preventative maintenance of such products, and are maintained through a full suite of performance and predictive service applications which are utilized by our customers through the entire lifecycle of such products. Additionally, our service network acts as a global feedback mechanism, helping us improve our products, understand and address changing local/regional businesses and develop new technologies and solutions for our customers. The majority of our service revenue is derived from annuity-type contracts.

•

“Local Everywhere” capabilities: Our “local everywhere” approach to doing business helps us to address our customers’ region-specific needs as it promotes customer intimacy, improves our agility, increases our response times, and well-positions us to meet the varying local and regional requirements of our global customer base. As of September 30, 2019, we had sales support, engineering and manufacturing capabilities, as well as approximately 3,000 customer support employees (including over 2,700 field engineers and over 300 technical support representatives) strategically located across each of our three geographic segments of the Americas, Asia Pacific and EMEA, and a network of over 19,700 employees and significant facilities across the globe, which provide us with a wide capability to service our customers and help us understand our customers’ needs, which is fundamental to supporting long-term customer relationships.

•

Deep domain knowledge: As a result of our decades of experience in the industry, our customers have come to rely on our understanding of trends, underlying technologies, deployment types and the implementation of our offerings. Our ability to apply these insights to our customers’ utilization of our technology is a key differentiator as compared to our competitors within these same markets. Our decades of customer intimacy and numerous marketplace touch points with our customers, beginning at the start of the sales process and extending through the entire product life cycle, allow us to have deep technical discussions and solve vital customer problems.

•

Comprehensive integrated solutions: We offer specialized and comprehensive solutions by combining our leading products with third-party hardware. These solutions span standard configurations that can be placed in a technology closet at edge data centers, through configured-to-order solutions for medium-sized applications, up to custom-designed solutions to serve a data center colocation or hyperscale site. As the key provider of many of the components of this solution set, we differentiate ourselves from our competitors from both a supply chain and a technology perspective and become integrated in the customers’ core design planning.

•

Innovative mentality: Our business has been built on a track record of innovation. Over the decades, we have been instrumental in shaping the thermal and power management markets, consistently bringing forth new products, services and solutions to an ever growing customer base. Innovation occurs at all levels of our business and we dynamically adapt our offerings to help customers solve their key issues. We plan to continue to innovate across our products, services and industries in order to optimize our offerings for our customers.

•

Accomplished management team: Our management team is made up of industry professionals and transformational leaders with over 100 years of combined industry experience. Our Chief Executive Officer, Rob Johnson, has successfully led public companies in the past and has over 30 years of experience in the industry. The management team that supports Mr. Johnson is customer-focused, fast-acting, commercially savvy, digitally astute and promotes the core Vertiv values on a daily basis.

Industry

Global data center IP traffic is growing at a compounded annual growth rate (“CAGR”) of 21% from 2018 to 2021. This strong demand for data is being driven by businesses and consumers alike. The need for ubiquitous connectivity (being connected on any device, at anytime, anywhere) is a key driver of the markets we serve and is fueled by applications such as video on-demand, online banking, social media, IoT and digital health among others. All of this activity yields a continued growth in data processing, storage and networking as the world continues to become more reliant on the analysis and delivery of digital content.

Below is some key data that demonstrates this growth (graphics follow):

Data Boom: Key Driver of End-Market Growth

Increased Digitization, Multiple Device Connection Adoption, and IoT

Annual global **data center IP traffic is expected to reach 20.6 Zettabytes** by the end of 2021.

1.3 Zettabytes of data is expected to be stored in data centers by 2021.

Mobile data traffic is expected to reach **48.3 Exabytes per month** by 2021.

20.4 billion connected devices are expected to be in use worldwide by 2020.

By 2022, **75% of enterprise-generated data** is expected to be created outside a traditional data center or cloud.

Worldwide **IT spending is projected to total $3.74 trillion** by the end of 2018.

By the end of 2023, over **1 billion 5G subscriptions are forecast** for enhanced mobile broadband.

U.S. data centers are projected to **consume 73 billion kWh** in 2020.

Our primary customers are businesses across three main end markets: (1) data centers (including hyperscale/cloud, colocation, enterprise and edge), (2) communication networks and (3) commercial and industrial environments.

Data centers: The primary purpose of a data center is to process, store and distribute data. There are a host of different sizes and types of data centers, but primarily they can be broken down into the following classifications:

•

Cloud/Hyperscale: These facilities are massive in scale and are primarily used to support off-premise cloud applications. This portion of the industry is growing rapidly. Examples of companies in this space include Microsoft Azure, Amazon Web Services and Google Cloud.

•

Colocation: These facilities range in size and offer users a location where they can place their IT equipment, while the building and critical digital infrastructure is owned by the colocation company. This portion of the industry is growing rapidly. Examples of companies in this space include Digital Realty and Equinix.

•

Enterprise: This classification refers to the “Fortune 1000” type businesses that have their own on-premises data centers. Examples of companies in this space include Goldman Sachs, J.P. Morgan, Walmart and Cleveland Clinic. The enterprise segment represents approximately 70% of the data center business. We have found that the growth of the enterprise market, based on data centers and square footage, has generally been flat for the past three years.

•

Edge: These types of data centers are at the infancy stage of their development and will be utilized by all of the aforementioned categories in the future. These locations are decentralized by nature and located closer to where the data is being demanded (i.e., towards the edge of the network). This market is small today, but the opportunities for growth in this space are expected to increase as the proliferation of connected devices and data storage needs continue to grow in the future.

Our management estimates that approximately 70% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the data center end market.

Communication networks: This space is comprised of wireline, wireless and broadband companies. These companies create content and are ultimately responsible for distributing voice, video and data to businesses and consumers. They deliver this data through an intricate network of wireline and wireless mediums. Additionally, some of these companies’ locations act as data centers where the data is delivered and also processed and stored. This sector has a generally low single digit growth profile. Our management estimates that approximately 20% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the communication networks end market.

Commercial/Industrial: This space is comprised of those applications that are tied to a company’s critical systems. Examples include transportation, manufacturing, oil and gas, etc. These applications are growing in their need for intelligent infrastructure and may be regulated or need to pass some level of compliance. The growth in this area generally tracks Growth Domestic Product. Our management estimates that approximately 10% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the commercial and industrial end market.

Our strategy

We strive to create value for our stockholders through organic growth and strategic acquisitions, lean initiatives to cut costs and the hiring and retaining of top talent. We believe the culture and values being instilled in the organization (such as acting with speed, transparency and focus on the customer) propel us to deliver value for all of our constituents.

Our goal is to enable the vital applications of the digital world by anticipating and solving the needs of our customers in this increasingly connected global landscape. We expect to continue achieving growth and creating value through several strategic initiatives:

•

Customer centricity: Everything we do starts with the customer. Understanding our customers’ markets, needs and strategies enables significant and earlier engagement with such customers during the selling cycle. We have multiple touch points with customers through a product’s life cycle, which positions our organization to best address our customers’ critical application needs. This customer focused strategy aligns every team in our organization, from sales to engineering to supply chain.

•

Leadership in technology: Vertiv is on the forefront of technological development within our core businesses of critical digital infrastructure. We innovate at the individual product level in order to increase efficiency, reduce our product’s carbon footprint and enhance ease of use for our customers. Two examples of this technology leadership are our new eXL S1 power product and our DSE thermal product. Both of these offerings are leading products in the market from an efficiency, footprint and ease-of-use standpoint. Further, we are developing smart technology and continue to build an ecosystem that allows for interconnectivity between our products, our services and our customers. Additionally, our investment in data analytics and software will allow us and our customers to be smarter and more predictive around the critical digital infrastructure. In order to maintain our technology leadership, we will continue to invest in premier engineering talent and invest in developing next-gen cutting-edge technology.

•

Acquisition pipeline: We have in the past pursued, and intend in the future to pursue, acquisitions that will enhance and diversify our portfolio of offerings and capabilities. Given our existing diversified platform, we are able to target companies across a range of competencies and verticals. We will look for companies that: (1) increase our presence in the hyperscale/cloud, colocation and edge universe; (2) bolster our service and solutions platform; and (3) help leverage our technologies in adjacent markets such as energy storage. For example, our recent acquisitions of Geist, a leading manufacturer of rack power distribution units, and Energy Labs, a leading provider of direct and indirect air handling systems and modular data center solutions, will help to expand our hyperscale/cloud and colocation offerings, increase our solutions capabilities, and provide further edge offerings for our customers.

•

Continue to optimize our operational model and cost structure: We have in the past pursued, and intend in the future to pursue, opportunities to improve our operations and eliminate redundant and unnecessary costs. For example, we continue to build out the Vertiv Operating System to transform the business and deliver value to the customer. This system is rooted in always putting the customer first, building an outstanding culture, and maintaining an intense focus on continuously improving. The tools we utilize allow for lean implementation, better on-time delivery, direct and indirect supply chain saving and productivity improvements.

•

Grow and expand in key customers: Our key customer program focuses on those global and regional accounts that we believe most benefit from our value proposition. Many of these accounts are large cloud or colocation customers, as well as communication networks and vertical customers. We look to further expand our presence and opportunities with these clients as we believe their growth trajectories will outpace the traditional market growth.

•

Continue building a customer centered culture: We believe that in order to maintain our strong customer relationships, we must have a deeply customer centric culture; exhibit accountability; and act with speed and purpose in addressing customer needs.

Parties to the Business Combination

The Company

GS Acquisition Holdings Corp is a blank check company incorporated as a Delaware corporation on April 25, 2016, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. GSAH has neither engaged in any operations nor generated any operating revenue to date. Based on GSAH’s business activities, it is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.

On June 12, 2018, GSAH completed its IPO of 69,000,000 units, including 9,000,000 units issued pursuant to the exercise by the underwriters of their option to purchase additional units in full, at a price of $10.00 per unit, generating proceeds to us of $690,000,000 before underwriting discounts and expenses. Each unit consisted of one share of Class A common stock and one-third of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock at a price of $11.50 per share. Simultaneously with the closing of the IPO, GSAH closed the private placement of an aggregate of 10,533,333 warrants, each exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, to the Sponsor, at a price of $1.50 per private placement warrant, generating proceeds of $15,800,000. Each warrant sold in the IPO and the private placement will become exercisable 30 days after the completion of our initial business combination, and will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. Subject to the terms and conditions contained in the warrant agreement, the warrants may be redeemed either for cash once they become exercisable or for shares of Class A common stock commencing 90 days after they become exercisable.

On the closing date of the IPO, GSAH placed $690,000,000 of proceeds (including $24,150,000 of deferred underwriting discount) from the IPO and the sale of the private placement warrants into the trust account and held $2,000,000 (net of offering expenses, other than underwriting discounts, paid upon the consummation of the IPO) of such proceeds outside the trust account. The proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. These funds will remain in the trust account, except for the withdrawal of interest to pay taxes, if any, until the earliest of (1) the completion of a business combination (including the closing of the Business Combination), (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the GSAH Certificate of Incorporation to modify the substance or timing of GSAH’s obligation to redeem 100% of its public shares if it does not complete its initial business combination by June 12, 2020; and (3) the redemption of all of the public shares if GSAH is unable to complete its initial business combination by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date), subject to applicable law.

GSAH’s publicly-traded Class A common stock, units and warrants are currently listed on the NYSE under the symbols “GSAH,” “GSAH.U” and “GSAH WS,” respectively. We intend to apply to continue the listing of our Class A common stock, units and warrants on the NYSE under the symbols “VRT,” “VRT.U” and “VRT WS,” respectively, upon the closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

GSAH’s principal executive office is located at 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. GSAH’s corporate website address is www.GSacquisition.com. GSAH’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Vertiv Holdings, LLC

Vertiv Holdings, LLC, is a Delaware limited liability company and the indirect parent of Vertiv Group. Vertiv Holdings is the direct parent of Vertiv Holding Corporation. Vertiv Holding Corporation is the direct parent of Vertiv Holdco. Vertiv Holdco is the direct parent of Vertiv Group Intermediate. Vertiv Group Intermediate is the direct parent of Vertiv Group. Vertiv Group is the principal operating company of the Vertiv business, which was previously the Network Power business owned by Emerson Electric Co.

Vertiv Holdings does not conduct any material operations other than its direct ownership of Vertiv Holding Corporation and indirect ownership of Vertiv Group.

The principal executive office of Vertiv Holdings is located at 1050 Dearborn Drive, Worthington, Ohio 43085.

Vertiv Stockholder

VPE Holdings, LLC is a Delaware limited liability company formed in December, 2019, for the purpose of entering into the Business Combination. The Vertiv Stockholder is the holder of all of the outstanding membership interests of Vertiv Holdings.

The principal executive office of the Vertiv Stockholder is located at 360 N. Crescent Drive, South Bldg., Beverly Hills, California, 90210.

First Merger Sub and Second Merger Sub

First Merger Sub and Second Merger Sub are each direct wholly owned subsidiaries of GSAH, each formed as a Delaware limited liability company in December, 2019. Neither First Merger Sub nor Second Merger Sub owns any material assets or operates any business.

The principal executive office of each of First Merger Sub and Second Merger Sub is located at 200 West Street, New York, New York 10282.

Proposals to be Put to the Stockholders of GSAH at the Special Meeting

The following is a summary of the proposals to be put to GSAH stockholders at the Special Meeting and certain transactions contemplated by the Merger Agreement. Each of the proposals below, except the Adjournment Proposal, is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the Special Meeting.

Business Combination Proposal

As discussed in this proxy statement, we are asking our stockholders to approve and adopt the Merger Agreement, dated as of December 10, 2019, by and among GSAH, Vertiv Holdings, the Vertiv Stockholder, First Merger Sub and Second Merger Sub, a copy of which is attached to this proxy statement as Annex A. The Merger Agreement provides for, among other things, (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity; and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement. Following the closing of the Business Combination, (a) the Company will own all the equity interests of Vertiv Holdings and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, will hold a portion of the Company’s Class A common stock. Our Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for our IPO, including that the Vertiv business had a fair market value equal to at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust). For more information about the transactions contemplated by the Merger Agreement, see “Proposal No. 1—Approval of the Business Combination.”

Merger Consideration

As a result of and upon the consummation of the Business Combination, among other things, all outstanding equity interests of Vertiv will be cancelled in exchange for the right to receive the Merger Consideration. The Merger Consideration will be paid in a combination of cash and stock. The amount of the Cash Consideration payable to the Vertiv Stockholder at the closing of the Business Combination is $415.0 million, subject to adjustment as described below. The remainder of the consideration paid to the Vertiv Stockholder at the closing of the Business Combination will be the Stock Consideration, consisting of approximately 127.5 million newly-issued shares of our Class A common stock, subject to adjustment as described below, which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares of our Class A common stock payable to the Vertiv Stockholder as part of the Aggregate Consideration. In addition, the Vertiv Stockholder may be entitled to receive additional merger consideration in the form of amounts payable under the Tax Receivable Agreement to be entered into at the closing of the Business Combination, substantially in the form attached as Annex F to this proxy statement. The number of shares of our Class A common stock issued to the Vertiv Stockholder as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders. For further details, see “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Closing Conditions

Consummation of the transactions contemplated by the Merger Agreement is subject to customary closing conditions, including, among others, the Minimum Required Funds Condition, receipt of approvals from competition authorities in certain foreign jurisdictions (or expiration of applicable waiting periods in those jurisdictions), receipt of certain lender consents under Vertiv’s Existing Credit Agreements, the existence of no material adverse effect at the Company or Vertiv and receipt of certain stockholder approvals contemplated by this proxy statement. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. There can be no assurance that the parties to the Merger Agreement would waive any such provision of the Merger Agreement. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

NYSE Proposal

Assuming the Business Combination Proposal is approved, our stockholders will also be asked to consider and approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination and the PIPE Investment, including up to 23 million shares of our Class A common stock to the Sponsor Related PIPE Investors and up to 449,098 shares of our Class A common stock to the Subscribing Vertiv Executives. For further details, see “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Outstanding Common Stock in Connection with the Business Combination.”

Charter Proposals

Assuming the Business Combination Proposal and the NYSE Proposal are approved, our stockholders will also be asked to consider and act upon six separate proposals relating to adopting the New Vertiv Certificate of Incorporation in the form attached hereto as Annex B, which, if approved, would take effect upon the closing of the Business Combination. For further details, see “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Director Election Proposal

Assuming the Business Combination Proposal, the NYSE Proposal and each of the Charter Proposals are approved, the holders of our Class B common stock will also be asked to consider and vote upon a proposal to elect nine directors to serve, effective upon the closing of the Business Combination, with each director on our Board having a term that expires at the post-business combination company’s annual meeting of stockholders in 2021, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. For further details, see “Proposal No. 4—Election of Directors to the Board of Directors.”

Incentive Plan Proposal

Assuming the Business Combination Proposal, the NYSE Proposal, each of the Charter Proposals and the Director Election Proposal are approved, our stockholders will also be asked to consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan. For further details, see “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

Adjournment Proposal

Our Board may ask our stockholders to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting. For further details, see “Proposal No. 6—Adjournment Proposal.”

GSAH’s Board’s Reasons for the Business Combination

GSAH was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

In evaluating the Business Combination, our Board considered a number of factors. In particular, our Board considered, among other things, the following factors, although not weighted or in any order of significance:

•

Vertiv’s Highly Attractive Business Model. Vertiv is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology, offering a broad range of products, which include power management products, thermal management products, integrated rack systems, modular solutions, and management systems for monitoring and controlling digital infrastructure. Vertiv has developed a focused portfolio of product and service solutions, targeted towards high growth end markets, with 70% of revenues for the fiscal year ended December 31, 2018 attributable to the rapidly growing data center end market. Further, Vertiv’s broad customer base, across the data center, communication network and commercial & industrial verticals, combined with its broad geographic reach, provides the potential for a resilient business model.

•	Vertiv’s Deep Relationships with a Diverse Customer Base. Vertiv has a highly diversified customer base, with the top 50 customers representing approximately 35% of total net sales for the fiscal year ended December 31, 2018. These customers span a wide array of industries and verticals, including the data center, communication network and commercial & industrial verticals, with many of Vertiv’s key customer relationships spanning multiple decades.

•

Vertiv’s Strong Recurring Revenue. Vertiv has high recurring revenue in part due to the lifecycle of services it provides for its customers, with the customer relationship spanning from the initial sales process to installation and preventative maintenance of Vertiv’s products to product replacement and/or capacity expansion. This lifecycle of services, and the high level of recurring revenue generated by it, should provide further stability to Vertiv’s business model.

•

Vertiv’s Experienced and Proven Management Team. The Board considered the fact that, post-Business Combination, Vertiv will be led by a senior management team that has over 100 years of combined industry experience and a proven track record of operational excellence and financial performance at Vertiv. In addition, the Board considered the fact that Mr. Cote, with his significant leadership experience and extensive management and investment experience, including in the industrial sector, would serve as Executive Chairman of the post-Business Combination Vertiv.

•

Vertiv’s Strong Balance Sheet. The Board’s considered the fact that the Business Combination will provide significant primary capital and financial flexibility for Vertiv to pursue value-additive growth opportunities. Vertiv’s strong initial balance sheet combined with its financial performance and access to the public markets through the Business Combination should enable Vertiv to expedite its growth strategy through both organic growth and strategic acquisitions.

•

Other Alternatives. The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets.

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

•

Continued Ownership By Sellers. The Board considered that the Vertiv Stockholder would be receiving a significant amount of Vertiv common stock as part of its consideration and would be the largest stockholder of Vertiv following the Business Combination. The Board considered this a strong sign of the Vertiv Stockholder’s confidence in Vertiv and the benefits to be realized as a result of the Business Combination.

•

The Role of the Independent Directors. The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Goldman Sachs. In connection with the Business Combination, our independent directors, Messrs. James Albaugh, Roger Fradin and Steven S. Reinemund, evaluated the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors evaluated and unanimously approved, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

For a more complete description of our Board’s reasons for approving the Business Combination, including other factors, uncertainties and risks considered by our Board, see “Proposal No. 1—GSAH’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement. For additional information, see “Proposal No. 1—Related Agreements.”

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with GSAH’s independent directors, GS Sponsor LLC, Cote SPAC 1 LLC, the Sponsor Related PIPE Investors and the Vertiv Stockholder (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), pursuant to which the RRA Parties will be entitled to registration rights in respect of certain shares of the Company’s Class A common stock and certain other equity securities of the Company that are held by the RRA Parties from time to time. For more information about the Amended and Restated Registration Rights Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Amended and Restated Registration Rights Agreement.”

Stockholders Agreement

At the closing of the Business Combination, the Company, the Sponsor and the Vertiv Stockholder will enter into the Stockholders Agreement, substantially in the form attached as Annex E to this proxy statement. Pursuant to the Stockholders Agreement, the Vertiv Stockholder will have the right to nominate up to four directors to the post-closing company’s Board of Directors, subject to its ownership percentage of the total outstanding shares of Class A common stock. For more information about the Stockholders Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Stockholders Agreement.”

Tax Receivable Agreement

At the closing of the Business Combination, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex F to this proxy statement, with the Vertiv Stockholder. The Tax Receivable Agreement will generally provide for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings realized (or deemed realized) in periods after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv. We expect to retain the benefit of the remaining 35% of these cash tax savings. For more information about the Tax Receivable Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Tax Receivable Agreement.”

Escrow Agreement

At the closing of the Business Combination, the Company, the Vertiv Stockholder and CITIBANK, N.A. (the “Escrow Agent”) will enter into the Escrow Agreement, substantially in the form attached as Annex I to this proxy statement. Pursuant to the Escrow Agreement, at closing, the Company will deposit $2,000,000 into an account held by the Escrow Agent as partial security for the obligations of the Vertiv Holdings in connection with the post-closing adjustment to the merger consideration (as described in more detail in the Merger Agreement). The Escrow Agent will hold such amount until the final merger consideration is finally agreed upon by the parties to the Escrow Agreement, at which point it will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Vertiv Stockholder to the Escrow Agent.

Subscription Agreements

On December 10, 2019, the Company entered into the Subscription Agreements with the PIPE Investors and the Subscribing Vertiv Executives, pursuant to which the PIPE Investors and the Subscribing Vertiv Executives have agreed to purchase an aggregate of 123,900,000 shares of Class A common stock in a private placement for a price of $10.00 per share for an aggregate commitment of approximately $1,239,000,000. The Subscription Agreements are subject to certain conditions, including the closing of the Business Combination. For more information about the Subscription Agreements, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Subscription Agreements” and “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Management Subscription.”

Ownership of the Company Following the Business Combination

As of the date of this proxy statement, there are 86,250,000 shares of our common stock outstanding, which includes the 17,250,000 founder shares held by the Initial Stockholders and the 69,000,000 public shares. As of the date of this proxy statement, there is outstanding an aggregate of approximately 33.5 million warrants, which includes the 10.5 million private placement warrants held by the Sponsor and approximately 23.0 million public warrants. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock. Therefore, as of the date of this proxy statement (without giving effect to the Business Combination), our fully diluted share capital would be approximately 119.7 million.

It is anticipated that, upon completion of the Business Combination: (1) the Company’s public stockholders will own approximately 20% of our outstanding common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) and the Subscribing Vertiv Executives will own approximately 37% of our outstanding common stock; (3) the Sponsor and our other Initial Stockholders will own approximately 5% of our outstanding common stock; and (4) the Vertiv Stockholder will own approximately 38% of our outstanding common stock. These levels of ownership interest assume (a) that no shares are elected to be redeemed in connection with the Business Combination and (b) that we issue 127.5 million shares of common stock to the Vertiv Stockholder as part of the Merger Consideration in connection with the Merger Agreement. If the actual facts are different from these assumptions, the above levels of ownership interest will be different. In addition, the ownership percentage with respect to the post-business combination company (a) does not take into account (1) warrants to purchase Class A common stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does include founder shares, which will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination (such shares of Class A common stock will be subject to transfer restrictions).

The following table illustrates varying ownership levels in us immediately following the consummation of the Business Combination based on the assumptions above, except for varying levels of additional redemptions by the public stockholders. If the actual facts are different from these assumptions, the above levels of ownership interest will be different.

	Share Ownership in the Company
	No Redemptions		Maximum Redemptions(1)
	Number of Shares (millions)	Percentage of Outstanding Shares	Number of Shares (millions)	Percentage of Outstanding Shares
Vertiv Stockholder	127.5	38%	147.5	49%
PIPE Investors and the Subscribing Vertiv Executives(2)	123.9	37%	123.9	41%
Public Stockholders	69.0	20%	13.6	4%
Initial Stockholders(3)	17.3	5%	17.3	6%

(1)

Assumes that 55.4 million public shares (being our estimate of the maximum number of public shares that could be redeemed in connection with the Business Combination in order to satisfy the related Minimum Required Funds Condition contained in the Merger Agreement) are redeemed in connection with the Business Combination.

(2)

Includes 23 million shares subscribed for by the Sponsor Related PIPE Investors and 449,098 shares subscribed for by the Subscribing Vertiv Executives. See “Proposal No. 1—Approval of the Business Combination—Related Agreements—Subscription Agreements.”

(3)	Does not include any shares subscribed for by the Sponsor Related PIPE Investors in the PIPE Investment.

For more information, please see the sections entitled “—Ownership of the Company Following the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Date, Time and Place of the Special Meeting of GSAH’s Stockholders

The Special Meeting will be held on                     , 2020 at                  Eastern Time at the offices of                 , located at                 , or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Voting Power; Record Date

GSAH stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Common Stock at the close of business on                     , 2020 which is the “record date” for the Special Meeting. Stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of our common stock held of record as of                     , 2020 the record date for the Special Meeting; provided that, pursuant to the GSAH Certificate of Incorporation, only holders of our Class B common stock have the right to vote on the election of directors at the Special Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. GSAH’s warrants do not have voting rights with respect to the proposals to be presented at the Special Meeting. As of the close of business on the record date, there were 86,250,000 outstanding shares of our common stock.

Quorum and Required Vote for proposals at the Special Meeting

A majority of the outstanding shares of our common stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum but a broker non-vote will not. Our Initial Stockholders, who currently own approximately 20% of our outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. Based on the number of outstanding shares of our common stock as of the record date for the Special Meeting, 43,125,001 shares of our common stock will be required to achieve a quorum at the Special Meeting.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

The proposals presented at the Special Meeting require the following votes:

•	Business Combination Proposal: The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal.

•

NYSE Proposal: The approval of the NYSE Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. A Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and a broker non-vote with regard to the NYSE Proposal will have no effect on the NYSE Proposal. The NYSE considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the NYSE Proposal.

•

Charter Proposals: The separate approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal.

•

Director Election Proposal: Pursuant to the GSAH Certificate of Incorporation, until the consummation of our initial business combination, only holders of our Class B common stock can elect or remove directors. Therefore, only holders of our Class B common stock will vote on the election of directors at the Special Meeting. Directors are elected by a plurality of all of the votes cast by holders of shares of our Class B common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the nine director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

•

Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. A Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and a broker non-vote with regard to the Incentive Plan Proposal will have no effect on the Incentive Plan Proposal. The NYSE considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal.

•

Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

Redemption Rights

Pursuant to the GSAH Certificate of Incorporation, a public stockholder may request that we redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

(1)

(a) hold public shares, or (b) if you hold public shares through units, elect to separate your units into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares;

(2)

prior to 5:00 p.m. Eastern Time on                    , 2020 (two business days before the scheduled date of the Special Meeting) submit a written request to Computershare Trust Company, N.A., our transfer agent, that we redeem all or a portion of your public shares for cash, affirmatively certifying in your request if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of our common stock at the following address:

For Registered & Overnight Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021	For First Class Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011
(3)	deliver your public shares to our transfer agent physically or electronically through DTC.

Holders must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 p.m., Eastern Time, on                     , 2020 (two business days before the scheduled date of the Special Meeting) in order for their shares to be redeemed.

Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker, bank or other nominee. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including timely delivering its shares to our transfer agent, we will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of December 31, 2019, this would have amounted to approximately $10.25 per outstanding public share. If a public stockholder properly exercises its redemption rights in full, then it will be electing to exchange all of its public shares for cash and will not own any public shares of the post-business combination company. See “Special Meeting of GSAH Stockholders—Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to the GSAH Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination.

Appraisal Rights

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. GSAH has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Questions and Answers—May I change my vote after I have mailed my signed proxy card?”

Interests of GSAH’s Management Team in the Business Combination

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsor and our directors have interests in such proposal that are different from, or in addition to, those of our stockholders and warrant holders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. GSAH stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

If we do not consummate a business combination by June 12, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), we would (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the 17,250,000 shares of Class B common stock owned by our Initial Stockholders, including the Sponsor, would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because the Sponsor and each of our officer and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete a business combination within the required period. Additionally, in such event, the 10,533,333 private placement warrants that the Sponsor paid $15.8 million for will expire worthless. Certain of our directors, including David M. Cote, have a direct or indirect economic interest in such shares and private placement warrants. The 17,250,000 shares of Class A common stock that the Initial Stockholders will hold following the Business Combination, if unrestricted and freely tradable, would have had aggregate market value of approximately $         million based upon the closing price of $         per share of Class A common stock on the NYSE on                     , 2020, the most recent practicable date prior to the date of this proxy statement. Given such shares of our common stock will be subject to certain restrictions, we believe such shares have less value. The 10,533,333 private placement warrants that the Sponsor will hold following the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately $         million based upon the closing price of $         per warrant on the NYSE on                     , 2020, the most recent practicable date prior to the date of this proxy statement.

•

David M. Cote, our Chief Executive Officer, President and Secretary, and Chairman of our Board, is expected to be the Executive Chairman of our Board after the consummation of the Business Combination. Roger Fradin and Steven S. Reinemund, both of whom are our directors, are expected to be on our Board after consummation of the Business Combination. As such, in the future, Mr. Cote, Mr. Fradin and Mr. Reinemund will receive any cash fees, stock options, stock awards or other remuneration that our Board determines to pay to them.

•

Our existing management team members will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Mergers and pursuant to the Merger Agreement.

•

In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

•

Upon completion of the Business Combination, an aggregate amount of approximately $50 million in deferred underwriting discount, advisory fees and placement agent fees, will be payable to Goldman Sachs & Co. LLC, an affiliate of us and the Sponsor. Additionally, Raanan A. Agus is a Participating Managing Director of Goldman Sachs and one of our directors.

•

Affiliates of Goldman Sachs are lenders to Vertiv under the Term Loan Facility and Asset-Based Revolving Credit Facility, with an aggregate of approximately $23.5 million and approximately $16.3 million outstanding to such affiliates in the Term Loan Facility and the Asset-Based Revolving Credit Facility, respectively, as of the date of this proxy statement. We intend to use a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay a portion of the outstanding Term Loan Facility and, as a result, such affiliates would receive their pro rata portion of such proceeds. In addition, as of the date of this proxy statement, affiliates of Goldman Sachs hold an aggregate of approximately $180,000 of the Existing Notes.

•

The Sponsor Related PIPE Investors have subscribed for $230 million of the PIPE Investment, for which they will receive up to 23 million shares of our Class A common stock. See “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Subscription Agreements.”

•

Pursuant to the Amended and Restated Registration Rights Agreement, our Initial Stockholders, the Sponsor Related PIPE Investors and the Vertiv Stockholder will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the shares of Class A common stock and warrants held by such parties.

•

The New Vertiv Certificate of Incorporation will contain a provision that expressly elects not to be governed by Section 203 (Delaware’s “interested stockholder” statute) of the Delaware General Corporation Law.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates may (1) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (2) execute agreements to purchase such shares from such investors in the future, or (3) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Condition Precedent Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of GSAH’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to (1) increase the likelihood of approving the Condition Precedent Proposals and (2) limit the number of public shares electing to redeem, including to satisfy any redemption threshold.

Entering into any such arrangements may have a depressive effect on our common stock (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. We will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Special Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of GSAH’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GSAH and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See “Proposal No. 1—Interests of GSAH’s Management Team in the Business Combination” for a further discussion of these considerations.

Recommendation to Stockholders of GSAH

GSAH’s Board of Directors believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of GSAH’s stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the NYSE Proposal, “FOR” each of the separate Charter Proposals, “FOR” each nominee in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

The existence of financial and personal interests of one or more of GSAH’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GSAH and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—Interests of GSAH’s Management Team in the Business Combination” for a further discussion of these considerations.

Sources and Uses of Funds for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination assuming a September 30, 2019 closing date, and assume that (i) no public stockholders exercise their redemption rights in connection with the Business Combination and (ii) 55.4 million public shares (being our estimate of the maximum number of public shares that could be redeemed in connection with the Business Combination in order to satisfy the related Minimum Required Funds Condition contained in the Merger Agreement) are redeemed in connection with the Business Combination.

(in millions)	Assuming no redemptions	Assuming maximum redemptions
Sources:
Cash inflow from PIPE Investment(1)	$1,239.0	$1,239.0
Cash inflow from Company’s Trust Account(2)	705.0	705.0

Cash inflow from business combination	1,944.0	1,944.0

Uses:
Paydown of Vertiv debt(3)	1,479.0	1,113.0
Payment to selling equityholders(4)	415.0	215.0
Payment to redeeming Company stockholders(5)	—	566.0
Payment of Company expenses(6)	50.0	50.0

Cash outflow from business combination	1,944.0	1,944.0

Net pro forma cash flow	$—	$—

(1)	Represents the issuance of 123.9 million shares of Class A common stock through the PIPE Investment at a par value of $0.0001 per share and an assumed fair value of $10.00 per share.
(2)

Reflects the reclassification of cash equivalents held in the trust account inclusive of accrued dividends and to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming public stockholders.

(3)

Reflects the cash prepayment of the Term Loan Facility principal amount from $2,070.0 to $591.0 under the no redemption scenario and from $2,070.0 to $957.0 under the maximum redemption scenario, respectively.

(4)

Reflects the net cash consideration paid to or on behalf of the Vertiv Stockholder. Under the terms of the Merger Agreement, this amount will be contingent upon, amongst other items, the amount of funds from the trust account that will be used to pay redeeming public stockholders.

(5)

Reflects the maximum payment that could be made to redeeming Company stockholders which would leave sufficient cash to satisfy the Minimum Required Funds Condition. The maximum amount of redemptions assumed is 55.4 million shares at a price of $10.00 per share plus the redeeming shares’ pro rata allocation of the accrued dividends.

(6)

Represents the payment of deferred underwriter fees of $24.2 and an estimated $25.8 acquisition-related transaction costs. Acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be charged against the proceeds from the PIPE Investment and the trust account. The unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to Additional paid in capital.

U.S. Federal Income Tax Considerations

The U.S. federal income tax consequences to a stockholder exercising redemption rights will depend on the particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—United States Federal Income Tax Considerations to Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Expected Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in conformity with GAAP. Under this method of accounting, GSAH has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances under both the minimum and maximum redemptions scenarios:

•

The Vertiv Stockholder will designate four out of nine board members. The Vertiv Stockholder and the Sponsor will mutually approve the designation of three other board members. The Vertiv Stockholder will continue to nominate four board members under the Stockholders Agreement for as long as the Vertiv Stockholder holds more than 30% equity ownership of the combined company.

•	The Vertiv Stockholder will hold the largest share of voting interests under both the no redemption and maximum redemption scenarios described herein with 37.8% and 48.8%, respectively.

•	The ongoing senior management of the post-business combination company will be entirely comprised of Vertiv employees.

•	Vertiv comprises all of the operating activities of the post-business combination company.

Accordingly, for accounting purposes, net assets of the post-business combination company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (the “FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On December 20,

2019, the Company and Vertiv Holdings filed the required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC and requested early termination. On January 3, 2020, both the Company and Vertiv Holdings received notice that early termination had been granted.

Additionally, under applicable antitrust laws in certain foreign jurisdictions, certain transactions may not be consummated until approval or expiration of the applicable waiting periods. The Business Combination is subject to these requirements and may not be completed until such approvals are obtained or the applicable waiting periods have expired.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Even though early termination under the HSR Act has been granted, we cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Vertiv Holdings is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Emerging Growth Company

GSAH is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in GSAH’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. GSAH has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, GSAH, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of GSAH’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. If the Business Combination is consummated, we currently anticipate losing our “emerging growth company” status at 2020 year end. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Risk Factors

In evaluating the proposals to be presented at the Special Meeting, a stockholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION OF GSAH

GSAH is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

GSAH’s balance sheet data as of December 31, 2018 and 2017 and statement of operations data for the fiscal years ended December 31, 2018 and 2017 are derived from GSAH’s audited financial statements included elsewhere in this proxy statement. GSAH’s balance sheet data as of September 30, 2019 and statement of operations data for the nine months ended September 30, 2019 and 2018 are derived from GSAH’s unaudited financial statements included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with GSAH’s financial statements and related notes and “GSAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement. GSAH’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	September 30, 2019 (Unaudited)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$194,528	$835,544	$—
Prepaid expenses	353,813	341,424	—
Receivable from GS Sponsor LLC	—	—	25,000

Total current assets	548,341	1,176,968	25,000
Cash and cash equivalents held in Trust Account	703,920,190	694,883,137	—
Accrued dividends receivable held in Trust Account	1,093,609	1,278,946	—

Total assets	$705,562,140	$697,339,051	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,234,290	$644,208	$1,276
Accrued offering costs	—	538,881	—
Income tax payable	214	94,439	—

Total current liabilities	1,234,504	1,277,528	1,276
Deferred underwriting compensation	24,150,000	24,150,000	—

Total liabilities	25,384,504	25,427,528	1,276

Commitments and contingencies
Class A common stock subject to possible redemption; 66,079,922 and 66,100,835 shares, at redemption value at September 30, 2019 and December 31, 2018, respectively	675,177,635	666,911,522	—
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 2,920,078 and 2,899,165 shares issued and outstanding (excluding 66,079,922 and 66,100,835 shares subject to possible redemption), at September 30, 2019 and December 31, 2018, respectively	292	290	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 17,250,000 issued and outstanding	1,725	1,725	1,725
Additional paid-in capital	—	271,932	326,693
Retained earnings (Accumulated deficit)	4,997,984	4,726,054	(304,694)

Total stockholders’ equity	5,000,001	5,000,001	23,724

Total liabilities and stockholders’ equity	$705,562,140	$697,339,051	$25,000

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Revenues	$—	$—
Dividend income	11,311,397	3,769,609
General and administrative expenses	(1,733,276)	(376,095)

Income before income tax provision	9,578,121	3,393,514
Provision for income tax	(2,012,008)	(711,635)

Net Income	7,566,113	$2,681,879

Weighted average number of shares outstanding of Class A common stock:	69,000,000	69,000,000

Basic and diluted net income per share, Class A	$0.09	$0.03

Weighted average number of shares outstanding of Class B common stock:	17,250,000	17,250,000

Basic and diluted net income per share, Class B	$0.09	$0.03

	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenues	$—	$—
Dividend income	7,407,083	—
General and administrative expenses	(1,036,896)	(1,276)

Income (loss) before income tax (provision) benefit	6,370,187	(1,276)
Provision for income tax	(1,339,439)	—

Net Income/ (loss)	$5,030,748	$(1,276)
Weighted average shares outstanding of Class A common stock	69,000,000	—

Basic and diluted net income per share, Class A	$0.06	$—

Weighted average shares outstanding of Class B common stock	17,250,000	17,250,000

Basic and diluted net income per share, Class B	$0.06	$(0.00)

SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER INFORMATION OF

VERTIV HOLDINGS

The following table sets forth Vertiv’s selected historical consolidated and combined financial data at the dates and for the periods indicated. During 2017, Vertiv elected to change its fiscal year end from September 30 to December 31. The change became effective at the end of the period ended December 31, 2016. Unless otherwise noted, all references to “fiscal” in this report refer to the twelve-month fiscal year, which as of and prior to September 30, 2016 ended on September 30, and beginning after December 31, 2016 ends on December 31 of each year. The selected financial data presented in the below table for the period prior to the Separation, including the summary combined statement of earnings (loss) data for the two-month period ended November 30, 2016 and the fiscal years ended September 30, 2016, 2015, and 2014 are derived from the combined financial statements for the Network Power business of Emerson (or Vertiv Predecessor), Vertiv’s accounting predecessor, and is referred to in this proxy statement. as the “Predecessor” period. The selected financial data presented in the below table for the period following the Separation, including the summary consolidated statement of earnings (loss) data for the nine months ended September 30, 2019 and 2018, for the years ended December 31, 2018 and 2017, and the one-month period ended December 31, 2016 and the consolidated balance sheet data as of September 30, 2019 and 2018, December 31, 2018, 2017 and 2016, are each derived from Vertiv’s consolidated financial statements and is referred to in this proxy statement as the “Successor” period. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein. Vertiv’s historical results for any prior period are not necessarily indicative of results Vertiv may expect or achieve in any future period.

The selected historical consolidated and combined financial data set forth below should be read in conjunction with, and are qualified by reference to, “Vertiv Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Vertiv Holdings consolidated and combined financial statements and related notes thereto included elsewhere in this proxy statement.

	Successor					Predecessor
(in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	Year ended December 31, 2018	Year ended December 31, 2017	One month ended December 31, 2016	Two months ended November 30, 2016	Year ended September 30, 2016	Year ended September 30, 2015	Year ended September 30, 2014
Consolidated and Combined Statement of Earnings Data
Net sales
Net sales	$3,259.7	$3,114.0	$4,285.6	$3,879.4	$301.7	$566.2	$3,943.5	$4,025.1	$4,461.8
Costs and expenses
Cost of sales	2,193.9	2,063.4	2,865.2	2,566.8	240.3	369.3	2,532.6	2,669.1	2,874.9
Selling, General and administrative expenses	809.0	920.4	1,223.8	1,086.0	162.3	164.3	980.8	1,009.7	1,079.8
Goodwill impairment	—	—	—	—	—	—	57.0	154.0	508.0
Other deductions, net	98.6	166.2	178.8	254.4	42.5	14.7	125.9	208.0	153.0
Interest expense (income)	234.2	213.5	288.8	379.3	27.8	0.3	(3.5)	(3.8)	(2.0)

Earnings (loss) from continuing operations before income taxes	(76.0)	(249.5)	(271.0)	(407.1)	(171.2)	17.6	250.7	(11.9)	(151.9)
Income tax expense (benefit)	30.9	32.2	49.9	(19.7)	(4.3)	24.3	140.1	100.3	140.5

Earnings (loss) from continuing operations	(106.9)	(281.7)	(320.9)	(387.4)	(166.9)	(6.7)	110.6	(112.2)	(292.4)
Earnings (loss) from discontinued operations, net of income taxes	—	7.4	6.9	17.8	(4.3)	7.2	47.1	50.4	56.8
Net earnings (loss)	$(106.9)	$(274.3)	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7	$(61.8)	$(235.6)

	Successor					Predecessor
(in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	Year ended December 31, 2018	Year ended December 31, 2017	One month ended December 31, 2016	Two months ended November 30, 2016	Year ended September 30, 2016	Year ended September 30, 2015	Year ended September 30, 2014
Consolidated and Combined Cash Flow Data:
Net cash provided by (used for) operating activities	$(56.6)	$(251.6)	$(221.9)	$(49.6)	$59.8	$(37.2)	$370.2	$340.5	$441.8
Net cash provided by (used for) investing activities	(38.4)	(192.6)	(207.7)	1,058.1	(3,925.2)	(10.5)	(30.2)	(46.4)	(103.8)
Net cash provided by (used for) financing activities	33.8	145.8	245.1	(874.1)	4,106.6	(136.8)	(199.1)	(292.9)	(295.3)
Purchase of property, plant and equipment	(27.9)	(45.0)	(64.6)	(36.7)	(4.7)	(8.5)	(34.0)	(44.9)	(54.6)
Consolidated and Combined Balance Sheet Data (at end of period):
Cash	$149.3	$99.4	$215.1	$388.0	$249.6	$92.3	$272.0	$131.6	$157.8
Working capital(1)	492.0	433.8	488.9	539.2	444.1	456.8	585.4	507.1	640.8
Total current assets	1,963.3	1,927.2	2,095.3	1,988.1	1,935.9	1,805.9	1,989.1	1,812.2	2,049.5
Property, plant and equipment, net	415.2	440.2	441.7	462.8	444.5	299.7	308.1	331.1	373.3
Total assets	4,611.2	4,661.2	4,794.4	4,808.5	5,859.3	4,456.7	4,709.0	4,745.9	5,427.8
Total equity	(696.2)	(482.9)	(540.3)	(129.6)	1,120.0	2,858.1	3,068.3	3,162.4	3,707.3
Total debt	3,479.5	3,324.2	3,427.8	3,159.6	2,916.1	—	—	—	N/A
Other Financial Data:
EBITDA(2)(4)	$310.0	$128.9	$234.8	$259.0	$(98.8)	$39.6	$388.9	$151.7
Adjusted EBITDA(3)(4)	392.8	345.3	502.4	500.0	46.3	40.3	490.2	400.4

(1)	Vertiv defines working capital as current assets less current liabilities
(2)

Vertiv defines EBITDA as earnings (loss) from continuing operations before interest expense, net, income tax expense (benefits), and depreciation and amortization. We provide EBITDA in this proxy statement because Vertiv’s management finds it useful in evaluating the performance and underlying operations of its business. We provide a detailed description of EBITDA and how we use it under “Non-GAAP Financial Measures.”

(3)

Vertiv defines Adjusted EBITDA as EBITDA, as adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations. We provide Adjusted EBITDA in this proxy statement because Vertiv’s management finds its useful in evaluating the performance and underlying operations of its business. We provide a detailed description of Adjusted EBITDA and how we use it under “Non-GAAP Financial Measures.”

(4)

We have included certain non-GAAP financial measures in this proxy statement, including EBITDA and Adjusted EBITDA. The indentures governing the Senior Notes and the credit agreements governing the Asset-Based Revolving Credit Facility and the Term Loan Facility include definitions of EBITDA-based metrics that are different from the definition of EBITDA and Adjusted EBITDA used herein. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as tax payments and debt service requirements. We believe that presenting these measures may help investors better understand Vertiv’s financial performance in connection with their analysis of its business. EBITDA and Adjusted EBITDA should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future Vertiv may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. Additionally, since not all companies use identical calculations, the presentations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. See “Non-GAAP Financial Measures.”

The following is a reconciliation of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net Earnings (loss):

	Successor					Predecessor
(in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	Year ended December 31, 2018	Year ended December 31, 2017	One month ended December 31, 2016	Two months ended November 30, 2016	Year ended September 30, 2016	Year ended September 30, 2015
Net earnings (loss)	$(106.9)	$(274.3)	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7	$(61.8)
Earning (loss) from discontinued operations-net of income taxes	—	7.4	6.9	17.8	(4.3)	7.2	47.1	50.4

Earnings (loss) from continuing operations	$(106.9)	$(281.7)	$(320.9)	$(387.4)	$(166.9)	$(6.7)	$110.6	$(112.2)
Interest expense (income), net	234.2	213.5	288.8	379.3	27.8	0.3	(3.5)	(3.8)
Income tax expense (Benefit)	30.9	32.2	49.9	(19.7)	(4.3)	24.3	140.1	100.3
Depreciation and amortization	151.8	164.9	217.0	286.8	44.6	21.7	141.7	167.4

EBITDA	$310.0	$128.9	$234.8	$259.0	$(98.8)	$39.6	$388.9	$151.7

Cost to achieve operational initiatives(a)	34.6	67.3	99.9	83.5	—	—	—	—
Digital project implementation costs(b)	32.7	53.2	75.5	6.9	—	—	—	—
Transition costs(c)	15.4	53.1	70.7	104.4	14.6	1.2	—	—
Foreign currency losses, net(d)	(6.6)	0.2	(5.4)	11.2	0.1	(7.3)	12.7	21.4
Contingent consideration(e)	—	21.7	(10.0)	(17.9)	74.8	—	—	—
Advisory fees(f)	5.0	3.8	5.0	19.2	1.3	—	—	—
Impact of purchase accounting(g)	1.5	3.0	5.9	33.1	51.7	—	—	—
Loss (gain) on asset disposals(h)	0.2	3.0	3.1	0.6	—	—	(5.0)	1.6
Reserve for warranty item(i)	—	—	8.5	—	—	—	—	—
Reserve for customer dispute(j)	—	4.0	7.3	—	—	—	—	—
Acquisition costs(k)	—	7.1	7.1	—	—	—	—	—
Goodwill impairment(l)	—	—	—	—	—	—	57.0	154.0
Restructuring expense(m)	—	—	—	—	2.6	1.7	5.8	61.4
Stock-based compensation(n)	—	—	—	—	—	4.0	11.4	5.2
Special compensation(o)	—	—	—	—	—	—	6.2	1.0
Latin America balance sheet write-offs(p)	—	—	—	—	—	—	0.5	1.8
Large Asia project bad debt(q)	—	—	—	—	—	—	—	9.0
Incremental stand alone cost(r)	—	—	—	—	—	—	(1.9)	(6.7)
Separation costs(s)	—	—	—	—	—	—	12.3	—
VAT penalty(t)	—	—	—	—	—	—	2.3	—
Write off of joint venture(u)	—	—	—	—	—	1.1	—	—

Adjusted EBITDA	$392.8	$345.3	$502.4	$500.0	$46.3	$40.3	$490.2	$400.4

(a)

Cost to achieve operational initiatives encompass both transformation efforts and restructuring, as a result of major activities designed to enhance the efficiency of a business unit, department or function. Restructuring costs include expenses associated with Vertiv’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis and are further detailed in note 5—Restructuring costs, in Vertiv Holdings’ historical consolidated financial statements and note 4—Restructuring costs, in Vertiv Holdings’

condensed consolidated unaudited quarterly financial statements included elsewhere in this proxy statement. Transformation efforts primarily include third party advisory and consulting fees that relate to activities contemplated in connection with the separation from Emerson and are expected to be significantly complete by 2020. Due to the volatility of restructuring and transformation costs and because these costs were incremental and materially related to specific transformative activities after its separation from Emerson, Vertiv does not view these costs as indicative of future ongoing operations of the business.
(b)

Investments in global digital and IT systems to drive efficiency, speed and cost reductions. These adjustments are substantially comprised of acquiring and implementing critical information and accounting systems required post separation from Emerson. The projects for each of these initiatives span multiple years due to the significance and complexity of the activities. However, Vertiv does not believe that these costs are indicative of ongoing operations.

(c)

Transition costs are primarily made up of professional fees and other costs related to establishing the business as a stand-alone company, including rebranding, following the separation from Emerson. Vertiv believes that expenses to facilitate the separation from Emerson will only be incurred the first three years post acquisition and therefore are not indicative of future ongoing operations of the business.

(d)

Represents foreign currency gains and losses as well as losses on hedges of balance sheet exposures that do not receive deferral accounting. Vertiv believes that such adjustment is useful to investors to better identify trends in our business.

(e)

Adjustments to contingent consideration were recorded in relation to the Energy Labs, Inc. and the Emerson Network Power business acquisitions, as described in note 2—Acquisitions, in Vertiv Holdings’ historical consolidated financial statements included elsewhere in this proxy statement. As the magnitude and volatility of changes in the fair value of contingent consideration vary significantly from period to period based on the arrangements related to specific acquisitions, we do not believe the adjustments are reflective of our ongoing operations.

(f)

Advisory fee paid to an affiliate of Vertiv Holdings, inclusive of fees associated with specific financing arrangements, as described in note 14—Related party transactions, in Vertiv Holdings’ historical consolidated financial statements and note 10—Related party transactions, in Vertiv Holdings’ condensed consolidated unaudited quarterly financial statements included elsewhere in this proxy statement. Such fee is not expected to continue post-business combination.

(g)

Represents the purchase accounting related to fair value adjustments to deferred revenue, inventory and rent expense on the opening balance sheets of business acquisitions, as described in note 2—Acquisitions, in Vertiv Holdings’ historical consolidated financial statements included elsewhere in this proxy statement. Vertiv believes that such adjustment is useful to investors to better identify trends in our business.

(h)	Vertiv management adjusts the impact of loss (gain) on asset disposals in order to facilitate period to period comparability of operating results for investors.
(i)	Represents the warranty reserve for a specific, large unusual claim incurred during 2018.
(j)	Represents a reserve for an ongoing customer payment dispute related to a large project completed in the Americas.
(k)	Represents a charge to cost of sales and inventory related to discontinuation of a product line as a result of the Geist acquisition.
(l)

As a result of our annual impairment test, goodwill impairment charges of $57.0 and $154.0 were recorded in 2016 and 2015, respectively, as a result of the sale price of Vertiv in connection with the Separation and the lower than forecasted operating results in the EMEA segment.

(m)

During the predecessor period and one month ended December 31, 2016, reflects expenses for actions taken to improve productivity and reduce costs in our business primarily related to actions in Europe and the Americas to rationalize legal entities, implement a common IT platform and reduce transaction complexity as well as other global headcount reductions associated with the aforementioned actions and those associated with the sale transaction. Subsequent to December 31, 2016, restructuring expense is included within “Cost to achieve operational initiatives.”

(n)	Represents the Predecessor’s portion of Emerson’s stock-based compensation plans.
(o)	Includes cash bonuses paid in lieu of Emerson’s stock-based compensation and other bonus payments.
(p)	Represents charges recorded to write-off balance sheet items in Argentina, Brazil, and Chile and a reserve for net assets in Venezuela.
(q)	Represents bad debt expense related to a large project completed in Asia.
(r)	Represents the difference between management’s estimated stand alone cost and the management fee previously charged by Emerson.
(s)	Vertiv incurred non-recurring costs in connection with the Separation, consisting primarily of fees associated with the Separation.
(t)	Represents non-income VAT penalty assessments received in Brazil for years covering 2011-2014.
(u)	Represents the impact associated with the write off of the investment in a joint venture in Portugal.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 present the historical financial statements of Vertiv Holdings, adjusted to reflect the Business Combination. The Company and Vertiv shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018.

The Company’s balances have been classified consistently with Vertiv’s presentation. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2019 were derived from Vertiv’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2019 and the Company’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was derived from Vertiv’s audited consolidated statement of operations for the year ended December 31, 2018 and the Company’s audited consolidated statement of operations for the year ended December 31, 2018.

On December 10, 2019, the Company entered into the Merger Agreement with First Merger Sub, Second Merger Sub, Vertiv Holdings and the Vertiv Stockholder. After giving effect to the Business Combination, the Company will own, directly or indirectly, all of the assets of Vertiv and its subsidiaries and the Vertiv Stockholder will hold a portion of the Company’s Class A common stock. The pro forma condensed combined information contained herein assumes the Company’s stockholders approve the proposed Merger Transaction. The Company’s public stockholders may elect to redeem their shares of Class A common stock even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will elect to redeem their shares of Class A common stock to cash. As a result, the Company has provided pro forma condensed combined financial statements under two different redemption scenarios:

•	Assuming no redemptions: This presentation assumes that no shares of Class A common stock are redeemed.

•

Assuming maximum redemptions: This presentation assumes that the maximum number of shares of Class A common stock are redeemed such that the remaining funds held in the trust account after the payment of the redeeming shares’ pro-rata allocation along with the proceeds from the PIPE Investment are sufficient to satisfy the Minimum Required Funds Condition. Based on the amount of $705.0 million in the trust account as of September 30, 2019, inclusive of accrued dividends, and taking into account the anticipated gross proceeds of approximately $1,239.0 million from the PIPE Investment, approximately 55,400,000 shares of Class A common stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement.

The actual redemptions will likely be within the scenarios described above; however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, Vertiv is considered the accounting acquirer, as further discussed in “—Basis of the Pro Forma Presentation.”

See “Unaudited Pro Forma Condensed Combined Financial Information” for more details.

Selected Unaudited Pro Forma Financial Information

(Dollars in millions except per share data)

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Statement of Operations Data—Nine Months Ended September 30, 2019
Net Sales	$3,259.7	$3,259.7
Loss from continuing operations	$23.4	$42.1
Pro Forma weighted average common shares outstanding—basic and diluted	337,650,000	302,250,000
Pro Forma net income (loss) per share basic and diluted	$(0.07)	$(0.14)
Statement of Operations Data—Year Ended December 31, 2018
Net Sales	$4,285.6	$4,285.6
Loss from continuing operations	$220.1	$245.0
Pro Forma weighted average common shares outstanding—basic and diluted	337,650,000	302,250,000
Pro Forma net income (loss) per share basic and diluted	$(0.65)	$(0.81)
Balance Sheet Data—As of September 30, 2019
Total current assets	$1,963.9	$1,963.9
Total assets	$4,611.8	$4,611.8
Total current liabilities	$1,472.5	$1,472.5
Total liabilities	$4,001.4	$4,352.6
Total equity	$610.4	$259.2

COMPARATIVE PER SHARE INFORMATION

The following table sets forth:

•	historical per share information of GSAH for the year ended December 31, 2018 and for the nine months ended September 30, 2019; and

•

unaudited pro forma per share information of the combined company for the fiscal year ended December 31, 2018 and the nine months ended September 30, 2019, after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•	Assuming no redemptions: This presentation assumes that no shares of Class A common stock are redeemed.

•

Assuming maximum redemptions: This presentation assumes that the maximum number of shares of Class A common stock are redeemed such that the remaining funds held in the trust account after the payment of the redeeming shares’ pro-rata allocation along with the proceeds from the PIPE Investment are sufficient to satisfy the Minimum Required Funds Condition. Based on the amount of $705.0 million in the trust account as of September 30, 2019, inclusive of accrued dividends, and taking into account the anticipated gross proceeds of approximately $1,239.0 million from the PIPE Investment, approximately 55,400,000 shares of Class A common stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement.

The pro forma book value, net income (loss) and cash dividends per share information reflect the Business Combination contemplated by the Merger Agreement as if it had occurred on January 1, 2018. The following table is also based on the assumption that there are no adjustments for the outstanding warrants issued by GSAH as such securities are not exercisable until 30 days after the closing of the Business Combination.

The historical information should be read in conjunction with “Selected Consolidated Historical Financial and Other Information of Vertiv Holdings,” “Selected Historical Financial Information of GSAH,” “Vertiv Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “GSAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement and the audited historical financial statements and the related notes of Vertiv Holdings and GSAH contained elsewhere in this proxy statement. The unaudited pro forma condensed combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement. The unaudited pro forma condensed combined net income per share information below does not purport to represent what our actual results of operations would have been had the Business Combination been completed or to project our results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what our book value would have been had the Business Combination been completed nor the book value per share for any future date or period.

	Vertiv historical(2)	GSAH historical	Proforma combined (assuming no redemptions)	Proforma combined (assuming maximum redemptions)
As of and for the Nine months ended September 30, 2019
Book value per share(1)	n/a	$0.07	$1.81	$0.86
Net income (loss) per share—basic and diluted	n/a	0.09	(0.07)	(0.14)
Weighted average shares outstanding—basic and diluted	n/a	69,000,000	337,650,000	302,250,000
As of and for the Twelve months ended December 31, 2018
Net income (loss) per share—basic and diluted	n/a	0.06	(0.65)	(0.81)
Weighted average shares outstanding—basic and diluted	n/a	69,000,000	337,650,000	302,250,000

(1)	Book value per share = Total equity / Total basic and diluted outstanding shares.
(2)	Historically, as a private limited liability company, Vertiv has not calculated net earnings (loss) per share.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the Annexes and the accompanying financial statements of the Company and Vertiv Holdings, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or Vertiv may face additional risks and uncertainties that are not presently known to us or Vertiv, or that we or Vertiv currently deems immaterial, which may also impair our or Vertiv’s business or financial condition.

Risks Related to Vertiv’s Business

The following risk factors apply to the business and operations of Vertiv and will also apply to the business and operations of the post-business combination company. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-business combination company. Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of Vertiv prior to the consummation of the Business Combination, which will be the business of the post-business combination company following the consummation of the Business Combination.

Economic weakness and uncertainty could adversely impact our business, results of operations and financial condition.

Worldwide economic conditions impact demand for our offerings, and economic weakness and uncertainty in global, regional or local areas may result in decreased orders, revenue, gross margin and earnings. For example, our business has been impacted from time to time in the past by macroeconomic weakness in the United States and various regions outside of the United States. Any such economic weakness and uncertainty may result in:

•	capital spending constraints for customers and, as a result, reduced demand for our offerings;

•	increased price competition for our offerings;

•	excess and obsolete inventories;

•	supply constraints if the number of suppliers decreases due to financial hardship;

•	restricted access to capital markets and financing, resulting in delayed or missed payments to us and additional bad debt expense;

•	excess facilities and manufacturing capacity;

•	higher overhead costs as a percentage of revenue and higher interest expense;

•	loss of orders, including as a result of corruption, the risk of which is increased by a weak economic climate;

•	significant declines in the value of foreign currencies relative to the U.S. dollar, impacting our revenues and results of operations;

•	financial difficulty for our customers; and

•	increased difficulty in forecasting business activity for us, customers, the sales channel and vendors.

We rely on the continued growth of our customers’ networks, in particular data center and communication networks, and any decreases in demand in these networks could lead to a decrease in our offerings.

A substantial portion of our business depends on the continued growth of our customers’ data centers and communication networks. If these networks do not continue to grow, whether as a result of changes in the economy, capital spending, building capacity in excess of demand, delays in receiving required permits and approvals, or otherwise overall demand could decrease for our offerings, which would have an adverse effect on our business, results of operations and financial condition.

If we fail to anticipate technology shifts, market needs and opportunities, and fail to develop appropriate products, product enhancements and services in a timely manner to meet those changes, we may not be able to compete effectively against our global competitors and, as a result, our ability to generate revenues will suffer.

We believe that our future success will depend in part upon our ability to anticipate technology shifts and to enhance and develop new products and services that meet or anticipate such technology changes. Any such developments will require continued investment in engineering, capital equipment, marketing, customer service and technical support. For example, we will need to anticipate potential market shifts to alternative power architectures, cooling technologies and energy storage that could diminish the demand for our existing offerings or affect our margins.

Also, our primary global competitors are sophisticated companies with significant resources that may develop superior products and services or may adapt more quickly to new technologies and technology shifts, industry changes or evolving customer requirements. If we fail to anticipate technology changes, shifting market needs or keep pace with our competitors’ products, or if we fail to develop and introduce new products or enhancements in a timely manner, we may lose customers and experience decreased or delayed market acceptance and sales of present and future products and our ability to generate revenues will suffer.

The long sales cycles for certain of our products and solutions offerings, as well as unpredictable placing or canceling of customer orders, particularly large orders, may cause our revenues and operating results to vary significantly from quarter-to-quarter, which could make our future operational results less predictable.

A customer’s decision to purchase certain of our products or solutions, particularly products new to the market or long-term end-to-end solutions, may involve a lengthy contracting, design and qualification process. In particular, customers deciding on the design and implementation of large deployments may have lengthy and unpredictable procurement processes that may delay or impact expected future orders. As a result, the order booking and sales recognition process may be uncertain and unpredictable, with some customers placing large orders with short lead times on little advance notice and others requiring lengthy, open-ended processes that may change depending on global or regional economic weakness. This may cause our revenues and operating results to vary unexpectedly from quarter-to-quarter, making our future operational results less predictable.

Any disruption or any consolidation of our customers’ markets could result in declines in the sales volume and prices of our products.

The disruption of our customers’ markets could occur due to a number of factors, including government policy changes, industry consolidations or the shifting of market size and power among customers. Such consolidations or other disruptions may result in certain parties gaining additional purchasing leverage and, consequently, increasing the product pricing pressures facing our business. Such changes could impact spending as customers evolve their strategies or integrate acquired operations. For example, if fewer customers exist due to consolidation, the loss of a major customer could have a material impact on results not anticipated in a customer marketplace composed of more numerous participants. Any reduction in customer spending on technological development as a result of these and other factors could have an adverse effect on our business, results of operations and financial condition. See also “—Future legislation and regulation, both in the United States and abroad, governing the Internet services, other related communications services and information technologies could disrupt our customers’ markets resulting in declines in sales volume and prices of our products and otherwise have an adverse effect on our business operations.”

Large companies, such as communication network and hyperscale/cloud and colocation data center providers, often require more favorable terms and conditions in our contracts with such companies that could result in downward pricing pressures on our business.

Large companies, such as communication network and hyperscale/cloud and colocation data center providers, comprise a portion of our customer base and generally have greater purchasing power than smaller entities. Accordingly, these customers often require more favorable terms and conditions in contracts from suppliers including us. Consolidation among such large customers can further increase their buying power and ability to require onerous terms. See “—Any disruption or any consolidation of our customers’ markets could result in declines in the sales volume and prices of our products.” In addition, these customers may impose substantial penalties for any product or service failures caused by us. As we seek to sell more products to such customers, we may be required to agree to such terms and conditions more frequently, which may include terms that affect the timing of our cash flows and ability to recognize revenue, and could have an adverse effect on our business, results of operations and financial condition.

We derive a portion of our revenue from contracts with governmental customers. Such customers and their respective agencies are subject to increased pressures to reduce expenses. Contracts with governmental customers may also contain additional or more onerous terms and conditions that are not common among commercial customers. In addition, as a result of our contracts with governmental customers, we are at risk of being subject to audits, investigations, sanctions and penalties by such governments, which could result in various civil and criminal penalties, administrative sanctions, and fines and suspensions.

We derive a portion of our revenue from contracts with governmental customers, including the U.S., state and local governments. There is increased pressure on such governmental customers and their respective agencies to reduce spending and some of our contracts at the state and local levels are subject to government funding authorizations. These factors combine to potentially limit the revenue we derive from government contracts.

Additionally, government contracts are generally subject to audits and investigations which could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions or debarment from future government business. Such contracts are also subject to various laws and regulations that apply to doing business with governments. The laws relating to government contracts differ from other commercial contracting laws and our government contracts may contain pricing and other terms and conditions that are less favorable to the Company than those in commercial contracts.

We have, and we intend to continue pursuing, long-term, fixed-price contracts (including long-term, turnkey projects). Our failure to mitigate certain risks associated with our long-term, fixed-price contracts (including long-term, turnkey projects) may result in excess costs and penalties.

We have, and we intend to continue pursuing, long-term, fixed-price contracts (including long-term, turnkey projects). These contracts and projects have a duration greater than twelve months. Such contracts and projects involve substantial risks, which may result in excess costs and penalties, and include but are not limited to:

•	unanticipated technical problems with equipment, requiring us to incur added expenses to remedy such problems;

•	changes in costs or shortages of components, materials, labor or construction equipment;

•	difficulties in obtaining required governmental permits or approvals;

•	project modifications and changes to the scope of work resulting in unanticipated costs;

•	delays caused by local weather or other conditions beyond our control;

•	changes in regulations, permits or government policy;

•	the failure of suppliers, subcontractors or consortium partners to perform; and

•	penalties, if we cannot complete all or portions of the project within contracted time limits and performance levels.

Our failure to mitigate these risks may result in excess costs and penalties and may have an adverse effect on our results of operations and financial condition.

System security risks could disrupt our operations, and any such disruption could reduce our revenue, increase our expenses, damage our reputation and adversely impact our performance.

We rely on our information systems and the information systems of a variety of third parties for processing customer orders, shipping products, billing our customers, tracking inventory, supporting finance and accounting functions, financial statement preparation, payroll services, benefit administration and other general aspects of our business. Our information systems or those of our third-party providers may be vulnerable to attack or breach. Any such attack or breach could compromise such information systems, resulting in fraud, ransom attack or theft of proprietary or sensitive information which could be accessed, publicly disclosed, misused, stolen or lost. This could impede our sales, manufacturing, distribution or other critical functions and the financial costs we could incur to eliminate or alleviate these security risks could be significant and may be difficult to anticipate or measure. Moreover, such a breach could cause reputational and financial harm and subject us to liability to our customers, suppliers, business partners or any affected individual.

In addition, the products we produce or elements of such products that we procure from third parties may contain defects or weaknesses in design, architecture or manufacture, which could lead to system security vulnerabilities in our products and compromise the network security of our customers. If an actual or perceived breach of network security occurs, regardless of whether the breach is attributable to our products or services, the market perception of the effectiveness of our products or services could be harmed.

Implementations of new information systems and enhancements to our current systems may be costly and disruptive to our operations.

We recently commenced the implementation of new information systems, including enhancement to our enterprise resource plan, human capital management, and product lifecycle management systems. The implementation of new information systems and enhancements to current systems may be costly and disruptive to our operations. Any problems, disruptions, delays or other issues in the design and implementation of these systems or enhancements could adversely impact our ability to process customer orders, ship products, provide service and support to our customers, bill and collect in a timely manner from our customers, fulfill contractual obligations, accurately record and transfer information, recognize revenue, file securities, governance and compliance reports in a timely manner or otherwise run our business. If we are unable to successfully design and implement these new systems, enhancements and processes as planned, or if the implementation of these systems and processes is more lengthy or costly than anticipated, our business, results of operations and financial condition could be negatively impacted.

Failure to properly manage our supply chain and inventory could result in higher costs of production and delays in fulfilling customer orders, excess or obsolete materials or components, labor disruptions or shortages and delays in production.

Our operations, particularly our manufacturing and service operations, depend on our ability to accurately anticipate both our needs, including raw materials, components, products and services, from third-party suppliers, and such suppliers’ ability to timely deliver the quantities and quality required at reasonable prices. We have a large number of providers to support our global operations and breadth of offerings. In addition, certain of our suppliers are also competitors with us in one or more parts of our business and those suppliers may decide to discontinue business with us. Other supply chain risks that we could face include, but are not limited to, the following:

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Volatility in the supply or price of raw materials. Our products rely on a variety of raw materials and components, including steel, copper and aluminum and electronic components. We may experience a shortage of, or a delay in receiving, such materials or components as a result of strong demand, supplier capacity constraints or other operational disruptions, restrictions on use of materials or components subject to our governance and compliance requirements, disputes with suppliers or problems in transitioning to new suppliers. Moreover, prices for some of these materials and components have historically been volatile and unpredictable, and such volatility is expected to continue. Ongoing supply issues may require us to reengineer some offerings, which could result in further costs and delays. If we are unable to secure necessary supplies at reasonable prices or acceptable quality, we may be unable to manufacture products, fulfill service orders or otherwise operate our business. We may also be unable to offset unexpected increases in material and component costs with our own price increases without suffering reduced volumes, revenues or operating income.

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Contractual terms. As a result of long-term price or purchase commitments in contracts with our suppliers, we may be obligated to purchase materials, components or services at prices higher than those available in the current market, which may put us at a disadvantage to competitors who have access to components or services at lower prices, impact our gross margin, and, if these issues impact demand, may result in additional charges for inventory obsolescence. In addition, to secure the supply of certain materials and components on favorable terms, we may make strategic purchases of materials and components in advance or enter into non-cancelable commitments. If we fail to anticipate demand properly, we may have an oversupply which could result in excess or obsolete materials or components.

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Contingent workers. In some locations, we rely on third-party suppliers for the provision of contingent workers, and our failure to manage such workers effectively could adversely impact our results of operations. We may in the future be exposed to various legal claims relating to the status of contingent workers. We may also be subject to labor shortages, oversupply, or fixed contractual terms relating to the contingent workforce, and our ability to manage the size of, and costs for, such contingent workforce may be further constrained by local laws or future changes to such laws. In addition, our customers may impose obligations on us with regard to our workforce and working conditions.

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Single-source suppliers. We obtain certain materials or components from single-source suppliers due to technology, availability, price, quality or other considerations. Replacing a single-source supplier could delay production of some products because replacement suppliers, if available, may be subject to capacity constraints or other output limitations.

Any of these risks could have an adverse effect on our results of operations and financial condition.

In addition, our operations depend upon disciplined inventory management, as we balance the need to maintain strategic inventory levels to ensure competitive lead times against the risk of inventory obsolescence because of rapidly changing technology and customer requirements. Excess or obsolete inventory, including that procured pursuant to an inaccurate customer forecast, would result in a write-off of such inventory, causing an increase in costs of goods sold and a decline in our gross margins.

The areas in which we provide our offerings are highly competitive, and we experience competitive pressures from numerous and varied competitors.

We encounter competition from numerous and varied competitors in all areas of our business on a global and regional basis, and our competitors have targeted, and are expected to continue targeting, our primary areas of operation. We compete with such competitors primarily on the basis of reliability, quality, price, service and customer relationships. A significant element of our competitive strategy is focused on delivering high-quality products and solutions at the best relative global cost. If our products, services, and cost structure do not enable us to compete successfully based on any of those criteria, we may experience a decline in product sales and a corresponding loss of customers due to their selection of a competitor.

Our competitors, any of which could introduce new technologies or business models that disrupt significant portions of our markets and cause our customers to move a material portion of their business away from us to such competitors, include:

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Large-scale, global competitors with broad, sometimes larger, product portfolios and service offerings. These competitors may have greater financial, technical and marketing resources available to them compared to the resources allocated to our products and services that compete against their products and services. Competitors within this category include Schneider Electric, S.E. and Eaton Corporation Plc, each of which have a large, global presence and compete directly in the markets in which we operate. Industry consolidation may also impact the competitive landscape by creating larger, more homogeneous and potentially stronger competitors in the markets in which we operate.

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Offering-specific competitors with products and services that compete globally but with a limited set of product offerings. These competitors may be able to focus more closely on a segment of the market and be able to apply targeted financial, technical and marketing resources in ways that we cannot, potentially leading to stronger brand recognition and more competitive pricing.

•	Regional or country-level competitors that compete with us in a limited geographic area.

We may not realize the expected benefits from any rationalization and improvement efforts that we have taken or may take in the future.

We are continuously evaluating, considering and implementing possible rationalization and realignment initiatives to reduce our overall cost base and improve efficiency. There can be no assurance that we will fully realize the benefits of such efforts that we have taken or will take in the future within the expected time frame, or at all, and we may incur additional and/or unexpected costs to realize them. Further, we may not be able to sustain any achieved benefits in the future. In addition, these actions and potential future efforts could yield other unintended consequences, such as distraction of management and employees, business disruption, reduced employee morale and productivity, and unexpected employee attrition, including the inability to attract or retain key personnel. If we fail to achieve the expected benefits of any rationalization or realignment initiatives and improvement efforts, or if other unforeseen events occur in connection with such efforts, our business, results of operations and financial condition could be negatively impacted.

Disruption of, or consolidation or changes in, the markets or operating models of our independent sales representatives, distributors and original equipment manufacturers could have a material adverse effect on our results of operations.

We rely, in part, on independent sales representatives, distributors and original equipment manufacturers for the distribution of our products and services, some of whom operate on an exclusive basis. If these third parties’ financial condition or operations weaken, including as a result of a shift away from the go-to-market operating model they currently follow, and they are unable to successfully market and sell our products, our revenue and gross margins could be adversely affected. In addition, if there are disruptions or consolidation in their markets, such parties may be able to improve their negotiating position and renegotiate historical terms and agreements for the distribution of our products or terminate relationships with us in favor of our competitors. Changes in the negotiating position of such third parties in future periods could have an adverse effect on our results of operations.

If we are unable to obtain performance and other guarantees from financial institutions, we may be prevented from bidding on, or obtaining, certain contracts, or our costs with respect to such contracts could be higher.

In accordance with industry practice for large data center construction opportunities, we are required to provide guarantees, including bid-bonds, advance payment and performance guarantees for our performance and project completion dates. Some customers require these guarantees to be issued by a financial institution, and historic global financial conditions have in the past, and may in the future, make it more difficult and expensive to obtain these guarantees. If, in the future, we cannot obtain such guarantees on commercially reasonable terms or at all, we could be prevented from bidding on, or obtaining, such large construction contracts, or our costs for such contracts could be higher and, in either case, could have an adverse effect on our business, results of operations and financial condition.

We may not realize all of the sales expected from our backlog of orders and contracts.

Our backlog consists of the value of product and service orders for which we have received a customer purchase order or purchase commitment and which have not yet been delivered. As of September 30, 2019 and December 31, 2018, our estimated combined order backlog was approximately $1,400.8 million and $1,502.0 million, respectively. The vast majority of our combined backlog is considered firm and expected to be delivered within one year. Our customers have the right in some circumstances, usually with penalties or termination consequences, to reduce or defer firm orders in backlog. If customers terminate, reduce or defer firm orders, whether due to fluctuations in their business needs or purchasing budgets or other reasons, our sales will be adversely affected and we may not realize the revenue we expect to generate from our backlog or, if realized, may not result in profitable revenue. More generally, we do not believe that our backlog estimates as of any date are indicative of revenues for any future period.

Our global operations and entity structure result in a complex tax structure where we are subject to income and other taxes in the United States and numerous foreign jurisdictions. Unanticipated changes in our tax provisions, variability of our quarterly and annual effective tax rate, the adoption of new tax legislation or exposure to additional tax liabilities could impact our financial performance.

Our global operations and entity structure result in a complex tax structure where we are subject to income and other taxes in the United States and numerous foreign jurisdictions. Variability in the mix and profitability of domestic and international activities, identification and resolution of various tax uncertainties, changes in tax laws and rates or other regulatory actions regarding taxes, and the extent to which we are able to realize net operating loss and other carryforwards included in deferred tax assets and avoid potential adverse outcomes included in deferred tax liabilities, among other matters, may significantly impact our effective income tax rate in the future. Our effective tax rate in any given financial reporting period may be materially impacted by mix and level of earnings or losses by jurisdiction as well as the discrete recognition of taxable events and exposures.

Future legislation and regulation, both in the United States and abroad, governing the Internet services, other related communications services and information technologies could disrupt our customers’ markets resulting in declines in sales volume and prices of our products and otherwise have an adverse effect on our business operations.

Various laws and governmental regulations, both in the United States and abroad, governing Internet related services, related communications services and information technologies remain largely unsettled, even in areas where there has been some legislative action. For example, in the United States regulations governing aspects of fixed broadband networks and wireless networks may change as a result of proposals regarding net neutrality and government regulation of the Internet, which could impact our communication networks customers. There may also be forthcoming regulation in the United States in the areas of cybersecurity, data privacy and data security, any of which could impact us and our customers. Similarly, data privacy regulations outside of the United States continue to evolve. Future legislation could impose additional costs on our business, disrupt our customers’ markets or require us to make changes in our operations which could adversely affect our operations.

Any failure of our offerings could subject us to substantial liability, including product liability claims, which could damage our reputation or the reputation of one or more of our brands.

The offerings that we provide are complex, and our regular testing and quality control efforts may not be effective in controlling or detecting all quality issues or errors, particularly with respect to faulty components manufactured by third parties. Defects could expose us to product warranty claims, including substantial expense for the recall and repair or replacement of a product or component, and product liability claims, including liability for personal injury or property damage. We are not generally able to limit or exclude liability for personal injury or property damage to third parties under the laws of most jurisdictions in which we do business and, in the event of such incident, we could spend significant time, resources and money to resolve any such claim. We may be required to pay for losses or injuries purportedly caused by the design, manufacture, installation or operation of our products or by solutions performed by us or third parties.

An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, delays in customer payments or refusals by our customers to make such payments, increased inventory costs, product reengineering expenses and our customers’ inability to operate their enterprises. Such defects could also negatively impact customer satisfaction and sentiment, generate adverse publicity, reduce future sales opportunities and damage our reputation or the reputation of one or more of our brands. Any of these outcomes could have an adverse effect on our results of operations and financial condition.

In order to successfully operate as an independent public company and implement our business plans, we must identify, attract, develop, train, motivate and retain key employees, and failure to do so could seriously harm us.

In order to successfully operate as an independent public company and implement our business plans, we must identify, attract, develop, motivate, train and retain key employees, including qualified executives, management, engineering, sales, marketing, IT support and service personnel. The market for such individuals may be highly competitive. Attracting and retaining key employees in a competitive marketplace requires us to provide a competitive compensation package, which often includes cash- and equity-based compensation. If our total compensation package is not viewed as competitive, our ability to attract, motivate and retain key employees could be weakened and failure to successfully hire or retain key employees and executives could adversely impact us.

We may elect not to purchase insurance for certain business risks and expenses and, for the insurance coverage we have in place, such coverage may not address all of our potential exposures or, in the case of substantial losses, may be inadequate.

We may elect not to purchase insurance for certain business risks and expenses, such as claimed intellectual property infringement, where we believe we can adequately address the anticipated exposure or where insurance coverage is either not available at all or not available on a cost-effective basis. In addition, product liability and product recall insurance coverage is expensive and may not be available on acceptable terms, in sufficient amounts, or at all. We may be named as a defendant in product liability or other lawsuits asserting potentially large claims if an accident occurs at a location where our products, solutions or services have been or are being used. For those policies that we do have, insurance coverage may be inadequate in the case of substantial losses, or our insurers may refuse to cover us on specific claims. Losses not covered by insurance could be substantial and unpredictable and could adversely impact our financial condition and results of operations. If we are unable to maintain our portfolio of insurance coverage, whether at an acceptable cost or at all, or if there is an increase in the frequency or damage amounts claimed against us, our business, results of operations and financial condition may be negatively impacted.

Any failure by us to identify, manage, integrate and complete acquisitions, divestitures and other significant transactions successfully could harm our financial results, business and prospects.

As part of our business strategy, we have in the past and may, from time to time, in the future acquire businesses or interests in businesses, including non-controlling interests, or form joint ventures or create strategic alliances. Whether we realize the anticipated benefits from such activities depends, in part, upon the successful integration between the businesses involved, the performance and development of the underlying products, capabilities or technologies, our correct assessment of assumed liabilities and the management of the operations. Accordingly, our financial results could be adversely affected by unanticipated performance and liability issues, our failure to achieve synergies and other benefits we expected to obtain, transaction-related charges, amortization related to intangibles, and charges for impairment of long-term assets. These transactions may not be successful.

Our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.

As of September 30, 2019, we had total goodwill and net intangible assets of $1,457.6 million which constituted approximately 31.6 percent of our total assets. We assess our net intangible assets and goodwill for impairment annually, and we conduct an interim evaluation whenever events or changes in circumstances, such as operating losses or a significant decline in earnings associated with the acquired business or asset, indicate that these assets may be impaired. For example, as a result of our annual impairment test, goodwill impairment charges of $57 million and $154 million were recorded in 2016 and 2015, respectively, relating to declines in the estimated fair value of the EMEA segment. In view of the sale price of Vertiv in connection with the Separation, and the lower than forecasted operating results in the EMEA segment, Vertiv reviewed this segment for potential impairment and recorded a $57 million non-cash goodwill impairment charge as of September 30, 2016. Additionally, the EMEA segment was unable to meet its operating objectives due to the continued weak economy in Western Europe since an acquisition in 2010. The weak economic recovery combined with intense competitive and market pressures negatively affected profitability in the EMEA segment in 2015 and as such we recorded an impairment of $154 million. Our ability to realize the value of goodwill and net intangible assets will depend on the future cash flows of the businesses to which the goodwill relates. If we are not able to realize the value of the goodwill and net intangible assets, this could adversely affect our results of operations and financial condition, and also result in an impairment of those assets.

The global scope of our operations could impair our ability to react quickly to changing business and market conditions and enforce compliance with company-wide standards and procedures.

As of September 30, 2019, we employed over 19,700 people globally and had manufacturing facilities in the Americas, Asia Pacific and EMEA. We generate substantial revenue outside of the United States and expect that foreign revenue will continue to represent a significant portion of our total revenues. In order to manage our day-to-day operations, we must overcome cultural and language barriers and assimilate different business practices. In addition, we are required to create compensation programs, employment policies and other administrative programs that comply with the laws of multiple countries. We also must communicate and monitor company-wide standards and directives across our global network. Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and to enforce compliance with company-wide standards and procedures.

Our sales and operations in emerging markets exposes us to economic and political risks.

We generate a significant portion of our revenue from sales in emerging markets. Serving a global customer base requires that we place more materials, production and service assets in emerging markets to capitalize on market opportunities and maintain our cost position. Newer geographic markets may be relatively less profitable due to our investments associated with entering such markets and local pricing pressures, and we may have difficulty establishing and maintaining the operating infrastructure necessary to support the high growth rates associated with some of those markets. Operations in emerging markets can also present risks that are not encountered in countries with well-established economic and political systems, including:

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changes or ongoing instability in a country’s or region’s economic or political conditions, including inflation, recession, interest rate fluctuations and actual or anticipated military or political conflicts, which could make it difficult for us to anticipate future business conditions, cause delays in the placement of orders, complicate our dealings with governments regarding permits and other regulatory matters and make our customers less willing to make cross-border investments;

•	unpredictable or more frequent foreign currency exchange rate fluctuations;

•	inadequate infrastructure, including lack of adequate power and water supplies, transportation, raw materials and parts;

•	foreign state takeovers of our facilities, trade protectionism, state-initiated industry consolidation or other similar government actions or control;

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changes in and compliance with international, national or local regulatory and legal environments, including laws and policies affecting trade, economic sanctions, foreign investment, labor relations, foreign anti-bribery and anti-corruption;

•	the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

•	longer collection cycles and financial instability among customers;

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trade regulations, boycotts and embargoes, including policies adopted by countries that may favor domestic companies and technologies over foreign competitors, which could impair our ability to obtain materials necessary to fulfill contracts, pursue business or establish operations in such countries;

•	difficulty of obtaining adequate financing and/or insurance coverage;

•	fluctuations in freight costs, limitations on shipping and receiving capacity, and other disruptions in the transportation and shipping infrastructure;

•	political or social instability that may hinder our ability to send personnel abroad or cause us to move our operations to facilities in countries with higher costs and less efficiencies;

•	difficulties associated with repatriating earnings generated or held abroad in a tax-efficient manner, changes in tax laws, or tax inefficiencies; and

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exposure to wage, price and capital controls, local labor conditions and regulations, including local labor disruptions and rising labor costs which we may be unable to recover in our pricing to customers.

Consequently, our exposure to the conditions in or affecting emerging markets may have an adverse effect on our business, results of operations and financial condition.

We are exposed to fluctuations in foreign currency exchange rates, and our hedging activities may not protect us against the consequences of such fluctuations on our earnings and cash flows.

As a result of our global operations, our business, results of operations and financial condition may be adversely affected by fluctuations in currency exchange rates, most notably the strengthening of the U.S. dollar against the primary foreign currencies, which could adversely impact our revenue growth in future periods. For example, if the U.S. dollar strengthens against other currencies such as the euro, our revenues reported in U.S. dollars would decline. In addition, for U.S. dollar-denominated sales, an increase in the value of the U.S. dollar would increase the real cost to customers of our products in markets outside the United States, which could result in price concessions in certain markets, impact our competitive position or have an adverse effect on demand for our products and consequently on our business, results of operations and financial condition.

Legal compliance issues, particularly those related to our imports/exports and foreign operations, could adversely impact our business.

We are subject to various anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, as amended, that prohibit payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business. We operate in several less-developed countries and regions that are generally recognized as having a greater risk of potentially corrupt business environments. Our legal compliance and ethics programs, including a code of business conduct, policies on anti-bribery, export controls, environmental and other legal compliance, and periodic training to relevant associates on these matters, are designed to reduce the likelihood of a legal compliance violation. Nevertheless, such a violation could still occur, disrupting our business through fines, penalties, diversion of internal resources, negative publicity and possibly severe criminal or civil sanctions.

We are also subject to applicable import laws, export controls and economic sanctions laws and regulations. Changes in import and export control or trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in claims for breach of existing contracts and modifications to existing compliance programs and training schedules. Violations of the applicable export or import control, or economic sanctions laws and regulations, such as an export to an embargoed country, or to a denied party, or the export of a product without the appropriate governmental license, may result in penalties, including fines, debarments from export privileges, and loss of authorizations needed to conduct aspects of our international business, and may harm our ability to enter into contracts with our customers who have contracts with the U.S. government. A violation of the laws and regulations enumerated above could have an adverse effect on our business, results of operations and financial condition.

We are subject to risks related to legal claims and proceedings filed by or against us, and adverse outcomes in these matters may materially harm our business.

We are subject to various claims, disputes, investigations, demands, arbitration, litigation, or other legal proceedings. Legal claims and proceedings may relate to labor and employment, commercial arrangements, intellectual property, environmental, health and safety, property damage, theft, personal injury and various other matters. Legal matters are inherently uncertain and we cannot predict the duration, scope, outcome or consequences. In addition, legal matters are expensive and time-consuming to defend, settle, and/or resolve, and may require us to implement certain remedial measures that could prove costly or disruptive to our business and operations. The unfavorable resolution of one or more of these matters could have an adverse effect on our business, results of operations and financial condition.

Our financial performance may suffer if we cannot continue to develop, commercialize or enforce the intellectual property rights on which our businesses depend, some of which are not patented or patentable, or if we are unable to gain and maintain access to relevant intellectual property rights of third parties through license and other agreements.

Our business relies on a substantial portfolio of intellectual property rights, including trademarks, trade secrets, patents, copyrights and other such rights globally. Intellectual property laws and the protection and enforcement of our intellectual property vary by jurisdiction and we may be unable to protect or enforce our proprietary rights adequately in all cases or such protection and enforcement may be unpredictable and costly, which could adversely impact our growth opportunities, financial performance and competitive position. In addition, our intellectual property rights could be challenged, invalidated, infringed or circumvented, or insufficient to take advantage of current market trends or to provide competitive advantage. For our patent filings, because of the existence of a large number of patents in our fields, the secrecy of some pending patent applications, and the rapid rate of issuance of new patents within our applicable fields, it is not economically practical or even possible to determine conclusively in advance whether a product or any of its components infringes the patent rights of others.

We also rely on maintenance of proprietary information (such as trade secrets, know-how and other confidential information) to protect certain intellectual property. Trade secrets and/or confidential know-how can be difficult to maintain as confidential and we may not obtain confidentiality agreements in all circumstances, or individuals may unintentionally or willfully disclose our confidential information improperly. In addition, confidentiality agreements may not provide an adequate remedy in the event of an unauthorized disclosure of our trade secrets or other confidential information, and the enforceability of such confidentiality agreements may vary from jurisdiction to jurisdiction. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets. Failure to obtain or maintain trade secrets, protection of know-how and other confidential information could adversely impact our business.

In addition, we rely on licensing certain intellectual property rights from third parties. For example, many of our software offerings are developed using software components or other intellectual property licensed from third parties, including proprietary and open source licenses. This practice requires that we monitor and manage our use of third-party and open source software components to comply with the applicable license terms and avoid any inadvertent licensing or public disclosure of our intellectual property pursuant to such license terms, and our ability to comply with such license terms may be affected by factors that we can only partially influence or control. The continuation of good licensing relationships with our third-party licensors is important to our business. It is possible that merger or acquisition activity or the granting of exclusive licenses may result in reduced availability and/or a change to the license terms that were previously in place. If any of our third-party licensors are acquired by our competitors, there is a risk that the applicable licensed intellectual property may no longer be available to us or available only on less favorable terms. Loss of our license rights and an inability to replace such software with other third-party intellectual property on commercially reasonable terms, or at all, could adversely impact our business, results of operations and financial condition.

Third-party claims of intellectual property infringement, including patent infringement, are commonplace and successful third-party claims may limit or disrupt our ability to sell our offerings.

Third parties may claim that we, or customers using our products, are infringing their intellectual property rights. For example, patent assertion entities, or non-practicing entities, may purchase intellectual property assets for the purpose of asserting infringement claims and attempting to extract settlements from us. Regardless of the merit of these claims, they can be time-consuming, costly to defend, and may require that we develop or substitute non-infringing technologies, redesign affected products, divert management’s attention and resources away from our business, require us to enter into settlement or license agreements that may not be available on commercially reasonable terms, pay significant damage awards, including treble damages if we were found to be willfully infringing, or temporarily or permanently cease engaging in certain activities or offering certain products or services in some or all jurisdictions, and any of the foregoing could adversely impact our business.

Furthermore, because of the potential for unpredictable significant damage awards or injunctive relief, even arguably unmeritorious claims may be settled for significant amounts of money. In addition, in circumstances in which we are the beneficiary of an indemnification agreement for such infringement claims, the indemnifying party may be unable or unwilling to uphold its indemnification obligations to us. Our customer contracts and certain of our intellectual property license agreements often include obligations to indemnify our customers and licensees against certain claims of intellectual property infringement, and these obligations may be uncapped. If claims of intellectual property infringement are brought against such customers or licensees in respect of the intellectual property rights, products or services that we provide to them, we may be required to defend such customers or licensees and/or pay a portion of, or all, the costs these parties may incur related to such litigation or claims. In addition, our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions, as we have a lower level of visibility into the development process with respect to such acquired technology or the care taken to safeguard against infringement or similar risks with respect thereto.

We are subject to environmental, health and safety laws and regulations, including regulations related to the composition and takeback of our products and related to our ownership, lease or operation of the facilities in which we operate, and, as a result, may face significant costs or liabilities associated with environmental, health and safety matters.

We are subject to a broad range of foreign and domestic environmental, health and safety laws, regulations and requirements, including those relating to the discharge of regulated materials into the environment, the generation and handling of hazardous substances and wastes, human health and safety, and the content, composition and takeback of our products. For example, the European Union (EU) Restriction on the Use of Certain Hazardous Substances in Electrical and Electronic Equipment Directive and similar laws and regulations of China and other jurisdictions limit the content of certain hazardous materials such as lead, mercury, and cadmium in the manufacture of electrical equipment, including our products. Additionally, the EU, China and other jurisdictions have adopted or proposed versions of the Waste Electrical and Electronic Equipment Directive, which requires producers of electrical and electronic equipment to assume responsibility for collecting, treating, recycling and disposing of products when they have reached the end of their useful life, as well as Registration, Evaluation, Authorization and Restriction of Chemical Substances regulations, which regulate the handling and use of certain chemical substances that may be used in our products.

If we fail to comply with applicable environmental, health and safety laws and regulations, we may face administrative, civil or criminal fines or penalties, the suspension or revocation of necessary permits and requirements to install additional pollution controls. Furthermore, current and future environmental, health and safety laws, regulations and permit requirements could require us to make changes to our operations or incur significant costs relating to compliance. For example, as climate change issues become more prevalent, foreign, federal, state and local governments and our customers have been responding to these issues. The increased focus on environmental sustainability may result in new regulations and customer requirements, or changes in current regulations and customer requirements, which could materially adversely impact our business, results of operations and financial condition. In addition, we handle hazardous materials in the ordinary course of operations and there may be spills or releases of hazardous materials into the environment. We have significant manufacturing facilities in North and South America, in Asia-Pacific and in EMEA. At sites which we own, lease or operate, or have previously owned, leased or operated, or where we have disposed or arranged for the disposal of hazardous materials, we are currently liable for contamination, and could in the future be liable for additional contamination. We have been, and may in the future, be required to participate in the remediation or investigation of, or otherwise bear liability for, such contamination and be subject to claims from third parties whose property damage, natural resources damage or personal injury is caused by such contamination.

We have a limited history of operating as an independent company, and our historical consolidated and unaudited financial information is not necessarily representative of the results that we will achieve as an independent company and may not be a reliable indicator of our future results.

Our historical consolidated and unaudited consolidated financial information included in this proxy statement is not necessarily indicative of our future results of operations, financial condition or cash flows, nor does it reflect what our results of operations, financial condition or cash flows would have been as an independent company during the periods presented. In particular, our historical consolidated financial information included in this proxy statement is not necessarily indicative of our future results of operations, financial condition or cash flows primarily because of the following factors:

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Prior to the Separation in the fiscal fourth quarter of 2016, our business was operated by Emerson as part of its broader corporate organization, rather than as an independent company. During such time, Emerson or one of its affiliates provided support for various corporate functions for us, such as information technology, shared services, medical insurance, procurement, logistics, marketing, human resources, legal, finance and internal audit.

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Our historical consolidated financial results reflect the direct, indirect and allocated costs for such services historically provided by Emerson prior to the Separation, and these costs may significantly differ from the comparable expenses we would have incurred as an independent company;

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Prior to the Separation, our working capital requirements and capital expenditures historically were satisfied as part of Emerson’s corporate-wide cash management and centralized funding programs, and our cost of debt and other capital may significantly differ from that which is reflected in our historical combined financial statements for the periods prior to the Separation;

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The historical combined financial information for the periods prior to the Separation may not fully reflect the costs associated with the Separation, including the costs related to being an independent company;

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Our historical combined financial information for the periods prior to the Separation does not reflect our obligations under the various transitional and other agreements that we entered into with Emerson in connection with the Separation; and these historical combined financial results reflect the direct, indirect and allocated costs for such services historically provided by Emerson, and these costs may significantly differ from the comparable expenses we would have incurred as an independent company; and

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Our business was integrated with that of Emerson and, prior to the Separation, we benefitted from Emerson’s size and scale in costs, employees and vendor and customer relationships. Thus, costs we will incur as an independent company may significantly exceed comparable costs we would have incurred as part of Emerson and some of our customer relationships may be weakened or lost.

Please refer to “Selected Consolidated Historical Financial and Other Information of Vertiv Holdings,” “Vertiv Holding’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated and combined financial statements and the notes to those statements included elsewhere in this proxy statement.

We have recorded net losses in the past and may experience net losses in the future.

For the nine months ended September 30, 2019 and 2018 (Successor), the years ended December 31, 2018 and 2017 (Successor), the one month ended December 31, 2016 (Successor) and the years ended September 30, 2015 and 2014 (Predecessor), we recorded consolidated and combined net losses of $106.9 million, $274.3 million, $314.0 million, $369.6 million, $171.2 million, $61.8 million and $235.6 million, respectively. Our future results of operations are uncertain and we may continue to record net losses in future periods.

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from making payments on the Existing Notes, the Senior Secured Credit Facilities and our other debt obligations (if any).

We and our subsidiaries have a substantial amount of debt, including existing outstanding indebtedness under the Existing Notes and the Senior Secured Credit Facilities. At September 30, 2019, and on a pro forma basis after giving effect to the consummation of the Business Combination, we and our subsidiaries would have had approximately $2,060.1 million, including $874.2 million of senior secured debt outstanding, under the no redemption scenario and $2,411.3 million, including $1,240.2 million of senior secured debt outstanding, under the maximum redemption scenario. In addition we would have had $251.3 million of undrawn commitments (which undrawn commitments are available subject to customary borrowing base conditions) under the Asset-Based Revolving Credit Facility, which, if drawn, would be secured. For more information on the effect of our debt on the post-business combination company, see “Unaudited Pro Forma Condensed Combined Financial Information.”

Our substantial level of indebtedness could have important consequences, including making it more difficult for us to satisfy our obligations; increasing our vulnerability to adverse economic and industry conditions;

limiting our ability to obtain additional financing for future working capital, capital expenditures, raw materials, strategic acquisitions and other general corporate requirements; exposing us to interest rate fluctuations because the interest on the debt under the Term Loan Facility and the Asset-Based Revolving Credit Facility is imposed at variable rates; requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt (including scheduled repayments on the outstanding term loan borrowings under the Term Loan Facility), thereby reducing the availability of our cash flow for operations and other purposes; making it more difficult for us to satisfy our obligations to our lenders, resulting in possible defaults on and acceleration of such indebtedness; limiting our ability to refinance indebtedness or increase the associated costs; requiring us to sell assets to reduce debt or influence our decision about whether to do so; limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate or prevent us from carrying out capital spending that is necessary or important to our growth strategy and efforts to improve operating margins of our business; and placing us at a competitive disadvantage compared to any competitors that have less debt or comparable debt at more favorable interest rates and that, as a result, may be better positioned to withstand economic downturns.

We are subject to fluctuations in interest rates and we do not presently have any existing interest rate swap agreements.

Borrowings under the Term Loan Facility and the Asset-Based Revolving Credit Facility are subject to variable rates of interest and expose us to interest rate risk. At present, we do not have any existing interest rate swap agreements, which involve the exchange of floating for fixed rate interest payments to reduce interest rate volatility. However, we may decide to enter into such swaps in the future. If we do, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness and any swaps we enter into may not fully mitigate our interest rate risk, may prove disadvantageous or may create additional risks.

Despite substantial levels of indebtedness, we and our subsidiaries have the ability to incur more indebtedness. Incurring additional debt could further intensify the risks described above.

We may be able to incur additional debt in the future and the terms of the indentures governing the Existing Notes, and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility will not fully prohibit us and our subsidiaries, as applicable, from doing so. We have the ability to draw upon our $400.0 million Asset-Based Revolving Credit Facility (subject to customary borrowing base limitations) and the ability to increase the aggregate availability thereunder by up to $150.0 million (subject to receipt of commitments). We also have the ability to draw upon the uncommitted accordion provided under the Term Loan Facility, which, as of the date of closing of the Term Loan Facility, permitted incremental term loans thereunder of up to $325.0 million, plus the sum of all voluntary prepayments of the Term Loan Facility and certain permitted indebtedness that is secured on a pari passu basis with the Term Loan Facility, in each case, to the extent not financed with the incurrence of additional long-term indebtedness, plus an unlimited amount so long as the “consolidated first lien net leverage ratio” (as defined in the Term Loan Facility) of Vertiv Group and its restricted subsidiaries, determined on a pro forma basis, would not exceed 3.05:1.00. We have incurred $325.0 million in initial aggregate principal amount of incremental term loans since the closing of the Term Loan Facility. The amount of the Term Loan Facility and the Asset-Based Revolving Credit Facility may be increased if we meet certain conditions. If new debt is added to our current debt levels, the related risks that we now face could intensify and we may not be able to meet all our respective debt obligations. In addition, the Term Loan Facility, the Asset-Based Revolving Credit Facility and the indentures governing the Existing Notes do not prevent us from incurring obligations that do not constitute indebtedness under those agreements.

Restrictive covenants in the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility could restrict our operating flexibility.

The indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility contain covenants that limit our and our restricted subsidiaries’

ability to take certain actions. These restrictions may limit our ability to operate our businesses, prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise.

The indentures governing the Existing Notes contain restrictive covenants that, among other things, limit certain of our subsidiaries’ ability to incur additional indebtedness or issue preferred stock; pay dividends, redeem stock or make other distributions; make other restricted payments or investments; create liens on assets; create restrictions on payment of dividends or other amounts by us to our restricted subsidiaries; transfer or sell assets; engage in mergers or consolidations; engage in certain transactions with affiliates; and, in the case of the 2024 Senior Notes only, designate subsidiaries as unrestricted subsidiaries.

The credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility restrict (subject to customary exceptions), among other things, certain of our subsidiaries’ ability to incur additional indebtedness; pay dividends or other payments on capital stock; guarantee other obligations; grant liens on assets; make loans, acquisitions or other investments; dispose of assets; make optional payments of, or otherwise modify, certain debt instruments; engage in transactions with affiliates; amend organizational documents; engage in mergers or consolidations; enter into arrangements that restrict certain of our subsidiaries’ ability to pay dividends; change the nature of the business conducted by Vertiv Group and its subsidiaries; and designate our subsidiaries as unrestricted subsidiaries.

In addition, under the Asset-Based Revolving Credit Facility, if availability goes below a certain threshold, Vertiv Group and its restricted subsidiaries are required to comply with a minimum “consolidated fixed charge coverage ratio” (as defined in the Asset-Based Revolving Credit Facility).

Our ability to comply with the covenants and restrictions contained in the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility is not fully within our control and breaches of such covenants or restrictions could trigger adverse consequences.

Our ability to comply with the covenants and restrictions contained in the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility may be affected by economic conditions and by financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these covenants in future periods will also depend substantially on the pricing and sales volume of our products, our success at implementing cost reduction initiatives and our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default under the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and/or the Asset-Based Revolving Credit Facility that would permit the holders or applicable lenders to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest and any applicable redemption premium. In that case, the applicable borrowers may be unable to borrow under the Term Loan Facility and the Asset-Based Revolving Credit Facility, may not be able to repay the amounts due under the Term Loan Facility and the Asset-Based Revolving Credit Facility, and may not be able make cash available to us, by dividend, debt repayment or otherwise, to enable us to make payments on the notes. In addition, the lenders under the Term Loan Facility and the Asset-Based Revolving Credit Facility could proceed against the collateral securing that indebtedness. This could have serious consequences to our financial position, results of operations and/or cash flows and could cause us to become bankrupt or insolvent.

Our business plan is dependent on access to funding through the capital markets.

Our ability to invest in our businesses, make strategic acquisitions and refinance maturing debt obligations requires access to the capital markets and sufficient bank credit lines to support short-term borrowings. Volatility in the capital markets may increase costs associated with issuing commercial paper or other debt instruments, or affect our ability to access those markets. Any decline in the ratings of our corporate credit or any indications from the rating agencies that their ratings on our corporate credit are under surveillance or review with possible negative implications could adversely impact our ability to access capital. If we are unable to continue to access the capital markets, our ability to effectively execute our business plan could be adversely affected, which could have a material adverse effect on our business and financial results. Additionally, if our customers, suppliers or financial institutions are unable to access the capital markets to meet their commitments to us, our business could be adversely impacted.

Risks Related to the Business Combination and GSAH

The Sponsor and each of our officer and directors have agreed to vote in favor of the Business Combination and the other proposals described herein to be presented at the Special Meeting, regardless of how our public stockholders vote.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if our Initial Stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Neither the GSAH Board nor any committee thereof obtained a third party valuation in determining whether or not to pursue the Business Combination.

Neither the GSAH Board nor any committee thereof is required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying for Vertiv is fair to us from a financial point of view. Neither the GSAH Board nor any committee thereof obtained a third party valuation in connection with the Business Combination. In analyzing the Business Combination, the GSAH Board conducted due diligence on Vertiv. The GSAH Board also consulted with the Company’s management and its legal counsel, financial advisor and other advisors and considered a number of factors, uncertainty and risks, including, but not limited to, those discussed under “Proposal No. 1—Approval of the Business Combination—GSAH’s Board of Directors’ Reasons for the Approval of the Business Combination,” and concluded that the Business Combination was in the best interest of GSAH’s stockholders. Accordingly, investors will be relying solely on the judgment of the GSAH Board in valuing Vertiv, and the GSAH Board may not have properly valued such businesses. The lack of a third party valuation may also lead an increased number of stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination.

Since the Sponsor and the members of GSAH’s management team have interests that are different, or in addition to (and which may conflict with), the interests of our stockholders, a conflict of interest may have existed in determining whether the Business Combination is appropriate as our initial business combination. Such interests include that the Sponsor will lose its entire investment in us if our business combination is not completed.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsor and our directors have interests in such proposal that are different from, or in addition to, those of our stockholders and warrant holders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. GSAH stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

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If we do not consummate a business combination by June 12, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), we would (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the 17,250,000 shares of Class B common stock owned by our Initial Stockholders, including the Sponsor, would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because the Sponsor and each of our officer and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete a business combination within the required period. Additionally, in such event, the 10,533,333 private placement warrants that the Sponsor paid $15.8 million for will expire worthless. Certain of our directors, including David M. Cote, have a direct or indirect economic interest in such shares and private placement warrants. The 17,250,000 shares of Class A common stock that the Initial Stockholders will hold following the Business Combination, if unrestricted and freely tradable, would have had aggregate market value of approximately $         million based upon the closing price of $         per share of Class A common stock on the NYSE on                     , 2020, the most recent practicable date prior to the date of this proxy statement. Given such shares of our common stock will be subject to certain restrictions, we believe such shares have less value. The 10,533,333 private placement warrants that the Sponsor will hold following the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately $         million based upon the closing price of $         per warrant on the NYSE on                     , 2020, the most recent practicable date prior to the date of this proxy statement.

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David M. Cote, our Chief Executive Officer, President and Secretary, and Chairman of our Board, is expected to be the Executive Chairman of our Board after the consummation of the Business Combination. Roger Fradin and Steven S. Reinemund, both of whom are our directors, are expected to be on our Board after consummation of the Business Combination. As such, in the future, Mr. Cote, Mr. Fradin and Mr. Reinemund will receive any cash fees, stock options, stock awards or other remuneration that our Board determines to pay to them.

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Our existing management team members will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Mergers and pursuant to the Merger Agreement.

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In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

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Upon completion of the Business Combination, an aggregate amount of approximately $50 million in deferred underwriting discount, advisory fees and placement agent fees, will be payable to Goldman Sachs & Co. LLC, an affiliate of us and the Sponsor. Additionally, Raanan A. Agus is a Participating Managing Director of Goldman Sachs and one of our directors.

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Affiliates of Goldman Sachs are lenders to Vertiv under the Term Loan Facility and Asset-Based Revolving Credit Facility, with an aggregate of approximately $23.5 million and approximately $16.3 million outstanding to such affiliates in the Term Loan Facility and the Asset-Based Revolving Credit Facility, respectively, as of the date of this proxy statement. We intend to use a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay a portion of the outstanding Term Loan Facility and, as a result, such affiliates would receive their pro rata portion of such proceeds. In addition, as of the date of this proxy statement, affiliates of Goldman Sachs hold an aggregate of approximately $180,000 of the Existing Notes.

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The Sponsor Related PIPE Investors have subscribed for $230 million of the PIPE Investment, for which they will receive up to 23 million shares of our Class A common stock. See “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Subscription Agreements.”

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Pursuant to the Amended and Restated Registration Rights Agreement, our Initial Stockholders, the Sponsor Related PIPE Investors and the Vertiv Stockholder will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the shares of Class A common stock and warrants held by such parties.

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The New Vertiv Certificate of Incorporation will contain a provision that expressly elects not to be governed by Section 203 (Delaware’s “interested stockholder” statute) of the Delaware General Corporation Law.

The existence of financial and personal interests of one or more of GSAH’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GSAH and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No.1—Interests of GSAH’s Management Team in the Business Combination” for a further discussion of these considerations.

The financial and personal interests of the Sponsor and Mr. Cote as well as GSAH’s other directors (including those of their respective affiliates) may have influenced their motivation in identifying and selecting Vertiv as a business combination target, completing an initial business combination with Vertiv and influencing the operation of the business following the initial business combination. In considering the recommendations of GSAH’s Board to vote for the proposals, its stockholders should consider these interests.

The exercise of the GSAH management team’s discretion in agreeing to changes or waivers in the terms of the Merger Agreement, including closing conditions, may result in a conflict of interest when determining whether such changes to the terms or waivers of conditions are appropriate and in GSAH’s stockholders’ best interest.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Merger Agreement, would require GSAH to agree to amend the Merger Agreement, to consent to certain actions taken by Vertiv or to waive rights that GSAH is entitled to under the Merger Agreement, including those related to closing conditions. Such events could arise because of changes in the course of Vertiv’ businesses or a request by Vertiv to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Vertiv’ businesses and would entitle GSAH to terminate the Merger Agreement. In any of such circumstances, it would be at GSAH’s discretion, acting through its Board, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this proxy statement) may result in a conflict of interest on the part of such director(s) between what he or they may believe is best for GSAH and its stockholders and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement, GSAH does not believe there will be any changes or waivers that GSAH’s management team would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, GSAH will circulate a new or amended proxy statement and resolicit GSAH’s stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the Business Combination Proposal.

We and Vertiv will incur significant transaction and transition costs in connection with the Business Combination.

We and Vertiv have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and Vertiv may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Merger Agreement (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of, or paid by, the party incurring such fees, expenses and costs, or otherwise paid by the Company following the closing of the Business Combination.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $50 million in deferred underwriting discount, advisory fees and placement agent fees payable to Goldman Sachs & Co. LLC, an affiliate of us and the Sponsor. The amount of the deferred underwriting discount will not be adjusted for any shares that are redeemed in connection with the Business Combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting discount and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting discount.

The Vertiv Stockholder will have significant influence over us after completion of the Business Combination.

Upon completion of the Business Combination, the Vertiv Stockholder will beneficially own approximately 37.8% of our Class A common stock. As long as the Vertiv Stockholder owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. The Vertiv Stockholder’s influence over the post-business combination company’s management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the post-business combination company, which could cause the market price of our Class A common stock to decline or prevent stockholders from realizing a premium over the market price for our Class A common stock. Because the New Vertiv Certificate of Incorporation will opt out of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) regulating certain business combinations with interested stockholders, the Vertiv Stockholder may transfer shares to a third party by transferring their common stock without the approval of our Board or other stockholders, which may limit the price that investors are willing to pay in the future for shares of our common stock. Pursuant to the Stockholders Agreement entered into by and among the Company, the Sponsor and the Vertiv Stockholder, the Vertiv Stockholder will initially have the right to nominate up to four directors (at least two of whom will be independent) to the post-business combination company’s Board. The Vertiv Stockholder’s right to nominate directors to the post-closing company’s Board is subject to its ownership percentage of the total outstanding shares of Class A common stock. If the Vertiv Stockholder holds: (1) 30% or greater of the outstanding Class A common stock, it will have the right to nominate four directors (at least two of whom will be independent); (2) less than 30% but greater than or equal to 20% of the outstanding Class A common stock, it will have the right to nominate three directors (at least one of whom will be independent); (3) less than 20% but greater than or equal to 10% of the outstanding Class A common stock, it will have the right to nominate two directors (none of whom will be required to be independent); (4) less than 10% but greater than or equal to 5% of the outstanding Class A common stock, it will have the right to nominate one director (none of whom will be required to be independent); and (5) less than 5% of the outstanding Class A common stock, it will not have the right to nominate any directors.

The Vertiv Stockholder’s interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, the Vertiv Stockholder could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree. Further, the Vertiv Stockholder is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Vertiv Stockholder may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In recognition that principals, members, directors, managers, partners, stockholders, officers, employees and other representatives of the Vertiv Stockholder and its affiliates and investment funds may serve as our directors or officers, the New Vertiv Certificate of Incorporation provides, among other things, that none of the Vertiv Stockholder or any principal, member, director, manager, partner, stockholder, officer, employee or other representative of the Vertiv Stockholder has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by the Vertiv Stockholder to itself or its other affiliates.

We will be required to pay the Vertiv Stockholder for a significant portion of the tax benefits relating to pre-Business Combination tax assets and attributes, regardless of whether any tax savings are realized.

At the closing of the Business Combination, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex F to this proxy statement. The Tax Receivable Agreement will generally provide for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings in U.S. federal, state, local and certain foreign taxes, that we actually realize (or are deemed to realize) in periods after the closing of the Business Combination as a result of (i) increases in the tax basis of certain intangible assets of Vertiv resulting from certain pre-Business Combination acquisitions, (ii) certain U.S. federal income tax credits for increasing research activities (so-called “R&D credits”) and (iii) tax deductions in respect of certain Business Combination expenses. We expect to retain the benefit of the remaining 35% of these cash tax savings. The payments described in (i) and (ii) above will generally be deferred until the close of our third taxable year following the closing of the Business Combination and will be payable over the following nine taxable years. The payments described in (iii) above will generally be deferred until the close of our fourth taxable year following the closing of the Business Combination and will be payable ratably over the following three taxable years regardless of whether we actually realize such tax benefits in such years.

Under certain circumstances (including a material breach of our obligations, certain actions or transactions constituting a change of control, a divestiture of certain assets, upon the end of the term of the Tax Receivable Agreement or after three years, at our option), payments under the Tax Receivable Agreement will be accelerated and become immediately due. In such case, the payments due upon acceleration would be based on the present value of our anticipated future tax savings using certain valuation assumptions, including that we and our subsidiaries will generate sufficient taxable income to fully utilize the applicable tax assets and attributes covered under the Tax Receivable Agreement (or, in the case of a divestiture of certain assets, the applicable tax attributes relating to such assets). Consequently, it is possible in these circumstances that the actual cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payments we are required to make at the time of acceleration. Furthermore, the acceleration of our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Additionally, the obligation to make payments under the Tax Receivable Agreement, including the acceleration of our obligation to make payments in the event of a change of control, could make us a less attractive target for a future acquisition.

While the timing of any payments under the Tax Receivable Agreement will vary depending upon the amount and timing of our taxable income, we expect that the payments that we will be required to make under the Tax Receivable Agreement could be substantial. Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and such tax reporting positions are subject to challenge by taxing authorities. Payments made under the Tax Receivable Agreement will not be returned upon a successful challenge by a taxing authority to our reporting positions, although such excess payments made to the Vertiv Stockholder may be netted against payments otherwise to be made to the Vertiv Stockholder after our determination of such excess. Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us.

For more information about the Tax Receivable Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreement—Tax Receivable Agreement.”

The announcement of the proposed Business Combination could disrupt Vertiv’s relationships with its customers, suppliers, joint venture partners and others, as well as its operating results and business generally.

Whether or not the Business Combination and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the Business Combination on Vertiv’s business include the following:

•	its employees may experience uncertainty about their future roles, which might adversely affect Vertiv’s ability to retain and hire key personnel and other employees;

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customers, suppliers, joint venture partners and other parties with which Vertiv maintains business relationships may experience uncertainty about its future and rescind their deposits, seek alternative relationships with third parties, seek to alter their business relationships with Vertiv. or fail to extend an existing relationship with Vertiv; and

•	Vertiv has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact Vertiv’s results of operations and cash available to fund its businesses.

Subsequent to consummation of the Business Combination, we may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence conducted in relation to Vertiv has identified all material issues or risks associated with Vertiv, its business or the industry in which it competes. Furthermore, we cannot assure you that factors outside of Vertiv’s and our control will not later arise. As a result of these factors, we may be exposed to liabilities and incur additional costs and expenses and we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on our financial condition and results of operations and could contribute to negative market perceptions about our securities or the post-business combination company. Additionally, we have no indemnification rights against the Vertiv Stockholder under the Merger Agreement and all of the purchase price consideration will be delivered to the Vertiv Stockholder at the closing of the Business Combination, except as set forth in the Escrow Agreement.

The Company bound a representation and warranty insurance policy and related excess policies (collectively, the “R&W Insurance Policy”) with certain insurers (the “Insurers”) on December 26, 2019, pursuant to which the Insurers will indemnify the Company for losses incurred by the Company arising out of: (i) any breach of Vertiv’s or the Vertiv Stockholder’s representations and warranties in the Merger Agreement or in certain certificates and instruments provided to the Company by Vertiv and the Vertiv Stockholder in connection with the Business Combination and (ii) any pre-closing taxes of Vertiv, in each case, subject to exclusions and other terms in the R&W Insurance Policy. However, issuance of the final R&W Insurance Policy is subject to the satisfaction of various conditions on or after the closing of the Business Combination. There is no guarantee that the final R&W Insurance Policy will be issued by the Insurers.

Accordingly, any stockholders or warrant holders of GSAH who choose to remain our stockholders or warrant holders following the Business Combination could suffer a reduction in the value of their shares, warrants and units. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

The historical financial results of Vertiv and unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what our actual financial position or results of operations would have been.

The historical financial results of Vertiv included in this proxy statement do not reflect the financial condition, results of operations or cash flows they would have achieved as a public company during the periods presented or those we will achieve in the future. The post-business combination company’s financial condition and future results of operations could be materially different from amounts reflected in its historical financial statements included elsewhere in this proxy statement, so it may be difficult for investors to compare the post-business combination company’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, GSAH being treated as the “acquired” company for financial reporting purposes in the Business Combination, the total debt obligations and the cash and cash equivalents of Vertiv on the date the Business Combination closes and the number of our public shares that are redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of the post-business combination company’s future operating or financial performance and the post-business combination company’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this proxy statement, including as a result of such assumptions not being accurate. See “Selected Unaudited Pro Forma Condensed Combined Financial Information.”

We currently intend to only complete one Business Combination with the proceeds of our IPO and the sale of the private placement warrants, which will cause us to be solely dependent on Vertiv’s business. This lack of diversification may negatively impact our operations and profitability.

We currently intend to only complete one Business Combination with the proceeds of our IPO and the sale of the private placement warrants. By completing our Business Combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success will be solely dependent upon the business and financial performance of Vertiv.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to the Business Combination. See “—Risks Related to Vertiv’s Business” for risks we may face as a result of consummating the Business Combination with Vertiv.

We have a minimum cash requirement. This requirement may make it more difficult for us to complete the Business Combination as contemplated.

The Merger Agreement provides that the Vertiv Stockholder’s obligation to consummate the Business Combination is conditioned on, among other things, the Minimum Required Funds Condition, which requires that, as of the closing of the Business Combination, the aggregate amount of cash contained in the trust account less the aggregate amount of all payments required to be made by GSAH in connection with redemptions plus the proceeds paid to GSAH upon consummation of the PIPE Investment, as adjusted pursuant to the Merger Agreement, shall equal or exceed $1,375,000,000.

In addition, pursuant to the GSAH Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Merger Agreement, then the Merger Agreement could terminate and the proposed Business Combination may not be consummated.

If such conditions are waived and the Business Combination is consummated, the cash held by us and our subsidiaries (including Vertiv) in the aggregate, after the closing of the Business Combination may not be sufficient to allow us to operate and pay our bills as they become due. Furthermore, our affiliates are not obligated to make loans to us or invest in us in the future after the Business Combination. The additional exercise of redemption rights with respect to a large number of our public stockholders may make us unable to take such actions as may be desirable in order to optimize our capital structure after consummation of the Business Combination and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses and liabilities after the closing of the Business Combination. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

The Sponsor, Vertiv or our or their respective directors, officers, advisors or respective affiliates may elect to purchase shares from public stockholders prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of our Class A common stock.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates may (1) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (2) execute agreements to purchase such shares from such investors in the future, or (3) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Condition Precedent Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of GSAH’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to (1) increase the likelihood of approving the Condition Precedent Proposals and (2) limit the number of public shares electing to redeem, including to satisfy any redemption threshold.

Entering into any such arrangements may have a depressive effect on our common stock (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. In addition, if such purchases are made, the public “float” of our public shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Future resales of common stock after the consummation of the Business Combination may cause the market price of our securities to drop significantly, even if our business is doing well.

After the consummation of the Business Combination and subject to certain exceptions, the Vertiv Stockholder will be contractually restricted from selling or transferring any shares of our common stock it received in connection with the Business Combination for a period of six months, and the Sponsor will be contractually restricted from selling or transferring the founder shares until the end of the Sponsor Lock-up Period. However, following the expiration of such lockup, neither the Vertiv Stockholder nor the Sponsor will be restricted from selling their shares of our common stock, other than by applicable securities laws. Additionally, the PIPE Investors and the Subscribing Vertiv Executives will not be restricted from selling any of their shares of our common stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Upon completion of the Business Combination, the Vertiv Stockholder, the Sponsor, the PIPE Investors and the Subscribing Vertiv Executives will collectively own approximately 80% of the outstanding shares of our Class A common stock, assuming that no public stockholders redeem their public shares in connection with the Business Combination. Assuming redemptions of approximately 55.4 million public shares (being our estimate of the maximum number of public shares that could be redeemed in connection with the Business Combination in order to satisfy the related Minimum Required Funds Condition contained in the Merger Agreement) are redeemed in connection with the Business Combination, in the aggregate, the collective ownership of the Vertiv Stockholder, the Sponsor, the PIPE Investors and the Subscribing Vertiv Executives would rise to 96% of the outstanding shares of our Class A common stock.

As restrictions on resale end and registration statements are available for use, the sale or possibility of sale of shares by the Vertiv Stockholder, the Sponsor or its members, the PIPE Investors or the Subscribing Vertiv Executives could have the effect of increasing the volatility in our share price or the market price of our Class A common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. Pursuant to the Subscription Agreements and the Amended and Restated Registration Rights Agreement, we have agreed to register the resale of the shares of Class A common stock the Vertiv Stockholder receives in connection with the Business Combination, the founder shares and the shares of our common stock issued in the PIPE Investment, in accordance with the terms and subject to the conditions of the Subscription Agreements and Amended and Restated Registration Rights Agreement, as applicable.

We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a “cashless basis” and potentially causing such warrants to expire worthless.

We are not registering the shares of our Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the issuance of the shares of our Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share (which was the offering price per unit in our IPO).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we have not asked the Sponsor to reserve for such indemnification obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. No member of our management team will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our public stockholders in connection with our liquidation would be reduced.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the required time period in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we do not intend to comply with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

The trading price of our Class A common stock, warrants and units may be volatile.

Upon and following the consummation of the Business Combination, the trading price of our Class A common stock, warrants and units may highly volatile and subject to wide fluctuations due to a number of factors such as those listed in “—Risks Related to Vertiv’s Business” and the following, some of which will be beyond our control. Some of the factors that could negatively affect the market price of our Class A common stock, warrants and units or result in significant fluctuations in price, regardless of our actual operating performance, include:

•	actual or anticipated variations in our quarterly operating results;

•	results of operations that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	changes in market valuations of similar companies;

•	changes in the markets in which we operate;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	announcements by third parties of significant claims or proceedings against us;

•	additions or departures of key personnel;

•	actions by stockholders, including the sale by the Vertiv Stockholder and the PIPE Investors of any of their shares of our common stock;

•	speculation in the press or investment community;

•	general market, economic and political conditions, including an economic slowdown;

•	uncertainty regarding economic events, including in Europe in connection with the United Kingdom’s possible departure from the European Union;

•	changes in interest rates;

•	our operating performance and the performance of other similar companies;

•	our ability to accurately project future results and our ability to achieve those and other industry and analyst forecasts; and

•	new legislation or other regulatory developments that adversely affect us, our markets or our industry.

Furthermore, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in Vertiv’s industry, and often occurs without regard to the operating performance of the affected companies. Therefore, factors that have little or nothing to do with us could cause the price of our Class A common stock, warrants and units to fluctuate, and these fluctuations or any fluctuations related to our company could cause the market price of our Class A common stock, warrants and units to decline materially.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of our management team from our business regardless of the outcome of such litigation.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing a business combination.

The fact that we are a blank check company will make compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because Vertiv is not currently subject to Section 404 of the Sarbanes-Oxley Act. The standards required for a public company under

Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of Vertiv as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to us after the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. We currently anticipate losing our “emerging growth company” status upon the consummation of the Business Combination.

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, the post-business combination company will incur significant legal, accounting and other expenses that Vertiv did not previously incur. Vertiv’s entire management team and many of its other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage its transition into a public company.

These rules and regulations will result in the post-business combination company incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for the post-business combination company to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for the post-business combination company to attract and retain qualified people to serve on its Board of Directors, its board committees or as executive officers.

We are currently an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. If the Business Combination is consummated, we currently anticipate losing our “emerging growth company” status at 2020 year end.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A common stock as consideration in the Business Combination and the PIPE Investment. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-business combination company.

The issuance of a significant number of shares of our Class A common stock in the Business Combination and in the PIPE Investment will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants.

It is anticipated that, upon completion of the Business Combination: (1) the Company’s public stockholders will own approximately 20% of our outstanding common stock; (2) the PIPE Investors (including the Sponsor Related PIPE Investors) and the Subscribing Vertiv Executives will own approximately 37% of our outstanding common stock; (3) the Sponsor and our other Initial Stockholders will own approximately 5% of our outstanding common stock; and (4) the Vertiv Stockholder will own approximately 38% of our outstanding common stock. These levels of ownership interest assume (a) that no shares are elected to be redeemed in connection with the Business Combination and (b) that we issue 127.5 million shares of common stock to the Vertiv Stockholder as part of the Merger Consideration in connection with the Merger Agreement. The PIPE Investors and the Subscribing Vertiv Executives have agreed to purchase in the aggregate approximately 123.9 million shares of Class A common stock, for approximately $1,239 million of gross proceeds, in the PIPE Investment, a portion of which is expected to be funded by the Sponsor Related PIPE Investors. In this proxy statement, we assume that approximately $1,944.0 million of the gross proceeds from the PIPE Investment and funds held in the trust account will be used to fund the Cash Consideration, the repayment of approximately $1,479.0 under the no redemption scenario and $1,113.0 under the maximum redemption scenario of Vertiv’s existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-business combination company (a) does not take into account (1) warrants to purchase Class A common stock that will remain outstanding immediately following the Business Combination or (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, but (b) does include founder shares, which will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination (such shares of Class A common stock will be subject to transfer restrictions). If the actual facts are different from these assumptions, the above levels of ownership interest will be different. For more information, please see the sections entitled “Summary of the Proxy Statement— Ownership of the Company Following the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information.”

The issuance of additional shares of Class A common stock will significantly dilute the equity interests of existing holders of our securities and may adversely affect prevailing market prices for our units, public shares or public warrants.

Warrants will become exercisable for our Class A common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

If the Business Combination is completed, outstanding warrants to purchase an aggregate approximately 33.5 million shares of our Class A common stock will become exercisable in accordance with the terms of the warrant agreement. These warrants will become exercisable 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A common stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. See “—Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment.”

Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment.

The warrants were issued in registered form under a warrant agreement between Computershare Trust Company, N.A. and Computershare Inc., acting together as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we may redeem your warrants after they become exercisable for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A common stock had your warrants remained outstanding.

None of the private placement warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

The NYSE may not list our securities on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

In connection with the Business Combination, in order to continue to maintain the listing of our securities on the NYSE, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements. We will seek to have the post-business combination company’s securities listed on the NYSE upon consummation of the Business Combination. We cannot assure you that we will be able to meet all initial listing requirements. Even if the post-business combination company’s securities are listed on the NYSE, we may be unable to maintain the listing of its securities in the future.

If we fail to meet the initial listing requirements and the NYSE does not list the post-business combination company’s securities on its exchange, the Vertiv Stockholder would not be required to consummate the Business Combination. In the event that the Vertiv Stockholder elected to waive this condition, and the Business Combination was consummated without the post-business combination company’s securities being listed on the NYSE or on another national securities exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the post-business combination company’s securities were not listed on the NYSE, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities.

The coverage of our business or our securities by securities or industry analysts or the absence thereof could adversely affect our securities and trading volume.

The trading market for our securities will be influenced in part by the research and other reports that industry or securities analysts may publish about us or our business or industry from time to time. We do not control these analysts or the content and opinions included in their reports. As a former blank check company, we may be slow to attract equity research coverage, and the analysts who publish information about our securities will have had relatively little experience with our company, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. If no or few analysts commence equity research coverage of us, the trading price and volume of our securities would likely be negatively impacted. If analysts do cover us and one or more of them downgrade our securities, or if they issue other unfavorable commentary about us or our industry or inaccurate research, our stock price would likely decline. Furthermore, if one or more of these analysts cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets. Any of the foregoing would likely cause our stock price and trading volume to decline.

Anti-takeover provisions contained in the New Vertiv Organizational Documents, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of the Charter Proposals, the New Vertiv Organizational Documents will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Certain of these provisions provide:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board or the Chief Executive Officer of the Company, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

The New Vertiv Certificate of Incorporation includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against us, our directors, officers, other employees or stockholders.

The current GSAH Certificate of Incorporation includes, and the New Vertiv Certificate of Incorporation will also include, a forum selection clause. The New Vertiv Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees of the Company to the Company or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim (i) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (iii) for which the Court of Chancery does not have subject matter jurisdiction or (iv) arising under the federal securities laws, including the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. This forum selection clause may discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

Following the Business Combination, the post-business combination company will be a holding company and will depend on the ability of its subsidiaries to pay dividends.

The post-business combination company will be a holding company without any direct operations and will have no significant assets other than its ownership interest in Second Merger Sub. Accordingly, its ability to pay dividends will depend upon the financial condition, liquidity and results of operations of, and the post-business combination company’s receipt of dividends, loans or other funds from, Second Merger Sub and its subsidiaries. The post-business combination company’s subsidiaries are separate and distinct legal entities and have no obligation to make funds available to the post-business combination company. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which the post-business combination company’s subsidiaries may pay dividends, make loans or otherwise provide funds to the post-business combination company. For example, the ability of Second Merger Sub and its subsidiaries to make distributions, loans and other payments to the post-business combination company for the purposes described above and for any other purpose may be limited by the terms of the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility.

Risks Related to the Redemption

Public stockholders who wish to redeem their public shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the trust account.

A public stockholder will be entitled to receive cash for any public shares to be redeemed only if such public stockholder: (1)(a) holds public shares, or (b) if the public stockholder holds public shares through units, the public stockholder elects to separate its units into the underlying public shares and warrants prior to exercising its redemption rights with respect to the public shares; (2) prior to 5:00 p.m. Eastern Time on                    , 2020 (two business days before the scheduled date of the Special Meeting) submits a written request to Computershare Trust Company, N.A., our transfer agent, that we redeem all or a portion of your public shares for cash, affirmatively certifying in your request if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of our common stock; and (3) delivers its public shares to our transfer agent physically or electronically through DTC. In order to obtain a physical share certificate, a stockholder’s broker or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from our transfer agent. However, because we do not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, public stockholders who wish to redeem their public shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the public shares that it holds, including timely delivering its shares to our transfer agent, we will redeem such public shares for a per-share price, payable in cash calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). Please see the section entitled “Special Meeting of GSAH Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If a public stockholder fails to receive notice of our offer to redeem public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a public stockholder fails to receive our proxy materials, such public stockholder may not become aware of the opportunity to redeem his, her or its public shares. In addition, the proxy materials that we are furnishing to holders of public shares in connection with the Business Combination describe the various procedures that must be complied with in order to validly redeem the public shares. In the event that a public stockholder fails to comply with these procedures, its public shares may not be redeemed. Please see the section entitled “Special Meeting of GSAH Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the public shares. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, we will require each public stockholder seeking to exercise redemption rights to certify to us whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to us at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which we make the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the public shares and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of the public shares will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge our determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of us might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Risks if the Business Combination is not Consummated

If we are not able to complete the Business Combination with Vertiv by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date) nor able to complete another initial business combination by such date, we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

If we are not able to complete the Business Combination with Vertiv by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date) nor able to complete another initial business combination by such date, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or public warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (1) the completion of our initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date), subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within the required time period for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond the end of the required time period before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or public warrants, potentially at a loss.

If the funds not being held in the trust account are insufficient to allow us to operate until at least June 12, 2020, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate until June 12, 2020, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. However, our affiliates are not obligated to make loans to us or invest in us in the future (other than the GS Sponsor Capital Commitment), and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share (which was the offering price per unit in our IPO)” and other risk factors herein.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 present the historical financial statements of Vertiv Holdings, adjusted to reflect the Business Combination. The Company and Vertiv shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Combined Company.”

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2019 were derived from Vertiv’s unaudited condensed financial statements as of and for the nine months ended September 30, 2019 and the Company’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was derived from Vertiv’s audited consolidated statement of operations for the year ended December 31, 2018 and the Company’s audited consolidated statement of operations for the year ended December 31, 2018. The Company’s balances have been classified consistently with Vertiv’s presentation.

On December 10, 2019, the Company entered into the Merger Agreement with First Merger Sub, Second Merger Sub, Vertiv Holdings and the Vertiv Stockholder. After giving effect to the Business Combination, the Company will own, directly or indirectly, all of the assets of Vertiv and its subsidiaries and the Vertiv Stockholder will hold a portion of the Company’s Class A common stock. The pro forma condensed combined information contained herein assumes the Company’s stockholders approve the proposed Merger Transaction. The Company’s public stockholders may elect to redeem their shares of Class A common stock even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will elect to redeem their shares of Class A common stock for cash. As a result, the Company has provided pro forma condensed combined financial statements under two different redemption scenarios:

•	Assuming no redemptions: This presentation assumes that no shares of Class A common stock are redeemed.

•

Assuming maximum redemptions: This presentation assumes that the maximum number of shares of Class A common stock are redeemed such that the remaining funds held in the trust account after the payment of the redeeming shares’ pro-rata allocation along with the proceeds from the PIPE Investment are sufficient to satisfy the Minimum Required Funds Condition. Based on the amount of $705.0 million in the trust account as of September 30, 2019, inclusive of accrued dividends and taking into account the anticipated gross proceeds of approximately $1,239.0 million from the PIPE Investment, approximately 55,400,000 shares of Class A common stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement.

The actual redemptions will likely be within the scenarios described above; however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, Vertiv is considered the accounting acquirer, as further discussed in “—Basis of the Pro Forma Presentation.”

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2019

(Dollars in millions)	Historical as of September 30, 2019				As of September 30, 2019			As of September 30, 2019
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Adjustments (Assuming Maximum Redemptions)	Note	Pro Forma Combined (Assuming Maximum Redemptions)
ASSETS

Current assets:
Cash and cash equivalents	$149.3	0.2	1,239.0	(a)	149.5	1,239.0	(a)	149.5
			705.0	(a)(b)		705.0	(a)(b)
			(1,944.0)	(a)		(1,944.0)	(a)
Accounts receivable, net	1208.0	—			1,208.0			1,208.0
Inventories	443.2	—			443.2			443.2
Other current assets	162.8	0.4			163.2			163.2

Total current assets	1,963.3	0.6	—		1,963.9	—		1,963.9

Property, plant and equipment, net	415.2				415.2			415.2
Other assets:
Cash and cash equivalents held in Trust	—	703.9	(703.9)	(b)	0.0	(703.9)	(b)	0.0
Goodwill	618.0	—			618.0			618.0
Other intangible assets, net	1,457.6	—			1,457.6			1,457.6
Deferred income taxes	4.2	—			4.2			4.2
Other	152.9	1.1	(1.1)	(b)	152.9	(1.1)	(b)	152.9

Total other assets	2,232.7	705.0	(705.0)		2,232.7	(705.0)		2,232.7

Total assets	$4,611.2	705.6	(705.0)		4,611.8	(705.0)		4,611.8

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$613.4	1.2			614.6			614.6
Accrued expenses and other liabilities	832.4	—			832.4			832.4
Income taxes	25.5	—			25.5			25.5

Total current liabilities	1,471.3	1.2	—		1,472.5	—		1,472.5

Long-term debt, net	3,479.5	—	(1,419.4)	(c)	2,060.1	(1,068.2)	(c)	2,411.3
Deferred income taxes	138.8	—			138.8			138.8
Other long-term liabilities	217.8	24.2	(24.2)	(d)	330.0	(24.2)	(d)	330.0
			112.2	(e)		112.2	(e)

Total liabilities	5,307.4	25.4	(1,331.4)		4,001.4	(980.2)		4,352.6

Class A common stock subject to redemption	—	675.2	(675.2)	(f)	—	(675.2)	(f)	—
Equity
Common stock Class A	—	—	—	(f)	—	—	(f)	—
Common stock Class B	—	—	—	(f)	—	—	(f)	—
Additional paid-in capital	277.7	—	1,239.0	(a)	1,751.1	1,239.0	(a)	1,397.1
			675.2	(f)		675.2	(f)
						(554.0)	(a)
			(415.0)	(a)		(215.0)	(a)
			(25.8)	(a)		(25.8)	(a)
Accumulated (deficit) earnings	(966.7)	5.0	(59.6)	(c)	(1,133.5)	(44.8)	(c)	(1,118.7)
			(112.2)	(e)		(112.2)	(e)
Accumulated other comprehensive income (loss)	(7.2)	—			(7.2)			(7.2)
Total equity	(696.2)	5.0	1,301.6		610.4	950.4		259.2

Total liabilities and equity	$4,611.2	705.6	(705.0)		4,611.8	(705.0)		4,611.8

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(Dollars in millions, except shares outstanding and per share amounts)	For the nine months ended September 30, 2019				Nine months ended September 30, 2019			Nine months ended September 30, 2019
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Adjustments (Assuming Maximum Redemptions)	Note	Pro Forma Combined (Assuming Maximum Redemptions)
Net sales:
Net sales—products	$2,478.0	—	—		2,478.0	—		2,478.0
Net sales—services	781.7	—	—		781.7	—		781.7

Net sales	3,259.7	—	—		3,259.7	—		3,259.7
Costs and expenses:
Cost of sales—products	1,741.3	—	—		1,741.3	—		1,741.3
Cost of sales—services	452.6	—	—		452.6	—		452.6

Cost of sales	2,193.9	—	—		2,193.9	—		2,193.9
Selling, general and administrative expenses	809.0	1.7	—		810.7	—		810.7
Other deductions, net	98.6	—	—		98.6	—		98.6
Dividend (income) expense	—	(11.3)	11.3	(g)	—	11.3	(g)	—
Interest expense, net	234.2	—	(85.2)	(h)	149.0	(66.5)	(h)	167.7

Income (loss) before income taxes	(76.0)	9.6	73.9		7.5	55.2		(11.2)
Income tax (benefit) expense	30.9	2.0	(2.0)	(i)	30.9	(2.0)	(i)	30.9

Income (loss) from continuing operations	$(106.9)	7.6	75.9		(23.4)	57.2		(42.1)

Earnings per share—no redemption scenario
Pro Forma weighted average common shares outstanding—basic and diluted					337,650,000
Pro Forma net income (loss) per share basis basic and diluted				(j)	$(0.07)
Earnings per share—maximum redemption scenario
Pro Forma weighted average common shares outstanding—basic and diluted								302,250,000
Pro Forma net income (loss) per share basis basic and diluted							(j)	$(0.14)
Historical
Weighted average shares outstanding of Class A common stock		69,000,000
Basic and diluted net income per share, Class A		$0.09
Weighted average shares outstanding of Class B common stock		17,250,000
Basic and diluted net income per share, Class B		$0.09

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(Dollars in millions, except shares outstanding and per share amounts)	For the year ended December 31, 2018					Year ended December 31, 2018				Year ended December 31, 2018
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments (Assuming No Redemptions)	Note		Pro Forma Combined (Assuming No Redemptions)	Pro Forma Adjustments (Assuming Maximum Redemptions)	Note		Pro Forma Combined (Assuming Maximum Redemptions)
Net sales:
Net sales—products	$3,230.3	$—	—			3,230.3	—			3,230.3
Net sales—services	1,055.3	—	—			1,055.3	—			1,055.3

Net sales	4,285.6	—	—			4,285.6	—			4,285.6
Costs and expenses:
Cost of sales—products	2,274.5	—	—			2,274.5	—			2,274.5
Cost of sales—services	590.7	—	—			590.7	—			590.7

Cost of sales	2,865.2	—	—			2,865.2	—			2,865.2
Selling, general and administrative expenses	1,223.8	1.0	—			1,224.8	—			1,224.8
Other deductions (income), net	178.8	—	—			178.8	—			178.8
Dividend (income) expense	—	(7.4)	7.4	(g)		—	7.4	(g	)	—
Interest expense, net	288.8	—	(101.8)	(h)		187.0	(76.9)	(h	)	211.9

Income (loss) before income taxes	(271.0)	6.4	94.4			(170.2)	69.5			(195.1)
Income tax (benefit) expense	49.9	1.4	(1.4)	(i)		49.9	(1.4)	(i	)	49.9

Income (loss) from continuing operations	$(320.9)	5.0	95.8			(220.1)	70.9			(245.0)

Earnings per share—no redemption scenario
Pro Forma weighted average common shares outstanding—basic and diluted						337,650,000
Pro Forma net income (loss) per share basis basic and diluted				(j	)	$(0.65)
Earnings per share—maximum redemption scenario
Pro Forma weighted average common shares outstanding—basic and diluted										302,250,000
Pro Forma net income (loss) per share basis basic and diluted								(j	)	$(0.81)
Historical
Weighted average shares outstanding of Class A common stock		69,000,000
Basic and diluted net income per share, Class A		$0.06
Weighted average shares outstanding of Class B common stock		17,250,000
Basic and diluted net income per share, Class B		$0.06

NOTE 1—Description of the Business Combination

On December 10, 2019, the Company, Vertiv Holdings, the Vertiv Stockholder, First Merger Sub and Second Merger Sub entered into the Merger Agreement. The Merger Agreement provides for, among other things, (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”) and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement. Following the closing of the Business Combination, (a) the Company will own all the equity interests of Vertiv Holdings and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, will hold a portion of the Company’s Class A common stock.

The aggregate consideration for the Business Combination will include a combination of cash and stock consideration as follows:

	Assuming no redemptions	Assuming maximum redemptions
Shares transferred at closing	127,500,000	147,500,000
Value per share(1)	$10.00	$10.00

Total share consideration	1,275.0	1,475.0
Plus: cash transferred	415.0	215.0

Total cash and share consideration at closing(2)	$1,690.0	$1,690.0

(1)

The value of shares transferred at closing is assumed to be $10.00 per share. The Business Combination is expected to be accounted for as a reverse recapitalization and therefore any change in the Company’s trading price will not impact the pro forma financial statements because the Company’s net assets acquired at closing will be recorded at their carrying values.

(2)

The aggregate consideration for the Business Combination does not take into account amounts that will be payable to the Vertiv Stockholder under a tax receivable agreement to be entered into at the closing of the Business Combination. Refer to Note 3(e) for further discussion of the pro forma adjustments related to the tax receivable agreement liability.

Concurrently with the execution of the Merger Agreement, we entered into Subscription Agreements with the PIPE Investors and the Subscribing Vertiv Executives pursuant to which the PIPE Investors and the Subscribing Vertiv Executives have collectively subscribed for 123.9 million shares of our Class A common stock for an aggregate purchase price equal to $1,239 million (the “PIPE Investment”), $230 million of which has been subscribed for by affiliates of the Sponsor. The PIPE Investment will be consummated substantially concurrently with the closing of the Business Combination. Each of the holders of our Class B common stock has agreed to waive the anti-dilution adjustments provided for in the GSAH Certificate of Incorporation applicable to our Class B common stock in connection with the Business Combination, including the PIPE Investment. As a result of such waiver, the 17,250,000 shares of our Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

The $1,239.0 million of gross proceeds from the sale of the Class A common stock to PIPE Investors and the Subscribing Vertiv Executives is included in the Cash Consideration. The remainder of the Cash Consideration will be provided by the funds held in the Trust Account. The following summarizes the pro forma Common Stock ownership at September 30, 2019 under each scenario:

	Share Ownership in the Company
	No Redemptions		Maximum Redemptions(1)
	Number of Shares (millions)	Percentage of Outstanding Shares	Number of Shares (millions)	Percentage of Outstanding Shares
Vertiv Stockholder	127.5	38%	147.5	49%
PIPE Investors and the Subscribing Vertiv Executives(2)	123.9	37%	123.9	41%
Public Stockholders	69.0	20%	13.6	4%
Initial Stockholders(3)	17.3	5%	17.3	6%

(1)

Assumes that 55.4 million public shares (being our estimate of the maximum number of public shares that could be redeemed in connection with the Business Combination in order to satisfy the related Minimum Required Funds Condition contained in the Merger Agreement) are redeemed in connection with the Business Combination.

(2)

Includes 23 million shares subscribed for by the Sponsor Related PIPE Investors and 449,098 shares subscribed for by the Subscribing Vertiv Executives. See “Proposal No. 1—Approval of the Business Combination—Related Agreements—Subscription Agreements.”

(3)	Does not include any shares subscribed for by the Sponsor Related PIPE Investors in the PIPE Investment.

The Combined Company may issue incentive awards under the Incentive Plan to the extent these plans are approved by the Company’s shareholders. However, as the number of awards and terms are not yet known, a pro forma adjustment has not been reflected.

The post-business combination company is in the process of finalizing and entering into certain acknowledgement and release agreements pursuant to which participating key employees, including named executive officers, will acknowledge that the Business Combination does not constitute a “qualifying event” under the Transaction Exit Bonus Plan (as defined below) and, subject to each individual’s continued employment through the consummation of the Business Combination and agreement to a release of claims, including any rights under the Transaction Exit Bonus Plan, the participating key employees, including named executive officers, will be entitled to receive a bonus, payable within thirty days following the Business Consummation. These agreements would result in an increase to compensation expense of approximately $20.8 million. These amounts may differ based on the final terms at the time of the agreement. However, as these agreements are still in the process of being finalized and executed, the Company has not included a pro forma adjustment because such amounts were not deemed factually supportable.

The post-business combination company intends to adopt the 2020 Stock Incentive Plan, if approved, in connection with the closing of the Business Consummation as described in the section entitled “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.” Based on the preliminary terms and estimated stock price, the awards under the plan would result in an increase to compensation expense of approximately $10.0 million to $18.0 million. These amounts may differ based on the final terms and share prices at the time of equity issuances. However, as these equity issuances are preliminary and not yet executed, the Company has not included a pro forma adjustment because such amounts were not deemed factually supportable.

NOTE 2—Basis of the Pro Forma Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, GSAH will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Vertiv issuing stock for the net assets of GSAH, accompanied by a recapitalization. The net assets of the post-business combination company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Vertiv.

Vertiv has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemptions scenarios:

•

The Vertiv Stockholder will designate four out of nine board members. The Vertiv Stockholder and the Sponsor will mutually approve the designation of three other board members. The Vertiv Stockholder will continue to nominate four board members under the Stockholders Agreement for as long as the Vertiv Stockholder holds more than 30% equity ownership of the combined company.

•	The Vertiv Stockholder will hold the largest share of voting interests under both the no redemption and maximum redemption scenarios described herein with 37.8% and 48.8%, respectively.

•	The ongoing senior management of the post-business combination company will be entirely comprised of Vertiv employees.

•	Vertiv comprises all of the operating activities of the post-business combination company.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if they had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

Upon consummation of the Business Combination, the Company will adopt Vertiv’s accounting policies, but we have not identified any significant differences that would impact the financial statements of the Combined Company.

Note 3—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2018.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Reflects the net adjustment to cash associated with the PIPE Investment and Business Combination (dollars in millions).

	Assuming no redemptions	Assuming maximum redemptions
Sources:
Cash inflow from PIPE Investment	$1,239.0	$1,239.0	(1)
Cash inflow from Company’s Trust Account	705.0	705.0	(2)

Cash inflow from business combination	1,944.0	1,944.0

Uses:
Paydown of Vertiv debt	1,479.0	1,113.0	(3)
Payment to selling equityholders	415.0	215.0	(4)
Payment to redeeming Company stockholders	—	566.0	(5)
Payment of Company expenses	50.0	50.0	(6)

Cash outflow from business combination	1,944.0	1,944.0

Net pro forma cash flow	$—	$—

(1)	Represents the issuance of 123.9 million shares of Class A common stock through the PIPE Investment at a par value of $0.0001 per share and an assumed fair value of $10.00 per share.
(2)

Reflects the reclassification of cash equivalents held in the trust account inclusive of accrued dividends and to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(3)

Reflects the cash prepayment of the Term Loan Facility principal amount from $2,070.0 to $591.0 under the no redemption scenario and from $2,070.0 to $957.0 under the maximum redemption scenario, respectively.

(4)

Reflects the net cash consideration paid to or on behalf of the Vertiv Stockholder. Under the terms of the Merger Agreement, this amount will be contingent upon, amongst other items, the amount of funds from the trust account that will be used to pay redeeming Company stockholders.

(5)

Reflects the maximum payment that could be made to redeeming Company stockholders which would leave sufficient cash to satisfy the Minimum Required Funds Condition. The maximum amount of redemptions assumed is 55.4 million shares at a price of $10.00 per share plus the redeeming shares’ pro rata allocation of the accrued dividends.

(6)

Represents the payment of deferred underwriter fees of $24.2 and an estimated $25.8 acquisition-related transaction costs. Acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be charged against the proceeds from the PIPE

Investment and the trust account. The unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to Additional paid in capital.

(b)	Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.

(c)

Represents funds from the Business Combination used to prepay the Term Loan Facility to the lender under the terms of the Merger Agreement resulting in a projected total net debt balance of approximately $2,060.1 under the no redemption scenario and $2,411.3 under the maximum redemption scenario on the date of the Business Combination.

	Assuming no redemptions	Assuming maximum redemptions
Long-term debt, reduction of principal	$(1,479.0)	$(1,113.0)
Accelerated amortization of debt issuance costs and discount	59.6	44.8

Reduction of long-term debt	$(1,419.4)	$(1,068.2)

Due to the full valuation allowance in the U.S., there is no related tax benefit associated with the accelerated amortization of debt issuance cost and discount.

Because the accelerated amortization of debt issuance costs will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

Does not include any potential payments or reduction of indebtedness resulting from any Change of Control Offer (as defined in the applicable indentures) with respect to Vertiv Group’s 9.250% Senior Secured Notes due 2024 and 10.00% Senior Secured Second Lien Notes due 2024, which would be expected to expire substantially concurrently with the closing of the Business Combination.

(d)	Represents the $24.2 payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.

(e)

Represents the estimated payable to the Vertiv Stockholder under the Tax Receivable Agreement. The Tax Receivable Agreement will generally provide for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings realized (or deemed realized) over a 12-year period after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv. In the twelfth year of the Tax Receivable Agreement, an additional payment would be made to the Vertiv Stockholder based on 65% of the remaining tax benefits that have not been realized. The timing of expected future payments under the Tax Receivable Agreement are dependent upon various factors, including the existing tax bases at the time of the Business Combination, the realization of tax benefits, and changes in tax laws. However, as the Company is obligated to settle the remaining tax benefits after 12 years, the Company has concluded that the liability should be measured at fair value. The Company has estimated total payments of approximately $196.7. The pro forma adjustment represents the initial fair value of the estimated liability of $112.2 based on the expected tax attributes at closing, projections of future tax payments and an applicable discount rate. These estimates and assumptions are subject to change, which may materially affect the measurement of the liability. See “Proposal No. 1—Approval of the Business Combination—Related Agreements” in the accompanying proxy statement for further discussion of the expected payments due under the Tax Receivable Agreement. Changes in the fair value of the Tax Receivable Agreement liability are expected in future periods. However, as the nature and magnitude of changes in fair value cannot be determined, a pro forma adjustment has not been reflected in the pro forma income statement.

(f)	Represents the reclassification of 66,079,922 shares of Class A common stock subject to possible redemption to permanent equity at a par value of $0.0001 per share. Common stock adjustments also include the 17,250,000 shares of Class B common stock converted into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination at a par value of $0.0001 per share and the issuance of Class A common stock to the PIPE Investors, the Subscribing Vertiv Executives and Vertiv Stockholder at par value of $0.0001 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2019 and for the year ended December 31, 2018 are as follows:

(g)	To eliminate the Company’s dividend income on the trust account and related tax impact.

(h)

Represents the reduction of interest expense related to the prepayment of the Term Loan Facility principal amount from $2,070.0 to $591.0 under the no redemption scenario and from $2,070.0 to $957.0 under the maximum redemption scenario at a 6.00% interest rate (LIBOR + 4.00%).

(i)	Due to the full valuation allowance in the U.S., the only pro forma adjustment is to reverse the tax on the GSAH dividend income.

(j)	Pro forma earnings per share:

	Assuming no redemptions		Assuming maximum redemptions
	Nine months ended September 30, 2019	Year ended December 31, 2018	Nine months ended September 30, 2019	Year ended December 31, 2018
Pro forma net income (loss)	$(23.4)	$(220.1)	$(42.1)	$(245.0)

Historical Weighted average number of shares outstanding—basic and diluted	69,000,000	69,000,000	69,000,000	69,000,000
Class A common stock issued to Vertiv Stockholder	127,500,000	127,500,000	147,500,000	147,500,000
Class A common stock issued to PIPE Investors and the Subscribing Vertiv Executives	123,900,000	123,900,000	123,900,000	123,900,000
Class B common stock converted to Class A common stock	17,250,000	17,250,000	17,250,000	17,250,000
Class A redemptions	—	—	(55,400,000)	(55,400,000)

Pro forma weighted average number shares outstanding	337,650,000	337,650,000	302,250,000	302,250,000
Pro forma net income (loss) per share of common stock—basic and diluted(1)	$(0.07)	$(0.65)	$(0.14)	$(0.81)

(1)

At September 30, 2019, the Company had outstanding warrants to purchase up to 33,533,317 shares of Class A common stock. One whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. The Company’s warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of the Combined Company’s Shares outstanding at the time of closing.

SPECIAL MEETING OF GSAH STOCKHOLDERS

This proxy statement is being provided to GSAH’s stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting of Stockholders to be held on                     , 2020, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about                     , 2020 to all stockholders of record of the Company as of                     , 2020, the record date for the Special Meeting. Stockholders of record who owned our common stock at the close of business on the record date are entitled to receive notice of, attend and vote at, the Special Meeting. On the record date, there were 86,250,000 shares of our common stock outstanding.

Date, Time and Place of Special Meeting

The Special Meeting will be held on                     , 2020 at              Eastern Time at the offices of                 , located at                     , or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Purpose of the GSAH Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•	Business Combination Proposal— To approve and adopt the Merger Agreement and approve the Business Combination;

•

NYSE Proposal—To approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination and the PIPE Investment, including up to 23,000,000 shares of our Class A common stock to the Sponsor Related PIPE Investors and up to 449,098 shares of our Class A common stock to the Subscribing Vertiv Executives;

•

Charter Proposals—To consider and act upon the following six separate proposals relating to adopting the New Vertiv Certificate of Incorporation in the form attached hereto as Annex B, which, if approved, would take effect upon the closing of the Business Combination:

•

to (i) increase the number of authorized shares of capital stock, (ii) automatically convert each share of Class B common stock into one share of Class A common stock immediately prior to the consummation of the Business Combination, (iii) following such conversion, reduce the authorized shares of Class B common stock to zero and (iv) provide for certain conforming changes to the GSAH Certificate of Incorporation given the elimination of any authorized Class B common stock;

•	to provide that the number of directors of the Company will be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of our Board;

•	to provide a special exemption to the doctrine of corporate opportunity for each of Platinum Equity, the investment funds affiliated with or managed by Platinum Equity and the other Exempted Persons;

•

to elect not to be governed by Section 203 of the DGCL and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, except that such provision excludes investment funds affiliated with the Sponsor, GS Sponsor LLC and Platinum Equity and their respective successors and affiliates;

•	to require the approval of at least two-thirds of the voting power of our outstanding capital stock to amend certain provisions of the New Vertiv Certificate of Incorporation; and

•

to provide for several changes to the New Vertiv Certificate of Incorporation, including (i) removal of certain listed actions that would allow for personal liability of the Company’s directors to the Company and its stockholders, (ii) certain provisions regarding indemnification of directors and officers, (iii) removal of various provisions in the GSAH Certificate of Incorporation applicable to blank check companies that will no longer be applicable to the Company, (iv) addition of a provision whereby no class vote is required to change the authorized number of shares of such class, (v) changing the name of the Company to “Vertiv Holdings Co” and (vi) other conforming changes from the GSAH Certificate of Incorporation based on the Charter Proposals;

•

Director Election Proposal—To elect nine directors to serve, effective upon the closing of the Business Combination, on our Board of Directors until the 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;

•	Incentive Plan Proposal— To approve the Vertiv Holdings Co 2020 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan; and

•

Adjournment Proposal—To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

Recommendation to GSAH Stockholders

Our Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of GSAH’s stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the NYSE Proposal, “FOR” each of the separate Charter Proposals, “FOR” each nominee in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.

The existence of financial and personal interests of one or more of GSAH’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GSAH and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See “Proposal No. 1—Interests of GSAH’s Management Team in the Business Combination” for a further discussion of these considerations.

Vote of the Sponsor and each of our officer and directors

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

The Sponsor and each other holder of our Class B common stock have also agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any shares held by them. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. However, the Sponsor and any other holder of our Class B common stock will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the allotted time period.

Voting Power; Record Date

GSAH stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Common Stock at the close of business on                 , 2020 which is the “record date” for the Special

Meeting. Stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of our common stock held of record as of on                 , 2020 the record date for the Special Meeting; provided that, pursuant to the GSAH Certificate of Incorporation, only holders of our Class B common stock have the right to vote on the election of directors at the Special Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. GSAH’s warrants do not have voting rights with respect to the proposals to be presented at the Special Meeting. As of the close of business on the record date, there were 86,250,000 outstanding shares of our common stock.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the outstanding shares of our common stock entitled to vote as of the record date at the Special Meeting are present, in person or represented by proxy. Abstentions will be counted as present for the purpose of determining a quorum but broker non-votes will not. Our Initial Stockholders, who currently own approximately 20% of our outstanding shares of Common Stock, will count towards this quorum.

A:	The following votes are required for each proposal at the Special Meeting:

•

Business Combination Proposal: The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal.

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NYSE Proposal: The approval of the NYSE Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. A Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and a broker non-vote with regard to the NYSE Proposal will have no effect on the NYSE Proposal. The NYSE considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the NYSE Proposal.

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Charter Proposals: The separate approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal.

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Director Election Proposal: Pursuant to the GSAH Certificate of Incorporation, until the consummation of our initial business combination, only holders of our Class B common stock can elect or remove directors. Therefore, only holders of our Class B common stock will vote on the election of directors at the Special Meeting. Directors are elected by a plurality of all of the votes cast by holders of shares of our Class B common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the nine director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

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Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. A Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and a broker non-vote with regard to the Incentive Plan Proposal will have no effect on the Incentive Plan Proposal. The NYSE considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal.

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Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

It is important for you to note that in the event that the Condition Precedent Proposals do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by June 12, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to our public stockholders.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. We believe all of the proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instruction.

In connection with (i) the Business Combination Proposal and the Adjournment Proposal, abstentions and broker non-votes will have no effect, (ii) the NYSE Proposal and the Incentive Plan Proposal, abstentions will be counted as a vote cast at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal but broker non-votes will have no effect and (iii) the Charter Proposal, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal.

Voting Your Shares—Stockholders of Record

If you are a holder of record of shares of our common stock on the record date for the Special Meeting, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of our common stock held of record as of the record date for the Special Meeting; provided that, pursuant to the GSAH Certificate of Incorporation, only holders of our Class B common stock have the right to vote on the election of directors at the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. By signing the proxy card and returning it, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to complete, sign, date and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please complete, sign, date and return all proxy cards to ensure that all of your shares are voted. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the NYSE Proposal, “FOR” each of the Charter Proposals, “FOR” each nominee in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by                  Eastern Time on                 , 2020.

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting.

Voting Your Shares—Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your broker, bank or other nominee, or its agent. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker, bank or other nominee to vote your shares in accordance with directions you provide. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or other nominee has not already voted your shares of Common Stock. See “Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only holders of record of shares of our common stock on the record date for the Special Meeting or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of our common stock or a valid legal proxy. If you have a valid legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the broker, bank or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend the Special Meeting on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send a later-dated, signed proxy card;

•	you may notify the Company’s Secretary in writing to GS Acquisition Holdings Corp, 200 West Street, New York, NY 10282, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the

Adjournment Proposal. Under our bylaws, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Morrow, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect: (203) 658-9400, or by emailing GSAH.info@investor.morrowsodali.com.

Redemption Rights

Pursuant to the GSAH Certificate of Incorporation, our public stockholders may request that we redeem all or a portion of such stockholder’s public shares if the Business Combination is consummated for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of December 31, 2019, this would have amounted to approximately $10.25 per outstanding public share. If a public stockholder properly exercises its redemption rights in full, then it will be electing to exchange all of its public shares for cash and will not own any public shares of the post-business combination company. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Public stockholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal or any other proposal.

In order to exercise your redemption rights, you must:

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(a) hold public shares, or (b) if you hold public shares through units, elect to separate your units into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares;

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prior to 5:00 p.m. Eastern Time on                 , 2020 (two business days before the scheduled date of the Special Meeting) submit a written request to Computershare Trust Company, N.A., our transfer agent, that we redeem all or a portion of your public shares for cash, affirmatively certifying in your request if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of our common stock at the following address:

For Registered & Overnight Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021	For First Class Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

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deliver your public shares either physically or electronically through DTC’s Deposit Withdrawal at Custodian (“DWAC”) system to our transfer agent prior to 5:00 p.m. Eastern Time on                 , 2020 (two business days before the scheduled date of the Special Meeting). Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from our transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from our transfer agent. However, because we do not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. Stockholders who hold their shares in street name will have to coordinate with their broker, bank or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our transfer agent prior to 5:00 p.m. Eastern Time on                 , 2020 (two business days before the scheduled date of the Special Meeting), or to deliver their shares to the transfer agent electronically using DTC’s DWAC system, at such stockholder’s option.

Holders of outstanding units must separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to such public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to our transfer agent with written instructions to separate such units into public shares and warrants. If you hold your units through a broker, bank or other nominee, you must notify your broker, bank or other nominee that you elect to separate the units into the underlying public shares and warrants. Your nominee must send written instructions by facsimile to our transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to the GSAH Certificate of Incorporation, in no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the Business Combination, and instead may search for an alternate initial business combination.

The closing price of public shares on                 , 2020, the most recent practicable date prior to the date of this proxy statement, was $            . As of December 31, 2019, funds in the trust account totaled $707,405,205, including $918,719 of accrued dividends, or approximately $10.25 per outstanding public share.

Prior to exercising redemption rights, public stockholders should verify the market price of the public shares as they may receive higher proceeds from the sale of their public shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure our stockholders that they will be able to sell their public shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline for exercising redemption requests (being two business days before the scheduled date of the Special Meeting) and thereafter, with our consent, until the consummation of the Business Combination. If you deliver your shares for redemption to our transfer agent, and later decide prior to such deadline not to elect redemption, you may request that our transfer agent return the shares (physically or electronically) to you. You may make such request by contacting our transfer agent at the phone number or address listed at the end of this section.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker, bank or other nominee.

Appraisal Rights

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. We have engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

We will pay the cost of soliciting proxies for the Special Meeting. GSAH has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. GSAH has agreed to pay Morrow a fee of $40,000, plus disbursements. GSAH will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. GSAH will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to beneficial owners of our common stock and in obtaining voting instructions from those owners. GSAH’s management team may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION

Overview

We are asking our stockholders to approve and adopt the Merger Agreement and approve the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. See “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about GSAH, Vertiv or any other matter.

General Description of the Merger Agreement

On December 10, 2019, the Company entered into the Merger Agreement with First Merger Sub, Second Merger Sub, Vertiv Holdings and the Vertiv Stockholder, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire Vertiv Holdings. After giving effect to the Business Combination, Vertiv Holdings will continue as a subsidiary of the Company and the Vertiv Stockholder will hold a portion of the Company’s Class A common stock.

Subject to the terms of the Merger Agreement and adjustments set forth therein, the merger consideration to be paid in connection with the Business Combination will be $5.095 billion, which amount will be: (i) increased by the amount of cash held by Vertiv Holdings and its subsidiaries as of 12:01 a.m., local time in each applicable jurisdiction on the date of the closing of the Business Combination; (ii) decreased by the amount of Vertiv Holdings’ outstanding indebtedness as of 12:01 a.m., local time in each applicable jurisdiction, on the date of the closing of the Business Combination; (iii) decreased by the aggregate amount of certain transaction expenses incurred by Vertiv Holdings or its subsidiaries to the extent unpaid as of the date of the closing of the Business

Combination; and (iv) decreased by an amount equal to the lesser of (a) 50% of the cost of any R&W insurance policy bound and issued in connection with the Business Combination and (b) $2,500,000 (the “Purchase Price”). The consideration to be paid to the Vertiv Stockholder will be paid in a combination of cash and stock. In addition, the Vertiv Stockholder will also be entitled to receive any amounts payable under the Tax Receivable Agreement. This subsection of the proxy statement only describes the portion of the merger consideration payable under the merger agreement. For details of the amounts payable under the Tax Receivable Agreement, please see the subsection entitled “The Tax Receivable Agreement” below for additional information and for a summary of certain terms of the Tax Receivable Agreement.

The Merger Agreement provides for, among other things, (i) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). As a result of the First Merger, the Company will own 100% of the outstanding interests of Vertiv Holdings and each such interest of Vertiv Holdings will be cancelled and converted into the right to receive its pro rata share of the merger consideration. After the closing of the Business Combination, the Company will own, directly or indirectly, all of the assets of Vertiv Holdings and its subsidiaries. It is intended that the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

Consideration to the Vertiv Stockholder in the Business Combination

The Purchase Price will be estimated at closing and will be paid to the Vertiv Stockholder at closing in a combination of cash and stock as described below. Following the closing, the estimated Purchase Price will be subject to adjustment based on actual levels of cash, indebtedness and unpaid transaction expenses by Vertiv Holdings or its subsidiaries as of the applicable time. Any adjustment payment in favor of the Vertiv Stockholder or the Company will be settled in cash.

The amount of cash consideration payable to the Vertiv Stockholder at closing is $415,000,000, subject to a potential downward adjustment described below. In the event that payments are required to be made by the Company in connection with the exercise by one or more of the Company’s stockholders of their redemption rights with respect to the Company’s shares of Class A common stock (“Redemption Payments”), such Redemption Payments will be first funded by paying down less of Vertiv Holdings’ outstanding indebtedness at closing, provided that the total outstanding indebtedness of Vertiv Holdings as of immediately following closing shall not exceed 4.0 times the 2019 EBITDA of Vertiv Holdings. To the extent there are further Redemption Payments remaining to be funded, then the amount of cash consideration payable to the Vertiv Stockholder of $415,000,000 will be reduced by the amount equal to the lesser of (i) the amount of the remaining Redemption Payments to be funded and (ii) $200,000,000 (such amount, “Cash Consideration Reduction”), and in such event, the Vertiv Stockholder will receive shares of Company’s Class A common stock in lieu of the Cash Consideration Reduction. To the extent, following any reduction of the cash consideration as described in the foregoing sentence, there are further Redemption Payments remaining to be funded, then such Redemption Payments shall be funded by paying down less of Vertiv Holdings’ outstanding indebtedness at closing, provided that the total outstanding indebtedness of Vertiv Holdings as of immediately following closing shall not exceed 4.25 times the 2019 EBITDA of Vertiv Holdings. For purposes of calculating the aforementioned leverage ratios, any indebtedness that is required to be paid off in connection with any Change of Control Offer (as described below) shall be disregarded as indebtedness. In addition, the amount of cash consideration payable to the Vertiv Stockholder at closing will be reduced by (i) an amount equal to $2,000,000 that will be deposited into an account held by an escrow agent as security for the obligations of the Vertiv Stockholder in connection with the post-closing adjustment to the merger consideration; and (ii) the aggregate amount of certain bonus payments to be paid to Vertiv management in connection with the transaction.

The payment of the remainder of the estimated Purchase Price will be satisfied through the issuance to Seller at closing of such number of shares of Company Class A common stock as determined by dividing the estimated Purchase Price less the cash payment described in the foregoing paragraph by a share price of $10.00 per share.

Vertiv Holdings Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of Vertiv Holdings are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. In addition, it is a condition to the performance of the Company’s obligations that no Vertiv Holdings Material Adverse Effect occurs between signing and closing. Pursuant to the Merger Agreement, a “[Vertiv Holdings] Material Adverse Effect” means any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of Vertiv Holdings and its direct and indirect subsidiaries, taken as a whole; or (b) has prevented or materially delayed or impaired, or is reasonably likely to prevent or materially delay or impair, the ability of Vertiv Holdings to consummate the transactions contemplated by the Merger Agreement; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Vertiv Holdings Material Adverse Effect on or in respect of Vertiv Holdings and its direct and indirect subsidiaries pursuant to clause (a) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the transactions contemplated by the Merger Agreement (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in law, regulations or interpretations thereof or decisions by courts or any governmental or regulatory entity after the date of the Merger Agreement; (v) changes or proposed changes in accounting standards (or any interpretation thereof) after the date of the Merger Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities or financial markets (including changes in interest or exchange rates); (vii) events or conditions generally affecting the industries and markets in which Vertiv Holdings operates; (viii) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Vertiv Holdings Material Adverse Effect; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of the Merger Agreement; provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of Vertiv Holdings and its direct and indirect subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which Vertiv Holdings and its direct and indirect subsidiaries conduct their respective operations, then such impact may be taken into account in determining whether a Vertiv Holdings Material Adverse Effect has occurred.

Vertiv Stockholder Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of the Vertiv Stockholder are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “[Vertiv Stockholder] Material Adverse Effect” means shall mean any state of facts, development, change, circumstance, occurrence, event or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of the Vertiv Stockholder to perform their obligations under the Merger Agreement or to consummate the Mergers.

Company Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “[GSAH] Material Adverse Effect” means any state of facts, development, change, circumstance, occurrence, event or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of the Company, First Merger Sub or Second Merger Sub to perform their respective obligations under the Merger Agreement or to consummate the Mergers.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to occur by electronic exchange of documents at a time and date to be specified in writing by the parties to the Merger Agreement, which will not be later than the third business day after the satisfaction or waiver of the conditions described below under the subsection “Conditions to Closing of the Business Combination.” However, if the closing of the Business Combination has not occurred on or prior to February 14, 2020, the closing shall occur no earlier than the third business day following delivery of the Required Financial Information (as defined in the Merger Agreement) which includes audited financial statements of Vertiv Holdings for fiscal year 2019 and related pro forma information. Notwithstanding the foregoing, the closing of the Business Combination may occur such other time, date and location as may be mutually agreed upon in writing by the parties to the Merger Agreement.

Conditions to Closing of the Business Combination—Conditions to Each Party’s Obligations

The respective obligations of the Company, Vertiv Holdings and the Vertiv Stockholder to effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

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the required vote of the Company’s stockholders to approve the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal has been duly obtained in accordance with the DGCL, the GSAH Certificate of Incorporation and bylaws, and the rules and regulations of NYSE, as applicable;

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the Company will have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company’s holders of Class A common stock in accordance with the GSAH Certificate of Incorporation and bylaws;

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all applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated (which was satisfied on January 3, 2020 when both the Company and Vertiv Holdings received notice that early termination had been granted), and the parties to the Merger Agreement must have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of certain governmental entities in certain foreign jurisdictions in connection with the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereunder (or any applicable waiting period thereunder shall have expired or been terminated);

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there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination, and no temporary, preliminary or permanent restraining order by a court enjoining, restricting or making illegal the consummation of the Business Combination will be in effect or will be threatened in writing by a governmental entity;

•

the Company Class A common stock to be issued pursuant to the Merger Agreement will be approved for listing upon the closing of the Business Combination on the NYSE subject to the requirement to have a sufficient number of round lot holders;

•

the amount of $1,239,000,000 has or will substantially concurrently with closing be provided to the Company as equity financing through the sale by the Company of shares of Class A common stock pursuant to the terms of certain Subscription Agreements entered into as of the date of the Merger Agreement; and

•

the aggregate amount of cash contained in the trust account less the aggregate amount of all payments required to be made by GSAH in connection with redemptions plus the proceeds paid to GSAH upon consummation of the PIPE Investment, as adjusted pursuant to the Merger Agreement, shall equal or exceed $1,375,000,000.

Conditions to Closing of the Business Combination—Conditions to Vertiv Holdings’ and the Vertiv Stockholder’s Obligations

The obligation of Vertiv Holdings and the Vertiv Stockholder to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Vertiv Stockholder:

•

the fundamental representations and warranties of the Company (i.e., representations related to organization and qualification, subsidiaries, capitalization, authority, business activities and brokers), disregarding qualifications contained therein relating to materiality or Company Material Adverse Effect, must be true and correct in all but de minimis respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of the Company, disregarding qualifications contained therein relating to materiality or Company Material Adverse Effect, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect;

•

the Company, First Merger Sub and Second Merger Sub must have performed or complied with all agreements and covenants required to be performed or complied with by them under the Merger Agreement at or prior to closing, in each case in all material respects;

•	no Company Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

the Company must have delivered to the Vertiv Stockholder a certificate executed by an executive officer of the Company and dated as of the closing date, confirming that the conditions set forth in the three immediately preceding bullet points have been satisfied;

•	certain officers and directors of the Company identified in the Vertiv Holdings disclosure letter will have resigned from all of their positions and offices with the Company;

•

the Company must have delivered or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by it to Vertiv Holdings pursuant to the Merger Agreement;

•

the Company’s current bylaws must be amended and restated to reflect the New Vertiv Bylaws agreed to by the parties to the Merger Agreement, and the Company’s certificate of incorporation must be amended to reflect the Charter Proposal;

•

the Company must have made appropriate arrangements to have the funds in the Trust Account available to the Company for the payment at the closing of the Business Combination of the cash consideration payable to the Vertiv Stockholder;

•	the Subscription Agreements will not have been amended in a manner that is adverse to the Vertiv Stockholder or Vertiv Holdings;

•	the Parent Affiliate Arrangements (as such term is defined in the Merger Agreement) will have been terminated; and

•

the Company shall have caused First Merger Sub to file a validly executed Internal Revenue Service Form 8832 electing for First Merger Sub to be classified as an association taxable as a corporation for U.S. federal income tax purposes effective as of prior to the closing.

Conditions to Closing of the Business Combination—Conditions to the Company’s Obligations

The obligations of the Company, First Merger Sub and Second Merger Sub to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

•

the fundamental representations and warranties of the Vertiv Stockholder (i.e., representations related to organization and qualification, authority and ownership), disregarding qualifications contained therein relating to materiality or Seller Material Adverse Effect, must be true and correct in all but de minimis respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of the Vertiv Stockholder, disregarding qualifications contained therein relating to materiality or Vertiv Stockholder Material Adverse Effect, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of the Vertiv Stockholder to be so true and correct has not had and is not reasonably likely to have a Vertiv Stockholder Material Adverse Effect;

•

the fundamental representations and warranties of Vertiv Holdings (i.e., representations related to organization and qualification, capitalization, authority, brokers and third party expenses), disregarding qualifications contained therein relating to materiality or Company Holdings Material Adverse Effect, must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of Vertiv Holdings, disregarding qualifications contained therein relating to materiality or Vertiv Holdings Material Adverse Effect, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of Vertiv Holdings to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Vertiv Holdings Material Adverse Effect;

•

Vertiv Holdings and the Vertiv Stockholder must have performed or complied with all agreements and covenants required to be performed or complied with by them under the Merger Agreement at or prior to closing, in each case in all material respects;

•	no Vertiv Holdings Material Adverse Effect or Vertiv Stockholder Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

Vertiv Holdings and the Vertiv Stockholder must have delivered to the Company certificates executed by an executive officer of Vertiv Holdings and the Vertiv Stockholder, respectively, each dated as of the closing date, confirming that the conditions set forth in the four immediately preceding bullet points, solely with respect to each such entity, as applicable, have been satisfied;

•

Vertiv Holdings or the Vertiv Stockholder must have delivered or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by them to the Company pursuant to the Merger Agreement;

•	the Company Affiliate Arrangements (as such term is defined in the Merger Agreement) will have been terminated; and

•

Vertiv Holdings or the Vertiv Stockholder shall have delivered to the Company all necessary consents, amendments or waivers from the requisite lenders and agents under each of the Term Loan Credit Agreement and Revolving Credit Agreement (collectively, the “Existing Credit Agreements”) that are required thereunder in order to permit the consummation of the transactions contemplated by the Merger Agreement without causing any breach or default or accelerating the payments of principal amounts outstanding, duly executed by the requisite lenders and agents, which consents shall be in full force and effect as of the closing date and all conditions required to be satisfied as of the closing date under such consents will have been (or simultaneously with closing will be) satisfied.

Representations and Warranties

Under the Merger Agreement, the Vertiv Stockholder made customary representations and warranties about it relating to: organization and qualification; authority; title to Vertiv Holdings’ membership interests; and the Vertiv Stockholder’s status as an accredited investor and related matters.

Under the Merger Agreement, Vertiv Holdings made customary representations and warranties about it relating to: organization and qualification; subsidiaries; capitalization; authority; noncontravention (including as to any required governmental filings and consents); compliance with laws (including with respect to permits and filings); government contracts; financial statements; absence of undisclosed liabilities; holding company status; absence of certain changes or events; litigation; employee benefits; labor and employment matters; real property and other tangible property; taxes; environmental matters; brokers; intellectual property; privacy; material contracts; insurance; interested party transactions; accuracy of information supplied; indebtedness; anti-bribery and anti-corruption; international trade and sanctions; customers and suppliers; and product liabilities and recalls.

Under the Merger Agreement, the Company, First Merger Sub and Second Merger Sub made customary representations and warranties relating to: organization and qualification; subsidiaries; capitalization; authority; noncontravention (including as to any required governmental filings and consents); compliance with laws (including with respect to permits and filings); SEC reports and financial statements; absence of certain changes or events; litigation; business activities; material contracts; NYSE stock market quotation; the Company’s equity financing; the Company’s trust account; taxes; accuracy of information supplied; employees and benefit plans; Board approval and the Company’s stockholder vote required in connection with the Business Combination; title to assets; affiliate transactions; and brokers.

Covenants of the Parties

Covenants of Vertiv Holdings

Vertiv Holdings made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

•

Vertiv Holdings has agreed to, and to cause its subsidiaries to, prior to the effective time of the Business Combination, carry on their respective businesses in the ordinary course consistent with past practice and in accordance with applicable legal requirements.

•	Subject to certain exceptions, prior to the effective time of the Business Combination, Vertiv Holdings will not, and will not permit its subsidiaries to:

•

except as otherwise required by any existing Vertiv Holdings employee benefit plan or applicable legal requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor except for annual adjustments or in connection with any promotion or material increase in responsibility of any officer or employee, in each case in the ordinary course of business consistent with past practice (measured by applicable jurisdiction); (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Vertiv Holdings employee benefit plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted a Vertiv Holdings employee benefit plan if it had been in effect on the date of the Merger Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Vertiv Holdings employee benefit plan; (v) grant any equity or equity-based compensation awards; or (vi) hire or terminate any employee or independent contractor other than in the ordinary course of business consistent with past practice;

•

(i) transfer, sell, assign, fail to diligently maintain or otherwise dispose of any right, title or interest of Vertiv Holdings in any of its intellectual property or licensed intellectual property, in each case, that is material to any of the businesses of Vertiv Holdings and its subsidiaries; (ii) extend, amend, waive, cancel or modify any material rights in or to any of Vertiv Holdings’ owned intellectual property or licensed intellectual property, in each case, that is material to any business of Vertiv Holdings and its subsidiaries; (iii) fail to diligently prosecute the patent applications owned by Vertiv Holdings other than applications Vertiv Holdings, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any trade secrets within any of Vertiv Holdings’ intellectual property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such trade secrets, other than, in each of (i) through (iii), in the ordinary course of business consistent with past practices; provided, that in no event will Vertiv Holdings license on an exclusive basis or sell any of its material owned intellectual property;

•

except for transactions solely among Vertiv Holdings and its subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in Vertiv Holdings or any of its subsidiaries; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other contracts for the purchase or acquisition of such capital stock), as applicable, in Vertiv Holdings or any of its subsidiaries; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

•	amend its organizational documents, or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•	dispose of or lose rights under any real property lease other than in the ordinary course of business;

•

other than with respect to the real property leases, sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets or properties, other than pursuant to agreements existing on the date of the Merger Agreement and as set forth on the Vertiv Holdings disclosure letter to the Merger Agreement;

•

(i) issue or sell any debt securities or rights to acquire any debt securities of Vertiv Holdings or any of its subsidiaries or guarantee any debt securities of another person; (ii) make, create any loans, advances or capital contributions to, or investments in, any person other than Vertiv Holdings or any of its subsidiaries; (iii) create, incur, assume, guarantee or otherwise become liable for, any indebtedness other than guarantees of any indebtedness of Vertiv Holdings’ subsidiaries or guarantees by Vertiv Holdings’ subsidiaries of the indebtedness of Vertiv Holdings; (iv) except in the ordinary course of business consistent with past practice, create any liens on any material property or material assets of Vertiv Holdings or any of its subsidiaries in connection with any indebtedness thereof (other than permitted liens); (v) fail to comply with the terms of Vertiv Holdings’ Existing Credit Agreements or take any action, or omit to take any action, that would constitute or result in a default or event of default under any of the Existing Credit Agreements; or (vi) cancel or forgive any indebtedness owed to Vertiv Holdings or any of its subsidiaries other than ordinary course compromises of amounts owed to Vertiv Holdings or any of its subsidiaries by their respective customers consistent with past practice;

•

make, incur or commit to make or incur, or authorize any capital expenditures that will require payments after the closing other than capital expenditures consistent in the aggregate with the capital expenditure plan disclosed to the Company, or fail in any material respect to make any capital expenditures in the amounts and at the times contemplated in such capital expenditure plan disclosed to the Company (subject to ordinary course variations in the timing and amount of such capital expenditures);

•

fail to manage the working capital of Vertiv Holdings or any of its subsidiaries in the ordinary course consistent with past practice (taking into account seasonality, including customary quarter-end practices), including: (i) accelerate or delay in any respect material to Vertiv Holdings and any of its subsidiaries (A) the collection of any accounts receivable or (B) the payment of any accounts payable, in the case of each of clauses (A) and (B), in advance or beyond the due date other than in the ordinary course of business; or (ii) fail to maintain and manage inventory levels in the ordinary course of business consistent with past practice;

•

release, assign, compromise, settle or agree to settle any legal proceeding involving payments by Vertiv Holdings or any of its subsidiaries of $5,000,000 or more, or that impose any material non-monetary obligations on Vertiv Holdings or any of its subsidiaries;

•

(i) except in the ordinary course of business consistent with past practices: (A) modify, amend in a manner that is adverse to Vertiv Holdings or any of its subsidiaries or terminate any material contract; (B) enter into any contract that would have been a material contract had it been entered into prior to the date of the Merger Agreement; (C) waive, delay the exercise of, release or assign any material rights or claims under any material contract; or (D) incur or enter into a contract requiring Vertiv Holdings to pay in excess of $10,000,000 in any 12-month period; or (ii) modify or amend any material term under any of Vertiv Holdings’ Existing Credit Agreements or terminate or allow the termination of any of Vertiv Holdings’ Existing Credit Agreements or any commitments thereunder;

•	except as required by U.S. generally accepted accounting principles (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

•	(i) make, change or revoke any material tax election; (ii) settle or compromise any material tax claim; (iii) change (or request to change) any method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a refund of taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

•

subject to the first sub-bullet point above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth in the Vertiv Holdings disclosure letter to the Merger Agreement;

•	engage in any material new line of business;

•

take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury regulations;

•

(i) limit the rights of Vertiv Holdings or any of its subsidiaries, in each case in any material respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any person; or (ii) grant any exclusive or similar rights to any person;

•	terminate or amend, in a manner materially detrimental to Vertiv Holdings or any of its subsidiaries, any material insurance policy insuring the business of Vertiv Holdings or any of its subsidiaries;

•	amend in a manner materially detrimental to Vertiv Holdings or any of its subsidiaries, terminate, permit to lapse or fail to use commercially reasonable efforts to maintain any approval; or

•	agree or commit to do any of the foregoing.

•

If, at any time prior to the closing, Vertiv Holdings discovers any information, event or circumstance relating to Vertiv Holdings, its business or any of its affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, then Vertiv Holdings will promptly inform the Company of such information, event or circumstance. Vertiv Holdings will cause the officers and employees of Vertiv Holdings and its subsidiaries to be reasonably available to the Company and its counsel, auditors and other advisors in connection with the drafting of this proxy statement and responding in a timely manner to comments on this proxy statement from the SEC.

•

Vertiv Holdings will: (i) solicit approval and adoption of the Merger Agreement, the First Merger and the other transactions contemplated by the Merger Agreement from the Vertiv Stockholder and (ii) require the Vertiv Stockholder to agree to be bound by the terms of the Merger Agreement.

•

Neither Vertiv Holdings nor any of its controlled affiliates, directly or indirectly, will engage in any transactions involving the securities of the Company prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of Vertiv Holdings and the Business Combination. Vertiv Holdings will use its reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives to comply with the foregoing requirements.

•

Vertiv Holdings and the Vertiv Stockholder each waived any right, title, interest or claim of any kind it had or may have in the future in or to the Trust Account and agreed not to seek recourse against the

Trust Account or any funds distributed therefrom in connection with the Merger Agreement, except in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by the Company or Vertiv Holdings.

•

During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the closing, Vertiv Holdings will not, and will cause its subsidiaries and the Vertiv Stockholder not to, and will direct its employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Company and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of Vertiv Holdings, recapitalization or similar transaction; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, Vertiv Holdings, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction and will promptly notify (and in no event later than 24 hours) the Company if it receives any inquiry, proposal, offer or submission with respect to any such transaction.

•

Vertiv Holdings will use reasonable best efforts to obtain approval or waiver, as applicable, of any “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder) prior to the closing of the Business Combination.

•

The Company will have the right to request that Vertiv Group commences a Change of Control Offer (as defined in the applicable indentures) with respect to its 9.250% Senior Secured Notes due 2024 and 10.00% Senior Secured Second Lien Notes due 2024 sufficiently in advance of the anticipated closing date so that it would expire substantially concurrently with the closing. The Company would be required to fund the amount necessary for Vertiv Group to purchase any notes validly tendered.

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Promptly after the execution of the Merger Agreement, Vertiv Holdings is required to expend commercially reasonable efforts to (a) obtain and deliver to the Company duly executed copies of the consents under the Existing Credit Agreements, (b) maintain such consents in full force and effect and (c) satisfy on a timely basis all conditions applicable to Vertiv Holdings and its subsidiaries in such consents.

Covenants of the Company, First Merger Sub and Second Merger Sub

The Company, First Merger Sub and Second Merger Sub made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

•

The Company has agreed to, and to cause its subsidiaries to, prior to the effective time of the Business Combination, carry on their respective businesses in the ordinary course consistent with past practice.

•	Subject to certain exceptions, prior to the effective time of the Business Combination, the Company will not, and will not permit its subsidiaries to:

•

declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

•	purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of the Company or any of its subsidiaries;

•

other than in connection with the PIPE Investment, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

•	amend its organizational documents or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

•

(i) incur any indebtedness or guarantee any such indebtedness of another person or persons; (ii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition; or (iii) enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that the Company will be permitted to incur indebtedness from its affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of the Company in due course on a non-interest basis and otherwise on terms and conditions no less favorable than arm’s-length and repayable at the closing of the Business Combination;

•	except as required by U.S. generally accepted accounting principles (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

•

(i) settle or compromise any tax claim; (ii) change (or request to change) any method of accounting for tax purposes; (iii) file any material amended tax return; (iv) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of taxes may be issued (other than any extension pursuant to an extension to file any tax return); (v) knowingly surrender any claim for a refund of taxes; (vi) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity; or (vii) make, change or revoke any material tax election;

•

take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury regulations;

•	create any liens on any material property or material assets of the Company, First Merger Sub or Second Merger Sub;

•	liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Company, First Merger Sub or Second Merger Sub;

•	commence, settle or compromise any legal proceeding material to the Company, First Merger Sub or Second Merger Sub or their respective properties or assets;

•	engage in any material new line of business;

•	amend the Trust Agreement or any other agreement related to the Trust Account; or

•	agree or commit to do any of the foregoing.

•

The Company will promptly prepare and file with the SEC this proxy statement and cause this proxy statement to be mailed to its stockholders of record as of a date to be mutually agreed with the Vertiv Stockholder. Prior to filing this proxy statement with the SEC, the Company will make drafts of the proxy statement and other documents to be filed with the SEC that relate to the Business Combination available to Vertiv Holdings, provide Vertiv Holdings with a reasonable opportunity to comment on such documents and consider such comments in good faith. The Company will not file any documents with the SEC without the prior written consent of Vertiv Holdings. The Company will promptly transmit to its stockholders any amendments or supplements to this proxy statement.

•	The Company will make all necessary filings with respect to the Business Combination under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules or regulations thereunder.

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The Company will, as promptly as practicable, establish a record date and hold a meeting of stockholders for the purpose of obtaining the required vote of the Company’s stockholders to approve the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal, and will use its reasonable best efforts to obtain such required stockholder vote. The Company’s Board will recommend to its stockholders that they vote in favor of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal, and will not change, withdraw, withhold, qualify or modify such recommendation, other than in certain limited circumstances.

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The Company will prepare a draft Current Report on Form 8-K announcing the closing of the Business Combination, the form and substance of which will be approved in advance in writing by the Vertiv Stockholder. Prior to the closing, the Company and the Vertiv Stockholder will prepare a joint press release announcing the consummation of the Business Combination. Substantially concurrently with closing, the Company will issue such joint press release and file such Form 8-K with the SEC.

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The Company will use its reasonable best efforts to cause its shares of Class A common stock to be issued in connection with the Business Combination as Stock Consideration to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing. From the date of the Merger Agreement through the closing, the Company will use its reasonable best efforts to keep its Class A common stock and public warrants listed for trading on NYSE. Following the closing, the Company will use commercially reasonable efforts to continue the listing for trading of Class A common stock and the public warrants on NYSE.

•

During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the closing, the Company, First Merger Sub and Second Merger Sub will not, and will direct their respective employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Vertiv Holdings, the Vertiv Stockholder or their respective agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, the Company, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction and will promptly notify (and in no event later than 24 hours) Vertiv Holdings if it receives any inquiry, proposal, offer or submission with respect to any such transaction.

•

Upon satisfaction or waiver of the conditions to closing and upon notice to the trustee, the Company will, in accordance with and pursuant to the trust agreement, at the closing: (i) cause the documents, opinions and notices required to be delivered to the trustee pursuant to the trust agreement to be so delivered, including providing the trustee with the trust termination letter; and (ii) use its reasonable best efforts to cause the trustee to distribute the trust account as directed in the trust termination letter, including all amounts payable to: (A) to stockholders who properly elect to exercise their redemption right; (B) for income tax or other tax obligations of the Company prior to closing; (C) to the underwriters of the initial public offering with respect to any deferred underwriting compensation; (D) for any transaction costs of the Company to the extent the Company elects to pay these prior to closing; and (E) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of the Company. Following the events described in this paragraph, the trust account will terminate.

•

The Company will not permit any Subscription Agreement to be modified or amended in a manner that is materially adverse to Vertiv Holdings or the Vertiv Stockholder and will use its commercially reasonable efforts to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein. The Company shall also use its commercially reasonable efforts to cause the consummation of the transactions contemplated under the Subscription Agreements at or prior to the closing.

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Prior to the closing, the Company will take all reasonable steps as may be required or permitted to cause any acquisition or disposition of its Class A common stock that occurs or is deemed to occur by reason of or pursuant to the Business Combination by each director or officer of the Company who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

•

From the date of the Merger Agreement through the closing, the Company will take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and not take any action that would cause the Company to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

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The Company agrees that any representation and warranty insurance policy obtained for the benefit of the Company will provide that the Vertiv Stockholder will not be liable to the insurer under such policy for subrogation claims thereunder, except in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by such person.

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Simultaneously with the closing, the Company shall pay, at the direction, on behalf and for the benefit of certain applicable subsidiaries of Vertiv Holdings that are borrowers under the applicable Existing Credit Agreements, to the lenders under Vertiv Holdings’ Existing Credit Agreements (or, if mutually agreed by Vertiv, the Vertiv Stockholder and the Company, to other holders of indebtedness of Vertiv) an aggregate amount equal to the Deleveraging Amount as a partial repayment of the outstanding indebtedness of Vertiv Holdings. Alternatively, if Vertiv Holdings, Vertiv Stockholder and the Company agree, the Company will be entitled to pay all or a portion of the Deleveraging Amount as a partial repayment of other indebtedness of the Company.

•

Prior to the closing date, the Company will approve and adopt the Incentive Plan. As soon as practicable following the expiration of the 60 day period following the date the Company has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, the Company will file an effective registration statement on Form S-8 (or other applicable form) with respect to the Company Class A common stock issuable under the Incentive Plan. Upon the effectiveness of the Form S-8, the Company will grant restricted stock under the Incentive Plan in accordance with the general terms set forth on the Company disclosure letter to the Merger Agreement.

Mutual Covenants

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The Company and Vertiv Holdings will reasonably cooperate in matters regarding the publicity of the Business Combination and will remain subject to certain continuing obligations of confidentiality with regard to information relating to the post-combination company and Vertiv Holdings.

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The Company and Vertiv Holdings will pay their own costs and expenses incurred in connection with the Merger Agreement, whether or not the transactions contemplated thereby are consummated, except as otherwise expressly provided in the Merger Agreement.

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(i) As promptly as practicable (expending reasonable best efforts), and with respect to notification filings under the HSR Act in any event within 10 business days, after the date of the Merger Agreement, the Company and Vertiv Holdings will each prepare and file the notifications and filings required of it under the HSR Act and (ii) as promptly as practicable after the date of the Merger Agreement, the Company and Vertiv Holdings shall make any other required filings under other applicable antitrust laws, in each case, in connection with the Business Combination. The Company and Vertiv Holdings will promptly and in good faith respond to all information requested of them by applicable governmental entities in connection with such notifications and filings and otherwise cooperate in good faith with each other and such governmental entities. On December 20, 2019, the Company and Vertiv Holdings filed the required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC and requested early termination. On January 3, 2020, both the Company and Vertiv Holdings received notice that early termination had been granted.

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The parties to the Merger Agreement will use their reasonable best efforts to obtain all necessary actions, waivers, consents, approvals, orders and authorizations from governmental entities and the make all necessary registrations, declarations and filings, including registrations, declarations and filings with governmental entities, if any, and filings required pursuant to antitrust laws.

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The parties to the Merger Agreement will use their reasonable best efforts to defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Business Combination, including by seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.

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The Company on one hand, and Vertiv Holdings and the Vertiv Stockholder on the other, along with their respective affiliates and representatives, will release the other parties from any disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning Vertiv Holdings or its subsidiaries occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Merger Agreement.

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The Company and Vertiv Holdings also agree to: (i) take further actions as may be necessary, proper or advisable to consummate and make effective the Business Combination; (ii) allow the other reasonable access to information regarding Vertiv Holdings; (iii) take certain actions with respect to tax matters; (iv) take certain actions with respect to the indemnification of the current and former directors and officers of Vertiv Holdings; and (v) use commercially reasonable efforts to ensure that the Board of the post-combination company is comprised of the director nominees set forth in “Proposal No. 4—Election of Directors to the Board of Directors.”

Survival of Representations, Warranties and Covenants; No Indemnification; Representation and Warranty Insurance

None of the representations, warranties, covenants or agreements of the parties contained in the Merger Agreement will survive the closing of the Business Combination and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto will terminate at the closing of the Business Combination, other than (i) such representations and warranties solely to the extent required to enable a party to bring a claim for intentional fraud and (ii) covenants or agreements which by their terms are required to be performed or complied with following the closing (which covenants and agreements will survive the closing in accordance with their respective terms). The Vertiv Stockholder will not have any indemnification obligations pursuant to the Merger Agreement. The foregoing will not limit or prohibit the right of the Company to pursue recoveries under the R&W Insurance Policy.

The Company bound the R&W Insurance Policy with the Insurers on December 26, 2019, pursuant to which the Insurers will indemnify the Company for losses incurred by the Company arising out of: (i) any breach of Vertiv’s or the Vertiv Stockholder’s representations and warranties in the Merger Agreement or in certain certificates and instruments provided to the Company by Vertiv and the Vertiv Stockholder in connection with the Business Combination and (ii) any pre-closing taxes of Vertiv, in each case, subject to exclusions and other terms in the R&W Insurance Policy. However, issuance of the final R&W Insurance Policy is subject to the satisfaction of various conditions on or after the closing of the Business Combination. Coverage in respect of the general representations and warranties of Vertiv and the Vertiv Stockholder will survive for three years following the closing of the Business Combination and coverage in respect of certain fundamental representations and warranties of Vertiv and the Vertiv Stockholder and for pre-closing taxes of Vertiv will survive for six years following the closing of the Business Combination. The R&W Insurance Policy provides for an aggregate amount of coverage equal to $250,000,000 and is subject to an initial deductible of 0.75% of the Base Value (as defined in the Merger Agreement), which may be reduced in certain circumstances to a deductible of 0.50% of the Base Value 12 months following the closing of the Business Combination.

Termination

The Merger Agreement may be terminated and the Business Combination may be abandoned any time prior to closing, whether before or after stockholder approval of the Merger Agreement, as follows:

•	by mutual written agreement of the Company and the Vertiv Stockholder;

•

by either the Company or the Vertiv Stockholder if the Business Combination has not been consummated by April 15, 2020; provided, however, that the right to terminate the Merger Agreement on this basis will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement; provided, further, this date may be extended by the Company and the Vertiv Stockholder by mutual agreement for an agreed period if all of the closing conditions in the Merger Agreement have been satisfied or waived at such date, other than the PIPE Condition (as defined in the Merger Agreement) and those conditions which by their terms would be satisfied at the closing;

•

by either the Company or the Vertiv Stockholder if a governmental entity has issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, including the Mergers, and such order or other action is final and nonappealable;

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by the Vertiv Stockholder, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, First Merger Sub or Second Merger Sub, or if any representation or warranty of the Company, First Merger Sub or Second Merger Sub has become untrue, in either case such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach by the Company, First Merger Sub or Second Merger Sub is curable by the Company, First Merger Sub or Second Merger Sub prior to the closing, then the Vertiv Stockholder will first provide written notice of such breach and may not terminate the Merger Agreement on this basis until the earlier of: (i) thirty (30) days after delivery of written notice from the Vertiv Stockholder to the Company of such breach; and (ii) April 15, 2020; provided, further, that each of the Company, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Vertiv Stockholder may not terminate the Merger Agreement if: (A) it has materially breached the Merger Agreement and such breach has not been cured; or (B) if such breach by the Company, First Merger Sub or Second Merger Sub is cured during such thirty (30) day period);

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by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of Vertiv Holdings or the Vertiv Stockholder or if any representation or warranty of Vertiv Holdings or the Vertiv Stockholder has become untrue, in either case such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach is curable by Vertiv Holdings or the Vertiv Stockholder prior to the closing, then the Company must first provide written notice of such breach and may not terminate the Merger Agreement on this basis until the earlier of: (i) thirty (30) days after delivery of written notice from the Company to the Vertiv Stockholder of such breach; and (ii) April 15, 2020; provided, further, that Vertiv Holdings or the Vertiv Stockholder, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate the Merger Agreement if: (A) it has materially breached the Merger Agreement and such breach has not been cured; or (B) if such breach by Vertiv Holdings is cured during such thirty (30) day period);

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by either the Company or the Vertiv Stockholder, if, at the Special Meeting (including any adjournments thereof), the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal are not duly adopted by the stockholders of the Company by the requisite vote under the DGCL and the Company’s organizational documents; or

•	by the Company, the Vertiv Stockholder or Vertiv Holdings, if the Parent Cash Condition becomes incapable of being satisfied at the closing.

In the event of termination of the Merger Agreement, the Merger Agreement will become of no further force or effect and the Business Combination will be abandoned and there will be no liability or obligation on the part of any party thereto, except for obligations relating to: (i) publicity and confidentiality, (ii) claims against the trust account; (iii) certain miscellaneous provisions of the Merger Agreement, including those related to governing law, and (iv) the confidentiality agreement between the parties. However, no such termination will relieve any party to the Merger Agreement from any liability resulting from any intentional breach of the Merger Agreement or intentional fraud in the making of the representations and warranties in the Merger Agreement.

Amendments

The Merger Agreement may be amended by the parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. Each of the Amended and Restated Registration Rights Agreement, Stockholders Agreement, Tax Receivable Agreement and Escrow Agreement (or forms thereof) are attached hereto as Annex D, Annex E, Annex F and Annex I, respectively. You are urged to read such agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with

GSAH’s independent directors, GS Sponsor LLC, Cote SPAC 1 LLC (together with GS Sponsor LLC, the “Sponsor Members”), the Sponsor Related PIPE Investors and the Vertiv Stockholder (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), pursuant to which the RRA Parties will be entitled to registration rights in respect of certain shares of the Company’s Class A common stock and certain other equity securities of the Company that are held by the RRA Parties from time to time.

The Amended and Restated Registration Rights Agreement provides that the Company will as soon as practicable but no later than the later of (i) 45 calendar days following the consummation of the Business Combination and (ii) 90 calendar days following the Company’s most recent fiscal year end, file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act registering the resale of certain shares of the Company’s Class A common stock and certain other equity securities of the Company held by the RRA Parties and will use its commercially reasonably efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the 90th calendar day following the filing date if the SEC notifies the Company that it will “review” such shelf registration statement and (y) the 10th business day after the date the Company is notified in writing by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review.

Each of the Sponsor Members, the Vertiv Stockholder and a Sponsor Related PIPE Investor will be entitled to make up to two demand registrations in any 12 month period in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions and certain other conditions. In addition, the RRA Parties have certain “piggy-back” registration rights. The Amended and Restated Registration Rights Agreement includes customary indemnification and confidentiality provisions. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement.

Stockholders Agreement

At the closing of the Business Combination, the Company, the Sponsor and the Vertiv Stockholder will enter into the Stockholders Agreement, substantially in the form attached as Annex E to this proxy statement. The Stockholders Agreement provides that the Vertiv Stockholder may not transfer the shares comprising the Stock Consideration for a period of 180 days following the consummation of the Business Combination, subject to exceptions allowing for certain transfers to related parties and transfers in connection with extraordinary transactions by the Company. Pursuant to the Stockholders Agreement, the Vertiv Stockholder will have the right to nominate up to four directors to the post-closing company’s Board of Directors, subject to its ownership percentage of the total outstanding shares of Class A common stock. If the Vertiv Stockholder holds: (i) 30% or greater of the outstanding Class A common stock, it will have the right to nominate four directors (two of which must be independent); (ii) less than 30% but greater than or equal to 20% of the outstanding Class A common stock, it will have the right to nominate three directors (one of which must be independent); (iii) less than 20% but greater than or equal to 10% of the outstanding Class A common stock, it will have the right to nominate two directors; (iv) less than 10% but greater than or equal to 5% of the outstanding Class A common stock, it will have the right to nominate one director; and (iv) less than 5% of the outstanding Class A common stock, it will not have the right to nominate any directors. As long as the Vertiv Stockholder has the right to nominate at least one director, the Vertiv Stockholder shall have certain rights to appoint its nominees to committees of the Board of Directors and the Company shall take certain actions to ensure the number of directors serving on the Board of Directors does not exceed nine. In addition, the Stockholders Agreement provides that so long as the Company has any Executive Chairman or Chief Executive Officer as a named executive officer, the Company shall take certain actions to include such Executive Chairman or Chief Executive Officer on the slate of nominees recommended by the Board of Directors for election. The Stockholders Agreement also provides that, for so long as the Vertiv Stockholder holds at least 5% of our outstanding Class A common stock, the Vertiv Stockholder will have the right to designate an observer to attend meetings of the Board, subject to certain limitations.

Tax Receivable Agreement

At the closing of the Business Combination, we will enter into the Tax Receivable Agreement, substantially in the form attached as Annex F to this proxy statement. The Tax Receivable Agreement will generally provide for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings in U.S. federal, state, local and certain foreign taxes, that we actually realize (or are deemed to realize) in periods after the closing of the Business Combination as a result of (i) increases in the tax basis of certain intangible assets of Vertiv resulting from certain pre-Business Combination acquisitions, (ii) certain U.S. federal income tax credits for increasing research activities (so-called “R&D credits”) and (iii) tax deductions in respect of certain Business Combination expenses. We expect to retain the benefit of the remaining 35% of these cash tax savings.

For purposes of the Tax Receivable Agreement, the applicable tax savings will generally be computed by comparing our actual tax liability for a given taxable year to the amount of such taxes that we would have been required to pay in such taxable year without the tax basis in the certain intangible assets, the U.S. federal income tax R&D credits and the tax deductions for certain Business Combination expenses described above. Except as described below, the term of the Tax Receivable Agreement will commence upon the closing of the Business Combination and will continue for twelve taxable years following the closing of the Business Combination. However, the payments described in (i) and (ii) above will generally be deferred until the close of our third taxable year following the closing of the Business Combination. The payments described in (iii) above will generally be deferred until the close of our fourth taxable year following the closing of the Business Combination and then payable ratably over the following three taxable year period regardless of whether we actually realize such tax benefits. Payments under the Tax Receivable Agreement are not conditioned on the Vertiv Stockholder’s continued ownership of our stock.

Under certain circumstances (including a material breach of our obligations, certain actions or transactions constituting a change of control, a divestiture of certain assets, upon the end of the term of the Tax Receivable Agreement or, after three years, at our option), payments under the Tax Receivable Agreement will be accelerated and become immediately due in a lump sum. In such case, the payments due upon acceleration would be based on the present value of our anticipated future tax savings using certain valuation assumptions, including that we and our subsidiaries will generate sufficient taxable income to fully utilize the applicable tax assets and attributes covered under the Tax Receivable Agreement (or, in the case of a divestiture of certain assets, the applicable tax attributes relating to such assets). Consequently, it is possible in these circumstances that the actual cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payments we are required to make at the time of acceleration. Furthermore, the acceleration of our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Additionally, the obligation to make payments under the Tax Receivable Agreement, including the acceleration of our obligation to make payments in the event of a change of control, could make us a less attractive target for a future acquisition.

While the timing of any payments under the Tax Receivable Agreement will vary depending upon the amount and timing of our taxable income, we expect that the payments that we will be required to make under the Tax Receivable Agreement could be substantial. Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and such tax reporting positions are subject to challenge by taxing authorities. Payments made under the Tax Receivable Agreement will not be returned upon a successful challenge by a taxing authority to our reporting positions, although such excess payments made to the Vertiv Stockholder may be netted against payments otherwise to be made to the Vertiv Stockholder after our determination of such excess. Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us.

Escrow Agreement

At the closing of the Business Combination, the Company, the Vertiv Stockholder and the Escrow Agent will enter into the Escrow Agreement, substantially in the form attached as Annex I to this proxy statement.

Pursuant to the Escrow Agreement, at closing, the Company will deposit $2,000,000 into an account held by the Escrow Agent as partial security for the obligations of the Vertiv Holdings in connection with the post-closing adjustment to the merger consideration (as described in more detail in the Merger Agreement). The Escrow Agent will hold such amount until the final merger consideration is finally agreed upon by the parties to the Escrow Agreement, at which point it will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Vertiv Stockholder to the Escrow Agent.

Subscription Agreements

On December 10, 2019, the Company entered into the Subscription Agreements with the PIPE Investors and the Subscribing Vertiv Executives, pursuant to which the PIPE Investors and the Subscribing Vertiv Executives have agreed to purchase an aggregate of 123,900,000 shares of Class A common stock in a private placement for a price of $10.00 per share for an aggregate commitment of approximately $1,239,000,000. The Subscription Agreements are subject to certain conditions, including the closing of the Business Combination.

The shares of Class A common stock to be issued in connection with the Subscription Agreements have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The Subscription Agreements for the PIPE Investors (other than (1) the Sponsor Related PIPE Investors, whose registration rights are governed by the Amended and Restated Registration Rights Agreement, and (2) the Subscribing Vertiv Executives) (the “Non-Sponsor PIPE Investors”) provide for certain registration rights. In particular, the Company is required to, as soon as practicable but no later than, (i) 45 calendar days following the closing date of the Business Combination and (ii) 90 calendar days following the Company’s most recent fiscal year end, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of such shares, and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the actual filing date if the SEC notifies the Company that it will “review” such registration statement and (ii) the 10th business day after the date the Company is notified in writing by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. Such registration statement is required to be kept effective for at least two years after effectiveness or until the shares thereunder have been sold by the Non-Sponsor PIPE Investors. In addition, the Non-Sponsor PIPE Investors that purchase shares for an aggregate purchase price in excess of $100,000,000 also will be entitled to make up to two demands in the aggregate for traditional underwritten registrations, plus up to two demands in the aggregate for block trades, in any 12 month period immediately following the closing date of the Business Combination, in each case subject to certain thresholds, and will have certain “piggy-back” registration rights.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the parties to such Subscription Agreement; (c) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the closing and, as a result thereof, the Business Combination fails to occur; (d) the Outside Date (as defined in the Merger Agreement and as may be extended as described therein) if the closing of the Business Combination has not occurred on or before such date; and (e) the first anniversary of the date of the Subscription Agreements if the closing of the Business Combination and the closing under the Subscription Agreements have not occurred on or before such first anniversary. In addition, certain of the Subscription Agreements may terminate upon an assignment as described therein.

For more information about the subscriptions by the Subscribing Vertiv Executives, please see the section entitled “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Subscription Agreements.”

Background of the Business Combination

The Company is a blank check company incorporated as a Delaware corporation on April 25, 2016, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction that leveraged Mr. Cote’s industry experience and operating capabilities, along with Goldman Sachs’ unique sourcing infrastructure and experience investing in public and private markets. The terms of the Business Combination were the result of extensive negotiations between our representatives, representatives of Vertiv and representatives of the Vertiv Stockholder including Platinum Advisors and its representatives.

Prior to the consummation of our IPO, neither the Company, nor anyone on its behalf contacted any prospective target business or had discussion, formal or otherwise, with respect to a transaction with the Company.

After the completion of our IPO, the Company commenced an active search for business combination candidates using the Company’s network of investment bankers, private equity firms, consulting firms, and numerous other business relationships. The Company considered numerous potential target businesses with the objective of consummating its initial business combination. Representatives of the Company contacted and were contacted by numerous individuals and entities who presented ideas for business combination opportunities, including financial advisors and companies in the aerospace, specialty chemical and general industrial sectors.

In evaluating potential acquisition targets, the Company considered, among other things, businesses it believed had: (i) advantageous positions in their respective industries, (ii) the ability to differentiate with technology, (iii) pathways for organic and inorganic growth and (iv) opportunities for margin expansion to be realized through the operational expertise of Mr. David Cote, the Chief Executive Officer of the Company. The Company also sought to identify companies that it believed would benefit from being a publicly-held entity, particularly with respect to access to capital for both organic growth and for use in acquisitions. Throughout the evaluation process, the Company evaluated over 800 potential acquisition targets and made contact with representatives of over 90 of such potential targets to discuss a potential business combination transaction, ultimately receiving detailed information on 13 such potential targets (such other potential targets, the “Other Targets”) and entering into non-disclosure agreements with 10 of the Other Targets.

The 13 Other Targets included (i) a company in the heating, ventilation and air conditioning (HVAC) industry (“Company A”), (ii) a company in the aerospace and industrial services industry (“Company B”), (iii) a company in the specialty chemicals industry (“Company C”), (iv) a company in the business services industry (“Company D”), (v) a company in the technology industry (“Company E”), (vi) a company in the specialty rental equipment industry (“Company F”), (vii) a company in the industrial automation industry (“Company G”), (viii) a company with a portfolio of businesses in the aerospace and specialty industrial markets (“Company H”), (ix) a company in the specialty vehicle industry (“Company I”), (x) a company in the industrial and commercial services industry (“Company J”), (xi) a company in the business services industry (“Company K”), (xii) a company in the global packaging industry (“Company L”), and (xiii) a company in the specialty rental equipment industry (“Company M”).

The Company engaged in discussions with Company A from September 2018 through September 2019 and submitted an initial indication of interest, but could not reach a mutually acceptable valuation. The Company ultimately terminated the discussions with Company A when discussions with representatives of Vertiv, including Platinum Advisors, progressed to the point that the Company determined to focus its efforts on due diligence and discussions with respect to a potential transaction with Vertiv.

The Company engaged in discussions with Company B from October 2018 through March 2019, but developed concerns about Company B’s competitive position within its industry and as a result could not reach a mutually acceptable valuation with Company B. Company C, Company D and the Company engaged in discussions from October 2018 through June 2019 evaluating a potential merger but ultimately could not reach mutually agreeable terms for a transaction to move forward.

The Company engaged in discussions with Company E from November 2018 to January 2019; with Company F from December 2018 to February 2019; with Company H from January 2019 through June 2019; with Company K from February 2019 to April 2019; and with Company M from March 2019 to June 2019. The Company terminated discussions with each of Companies E, F, H, K and M after initial due diligence when it determined that the relevant company did not meet the key investment criteria discussed above. Company G and the Company engaged in discussions between December 2018 and February 2019, but after initial due diligence could not reach a mutually acceptable valuation to pursue a transaction.

Company I and the Company engaged in discussions between December 2018 and February 2019, but the Company decided to cease such discussions after initial due diligence. The Company engaged in discussions with Company J from March 2019 through September 2019, but could not reach a mutually acceptable valuation to pursue a transaction and terminated discussions.

The Company engaged in discussions with Company L from April 2019 through July 2019, but terminated discussions when Company L determined to pursue another alternative.

In the second half of 2018, Goldman Sachs’ Investment Banking Division and JPMorgan provided advice to Vertiv and its private equity sponsor, Platinum Advisors, in connection with potential strategic alternatives for Vertiv, including an initial public offering or sale. Vertiv ultimately decided to defer consideration of strategic alternatives to a later date. Goldman Sachs did not enter into a formal engagement letter with Vertiv or Platinum Advisors in connection with this advisory role, and none of the Goldman Sachs Investment Banking team members that were involved in the prior advisory role are on the Goldman Sachs Investment Banking team providing advisory services to the Company. In connection with the Business Combination, the Company evaluated the Goldman Sachs Investment Banking Division’s prior advisory role and determined that such prior role would not impair the Goldman Sachs Investment Banking Division’s ability to act as financial advisor to the Company.

On March 1, 2019, representatives from Goldman Sachs’ Investment Banking Division, the Company’s financial advisor, contacted representatives of Platinum Advisors to discuss possible business combination opportunities for the Company with portfolio companies of Platinum Equity. They subsequently arranged a telephone call for March 12, 2019 to introduce representatives of GSAM who were working with the Company (and for purposes of this section any references to representatives of the Company shall include representatives of GSAM that were working with the Company) in connection with the Company’s search for business combination candidates, to Platinum Advisors to discuss a possible business combination with Vertiv, a Platinum portfolio company. Platinum Advisors engaged in these discussions, and subsequent discussions described in this section, on behalf of Vertiv and the Vertiv Stockholder.

On March 14, 2019, representatives of Goldman Sachs’ Investment Banking Division introduced representatives of the Company to representatives of Platinum Advisors via telephone. On the call, representatives of the Company provided an overview of the Company and information describing a potential business combination with Vertiv and discussed Mr. Cote’s track record at Honeywell, and the potential advantages of effecting a transaction with a special purpose acquisition company, and in particular the Company, as compared to various alternative transaction structures.

On March 18, 2019, Mr. Matthew Louie, a principal of Platinum Advisors, contacted representatives of Goldman Sachs’ Investment Banking Division, to suggest a meeting between representatives of the Company and representatives of Platinum Advisors for April 30, 2019 to discuss a potential business combination between the Company and Vertiv. Representatives of Goldman Sachs Investment Banking Division confirmed the meeting for April 30, 2019 after confirming that date with the Company.

On April 30, 2019, representatives of the Company, including Mr. Cote, met with Mr. Jacob Kotzubei, a partner of Platinum Advisors, and Mr. Louie at Platinum Advisors’ office in Los Angeles, California. Mr. Cote explained that the Company had an interest in a business combination with Vertiv and discussed the specifics of the opportunity from their perspective. Mr. Kotzubei indicated interest in evaluating a potential partnership between the Company and Vertiv. Mr. Kotzubei also indicated that Mr. Cote and other representatives of the Company should meet with Mr. Rob Johnson, Vertiv’s chief executive officer, as a next step in the process.

On May 6, 2019, Mr. Louie sent representatives of the Company a draft non-disclosure agreement. Between May 6, 2019 and May 10, 2019, representatives of Platinum Advisors and representatives of the Company negotiated the nondisclosure agreement covering confidential and proprietary information of Vertiv and its affiliates. On May 10, 2019, the Company entered into the nondisclosure agreement with Platinum Advisors.

On May 15, 2019, a representative of Goldman Sachs’ Investment Banking Division discussed timing and expectations for proceeding with the potential business combination with Mr. Louie. Mr. Louie suggested arranging a meeting in late May between representatives of the Company, including Mr. Cote, and Mr. Johnson to discuss Vertiv generally and specific initiatives that were then presently underway at Vertiv. Additionally, Platinum Advisors agreed to provide background materials to the Company regarding Vertiv as well as a high-level, illustrative framework for the potential business combination in advance of that meeting so that the Company could begin to refine its perspectives on the financial profile of the business.

On May 16, 2019, Mr. Louie introduced Mr. Cote and Mr. Johnson and suggested that the two arrange a meeting to meet each other and to begin familiarizing Mr. Cote with the nature of Vertiv’s business.

On May 23, 2019, Mr. Louie provided overview materials regarding Vertiv to representatives of the Company in order to help further familiarize them with the nature of Vertiv’s business and its financial profile prior to meeting with Mr. Johnson.

On May 30, 2019, and as the result of Mr. Louie’s May 16, 2019 email, representatives of the Company including Mr. Cote met with Mr. Johnson and Mr. Gary Niederpruem, Vertiv’s head of business development, for lunch in St. Louis, Missouri to discuss Vertiv and the potential business combination.

On May 31, 2019, Mr. Cote spoke with Mr. Kotzubei to discuss the lunch meeting with Mr. Johnson and to reiterate the Company’s interest in continuing to evaluate a potential business combination transaction with Vertiv. On the same day, a representative of the Company spoke with Mr. Louie to discuss the meeting with Mr. Johnson and Mr. Niederpruem and to also express the Company’s interest in continuing to move forward towards a potential business combination.

On June 3, 2019, the Company held its quarterly meeting of the Board. In the meeting, the Board was provided with a description of Vertiv, alongside various Other Targets the Company was considering. Representatives of the Company including Mr. Cote provided the Board with a brief business overview of Vertiv and a summary of meetings to date. At the meeting, the Board discussed areas for the Company to focus during diligence on Vertiv and further determined that the Company should continue to explore a potential acquisition of Vertiv.

On June 5, 2019, representatives of Platinum Advisors provided a more detailed financial overview of Vertiv to representatives of the Company. Representatives of Platinum Advisors also requested information regarding the Company’s sources and uses of funds, with specific details regarding the Company’s ability to source additional capital necessary for a transaction structured similarly to the one discussed previously, from representatives of the Company. The following day, on June 6, 2019, Platinum Advisors provided incremental financial information regarding Vertiv to the Company.

On June 11, 2019, representatives of the Company delivered a revised proposal to representatives of Platinum Advisors regarding the proposed terms of a potential business combination with Vertiv, which reflected a revised valuation relative to the initial proposal. The revised proposal was discussed by the representatives.

On June 18, 2019, Mr. Cote contacted Mr. Kotzubei and left a message to discuss the June 11, 2019 proposal.

On June 20, 2019, Mr. Kotzubei sent Mr. Cote an email in response to Mr. Cote’s June 18 voicemail noting that Mr. Louie would contact representatives of the Company and Goldman Sachs’ Investment Banking Division to discuss the potential business combination. Further to Mr. Kotzubei’s email, Mr. Louie discussed the transaction with representatives of the Company and Goldman Sachs’ Investment Banking Division. Mr. Louie expressed interest in Vertiv continuing to pursue a business combination with the Company, but explained that the Company’s revised valuation proposal for Vertiv, delivered on June 11, 2019, was not at a level that Platinum Advisors would move forward under. Mr. Louie also provided a counter-proposal to representatives of the Company, which included a higher enterprise value for Vertiv and also introduced the concept of a tax receivable agreement as additional merger consideration, among other potential items for discussion.

On June 21, 2019, Mr. Cote and Mr. Kotzubei discussed Platinum Advisors’ counter-proposal, with a specific focus on the appropriate leverage level for the Company as well as the proposed valuation relative to comparable peers.

On July 1, 2019, Mr. Cote contacted Mr. Kotzubei to make a revised proposal, which proposal increased the Company’s valuation of Vertiv relative to the Company’s first revised proposal, which was made on June 11, 2019, while also reducing the total leverage needed to consummate the transaction.

On July 8, 2019, Mr. Louie contacted representatives of the Company and Goldman Sachs’ Investment Banking Division to request, among other things, a detailed workplan, a proposed timeline for diligence and closing, as well as a specific due diligence request list outlining remaining focus areas for the Company. In response to such a request, a workplan, a proposed timeline and areas of focus for due diligence was provided to Platinum Advisors.

On July 11, 2019, Mr. Louie emailed representatives of the Company and of Goldman Sachs’ Investment Banking Division requesting further clarifying details regarding the Company’s proposed capital structure as outlined in Mr. Cote’s July 1, 2019 revised proposal to Mr. Kotzubei, for the business combination.

On July 12, 2019, a representative of the Company responded to Platinum Advisors’ request for clarification and explained, among other things, the Company’s perspective regarding the specific nature and timing of the proposed paydown of Vertiv’s indebtedness.

On July 17, 2019, Mr. Louie contacted representatives of the Company and Goldman Sachs’ Investment Banking Division to confirm that the Vertiv Stockholder and Vertiv were willing to move forward on the terms as discussed by Messrs. Cote and Kotzubei on July 1, 2019, while also explaining that the terms of the tax receivable agreement would be subject to further discussions among the parties. Representatives of Platinum Advisors, the Company and Vertiv then proceeded to coordinate next steps including the scope and process of the Company’s diligence review. Later that day, a representative of the Company confirmed the Company’s interest in moving forward on the terms outlined by Mr. Cote on the July 1 call between Mr. Cote and Mr. Kotzubei and reiterated by Mr. Louie in his email. Subsequently, representatives of Platinum Advisors, the Company and Vertiv began coordinating the diligence review.

On July 21, 2019, JPMorgan provided the Company with access to a data room and began providing detailed financial information on Vertiv. Representatives of the Company commenced diligence of information provided and continued to conduct further research on Vertiv, the industry in which Vertiv operates and comparable companies in the same sector as Vertiv.

On July 22, 2019, the Company began detailed financial diligence of Vertiv with assistance from KPMG LLP.

On August 6, 2019, the Company held its quarterly meeting of the Board. Mr. Cote and other representatives of the Company discussed Vertiv, as well as various Other Targets the Company was considering. The discussion provided the Board with a summary of the diligence information relating to Vertiv that had been provided to date. Based on the information presented and following discussion, the Board determined that the Company should continue to explore a potential acquisition of Vertiv.

On August 7-8, 2019, the management team of Vertiv and representatives of the Company, representatives of Goldman Sachs’ Investment Banking Division, Platinum Advisors and JPMorgan met in Columbus, Ohio for dinner and for a management presentation from Vertiv management.

On August 12, 2019, representatives of Goldman Sachs’ Investment Banking Division shared a revised and more detailed diligence and related transaction timeline which was developed at the August 8, 2019 management meeting with representatives of JPMorgan.

On August 21, 2019, representatives of the Company, Vertiv and JPMorgan visited Vertiv’s facilities in Reynosa, Mexico. Later that day, they met in Lincoln, Nebraska where Vertiv’s America’s business unit was discussed in detail.

On August 22, 2019, representatives of the Company, JPMorgan and Vertiv visited Vertiv’s Lincoln, Nebraska facility.

From August 25, 2019 through September 4, 2019, representatives of the Company, Vertiv, JPMorgan and Goldman Sachs’ Investment Banking Division coordinated regarding various information and diligence requests, with a specific focus on the completion of the quality of earnings analysis.

On September 5, 2019, representatives of the Company, Goldman Sachs’ Investment Banking Division and Platinum Advisors discussed the potential capital raise required in connection with the proposed business combination as well as a detailed discussion regarding potential PIPE investors.

On September 11, 2019, representatives of JPMorgan, Goldman Sachs’ Investment Banking Division, the Company and key members of Vertiv’s management team met in Columbus, Ohio where they discussed the Company’s financial projections for 2019, 2020 and 2021 in detail. Additionally, the conversation included a specific focus on the operational initiatives undertaken to date.

On September 12, 2019, representatives of the Company and of Goldman Sachs’ Investment Banking Division discussed open items including, but not limited to outstanding data requests related to the Quality of Earnings analysis and details regarding Vertiv’s forecasted performance with representatives of JPMorgan and Platinum Advisors.

From September 16, 2019 through September 17, 2019, representatives of Vertiv, the Company and JPMorgan met in Shenzhen, China to visit a Vertiv facility. While there, they completed a tour of the facilities and had a detailed APAC business overview with Mr. Stephen Liang, president of Asia-Pacific for Vertiv.

On September 17, 2019, representatives of JP Morgan provided the Company with additional financial information, including an overview of the tax assets of Vertiv and an initial proposal relating to a tax receivable agreement.

On September 18, 2019, the President of Europe for Vertiv, and other representatives of Vertiv and representatives of the Company and JPMorgan visited a Vertiv facility in Slovakia. Later that same day, the same team also visited a Vertiv facility in Novo Mesto, Italy.

On September 19, 2019, representatives of Vertiv, the Company and JPMorgan held a meeting with Vertiv’s President of Europe regarding the European business.

On September 23, 2019, representatives of Platinum Advisors and the Company had a telephone discussion during which the valuation that had been agreed to by the parties on July 17, 2019 was reaffirmed, and representatives of the Company highlighted remaining areas for the diligence review. Also on September 23, 2019, representatives of the Company sent a term sheet to representatives of Platinum Advisors that reflected the valuation and structure discussed on July 1, 2019 and that was reaffirmed on the telephone call held earlier that day.

On September 24, 2019, representatives of Platinum Advisors and the Company discussed the term sheet, various remaining outstanding diligence requests made as a part of KPMG LLP’s financial due diligence assistance and remaining open items.

On September 25, 2019, representatives of the Company and JPMorgan discussed the term sheet and the various outstanding items discussed on September 24, 2019. Also, on September 25, 2019, representatives of Platinum Advisors contacted representatives of the Company to discuss the Company’s financial review and details regarding the necessary capital raise.

On September 26, 2019, in response to the email exchange that took place on September 25, 2019, representatives of the Company and Goldman Sachs’ Investment Banking Division discussed the Company’s financial review with representatives of JPMorgan.

On October 3, 2019, with the Company’s financial due diligence completed, representatives of Platinum Advisors and the Company discussed the terms of a potential business combination, which were unchanged relative to the term sheet provided September 23, 2019, and expressed a desire to move forward on that basis, acknowledging that the terms of a tax receivable agreement remained subject to further negotiation.

On October 4, 2019, in response to the discussions on October 3, 2019, representatives of the Company and Goldman Sachs’ Investment Banking Division presented a counter-proposal to Mr. Kotzubei with respect to the tax receivable agreement relative to the initial tax receivable agreement proposal provided to the Company on September 17, 2019. The principal areas of focus related to the specific tax benefits to be covered by the agreement, the deferral period for payments under the agreement and the percentage of cash tax savings that the Vertiv Stockholder would be entitled to.

On October 5, 2019, Mr. Kotzubei responded to representatives of the Company and Goldman Sachs’ Investment Banking Division with a counter proposal for the tax receivable agreement that was presented on October 5, 2019 and addressing the specific areas of focus referenced in the immediately above paragraph.

On October 6, 2019, representatives of the Company and Goldman Sachs’ Investment Banking Division responded to Mr. Kotzubei with a further revised proposal with respect to the tax receivable agreement. Later on October 6, representatives of Goldman Sachs’ Investment Banking Division, on behalf of the Company, and Platinum Advisors reached an agreement on the proposal with respect to the tax receivable agreement.

On October 7, 2019, representatives of the Company, Goldman Sachs’ Investment Banking Division and Platinum Advisors engaged in in-person negotiations in Los Angeles, California as to open items remaining on the term sheet at that time. The meeting ended with a mutual agreement on certain key financial and other terms and a framework to move forward towards definitive documentation with respect to a transaction.

On October 8, 2019, as a result of the October 7, 2019 negotiations, Mr. Louie sent a revised term sheet to representatives of the Company and Goldman Sachs’ Investment Banking Division reflecting the key terms agreed to on October 6 and 7. Later on October 8, a representative of the Company responded with revisions and clarifications to the term sheet, which resulted from discussions with the Company’s legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”). It was noted that the parties were aligned on most material points, but that a few outstanding items including working capital and redemption provisions remained subject to negotiation.

During the period from October 8, 2019 to October 13, 2019, the parties discussed transaction terms, including relating to working capital, redemption offset mechanics and other terms. On October 13, 2019, following additional discussions, the Company and Platinum Advisors executed a term sheet setting forth certain key transaction terms. During the term sheet negotiations, Mr. Cote provided periodic updates to members of the Board regarding the status of the term sheet, the key transaction terms and the potential to enter into exclusive negotiations regarding a potential transaction.

On October 15, 2019, representatives of the Company, Goldman Sachs’ Investment Banking Division and JPMorgan met with members of Vertiv’s executive team in Columbus, Ohio to review Vertiv’s budget for 2020 again in significant detail, with additional time spent on the 2021 budget as well.

On October 16, 2019, Platinum Advisors, Vertiv and the Company entered into an exclusivity agreement providing for exclusive negotiations through December 2, 2019.

On November 1, 2019, Skadden provided an initial draft of the Merger Agreement to Vertiv’s legal counsel, Morgan, Lewis & Bockius LLP (“Morgan Lewis”).

On November 4, 2019, the Company held its quarterly meeting of the Board. The members of the Board were provided with a detailed description of the Company, the markets in which it operates, its competitive positioning, the proposed transaction structure and valuation, diligence findings to date, remaining items being pursued and the PIPE capital raise. At the meeting, discussion of these materials and the merits of a potential acquisition of Vertiv was led by Mr. Cote and other representatives of the Company. At the meeting, the Board determined to continue discussions regarding a potential acquisition of Vertiv.

On November 12, 2019, Skadden provided an initial draft of the tax receivable agreement to Morgan Lewis.

On November 13, 2019, representatives of Goldman Sachs’ Equity Capital Markets Division and the Company held a telephonic conference with representatives of Platinum Advisors to discuss the process relating to the PIPE capital raise. Also, on November 13, 2019, Skadden provided initial drafts of the post-closing Company’s certificate of incorporation and bylaws to Morgan Lewis.

On November 15, 2019, Morgan Lewis provided an initial draft of the stockholders agreement to Skadden. During this time, Skadden began its legal due diligence review of Vertiv on behalf of the Company.

On November 16, 2019, Morgan Lewis provided a revised draft of the Merger Agreement to Skadden. This draft reflected the following key changes to the draft Merger Agreement provided by Skadden: (i) changes to the adjustment components used to calculate Vertiv’s equity value; (ii) the deletion of the purchase price adjustment escrow; and (iii) the deletion of the receipt of the consent of the requisite lenders under Vertiv’s existing credit agreements to the transactions contemplated by the Merger Agreement as a condition to closing. Also, on November 16, 2019, Morgan Lewis provided a consolidated set of disclosure schedules with respect to the Merger Agreement to Skadden.

On November 20, 2019, Skadden provided a revised draft of the Merger Agreement to Morgan Lewis. In this draft the following material changes to the draft provided by Morgan Lewis were proposed: (i) certain changes to the adjustment components used to calculate Vertiv’s equity value, (ii) the purchase price adjustment escrow was reinserted, (iii) the receipt of the consent of the requisite lenders under Vertiv’s existing credit agreements to the transactions contemplated by the Merger Agreement was reinserted as a condition to closing, (iv) an indemnity from the Vertiv Stockholder with respect to certain transfer taxes was inserted and (v) the right for the Company to require Vertiv to obtain the requisite consents to amend the indentures relating to certain series of notes to provide that the transactions contemplated by the Merger Agreement will not constitute a “Change of Control” (as defined in such indentures) or, in the event Vertiv fails to obtain such consents, a requirement on Vertiv to commence a “Change of Control Offer” was inserted.

On November 22, 2019, Morgan Lewis provided a revised draft of the Merger Agreement to Skadden generally rejecting the changes referenced in the immediately preceding paragraph but accepting the inclusion of a purchase price adjustment escrow. Also, on November 22, 2019, Morgan Lewis provided revised drafts of related transaction agreements previously revised by Skadden, including the tax receivable agreement and the escrow agreement to Skadden. This draft tax receivable agreement reflected the following key changes to the draft tax receivable agreement provided by Skadden: (i) an expansion of the tax assets subject to the agreement; (ii) an expansion of the definition of “Seller Expense Deductions”; (iii) no deferral for payments for “Seller Expense Deductions”; (iv) deleting the carve-out restricting the Vertiv Stockholder from causing a change of control of the Company and accelerating the payments under the tax receivable agreement; and (iv) providing that Platinum be allowed to transfer its rights under the agreement without the consent of the Company.

On November 23, 2019, Skadden provided a revised draft of the Merger Agreement to Morgan Lewis and reversed all of the changes made with respect to the unresolved items referenced in the immediately foregoing paragraphs. Also, on November 23, 2019, Morgan Lewis provided a revised, consolidated disclosure letter with respect to the Merger Agreement to Skadden.

On November 26, 2019, Skadden provided a revised draft of the tax receivable agreement to Morgan Lewis and reversed all of the unresolved changes referenced in the foregoing paragraphs.

On November 27, 2019, an in-person and telephonic meeting of the Board was held to review the proposed transaction including in connection therewith the proposed terms of the Merger Agreement and other transaction documents, the status of diligence and the proposed go-forward equity incentive arrangements. The detailed transaction discussion was led by Mr. Cote and other representatives of the Company and prior to such discussion, Skadden gave the Board a presentation describing their fiduciary duties in connection with evaluating a transaction. Following such discussion, Messrs. Johnson, Fallon and Niederpruem gave a presentation to the Board regarding Vertiv, its competitive position, the markets it serves, and future opportunities for the business, and the Board had the opportunity to ask questions of Messrs. Johnson, Fallon and Niederpruem with respect to such matters. Based on its review of these presentations and following discussion, the Board determined that the Company should continue to explore a potential acquisition of Vertiv.

On November 27, 2019, representatives of the Company had a discussion with representatives of Platinum Advisors regarding the PIPE capital raise, process related items, segment level financials and several topics related to the Merger Agreement.

On November 29, 2019, representatives of the Company discussed the remaining open items related to the Merger Agreement and the tax receivable agreement with representatives of Platinum Advisors.

On December 2, 2019, representatives of the Company responded to representatives of Platinum Advisors regarding the open items discussed on November 29, 2019 and certain matters were agreed including with respect to the tax receivable agreement that tax assets subject to the agreement would also include certain additional historical acquisition activity.

On December 4, 2019, representatives of Platinum and the Company discussed the remaining open issues outstanding on the Merger Agreement and the tax receivable agreement and resolved the majority of remaining items including (i) with respect to the Merger Agreement (a) the adjustment components used to calculate Vertiv’s equity value, and (b) that Vertiv would not be subject to an obligation to obtain noteholder consents but instead that the Company would have the right to elect for Vertiv to undertake a “Change of Control Offer” with respect to the relevant series of notes. Also, on December 4, 2019, Mr. Cote met with Vertiv’s management team in Columbus, Ohio to discuss Vertiv’s future operations and investments, and (ii) with respect to the tax receivable agreement that there is to be no right to accelerate payments under the tax receivable agreement in the event that the Vertiv Stockholder causes a Change of Control by directly acquiring additional stock of the Company.

On December 5, 2019, Morgan Lewis provided a revised draft of the Merger Agreement and other transaction documents to Skadden including a revised draft of the tax receivable agreement. Following review of the draft Merger Agreement, the Company identified that the question of whether the Vertiv Stockholder should provide an indemnity with respect to certain transfer taxes remained open. Following review of the draft tax receivable agreement, the Company identified the following outstanding issues: (i) whether the Vertiv Stockholder should be entitled to payment with respect to any tax benefits relating to business interest expense and the repayment of any indebtedness (i.e., in addition to certain tax-deductible transaction costs relating to the business combination) and (ii) whether the Vertiv Stockholder should be entitled to transfer its rights under the agreement without the consent of the Company.

On December 6, 2019, Skadden provided a revised draft of the Merger Agreement and other transaction documents including a revised draft of the tax receivable agreement to Morgan Lewis. The revised draft of the Merger Agreement proposed an Outside Date of March 31, 2020, and reflected the Company’s agreement not to reinsert the proposed indemnity from the Vertiv Stockholder with respect to certain transfer taxes. The revised draft of the tax receivable agreement provided, among other things, that the Vertiv Stockholder should not be entitled to payment with respect to any tax benefits relating to business interest expense and the repayment of any indebtedness and that the Vertiv Stockholder should not be entitled to transfer its rights under the agreement without the consent of the Company. Also, on December 6, 2019, the Company executed an exclusivity extension agreement with Platinum Advisors and Vertiv pursuant to which the parties agreed to extend their respective exclusivity obligations to December 12, 2019 in order to attempt to finalize definitive transaction documents.

On December 7, 2019, Morgan Lewis provided a revised draft of Vertiv’s disclosure schedules and a revised draft of the tax receivable agreement which provided, among other things, that (i) the Vertiv Stockholder should be entitled to transfer its rights under such agreement without the consent of the Company and (ii) that the Vertiv Stockholder was willing to drop its request for payments in respect of certain “Seller Expense Deductions” deductions provided all other seller expense deductions are paid ratably over years 4, 5 and 6 (under a “deemed realized” concept).

On December 8, 2019, Skadden provided a revised draft of the tax receivable agreement to Morgan Lewis which reflected the provisions referenced in the immediately prior paragraph. Following receipt of this draft, Morgan Lewis communicated to Skadden that the agreement should provide that the tax attributes subject to the agreement should be deemed used prior to any tax benefits generated from acquisitions post-closing. Also, Morgan Lewis provided a revised draft of the Merger Agreement to Skadden in which an Outside Date of June 30, 2020 was proposed. In addition, the Company held a telephonic meeting of the Board to discuss the status of the transaction documents and the results of negotiations since the previous board meeting and the remaining material open issues. During the meeting, Mr. Cote and representatives of the Company updated the Board on the key open issues in the documents and discussed timing and next steps. Members of the Board engaged in a discussion regarding the issues. Following the presentation and after the discussion of the terms of the transaction, the Board directed GSAM’s representatives to attempt to finalize transaction terms and documents before the next Board meeting, if possible.

On the evening of December 9, 2019, the Company held a telephonic meeting of the Board. At the meeting, representatives of the Company and Skadden provided an update to the directors regarding the resolution of the final open issues in the transaction documents, subject to the Board’s approval. The Board then discussed the proposed transaction and the benefits of the proposed transaction to the Company’s shareholders. Following this discussion, the Board unanimously approved, among other things, the Merger Agreement, the Tax Receivable Agreement and the form of Subscription Agreement, in each case substantially in the form presented to the directors. The Board also unanimously approved the merger, the issuance of shares in the transaction and to the PIPE Investors, the amendment of the charter and bylaws of the Company in connection with the transaction and certain post-closing incentive equity arrangements and certain management compensation matters.

Following conclusion of the Company Board meeting, the Company and Platinum Advisors and their respective counsel finalized the transaction documentation (including reflecting in the Merger Agreement the agreed upon Outside Date of April 15, 2020 and that the tax receivable agreement was to provide that tax attributes subject to the agreement were to be deemed used prior to any additional tax benefits generated from acquisitions post-closing) and on the morning of December 10, 2019, the parties executed the Merger Agreement. See “—The Merger Agreement” for a discussion of the terms of the Merger Agreement. On the morning of December 10, 2019, Vertiv and the Company issued a joint press release announcing the transaction.

GSAH’s Board of Directors’ Reasons for the Approval of the Business Combination

On December 9, 2019, our Board unanimously (i) approved the Merger Agreement and the transactions contemplated thereby, (ii) determined that the Business Combination is in the best interests of GSAH and its stockholders and (iii) recommended that GSAH’s stockholders approve the Business Combination Proposal and the other proposals described herein.

In evaluating the Business Combination and making these determinations and this recommendation, our Board consulted with the Company’s management and its legal counsel, financial advisor and other advisors and considered a number of factors, including, but not limited to, the factors discussed below. In light of the wide number and complexity of the factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 8 of this proxy statement.

Our Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to approve the entry into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

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Vertiv’s Highly Attractive Business Model. Vertiv is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology, offering a broad range of products, which include power management products, thermal management products, integrated rack systems, modular solutions, and management systems for monitoring and controlling digital infrastructure. Vertiv has developed a focused portfolio of product and service solutions, targeted towards high growth end markets, with 70% of revenues for the fiscal year ended December 31, 2018 attributable to the rapidly growing data center end market. Further, Vertiv’s broad customer base, across the data center, communication network and commercial & industrial verticals, combined with its broad geographic reach, provides the potential for a resilient business model.

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Vertiv’s Deep Relationships with a Diverse Customer Base. Vertiv has a highly diversified customer base, with the top 50 customers representing approximately 35% of total net sales for the fiscal year ended December 31, 2018. These customers span a wide array of industries and verticals, including the data center, communication network and commercial & industrial verticals, with many of Vertiv’s key customer relationships spanning multiple decades.

•

Vertiv’s Strong Recurring Revenue. Vertiv has high recurring revenue in part due to the lifecycle of services it provides for its customers, with the customer relationship spanning from the initial sales process to installation and preventative maintenance of Vertiv’s products to product replacement and/or capacity expansion. This lifecycle of services, and the high level of recurring revenue generated by it, should provide further stability to Vertiv’s business model.

•	Vertiv’s Experienced and Proven Management Team. The Board considered the fact that, post-Business Combination, Vertiv will be led by a senior management team that has over 100 years of combined industry experience and a proven track record of operational excellence and financial performance at Vertiv. In addition, the Board considered the fact that Mr. Cote, with his significant leadership experience and extensive management and investment experience, including in the industrial sector, would serve as Executive Chairman of the post-Business Combination Vertiv.

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Vertiv’s Strong Balance Sheet. The Board’s considered the fact that the Business Combination will provide significant primary capital and financial flexibility for Vertiv to pursue value-additive growth opportunities. Vertiv’s strong initial balance sheet combined with its financial performance and access to the public markets through the Business Combination should enable Vertiv to expedite its growth strategy through both organic growth and strategic acquisitions.

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Other Alternatives. The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets.

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

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Continued Ownership By Sellers. The Board considered that the Vertiv Stockholder would be receiving a significant amount of Vertiv common stock as part of its consideration and would be the largest stockholder of Vertiv following the Business Combination. The Board considered this a strong sign of the Vertiv Stockholder’s confidence in Vertiv and the benefits to be realized as a result of the Business Combination.

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The Role of the Independent Directors. The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Goldman Sachs. In connection with the Business Combination, our independent directors, Messrs. James Albaugh, Roger Fradin and Steven S. Reinemund, evaluated the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors evaluated and unanimously approved, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

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Liquidation of the Company. The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting our officer’s and directors’ focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by June 12, 2020 and force the Company to liquidate and the warrants to expire worthless.

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Exclusivity. The fact that the Merger Agreement includes an exclusivity provision that prohibits the Company from soliciting other business combination proposals, which restricts the Company’s ability to consider other potential business combinations to complete prior to June 12, 2020.

•	Stockholder Vote. The risk that the Company’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

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Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

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Other Risks. Various other risks associated with the Business Combination, the business of the Company and the business of Vertiv described under “Risk Factors” beginning on page 67 of this proxy statement.

In addition to considering the factors described above, the Board also considered that:

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Interests of Certain Persons. The officer and some of the directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “Certain Relationships and Related Persons Transactions”). Our independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, the Company and its stockholders.

Certain Projected Financial Information

Vertiv provided the Company with its internally prepared financial projections for each of the years in the three year period ending December 31, 2021. Vertiv does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of their future performance, revenue, financial condition or other results. The financial projections were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections were requested by, and disclosed to, the Company for use as a component in its overall evaluation of Vertiv, and are included in this proxy statement because they were provided to the Board for its evaluation of the Business Combination.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that the Company, our Board, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement, including investors or holders, are cautioned not to place undue reliance on this information. You are cautioned not to rely on the financial projections in making a decision regarding the transaction, as the financial projections may be materially different than actual results. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Vertiv’s business, all of which are difficult to predict and many of which are beyond Vertiv’s and the Company’s control. The financial projections are forward looking statements that are inherently subject significant uncertainties and contingencies, many of which are beyond the Vertiv’s and the Company’s control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Vertiv Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Statement Regarding Forward-Looking Statements” sections of this proxy statement, respectively. As a result, there can be no assurance that the financial projections described below will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

The financial projections included in this proxy statement have been prepared by, and are the responsibility of, Vertiv’s management. Neither PricewaterhouseCoopers LLP nor Ernst & Young LLP has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying financial projections and accordingly, neither PricewaterhouseCoopers LLP nor Ernst & Young LLP expresses an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this proxy statement relates to the Company’s previously issued financial statements and the Ernst & Young LLP report included in this proxy statement relates to Vertiv Holdings’ previously issued financial statements. Such reports do not extend to the financial projections and should not be read to do so.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared, which was in October 2019. None of Vertiv Holdings’ independent registered accounting firm, the Company’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to the Company and our Board in connection with their review of the proposed Business Combination.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR VERTIV, THE COMPANY UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The key elements of the projections provided by management of Vertiv to the Company are summarized in the table below:

($ in millions)	2019E	2020E	2021E
Adjusted Revenue(1)	$4,411	$4,575	$4,767
% GAAP Growth	2.8%	3.7%	4.2%
% Organic Growth(2)	5.2%	4.7%	4.2%
Adjusted Operating Income(3)	465	511	557
% Margin	10.5%	11.2%	11.7%
Adjusted EBITDA(4)	540	595	640
% Margin	12.2%	13.0%	13.4%
Adjusted EBITDA(4) less Capital Expenditures(5)	470	520	575
% Conversion	91.5%	89.1%	89.8%
Levered Free Cash Flow(6)	N/A	255	340

(1)	Determined based on GAAP net sales, plus impact of purchase accounting adjustments.
(2)	Difference between GAAP Growth and Organic Growth reflects foreign exchange impact and the impact of certain acquisitions.
(3)	Calculated as operating profit adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations.

(4)

Adjusted EBITDA is calculated as EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations. For a historical reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure of Net earnings (loss), please see the section entitled “Selected Consolidated Historical Financial and Other Information of Vertiv Holdings.”

(5)	2019E and 2020E adjusted for impact of one-time digital transformation and operational initiatives capital expenditures.
(6)	Calculated as adjusted EBITDA, less: capital expenditures, cash EBITDA adjustments, cash interest subject to refinancing of the pro-forma debt, cash taxes, and working capital.

Satisfaction of 80% Test

The NYSE rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). Based on the financial analysis of Vertiv generally used to approve the transaction, our Board determined that this requirement was met. Our Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, was fair to and in the best interests of GSAH and its stockholders and appropriately reflected Vertiv’s value. In reaching this determination, our Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as its potential for future growth in revenue and profits. Our Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of Vertiv met this requirement.

Interests of GSAH’s Management Team in the Business Combination

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal and the other proposals included herein, you should keep in mind that the Sponsor and our directors have interests in such proposal that are different from, or in addition to, those of our stockholders and warrant holders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. GSAH stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

If we do not consummate a business combination by June 12, 2020 (or if such date is extended at a duly called meeting of our stockholders, such later date), we would (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the 17,250,000 shares of our Class B common stock owned by our Initial Stockholders, including the Sponsor, would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because the Sponsor and each of our officer and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete a business combination within the required period. Additionally, in such event, the

10,533,333 private placement warrants that the Sponsor paid $15.8 million for will expire worthless. Certain of our directors, including David M. Cote, have a direct or indirect economic interest in such shares and private placement warrants. The 17,250,000 shares of Class A common stock that the Initial Stockholders will hold following the Business Combination, if unrestricted and freely tradable, would have had aggregate market value of approximately $         million based upon the closing price of $         per share of Class A common stock on the NYSE on                     , 2020, the most recent practicable date prior to the date of this proxy statement. Given such shares of our common stock will be subject to certain restrictions, we believe such shares have less value. The 10,533,333 private placement warrants that the Sponsor will hold following the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately $         million based upon the closing price of $         per warrant on the NYSE on                     , 2020, the most recent practicable date prior to the date of this proxy statement.

•

David M. Cote, our Chief Executive Officer, President and Secretary, and Chairman of our Board, is expected to be the Executive Chairman of our Board after the consummation of the Business Combination. Roger Fradin and Steven S. Reinemund, both of whom are our directors, are expected to be on our Board after consummation of the Business Combination. As such, in the future, Mr. Cote, Mr. Fradin and Mr. Reinemund will receive any cash fees, stock options, stock awards or other remuneration that our Board determines to pay to them.

•

Our existing management team members will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the Mergers and pursuant to the Merger Agreement.

•

In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act.

•

Upon completion of the Business Combination, an aggregate amount of approximately $50 million in deferred underwriting discount, advisory fees and placement agent fees, will be payable to Goldman Sachs & Co. LLC, an affiliate of us and the Sponsor. Additionally, Raanan A. Agus is a Participating Managing Director of Goldman Sachs and one of our directors.

•

Affiliates of Goldman Sachs are lenders to Vertiv under the Term Loan Facility and Asset-Based Revolving Credit Facility, with an aggregate of approximately $23.5 million and approximately $16.3 million outstanding to such affiliates in the Term Loan Facility and the Asset-Based Revolving Credit Facility, respectively, as of the date of this proxy statement. We intend to use a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay a portion of the outstanding Term Loan Facility and, as a result, such affiliates would receive their pro rata portion of such proceeds. In addition, as of the date of this proxy statement, affiliates of Goldman Sachs hold an aggregate of approximately $180,000 of the Existing Notes.

•

The Sponsor Related PIPE Investors have subscribed for $230 million of the PIPE Investment, for which they will receive up to 23 million shares of our Class A common stock. See “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Subscription Agreements.”

•	Pursuant to the Amended and Restated Registration Rights Agreement, our Initial Stockholders, the Sponsor Related PIPE Investors and the Vertiv Stockholder will have customary registration rights,

including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the shares of Class A common stock and warrants held by such parties.

•

The New Vertiv Certificate of Incorporation will contain a provision that expressly elects not to be governed by Section 203 (Delaware’s “interested stockholder” statute) of the Delaware General Corporation Law.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates may (1) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (2) execute agreements to purchase such shares from such investors in the future, or (3) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Condition Precedent Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of GSAH’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to (1) increase the likelihood of approving the Condition Precedent Proposals and (2) limit the number of public shares electing to redeem, including to satisfy any redemption threshold.

Entering into any such arrangements may have a depressive effect on our common stock (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. We will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Special Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of GSAH’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GSAH and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals.

Appraisal Rights

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Expected Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in conformity with GAAP. Under this method of accounting, GSAH has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances under both the minimum and maximum redemptions scenarios:

•

The Vertiv Stockholder will designate four out of nine board members. The Vertiv Stockholder and the Sponsor will mutually approve the designation of three other board members. The Vertiv Stockholder will continue to nominate four board members under the Stockholders Agreement for as long as the Vertiv Stockholder holds more than 30% equity ownership of the post-business combination company.

•	The Vertiv Stockholder will hold the largest share of voting interests under both the no redemption and maximum redemption scenarios described herein with 37.8% and 48.8%, respectively.

•	The ongoing senior management of the post-business combination company will be entirely comprised of Vertiv employees.

•	Vertiv comprises all of the operating activities of the post-business combination company.

Accordingly, for accounting purposes, net assets of the post-business combination company will be stated at historical cost, with no goodwill or other intangible assets recorded.

United States Federal Income Tax Considerations to Stockholders Exercising Redemption Rights

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to holders of our Class A common stock (including holders of units that elect to separate such units in order to exercise redemption rights) that elect to have their Class A common stock redeemed for cash. This discussion applies only to Class A common stock that is held as a “capital asset” for U.S. federal income tax purposes (generally, property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	banks and financial institutions;

•	insurance companies;

•	brokers and dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A common stock;

•	real estate investment trusts;

•	regulated investment companies;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	governmental organizations and qualified foreign pension funds;

•	persons holding Class A common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons holding (directly, indirectly or constructively) 5% or more of our stock;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities);

•	certain former citizens or long-term residents of the United States; and

•	tax-exempt entities.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Class A common stock, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. Partners in partnerships holding shares of Class A common stock should consult their tax advisors regarding the U.S. federal income taxes applicable to an exercise of redemption rights.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Class A Common Stock

In the event that a stockholder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of GSAH Stockholders—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares under Section 302 of the Code. If the redemption qualifies as a sale of shares, a U.S. Holder (as defined below) will be treated as described below under the section entitled “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” and a Non-U.S. Holder (as defined below) will be treated as described under the section entitled “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.” If the redemption does not qualify as a sale of shares, a stockholder will be treated as receiving a corporate distribution with the tax consequences to a U.S. Holder described below under the section entitled “U.S. Holders—Taxation of Distributions,” and the tax consequences to a Non-U.S. Holder described below under the section entitled “Non-U.S. Holders—Taxation of Distributions.”

Whether a redemption of shares of Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed stockholder before and after the redemption (including any stock constructively owned by the stockholder as a result of owning warrants and any of our stock that a stockholder would directly or indirectly acquire pursuant to the Business Combination or PIPE Investment) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a stockholder takes into account not only shares of our stock actually owned by the stockholder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A stockholder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the stockholder has an interest or that have an interest in such stockholder, as well as any stock that the stockholder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a stockholder directly or constructively acquires pursuant to the Business Combination or the PIPE Investment should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately before the redemption (taking into account both redemptions by other holders of Class A common stock and the Class A common stock to be issued pursuant to the Business Combination and PIPE Investment). Because holders of Class A common stock are not entitled to elect directors until after the completion of the Business Combination (and are not voting to elect directors at the Special Meeting pursuant to Proposal 4, as described elsewhere in this proxy statement), the Class A common stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable to stockholders exercising redemption rights. There will be a complete termination of a stockholder’s interest if either (i) all of the shares of our stock actually and constructively owned by the stockholder are redeemed or (ii) all of the shares of our stock actually owned by the stockholder are redeemed and the stockholder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the stockholder does not constructively own any other stock.

The redemption of Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the stockholder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a stockholder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A common stock will be treated as a corporate distribution to the redeemed stockholder and the tax effects to such U.S. Holder will be as described below under the section entitled “U.S. Holders—Taxation of Distributions,” and the tax effects to such Non-U.S. Holder will be as described below under the section entitled “Non-U.S. Holders—Taxation of Distributions.” After the application of those rules, any remaining tax basis of the stockholder in the redeemed Class A common stock will be added to the stockholder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

All stockholders should consult with their own tax advisors as to the tax consequences of a redemption to them.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our shares of Class A common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•

a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.

If our redemption of a U.S. Holder’s shares of Class A common stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A Common Stock,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the shares of Class A common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of Class A common stock (shares of Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions paid to such U.S. Holder with respect to its shares of Class A common stock treated as a return of capital.

Taxation of Distributions.

If our redemption of a U.S. Holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Common Stock,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described above under the section entitled “U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this proxy statement may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” A Non-U.S. Holder is a beneficial owner of our Class A common stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.

If our redemption of a Non-U.S. Holder’s shares of Class A common stock is treated as a sale or other taxable disposition as discussed above under the section entitled “Redemption of Class A Common Stock,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain applicable income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. In the event the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the sale, exchange or other taxable disposition of shares of our Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Class A common stock is regularly traded on an established securities market, a buyer of our Class A common stock (we would be treated as a buyer with respect to a redemption of Class A common stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market. We believe that we are not and have not been at any time since our formation a United States real property holding company and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Taxation of Distributions.

If our redemption of a Non-U.S. Holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Common Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, and subject to the discssuion below, we or an applicable withholding agent may be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described above under the section entitled “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Because it may not be certain at the time a Non-U.S. Holder is redeemed whether such Non-U.S. Holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. Holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. Holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. Holder in redemption of such Non-U.S. Holder’s Class A common stock, unless (i) we or the applicable withholding agent have established special procedures allowing Non-U.S. Holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. Holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. Holders are not treated as receiving a dividend under the Section 302 tests described above under the section entitled “Redemption of Class A Common Stock”). However, there can be no assurance that we or any applicable withholding agent will establish such special certification procedures. If we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. Holder, such Non-U.S. Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Additionally, the withholding tax described above does not apply to dividends paid to a Non-U.S. Holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends received pursuant to a redemption of Class A common stock) in respect of our Class A common stock that is held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends received pursuant to a redemption of Class A common stock) in respect of our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All stockholders should consult their own tax advisors regarding the possible implications of FATCA on an exercise of redemption rights.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On December 20, 2019, the Company and Vertiv Holdings filed the required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC and requested early termination. On January 3, 2020, both the Company and Vertiv Holdings received notice that early termination had been granted.

Additionally, under applicable antitrust laws in certain foreign jurisdictions, certain transactions may not be consummated until approval or expiration of the applicable waiting periods. The Business Combination is subject to these requirements and may not be completed until such approvals are obtained or the applicable waiting periods have expired.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Even though early termination under the HSR Act has been granted, we cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Vertiv Holdings is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

The approval of this Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to this Business Combination Proposal will have no effect on this Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on this Business Combination Proposal.

The Business Combination is conditioned on the approval of this Business Combination Proposal as well as the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this Business Combination Proposal will have no effect, even if approved by our stockholders.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of this Business Combination Proposal and the transactions contemplated under the Merger Agreement. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT OUR STOCKHOLDERS VOTE “FOR”

THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF

MORE THAN 20% OF THE COMPANY’S OUTSTANDING COMMON STOCK

IN CONNECTION WITH THE BUSINESS COMBINATION

Overview

Assuming the Business Combination Proposal is approved, we are asking our stockholders to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including up to 23,000,000 shares of our Class A common stock to the Sponsor Related PIPE Investors and up to 449,098 shares of our Class A common stock to the Subscribing Vertiv Executives.

Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to the Vertiv Stockholder in connection with the Business Combination will consist of the Stock Consideration, consisting of approximately 127.5 million newly issued shares of Class A commons stock, subject to adjustment as set forth below, as set forth in and pursuant to the terms of the Merger Agreement. The number of shares of our Class A common stock issued to the Vertiv Stockholder as stock consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A common stock by our public stockholders.

Concurrently with the execution of the Merger Agreement, we entered into Subscription Agreements with the PIPE Investors and the Subscribing Vertiv Executives pursuant to which the PIPE Investors and the Subscribing Vertiv Executives have collectively subscribed for 123,900,000 shares of our Class A common stock for an aggregate purchase price equal to $1,239,000,000, a portion of which is expected to be funded by the Sponsor Related PIPE Investors. The PIPE Investment will be consummated substantially concurrently with the closing of the Business Combination. Each of the holders of our Class B common stock has agreed to waive the anti-dilution adjustments provided for in the GSAH Certificate of Incorporation applicable to our Class B common stock in connection with the Business Combination, including the PIPE Investment. As a result of such waiver, the 17,250,000 shares of Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

Additionally, as contemplated by the Incentive Plan Proposal, we intend to reserve                  shares for grants of awards under the Incentive Plan. For more information on the Incentive Plan and the Incentive Plan Proposal, See “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

The terms of the Stock Consideration, the PIPE Investment and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto. A copy of the form of the Incentive Plan is attached as Annex G hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

Pursuant to Section 312.03(c) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. As described above, upon the consummation of the Business Combination, we expect to issue (1) 127.5 million shares of our Class A common stock to the Vertiv Stockholder in accordance with the terms and subject to the conditions of the Merger Agreement, and (2) 123,900,000 shares of our Class A common stock in the PIPE Investment, including up to 23 million shares to the Sponsor Related PIPE Investors and up to 449,098 shares to the Subscribing Vertiv Executives, in accordance with the terms and subject to the conditions of the Subscription Agreements. Additionally, as contemplated by the Incentive Plan Proposal, we intend to reserve 33,500,000 shares for grants of awards under the Incentive Plan. For further details, see “Proposal No. 5—Incentive Plan.”

Accordingly, the aggregate number of shares of our Class A common stock that we will issue in connection with the Business Combination will exceed 20% of both the voting power and the shares of common stock outstanding before such issuance, and for this reason, we are seeking the approval of our stockholders for the issuance of shares of our Class A common stock pursuant to the Merger Agreement and the PIPE Investment.

Additionally, pursuant to Section 312.03(b) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to (1) a director, officer or substantial security holder of the company (each a “Related Party”), (2) a subsidiary, affiliate or other closely related person of a Related Party or (3) any company or entity in which a Related Party has a substantial direct or indirect interest, in each case, if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. As part of the PIPE Investment, we expect to issue an estimated 23 million shares of our Class A common stock to the Sponsor Related PIPE Investors and 449,098 shares of our Class A common stock to the Subscribing Vertiv Executives in accordance with the terms and subject to the conditions of the Subscription Agreements. For further details, see “Proposal No. 1—Related Agreements—Subscription Agreement” and “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Subscription Agreements.”

Accordingly, the aggregate number of shares of our Class A common stock that we will issue to a Related Party in the Business Combination may exceed 1% of the shares of our common stock outstanding before such issuance, and for this reason, we are seeking the approval of our stockholders for the issuance of shares of our Class A common stock pursuant to the PIPE Investment.

In the event that this proposal is not approved by GSAH stockholders, the Business Combination cannot be consummated. In the event that this proposal is approved by GSAH stockholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of our Class A common stock pursuant to the Merger Agreement or the PIPE Investment, such shares of Class A common stock will not be issued.

Vote Required for Approval

The approval of this NYSE Proposal requires the affirmative vote of holders of a majority of the votes cast by the holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting and a broker non-vote with regard to the NYSE Proposal will have no effect on the NYSE Proposal. The NYSE considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the NYSE Proposal.

The Business Combination is conditioned on the approval of this NYSE Proposal as well as the other Condition Precedent Proposals. This NYSE Proposal is conditioned upon the approval of the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this NYSE Proposal will have no effect, even if approved by our stockholders.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of this NYSE Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” THE NYSE PROPOSAL.

PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Assuming the Business Combination Proposal and the NYSE Proposal are approved, we are asking our stockholders to act upon six separate proposals relating to adopting the New Vertiv Certificate of Incorporation in the form attached hereto as Annex B.

The New Vertiv Certificate of Incorporation differs materially from the GSAH Certificate of Incorporation. The following table sets forth a summary of the principal changes proposed between the GSAH Certificate of Incorporation and the New Vertiv Certificate of Incorporation. This summary is qualified by reference to the complete text of the New Vertiv Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the New Vertiv Certificate of Incorporation in its entirety for a more complete description of its terms.

	GSAH Certificate of Incorporation	New Vertiv Certificate of Incorporation
Proposal 3A Authorized Shares and Conversion	The GSAH Certificate of Incorporation authorized 525,000,000 shares, consisting of (a) 520,000,000 shares of common stock, including (i) 500,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock, and (b) 5,000,000 shares of preferred stock. The shares of Class B common stock are automatically convertible into shares of Class A common stock at the time of the Company’s initial business combination on a one-for-one basis, subject to certain adjustments.	The New Vertiv Certificate of Incorporation would authorize 725,000,000 shares, consisting of (a) 720,000,000 shares of common stock, including (i) 700,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock, and (b) 5,000,000 shares of preferred stock. The New Vertiv Certificate of Incorporation provides that immediately prior to the Company’s consummation of its initial business combination, each outstanding share of Class B common stock will automatically convert into one share of Class A common stock and the authorized shares of Class B common stock will be reduced to zero. The New Vertiv Certificate of Incorporation makes certain conforming changes to reflect that no Class B common stock will be authorized after the completion of the Business Combination.

Proposal 3B Number of Directors	The GSAH Certificate of Incorporation provides that the number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws.	The New Vertiv Certificate of Incorporation would provide that the number of directors of the Company will be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

Proposal 3C Corporate Opportunities	The GSAH Certificate of Incorporation provides that, prior to the consummation of an initial business combination, the doctrine of corporate opportunity does not apply to the Company or any of its officers or directors if such doctrine would	Each of Platinum Equity, the investment funds affiliated with Platinum Equity and various affiliated persons would be granted a waiver to the doctrine of corporate opportunity, including those

	GSAH Certificate of Incorporation	New Vertiv Certificate of Incorporation
	conflict with any fiduciary duties or contractual obligations they may have. In addition, the GSAH Certificate of Incorporation provides that, prior to the consummation of an initial business combination, the doctrine of corporate opportunity does not apply to any other corporate opportunity with respect to the Company’s officers or directors unless such corporate opportunity is offered to such person in his or her capacity as a director or officer of the Company and such opportunity is one the Company is legally and contractually permitted to undertake.	affiliated persons who serve as non-employee directors of the Company.

Proposal 3D DGCL Section 203 and Business Combinations	The Company is subject to Section 203 of the DGCL.	The New Vertiv Certificate of Incorporation would provide that the Company will not be governed by Section 203 the DGCL and, instead, among other related changes, will be governed by a provision substantially similar to Section 203 of the DGCL, except that such provision excludes the investment funds affiliated with the Sponsor, GS Sponsor LLC and Platinum Equity and their respective successors and affiliates from the definition of “interested stockholder.”

Proposal 3E Required Vote to Amend Certain Provisions of the Charter	The GSAH Certificate of Incorporation requires an affirmative vote of the holders of a majority of the voting power of our outstanding capital stock to amend the GSAH Certificate of Incorporation.	The New Vertiv Certificate of Incorporation requires an affirmative vote of at least two-thirds of the voting power of our outstanding capital stock in order to amend certain provisions of the New Vertiv Certificate of Incorporation.

Proposal 3F Approval of Other General Changes	The GSAH Certificate of Incorporation contains a provision that limits the personal liability of the Company’s directors to the Company and its stockholders except for certain specified actions and except to the extent not permitted under the DGCL. In addition, The GSAH Certificate of Incorporation contains various provisions applicable only to blank check companies.	The New Vertiv Certificate of Incorporation removes certain listed actions that would allow for personal liability of the Company’s directors to the Company and its stockholders. As revised, the Company’s directors will not have personal liability to the Company or its stockholders except if such exemption from liability is not permitted under the DGCL. The New Vertiv Certificate of Incorporation would remove those provisions applicable to blank check companies that will no longer be applicable after the Business Combination. The New Vertiv Certificate of Incorporation also changes the Company’s name to “Vertiv Holdings Co”.

Proposal 3A: Authorized Shares and Conversion

Overview

Proposal 3A provides that the Company will be authorized to issue 725,000,000 shares, consisting of (a) 720,000,000 shares of common stock, including (i) 700,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock, and (b) 5,000,000 shares of preferred stock. Proposal 3A also provides for the inclusion of a provision whereby each outstanding share of Class B common stock will be automatically converted into one share of Class A common stock immediately prior to the consummation of the Business Combination, and that following the conversion, the authorized shares of Class B common stock will be reduced to zero. Lastly, Proposal 3A provides for certain conforming changes to the GSAH Certificate of Incorporation given the elimination of any authorized Class B common stock.

Reasons for the Amendments

In connection with the Business Combination, substantial amounts of Class A common stock will be issued. Our Board believes that it is important for us to have available for issuance a number of authorized shares of Class A common Stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and, under circumstances we consider favorable without incurring the risk, delay any potential expense incident to obtaining stockholder approval for a particular issuance. In addition, given the conversion of the Class B common stock provided for by the GSAH Certificate of Incorporation and the elimination of the blank check provisions, our Board determined that there was no longer a need to continue with two series of common stock. Therefore, Proposal 3A reduces the authorized Class B common stock to zero and eliminates all references to Class B common stock. Based on this elimination, certain conforming changes were made to various provisions of the GSAH Certificate of Incorporation since Class A common stock will be the only authorized series of common stock.

Proposal 3B: Number of Directors

Overview

Proposal 3B provides that the number of directors of the Company will be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of our Board. Accordingly, the size of our Board will be in the complete discretion of our Board. However, the GSAH Certificate of Incorporation currently provides that the number of directors of the Company is determined in the manner provided for in our current bylaws, and the GSAH Certificate of Incorporation already permits our Board to amend the bylaws by a vote of the majority of our Board.

Reasons for the Amendments

Our Board believes this change is important to clarify how the number of directors on our Board may be fixed. In addition, this change would reduce the vulnerability of the Company to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company.

Proposal 3C: Corporate Opportunities

Overview

Proposal 3C provides a special exemption to the doctrine of corporate opportunity for each of Platinum Equity, the investment funds affiliated with or managed by Platinum Equity and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and employees (including any of the foregoing who serve as non-employee directors of the Company) (“Exempted Persons”). Under this special exemption, Exempted Persons would not have any fiduciary duty to the Company to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. In addition, to the fullest extent permitted by applicable law, the Company would renounce any interest or expectancy in any business opportunities that are from time to time available to Exempted Persons.

Reasons for the Amendments

Our Board believes that this special exemption is appropriate because neither Platinum Equity nor its affiliates should be restricted from investing in or operating similar businesses given their nature as investors in a wide range of companies, and therefore Platinum Equity would likely be unwilling or unable to enter into the Business Combination without being exempt from the doctrine of corporate opportunity.

Proposal 3D: DGCL Section 203 and Business Combinations

Overview

Proposal 3D provides that the post-business combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders,” defined as a person or group owning 15% or more of the corporation’s voting stock, for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation at the time of the transaction, excluding stock owned by certain persons, or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The New Vertiv Certificate of Incorporation will contain provisions that have similar effect to that of Section 203, except that they provide that investment funds affiliated with the Sponsor, GS Sponsor LLC and Platinum Equity and their respective successors and affiliates (the “Excluded Parties”) will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Reasons for the Amendments

Our Board has elected to opt out of Section 203 of the DGCL, but our Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203 of the DGCL. These provisions will encourage any potential acquiror to negotiate with our Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-business combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by our Board. Our Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and would also help prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders.

Further, our Board has determined to exclude the Excluded Parties from the definition of “interested stockholder” because the Sponsor, an affiliate of the Company, currently holds voting power in excess of, and immediately following the Business Combination these parties will hold voting power in excess of, the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Sponsor or Platinum Equity, or to their affiliates and transferees.

Proposal 3E: Required Vote to Amend Certain Provisions of the Charter

Overview

Proposal 3E provides that approval by at least two-thirds of the voting power of our outstanding capital stock will be required to alter, amend or repeal Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Second Amended and Restated Certificate of Incorporation) of the New Vertiv Certificate of Incorporation. All other provisions of the New Vertiv Certificate of Incorporation may be amended by a majority of the voting power of our outstanding capital stock.

Reasons for the Amendments

Our Board believes this change is important to protect key provisions of the New Vertiv Certificate of Incorporation from arbitrary amendment and to prevent a simple majority of the stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. A supermajority voting requirement in the case of these key provisions encourages the person seeking control of the Company to negotiate with our Board to reach terms that are appropriate for all stockholders.

Proposal 3F: Approval of Other General Changes

Overview

Proposal 3F provides for several changes to the New Vertiv Certificate of Incorporation, including (i) removal of certain listed actions that would allow for personal liability of the Company’s directors to the Company and its stockholders, (ii) certain provisions regarding indemnification of directors and officers, (iii) removal of various provisions in the GSAH Certificate of Incorporation applicable to blank check companies that will no longer be applicable to the Company, (iv) addition of a provision whereby no class vote is required to change the authorized number of shares of such class, (v) changing the name of the Company to “Vertiv Holdings Co” and (vi) other conforming changes from the GSAH Certificate of Incorporation based on the Charter Proposals.

Reasons for the Amendments

Based upon corporate governance trends and our Board’s belief that it is essential for the Company to be able to retain and attract qualified directors, our Board believes it is important that our directors should not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The GSAH Certificate of Incorporation currently provides the foregoing. However it also lists various other specific actions that would allow for personal liability for monetary damages of our directors, including, but not limited to, violations of the duty of loyalty, authorized unlawful payments of dividends and deriving improper personal benefits. These specific actions are already prohibited from exemption under the DGCL and, accordingly, in order to not diminish in any way the protections of our directors, our Board believes there is no need to explicitly list these items.

Furthermore, based on our Board’s desire to retain and attract qualified directors, our Board desires to make certain minor changes to the provision regarding indemnification of our directors and officers that would have the effect of expanding the obligations of the Company to indemnify our directors and officers in certain circumstances. These changes require the Company to indemnify not only the officers and directors of the Company in certain circumstances, but also the officers and directors of the Company’s subsidiaries in certain circumstances. In addition, certain additional changes were made to facilitate payment of expenses to such individuals when the Company is obligated to indemnify our directors and officers.

The GSAH Certificate of Incorporation includes various provisions applicable to blank check companies. The elimination of such provisions is desirable because these provisions will no longer be applicable to the Company following the Business Combination, and many of these provisions terminate upon the consummation of the Company’s initial business combination.

Our Board believes that changing the post-business combination company corporate name from “GS Acquisition Holdings Corp” to “Vertiv Holdings Co” is desirable to reflect the Business Combination and to align the name of the Company with the post-business combination company operating business.

Vote Required for Approval

The approval of each of these Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of these Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal.

Each of these Charter Proposals is conditioned upon the approval of the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, these Charter Proposals will have no effect, even if approved by our stockholders, and the GSAH Certificate of Incorporation will remain in effect.

The Business Combination is conditioned on the approval of each of these Charter Proposals as well as the other Condition Precedent Proposals. The Sponsor and each member of our management team have agreed to, among other things, vote in favor of each of these Charter Proposals. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” EACH OF THE CHARTER PROPOSALS.

PROPOSAL NO. 4—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

Assuming the Business Combination Proposal, the NYSE Proposal and each of the Charter Proposals are approved, we are asking the holders of our Class B common stock to elect nine directors, effective upon the closing of the Business Combination, with each director on our Board having a term that expires at the post-business combination company’s annual meeting of stockholders in 2021, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

As contemplated by the Stockholders Agreement, following consummation of the Business Combination, our Board will consist of nine directors. Accordingly, our Board has nominated each of David M. Cote, Rob Johnson, Jacob Kotzubei, Matthew Louie, Roger Fradin, Steven S. Reinemund, Joseph van Dokkum, Robin L. Washington and Edward L. Monser to serve as our directors upon the consummation of the Business Combination, with David M. Cote to serve as the Executive Chairman of the Board of Directors. For more information on the experience of each of these director nominees, see the section titled “Management After the Business Combination” of this proxy statement.

Vote Required for Approval

Pursuant to the GSAH Certificate of Incorporation, until the consummation of our initial business combination, only holders of our Class B common stock can elect or remove directors. Therefore, only holders of our Class B common stock will vote on the election of directors at the Special Meeting. Directors are elected by a plurality of all of the votes cast by holders of shares of our Class B common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the nine director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The Business Combination is conditioned on the approval of this Director Election Proposal as well as the other Condition Precedent Proposals. This Director Election Proposal is conditioned upon the approval of the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this Director Election Proposal will have no effect, even if approved by our stockholders.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of this Director Election Proposal. As of the date of this proxy statement, the Initial Stockholders own all of the outstanding shares of our Class B common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR

STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NINE DIRECTOR

NOMINEES TO THE BOARD OF DIRECTORS IN THE DIRECTOR ELECTION PROPOSAL

PROPOSAL NO. 5—APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN

Overview

Assuming the Business Combination Proposal, the NYSE Proposal, each of the Charter Proposals and the Director Election Proposal are approved, we are asking our stockholders to vote upon a proposal to approve the Vertiv 2020 Stock Incentive Plan of and its Affiliates (the “Plan”), including the authorization of the initial share reserve under the Incentive Plan. Our Board adopted the Incentive Plan on December 9, 2019, subject to its approval by our stockholders. If the stockholders approve the Incentive Plan, it will become effective upon the closing of the Business Combination.

The Plan provides for long-term incentive compensation awards up to a maximum of 33.5 million shares of the Company’s common stock (“Shares”), which aggregate number may be increased, commencing on the first business day of each calendar year following the calendar year in which the Plan becomes effective, by a number equal to the least of (x) 10.5 million Shares, 3% of the number of Shares outstanding as of the last day of the immediately preceding calendar year, or (z) a lesser number of Shares determined by the Compensation Committee (as defined below).

A summary of the key provisions of the Plan is included here and qualified by reference to the complete text of the Plan, which is attached as Exhibit G to this proxy statement. Capitalized terms that are used but not defined in this proposal have the meanings given to them in the Plan.

Purpose of the Plan

The purpose of the Plan is to better motivate our employees, consultants and directors to achieve superior performance measured by both our key financial and operating metrics as well as relative stock price appreciation by:

•	providing incentives and rewards to individuals who are in a position to contribute materially to our success and long-term objectives;

•	recruiting and retaining employees, consultants and directors of exceptional ability;

•	giving eligible employees, consultants and directors an opportunity to acquire or expand their ownership in our company; and

•	aligning the financial interests of employees, consultants and directors with those of our other stockholders.

Towards these objectives, the Plan provides for the grant of stock options, which may be in the form of incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”); stock appreciation rights (“SARs”); performance awards, which may be cash-or share-based; restricted stock units (“RSUs”); restricted stock; and other stock-based awards.

We strongly believe that equity granted under the Plan should be an essential component of our executives’ compensation package. We are confident that your approval of the Plan will help us continue to achieve superior performance in the future.

Key Terms of the 2020 Stock Incentive Plan
Administration	The Plan is administered by the Compensation Committee of the Board, or any successor committee or subcommittee of the Board, which is composed solely of two or more persons who are non-employee directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act (the “Compensation Committee”).

Key Terms of the 2020 Stock Incentive Plan

Plan Term	Effective December 9, 2019, subject to stockholder approval, and will remain in effect until the earlier of the tenth anniversary of adoption or the date the Board adopts a resolution terminating the Plan. No new awards will be granted under the Plan after it is terminated.

Eligible Participants	Available on a discretionary basis to all individuals who perform services as an employee or consultant of the Company or an affiliate of the Company, or a member of the Board or the board of an affiliate (whether or not the member is an employee). Leased employees are not eligible participants for purposes of the Plan. As of December 9, 2019, there were approximately 20,000 employees, 0 consultants and eight board members eligible to receive awards under the Plan.

Total Shares Authorized and Available

Subject to adjustment as provided for in the Plan, the total aggregate number of shares issuable under the Plan will initially be 33,500,000 shares (the “Initial Share Pool”). Commencing with the first business day of each calendar year beginning with the calendar year following the calendar year in which the Plan becomes effective, the Initial Share Pool will be increased by a number equal to the least of (x) 10,500,000 million shares, (y) 3% of the number of shares outstanding as of the last day of the immediately preceding calendar year, or (z) a lesser number of Shares determined by the Compensation Committee.

No more than 33,500,000 shares may be available for grant in the form of ISOs. Awards to non-employee director’s in any calendar year, when aggregated with cash fees, will not exceed $1.5 million.

Exercise Period for Stock Options and SARs	Determined by the Compensation Committee, but no more than 10 years from the date of grant.

Exercise Price for Stock Options and SARs	Equal to or greater than the fair market value on the date of grant, generally defined as the closing sales price for a share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the common stock is listed on the date of determination. The fair market value of a share of Class A common stock as of December 9, 2019 was $10.45.

Vesting	In general, stock options, SARs, restricted stock and RSUs vest at the discretion of the Compensation Committee. Performance awards vest over a performance cycle of at least one year, unless otherwise specified by the Compensation Committee.

Corporate Governance Highlights of the 2020 Stock Incentive Plan

The Plan has been designed with the following features to support the Company’s pay-for-performance philosophy and to protect stockholder interests:

•	Best Practice Provisions.

•	No discounted stock options or SARs (no grants made with exercise prices lower than the market value of the underlying shares on the grant date).

•	No dividend equivalents paid for stock options or SARs.

•	No reload options (no automatic entitlement to new stock options or SARs).

•	No additional deferral features (no grants that would be subject to Section 409A requirements) for stock options or SARs.

•	No repricing of stock options without stockholder approval.

•	Limitations on Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Automatic Grants. The Plan does not provide for automatic grants to any participant.

•	Forfeiture/Clawback Provisions. All participants must comply with any Company request or demand for recoupment of all or part of the compensation paid under the Plan.

Description of the Plan

The following is a summary of the material terms and provisions of the Plan and certain tax effects of participation in the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached as Exhibit A and incorporated here. To the extent there is a conflict between this summary and the Plan, the terms of the Plan will govern.

Plan Administration

The Compensation Committee will administer the Plan. The Compensation Committee will have discretion and authority to interpret the Plan, prescribe, amend and rescind rules and regulations regarding the Plan, select eligible employees, consultants and directors to receive awards, determine the form, terms and conditions of such awards, and take other actions it deems necessary or advisable for the proper operation or administration of the Plan. The Compensation Committee may delegate its duties and authority under the Plan, except for the authority to grant and administer awards to certain senior executives and its duty to establish and certify the attainment of performance conditions relating to performance awards.

Summary of 2020 Plan Awards

Award Type/Form	Terms and Conditions
Stock Options and SARs

•  The Plan permits ISOs or NSOs, or a combination of the two.

•  The exercise price for each share subject to a stock option or SAR must be equal to or greater than the fair market value of a share on the date of grant.

•  Stock options and SARs will not be granted with dividend equivalents or reload features or any additional deferral features that would be subject to the requirements of Section 409A of the Code.

•  Generally, outstanding vested stock options and SARs will remain exercisable for a period of 10 years after the date of grant, as determined by the Compensation Committee at the time of grant.

Performance Awards

•  May be cash- or share-based awards that will be granted in connection with a performance cycle of at least one year, unless otherwise determined by the Compensation Committee.

•  Performance measures may include any one or combination of the business criteria selected by the Compensation Committee that may apply to the performance of the Company or any business unit, segment, division, or subsidiary of the Company or an affiliate during a performance cycle, and may apply separately or in relation to each other, or relative to a selected comparator group, as interpreted by the Compensation Committee, which (to the extent applicable) will be determined in accordance with GAAP.

•  Performance measures may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension- related expense or income, and/or any pension mark to market adjustment, as determined in the Compensation Committee’s discretion.

Award Type/Form	Terms and Conditions

•  In determining attainment of performance measures, the Compensation Committee may exclude unusual or infrequently occurring items, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than 90 days after the commencement of any applicable performance cycle to exclude other items, such as changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

Restricted Stock Units and Restricted Stock

•  RSUs are valued by reference to the underlying shares.

•  The Compensation Committee may determine whether, and the extent to which, dividend equivalents are credited with respect to any awards of RSUs. Except as described in the applicable award agreement, dividend equivalents may be paid immediately or withheld and deferred in the participant’s account and subjected to a vesting schedule.

•  Participants to whom RSUs have been granted will have all rights of a stockholder with respect to the underlying shares, including the right to vote and to receive dividends and other distributions, except that shares may be subject to a vesting schedule and forfeiture.

•  Restrictions on RSUs and restricted stock will vest at the discretion of the Compensation Committee.

•  The Compensation Committee may permit certain participants to defer payment of vested RSUs.

Other Stock-Based Awards

•  The Compensation Committee may, from time to time, grant awards (other than stock options, SARs, RSUs or restricted stock) that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, shares of common stock.

•  These Awards may include, among other things, phantom or hypothetical Shares.

•  The Compensation Committee has broad discretion to determine any terms and conditions that will apply to such other stock-based awards under the Plan. Awards may be settled either in cash or in shares with an equal value.

Performance Measures; Award Criteria

The Compensation Committee may, in its sole discretion, select performance measures that may be applied individually, alternatively, or in any combination, either to the Company as a whole or to a business unit or subsidiary of the Company or an affiliate, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Compensation Committee in the Award Agreement.

Additional Plan Provisions

Nontransferability of Awards. In general, awards granted under the Plan other than by will or the laws of descent and distribution, except for the following:

•

With written consent, the Compensation Committee may permit participants to transfer awards (other than ISOs) to family members, a trust for the benefit of family members, certain family partnerships, or any other legal entity set up for the benefit of family members.

•

Any NSO or SAR transferred will be subject to the same terms and conditions as the original grant. It may be exercised or redeemed by the transferee only to the extent the award would have been exercisable or payable in the hands of the participant, had no transfer occurred.

•	Restricted stock may be freely transferred after the restrictions lapse or are satisfied and the shares are delivered.

•	In no event may a participant transfer an ISO, other than by will or the laws of descent and distribution.

Forfeiture Provisions. The Compensation Committee has discretion to provide in an award agreement terms and conditions that may result in forfeiture of all or part of an award, including terms relating to non-competition, non-solicitation, confidentiality, and/or non-disparagement. In addition, the Company may be entitled to or required by law, Company policy, a relevant securities exchange or the terms of an award agreement to recoup all or part of the compensation paid to a participant pursuant to the Plan. Each participant who receives a grant under the Plan agrees to comply with any request or demand for recoupment.

Grants to Non-U.S. Employees. The Plan permits the Compensation Committee to grant awards to participants who are foreign nationals or working outside the U.S., in each case on different terms and conditions or pursuant to a supplement or alternate version (subject to certain limitations described in the Plan) that are determined to be necessary or desirable to accommodate differences in foreign law, tax policy, or custom.

Share Counting. Shares issuable under the Plan may consist of authorized but unissued shares or shares held in the Company’s treasury. In determining the number of shares that remain available under the Plan at any time:

•

Only awards payable in shares will be counted. If an award terminates, expires or is forfeited or cancelled for any other reason without the issuance of shares, the shares underlying such award will be available for future awards under the Plan.

•

If shares are tendered or withheld in payment of all or part of the exercise price of a stock option, or in satisfaction of tax withholding obligations, such shares will not be available for future awards under the Plan. Upon the settlement of any SAR issued under the Plan, the net number of shares used to determine the settlement value will count against the number of shares available for issuance under the Plan.

•

Shares subject to awards granted in connection with the assumption, conversion or substitution of incentive compensation as a result of the acquisition of another company by the Company or an affiliate or a combination of the Company or an affiliate with another company will not count against the number of shares authorized to be issued pursuant to the Plan.

Changes in the Company’s Capitalization. The maximum number of shares available for issuance under the Plan, the individual and aggregate limits described above, the number of shares underlying outstanding awards and the exercise price applicable to outstanding awards will be equitably adjusted upon certain events effecting the capitalization of the Company such as a recapitalization or stock split. The purpose of such adjustments will be to avoid the enlargement or dilution of rights as a result of a change in corporate capital.

Company’s Right to Substitute or Cancel Awards and Modify Performance Conditions. The Company retains the right to substitute or cancel awards in the event of certain extraordinary corporate transactions, such as a dissolution, sale, or merger of the Company. The purpose of these provisions is to ensure that if, in connection with a corporate transaction, the Company determines that it is appropriate to eliminate outstanding awards before they were scheduled to expire, the Company has the contractual right to do so. The Company is under no obligation to substitute or cancel awards in these circumstances, which may or may not involve a change in control of the Company. If the Compensation Committee determines to act, the Compensation Committee has discretion either to cancel each award or to provide for the exchange of each award for an award with respect to other securities of entities involved in the corporate transaction. Similarly, in the event of any such transaction, the Compensation Committee has the contractual right to modify performance conditions applicable to outstanding awards, subject to legal and tax requirements and, following a change in control, the consent of the Participant.

Change in Control; Corporate Transaction. No Awards shall vest upon or following a change in control unless otherwise agreed to in a written individual agreement between the Company and the participant. Unless a participant’s employment is terminated by the Company, in the event of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale, transfer or other disposition of all or substantially all the assets of the Company, (iii) the complete liquidation or dissolution of the Company, (iv) any reverse merger, or (v) the acquisition of beneficial ownership of more than 50% of the total combined voting power of the Company’s outstanding securities (each, a “Corporate Transaction”), the portion of each award that is neither assumed nor replaced shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights at fair market value) for all of the shares at the time represented by such portion of the award immediately prior to the effective date of the Corporate Transaction.

Plan Amendment and Termination. No material revision to the Plan may become effective without stockholder approval. For this purpose, a revision will be deemed to be material based on the rules adopted by the NYSE from time to time or if it materially increases the number of shares that may be issued under the Plan (other than as a result of an adjustment described above). NYSE rules currently provide that material revisions which require shareowner approval include:

•	a material increase in the number of shares available under the Plan,

•	an expansion of the types of awards available under the Plan,

•	a material expansion of the class of employees, directors, or other service providers eligible to participate under the Plan,

•	a material extension of the term of the Plan,

•	a material change in the method of determining the strike price of options under the Plan, and

•	an amendment to permit option repricing.

Summary of Federal Income Tax Consequences of Awards

The following is a brief summary of the principal United States federal income tax consequences of awards and transactions under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

Stock Options and Stock Appreciation Rights. A participant will not recognize any income at the time an NSO or SAR is granted, nor will the Company be entitled to a deduction at that time.

•

When an NSO is exercised, the participants will recognize ordinary income in an amount equal to the excess of the fair market value of the sales received as of the date of exercise over the exercise price.

•

When an ISO is exercised, a participant will not recognize any income at the time of grant or exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid could create a liability under the alternative minimum tax.

•

If a participant disposes of the shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the exercise price paid), if any, will be long-term capital gain eligible for favorable tax rates.

•

If the participant disposes of the shares prior to the end of the holding period, the disposition is a “disqualifying disposition”. The participant will then recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount received for the shares, over the exercise price paid. The balance of the gain or the loss, if any, will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to disposition. If a participant recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction in the same amount as the participant recognizes ordinary income.

•

When a SAR is exercised, a participant will recognize ordinary income in an amount equal to the cash received or, if the SAR is paid in shares, the fair market value of the shares received as of the date of exercise.

Upon exercise of stock options or SARs, the Compensation Committee may require that the participant pay the Company an amount sufficient to satisfy any applicable tax withholding obligations (as calculated at the applicable minimum statutory rate). The Compensation Committee may also accept payment of tax withholding obligations through any of the exercise price payment methods described in the Plan.

The Company will be entitled to a tax deduction with respect to an NSO in the same amount as the participant recognizes income. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO.

•

Restricted Stock Units and Restricted Stock. A participant will not recognize any income at the time an RSU or award of restricted stock is granted, nor will the Company be entitled to a deduction at that time.

•	Upon redemption of an RSU: The participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount payable.

•

Upon vesting of shares of restricted stock: In the year in which shares of restricted stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the shares vest), the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares.

A participant may, however, elect within 30 days after being granted restricted stock to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant will be equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares.

Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant. The Company will be entitled to a tax deduction in the same amount as the participant recognizes income.

Cash Awards. A participant will not recognize any income at the time a cash-based award is granted. The participant will recognize income at the time that cash is paid to the participant pursuant to a cash-based award, in the amount paid.

The Company will satisfy the participant’s tax withholding obligations by withholding cash from the payment. The Company will be entitled to a tax deduction in the same amount as the participant recognizes income.

Withholding of Taxes

The Compensation Committee, in consideration of applicable accounting standards, has full discretion with respect to all participants to elect or direct the Company to withhold shares for taxes at an amount greater than the applicable minimum statutory amount.

New Plan Benefits

The Company anticipates making awards of options and restricted stock units under the Plan following the closing of the Business Combination. The following table sets forth the dollar amounts of awards that are expected to be granted to our named executive officers (as further described in the section entitled “New Compensation Arrangements”), other executive, non-employee directors, and other eligible employees.

The material terms and conditions of these awards are described in table entitled “Summary of 2020 Plan Awards” set forth above. The federal income tax consequences of the issuance and exercise of these awards are described above. For option awards, the exercise price will be equal to or greater than the fair market value on the date of grant, generally defined as the closing sales price for a share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the common stock is listed on the date of determination. The fair market value of a share of Class A common stock as of December 9, 2019 was $10.45.

Name	Dollar Value of RSUs(1)	Number of Shares Subject to Options(2)
Robert Johnson	$8,000,000	437,500
David Fallon	1,750,000	268,750
Giordano Albertazzi	1,400,000	187,500
John Hewitt	1,400,000	312,500
Stephen Liang	1,400,000	187,500
Executive Group	21,100,000	2,450,000
Non-Executive Director Group	—	500,000
Non-Executive Officer Employee Group	18,890,000	4,076,183

(1)

The number in this column represents the estimated dollar value at grant of restricted stock units that are expected to be granted to the individuals or groups of individuals set forth in the table. The number of restricted stock units to be granted will be determined by dividing such dollar value by the closing price of a Common Share on the closing date of the Business Combination.

(2)

The number in this column represents the number of shares of the stock options that are expected to be granted to the individuals or groups of individuals set forth in the table, based on the aggregate dollar value of grants expected to be made and using a Black-Scholes value of $3.20 per share.

The amount of any additional awards to be made under the Plan is discretionary and is not presently determinable.

Required Vote

The approval of this Incentive Plan Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Accordingly, stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to this Incentive Plan Proposal will have the same effect as a vote “against” this Incentive Plan Proposal.

The Business Combination is conditioned on the approval of this Incentive Plan Proposal as well as the other Condition Precedent Proposals. This Incentive Plan Proposal is conditioned upon the approval of the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this Incentive Plan Proposal will have no effect, even if approved by our stockholders.

The Sponsor and each member of our management team have agreed to, among other things, vote in favor of this Incentive Plan Proposal. As of the date of this proxy statement, the Initial Stockholders owns approximately 20% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 6—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or for any other reason in connection with, the approval of the Condition Precedent Proposals.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed and there is a chance we may not consummate an alternative initial business combination.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

The Sponsor and each member of our management team have agreed to, among other things, vote in favor of this Adjournment Proposal. As of the date of this proxy statement, the Initial Stockholders own approximately 20% of the outstanding shares of our common stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT GSAH

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to GSAH prior to the consummation of the Business Combination.

General

We are a blank check company incorporated on April 25, 2016 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination.” We have neither engaged in any operations nor generated any operating revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

The Sponsor is jointly controlled by affiliates of each of David M. Cote and GSAM, Goldman Sachs’ asset management division. Prior to our entering into the Merger Agreement, our strategy was to identify and complete our initial business combination with a company in the diversified industrial sector, which includes, among others, Aerospace & Defense, Industrial Services, Chemicals, Home & Building Products, Building & Construction, Capital Goods, Packaging and Supply Chain, that stands to benefit from Mr. Cote’s experience and operating capabilities. Our acquisition selection process leveraged Mr. Cote’s industry experience and operating capabilities, along with Goldman Sachs’ unique sourcing infrastructure and experience investing in public and private markets.

On June 12, 2018, we closed the IPO of 69,000,000 units, including 9,000,000 units issued pursuant to the exercise by the underwriters of their option to purchase additional units in full, at a price of $10.00 per unit, generating proceeds to us of $690,000,000 before underwriting discounts and expenses. Each unit consists of one share of Class A common stock of our company, $0.0001 par value per share, and one–third of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock at a price of $11.50 per share. Simultaneously with the closing of the IPO, we closed the private placement of an aggregate of 10,533,333 warrants, each exercisable to purchase one share of our Class A common stock, par value $0.0001 per share, at an exercise price of $11.50 per share, to the Sponsor, at a price of $1.50 per private placement warrant, generating proceeds of $15,800,000. Each warrant and private placement warrant will become exercisable 30 days after the completion of our initial business combination, and will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation.

On the date the IPO was consummated, we placed $690,000,000 of proceeds (including $24,150,000 of deferred underwriting discount) from the IPO and the sale of the private placement warrants into the trust account and held $2,000,000 (net of offering expenses, other than underwriting discounts, paid upon the consummation of the IPO) of such proceeds outside the trust account. The proceeds held in the trust account may only be invested in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the proceeds from the IPO and the sale of the private placement warrants will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the GSAH Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of the public shares if we do not complete our initial business combination by June 12, 2020; and (3) the redemption of all of the public shares if we are unable to complete our initial business combination by June 12, 2020, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Initial Business Combination

The NYSE rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). Our Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of Vertiv met this requirement.

Stockholder Approval of Business Combination

Pursuant to the GSAH Certificate of Incorporation, our public stockholders may request that we redeem all or a portion of such stockholder’s public shares for cash if the Business Combination is consummated for a per-share price, payable in cash, equal to the pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares.

The Sponsor and each of our officer and directors have agreed to, among other things, vote in favor of the Business Combination Proposal and the other proposals described herein to be presented at the Special Meeting, and to waive their redemption rights in connection with the consummation of the Business Combination with respect to any shares held by them. Our shares of our Class B common stock will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement, the Sponsor and the other holders of our Class B common stock own an aggregate of 20% of our outstanding shares of common stock.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates may (1) purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, public shares, (2) execute agreements to purchase such shares from such investors in the future, or (3) enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Condition Precedent Proposals or not redeem their public shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of GSAH’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the Vertiv Stockholder or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to (1) increase the likelihood of approving the Condition Precedent Proposals and (2) limit the number of public shares electing to redeem, including to satisfy any redemption threshold.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will have only until June 12, 2020 to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period.

The Sponsor and each other holder of our Class B common stock have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination by June 12, 2020. However, the Sponsor and any holder of our Class B common stock will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination by June 12, 2020.

The Sponsor and each other holder of our Class B common stock have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by June 12, 2020, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our IPO and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the Delaware General Corporation Law, or DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company and, therefore, the Sponsor may not be able to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and our public stockholders would receive such lesser amount per share in connection with any redemption of their public shares. None of our directors or officer will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in certain instances. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that the Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The Sponsor will also not be liable as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by June 12, 2020 may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date), is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, the Sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below: (1) $10.00 per public share; or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete our initial business combination by June 12, 2020 or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with our initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Facilities

We currently maintain our corporate offices at 200 West Street, New York, New York 10282. The cost for this space is included in the $10,000 per month fee that we pay an affiliate of the Sponsor for office space and administrative and support services. We consider our current office space adequate for our current operations.

Upon consummation of the Business Combination, our principal executive offices will be located at 1050 Dearborn Drive, Columbus, Ohio 43085.

Employees

We currently have one officer and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period to our company will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Competition

If we succeed in effecting the Business Combination, in all likelihood, we will face significant competition from Vertiv’s competitors. We cannot assure you that, subsequent to the Business Combination, we will have the resources or ability to compete effectively. Information regarding Vertiv’s competition is set forth in the sections entitled “Information about Vertiv—Competition.”

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or to our knowledge, threatened against us or any members of our management team in their capacity as such.

Management

Directors and Officers

The directors and officers of the Company are as follows as of September 30, 2019:

Name	Age	Position
David M. Cote	67	Chief Executive Officer, President and Secretary, and Chairman of our Board of Directors
Raanan A. Agus	52	Director
James Albaugh	69	Director
Roger Fradin	66	Director
Steven S. Reinemund	71	Director

David M. Cote has been our Chief Executive Officer, President and Secretary, and Chairman of the Board of Directors since April 2018. Mr. Cote served as Chairman and Chief Executive Officer of Honeywell from July 2002 to March 2017. Most recently, Mr. Cote was Executive Chairman of the Board at Honeywell until April 23, 2018. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW Inc., a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer. Mr. Cote was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote was a director of the Federal Reserve Bank of New York from March 2014 to March 2018. He previously served as a director of JPMorgan Chase & Co. from July 2007 to July 2013. Mr. Cote was selected to serve on the board due to his significant leadership experience and his extensive management and investment experience, including in the industrial sector.

Raanan A. Agus has been one of our directors since April 2018. Mr. Agus serves as global co-head and co-chief investment officer of the Alternative Investments & Manager Selection (AIMS) Group in the Consumer and Investment Management Division (CIMD) of Goldman Sachs. He also oversees the Acquisition Strategies team, as well as GSAM’s Energy and Infrastructure business. He is a senior sponsor of the CIMD Women’s Network. Previously, Mr. Agus served as head of Direct Alternatives for GSAM and global co-head of Goldman Sachs Investment Partners within GSAM, a position he held from the group’s inception in 2007 until December 2019. Prior to that, he was co-head of the Goldman Sachs Principal Strategies Group beginning in 2003; he later became sole head of the group until 2007. Mr. Agus joined Goldman Sachs in 1993 as an associate in Equities Arbitrage. He was named managing director in 1999 and partner in 2000. Mr. Agus earned an A.B. in economics, summa cum laude, phi beta kappa, from Princeton University in 1989 and a JD/MBA, Stone scholar, beta gamma sigma, specializing in Finance from Columbia University in 1993. Mr. Agus was selected to serve on our Board due to his 25 year career of investing in public and private markets at Goldman Sachs, as well as his current experience managing a number of investment teams and platforms within GSAM.

James Albaugh has been one of our directors since June 2018. Mr. Albaugh was President and Chief Executive Officer of The Boeing Company’s (“Boeing”) Commercial Airplanes business unit from September 2009 through October 2012. Prior to holding that position, Mr. Albaugh was President and Chief Executive Officer of Boeing’s Integrated Defense Systems business unit from July 2002 to September 2009. He joined Boeing in 1975 and held various other executive positions prior to July 2002, including President and Chief Executive of Space and Communications and President of Space Transportation. Mr. Albaugh was a member of

Boeing’s Executive Council from 1998 through 2012. In addition, Mr. Albaugh was an advisor to Perella Weinberg Partners, a global advisory and asset management firm, from September 2016 until April 30, 2018, and has been an advisor to Industrial Development Funding, an asset management firm, since May 1, 2018. Previously, Mr. Albaugh was a senior advisor to The Blackstone Group L.P. from December 2012 until July 2016. Mr. Albaugh currently serves as a director of American Airlines Group Inc. (Nasdaq: AAL) and Arconic Inc. (NYSE: ARNC). Mr. Albaugh served as a director of Harris Corporation (NYSE: HRS) from 2016 until its acquisition by L3 Technologies, Inc. in June 2019, B/E Aerospace, Inc. from 2014 until its acquisition by Rockwell Collins, Inc. in April 2017, and TRW Automotive Holdings Corp. from 2006 until its acquisition by ZF Friedrichshafen AG in 2015. Mr. Albaugh was selected to serve on our Board due to his expertise as an executive of an industrial company and familiarity with industrial investment.

Roger Fradin has been our director since June 2018. Mr. Fradin joined Honeywell in 2000 when Honeywell acquired Pittway Corporation. Mr. Fradin joined Honeywell in 2000 when Honeywell acquired Pittway Corporation. Mr. Fradin served as president and chief executive officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014. Mr. Fradin served as vice chairman of Honeywell from April 2014 until his retirement in February 2017. Mr. Fradin is also a consultant for The Carlyle Group and an advisor to Seal Rock Partners. Mr. Fradin received his M.B.A. and B.S. degrees from The Wharton School at the University of Pennsylvania, where he has also served as a member of the faculty. Mr. Fradin is currently a director of L3Harris Technologies Inc. (NYSE: LHX), Resideo Technologies Inc (NYSE: REZI) and Juniper Industrial Holdings, Inc. (NYSE: JIH.U) (“JIH”), and was formerly a director of MSC Industrial Direct Co., Inc. (Nasdaq: MSM) and Pitney Bowes Inc. (NYSE: PBI). Mr. Fradin was selected to serve on the board due to his deep industrial expertise, specifically in the automation and control solutions sectors, as well as for his experience overseeing acquisitions.

Steven S. Reinemund has been one of our directors since June 2018. Mr. Reinemund served as Dean of Business at Wake Forest University from July 2008 to June 2014, an organization he joined after a 23-year career with PepsiCo, Inc. (NASDAQ: PEP) (“PepsiCo”). At PepsiCo, Mr. Reinemund served as Executive Chairman from October 2006 to May 2007, and as Chairman and Chief Executive Officer from May 2001 to October 2006. Prior to being Chief Executive Officer, he was PepsiCo, Inc.’s president and chief operating officer from September 1999 to May 2001. Mr. Reinemund began his career with PepsiCo, Inc. in 1984 at Pizza Hut, Inc. and held other positions until he became president and Chief Executive Officer of Frito-Lay’s North American snack division in 1992. He became chairman and Chief Executive Officer of Frito-Lay’s worldwide operations in 1996. Mr. Reinemund was a director of Johnson & Johnson (NYSE: JNJ) from 2003 to 2008 and of American Express Company (NYSE: AXP) from 2007 to 2015. Mr. Reinemund currently serves as a director of Exxon Mobil Corporation (NYSE: XOM), Marriott International, Inc. (Nasdaq: MAR), Walmart Inc. (NYSE: WMT) and Chick-fil-A, Inc. He also serves on the Board of Directors at USNA Foundation. A graduate of the United States Naval Academy in 1970, Mr. Reinemund served five years as an officer in the United States Marine Corps, achieving the rank of Captain. He received an MBA from the University of Virginia, and has been awarded honorary doctorate degrees by Johnson and Wales University and Bryant University. Mr. Reinemund was selected to serve on the board due to his considerable business leadership roles, mergers and acquisitions experience and his relevant board expertise.

Number and Terms of Office of Directors and Officers

Our Board consists of five members. Holders of our founder shares have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares do not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by a majority of at least 90% of our common stock voting at a stockholder meeting. Approval of our initial business combination will require the affirmative vote of a majority of our board directors, which must include a majority of our independent directors and the two director designees of our Sponsor, David M. Cote and Raanan A. Agus.

Our officers are elected by our Board and serve at the discretion of our Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer, Assistant Treasurers and such other offices as may be determined by our Board. David M. Cote is currently our only officer.

Committees of the Board of Directors

Our Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of our audit committee, compensation committee and nominating and corporate governance committee are composed solely of independent directors. Each committee operates under a charter that was approved by our Board and has the composition and responsibilities described below. The charter of each committee is available on our website.

Audit Committee

The members of our audit committee are Messrs. James Albaugh, Roger Fradin and Steven S. Reinemund. Mr. Reinemund serves as the chairman of the audit committee.

Each member of the audit committee is financially literate and our Board has determined that Mr. Reinemund qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific management’s discussion and analysis of financial condition and results of operations disclosure;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our Compensation Committee are Messrs. James Albaugh, Roger Fradin and Steven S. Reinemund. Mr. Albaugh serves as the chairman of the compensation committee.

We have adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•

reviewing and making recommendations to our Board with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance are Messrs. James Albaugh, Roger Fradin and Steven S. Reinemund. Mr. Fradin serves as chair of the nominating and corporate governance committee.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•

identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to our Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on our Board;

•	developing and recommending to our Board and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of our Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our Board.

Director Independence

The rules of the NYSE require that a majority of our Board be independent. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). We currently have three “independent directors” as defined in the NYSE rules and applicable SEC rules. Our board has determined that each of Messrs. James Albaugh, Roger Fradin and Steven S. Reinemund is an independent director under applicable SEC and NYSE rules.

Board Leadership Structure and Role in Risk Oversight

The leadership of our Board is structured so that it is led by our Chairman. Mr. Cote is the Chairman, and he is also the Company’s Chief Executive Officer, President and Secretary. Our Board believes that combining the roles of Chairman and Chief Executive Officer (in addition to President and Secretary) helps provide strong and consistent leadership for our management team. If our Board convenes for a meeting, the non-management directors will meet in executive session if the circumstances warrant. Given the composition of our Board with a strong slate of independent directors, our Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.

Our Board’s oversight of risk is administered directly through our Board, as a whole, or through its audit committee. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. Management furnishes information regarding risk to the Board as requested.

Committee Membership, Meetings and Attendance

Each of the three standing committees of our Board is comprised entirely of independent directors.

During the year ended December 31, 2019:

•	our Board held eight meetings;

•	our audit committee held four meetings;

•	our compensation committee held one meeting; and

•	our nominating and corporate governance committee held one meeting.

Each of our incumbent directors attended or participated in at least 75% of the meetings of our Board and the respective committees of which he is a member held during the period such incumbent director was a director during the year ended December 31, 2019.

While we have not previously held an annual meeting of stockholders, we will encourage all of our directors to attend our annual meetings of stockholders in the future.

Stockholder Communications

Our Board has established a process for stockholders to send communications to our Board. Stockholders are invited to communicate to our Board or its committees by writing to: GS Acquisition Holdings Corp, c/o Goldman Sachs Asset Management, L.P. at 200 West Street, New York, NY 10282. In addition, interested parties may communicate with the Chairman of our Board of Directors or with non-management and independent directors of the Company as a group by writing to: Chairman, c/o Goldman Sachs Asset Management, L.P. at 200 West Street, New York, NY 10282.

Executive and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Commencing on June 7, 2018, through the earlier of the completion of initial business combination and our liquidation, we pay monthly recurring expenses of $10,000 to an affiliate of the Sponsor for office space, administrative and support services. The Sponsor, members of our management team or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable initial business combinations. Our independent directors review on a quarterly basis all payments that were made to the Sponsor, members of our management team and our or their affiliates. We are not party to any agreements with our officer and directors that provide for benefits upon termination of employment.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Class A common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such Forms, we believe that during the year ended December 31, 2019 and prior years there were no delinquent filers, with the exception that, on June 29, 2018, GSAM Holdings LLC filed an amendment to its Form 4 that was initially filed on June 12, 2018 to correct the number of shares sold from 29,500 to 29,700 and the corresponding weighted average price, and on June 13, 2018, GS DC Sponsor I LLC (together with GSAM Holdings LLC, GS DC Sponsor I LLC, Cote SPAC 1 LLC, GS Sponsor LLC and David M. Cote) filed an amendment to its Form 4 initially filed on June 7, 2018 to correct the number of shares of our Class B common stock held from 14,895,000 to 17,145,000.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Exchange Act and have reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the

Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accounting firm. We have filed with the SEC our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019.

Limitation on Liability and Indemnification of Officers and Directors

The GSAH Certificate of Incorporation provides that our officer and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We entered into agreements with members of our management team to provide contractual indemnification in addition to the indemnification provided for in the GSAH Certificate of Incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We obtained a policy of directors’ and officers’ liability insurance that insures our officer and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officer and directors.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

GSAH’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “we,” “us,” “our,” the “Company” or “GSAH” refer to GSAH prior to the consummation of the Business Combination. The following discussion and analysis of GSAH’s financial condition and results of operations should be read in conjunction with GSAH’s consolidated financial statements and notes to those statements included in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. GSAH’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement.

Overview

We are a blank check company incorporated on April 25, 2016 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one of more businesses. We reviewed a number of opportunities to enter into a business combination with an operating business, and entered into the Merger Agreement on December 10, 2019. We intend to finance the Business Combination through the issuance of shares of our Class A common stock to the Vertiv Stockholder, the PIPE Investors and the Subscribing Vertiv Executives and cash.

At September 30, 2019, we had cash and cash equivalents of $194,528, current liabilities of $1,234,504 and deferred underwriting compensation of $24,150,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete a business combination will be successful.

Going Concern

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete an initial business combination by June 12, 2020 (or if such date is extended at a duly called meeting of stockholders, such later date), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The requirements above raise substantial doubt about the Company’s ability to continue as a going concern.

Results of Operations

For the nine months ended September 30, 2019 and 2018, we had net income of $7,566,113 and $2,681,879, respectively. For the years ended December 31, 2018, 2017 and for the period ended December 31, 2016, we had net income/(loss) of $5,030,748, $(1,276) and $(303,418), respectively. Our income for the year ended December 31, 2019 and the nine months ended September 30, 2019, consist solely of dividends earned. Our business activities from inception to September 30, 2019 consisted primarily of our formation and completing the IPO, and since the offering, our activity has been limited to identifying and evaluating prospective acquisition targets for an initial business combination.

Liquidity and Capital Resources

Until the closing of the IPO, our only source of liquidity was an initial sale of the founder shares to the Sponsor, and the proceeds of a promissory note (the “IPO Note”) from an affiliate of the Sponsor, in the amount of $300,000. The IPO Note was repaid upon the closing of the IPO.

On June 12, 2018, we closed the IPO of 69,000,000 units, including 9,000,000 units issued pursuant to the exercise by the underwriters of their option to purchase additional units in full, at a price of $10.00 per unit, generating proceeds to us of $690,000,000 before underwriting discounts and expenses. Simultaneously with the closing of the IPO, we closed the private placement of an aggregate of 10,533,333 private placement warrants, each exercisable to purchase one share of our Class A common stock, par value $0.0001 per share, at an exercise price of $11.50 per share, to the Sponsor, at a price of $1.50 per private placement warrant, generating proceeds of $15,800,000. On the closing date of the IPO, we placed $690,000,000 of proceeds (including $24,150,000 of deferred underwriting discount) from the IPO and the private placement warrants into the trust account, with Wilmington Trust, N.A. acting as trustee, and held $2,000,000 (net of offering expenses, other than underwriting discounts, paid upon the consummation of the IPO) of such proceeds outside the trust account. Of the funds held outside the trust account, $300,000 was used to repay the IPO Note, with the balance used or reserved for: offering and formation costs; legal, accounting, due diligence, travel and other expenses in connection with any business combinations; legal and accounting fees related to regulatory reporting requirements; NYSE continued listing fees; office space, administrative and support services; a reserve for liquidation expenses; and working capital to cover miscellaneous expenses (including franchise taxes net of anticipated interest income).

At September 30, 2019 we had cash and cash equivalents held outside the trust account of $194,528 and a working capital deficit of $604,436, assuming income and franchise tax liabilities are paid out of the trust account. At September 30, 2019, such funds held outside the trust account were held in money market funds registered under the Investment Company Act and compliant with Rule 2a-7. As of September 30, 2019, we held $690,000,000 in Goldman Sachs Financial Square Treasury Investments Fund, a money market fund managed by an affiliate of the Sponsor.

On March 11, 2019, GS Sponsor LLC, an affiliate of the Sponsor, provided us with the GS Sponsor Capital Commitment pursuant to which GS Sponsor LLC agreed that, if funds are needed by us through June 12, 2020 to pay ordinary course expenses, GS Sponsor LLC will provide us with liquidity of up to an aggregate of $2.0 million. GS Sponsor LLC will not receive any additional interest in us in exchange for any such contribution and any liquidity provided under the GS Sponsor Capital Commitment will be in the form of a contribution with respect to the Sponsor’s founder shares. As of September 30, 2019, we have received $700,000 from GS Sponsor LLC pursuant to the GS Sponsor Capital Commitment.

In addition, in order to fund additional working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor, an affiliate of the Sponsor or our officer and directors may, but (other than the GS Sponsor Capital Commitment) are not obligated to, loan to us or invest in us as may be required. If we complete our initial business combination, we could repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by the Sponsor, an affiliate of the Sponsor or our officer and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to our initial business combination, we do not expect to seek loans from parties other than the Sponsor, an affiliate of the Sponsor or our officer and directors, if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our shares of Class A common stock upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination (including from our affiliates or affiliates of the Sponsor).

In addition, income on the funds held in the trust account may be released to us to pay our franchise and income taxes.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements (within the meaning of Item 303 of Regulation S-K) as of September 30, 2019. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements (within the meaning of Item 303 of Regulation S-K).

We have not entered into any off-balance sheet financing arrangements (within the meaning of Item 303 of Regulation S-K), established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations

At September 30, 2019, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. On June 7, 2018, we entered into an administrative support agreement pursuant to which we have agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon the earlier of the completion of the initial business combination and our liquidation, we will cease paying these monthly fees. For the three and nine months ended September 30, 2019, we incurred expenses of $30,000 and $90,000, respectively, for such services.

The underwriters of the IPO are entitled to underwriting discounts and commissions of 5.5%, of which 2.0% ($13,800,000) was paid at the closing of the IPO and 3.5% ($24,150,000) was deferred. The deferred underwriting discount will be paid to the underwriters upon the completion of the initial business combination.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Net Income Per Common Share

We comply with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income per share of common stock is computed by dividing net income by the weighted average number of common shares outstanding during the period. We apply the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

At September 30, 2019, we had outstanding warrants to purchase of up to 33,533,317 shares of Class A common stock. The weighted average of these shares was excluded from the calculation of diluted net income per share of common stock since the exercise of the warrants is contingent upon the occurrence of future events. At September 30, 2019, we did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in our earnings. As a result, diluted net income per share of common stock is the same as basic net income per share of common stock for the period.

Redeemable Shares of Class A Common Stock

All of the 69,000,000 shares of Class A common stock sold as parts of the units in the IPO contain a redemption feature. In accordance with FASB ASC 480, redemption provisions not solely within our control require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although we have not specified a maximum redemption threshold, our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Accordingly, at September 30, 2019, 66,079,922 of the 69,000,000 shares of our Class A common stock were classified outside of permanent equity at their redemption value.

Offering Costs

We comply with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” We incurred offering costs in connection with our IPO of $992,949. These costs, together with the upfront underwriter discount and deferred discount of $37,950,000, were charged to the shares of our Class A common stock and warrants upon the closing of our IPO.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include cash and cash equivalents that have restrictions on withdrawal or use in total cash and cash equivalents on the statement of cash flows. We adopted this guidance as of January 1, 2019. Prior periods were retrospectively adjusted to conform to the current period presentation.

INFORMATION ABOUT VERTIV

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of the Vertiv prior to the consummation of the Business Combination, which will be the business of the post-business combination company following the consummation of the Business Combination.

Who we are

Vertiv is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology that powers, cools, deploys, secures and maintains electronics that process, store and transmit data. We provide this technology to data centers, communication networks and commercial & industrial environments worldwide.

We aim to help create a world where critical technologies always work, and where we empower the vital applications of the digital world.

Our business

We have a suite of comprehensive offerings, innovative solutions and a leading service organization that supports a diversified group of customers, which we deliver from engineering, manufacturing, sales and service locations in more than 45 countries across the Americas, Asia Pacific and EMEA. We provide the hardware, software and services to facilitate an increasingly interconnected marketplace of digital systems where large amounts of indispensable data need to be transmitted, analyzed, processed and stored. Whether this growing quantity of data is managed centrally in hyperscale/cloud locations, distributed at the so-called “edge” of the network, processed in an enterprise location or managed via a hybrid platform, the underpinnings of all those locations rely on our critical digital infrastructure and services.

We have a broad range of offerings, which include power management products, thermal management products, integrated rack systems, modular solutions, and management systems for monitoring and controlling digital infrastructure. These comprehensive offerings are integral to the technologies used for a number of services, including e-commerce, online banking, file sharing, video on-demand, energy storage, wireless communications, IoT and online gaming. In addition, through our global services network, we provide lifecycle management services, predictive analytics and professional services for deploying, maintaining and optimizing these products and their related systems.

Our primary customers are businesses across three main end markets: (1) data centers (including hyperscale/cloud, colocation, enterprise and edge), (2) communication networks and (3) commercial and industrial environments. Within these areas we serve a diverse array of industries, including social media, financial services, healthcare, transportation, retail, education and government. We approach these industries and end users through our global network of direct sales professionals, independent sales representatives, channel partners and original equipment manufacturers. Many of our installations are completed in collaboration with our customers and we work with them from the initial planning phase through delivery and servicing of the completed solution. This depth of interaction supports key customer relationships, sometimes spanning multiple decades. Our most prominent brands include Liebert, NetSure, Geist and Avocent.

Our business is organized into three segments according to our main geographic regions—the Americas, Asia Pacific and EMEA—and we manage and report our results of operations across these three business segments. For the nine months ended September 30, 2019, our revenue was $3,259.7 million, of which 51% was transacted in the Americas; 28% was transacted in Asia Pacific; and 21% was transacted in EMEA as compared with our revenue for the nine months ended September 30, 2018 of $3,114.0 million. For the year ended December 31, 2018, our revenue was $4,285.6 million, of which 50% was transacted in the Americas, 29% was transacted in Asia Pacific, and 21% was transacted in EMEA, and such revenue reflected an increase of $406.2 million, or 10.5%, as compared with our revenue for the year ended December 31, 2017 of $3,879.4 million.

Our strengths

We are a customer-focused organization and have a host of strengths that allow us to act quickly and with agility to best serve our customers’ needs, including:

•

Stable Platform for Growth: We are well-positioned in the global marketplace as a key provider of critical digital infrastructure across several diverse areas, but with a uniform product set. We are able to provide multi-national customers with the ability to purchase and maintain a similar product set or technology in Asia as in the United States or the European Union and this focused approach to our served industries allows us to deploy capital and resources quickly and efficiently. In addition to our global building block approach to products, we also have a natural diversification that comes from serving various types of data center customers (including hyperscale/cloud, colocation, enterprise and edge locations), communication networks (including core and access sites) and commercial & industrial verticals (such as manufacturing and transportation). This diversification reduces our exposure to industry-specific market volatility and our geographical reach reduces our exposure to individual country or regional economic uncertainty. These factors help to stabilize our resilient business model.

•

Global Service Organization: Having a global service organization allows us to interface and support our customers in each phase of the product lifecycle. Our lifecycle services for our customers begin at the sales process for our products, continue through the installation and preventative maintenance of such products, and are maintained through a full suite of performance and predictive service applications which are utilized by our customers through the entire lifecycle of such products. Additionally, our service network acts as a global feedback mechanism, helping us improve our products, understand and address changing local/regional businesses and develop new technologies and solutions for our customers. The majority of our service revenue is derived from annuity-type contracts.

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“Local Everywhere” Capabilities: Our “local everywhere” approach to doing business helps us to address our customers’ region-specific needs as it promotes customer intimacy, improves our agility, increases our response times, and well-positions us to meet the varying local and regional requirements of our global customer base. As of September 30, 2019, we had sales support, engineering and manufacturing capabilities, as well as approximately 3,000 customer support employees (including over 2,700 field engineers and over 300 technical support representatives) strategically located across each of our three geographic segments of the Americas, Asia Pacific and EMEA, and a network of over 19,700 employees and significant facilities across the globe, which provide us with a wide capability to service our customers and help us understand our customers’ needs, which is fundamental to supporting long-term customer relationships.

•

Deep Domain Knowledge: As a result of our decades of experience in the industry, our customers have come to rely on our understanding of trends, underlying technologies, deployment types and the implementation of our offerings. Our ability to apply these insights to our customers’ utilization of our technology is a key differentiator as compared to our competitors within these same markets. Our decades of customer intimacy and numerous marketplace touch points with our customers, beginning at the start of the sales process and extending through the entire product life cycle, allow us to have deep technical discussions and solve vital customer problems.

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Comprehensive Integrated Solutions: We offer specialized and comprehensive solutions by combining our leading products with third-party hardware. These solutions span standard configurations that can be placed in a technology closet at edge data centers, through configured-to-order solutions for medium-sized applications, up to custom-designed solutions to serve a data center colocation or hyperscale site. As the key provider of many of the components of this solution set, we differentiate ourselves from our competitors from both a supply chain and a technology perspective and become integrated in the customers’ core design planning.

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Innovative Mentality: Our business has been built on a track record of innovation. Over the decades, we have been instrumental in shaping the thermal and power management markets, consistently bringing forth new products, services and solutions to an ever growing customer base. Innovation occurs at all levels of our business and we dynamically adapt our offerings to help customers solve their key issues. We plan to continue to innovate across our products, services and industries in order to optimize our offerings for our customers.

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Accomplished Management Team: Our management team is made up of industry professionals and transformational leaders with over 100 years of combined industry experience. Our Chief Executive Officer, Rob Johnson, has successfully led public companies in the past and has over 30 years of experience in the industry. The management team that supports Mr. Johnson is customer-focused, fast-acting, commercially savvy, digitally astute and promotes the core Vertiv values on a daily basis.

Industry

Global data center IP traffic is estimated to grow at a CAGR of 21% from 2018 to 2021. This strong demand for data is being driven by businesses and consumers alike. The need for ubiquitous connectivity (being connected on any device, at anytime, anywhere) is a key driver of the markets we serve and is fueled by applications such as video on-demand, online banking, social media, IoT and digital health among others. All of this activity yields a continued growth in data processing, storage and networking as the world continues to become more reliant on the analysis and delivery of digital content.

Below is some key data that demonstrates this growth (graphics follow):

Data Boom: Key Driver of End-Market Growth

Increased Digitization, Multiple Device Connection Adoption, and IoT

Our primary customers are businesses across three main end markets: (1) data centers (including hyperscale/cloud, colocation, enterprise and edge), (2) communication networks and (3) commercial and industrial environments.

Data Centers: The primary purpose of a data center is to process, store and distribute data. There are a host of different sizes and types of data centers, but primarily they can be broken down into the following classifications:

•

Cloud/Hyperscale: These facilities are massive in scale and are primarily used to support off-premise cloud applications. This portion of the industry is growing rapidly. Examples of companies in this space include Microsoft Azure, Amazon Web Services, and Google Cloud.

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Colocation: These facilities range in size and offer users a location where they can place their IT equipment, while the building and critical digital infrastructure is owned by the colocation company. This portion of the industry is growing rapidly. Examples of companies in this space include Digital Realty and Equinix.

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Enterprise: This classification refers to the “Fortune 1000” type businesses that have their own on-premises data centers. Examples of companies in this space include Goldman Sachs, J.P. Morgan, Walmart and Cleveland Clinic. The enterprise segment represents approximately 70% of the data center business. We have found that the growth of the enterprise market, based on data centers and square footage, has generally been flat for the past 3 years.

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Edge: These types of data centers are at the infancy stage of their development and will be utilized by all of the aforementioned categories in the future. These locations are decentralized by nature and located closer to where the data is being demanded (i.e., towards the edge of the network). This market is small today, but the opportunities for growth in this space are expected to increase as the proliferation of connected devices and data storage needs continue to grow in the future.

Our management estimates that approximately 70% of our revenues for the fiscal year-ended December 31, 2018 are attributable to customers across the data center end market.

Communication Networks: This space is comprised of wireline, wireless and broadband companies. These companies create content and are ultimately responsible for distributing voice, video and data to businesses and consumers. They deliver this data through an intricate network of wireline and wireless mediums. Additionally, some of these companies’ locations act as data centers where the data is delivered and also processed and stored. This sector has a generally low single-digit growth profile. Our management estimates that approximately 20% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the communication networks end market.

Commercial/Industrial: This space is comprised of those applications that are tied to a company’s critical systems. Examples include transportation, manufacturing, oil and gas, etc. These applications are growing in their need for intelligent infrastructure and may be regulated or need to pass some level of compliance. The growth in this area generally tracks Growth Domestic Product. Our management estimates that approximately 10% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the commercial and industrial end market.

Our Strategy

We strive to create value for our stockholders through organic growth and strategic acquisitions, lean initiatives to cut costs and the hiring and retaining of top talent. We believe the culture and values being instilled in the organization (such as acting with speed, transparency and focus on the customer) propel us to deliver value for all of our constituents.

Our goal is to enable the vital applications of the digital world by anticipating and solving the needs of our customers in this increasingly connected global landscape. We expect to continue achieving growth and creating value through several strategic initiatives:

•	Customer centricity: Everything we do starts with the customer. Understanding our customers’ markets, needs and strategies enables significant and earlier engagement with such customers during the selling cycle. We have multiple touch points with customers through a product’s life cycle, which positions our organization to best address our customers’ critical application needs. This customer focused strategy aligns every team in our organization, from sales to engineering to supply chain.

•

Leadership in Technology: Vertiv is on the forefront of technological development within our core businesses of critical digital infrastructure. We innovate at the individual product level in order to increase efficiency, reduce our product’s carbon footprint and enhance ease of use for our customers. Two examples of this technology leadership are our new eXL S1 power product and our DSE thermal product. Both of these offerings are leading products in the market from an efficiency, footprint and ease-of-use standpoint. Further, we are developing smart technology and continue to build an ecosystem that allows for interconnectivity between our products, our services and our customers. Additionally, our investment in data analytics and software will allow us and our customers to be smarter and more predictive around the critical digital infrastructure. In order to maintain our technology leadership, we will continue to invest in premier engineering talent and invest in developing next-gen cutting-edge technology.

•

Acquisition pipeline: We have in the past pursued, and intend in the future to pursue, acquisitions that will enhance and diversify our portfolio of offerings and capabilities. Given our existing diversified platform, we are able to target companies across a range of competencies and verticals. We will look for companies that: (i) increase our presence in the hyperscale/cloud, colocation and edge universe; (ii) bolster our service and solutions platform; and (iii) help leverage our technologies in adjacent markets such as energy storage. For example, our recent acquisitions of Geist, a leading manufacturer of rack power distribution units, and Energy Labs, a leading provider of direct and indirect air handling systems and modular data center solutions, will help to expand our hyperscale/cloud and colocation offerings, increase our solutions capabilities, and provide further edge offerings for our customers.

•

Continue to optimize our operational model and cost structure: We have in the past pursued, and intend in the future to pursue, opportunities to improve our operations and eliminate redundant and unnecessary costs. For example, we continue to build out the Vertiv Operating System to transform the business and deliver value to the customer. This system is rooted in always putting the customer first, building an outstanding culture, and maintaining an intense focus on continuously improving. The tools we utilize allow for lean implementation, better on-time delivery, direct and indirect supply chain saving and productivity improvements.

•

Grow and expand in key customers: Our key customer program focuses on those global and regional accounts that we believe most benefit from our value proposition. Many of these accounts are large cloud or colocation customers, as well as communication networks and vertical customers. We look to further expand our presence and opportunities with these clients as we believe their growth trajectories will outpace the traditional market growth.

•

Continue building a customer centered culture: We believe that in order to maintain our strong customer relationships, we must have a deeply customer centric culture; exhibit accountability; and act with speed and purpose in addressing customer needs.

Our offerings

We design, manufacture and service critical digital infrastructure technology for data centers, communication networks and commercial/industrial environments. Our principal offerings include:

•	Critical infrastructure & solutions

We identify delivery of products as performance obligations within the critical infrastructure & solutions offering. Such products include AC and DC power management, thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment.

•	I.T. and edge infrastructure

Performance obligations within I.T. and edge infrastructure include the delivery of racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions.

•	Services & software solutions

Services include preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and critical digital infrastructure software.

Sales and marketing

Due to the global nature of our customers, we go to market through multiple channels to ensure that we map our coverage to align with our customers’ buying organization. Our primary selling method is direct sales. To accomplish this, we have over 2,300 sales people located around the world. Additionally, we utilize a robust network of channel partners in the form of distributors, IT resellers, value-added retailers and original equipment manufacturers. This network helps extend our reach to all corners of the world in which we operate.

Backlog

Our estimated combined order backlog was approximately $1,400.8 million and $1,527.6 million as of September 30, 2019 and 2018, respectively. Our estimated combined order backlog was approximately $1,502.0 million and $1,314.4 million as of December 31, 2018 and 2017, respectively. Our backlog consists of product and service orders for which we have received a customer purchase order or purchase commitment and which have not yet been delivered. Orders may be subject to cancellation or rescheduling by the customer. The following table shows estimated backlog by business segment at September 30, 2019 and 2018, respectively, and December 31, 2018 and 2017, respectively.

	As of September 30,		As of December 31,
(Dollars in millions)	2019	2018	2018	2017
Americas	$673.2	$752.6	$806.8	$613.0
Asia Pacific	310.1	316.9	281.3	337.9
EMEA	417.5	458.1	413.9	363.5

Total Backlog	$1,400.8	$1,527.6	$1,502.0	$1,314.4

The vast majority of the combined backlog as of September 30, 2019 is considered firm and is expected to be shipped within one year. We do not believe that our backlog estimates as of any date are necessarily indicative of revenues for any future period. Backlog estimates are subject to a number of risks. See “Risk factors—Risks relating to our business—We may not realize all of the sales expected from our backlog of orders and contracts.”

Due to the variability of shipments under large contracts, customers’ seasonal installation considerations and variations in product mix and in profitability of individual orders, we can experience significant quarterly fluctuations in revenue and operating income. These fluctuations are expected to continue in the future. Consequently, it may be more meaningful to focus on annual rather than interim results.

Research and development

We are committed to outpacing our competitors and being first to market with new product developments and improvements. In 2018, we spent $165.3 million on Research and Development (“R&D”). We use our R&D budget to focus on fostering new product innovation and engineering. We have global product leaders supported by global product lines and engineering organizations to ensure that we continue to be ahead of market trends by leveraging our regional input. These global groups are also supported by in-region product and engineering teams who are responsible for understanding and adapting our offerings to local market and customer requirements. These teams work closely with our sales and service network which allows us to receive and act upon customer feedback to continuously improve our offerings.

Competition

We encounter competition from a variety of areas; however the majority of our competitors are targeted within a specific offering or a specific geographic location. Competition in our markets is primarily on the basis of reliability, quality, price, service and customer relationships. Across our three markets, we encounter two principal types of competitors: niche players and global competitors. We believe we differentiate ourselves through our ability to service customers in each phase of the product lifecycle, our large customer network which allows us to address the local and regional needs of our customer base, our ability to apply our understanding of trends, technologies and the implementation of our offerings to our customers’ utilization of technology and our integration with third party software which allows us to customize solutions according to a particular customer’s needs.

Facilities, operations and supply chain

Being able to serve our customers both on a global and regional level is important, thus that is how we have built our manufacturing footprint. We have significant manufacturing facilities in North and South America, Asia Pacific and EMEA. This well-diversified global network of facilities allows for cost, delivery and inventory optimization. Our manufacturing facilities are supported by regional engineering and configuration centers where, if our customers desire, we can tailor our products to the local market and to our customer’s requirements.

We have established a robust supply chain that is complementary to our manufacturing footprint. In addition to providing high quality service to our customers, this strategy avoids a significant dependence on a particular supplier or region.

Employees

As of September 30, 2019 we had over 19,700 employees operating globally. Management believes that our employee relations are generally favorable. We are headquartered in Columbus, Ohio.

Intellectual property

Our ability to create, obtain and protect intellectual property is important to the success of our business and our ability to compete. We create IP in our operations globally, and we work to protect and enforce our IP rights. We consider our trademarks valuable assets, including well-known marks such as Vertiv, Geist, Liebert, Energy Labs, NetSure and Chloride.

In addition, we integrate licensed third party technology and IP into certain aspects of our products. Although certain third party proprietary IP rights are important to our success, we do not believe we are materially dependent on any particular third party patent of license or group.

As of September 30, 2019 we had 2,592 patents and 564 pending, published or allowed patent applications, and 1,749 registered trademarks and 211 pending trademark applications.

Raw materials

We obtain raw materials and supplies from a variety of sources and generally from more than one supplier. We believe our sources and supplies of raw materials are adequate for our needs.

Environmental, health and safety

We are subject to a broad range of foreign and domestic environmental, health and safety laws, regulations and requirements, including those relating to the discharge of regulated materials into the environment, the generation and handling of hazardous substances and wastes, human health and safety and the content, composition and takeback of our products. We maintain an environmental, health and safety compliance program, including policies and standards, dedicated staff, and periodic auditing and training. We also have a program for complying with the European Union Restriction on the Use of Certain Hazardous Substances and Waste Electrical and Electronic Equipment Directives, the China Restriction of Hazardous Substances law, the European Union Registration, Evaluation, Authorization and Restriction of Chemicals regulation, and similar requirements.

At sites which we own, lease or operate, or have previously owned, leased or operated, or where we have disposed or arranged for the disposal of hazardous materials, we are currently liable for contamination, and could in the future be liable for additional contamination. We have projects under way at certain current and former manufacturing facilities to investigate and remediate environmental contamination. Compliance with laws regulating contamination and the discharge of materials into the environment or otherwise relating to the protection of the environment has not had a material effect on our capital expenditures, earnings or competitive position. We do not anticipate any material capital expenditures during 2019 for environmental control facilities or other material costs of compliance with environmental, health and safety requirements.

Legal proceedings

In the normal course of business, we are involved in a variety of lawsuits, claims and legal proceedings, including commercial and contract disputes, employment matters, product liability claims, environmental liabilities and intellectual property disputes. See Note 18 to our combined and consolidated financial statements included elsewhere in this proxy statement.

Vertiv Management Team

Below is a list of Vertiv’s executive officers and their respective ages, positions and a brief account of the business experience of each of them as of the date of this proxy statement. We expect that these executive officers will continue as executive officers following the Business Combination.

Name	Age	Position
Rob Johnson	53	Chief Executive Officer
David J. Fallon	49	Chief Financial Officer
Giordano Albertazzi	53	President of Europe, Middle East and Africa
Andrew Cole	54	Chief Organizational Development and Human Resources Officer
Colin Flannery	54	General Counsel and Corporate Secretary
Jason M. Forcier	48	Chief Operations Officer and Executive Vice President of Infrastructure and Solutions
John Hewitt	50	President of the Americas
Patrick Johnson	48	Executive Vice President of Information Technology and Edge Infrastructure
Steve Lalla	57	Executive Vice President of Service and Software Solutions
Stephen Liang	61	President of Asia Pacific
Gary Niederpruem	45	Chief Strategy and Development Officer

Rob Johnson has served as our Chief Executive Officer since December 2016. Rob Johnson is the brother of Patrick Johnson, who serves as our Executive Vice President of Information Technology and Edge Infrastructure. Biographical information for Mr. Johnson is set forth under “Management After the Business Combination—Directors”.

David J. Fallon has served as our Chief Financial Officer since July 2017. Biographical information for Mr. Johnson is set forth under “Management After the Business Combination—Executive Officers.”

Giordano Albertazzi has served as our President of Vertiv in Europe, Middle East and Africa since 2016. Biographical information for Mr. Albertazzi is set forth under “Management After the Business Combination—Executive Officers.”

Andrew Cole has served as our Chief Organizational Development and Human Resources Officer since January 2017. Biographical information for Mr. Cole is set forth under “Management After the Business Combination—Executive Officers.”

Colin Flannery has served as our General Counsel and Corporate Secretary since June 2017. Biographical information for Mr. Flannery is set forth under “Management After the Business Combination—Executive Officers.”

Jason M. Forcier has served as our Chief Operations Officer and Executive Vice President of Infrastructure and Solutions since May 2019. Biographical information for Mr. Forcier is set forth under “Management After the Business Combination—Executive Officers.”

John Hewitt has served as our President of the Americas since October 2017. Biographical information for Mr. Hewitt is set forth under “Management After the Business Combination—Executive Officers.”

Patrick Johnson has served as our Executive Vice President of Information Technology and Edge Infrastructure since November 2017. Patrick Johnson is the brother of Rob Johnson, who serves as our Chief Executive Officer. Biographical information for Mr. Johnson is set forth under “Management After the Business Combination—Executive Officers.”

Steve Lalla has served as our Executive Vice President of Service and Software Solutions since June 2018. Biographical information for Mr. Lalla is set forth under “Management After the Business Combination—Executive Officers.”

Stephen Liang has served as our President of Asia Pacific since December 2016. Biographical information for Mr. Liang is set forth under “Management After the Business Combination—Executive Officers.”

Gary Niederpruem has served as our Chief Strategy and Development Officer since November 2017. Biographical information for Mr. Niederpruem is set forth under “Management After the Business Combination—Executive Officers.”

VERTIV HOLDINGS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Stockholders of GSAH should read the following discussion and analysis of Vertiv Holdings’ financial condition and results of operations together with the consolidated financial statements and related notes of Vertiv Holdings’ that are included elsewhere in this proxy statement. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Vertiv’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section entitled “Risk Factors” or in other parts of this proxy statement. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, all references in this section to Vertiv, the “Company,” “we,” “us” or “our” refer to Vertiv Holdings and its consolidated subsidiaries prior to the consummation of the Business Combination.

Unless the context otherwise requires or unless otherwise specified, all dollar amounts in this section are in millions.

Overview

Vertiv is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology. Vertiv’s technology powers, cools, deploys, secures and maintains electronics that process, store and transmit data. Vertiv provides this technology to data centers, communication networks and commercial & industrial environments worldwide.

Vertiv aims to help create a world where critical technologies always work, and where it empowers the vital applications of the digital world.

Vertiv offers a broad range of products in both power and thermal management and, through a global service network, Vertiv provides life cycle management services and solutions for deploying, maintaining and optimizing these products and their related systems. Vertiv also offers infrastructure management, monitoring, controls and software solutions for their customers’ critical applications. Vertiv offerings are integral to the technologies used for a number of services, including e-commerce, online banking, file sharing, video on-demand, energy storage, wireless communications, IoT and online gaming.

Vertiv manages and reports results of operations in three business segments: Americas, Asia Pacific and EMEA. For the nine months ended September 30, 2019 Vertiv’s revenue was $3,259.7, of which 51 percent was transacted in the Americas; 28 percent was transacted in Asia Pacific; and 21 percent was transacted in EMEA as compared with revenue for the nine months ended September 30, 2018 of $3,114.0.

Vertiv sells to three primary markets: (1) data centers (hyperscale/cloud, colocation, enterprise, and edge), (2) communication networks and (3) commercial/industrial environments. Within these markets Vertiv serves a diverse array of end-user sectors including financial services, healthcare, digital, telecommunications, retail, education and government. Vertiv approaches these industries and end-users through a global network of direct sales professionals, independent sales representatives, distributors and original equipment manufacturers. Many of Vertiv’s product installations are completed in collaboration with customers, working together through the initial planning phase through delivery and servicing of the completed solution. This depth of interaction supports key customer relationships, sometimes spanning multiple decades for certain customers. Vertiv’s most prominent brands in addition to Vertiv include Liebert, NetSure, Geist and Avocent. Vertiv’s diverse, global customer base includes some of the largest data center providers/owners, social media companies and communication network operators.

Business trends and conditions

Vertiv believes that the business and results of operations will be impacted in the future by various trends and conditions, including the following:

•

Growth in data consumption and mobility. Global data center IP traffic is expected to grow at a compounded annual growth rate of 25 percent from 2016 to 2021, and Vertiv expects the growth in data consumption to continue to increase, in particular the consumption of data on mobile devices, which is expected to reach 77.5 EB per month by 2022. While this macro-level trend does not have a direct correlation to demand for Vertiv offerings in any particular period, Vertiv believes that it does present a positive underlying macro-level trend that indicates the potential for a healthy market for the business. Vertiv expects this increasing demand for data to lead to increased capital spending on data centers (hyperscale/cloud, colocation and traditional enterprise) and communication networks. Although Vertiv has historically been overexposed to the enterprise portion of the data center end market which, based on the number of data centers and square footage, has experienced generally flat growth for the past 3 years, it has shifted focus on growth in the growing portions of the data center end market. However, significant capital spending by either the data center or the communication networks markets can occur in specific periods, and then reduce until their next project. As such, while Vertiv expects demand for its offerings to respond to increased data center demand due to increased data usage generally, a direct correlation in any specific quarter is challenging. The discussion in the results of operations section below illustrates how these variations in periodic spending can impact revenues year-over-year.

•

Economic and government activity in China. Vertiv anticipates that China will continue to have positive gross domestic product growth for the foreseeable future. However, China is expected to experience pricing pressures, and Vertiv will need to manage carefully to benefit from China’s growth. Additionally, the level of government involvement is high and somewhat unpredictable in key sectors, such as data centers and communication networks. While Vertiv has strategies to address these situations, the government’s continued role in the markets could be disruptive.

Our business segments

Vertiv tracks and manages the business in three business segments: Americas; Asia Pacific; and Europe, Middle East & Africa.

Americas includes data center, communication networks and commercial/industrial products and services sold for applications in North America and Latin America. This segment’s principal offerings include:

•	Critical infrastructure and solutions includes AC and DC power management, thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment;

•

Services and software solutions includes preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and critical digital infrastructure software; and

•	I.T. and edge infrastructure includes racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions.

Asia Pacific includes products and services sold for applications within the data center, communication networks and commercial/industrial markets throughout China, India and the rest of Asia. Products and services offered are similar to the Americas segment.

Europe, Middle East & Africa includes products and services sold for applications within the data center, communication networks and commercial/industrial markets throughout EMEA. Products and services offered are similar to the Americas segment.

The Separation

On July 29, 2016, Vertiv Group, Vertiv JV Holdings, LLC (“JV Holdings”), Vertiv Holdings, and ASCO Power GP LLC (“ASCO Power,” and together with JV Holdings, Vertiv Holdings and Vertiv Group, the “Buyer Parties”) and Emerson entered into a transaction agreement (the “Transaction Agreement”) pursuant to which Emerson agreed to sell a controlling interest in its Network Power business to the Buyer Parties (the “Separation”). The Buyer Parties as well as Vertiv were formed on behalf of, and are controlled by, certain private equity investment funds advised by Platinum Advisors. Vertiv Holdings is majority owned by JV Holdings. JV Holdings is majority owned by Platinum. On the first closing of the Separation on November 30, 2016 (the “Closing Date”), the Buyer Parties acquired, either directly or through one or more subsidiaries, the assets and liabilities associated with the business, operations, products, services and activities of Emerson’s Network Power business (with certain country-specific exceptions as described in the following sentences). In several steps during December 2016, in accordance with the Transaction Agreement, Vertiv Group acquired the business, operations, products, services and activities of Emerson’s Network Power business in two additional jurisdictions. The operating results of these jurisdictions are not material. The Emerson Network Power business prior and up to the Closing Date is hereinafter referred to as the “Predecessor” while Vertiv and its subsidiaries after the Closing Date are hereinafter collectively referred to as the “Successor”. In addition, as part of the consideration under the Transaction Agreement, a subsidiary of Emerson received newly issued subordinated Class B units in Vertiv Holdings. Distributions to Emerson in respect of the Class B units are contingent upon JV Holdings first receiving a threshold return on its initial investment. As a result, as of the Closing Date, the controlling interests of Vertiv Holdings were indirectly held by Platinum in the form of Class A Units in Vertiv Holdings, with Emerson retaining a subordinated interest in distributions in the form of Class B units in Vertiv Holdings.

The consideration for the Separation was approximately $4,158.3, which included cash of $4,000.0, Class B units in Vertiv Holdings issued to Emerson, and post-closing purchase price adjustments of $135.6. In connection with the Separation, JV Holdings contributed approximately $1,200.0 in cash (the “Cash Equity Investment”) to Vertiv Holdings for a controlling interest in the issued and outstanding equity interests of Vertiv Holdings. Vertiv Holdings then contributed the Cash Equity Investment, through a series of intermediary subsidiaries, to Emerson in exchange for a controlling interest in the Emerson Network Power business.

Following the consummation of the transactions contemplated by the Transaction Agreement, all of the issued and outstanding equity interests in Vertiv Group are held directly by Vertiv Group Intermediate, Vertiv Group’s direct parent and indirectly controlled by Platinum.

In connection with the Separation, Vertiv Group issued the 2024 Senior Notes, entered into the Term Loan Facility, which was fully drawn on the Closing Date, and entered into the Asset-Based Revolving Credit Facility of which $42.0 was drawn on the Closing Date. A portion of the proceeds of such financings were used to finance the Separation consideration.

Recent developments

On December 28, 2017, Vertiv acquired Energy Labs Inc., a leading provider of direct and indirect air handling systems and modular data center solutions for $149.5. Vertiv believes this acquisition gives it a unique opportunity to accelerate efforts in the commercial and industrial segments while expanding capabilities and growing its presence in the data center space.

On February 1, 2018, Vertiv acquired Geist, a leading manufacturer of rack power distribution units, intelligent power, management, environmental monitoring and infrastructure management solutions for data centers for $123.6. During the second quarter of 2018, the acquisition was completed for an additional $2.5 of cash related to the purchase of additional assets. This acquisition bolsters Vertiv’s efforts to reach key customers in the cloud, collocation and edge spaces.

Basis of presentation

Prior to November 30, 2016, Vertiv operated as part of Emerson and not as a stand-alone company. For all periods prior to November 30, 2016, the combined financial statements were derived from Emerson’s historical financial statements and accounting records and they reflect the historical combined financial position, results of operations and cash flows of the business in conformity with U.S. GAAP. Financial statements pre-closing of the Separation are referred to as the “Predecessor.” On November 30, 2016, Vertiv began to operate as a stand-alone company and the financial statements reflect a new basis in the net assets acquired, measured at fair value on the acquisition date. Financial statements post-closing of the Separation are referred to as the “Successor.”

Prior to November 30, 2016, Vertiv participated in various Emerson programs which included information technology services, medical insurance and other programs. Costs associated with these programs have been charged based on Emerson’s cost and estimates of Vertiv’s usage. Vertiv also utilized Emerson’s global shared services centers and was charged for both direct costs and its share of facility overhead, which is allocated based on headcount or space occupied. Lastly, the Predecessor financial statements included in this proxy statement reflect an allocation, based on revenue, of general corporate costs incurred by Emerson for support functions such as procurement, logistics, marketing, human resources, legal, finance and internal audit. Vertiv management believes the methodologies and assumptions used to allocate these costs to us are reasonable. The financial statements included in this proxy statement may not reflect the actual costs that would have been incurred had Vertiv operated on a stand-alone basis during the periods presented. These costs also may not be indicative of the expenses that Vertiv will incur in the future.

Emerson’s centralized treasury function managed the working capital and financing needs through November 30, 2016. This function oversaw a cash pooling arrangement that swept participating cash accounts into pooled Emerson cash accounts on a daily basis. For the Predecessor periods, pooled cash, cash equivalents and nontrade intercompany balances attributable to Emerson have not been presented as assets and liabilities in the financial statements included in this proxy statement. These balances are reflected as “Net parent investment” in the equity section of the combined balance sheets. Changes in these balances are reflected as “Net transfer to parent” in the financing activities section of the combined statements of cash flow for the Predecessor periods.

All intercompany transactions among Vertiv entities have been eliminated. See the notes to the financial statements included in this proxy statement for additional information regarding sale and purchase transactions between Vertiv and other Emerson affiliates.

On October 31, 2017, Vertiv completed the disposition of ASCO Power to Schneider Electric USA, Inc. for net proceeds of $1,250.0. In November 2017, the net proceeds from the disposition of ASCO Power were utilized to (i) make a $500.0 prepayment on the term loan facility, (ii) pay approximately $108.0 of consent and related fees to lenders under the Term Loan Facility and holders of the 2024 Senior Notes and 2022 Senior Notes and (iii) pay a $600.0 cash dividend to Vertiv Holdings. In addition, in connection with the closing of this sale, Vertiv amended the Term Loan Facility to permit the dividend described above. Following the announcement of Vertiv’s agreement to sell its ASCO Power critical power business on July 27, 2017, the results of operations of that business are included in the Net earnings (loss) from discontinued operations—net of income taxes for all periods presented (refer to Note 3 in the financial statements included in this proxy statement).

Change in fiscal year end

On May 25, 2017, Vertiv changed its fiscal year end from September 30 to December 31. The change became effective at the end of the period ended December 31, 2016. Unless otherwise noted, all references to “fiscal year” in this report refer to the twelve-month fiscal year, which as of and prior to September 30, 2016, ended on September 30 of each year, and beginning after December 31, 2016, ends on December 31 of each year. In connection with this change, the following periods have been included in the audited consolidated financial statements and results of operations included elsewhere in this proxy statement: the years ended December 31, 2018 and 2017, September 30, 2016; the one month period ended December 31, 2016; the two months ended November 30, 2016, and; the unaudited three months ended December 31, 2015.

Results of operations

Nine months ended September 30, 2019 and September 30, 2018

(Dollars in millions)	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	$ Change	% Change
Net sales	$3,259.7	$3,114.0	$145.7	4.7%
Cost of sales	2,193.9	2,063.4	130.5	6.3%
Gross profit	1,065.8	1,050.6	15.2	1.4%
Selling, general and administrative expenses	809.0	920.4	(111.4)	(12.1)%
Other deductions, net	98.6	166.2	(67.6)	(40.7)%
Earnings (loss) before interest & income taxes	158.2	(36.0)	194.2	(539.4)%
Interest expense, net	234.2	213.5	20.7	9.7%
Income tax expense	30.9	32.2	(1.3)	(4.0)%
Net loss from continuing operations	$(106.9)	$(281.7)	$174.8	(62.1)%

Overview

Net sales for the nine months ended September 30, 2019 (“YTD 2019”) were $3,259.7, an increase of 4.7 percent from the same period in the prior year. There was a net loss from continuing operations of $106.9 in YTD 2019 compared to a net loss from continuing operations of $281.7 during the nine months ended September 30, 2018 (“YTD 2018”). The lower net loss from continuing operations in YTD 2019 is the result of the fluctuations discussed below.

Net sales

Net sales were $3,259.7 in YTD 2019, an increase of $145.7, or 4.7 percent, compared with $3,114.0 in YTD 2018. By offering critical infrastructure and solutions sales increased $170.2 including negative impacts from foreign currency of $49.0. Service and software solutions sales increased $25.5 including the negative impacts from foreign currency of $25.5. I.T. and edge infrastructure sales decreased $50.0 partially due to the negative impacts of foreign currency of $11.5 and lower sales across all regions.

By segment, prior to intersegment elimination, YTD 2019 net sales were $1,694.6 in the Americas, $985.9 in Asia Pacific and $714.0 in EMEA. Movements in net sales by segment and offering are each presented after eliminating intersegment sales and are detailed in the “Business Segments” section below.

Cost of sales

Cost of sales were $2,193.9 in YTD 2019, an increase of $130.5, or 6.3 percent compared to YTD 2018. The increase in cost of sales was primarily due to the flow-through impact of higher net sales volume. Gross profit was $1,065.8 in YTD 2019, or 32.7 percent of sales, compared to $1,050.6, or 33.7 percent of sales in YTD 2018. The fluctuation was primarily due to unfavorable mix.

Selling, general and administrative expenses

Selling, general and administrative expenses (“SG&A”) were $809.0 in YTD 2019, a decrease of $111.4 compared to YTD 2018. SG&A as a percentage of sales were 24.8 percent in YTD 2019, a 4.8 percent percentage point decrease when compared to 29.6 percent in YTD 2018. The primary driver behind the decrease in SG&A was lower spending related to transformation initiatives to improve operational efficiency and lower transition costs related to establishing the business as a stand-alone company.

Other deductions, net

Other deductions, net, were $98.6 in YTD 2019, a decrease of $67.6, or 40.7 percent, compared with YTD 2018. The decrease is primarily due to a decrease in restructuring costs as there were no significant new programs initiated during the current period, a decrease in amortization expense, and a revaluation of contingent consideration of $21.7 million in the prior year.

Earnings (loss) before interest & income taxes

Earnings before interest & income taxes (“EBIT”) was $158.2, an improvement of $194.2 when compared to loss of $36.0 in YTD 2018. On a segment basis, EBIT was $270.6 in the Americas, $116.8 in Asia Pacific, and $56.8 in EMEA. Corporate expenses were $286.0 in YTD 2019 due to transition/integration costs associated with standing up the business, implementation of cost reduction initiatives, digital project implementation costs, and costs that support global product platform development. See “—Business Segments” below for further details.

Interest expense, net

Interest expense, net, was $234.2 in YTD 2019 compared to $213.5 in YTD 2018. The $20.7 increase is primarily due to increased floating interest rates on the term loan facility, the ABL facility, and the 2024 Senior Secured Notes issued in Q2 2019.

Income tax expense

Income tax expense was $30.9 in YTD 2019 versus $32.2 in YTD 2018. The YTD 2019 tax expense was lower than YTD 2018 primarily due to discrete tax benefits recorded related to (1) a change in our indefinite reinvestment liability caused by movement in foreign currencies and updates to the calculation resulting from information obtained commensurate with the filing of the company’s 2018 U.S. federal income tax return, and (2) other adjustments related to reconciliations of statutory income tax payable balances based on an analysis of income tax returns filed before the end of October 2019 that is offsetting increased tax expense from improved operating performance in jurisdictions outside the U.S. where the Company is profitable and does not have tax attributes available for offset.

Business segments

The following is detail of business segment results for the nine months ended September 30, 2019 and 2018. Segment net sales are presented prior to eliminating intersegment sales. Segment earnings are defined as earnings before interest and income taxes. Segment margin represents segment earnings expressed as a percentage of segment net sales. For reconciliations of segment net sales and earnings to the Vertiv’s consolidated results, see Note 15 to the unaudited condensed consolidated financial statements.

Americas

(Dollars in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	$ Change	% Change
Net sales	$1,694.6	$1,614.4	$80.2	5.0%
Earnings before interest and taxes	270.6	222.1	48.5	21.8%
Margin	16.0%	13.8%

Americas net sales were $1,694.6 in YTD 2019, an increase of $80.2, or 5.0 percent from YTD 2018. By offering, net sales increased primarily due to increased critical infrastructure and solutions sales of $102.3 and increased services and software solutions sales of $5.1, offset by a $26.7 decrease in I.T. and edge infrastructure. Additionally, Americas net sales were negatively impacted by foreign currency by approximately $9.0.

Earnings before interest and taxes in YTD 2019 was $270.6, an increase of $48.5 compared with YTD 2018. Margin increased 2.3 percentage points primarily due to increases in volume and reduction in SG&A spend.

Asia Pacific

(Dollars in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	$ Change	% Change
Net sales	$985.9	$975.2	$10.7	1.1%
Earnings before interest and taxes	116.8	92.9	23.9	25.7%
Margin	11.8%	9.5%

Asia Pacific net sales were $985.9 in YTD 2019, an increase of $10.7, or 1.1 percent from YTD 2018. By offering, net sales increased primarily due to increased critical infrastructure and solutions sales of $18.6. This increase was partially offset by a decrease in I.T. and edge infrastructure of $8.8 and services and software solutions of $3.3. Foreign currency negatively impacted net sales by $38.0.

Earnings before interest and taxes was $116.8 in YTD 2019, an increase of $23.9 compared with YTD 2018 primarily due to reductions in SG&A spend and increased sales volume in China.

Europe, Middle East & Africa

(Dollars in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	$ Change	% Change
Net sales	$714.0	$654.7	$59.3	9.1%
Earnings before interest and taxes	56.8	12.4	44.4	358.1%
Margin	8.0%	1.9%

EMEA net sales were $714.0 in YTD 2019, an increase of $59.3, or 9.1 percent from YTD 2018. By offering, net sales increased primarily due to increased critical infrastructure and solutions sales of $44.5 and services and software solutions of $23.7. This increase was partially offset by a decrease in I.T. and edge infrastructure of $14.5. Foreign currency negatively impacted net sales by $39.0.

The region’s earnings before interest and taxes was $56.8 in YTD 2019, an improvement of $44.4 compared with YTD 2018. Margin improved 6.1 percentage points primarily due to increases in volume and reductions in SG&A spend.

Vertiv corporate and other

Corporate and other costs include costs associated with Vertiv’s headquarters located in Columbus, Ohio, as well as centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, global product platform development, and Legal. Corporate and other costs were $286.0 and $363.4 in YTD 2019 and 2018, respectively. The $77.4 decrease in corporate and other expenses in YTD 2019 versus the comparable prior year period was primarily the result of decreased expenses related to transition costs and operational initiatives.

Year ended December 31, 2018 compared to year ended December 31, 2017

(Dollars in millions)	2018	2017	$ Change	% Change
Net sales	$4,285.6	$3,879.4	$406.2	10.5%
Cost of sales	2,865.2	2,566.8	298.4	11.6%
Gross profit	1,420.4	1,312.6	107.8	8.2%
Selling, general & administrative expenses	1,223.8	1,086.0	137.8	12.7%
Other deductions, net	178.8	254.4	(75.6)	(29.7)%
Income (loss) from continuing operations before interest & income taxes	17.8	(27.8)	45.6	(164.0)%
Interest expense, net	288.8	379.3	(90.5)	(23.9)%
Income tax expense (benefit)	49.9	(19.7)	69.6	(353.3)%
Loss from continuing operations	$(320.9)	$(387.4)	$66.5	(17.2)%

Overview

Net sales for the year ended December 31, 2018 (“2018”) were $4,285.6, an increase of 10.5 percent from the same period in the prior year. There was a net loss from continuing operations of $320.9 in 2018 compared to a net loss from continuing operations of $387.4 during the year ended December 31, 2017 (“2017”). The decrease in net loss from continuing operations in 2018 is a result of the combination of the variances discussed below.

Net sales

Net sales were $4,285.6 in 2018, an increase of $406.2, or 10.5 percent, compared with $3,879.4 in 2017. By offering, critical infrastructure and solutions sales increased $314.8 primarily due to the Energy Labs acquisition which increased sales $117.8. Service and software solutions sales increased $60.1, including positive impacts from purchase accounting of $17.6. I.T. and edge infrastructure sales increased $30.7, partially from the Geist acquisition which increased sales by $76.2, offset by lower sales in the Americas and EMEA.

By segment, prior to intersegment elimination, 2018 net sales were $2,175.6 in the Americas, $1,346.9 in Asia Pacific and $938.0 in EMEA. Movements in net sales by segment and offering are each presented prior to eliminating intersegment sales and are detailed in the “Business Segments” section below.

Cost of sales

Cost of sales were $2,865.2 in 2018, an increase of $298.4, or 11.6 percent compared to 2017. The increase in cost of sales was primarily due to the flow-through impact of higher net sales volume and inflationary cost pressure in both materials and freight. Gross profit was $1,420.4 in 2018, or 33.1 percent of sales, compared to $1,312.6, or 33.8 percent of sales in 2017.

Selling, general and administrative expenses

SG&A were $1,223.8 in 2018, an increase of $137.8 compared to 2017. SG&A as a percentage of sales were 28.5 percent in 2018, a 0.5 percentage point increase compared with 28.0 percent in 2017. The primary driver behind the increase in SG&A was due to spending to establish the business as a stand-alone company (primarily related to IT), as well as initiatives to improve operational efficiency.

Other deductions, net

Other deductions, net, were $178.8 in 2018, a decrease of $75.6, or 29.7 percent, compared with 2017. The decrease is primarily due to lower amortization of intangibles.

Income (loss) from continuing operations before interest & income taxes

Income from continuing operations before interest & income taxes in 2018 was $17.8, an increase of $45.6 when compared to a loss of $27.8 in 2017. On a segment basis, EBIT was $301.0 in the Americas, $136.6 in Asia Pacific, and $29.8 in EMEA. Corporate expenses were $449.6 in 2018 due to transition/integration costs associated with standing up the business and implementation of cost reduction initiatives. See “—Business Segments” below for further details.

Interest expense

Interest expense, net, was $288.8 in 2018 compared to $379.3 in 2017. The $90.5 decrease is primarily due to the 2017 payment of consent fees associated with amending the term loan facility.

Income taxes

Income tax expense was $49.9 in 2018 versus a benefit of $19.7 in 2017. The 2018 taxes are higher than 2017 primarily due to the impact of the global intangible low-taxed income provisions of the U.S. Tax Cuts and Jobs Act (the “Act”) and the mix of income between Vertiv’s U.S. and non-U.S. operations which is offset by changes in valuation allowance for U.S. federal purposes. The 2017 result was affected primarily by the recognition of a valuation allowance for U.S. federal and state purposes and certain non-U.S. jurisdictions, the impact of the Act, changes in uncertain tax positions, withholding taxes on repatriation of earnings, and other payments made between affiliates.

Business segments

The following is detail of business segment results for the years ended December 31, 2018 and 2017. Segment net sales are presented prior to eliminating intersegment sales. Segment earnings are defined as earnings before interest and income taxes. Segment margin represents segment earnings expressed as a percentage of segment net sales. For reconciliations of segment net sales and earnings to Vertiv’s consolidated results, see Note 16 to the combined and consolidated financial statements.

Beginning with the first quarter of 2019, the segment performance measure excludes certain costs that support global product platform development and digital as a result of a change in the way Vertiv’s chief operating decision maker evaluates the performance of operations, develops strategy and allocates capital resources. Such costs are now included in Corporate and other. Vertiv also revised sales by product and service offering categories during the first quarter of 2019. As such, the segment earnings before interest and income taxes for the years ended December 31, 2018 and 2017, and related analysis, have been restated below to conform with the 2019 presentation and analysis.

Americas

(Dollars in millions)	December 31, 2018	December 31, 2017	$ Change	% Change
Net sales	$2,175.6	$1,886.7	$288.9	15.3%
Earnings before interest and taxes	301.0	241.8	59.2	24.5%
Margin	13.8%	12.8%

Americas net sales were $2,175.6 in 2018, an increase of $288.9, or 15.3 percent from 2017. By offering, net sales increased primarily due to increased critical infrastructure and solutions sales of $224.4, primarily due to the Energy Labs acquisition which increased sales by $117.8. Service and software solutions sales increased $13.8, including positive impacts from purchase accounting of $17.6 year-over-year. I.T. and edge infrastructure sales increased $45.5, primarily from the Geist acquisition.

Earnings before interest and taxes in 2018 was $301.0, an increase of $59.2 compared with 2017. Margin improved 1.0 percentage points from the benefit of cost reduction actions, decreased intangible amortization, and earnings from the acquisitions.

Asia Pacific

(Dollars in millions)	December 31, 2018	December 31, 2017	$ Change	% Change
Net sales	$1,346.9	$1,239.5	$107.4	8.7%
Earnings before interest and taxes	136.6	64.2	72.4	112.8%
Margin	10.1%	5.2%

Asia Pacific net sales were $1,346.9 in 2018, an increase of $107.4, or 8.7 percent from 2017. This increase includes unfavorable impacts from foreign currency of $6.0. All offerings experienced increases as there was an increase in customer capital spending within the Colocation/Hyperscale space on large data center projects.

Earnings before interest and taxes were $136.6 in 2018, an increase of $72.4 compared with 2017. Margin improved 4.9 percentage points on savings from previous cost reduction actions, lower amortization expense, and volume increases.

Europe, Middle East & Africa

(Dollars in millions)	December 31, 2018	December 31, 2017	$ Change	% Change
Net sales	$938.0	$918.1	$19.9	2.2%
Earnings (loss) before interest and taxes	29.8	45.4	(15.6)	(34.4)%
Margin	3.2%	4.9%

EMEA net sales were $938.0 in 2018, an increase of $19.9, or 2.2 percent from 2017. This increase includes favorable impacts from foreign currency of $17.0. Additionally, the favorable impacts of the acquisition of Geist and current year impact of purchase accounting were offset by volume decreases due to changes in customer timing mainly in the I.T. and edge infrastructure offering.

Loss before interest and taxes was $29.8 in 2018, a decrease of $15.6 compared with 2017. Margin decreased 1.7 percentage points primarily due to changes in intercompany transfer pricing.

Vertiv Corporate and Other

Corporate and other costs include costs associated with Vertiv’s headquarters located in Columbus, Ohio, as well as centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, global product platform development, and Legal. Corporate and other costs were $449.6 and $379.2 in 2018 and 2017, respectively. The $70.4 increase in corporate and other expenses in 2018 versus 2017 was primarily the result of increased expenses related to digital project implementation costs.

Year ended December 31, 2017 compared to fiscal year ended September 30, 2016

(Dollars in millions)	2017	2016	$ Change	% Change
Net sales	$3,879.4	$3,943.5	$(64.1)	(1.6)%
Cost of sales	2,566.8	2,532.6	34.2	1.4%
Gross profit	1,312.6	1,410.9	(98.3)	(7.0)%
SG&A	1,086.0	980.8	105.2	10.7%
Goodwill impairment	—	57.0	(57.0)	(100.0)%
Other deductions, net	254.4	125.9	128.5	102.1%
Earnings (loss) from continuing operations before interest & income taxes	(27.8)	247.2	(275.0)	(111.2)%
Interest expense, net	379.3	(3.5)	382.8	nm
Income tax expense (benefit)	(19.7)	140.1	(159.8)	(114.1)%
Net earnings (loss) from continuing operations	$(387.4)	$110.6	$(498.0)	(450.3)%

Overview

Net sales for 2017 were $3,879.4, a decrease of 1.6 percent from the year ended September 30, 2016 (“2016”), and such decrease primarily resulted from volume decreases (discussed below) as well as the impacts of purchase accounting and foreign currency fluctuations. There was a net loss from continuing operations of $387.4 in 2017 compared to net earnings from continuing operations of $110.6 in 2016. The net loss from continuing operations in 2017 was largely due to the impact of transition costs, the impact of purchase accounting, primarily associated with increased amortization related to the recognition of the fair value of certain intangible assets, and higher interest charges associated with long-term debt borrowed in connection with the Separation.

Net sales

Net sales were $3,879.4 in 2017, a decrease of $64.1, or 1.6 percent, compared with $3,943.5 in 2016. The decrease was primarily due to volume decreases (discussed below) and purchase accounting adjustments from the valuation of acquired deferred revenue of $31.6.

By segment, prior to intersegment eliminations, net sales declined in all segments including in the Americas by $13.7, in Asia Pacific by $36.4 and in EMEA by $12.3. By offering, net sales in the power management product offerings experienced a decline of $136.7 or 7.3 percent primarily due to timing and magnitude of large projects in 2016 and a pause in capital investment especially by telecommunication companies in Asia Pacific, while thermal management product offerings increased by $58.7 or 8.2 percent, and IT and Edge infrastructure and solutions offerings experienced a net sales increase of $23.1 or 5.9 percent as customers increased their spending again after holding back in 2016. The services offerings decreased by $9.2 or 1 percent compared to 2016 due to the impact of purchase accounting. By geography, underlying destination sales increased slightly in the U.S. and international sales were down broadly, partially offset by modest growth in EMEA.

Movements in net sales by segment and offering previously discussed are each presented prior to eliminating intersegment sales and are discussed in greater detail in the “Business segment” discussion below.

Cost of sales

Costs of sales were $2,566.8 in 2017, an increase of $34.2, or 1.4 percent compared to 2016. The increase in cost of sales was primarily due to changes in product mix and a slight overall shift towards lower margin products as noted by the increase in thermal sales and the decrease in service sales. Gross profit was $1,312.6 in 2017, or 33.8 percent of net sales, compared to $1,410.9, or 35.8 percent of net sales in 2016. The decrease in gross profit as a percentage of net sales was due to the impact of purchase accounting on reported revenue (approximately 0.5% reduction) as well as the impact of product mix noted above.

Selling, general and administrative expenses

SG&A expenses were $1,086.0 in 2017, an increase of $105.2 compared to 2016. SG&A as a percent of sales was 28.0 percent in 2017, compared to 24.9 percent in 2016. The primary driver behind the increase in SG&A expense was due to increased spending on operating initiatives to align the cost structure with current levels of business and to improve operational efficiency which began prior to and continued after the closing.

Goodwill impairment

During the year ended September 30, 2016, goodwill was impaired related to EMEA by $57.0. This impairment was a result of the lower than forecasted operating results in the EMEA segment.

Other deductions, net

Other deductions, net was $254.4 in 2017, a $128.5 increase from 2016 primarily due to the increase in amortization of intangibles associated with purchase accounting.

Earnings (loss) from continuing operations before interest & income taxes

Earnings (loss) from continuing operations before interest and income taxes (“EBIT”) was a loss of $27.8 in 2017, a decrease of $275.0 when compared to earnings of $247.2 in 2016. On a segment basis, EBIT declined by $17.6 in the Americas, $44.1 in Asia Pacific, and increased by $42.9 in EMEA. Corporate expenses increased approximately $316.7 due to costs associated with becoming an independent company, as well as implementation of cost reduction initiatives, partially offset by a gain related to an adjustment to the contingent consideration booked in accordance with the Separation. See “—Business segments” below for further discussion.

Interest expense

Interest expense, net was $379.3 in 2017 and $(3.5) in 2016. The increase in interest expense in 2017 was due to interest on the long-term debt borrowed in connection with the Separation as well as interest on the 2022 Senior Notes.

Income taxes

Income tax benefit was $19.7 in 2017 as compared to income tax expense of $140.1 in 2016, which decreased $159.8, due to a decrease in earnings before income taxes, prior year withholding and dividend taxes and goodwill impairment charges which did not reoccur, partially offset by the effects of the 2017 Tax Act and valuation allowance recorded in the U.S. reducing the income tax benefit associated with losses incurred in the U.S.

The 2017 Tax Act was enacted on December 22, 2017. Among other things, effective in the first taxable year after the enactment, the 2017 Tax Act reduces the U.S. federal corporate tax rate from 35% to 21% and exempts from U.S. federal income taxation dividends from certain foreign corporations to their U.S. stockholders. The 2017 Tax Act also requires U.S. companies to pay a one-time transition tax on earnings of certain foreign corporate subsidiaries that were previously deferred from U.S. taxation. Further, the 2017 Tax Act impacts certain deductions by limiting or eliminating them and it subjects certain foreign earnings to U.S. tax.

Net earnings (loss) from continuing operations

Net loss from continuing operations was $387.4 in 2017 compared to net earnings from continuing operations of $110.6 in 2016. The decrease of $498.0 was primarily due to the impact of purchase accounting and higher interest charges associated with long-term debt borrowed in connection with the Separation and the 2022 Senior Notes.

Business segments

The following is an analysis of business segment results for 2017 as compared with 2016. Segment sales are presented prior to eliminating intersegment sales. Segment earnings are defined as earnings before interest and income taxes. Segment margin represents segment earnings expressed as a percentage of segment sales. For reconciliations of segment sales and earnings to Vertiv Holdings’ consolidated results, see Note 16 to the combined and consolidated financial statements included elsewhere in this proxy statement. Additionally, the segment earnings before interest and income taxes for the Successor period was restated below to conform with the 2019 presentation and analysis; however, Vertiv determined that it was not practicable to restate the Predecessor periods.

Americas

(Dollars in millions)	December 31, 2017	September 30, 2016	$ Change	% Change
Net sales	$1,886.7	$1,900.4	$(13.7)	(0.7)%
Earnings before interest and taxes	241.8	259.4	(17.6)	(6.8)%
Margin	12.8%	13.6%

Americas’ net sales were $1,886.7 in 2017, a decrease of $13.7, or 0.7 percent from 2016, primarily due to deferred revenue adjustments from purchase accounting of $21.7.

Earnings before interest and taxes were $241.8 in 2017, a decrease of $17.6, or (6.8) percent, compared with the prior year period while margins declined 0.8 percentage points. The decrease in earnings was primarily due to the impact of purchase accounting, specifically the amortization of intangible assets.

Asia Pacific

(Dollars in millions)	December 31, 2017	September 30, 2016	$ Change	% Change
Net sales	$1,239.5	$1,275.9	$(36.4)	(2.9)%
Earnings before interest and taxes	64.2	108.3	(44.1)	(40.7)%
Margin	5.2%	8.5%

Asia Pacific net sales were $1,239.5 in 2017, a decrease of $36.4 or 2.9 percent from 2016 as a result of lower volumes sold, primarily power management offerings in China where several industries had capital investment spending below 2016 levels, as well as the effects of purchase accounting of $2.6.

Earnings before interest and taxes were $64.2 in 2017, representing a decrease in earnings of $44.1, or 40.7 percent, from 2016. Margin declined 3.3 percentage points primarily from the impact of purchase accounting, specifically the amortization of intangible assets.

Europe, Middle East & Africa

(Dollars in millions)	December 31, 2017	September 30, 2016	$ Change	% Change
Net sales	$918.1	$930.4	$(12.3)	(1.3)%
Earnings before interest and taxes	45.4	2.5	42.9	1716.0%
Margin	4.9%	0.3%

EMEA net sales were $918.1 in 2017, a decrease of $12.3, or 1.3 percent, primarily due to product mix and adverse effects of purchase accounting of $7.0.

Earnings before interest and taxes were $45.4 in 2017, representing an increase in earnings of $42.9, compared to earnings of $2.5 for 2016. The increase was primarily due to the $57.0 goodwill impairment charge in 2016, offset by unfavorable product mix changes and the impact of purchase accounting.

Vertiv corporate and other

Corporate and other costs include costs associated with Vertiv’s headquarters located in Columbus, Ohio, as well as centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT and Legal. Corporate and other costs were $379.2 and $62.5 in the 2017 and 2016 periods, respectively. The $316.7 increase in corporate and other expenses in 2017 versus the comparable prior year period was primarily the result of increased expenses related to the establishment of the business and initiatives to improve operational efficiency which began prior to and after the closing of the Separation and the inclusion of global product platform development support costs in 2017. This spend was partially offset by a gain related to an adjustment to the contingent consideration booked in accordance with the Separation.

One month ended December 31, 2016 and two months ended November 30, 2016 compared to the unaudited three months ended December 31, 2015

	Successor	Predecessor
(Dollars in millions)	One month ended December 31, 2016	Two months ended November 30, 2016	Three months ended December 31, 2015
Net sales	$301.7	$566.2	$953.5
Cost of sales	240.3	369.3	611.8
Gross profit	61.4	196.9	341.7
SG&A	162.3	164.3	246.6
Other deductions, net	42.5	14.7	30.1
Earnings (loss) from continuing operations before interest & income taxes	(143.4)	17.9	65.0
Interest expense, net	27.8	0.3	(0.5)
Income tax expense (benefit)	(4.3)	24.3	19.1
Net earnings (loss) from continuing operations	$(166.9)	$(6.7)	$46.4

Overview

On May 25, 2017, the Board of Directors approved a change in the Company’s fiscal year end from September 30, to December 31. Accordingly, the Company is presenting unaudited financial information for the three month period ended December 31, 2015 for comparative purposes.

Net sales were $301.7 for the one-month ended December 31, 2016 and $566.2 for the two-months ended November 30, 2016, as compared to $953.5 for the three months ended December 31, 2015. The net loss from continuing operations of $166.9 for the one-month ended December 31, 2016 was primarily due to the impact of non-recurring transaction and transition costs, the impact of purchase accounting, primarily associated with increased amortization related to the recognition of the fair value of certain intangible assets, and higher interest charges associated with long-term debt borrowed in connection with the Separation.

Net sales

Net sales were $301.7 for the one-month ended December 31, 2016, and $566.2 for the two-months ended November 30, 2016, as compared to $953.5 for the three months ended December 31, 2015. The impact of purchase accounting adjustments related to valuation of acquired deferred revenue for the one-month ended December 31, 2016 was approximately $7.0.

Cost of sales

Cost of sales were $240.3 for the one-month ended December 31, 2016, and $369.3 for the two-months ended November 30, 2016, as compared to $611.8 for the three months ended December 31, 2015. Gross profit was $61.4 for one-month ended December 31, 2016, (or 20.4 percent of sales), and $196.9 for the two-months ended November 30, 2016, (or 34.8 percent of sales), as compared to $341.7 for the three months ended December 31, 2015 (or 35.8 percent of sales). The decrease in gross profit as a percentage of sales for the Successor period was primarily due to the negative impact of product mix and purchase accounting adjustments.

Selling, general and administrative expenses

SG&A expenses were $162.3 (53.8 percent of sales) for the one-month ended December 31, 2016, and $164.3 for the two-months ended November 30, 2016 (29.0 percent of sales), as compared to $246.6 (or 25.9 percent of sales) for the three months ended December 31, 2015. The primary driver behind this increase in SG&A expenses in the Successor period was due to increased spending on operating initiatives to align cost structure with current levels of business and to improve operational efficiency which began prior to and after the closing as well as higher transaction related expenses.

Other deductions, net

Other deductions, net were $42.5 (or 14.1 percent of sales) for the one-month ended December 31, 2016, for the two-months ended November 30, 2016 were $14.7 (or 2.6 percent of sales), compared to $30.1 (or 3.2 percent of sales) for the three months ended December 31, 2015. The increase in the Successor period is primarily due to the increase in amortization of intangibles associated with purchase accounting.

Earnings (loss) from continuing operations before interest & income taxes

Earnings (loss) from continuing operations before interest and income taxes (“EBIT”) was a loss of $143.4 (or 47.5 percent of sales) for the one-month ended December 31, 2016, for the two-months ended November 30, 2016 was earnings of $17.9 (or 3.2 percent of sales), compared to earnings of $65.0 (or 6.8 percent of sales) for the three months ended December 31, 2015. On a segment basis for the Successor period, EBIT was a loss of $13.6 in the Americas, a loss of $40.0 in Asia Pacific, and earnings of $0.1 in EMEA. Corporate expenses increased $77.0 in the one-month ended December 31, 2016 from the two-months ended November 30, 2016 due to transition/integration costs associated with establishing the business, as well as implementation of cost reduction initiatives. See “—Business segments” below for further details.

Interest

Interest expense, net was $27.8 in the one-month ended December 31, 2016 due to the long-term debt borrowed in connection with the Separation.

Income taxes

Income tax benefit of $4.3 was recorded in the one-month ended December 31, 2016, income tax expense of $24.3 was recorded for the two-months ended November 30, 2016, and income tax expense of $19.1 was recorded for the three months ended December 31, 2015. The change is due to the change in earnings before income taxes which decreased income taxes offset by an increase for withholding and dividend taxes and the valuation allowance recorded in the U.S. reducing the income tax benefit with the associated losses incurred in the U.S.

Net earnings (loss) from continuing operations

Net earnings (loss) from continuing operations was a loss of $166.9 for the one-month ended December 31, 2016, loss of $6.7 for the two-months ended November 30, 2016, compared to earnings of $46.4 for the three months ended December 31, 2015. The decrease in the Successor period is due to the impact of non-recurring transaction and transition costs, the impact of purchase accounting, primarily associated with increased amortization related to the recognition of the fair value of certain intangible assets, and higher interest charges associated with long-term debt borrowed in connection with the Separation.

Business segments

The following is detail of business segment results for the one month period ended December 31, 2016, the two months ended November 30, 2016, and the unaudited three months ended December 31, 2015. To better align the reportable segments to the geographical manner in which they are managed, certain entities were moved between reportable segments in the first quarter of 2017. As a result of this change, Vertiv Holdings reclassified prior year segment information to conform to the current period presentation. Segment sales are presented prior to eliminating intersegment sales. Segment earnings are defined as earnings before interest and income taxes. Segment margin represents segment earnings expressed as a percentage of segment sales. For reconciliations of segment sales and earnings to Vertiv Holdings’ consolidated results, see Note 16 to the unaudited condensed combined and consolidated financial statements included elsewhere in this proxy statement. Additionally, the segment earnings before interest and income taxes for the Successor period was restated below to conform with the 2019 presentation and analysis; however, Vertiv Holdings determined that it was not practicable to restate the Predecessor periods.

Americas

	Successor	Predecessor
(Dollars in millions)	One month ended December 31, 2016	Two months ended November 30, 2016	Three months ended December 31, 2015
Net sales	$149.1	$318.2	$442.0
Earnings (loss) before interest and taxes	(13.6)	33.2	57.3
Margin	(9.1)%	10.4%	13.0%

Americas’ net sales were $149.1 for the one-month ended December 31, 2016, $318.2 for the two-months ended November 30, 2016, compared to $442.0 for the three months ended December 31, 2015.

Loss before interest and taxes for the one-month ended December 31, 2016 was $13.6, earnings for the two-months ended November 30, 2016 was $33.2, compared to $57.3 for the three months ended December 31, 2015. The decrease in segment margin was primarily due to the impact of purchase accounting, specifically the amortization of intangible assets.

Asia Pacific

	Successor	Predecessor
(Dollars in millions)	One month ended December 31, 2016	Two months ended November 30, 2016	Three months ended December 31, 2015
Net sales	$91.2	$152.0	$310.1
Earnings (loss) before interest and taxes	(40.0)	5.4	29.3
Margin	(43.9)%	3.6%	9.4%

Asia Pacific net sales were $91.2 for the one-month ended December 31, 2016, $152.0 for the two-months ended November 30, 2016, compared to $310.1 for the three months ended December 31, 2015.

Loss before interest and taxes was $40.0 for the one-month ended December 31, 2016, earnings for the two-months ended November 30, 2016 was $5.4, compared to $29.3 for the three months ended December 31, 2015. The decrease in segment margin was primarily due to the impact of purchase accounting, specifically the amortization of intangible assets.

Europe, Middle East & Africa

	Successor	Predecessor
(Dollars in millions)	One month ended December 31, 2016	Two months ended November 30, 2016	Three months ended December 31, 2015
Net sales	$76.3	$116.9	$240.7
Earnings (loss) before interest and taxes	0.1	(7.8)	(5.9)
Margin	0.1%	(6.7)%	(2.5)%

EMEA net sales were $76.3 for the one-month ended December 31, 2016, $116.9 for the two-months ended November 30, 2016, compared to $240.7 for the three months ended December 31, 2015.

Earnings before interest and taxes was $0.1 for the one-month ended December 31, 2016, loss of $7.8 for the two-months ended November 30, 2016, compared to loss of $5.9 for the three months ended December 31, 2015. The change in segment margin was primarily due to the impact of purchase accounting, specifically the amortization of intangible assets.

Capital resources and liquidity

Prior to November 30, 2016, Emerson provided centralized cash management and other finance services. Only cash accounts specifically attributable to Vertiv are reflected on the balance sheets of the combined financial statements. For periods prior to November 30, 2016, transfers of cash to and from Emerson’s centralized cash management system are reflected as “Net parent investment” in the combined financial statements. Subsequent to the Closing Date, Vertiv no longer participated in Emerson’s cash management system, nor is it supported by Emerson’s overall scale and ability to raise capital.

Vertiv’s primary future cash needs relate to working capital, operating activities, capital spending, strategic investments and debt service. As a result of the Separation, the capital structure and sources of liquidity changed significantly compared to its historical capital structure as part of Emerson. In connection with the Separation, Vertiv issued $750.0 of 2024 Senior Notes and entered into the $2,320.0 Term Loan Facility and the Asset-Based Revolving Credit Facility as described in the notes to the combined and consolidated financial statements included elsewhere in this proxy statement. During 2017, Vertiv made partial prepayments of $575.0 and borrowed an incremental $325.0 on the Term Loan Facility, reducing the outstanding principal amount to $2,070.0. Additionally, in 2017 Vertiv borrowed $500.0 in 2022 Senior Notes. As of September 30, 2019 and December 31, 2018, there was $163.2 and $245.1, respectively, in outstanding borrowings on the Asset-Based Revolving Credit Facility.

During May 2019, Vertiv issued $120.0 of 2024 Senior Secured Notes which are subject to a springing maturity to November 15, 2021 if the 2022 Senior Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended, on or prior to November 15, 2021.

Vertiv management believes that net cash provided by operating activities, augmented by long-term debt arrangements issued in connection with the Separation, will provide adequate liquidity for the next 12 months of independent operations, as well as the resources necessary to invest for growth in existing businesses and manage its capital structure on a short- and long-term basis. Access to capital and the availability of financing on acceptable terms in the future will be affected by many factors, including Vertiv’s credit rating, economic conditions, and the overall liquidity of capital markets. There can be no assurance of continued access to capital markets on acceptable terms.

At September 30, 2019 and December 31, 2018, Vertiv had $149.3 and $215.1, respectively, in cash and cash equivalents, which includes amounts held outside of the U.S., primarily in Europe and Asia. Non-U.S. cash is generally available for repatriation without legal restrictions, subject to certain taxes, mainly withholding taxes. Vertiv is not asserting indefinite reinvestment of cash or outside basis for non-U.S. subsidiaries due to the outstanding debt obligations in instances where alternative repatriation options other than dividends are not available. The ABL revolving credit facility provides for up to $455.0 of revolving borrowings with a sublimit for letters of credit, swingline borrowings and an uncommitted accordion of up to $95.0. As of September 30, 2019, Vertiv had borrowing availability of $251.3 under the ABL Revolving Credit Facility, after giving effect to $25.5 of outstanding letters of credit and the borrowing base limitations set forth in the ABL Revolving Credit Facility.

Long-term debt obligations

There is a discussion in Note 6 of the unaudited condensed consolidated financial statements and Note 12 of the combined and consolidated financial statements included elsewhere in this proxy statement of the long-term debt arrangements issued by Vertiv in connection with and subsequent to the Separation, with certain subsidiaries named as guarantors or co-borrowers.

Cash flows

Nine months Ended September 30, 2019 and September 30, 2018

(Dollars in millions)	2019	2018	$ Change	% Change
Net cash (used for) provided by operating activities	$(56.6)	$(251.6)	$(195.0)	(77.5)%
Net cash (used for) provided by investing activities	(38.4)	(192.6)	(154.2)	(80.1)%
Net cash provided by (used for) financing activities	33.8	145.8	(112.0)	(76.8)%
Capital Expenditures	(27.9)	(45.0)	(17.1)	(38.0)%
Investments in capitalized software	(15.5)	(27.7)	(12.2)	(44.0)%

Net Cash used for Operating Activities

Net cash used for operating activities was $56.6 in YTD 2019, a $195.0 decrease in the use of cash compared to YTD 2018 due to reduction in net loss and improved cash flows from working capital primarily related to a decrease in inventory and steady accounts receivable, which were offset by a decrease in accounts payable due to the timing of receipts and payments.

Net Cash used for Investing Activities

Net cash used for investing activities was $38.4 in YTD 2019 compared to net cash used for investing activities of $192.6 in YTD 2018. The fluctuation was primarily the result of the acquisition of Geist for $124.3 during the prior year period. Capital expenditures were $27.9 and $45.0 in YTD 2019 and YTD 2018, respectively, related to property, plant and equipment. Expenditures related to capitalized software were $15.5 and $27.7 in YTD 2019 and YTD 2018, respectively.

Net Cash provided by Financing Activities

Net cash provided financing activities was $33.8 in YTD 2019 compared to $145.8 of cash provided in YTD 2018. Vertiv repaid a net $80.4 under the ABL revolving credit facility in YTD 2019, compared to a net borrowing of $145.8 in YTD 2018. In Q2 2019, Vertiv issued $120.0 of 2024 Senior Secured Notes.

Year ended December 31, 2018 compared to Year ended December 31, 2017

(Dollars in millions)	2018	2017	$ Change	% Change
Net cash (used for) provided by operating activities	$(221.9)	$(49.6)	$(172.3)	347.4%
Net cash (used for) provided by investing activities	(207.7)	1,058.1	(1,265.8)	(119.6)%
Net cash provided by (used for) financing activities	245.1	(874.1)	1,119.2	(128.0)%
Capital Expenditures	(64.6)	(36.7)	(27.9)	76.0%
Investments in capitalized software	(41.2)	(7.7)	(33.5)	435.1%

Net Cash used for Operating Activities

Net cash used for operating activities was $221.9 in 2018, a $172.3 increase compared to 2017 due to reduced cash flows from working capital primarily related to an increase in inventory and an increase in accounts receivable, which were partially offset by higher cash flow impacts from accounts payable due to the timing of payments. Additionally, ASCO Power’s operating cash of $62.8 was included in 2017 results, but not in 2018 results due to its sale.

Net Cash (used for) provided by Investing Activities

Net cash used for investing activities was $207.7 in 2018 compared to net cash provided by investing activities of $1,058.1 in 2017. The decrease is the result of the sale of the critical power business for $1,244.0 in 2017 offset by acquisitions in both years, including Geist for $124.3 during the current year and Energy Labs for $149.5 in the prior year. Capital expenditures were $64.6 and $36.7 in 2018 and 2017, respectively, related to property, plant and equipment. Expenditures related to capitalized software were $41.2 and $7.7 in 2018 and 2017, respectively. The increase is attributed to IT related spending to establish the business as a stand-alone company.

Net Cash provided by (used for) Financing Activities

Net cash provided by financing activities was $245.1 in 2018 compared to a use of $874.1 in 2017. During 2018, Vertiv borrowed a net $245.1 under the ABL revolving credit facility based on timing of certain cash payments and receipts. During 2017, Vertiv Holdings paid dividends to Vertiv Holdings of $1,024.

Year ended December 31, 2017 compared to fiscal year ended September 30, 2016

(Dollars in millions)	2017	2016	$ Change	% Change
Net cash (used for) provided by operating activities	$(49.6)	$370.2	$(419.8)	(113.4)%
Net cash provided by (used for) investing activities	1,058.1	(30.2)	1,088.3	(3,603.6)%
Net cash used for financing activities	(874.1)	(199.1)	(675.0)	339.0%
Capital Expenditures	(36.7)	(34.0)	(2.7)	7.9%

Net cash provided by operating activities

Net cash used for operating activities of $49.6 in 2017, a decrease of $419.8 or 113.4 percent compared to 2016 due to reduced net earnings resulting in part from significant payments associated with establishing the business and implementation of cost reduction initiatives, as well as interest payments.

Net cash (used for) provided by investing activities

Net cash provided by investing activities was $1,058.1 in 2017 compared to $30.2 utilized by investing activities in 2016, which represented an increase of $1,088.3. The increase is the result of the sale of the critical power business offset by the acquisition of Energy Labs Inc., various purchase transaction related items being settled during the year, and decreased amount received from asset disposals. Capital expenditures were $36.7 and $34.0 in 2017 and 2016, respectively.

Net cash used for financing activities

Net cash used for financing activities was $874.1 in 2017 compared to $199.1 in 2016. During 2017, Vertiv made prepayments of $575.0 on the Term Loan Facility, and borrowed an incremental $325.0 to fund acquisition activities. Additionally, Vertiv issued $500.0 in 2022 Senior Notes, paid debt issuance costs of $39.6 as part of amendments of the Term Loan Facility, paid $1,024.0 in dividends to Vertiv Holdings (which included $424.0 in conjunction with the issuance of the 2022 Senior Notes and $600.0 from the disposition of ASCO Power), and settled contingent consideration with Emerson for $43.0. In 2016, Vertiv transferred net cash to Emerson after funding its operating and investing needs, which is presented as “Net transfer to Emerson,” of $198.1.

Contractual obligations

The Company’s contractual obligations, including estimated payments, as of December 31, 2018 are as follows:

	Amounts due by period
(Dollars in millions)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating leases	$163.5	$51.4	$62.6	$30.3	$19.2
Purchase obligations	63.5	36.9	26.2	0.4	—
Term Loan Facility	2070.0	—	—	2,070.0	0.0
2022 Senior Notes	500.0	—	—	500.0	—
2024 Senior Notes	750.0	—	—	—	750.0
2024 Senior Secured Notes(1)	120.0	—	—	—	120.0

(1)	During May 2019, Vertiv issued $120.0 aggregate principal amount of Senior Secured Notes maturing on May 15, 2024

The table excludes the liability for unrecognized income tax benefits because management cannot predict with reasonable certainty the timing of cash settlements, if any, with the applicable taxing authorities. At December 31, 2018 the gross liability for unrecognized income tax benefits, including interest and penalties, totaled $24.6. If such certain amounts were paid, Vertiv would pursue a refund from Emerson up to $15.1.

As of September 30, 2019, Vertiv had $163.2 of outstanding indebtedness and $251.3 of borrowing availability under the Asset-Based Revolving Credit Facility, after giving effect to $25.5 of outstanding letters of credit and the borrowing base limitations set forth thereunder. There were no other material updates to contractual obligations from December 31, 2018.

Off-balance sheet arrangements

Vertiv does not have any off-balance sheet arrangements for any of the periods presented.

Critical accounting policies and estimates

Vertiv’s consolidated and combined financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. Such estimates are based on historical experience and on various other factors that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these judgments and estimates under different assumptions or conditions and any such differences may be material. Vertiv believes that the accounting policies discussed below are critical to understanding historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Goodwill and other indefinite lived intangible assets

Assets and liabilities acquired in business combinations are accounted for using the acquisition method and recorded at their respective fair values. Goodwill represents the excess of consideration paid over the net assets acquired and is assigned to the reporting unit that acquires the business. A reporting unit is an operating segment as defined in ASC 280, Segment Reporting, or a business one level below an operating segment if discrete financial information for that business is prepared and regularly reviewed by segment management. Vertiv conducts annual impairment tests of goodwill in the fourth quarter or more frequently if events or circumstances indicate a reporting unit’s fair value may be less than its carrying value. If an initial assessment indicates it is more likely than not goodwill may be impaired, it is evaluated by comparing the reporting unit’s estimated fair value to its carrying value. If its carrying value exceeds its estimated fair value, goodwill impairment is recognized to the extent that recorded goodwill exceeds the fair value of goodwill. Estimated fair values of the reporting unit are Level 3 measures and are developed under an income approach that discounts estimated future cash flows using risk- adjusted interest rates and also the market approach. Vertiv recorded a goodwill impairments of $57.0 for the year ended September 30, 2016, related to EMEA. There was no accumulated impairment in the successor entity.

Indefinite lived intangible assets consist of certain trademarks which are also evaluated annually for impairment or upon the occurrence of a triggering event. Impairment is determined to exist when the fair value is less than the carrying value of the assets being tested.

Revenue recognition

Vertiv recognizes revenue from the sale of manufactured products and services when control of promised goods or services are transferred to customers in an amount that reflects the consideration expected to be entitled to in exchange for those goods or services. Control is transferred when the customer has the ability to direct the use of and obtain benefits from the goods or services. The majority of Vertiv’s sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer. Sales for service contracts, including installation, inventory with no alternative use and an enforceable right of payment upon customer termination and other discrete services, generally are recognized over time as the services are provided. Payments received in advance for service arrangements are recorded as deferred revenue and recognized in net sales when the revenue recognition criteria are met. Unbilled revenue is recorded when performance obligations have been satisfied, but there is not present right to payment.

For agreements with multiple performance obligations, judgment is required to determine whether performance obligations specified in these agreements are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of agreements an allocation of sales price to each distinct obligation on a relative stand-alone selling price basis is made. The majority of revenue from arrangements with multiple performance obligations is recognized when tangible products are delivered, with smaller portions for associated installation and commissioning recognized shortly thereafter. Generally, contract duration is short term, and cancellation, termination or refund provisions apply only in the event of contract breach. These provisions have historically not been invoked.

Payment terms vary by the type and location of the customer and the products or services offered. Revenue from sales have not been adjusted for the effects of a financing component as it is expected that the period between when control of the product is transferred and when payment is received will be one year or less. Sales, value add, and other taxes collected concurrent with revenue are excluded from sales. Vertiv records amounts billed to customers for shipping and handling in a sales transaction as revenue. Shipping and handling costs are treated as fulfillment costs and are included in costs of sales.

Vertiv records reductions to sales for prompt payment discounts, customer and distributor incentives including rebates, and returns at the time of the initial sale. Rebates are estimated based on sales terms, historical experience, trend analysis, and projected market conditions in the various markets served. Returns are estimated at the time of the sale primarily based on historical experience and recorded gross on the condensed consolidated balance sheet.

Income taxes

The provision for income taxes is determined using the asset and liability approach of ASC 740 by jurisdiction on a legal entity by legal entity basis. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial and tax basis of assets and liabilities and are measured using enacted rates in effect for the year in which the temporary differences are expected to be recovered or settled. The impact of a change in income tax rates on deferred tax assets and liabilities is recognized in earnings in the period that includes the enactment date. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The tax carryforwards reflected in the combined and consolidated financial statements have been determined using the separate return method. The tax carryforwards include net operating losses and tax credits. Vertiv’s post transaction carryforwards in its consolidated financial statements are different than those reflected in the Predecessor’s combined and consolidated financial statements.

Vertiv’s extensive operations and the complexity of global tax regulations require assessments of uncertainties in estimating the taxes that will be ultimately paid. Liabilities are recognized for anticipated tax audit uncertainties in the U.S. and other tax jurisdictions based on an estimate of whether, and the extent to which, additional taxes will be due.

As of December 31, 2018 and 2017, Vertiv has provided for U.S. federal income taxes, foreign withholding and other taxes on outside basis differences in foreign subsidiaries with earnings that are not indefinitely reinvested. Certain earnings in certain foreign affiliates are indefinitely reinvested, but determining the impact of such amounts was not practicable.

Prior to the Separation, as a business of Emerson, operations have historically been included in Emerson’s consolidated U.S. and non-U.S. income tax returns, for most locations. Income tax expense for the combined financial statements has been calculated following the separate return method. The separate return method applies ASC 740, Income Taxes, to the combined financial statements as if Vertiv were a separate enterprise and a stand-alone taxpayer for the periods presented. The calculation of income taxes on a separate return basis requires considerable judgment and the use of both estimates and assumptions. These estimates and assumptions affect the calculation of certain tax liabilities and the determination of the recoverability of certain deferred tax assets, which arise from the temporary differences between the tax and financial statement recognition of revenue and expenses. As a result, Vertiv’s deferred tax rate and deferred tax balances may differ from those in the Predecessor periods.

Quantitative and qualitative disclosures about market risk

Market risk

The market risk inherent in financial instruments represents the potential loss in fair value, earnings or cash flows arising from adverse changes in foreign currency exchange rates, commodity prices or interest rates. Vertiv may use derivative financial instruments like foreign currency forward contracts to manage exposure to market risks. Vertiv does not use derivative financial instruments for trading purposes.

Foreign exchange rate risk

In the normal course of business, Vertiv is exposed to changes in foreign currency exchange rates due to its worldwide presence and business profile. Foreign currency exposures relate to transactions denominated in currencies that differ from the functional currencies of its subsidiaries.

As part of Vertiv’s risk management strategy, derivative instruments are selectively used in an effort to minimize the impact of these exposures. Foreign exchange forward contracts are utilized to hedge foreign currency exposures impacting sales or cost of sales transactions, firm commitments, and the fair value of assets and liabilities. All derivatives are associated with specific underlying exposures and Vertiv does not hold derivatives for trading or speculative purposes. In the aggregate, Vertiv’s portfolio of forward contracts related to such transactions is not material to its financial statements.

Commodity risk

In the normal course of business, Vertiv is exposed to commodity risk based on the products manufactured. Primary commodity exposures are price fluctuations on forecasted purchases of copper and aluminum and related products. As part of the risk management strategy, derivative instruments are selectively used in an effort to minimize the impact of these exposures. All derivative instruments are associated with specific underlying exposures and Vertiv does not hold derivatives for trading or speculative purposes. In the aggregate, Vertiv’s portfolio of forward contracts related to such transactions is not material to the financial statements.

EXECUTIVE COMPENSATION

This section describes executive compensation of Vertiv’s directors and named executive officers. None of GSAH’s directors or sole executive officer have received any cash compensation for services rendered to GSAH. For additional information regarding GSAH’s directors and sole executive officer, including David M. Cote and the other directors of GSAH that will continue as directors of the post-business combination company, please see the sections entitled “Information about GSAH—Management” and “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions.”

Compensation Discussion and Analysis

Vertiv’s “named executive officers” for the fiscal year ended December 31, 2019 consisted of the following individuals:

•	Robert Johnson, Chief Executive Officer

•	David Fallon, Chief Financial Officer

•	Stephen Liang, President, Asia-Pacific

•	Giordano Albertazzi, President, Europe, Middle East and Africa

•	John Hewitt, President of Americas

2019 Compensation Overview and Objectives

Compensation during 2019 was established primarily with the goals of attracting and retaining talented individuals, as well as motivating executives to achieve the greatest possible returns. Vertiv believes that the fixed aspects of its compensation program—including base salary and benefits—enable it to compensate executives at competitive levels, while annual incentive programs allow Vertiv to pay bonuses based on performance and the achievement of corporate financial goals. Finally, Vertiv’s 2017 Transaction Exit Bonus Plan, as described below, is designed to promote executive retention and directly link the amount of compensation paid to executive officers to value growth.

The compensation reported in this compensation discussion and analysis is not necessarily indicative of how Vertiv expects to compensate the named executive officers following the consummation of this offering. Vertiv expects to review, evaluate and modify its compensation framework in connection with the consummation of the Business Combination, which may result in future compensation programs that vary significantly from historical practices.

Determination of Compensation

During 2019, Vertiv’s board of managers (the “Vertiv Board”) was comprised of individuals appointed by our then controlling member, an entity controlled by private investment funds sponsored by affiliates of Platinum Advisors. Certain other subsidiaries of Vertiv also included managers, directors and/or officers that are employees of Platinum Advisors. Platinum Advisors provided certain corporate advisory services to the Vertiv organization during 2019 pursuant to the services agreement that is described in more detail below under “Certain relationships and related party transactions—Vertiv Related Party Transactions.” These services included providing advice in respect of Vertiv’s compensation plans and policies. In connection with setting the compensation for the named executive officers for 2019, Platinum Advisors provided a broad-based overview of current market compensation practices in the industry to the Vertiv Board and the Chief Executive Officer of the Vertiv organization, Mr. Johnson. This advice was based on Platinum Advisors’s prior experience and the compensation programs in place at other companies controlled by affiliates of Platinum Advisors. The Vertiv Board (with respect to Mr. Johnson’s compensation) and Mr. Johnson (with respect to the compensation of the other named executive officers) used this advice as a point of general comparison and did not receive or follow any specific recommendations from Platinum Advisors in setting 2019 compensation. In this regard, in determining the levels and mix of compensation, the Vertiv Board and Mr. Johnson have not generally relied on formulaic guidelines, but rather performed a comprehensive review of each executive’s skills and capabilities and his potential contribution as a member of the executive team. The factors used to determine each executive’s total compensation opportunity for 2019 included:

•	the executive’s skills and capabilities as they relate to the execution of the executive’s role;

•	the size and scope of the executive’s role, in particular the criticality of the position and the potential for value creation;

•

the level and form of compensation that the Vertiv Board and Mr. Johnson determined to be necessary to attract and retain executive leadership familiar with transforming organizations, principally in Vertiv’s industry and at companies with similar size and scope; and

•	alignment of the executive’s individual financial outcomes with stockholder value creation.

During 2019, the Vertiv Board had no formal, regularly scheduled meetings to set its compensation policy. Instead, the Vertiv Board and Mr. Johnson met as circumstances required from time to time.

The protection of competitive and confidential information and the retention of top talent are of the utmost importance to the Vertiv Board and Mr. Johnson. For this reason, Vertiv’s employment agreements with the named executive officers contain confidentiality, non-compete and non-solicitation provisions. In addition, Messrs. Johnson, Fallon and Hewitt, who are each employed in the United States where employment is generally at-will, have provisions in their employment agreements that provide for severance benefits following a qualifying termination of employment, which is intended to alleviate concerns about job security that could affect performance and keep the named executive officers focused on their day to day responsibilities. Estimates of the value of the benefits potentially payable under these agreements, and certain statutory entitlements available to the named executive officers located outside of the United States, that may be triggered upon a termination of employment or a change in control are set out below under the caption “Potential Payments upon Termination or Change in Control.”

Neither the Vertiv Board nor Vertiv has made use of compensation consultants or advisors in determining the compensation of the named executive officers in the past, including with respect to 2019 compensation decisions. However, Vertiv has engaged Compensia, a national compensation consulting firm, to review and advise on its compensation practices following the Business Combination. Compensia also advised in base salary adjustments made for Mr. Liang, Mr. Giordanno and Mr. Hewitt, as discussed below. The Vertiv Board intends to use Compensia’s recommendations as one factor in determining the compensation of the named executive officers following the Business Combination. For 2019, the Vertiv Board and Mr. Johnson generally relied on their collective experience, together with the expertise of Platinum Advisors, as well as the Vertiv Board’s perception of current market conditions and analysis of relevant market data, in setting compensation.

Components of Compensation for 2019

The compensation provided to the named executive officers in 2019 consisted of the same elements generally available to Vertiv’s non-executive employees, including base salary, annual incentives, retirement and other benefits. Additionally, certain of the named executive officers participated in medium-term and long-term incentive programs, and received certain perquisites. Each of these elements is described in more detail below.

Base Salary

Vertiv generally established the initial base salaries of the named executive officers through an arm’s-length negotiation at the time of hire, taking into account the executive’s position, responsibilities, qualifications, experience and location, the market for the position and the base salaries of other executive officers. The Vertiv

Board generally viewed an appropriate level of base compensation at approximately the median level of market positions. Thereafter, the Vertiv Board and Mr. Johnson (other than with respect to his own compensation) reviewed the base salaries of the executive officers periodically and make adjustments to base salaries as they determine to be necessary or appropriate. The Vertiv Board and Mr. Johnson acknowledge that base salary is one component of a total compensation package that needs to be balanced appropriately for each named executive officer. The following table shows the base salaries in effect as of January 1, 2019 for the named executive officers.

Executive	Annual Salary as of January 2019
R. Johnson	$950,000
D. Fallon	$575,000
S. Liang	$557,004
G. Albertazzi(1)	$370,986
J. Hewitt	$450,000

(1)

Mr. Albertazzi’s cash compensation was denominated in Euros. In addition, Mr. Albertazzi also was entitled to an annual payment attributable to his continued compliance with the terms of the non-interference provisions set forth in his non-competition agreement, equal to €24,000 ($26,876).

Effective December 2018, the Vertiv Board made the decision to provide salary increases to Messrs. Johnson and Fallon, as follows, based upon a market analysis provided by Compensia.

Executive	Annual Salary as of December 31, 2018	Salary Increase (%)	New Annual Salary	New Salary Effective Date
S. Liang	$557,004	6%	$590,424	April 1, 2019
G. Albertazzi	$313,840	11%	$349,416	January 1, 2019
J. Hewitt	$450,000	4%	$468,000	June 24, 2019

Annual Incentive Plan Bonus Opportunities

During 2019, Vertiv established the 2019 Annual Incentive Plan (the “AIP”), pursuant to which certain individuals in senior management roles, including the named executive officers, were eligible to receive a cash bonus for 2019 based on the achievement of designated financial performance criteria.

Cash bonuses are payable pursuant to the AIP, and no bonuses pursuant to the AIP were to be paid unless Vertiv achieved the threshold performance level set for 2019. The Vertiv Board and Mr. Johnson each generally viewed the use of annual cash bonuses as an effective means to compensate the named executive officers for achieving annual financial goals. Vertiv believes that this alignment of incentives and returns ensures that top leaders are focused on value creation in line with Vertiv’s financial success. For 2019, the target bonus opportunities under the AIP for Messrs. Johnson, Albertazzi, Fallon and Hewitt were equal to a specified percentage of each named executive officer’s base salary, established pursuant to their employment agreements with Vertiv, as set forth below. Mr. Liang’s target bonus opportunity was equal to the dollar amount specified below (see also the information under the heading “Senior Executive Medium-Term Incentive and Retention Agreement—Mr. Liang”).

Named Executive Officer	2019 Target Bonus Opportunity (as % of Base Salary)	2019 Target Bonus Opportunity ($)
R. Johnson	100%	$950,000
D. Fallon	100%	$575,000
S. Liang	N/A	$231,000
G. Albertazzi	65%	$203,995
J. Hewitt	65%	$292,500

Each participant was eligible to earn 30% of his target AIP bonus upon threshold performance, 100% of his target AIP bonus upon target performance and 150% of his target AIP bonus upon maximum performance. The target AIP bonus levels were set to reflect the executive’s relative responsibility for the company’s performance and to appropriately allocate the total cash opportunity between base salary and incentive-based compensation.

For 2019, it was determined that a combination of certain performance measures, consisting of total company-wide EBITDAR, controllable cash, SG&A and sales growth. We define these non-GAAP measures below.

•	“EBITDAR” is defined as Adjusted EBIDA as defined elsewhere in this proxy statement, further adjusted for constant currency.

•

“Controllable cash” is calculated as the reduction in past due accounts receivable aged 30 days or greater, measured from December 31, 2018 to December 31, 2019, adjusted for constant currency, plus reduction in GAAP Inventory, net, measured from December 31, 2018 to December 31, 2019, adjusted for constant currency, minus additions to property, plant, equipment, land and construction in process plus additions to capitalized software net of disposals, adjusted for constant currency, minus adjustments to EBITDA used to calculate adjusted EBITDA, adjusted for constant currency.

•	“SG&A” represents GAAP Selling, General and Administrative expenses, adjusted for constant currency.

•	“Sales growth” represents year over year change in GAAP Net Sales, adjusted for constant currency.

These factors were chosen as the appropriate performance measures to motivate Vertiv’s key executives, including the named executive officers, to both maximize earnings and increase utilization of working capital. The 2019 AIP for Messrs. Johnson, Fallon, Liang, Albertazzi and Hewitt was structured as shown in the table below.

Executive	2019 Annual Incentive Plan Weightings
	Company- wide EBITDAR	Company-wide Controllable Cash	Company-wide SG&A	Company-wide Sales Growth
R. Johnson	50%	20%	20%	10%
D. Fallon	50%	20%	20%	10%
S. Liang	50%	20%	20%	10%
G. Albertazzi	50%	20%	20%	10%
J. Hewitt	50%	20%	20%	10%

The following table shows threshold, target, maximum and actual levels of achievement for the metrics for all executives:

Metric	Weighting	Performance	Company-wide Targets
Sales Growth	10%	Entry	4,299.0
		Target	4,389.0
		Max	4,479.0

EBITDAR	50%	Entry	520.0
		Target	560.1
		Max	582.0

Controllable Cash	20%	Entry	(110.8)
		Target	(95.8)
		Max	(80.9)

SG&A	20%	Entry	1,039.0
		Target	1,029.4
		Max	1,014.0

In August of 2019, due to company performance through August 2019, management recommended to the Vertiv Board that Vertiv make a prepayment to employees equivalent to 30% of the target payout. Mr. Liang and Mr. Albertazzi received payments from the 2018 AIP, and therefore was not included in the early payment. The Vertiv Board approved the payment, and as such, Mr. Johnson, Mr. Fallon and Mr. Hewitt received the following payment:

Executive	30% of Target Payment, paid in August 2019
R. Johnson	$285,000
D. Fallon	$172,500
J. Hewitt	$89,587

The year-end performance metrics for 2019 are not final and as such are not calculable. Therefore final payments for the 2019 plan year are not included in the Summary Compensation Table.

2019 Transformation Bonus Opportunities—Messrs. Johnson, Fallon, Albertazzi and Hewitt

Vertiv’s 2019 Transformation Bonus Plan (the “T-Bonus Plan”) is a short-term cash bonus program developed to incentivize key leadership, including each of the named executive officers (other than Mr. Liang), to focus efforts on transformational programs aimed at improving the operational and financial performance of Vertiv as it works toward becoming a publicly traded company. The T-Bonus Plan measures company performance against predetermined financial metrics in a given year and provides a pool of payouts based on those achievements. Once the pool is funded, the actual payout the named executive officer will be paid will be determined upon their level of completion of their Objectives & Key Results (“OKRs”), as determined by the CEO. Bonuses earned pursuant to the T-Bonus Plan are payable in one payment in the first quarter following the year for which the financial performance is measured, subject to the participant’s continued employment through the payment date and their OKR performance.

A baseline threshold for company achievement ensures that a minimum level of success is achieved before the T-Bonus Plan is funded. Each executive’s T-Bonus target is equivalent to 100% of their base salary. The T-Bonus Plan is funded at 30% upon achievement of threshold performance and at 100% upon achievement of target performance, with straight-line interpolation between such metrics. The target T-Bonus Plan bonus levels were set to reflect the relative responsibility for the company’s performance and to appropriately allocate the total cash opportunity between base salary and incentive-based compensation pursuant to the T-Bonus Plan and the AIP.

The transformation metrics used to measure performance in 2019 for purposes of the T-Bonus Plan were EBITDAR, Controllable Cash and SG&A. These factors were chosen as the appropriate performance measures to motivate key executives, including the named executive officers, to maximize earnings.

Metric	Weighting	Performance	Company-wide Targets
EBITDAR	33.34%	Entry	520.0
		Target	560.1
		Max	582.0

Controllable Cash	33.33%	Entry	(110.8)
		Target	(95.8)
		Max	(80.9)

SG&A	33.33%	Entry	1,039.0
		Target	1,029.4
		Max	1,014.0

Senior Executive Medium-Term Incentive and Retention Agreement—Mr. Liang

Vertiv is a party to a 2017 Senior Executive Medium-Term Incentive and Retention Agreement, as adopted effective January 1, 2017, with Mr. Liang (the “Liang Incentive Agreement”), pursuant to which Mr. Liang is eligible to receive a cash incentive award based 50% on the achievement of company-wide EBITDAR targets for the period commencing on January 1, 2018 and ending on December 31, 2018, or the “First Performance Period,” and for the period commencing on January 1, 2019 and ending on December 31, 2019, or the “Second Performance Period,” and 50% on the achievement of APAC EBITDAR targets for each of the First Performance Period and the Second Performance Period. Mr. Liang’s target incentive opportunity for the First Performance Period and Second Performance Period was set at $1.6 million and $800,000, respectively. If achievement of the applicable performance measure during a performance period is in between threshold and target or in between target and maximum levels, the amount earned for the performance period will be determined using straight-line interpolation. Mr. Liang’s incentive award is payable as soon as practicable following December 31, 2019, but in no event later than March 15, 2020, subject to his continued employment through December 31, 2019.

The following table shows the performance and achievement for the first performance period of Mr. Liang’s incentive program, which performance period ended December 31, 2018:

Metric	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout (%)
Company EBITDAR	50%	$548.6 million	$609.6 million	$629.2 million	$508.0 million	0%
APAC EBITDAR	50%	$140.1 million	$155.0 million	$165.0 million	$193.0 million	150%
Payout as a Percent of Target						75%

The following table shows the performance and achievement for the first performance period of Mr. Liang’s incentive program, which performance period ended December 31, 2019:

Metric	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout (%)
Company EBITDAR	50%	$700.0 million	$753.8 million	$775.0 million
APAC EBITDAR	50%	$155.0 million	$175.0 million	$185.0 million
Payout as a Percent of Target

Based on the above results, Mr. Liang earned $1.2 million with respect to the First Performance Period, which ended December 31, 2018, but the final amount of his payout is not yet determinable due to the potential future reduction of any payments he may receive under the Transaction Exit Bonus Plan and final results of the 2019 plan.

The total amount of Mr. Liang’s incentive awards that may be payable are reduced by any payments Mr. Liang has received under the Transaction Exit Bonus Plan (defined and summarized below). In addition, the Liang Incentive Agreement provides that Mr. Liang’s incentive award will be subject to a clawback provision, pursuant to which the company’s compensation committee may, in its discretion, require the executive to repay the incentive award payment if Mr. Liang breaches the restrictive covenants under his employment agreement or any other agreement with Vertiv.

Long Term Incentive Bonus

In March 2017, Vertiv adopted the Vertiv Holding Corporation 2017 Transaction Exit Bonus Plan (the “Transaction Exit Bonus Plan”). The purpose of the Transaction Exit Bonus Plan was to provide incentive compensation to key employees, including the named executive officers, by granting cash-settled performance units. The amount ultimately payable to each participant in the plan with respect to the performance units is related to the appreciation following Platinum Equity’s investment in the value of Vertiv as a whole. The performance units mature over a period specified in the applicable award agreement, typically over five years, in each case subject to continued employment through such date and the achievement of enumerated revenue and EBITDA targets. The Transaction Exit Bonus Plan may be altered, amended or terminated by Vertiv at any time. All performance units will terminate upon termination of the Transaction Exit Bonus Plan or expiration on March 31, 2022. Participants in the Transaction Exit Bonus Plan may be entitled to receive compensation for their vested units upon the occurrence of each “qualifying event” that occurs during the participant’s employment with Vertiv or during a short period following the participant’s death.

There are two types of “qualifying events” defined in the Transaction Exit Bonus Plan: (1) a “qualifying sale event” in which there is a sale of some or all of the stock of Vertiv then held by Platinum Equity, but excluding a sale of common stock by Vertiv, and (2) a “qualifying distribution” in which Vertiv pays a cash dividend to Platinum Equity. Upon the occurrence of a “qualifying event,” participants with matured units may receive a cash amount equal to the difference between: (i) the value of the performance units on the date of the “qualifying event” (determined as described below), and (ii) $7.76 (the current Per Unit Reduction Value of each performance unit, which may be adjusted from time to time as described below).

The actual value of a performance unit in connection with a “qualifying sale event” is derived by dividing the net purchase price by 100 million and the actual value of a performance unit in connection with a “qualifying distribution event” is derived by dividing the amount of such dividend or distribution to Platinum Equity, net of any and all withholdings, by 100 million. If the Per Unit Reduction Value at the time of a qualifying event is greater than the value of the performance units on the date of any qualifying event, the holders of the matured performance units will not receive any proceeds, and instead the Per Unit Reduction Value will automatically be reduced by the actual value per performance unit. The new Per Unit Reduction Value will then be used to determine the amount payable to a participation unit holder in connection with any subsequent qualifying event. It is expected that any payouts under the Transaction Exit Bonus Plan will be settled in cash.

Mr. Johnson consults with his direct reports and recommends the size and timing of awards under the Transaction Exit Bonus Plan to the Vertiv Board. The Vertiv Board, after considering such recommendations from Mr. Johnson, ultimately determines who is eligible to receive an award, the size and timing of the award, and the Per Unit Reduction Value of the award at the time of grant (as further described below).

For the named executive officers, other than Mr. Johnson, upon a termination of employment, with or without cause, units are forfeited, except in the case of death, as described in the Transaction Exit Bonus Plan. If Mr. Johnson’s employment is terminated without cause, he retains his then-matured performance units, ten percent of which will be forfeited each year following the date of such termination of employment. As of December 31, 2019, Messrs. Johnson, Fallon, Albertazzi, Hewitt and Liang each held the following performance units.

Name	Grant date	Vesting commencement date	Number of units	Current per unit reduction value
Robert Johnson	March 27, 2017	January 1, 2017	800,000	$7.76
David Fallon	October 30, 2017	July 31, 2017	175,000	$7.76
Giordano Albertazzi	March 27, 2017	January 1, 2017	125,000	$7.76
John Hewitt	December 12, 2017	October 2, 2017	100,000	$7.76
Stephen Liang	June 15, 2017	January 1, 2017	100,000	$7.76
	October 30, 2017	January 1, 2017	25,000	$7.76

Subject to continuous employment through the applicable maturity date, the performance units granted to the named executive officers in 2017 mature in five substantially equal installments on each of the first five anniversaries following the applicable vesting commencement date, provided that each of the award agreements with the named executive officers provide that, upon a qualifying event that involves all or substantially all of the common stock or assets of Vertiv, all of the performance units granted to such named executive officer will fully mature as of the date of such qualifying event. The number of performance units that will actually vest on each maturity date is dependent on Vertiv’s achievement of the revenue and EBITDAR targets set forth below (as may be adjusted from time to time by the board to reflect the impact of extraordinary events) as of the applicable maturity date, with 50% vesting based on achievement of the revenue target for the immediately preceding fiscal year and 50% vesting based on the achievement of the EBITDAR target for the immediately preceding fiscal year. In the event one or more targets are not met with respect to a given calendar year, or the “base year,” but both targets are met with respect to the calendar year following such base year, or the “catch-up year”, the previously unmatured performance units from the base year will mature as of the January 1st immediately following the catch up year.

Maturity date	Prior year’s revenue target ($)	Prior year’s EBITDAR target(1) ($)
First Anniversary of Vesting Commencement Date	4,356,918,000	594,683,000
Second Anniversary of Vesting Commencement Date	4,435,782,000	697,592,000
Third Anniversary of Vesting Commencement Date	4,518,723,000	753,837,000
Fourth Anniversary of Vesting Commencement Date	4,624,542,000	814,374,000
Fifth Anniversary of Vesting Commencement Date	4,745,700,000	834,222,000

(1)

EBITDAR is a non-GAAP measure that is defined as EBITDA adjusted to exclude certain unusual or non-recurring items, certain non-cash items, foreign currency effects from intercompany loans and other items that are not indicative of ongoing operations.

Retirement Benefits

Vertiv’s tax-qualified employee savings and retirement plan (the “401(k) Plan”) covers certain full- and part-time employees in the United States, including Messrs. Johnson, Fallon and Hewitt. Under the 401(k) Plan,

employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) Plan. The Vertiv Board believes that the 401(k) Plan provides an important and highly valued means for employees to save for retirement. In January and February 2019, Vertiv matched two-thirds of the first 6% of the named executive officers’ eligible base salary, and beginning in March 2019, Vertiv matched 50% of the first 6% of the named executive officers’ eligible base salary. In addition, based on Vertiv’s U.S. profits, eligible employees in the U.S. may receive a discretionary, annual profit-sharing contribution to their 401(k) Plan accounts. This discretionary contribution is based on the business results for the United States. Each of Messrs. Fallon and Johnson had not completed a sufficient period of service with Vertiv to be eligible to receive any profit-sharing contribution in 2019. Messrs. Johnson, Fallon and Hewitt each participated in the 401(k) Plan on the same terms as Vertiv’s other employees in 2019.

Each of Messrs. Albertazzi and Liang received pension contributions under local retirement plans. Mr. Albertazzi received employer contributions equal to his statutory public pension and contributions to the Previndai Executive Integrative Pension Fund (the “Previndai Pension Fund”), which is a supplemental defined contribution plan that may be contributed to on a voluntary basis by any employee at the level of director and above. If an employee elects to participate in the Previndai Pension Fund both the employee and the employer contribute to the scheme an amount equal to 4% of the participant’s gross salary, up to a maximum of €150,000 per year. In addition, under Italian law, Vertiv is required to accrue and eventually pay to Mr. Albertazzi a lump-sum amount (the “TFR”) when his employment terminates (regardless of the reason for that termination). These benefits are described under the heading “Nonqualified Deferred Compensation” below.

Mr. Liang participates in Vertiv’s Hong Kong defined contribution Occupational Retirement Scheme Ordinance (the “ORSO”), which is a retirement program available to Vertiv’s Hong Kong employees generally, including Mr. Liang. Under the ORSO, a participant contributes 5% of his or her base salary and Vertiv contributes an amount equal to 10% of the participant’s base salary to the ORSO. In accordance with regulation and local practice, individuals with service in Vertiv of more than 10 years, such as Mr. Liang, may withdraw all contribution amounts attributable to both employee and employer contributions upon a termination of employment for any reason.

Other Benefits and Perquisites

All of the named executive officers in the United States were eligible for coverage under Vertiv’s health insurance programs, including medical, dental and vision, a health savings account and flexible spending accounts. Additionally, the named executive officers were eligible for life insurance, short- and long-term disability benefits and paid time off.

Vertiv has provided certain of the named executive officers perquisites as a means of providing additional compensation through the availability of benefits that are convenient for the executives to use when faced with the demands of their positions. The Vertiv Board considers whether, and to what extent, it may be appropriate for the named executive officers to receive such perquisites based on the individual demands of their respective positions.

In 2018, Mr. Albertazzi patriated back to his home country of Italy. Since he was no longer an expatriate, some of his compensation elements are no longer payable. In connection with his employment as an executive working in Italy, Mr. Albertazzi is provided, (i) payments in respect of social insurance and additional voluntary medical insurance, payments in respect of his non-competition obligations, a travel allowance and is provided a company car.

In addition, Vertiv provides Mr. Liang (i) reimbursement of country club membership fees, (ii) a cash housing allowance, (iii) statutory Hong Kong social insurance payments, and (iv) reimbursement for fees paid in connection with the filing of his U.S. and Hong Kong tax returns which have not yet been determined as of the date of this filing.

Employment Agreements

Vertiv is party to employment agreements with each of the named executive officers that govern their employment with Vertiv. The terms of the employment agreements are described in more detail in the “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards Table” section below. The Vertiv Board believes that employment agreements with the named executive officers are valuable tools to both enhance Vertiv’s efforts to retain these executives and to protect Vertiv’s competitive and confidential information. The estimates of the value of the benefits potentially payable under these agreements upon a termination of employment or change in control are set out below under the caption “Potential Payments upon Termination or Change in Control.”

2019 Summary Compensation Table

The following table shows compensation of the named executive officers for fiscal years 2019 and 2018.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension and nonqualified deferred compensation earnings ($)	All other compensation ($)(4)	Total ($)
Robert Johnson Chief Executive Officer	2019 2018	950,000 901,923	— 450,000	285,000 192,000	— —	37,144 20,580	1,272,144 1,564,503

David Fallon Chief Financial Officer	2019 2018	575,000 502,885	— 128,250	172,500 48,000	— —	40,307 18,752	787,806 697,887

Stephen Liang(5) President, Asia-Pacific	2019 2018	590,424 557,004	— —	— 149,688	— —	275,268 622,970	865,692 1,329,662

Giordano Albertazzi(5) President, Europe, Middle East and Africa	2019 2018	370,986 331,280	— 70,000	— 48,000	— —	220,076 334,595	591,062 783,875

John Hewitt President of Americas	2019 2018	459,000 450,000	— 90,000	89,587 48,000	— —	21,909 145,772	570,495 733,772

(1)	For Mr. Albertazzi, the amount reported in this column includes his regular annual base salary of $344,110 plus payments in respect of his non-competition obligations totaling $26,876.
(2)	The final results for the 2019 plan year are not final and as such are not calculable.
(3)

The amounts reported in this column with respect to 2019 represent the bonuses paid to each executive related to the prepayment of the 2019 AIP. The final results for the 2019 plan year are not final and as such are not calculable.

(4)	The amounts shown in this column include the cost of the following perquisites and other benefits received by the named executive officers:

(a)

Robert Johnson. The amounts represent matching contributions to tax-qualified retirement plan during 2019 equal to $11,200, plus expenses related to housing in Columbus, Ohio while he was in town for business equal to $25,944.

(b)

David Fallon. The amounts represent matching contributions to tax-qualified retirement plan during 2019 equal to $11,200, country club dues equal to $10,452, and plus expenses related to commuting between Tennessee and Ohio equal to $18,654.

(c)

Stephen Liang. The amounts represent (i) payment of $4,135 in respect of country club membership fees, (ii) a cash housing allowance of $197,834 (paid in HKD), (iii) statutory Hong Kong social insurance payments totaling $12,953, (iv) a tax service fee not yet incurred for 2019 taxes to be paid in connection with the filing of his U.S. and Hong Kong tax returns, and (v) the employer portion of the contribution to his ORSO pension account equal to $60,346.

(d)

Giordano Albertazzi. The amounts represent (i) the cost of a company car lease of $13,666, and a travel allowance of $11,042 (paid in Euros), (ii) payments in respect of social insurance of $151,584 (paid in Euros), and (iii) supplemental contributions for Mr. Albertazzi’s benefit to the Previndai Pension Fund equal to $6,719 (paid in Euros). In addition, Vertiv is required under Italian law to accrue and eventually pay to Mr. Albertazzi the TFR when his employment terminates (regardless of the reason for that termination). The TFR value of $37,065 (paid in Euros) is reported in this column on behalf of Mr. Albertazzi, and represents the 2019 TFR accrual amount.

(e)	John Hewitt. The amounts represent matching contributions to tax-qualified retirement plan during 2019 equal to $10,770, and annual country club dues of $11,138.

(5)

Mr. Albertazzi’s cash compensation was denominated in Euros and was converted into U.S. dollars using the December 31, 2019 year-to-date 2019 average exchange rate of 1.1198 U.S. dollars per Euro. Mr. Liang’s cash compensation was generally denominated in United States dollars, other than all of the compensation reflected in the “All Other Compensation” column, which was denominated in the Hong Kong dollar and was converted to U.S. dollars using the December 31, 2019 year-to-date 2019 average exchange rate of 0.1276 U.S. dollars per Hong Kong dollar.

Grants of Plan-Based Awards

				Estimated possible payouts under non-equity incentive plan awards
	Plan	Grant date		Threshold ($)	Target ($)	Maximum ($)
Robert Johnson	Annual Incentive Plan	1/1/2019	(1)	285,000	950,000	1,425,000
	Transformation Bonus Plan	1/1/2019	(2)	285,000	950,000	1,425,000

David Fallon	Annual Incentive Plan	1/1/2019	(1)	112,125	373,750	560,525
	Transformation Bonus Plan	1/1/2019	(2)	172,500	575,000	862,500

Giordano Albertazzi	Annual Incentive Plan	1/1/2019	(1)	68,637	227,889	341,834
	Transformation Bonus Plan	1/1/2019	(2)	111,296	370,986	556,480

John Hewitt	Annual Incentive Plan	1/1/2019	(1)	91,260	304,200	456,300
	Transformation Bonus Plan	1/1/2019	(2)	137,700	459,000	688,500

Stephen Liang	Annual Incentive Plan	1/1/2019	(1)	69,300	231,000	346,500
	2017 Senior Executive Medium-Term Incentive and Retention Agreement

(1)

Represents the threshold, target and maximum value of annual incentive awards that could have been earned by the named executive officers under the Annual Incentive Plan for the year ended December 31, 2019. For a discussion of the terms of the AIP and the amounts earned thereunder by the named executive officers for 2019, see “Compensation Discussion and Analysis—Components of Compensation for 2019—Annual Incentive Plan Bonus Opportunities” above.

(2)

Represents the threshold and maximum value of annual incentive awards that could have been earned by the named executive officers (other than Mr. Liang) under the T-Bonus Plan for the year ended December 31, 2019. For a discussion of the terms of the T-Bonus Plan, see “Compensation Discussion and Analysis—Components of Compensation for 2019—Transformation Bonus Opportunities” above.

(3)

Represents the threshold, target and maximum value of incentive awards that could be earned by Mr. Liang under the Liang Incentive Agreement. For a discussion of the terms of the Liang Incentive Agreement, see

“Compensation Discussion and Analysis—Components of Compensation for 2019—Senior Executive Medium-Term Incentive and Retention Agreement” above.

Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Robert Johnson. Vertiv is a party to an employment agreement with Mr. Johnson, pursuant to which he is entitled to earn a base salary, of $900,000, and an annual cash bonus opportunity equal to 100% of his base salary for target-level achievement of annual performance criteria, established by the Vertiv Board pursuant to the AIP, up to a maximum of 150% of his base salary for above-target performance. Mr. Johnson’s employment agreement also provides that his annual bonus would be equal to no less than 50% of his base salary for 2018. In addition, Mr. Johnson is eligible for four (4) weeks of vacation annually as well as company-provided living accommodations within 25 miles of Vertiv’s customer and technology headquarters. Mr. Johnson’s employment agreement also subjects him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

In the event that Mr. Johnson’s employment is terminated by us without cause or by him for good reason (each, as defined in the employment agreement), subject to his execution and non-revocation of a general release of claims, he will be entitled to (i) continued receipt of his base salary, payable in installments generally in accordance with normal payroll practices, for a 12 month period following such termination and (ii) an amount equal to the greater of (x) his target annual bonus for the year of termination and (y) the annual bonus paid to him for the year immediately preceding the year of termination, in each case payable in the first regularly scheduled payroll period following the 12 month anniversary of the termination date. In addition, in the event that Mr. Johnson’s employment is terminated due to his death or disability, subject to his (or his estate’s) execution and non-revocation of a general release of claims in favor of us and Vertiv’s affiliates with respect to any such termination due to a disability, he will be entitled to an amount equal to (i) 100% of his target annual bonus for the year such termination occurs or, if such termination occurs on or after January 1, 2019, 50% of his target annual bonus for the year such termination occurs.

David Fallon. Vertiv entered into a letter agreement, dated June 12, 2017, with Mr. Fallon, pursuant to which he is entitled to an annual base salary of $500,000, and an annual bonus opportunity equal to 65% of his base salary for target-level achievement of performance criteria established under the AIP. Mr. Fallon’s letter agreement also provides that he will be eligible to participate in the Transaction Exit Bonus Plan. Additionally, the agreement provides for a special additional cash bonus with an annual target of $100,000 pursuant to the T-Bonus Plan, subject to his continued employment through the date of payment. In the event that Mr. Fallon’s employment is terminated by us without cause, subject to his execution and non-revocation of a general release of claims, he will be entitled to (i) continued payment of his base salary for nine months following such termination, and (ii) a lump sum payment equal to three months’ salary. Mr. Fallon has also executed an agreement subjecting him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

Giordano Albertazzi. Vertiv’s subsidiary, Vertiv Italy S.r.l., is party to a letter agreement, dated January 18, 2018, with Mr. Albertazzi, pursuant to which Mr. Albertazzi is entitled to an annual base salary of €276,000, and which agreement generally subjects Mr. Albertazzi to 12-month post-termination non-compete and non-solicit covenants in exchange for an annual payment to him of €24,000. Emerson Network Power Holding S.r.l. previously had entered into two letter agreements, one dated March 4, 2016 and one dated March 22, 2014, with Mr. Albertazzi, which agreements were subsequently assumed by Vertiv and which, together with the January 2018 letter agreement and non-competition agreement (collectively, the “Albertazzi Agreements”), now govern the terms and conditions of Mr. Albertazzi’s employment with Vertiv. Pursuant to the Albertazzi Agreements, Mr. Albertazzi also is entitled to a transportation allowance; a housing and utilities allowance; payments in respect of social insurance and additional voluntary medical insurance; a tax service fee payment; a cost-of-living adjustment for the incremental additional cost of living in the United Kingdom; tuition reimbursement payments for Mr. Albertazzi’s children; gross-up payments in respect of tax amounts owed in the United Kingdom; company-paid transportation expenses for him and his eligible dependents for transportation to his home country up to twice per 12 month period; and employer pension contributions. In the event that Vertiv terminates Mr. Albertazzi’s employment for any reason, Mr. Albertazzi will be entitled to company-paid economy class air transportation expenses incurred by him and his family by the most direct route to his home destination, reimbursement of the expense of shipping a reasonable amount of personal and household effects from London to his home location, provided that such shipping takes place within 60 days of his termination, and, for involuntary terminations only, the continuation of any expatriate allowances until he returns to his home country. In addition, the Albertazzi Agreements subject Mr. Albertazzi to a confidentiality provision.

John Hewitt. Vertiv is a party to a letter agreement, dated August 16, 2017, with Mr. Hewitt, pursuant to which he is entitled to an annual base salary of $450,000, and an annual bonus opportunity equal to 65% of his base salary for target-level achievement of performance criteria established under the AIP. Mr. Hewitt’s letter agreement also provides that he will be eligible to participate in the Transaction Exit Bonus Plan. Mr. Hewitt also was entitled to participate in a special additional bonus under the T-Bonus Plan for achievement of the total Vertiv year-over-year EBITDAR growth goal for calendar years 2017 and 2018, which was a one-time bonus opportunity. The annual target for this bonus was $100,000. Mr. Hewitt has also executed an agreement subjecting him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

Stephen Liang. Vertiv (Hong Kong) Holdings Limited entered into a letter agreement, dated November 22, 2018, with Mr. Liang, which replaced his prior employment letter dated May 1, 2013. Mr. Liang is entitled to an annual base salary of $557,000, and an annual bonus opportunity currently equal to $231,000 for target-level achievement of performance criteria established under the AIP. Pursuant to Mr. Liang’s letter agreement, he was entitled to receive $129,000 HK ($197,834 USD) per month as part of a cash housing program; this right expired on September 30, 2019. Mr. Liang’s letter agreement also provided for the following in 2018: club membership fees; a payment to cover a round-trip business class air ticket from Hong Kong to Boston, Massachusetts for himself and his direct dependents; company-paid medical and dental insurance for himself and his dependents; and life and personal accident insurance. Additionally, Mr. Liang is entitled to 21 working days annual leave. Mr. Liang’s agreement also provides for his participation in ORSO, the Hong Kong statutory pension plan, pursuant to which Vertiv makes monthly contributions equal to 10% of his monthly base salary. In the event that Mr. Liang’s employment is terminated other than by Vertiv for cause, he will be entitled to six months’ notice or payment in lieu of notice. Mr. Liang’s letter agreement subjects him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

Bonuses

Vertiv maintains the Vertiv Annual Incentive Plan and the Transformation Bonus Plan, in each case, pursuant to which cash incentive awards may be made to the named executive officers. Vertiv has also paid certain discretionary bonuses to the named executive officers. For a summary of the Annual Incentive Plan, the Transformation Bonus Plan and the discretionary bonuses paid with respect to 2019, see “Compensation Discussion and Analysis—Components of Compensation for 2019” above.

Long Term Incentive Bonus

Vertiv maintains the Vertiv Holding Corporation 2017 Transaction Exit Bonus Plan, pursuant to which performance unit awards have been made to the named executive officers. For a summary of the 2017 Transaction Exit Bonus Plan and performance units granted to the named executive officers pursuant to such plan in 2018, see “Compensation Discussion and Analysis—Components of Compensation for 2019—Long Term Incentive Bonus” above.

Retirement Plans and Other Perquisites

Vertiv maintains certain retirement benefit plans and provide the named executive officers with certain benefits and perquisites. For a summary of such plans and benefits, see “Compensation Discussion and Analysis—Components of Compensation for 2018—Retirement Benefits” and “Compensation Discussion and Analysis—Components of Compensation for 2018—Perquisites and Other Benefits” above.

Nonqualified Deferred Compensation

The following table sets forth information for certain non-qualified deferred compensation plan benefits provided to Mr. Albertazzi as of December 31, 2019.

Name	Executive contributions in fiscal year 2018 ($)(1)	Registrant contributions in fiscal year 2018 ($)(2)	Aggregate earnings in fiscal year 2018 ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 2018 fiscal year end ($)(3)
Giordano Albertazzi	6,719	37,065	—	—	—

(1)	Amounts reported in this column are also reported in the Salary column of the 2019 Summary Compensation Table, above.
(2)

Amounts reported in this column are also reported in the “All Other Compensation” column of the 2019 Summary Compensation Table, above. Amounts for Mr. Albertazzi include a company contribution to his Privindai Pension Fund account of $6,719 (€6,000), as well as $37,065 (€33,098) accrued by Vertiv for Mr. Albertazzi’s TFR entitlement.

(3)

Amounts reported in this column are not considered under SEC disclosure rules as “above-market or preferential earnings”, and are therefore not included in the 2018 Summary Compensation Table, above. No amounts are reported by Mr. Albertazzi because the earnings and aggregate balance within his Previndai Pension Fund account and TFR account for the fiscal year are not determinable.

Potential Payments Upon Termination or Change in Control

Each of the named executive officers has entered into agreements, the material terms of which have been summarized above under the caption “Narrative relating to summary compensation table and grants of plan-based awards table.” Upon certain terminations of employment, the named executive officers (employed as of December 31, 2019) are entitled to payments of compensation and certain benefits. The table below reflects the amount of compensation and benefits payable to each named executive officer who was employed as of December 31, 2019 in the event of a (i) termination without cause, (ii) termination for good reason, or (iii) termination by reason of the executive’s death or disability. Performance units granted pursuant to the Transaction Exit Bonus Plan had no value as of December 31, 2019 and therefore are not included in the table below. For a summary of the Transaction Exit Bonus Plan, see “Compensation discussion and analysis—Components of compensation for 2019—Long Term Incentive Bonus” above. The amounts shown assume that the applicable triggering event occurred on December 31, 2019 and, therefore, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

Name	Reason for termination	Cash payment ($)
Robert Johnson	Without Cause	1,900,000	(1)
	Good Reason	1,900,000	(1)
	Death or Disability	950,000	(2)

David Fallon	Without Cause	575,000	(3)
	Good Reason	—
	Death or Disability(3)	—

Name	Reason for termination	Cash payment ($)

Giordano Albertazzi	Without Cause	—
	Good Reason	—
	Death or Disability	—

John Hewitt	Without Cause	468,000	(3)
	Good Reason	—
	Death or Disability	—

Stephen Liang	Without Cause	335,212	(4)
	Good Reason	335,212	(4)
	Death or Disability	335,212	(4)

(1)

Consists of (i) continued payment of Mr. Johnson’s base salary, currently $950,000 annually, payable in installments generally in accordance with normal payroll practices, for a 12 month period following such termination and (ii) an amount equal to the greater of (x) his target annual bonus for the year of termination, which was $950,000, and (y) the annual bonus paid to him for the year immediately preceding the year of termination, which was $450,000, in each case payable in the first regularly scheduled payroll period following the 12 month anniversary of the termination date.

(2)	Consists of Mr. Johnson’s target annual bonus for the year of termination.
(3)	Consists of (i) continued payment of base salary for nine months following such termination, and (ii) a lump sum payment equal to three months’ salary.
(4)

Consists of (i) six months’ notice or payment in lieu of notice and (ii) payment of expenses for repatriation to the United States in accordance with company policy, estimated to be approximately $40,000.

Business Combination-Related Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the Vertiv’s named executive officers that is based on or otherwise relates to the Business Combination. To the extent any of the named executive officers’ compensation arrangements are described above in this “Executive Compensation” section, they are incorporated herein by reference.

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently unavailable and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed a closing date of the Business Combination of December 31, 2019.

In connection with the consummation of the Business Combination, Vertiv expects to enter into an acknowledgement and release agreement pursuant to which each named executive officer will agree that the Business Combination does not constitute a “qualifying event” under the Transaction Exit Bonus Plan and, subject to the named executive officer’s continued employment through the consummation of the Business Combination and agreement to a release of claims, including any rights under the Transaction Exit Bonus Plan, the named executive officer will be entitled to receive a bonus (the “Cancellation Payment”), payable within thirty days following the Business Consummation, as set forth in the column entitled “Other” below.

Name	Cash Payment ($)(1)	Perquisites/ Benefits ($)(2)		Other ($)(3)	Total ($)
Robert Johnson	1,900,000	24,000		4,104,000	6,028,000
David Fallon	1,150,000	24,000		1,047,750	2,221,750
Giordano Albertazzi	558,000	24,000		716,250	1,298,250
John Hewitt	772,000	24,000		713,000	1,509,000
Stephen Liang	835,000	64,000	(2)	741,250	1,640,250

(1)

Includes cash severance payments as described with respect to each named executive officer under “New Compensation Arrangements—Employment Policy” section described below in the event the named executive officer is terminated without cause or resigns for good reason (each as defined in the Employment Policy) upon the consummation of the Business Combination and outside of the change of control period as described under “Change of Control Plan” below.

(2)

Includes reimbursement of COBRA continuation coverage costs for twelve months following termination of employment, estimated to be approximately $24,000, as described with respect to each named executive officer under “New Compensation Arrangements—Employment Policy” section described below in the event the named executive officer is terminated without cause or resigns for good reason upon the consummation of the Business Combination and outside of the change of control period as described under “Change of Control Plan” below. In addition, for Stephen Liang, includes payment of expenses for repatriation to the United States in accordance with Company policy, estimated to be approximately $40,000, as described under “Potential Payments Upon Termination or Change in Control” above.

(3)

Consists of the Cancellation Payments payable to each named executive officer within 30 days following the consummation of the Business Combination in cancellation of all rights under the Transaction Exit Bonus Plan, as described above. Each named executive officer has elected to reinvest a portion of the Cancellation Payments in shares of the Company pursuant to the subscription agreements described in “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Management Subscription.”.

Director Compensation

Director Compensation Policy

For 2019, the Vertiv Board was comprised of Bryan Kelln, Jacob Kotzubei and Edward L. Monser. These individuals received no cash, equity or other non-equity compensation for services rendered. At all times during such period, Mssrs. Kelln and Kotzubei were employed and compensated exclusively by Platinum Equity. Mssrs. Kelln and Kotzubei provided services to Vertiv pursuant to the terms of the services agreement, and Vertiv compensated Platinum Equity for these and other services through the payment of an advisory fee. Please see “Certain Relationships and Related Party Transactions” below for a discussion of the terms of the services agreement. During the relevant period, Mssrs. Kelln and Kotzubei did not perform services exclusively or predominately for Vertiv and instead provided services across Platinum Equity Advisors’ entire business and portfolio. As a result, Platinum Equity Advisors cannot segregate or identify the portion of the compensation awarded to, earned by or paid to Mssrs. Kelln and Kotzubei that relates to their respective services to Vertiv and no portion of the compensation awarded to, earned by or paid to Mssrs. Kelln and Kotzubei relate solely to their service to us. Vertiv currently has no other formal arrangements under which directors receive compensation for service to the board of directors or its committees.

All Other Compensation

Vertiv’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services in their capacities as directors. Vertiv does not provide tax gross-up payments to members of the Vertiv Board. The Vertiv Board expects to review director compensation periodically to ensure that the director compensation package remains competitive such that Vertiv is able to recruit and retain qualified directors.

Stock Ownership Guidelines for Company Directors

Pursuant to the policy adopted by the board on December 8, 2019, our directors are expected to own Company stock with a value equal to five times their cash retainer. A director is expected to comply with the minimum director investment guidelines within five years after election or appointment as a director. For purposes of satisfying the requirements of the stock ownership guidelines, “ownership” includes stock owned privately, shares (or equivalent shares) awarded to, or purchased by, a director pursuant to a qualified or non-qualified benefit or savings plan, deferred RSUs, unvested restricted stock, vested and unvested RSUs; and any other after-tax profit from an equity transaction, expressed in shares of Company stock (“net gain shares”). Stock option awards that have been granted but have not yet been exercised do not count toward meeting the minimum director ownership guidelines. Upon exercise, however, the net gain shares retained do count toward the minimum ownership requirements. Directors may not sell or dispose of any Company stock that they own outright or any net gain shares attributable to stock option exercises, the vesting of RSUs, or the payment of deferred RSUs until they satisfy the minimum director ownership guidelines. In addition, each director must hold net gain shares attributable to stock option exercises, the vesting of RSUs for at least one year, regardless of whether the multiple-of-salary ownership threshold guidelines have been met. Directors may only sell Company stock during open window periods under that the Company Securities Trading Policy and must notify and receive clearance prior to executing any stock sales or option exercises.

New Compensation Arrangements and Policies

The Board of Directors approved on December 8, 2019 the following compensation arrangements for Vertiv’s named executive officers, which will be effective in connection with the closing of the Business Combination. The board also approved stock ownership guidelines for Company officers, as described below, and stock ownership guidelines for non-employee directors, as described above under “Director Compensation.”

Executive Offer Letters

Each executive offer letter provides for base salary, annual bonus opportunities and initial equity awards as set forth below.

Name	Base Salary ($)	Annual Bonus Opportunity ($)	Restricted Stock Units ($)(1)	Stock Options ($)(2)	Total ($)
Robert Johnson	950,000	950,000	8,000,000	1,400,000	6,004,000
David Fallon	575,000	575,000	1,750,000	860,000	1,622,750
Giordano Albertazzi	338,000	220,000	1,400,000	600,000	716,250
John Hewitt	468,000	304,000	1,400,000	1,000,000	1,181,000
Stephen Liang	588,000	247,000	1,400,000	600,000	1,076,462

(1)

Each RSU vests in cumulative installments of 25% on the first, second, third and fourth anniversaries of the date of grant; provided, that they vest in full upon termination of employment due to death or disability and provide for continued vesting upon retirement. In addition, upon a termination without cause, any unvested RSUs scheduled to vest during the six month period following termination, shall vest on the applicable scheduled vesting dates. It is expected that the RSUs will be granted upon the effective date of the Form S-8 to be filed on or about 60 days following the closing of the Business Combination.

(2)

Each option vests in four equal annual cumulative installments of 25% on each anniversary of the date of grant; provided, that they vest in full upon termination of employment due to death or disability and provide for continued vesting upon retirement. In addition, upon a termination without cause, any unvested options scheduled to vest during the six month period following termination, shall vest on the applicable scheduled vesting dates. It is expected the options will be granted immediately following the closing of the Business Combination.

In addition, each named executive officer is eligible for severance pursuant to the terms of the Employment Policy and change in control severance and other benefits pursuant to the CIC Plan, each as described below.

The executive offer letters will supersede and replace each named executive officers current employment and other letter agreements.

Employment Policy

If a named executive officer’s employment with the Company is terminated without cause or by the executive for good reason (each as defined in the Employment Policy), then in addition to accrued obligations through the termination date, provided that the named executive officer executes and does not revoke a release, each named executive officer shall be eligible for the following severance benefits: (i) a cash payment equal to one times the sum of the executive’s annual rate of base salary immediately prior to the termination of employment and target annual bonus, to be paid in installments over twelve months in accordance with the Company’s normal payroll policies; (ii) any earned and unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination occurs; and (iii) reimbursement of COBRA continuation coverage costs for twelve months.

In addition, each named executive officer is subject to standard restrictive covenants, including non-competition and non-solicitation covenants for twelve months.

To the extent that the payment and benefits to be provided under the executive employment policy or other Company plan or agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code on excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary so that no portion will be subject to the excise tax if, with such reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit that would be received by the executive if no such reduction was made.

Change of Control Plan

The Executive Change of Control Plan (the “CIC Plan”) provides severance benefits to certain senior employees of the Company, including the named executive officers, upon certain terminations of employment from the Company in connection with a change of control of the Company (as defined in the CIC Plan). In the event of a change of control of our Company, the executive must also either (i) be involuntarily terminated other than for cause (as defined in the CIC Plan), or (ii) initiate the termination of his or her own employment for good reason (as defined in the CIC Plan). Additionally, either qualifying termination event must occur during the period that is ninety (90) days immediately prior to the change of control and twenty-four months following such change of control (the “Change of Control Period”).

If such termination occurs during the Change of Control Period, the executive would be entitled to (i) lump-sum cash payments equal to then current base salary plus annual target bonus multiplied by a specified multiplier based on the executive’s position and level (and as set forth in the table below); (ii) a lump-sum cash payment equal to the executive’s annual target bonus during the fiscal year of termination, prorated based on the number of days worked by the executive during such fiscal year; and (iii) a lump-sum cash payment equal to the executive’s actual bonus accrued in the fiscal year prior to the year of termination, but not yet paid. The executive would also be entitled to (i) full vesting on an accelerated basis of any of the executive’s unvested long-term incentive awards, and (ii) COBRA continuation coverage for a designated period based on the executive’s position and level (and as set forth in the table below). The CIC Plan does not provide executives with an excise tax gross-up.

Severance benefits provided under the CIC Plan are conditioned on the executive executing a full release of claims and certain confidentiality, non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants, and the non-competition and non-solicitation covenants govern for a period of at least twelve months, or longer depending on the executive’s position and level, following any termination of executive’s employment. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.

Applicable Severance Factor	• 3x for Mr. Johnson • 2x for Messrs. Fallon, Albertazzi, Hewitt and Liang

COBRA Continuation Period	Reimbursement of COBRA continuation coverage costs for 18 months

Duration of Restrictive Covenants	18 months

Stock Ownership Guidelines for Company Officers

Pursuant to the policy adopted by the board on December 8, 2019, our named executive officers and other individuals designated by the Board as officers are expected to own Company stock based on the following multiple-of-salary ownership threshold guidelines.

Salary Level	Guidelines

• Chief Executive Officer	5 times Salary
• Named Executive Officers, Chief Financial Officer, Chief Operating Officer, and Presidents	3 times Salary
• Other Officers	2 times Salary

An officer is expected to comply with the multiple-of-salary ownership threshold guidelines within five years after appointment to the relevant officer role. For purposes of satisfying the requirements of the stock ownership guidelines, “ownership” includes stock owned privately, shares (or equivalent shares) awarded to, or purchased by, an officer pursuant to a qualified or non-qualified benefit or savings plan, deferred RSUs, unvested restricted stock, vested and unvested RSUs; and any other after-tax profit from an equity transaction, expressed in shares of Company stock (“net gain shares”). Stock option awards that have been granted but have not yet been exercised do not count toward meeting the minimum ownership requirements. Upon exercise, however, the net gain shares retained do count toward the minimum ownership requirements. Officers may not sell or dispose of any Company stock that they own outright or any net gain shares attributable to stock option exercises, the vesting of RSUs or performance plan stock units, or the payment of deferred RSUs until they satisfy the multiple-of-salary ownership threshold guidelines. In addition, each officer must hold net gain shares attributable to stock option exercises, the vesting of RSUs or the vesting of Performance Plan stock units for at least one year, regardless of whether the multiple-of-salary ownership threshold guidelines have been met. Officers may only sell Company stock during open window periods under that the Company Securities Trading Policy and must notify and receive clearance prior to executing any stock sales or option exercises.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following sets forth certain information, as of the date of this proxy statement, concerning the persons who are expected to serve as directors and executive officers of the Company following the consummation of the Business Combination and assuming the election of the nominees at the Special Meeting as set forth in “Director Election Proposal.”

Name	Age	Position
David M. Cote	67	Executive Chairman of the Board
Rob Johnson	53	Chief Executive Officer and Director
Joseph van Dokkum	66	Director
Roger Fradin	66	Director
Jacob Kotzubei	50	Director
Matthew Louie	42	Director
Edward L. Monser	69	Director
Steven S. Reinemund	71	Director
Robin L. Washington	57	Director
David J. Fallon	49	Chief Financial Officer
Giordano Albertazzi	53	President of Europe, Middle East and Africa
Andrew Cole	54	Chief Organizational Development and Human Resources Officer
Colin Flannery	54	General Counsel and Corporate Secretary
Jason M. Forcier	48	Chief Operations Officer and Executive Vice President of Infrastructure and Solutions
John Hewitt	50	President of the Americas
Patrick Johnson	48	Executive Vice President of Information Technology and Edge Infrastructure
Steve Lalla	57	Executive Vice President of Service and Software Solutions
Stephen Liang	61	President of Asia Pacific
Gary Niederpruem	45	Chief Strategy and Development Officer

The directors have been nominated pursuant to the director nomination rights set forth in a Stockholders Agreement entered into by and among the Company, the Sponsor and the Vertiv Stockholder. See “Proposal No. 1—Related Agreements—Stockholders Agreement” for more information.

Directors

Upon the consummation of the Business Combination, we anticipate increasing the initial size of the Board of Directors from five directors to nine directors, each of whom will be voted upon by GSAH’s stockholders at the Special Meeting. If all director nominees are elected and the Business Combination is consummated, the Board of Directors will initially consist of nine directors.

David M. Cote. Upon consummation of the Business Combination, Mr. Cote will serve as Executive Chairman of our Board of Directors. Mr. Cote has been our Chief Executive Officer, President and Secretary, and Chairman of the Board of Directors since April 2018. Mr. Cote served as Chairman and Chief Executive Officer of Honeywell from July 2002 to March 2017. Most recently, Mr. Cote was Executive Chairman of the Board at Honeywell until April 23, 2018. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW Inc., a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer.

Mr. Cote was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote was a director of the Federal Reserve Bank of New York from March 2014 to March 2018. He previously served as a director of JPMorgan Chase & Co. from July 2007 to July 2013. Mr. Cote was selected to serve on the board due to his significant leadership experience and his extensive management and investment experience, including in the industrial sector.

Rob Johnson. Upon consummation of the Business Combination, Mr. Johnson will serve as our Chief Executive Officer and one of our directors. Mr. Johnson joined Vertiv in December 2016 as its first CEO. Prior to that he had been an operating partner at venture capital firm Kleiner Perkins Caufield & Byers (“Kleiner Perkins”) from 2014 to 2016. From 2013 to 2014, Johnson worked in executive positions at Consolidated Container Corporation. Prior to Consolidated Container Company, Mr. Johnson had a five year tenure, between 2008 and 2013, in executive positions at A123 Systems (formerly NASDAQ: AONE), a global manufacturer of lithium ion batteries. On October 16, 2012, A123 Systems voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code and, on January 29, 2013, A123 Systems completed the sale of substantially all of its assets and operations. Mr. Johnson was the Chief Executive Officer of American Power Conversion (formerly NASDAQ: APCC) (“APC”) from 2006 until 2007, where he managed the company’s sale to Schneider Electric (OTC: SBGSY) for $6.1 billion in 2007. Prior to his CEO role at American Power Conversion, Mr. Johnson was a general manager at APC with responsibility for power management, thermal management, IT infrastructure, along with software and controls. Before his roles at APC, Mr. Johnson led Systems Enhancement Corporation, a company he founded to create innovative software and hardware solutions for the data center industry. He sold that company to American Power Conversion in 1997. Mr. Johnson earned a Bachelor of Science and honorary Ph.D. in Engineering Management from The Missouri University of Science and Technology. He was elected into the Engineering Management Academy of Sciences. He served on several boards in the past and is the co-author of “Executing Your Business Transformation,” a guide for companies navigating major changes published in 2010. Rob Johnson is the brother of Patrick Johnson, who, upon consummation of the Business Combination, will serve as our Executive Vice President of Information Technology and Edge Infrastructure. Mr. Johnson was selected to serve on the board due to his knowledge of the data center industry and his experience operating Vertiv for the past 3 years.

Joseph van Dokkum. Upon consummation of the Business Combination, Mr. van Dokkum will serve as one of our directors. Mr. van Dokkum is Chairman of Imperative Science Ventures, a venture capital firm focused on science breakthroughs. From 2009 to 2019, he was an Operating Partner with Kleiner Perkins in Menlo Park, CA, where he worked closely with his investment partners and the leadership of their start-up and growth portfolio companies to accelerate commercialization and scale the businesses. Before that, Mr. van Dokkum served for seven years as President of UTC Power, a division of United Technologies Corporation (NYSE: UTX), where he was instrumental in organically growing UTC Power’s power generation products and service offerings, including fuel cells, renewable power solutions and combined cooling, heating and power applications for the commercial building markets. Prior to UTC Power, Mr. van Dokkum was with Siemens (OTC: SIEGY) for 17 years. For the last six of those years, he served as President and Chief Executive Officer of Siemens Power Transmission & Distribution, Inc. During that time he augmented the company’s traditional power equipment, such as switchgear, power breakers, transformers and regulators, with intelligent systems and controls. This effort returned profitability to the business and enabled the expansion of the product portfolio through numerous acquisitions. Mr. van Dokkum serves on the boards of Ionic Materials, Inc., Solidia Technologies, Inc., and TAS Energy, Inc. He earned his Bachelor’s and Master’s Degrees in Electrical Engineering from the Institute of Technology, Albertus Magnus. Mr. van Dokkum was selected to serve on the board due to his extensive leadership experience and industry knowledge.

Roger Fradin. Upon consummation of the Business Combination, Mr. Fradin will serve as one of our directors. Mr. Fradin has been one of our directors since June 2018. Mr. Fradin joined Honeywell in 2000 when Honeywell acquired Pittway Corporation. Mr. Fradin served as president and chief executive officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014. Mr. Fradin served as vice chairman of Honeywell from April 2014 until his retirement in February 2017. Mr. Fradin is also a consultant for The Carlyle Group and an advisor to Seal Rock Partners. Mr. Fradin received his M.B.A. and B.S. degrees from The Wharton School at the University of Pennsylvania, where he has also served as a member of the faculty. Mr. Fradin is currently a director of L3Harris Technologies Inc. (NYSE: LHX), Resideo Technologies Inc (NYSE: REZI) and Juniper Industrial Holdings, Inc. (NYSE: JIH.U) (“JIH”), and was formerly a director of MSC Industrial Direct Co., Inc. (Nasdaq: MSM) and Pitney Bowes Inc. (NYSE: PBI). Mr. Fradin was selected to serve on the board due to his deep industrial expertise, specifically in the automation and control solutions sectors, as well as for his experience overseeing acquisitions.

Jacob Kotzubei. Upon consummation of the Business Combination, Mr. Kotzubei will serve as one of our directors. Mr. Kotzubei joined Platinum Equity, a private equity firm, in 2002 and is a Partner at the firm. Mr. Kotzubei serves as a director or manager of a number of Platinum Equity’s portfolio companies. Prior to joining Platinum Equity in 2002, Mr. Kotzubei worked for 4.5 years for Goldman Sachs’ Investment Banking Division in New York City. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei serves on the board of directors of Key Energy Services, Inc. (NYSE: KEG), KEMET Corporation (NYSE: KEM), Ryerson Holding Corporation (NYSE: RYI) and Verra Mobility Corporation (NASDAQ: VRRM). On November 12, 2019, KEMET Corporation announced that it had entered into a definitive agreement to be acquired by Yageo Corporation, a Taiwan-based company, in an all-cash transaction. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law, where he was elected a member of the Columbia Law Review. Mr. Kotzubei was selected to serve on the board due to his experience in executive management oversight, private equity, capital markets, mergers and acquisitions and other transactional matters.

Matthew Louie. Upon consummation of the Business Combination, Mr. Louie will serve as one of our directors. Mr. Louie joined Platinum Equity in 2008 and is a Principal at the firm. Mr. Louie serves on the board of certain Platinum Equity’s portfolio companies. Prior to joining Platinum Equity, Mr. Louie was an investment professional at American Capital Strategies, a middle-market focused private equity firm. Prior to American Capital, Mr. Louie worked in venture capital and growth equity at both Canaan Partners and Agilent Technologies, and in investment banking at Donaldson, Lufkin & Jenrette. Mr. Louie holds undergraduate degrees in both Economics as well as Political Science from Stanford University. He also holds a Master’s degree in Business Administration from Harvard Business School. Mr. Louie was selected to serve on the board due to his experience related to private equity, capital markets, transactional matters and post-acquisition oversight of operational performance at portfolio companies.

Edward L. Monser. Upon consummation of the Business Combination, Mr. Monser will serve as one of our directors. Mr. Monser serves on the board of directors for Air Products & Chemicals, Inc. (NYSE: APD), where he is chairman of the Management Development and Compensation Committee, and Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP), where he is on the Audit and Compensation Committees. From 2010 to 2018, Mr. Monser served as president of Emerson (NYSE: EMR), where he had more than 30 years of experience in senior operational positions and played a key role in its globalization. From 2001 to 2015, he was a member of Emerson’s Office of the Chief Executive and served as its Chief Operating Officer. Mr. Monser is active in promoting international understanding and trade and is vice chairman of the U.S.-India Strategic Partnership Forum. He has served on the advisory Economic Development Board for China’s Guangdong Province, the board of advisors for South Ural State University in Chelyabinsk, Russia and the board of the U.S.-China Business Council, where he was also vice chairman. Mr. Monser received a Bachelor’s Degree in electrical engineering from Illinois Institute of Technology in 1980 and has a Bachelor’s Degree in education from Eastern Michigan University. He is an alumnus of the executive education program at the Stanford University Graduate School of Business. Mr. Monser was selected to serve on the board due to his extensive experience in key management positions, including at Emerson when Vertiv was part of that company.

Steven S. Reinemund. Upon consummation of the Business Combination, Mr. Reinemund will serve as one of our directors. Mr. Reinemund has been one of our directors since June 2018. Mr. Reinemund served as Dean of Business at Wake Forest University from July 2008 to June 2014, an organization he joined after a

23-year career with PepsiCo, Inc. (NASDAQ: PEP) (“PepsiCo”). At PepsiCo, Mr. Reinemund served as Executive Chairman from October 2006 to May 2007, and as Chairman and Chief Executive Officer from May 2001 to October 2006. Prior to being Chief Executive Officer, he was PepsiCo, Inc.’s president and chief operating officer from September 1999 to May 2001. Mr. Reinemund began his career with PepsiCo, Inc. in 1984 at Pizza Hut, Inc. and held other positions until he became president and Chief Executive Officer of Frito-Lay’s North American snack division in 1992. He became chairman and Chief Executive Officer of Frito-Lay’s worldwide operations in 1996. Mr. Reinemund was a director of Johnson & Johnson (NYSE: JNJ) from 2003 to 2008 and of American Express Company (NYSE: AXP) from 2007 to 2015. Mr. Reinemund currently serves as a director of Exxon Mobil Corporation (NYSE: XOM), Marriott International, Inc. (Nasdaq: MAR), Walmart Inc. (NYSE: WMT) and Chick-fil-A, Inc. He also serves on the Board of Directors at USNA Foundation. A graduate of the United States Naval Academy in 1970, Mr. Reinemund served five years as an officer in the United States Marine Corps, achieving the rank of Captain. He received an MBA from the University of Virginia, and has been awarded honorary doctorate degrees by Johnson and Wales University and Bryant University. Mr. Reinemund was selected to serve on the board due to his considerable business leadership roles, mergers and acquisitions experience and his relevant board expertise.

Robin L. Washington. Upon consummation of the Business Combination, Ms. Washington will serve as one of our directors. Ms. Washington is the former Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc. (NASDAQ: GILD), a biopharmaceutical company. She held this role from May 2008 until November 1, 2019, the effective date of her retirement as Chief Financial Officer, and remains an advisor to the company until March 1, 2020. From 2006 to 2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. Prior to that, she spent nearly 10 years at PeopleSoft, Inc., a provider of enterprise application software, where she served in a number of executive positions, most recently in the role of Senior Vice President and Corporate Controller. Since April 2019, Ms. Washington has served on the board and on the leadership development and compensation committee of Alphabet Inc. (NASDAQ: GOOG), a multinational technology company. Ms. Washington also currently serves as a director of Honeywell International, Inc. (NYSE: HON), a diversified technology and manufacturing company, where she has served since April 2013, and as director of Salesforce.com (NYSE: CRM), a global leader in customer relationship management technology, where she has served since September 2013, where she currently chairs the audit committee. Ms. Washington also serves on the Board of Visitors, Graziadio School of Business and Management, Pepperdine University, the Presidents Council & Ross Business School Advisory Board, University of Michigan and the UCSF Benioff Children’s Hospital Oakland Board of Directors. She is a Certified Public Accountant, and received a B.A. in Business Administration from the University of Michigan and an M.B.A. from Pepperdine University. Ms. Washington was selected to serve on the board due to her extensive experience in management, operations and accounting in the technology sector, along with her financial expertise.

Executive Officers

David M. Cote. Upon consummation of the Business Combination, Mr. Cote will serve as Executive Chairman of our Board of Directors. Biographical information for Mr. Cote is set forth under “Management After the Business Combination—Directors”.

Rob Johnson. Upon consummation of the Business Combination, Mr. Johnson will serve as our Chief Executive Officer and one of our directors. Biographical information for Mr. Johnson is set forth under “Management After the Business Combination—Directors”.

David J. Fallon. Upon consummation of the Business Combination, Mr. Fallon will serve as our Chief Financial Officer. Mr. Fallon was appointed Chief Financial Officer of Vertiv in July 2017 and has more than 25 years of experience in financial management with global companies. Prior to joining Vertiv, from 2010 to 2017, Mr. Fallon served as Chief Financial Officer at CLARCOR, Inc. (formerly NYSE: CLC), which was a $1.4 billion filtration company with operations in North America, Europe, Asia, Africa and Australia. From 2009 to 2010, he

served as Vice President of Finance for CLARCOR, Inc. CLARCOR, Inc. was purchased by Parker-Hannifin in February 2017. From 2002 to 2009, Mr. Fallon served as Chief Financial Officer and Vice President of Finance for Noble International (formerly NASDAQ: NOBL), which was a $1.1 billion auto supplier with global manufacturing operations. Prior to joining Noble International, he served as Treasury Manager at Textron Automotive from 2000 to 2002, a financial analyst at DaimlerChrysler from 1997 to 2000 and as a senior accountant at Deloitte & Touche from 1991 to 1995. Mr. Fallon earned a Masters of Business Administration Degree from the Wharton School of Business and a Bachelor’s of Science Degree in Business Administration from the University of Dayton. He is certified as a Chartered Financial Analyst® and a Certified Public Accountant (inactive).

Giordano Albertazzi. Upon consummation of the Business Combination, Mr. Albertazzi will serve as our President of Europe, Middle East and Africa. Mr. Albertazzi is the current President of Vertiv in Europe, Middle East and Africa, in which capacity he has served since 2016. He is responsible for Vertiv’s operations and business development within the region. Mr. Albertazzi began his career at Kone Elevators, where he progressed through operations and product development leadership. He then joined Emerson Network Power in 1998 and held positions with increasing responsibility, including Plant Manager from 1999 to 2001, EMEA Marketing and Product Management Director from 2002 to 2004, and Managing Director for the Italian market unit from 2004 to 2006. In 2006, he was promoted to Vice President Services for the Liebert Europe business. In 2011, Mr. Albertazzi was appointed Vice President Services for the broader Europe, Middle East and Africa region, and in 2014 became Vice President Sales. Mr. Albertazzi holds a Bachelor’s Degree in Mechanical Engineering from the Polytechnic University of Milan as well as a Master’s Degree in Management from Stanford University.

Andrew Cole. Upon consummation of the Business Combination, Mr. Cole will serve as our Chief Organizational Development and Human Resources Officer. Mr. Cole joined Vertiv in January 2017 as Chief Organizational Development and Human Resources Officer and as such is responsible for Vertiv’s strategic direction for organizational design, change management and talent acquisition. His role included leading Vertiv employees through the transition from publicly traded Emerson to privately held Vertiv. Mr. Cole also has responsibility for Global Business Services (GBS) and the continued efficiency gains across Vertiv’s back office operations. Over the last two decades, Mr. Cole has helped several dynamic, high-growth global market leaders succeed. During his career, he has been responsible for the oversight of organizational development and transformation programs across the globe, corporate talent strategy, leadership development and change management for teams of up to 20,000 employees. Prior to Vertiv, from 2016 to 2017, Mr. Cole was the chief human resources and organizational development officer at Lumeris. From 2013 to 2015, he worked at Goldstine Management Group. Mr. Cole has also worked at high-tech companies such as A123 Systems, Schneider Electric and APC. On October 16, 2012, A123 Systems voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code and, on January 29, 2013, A123 Systems completed the sale of substantially all of its assets and operations. Mr. Cole holds a Bachelor’s Degree in Religious Studies and a Master of Science in Management Degree from Regis University.

Colin Flannery. Upon consummation of the Business Combination, Mr. Flannery will serve as our General Counsel and Corporate Secretary. Mr. Flannery was appointed Vertiv’s General Counsel in June 2017. Prior to joining Vertiv, from 2007 to 2017, Mr. Flannery was the General Counsel of Sensus, a multinational Smart Grid Technology corporation, and helped steer the successful sale of that company to Xylem (NYSE: XYL) for $1.7B in October 2016. From 2005 to 2006, Mr. Flannery was the Vice President—Legal of Atos Origin, a multinational IT Services corporation. He was based in Paris and responsible for the company’s legal function in North and South America, the UK and Asia. From 1997 to 2000, Mr. Flannery worked in the legal department of Schlumberger (NYSE: SLB) in Atlanta as the Legal Counsel for its North American metering division. In 2000, he was promoted to be Schlumberger’s General Counsel—South America, based in Brazil, where he was responsible for the legal function of all Schlumberger’s operations in South America. In 2002, he was again promoted within Schlumberger to be responsible for the legal function for Schlumberger’s operations in North and South America. Mr. Flannery began his career as a corporate lawyer with Allens Linklaters (f/k/a Feez Ruthning) in Brisbane, Australia in 1988. After obtaining his Juris Doctor from Georgia State University in

1995, he began working for Troutman Sanders in Atlanta, Georgia until 1997. Mr. Flannery holds Anglo-Australian and US law degrees.

Jason M. Forcier. Upon consummation of the Business Combination, Mr. Forcier will serve as our Chief Operations Officer and Executive Vice President of Infrastructure and Solutions. Mr. Forcier has been Chief Operations Officer of Vertiv since May 2019 and Executive Vice President of Infrastructure and Solutions of Vertiv since October 2017, where he has global responsibility for manufacturing, operations, supply chain and quality, as well as leading the large infrastructure and solutions lines of business. Prior to joining Vertiv, Mr. Forcier spent eight years at A123 Systems, a global manufacturer of lithium ion batteries, where he was the Chief Executive Officer from 2013 until 2017 and member of the board of management. Mr. Forcier joined and established the automotive business of A123 Systems in 2009 and was a member of the executive management team that led the company through its initial public offering on the NASDAQ. On October 16, 2012, A123 Systems voluntarily filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and, on January 29, 2013, A123 Systems completed the sale of substantially all of its assets and operations. Prior to joining A123 Systems, Mr. Forcier served as Vice President and General Manager of the global electronics business of Lear Corporation (NYSE: LEA) and as the North American President, Automotive Electronics Division of Robert Bosch LLC. Over the course of his 12-year career with Bosch, he was also a co-founder and Chief Executive Officer of ETAS, Inc., a Bosch Subsidiary. Mr. Forcier earned a Bachelor’s Degree in mechanical engineering from GMI Engineering & Management Institute (now Kettering University) and a Master’s Degree in business administration from the University of Michigan.

John Hewitt. Upon consummation of the Business Combination, Mr. Hewitt will serve as our President of the Americas. Mr. Hewitt joined Vertiv in October 2017 as President of the Americas, with responsibility for business development and operations in the United States, Central and Latin America and Canada. Mr. Hewitt is a global business executive with more than 25 years of experience leading both high-growth and turnaround businesses through multiple market cycles in the technology and industrial markets. Prior to joining Vertiv, Mr. Hewitt held a variety of global P&L, strategy, business development and financial leadership roles in the United States, EMEA, South America and Asia. In 2017, he served as Vice President and Managing Director at Aptiv PLC (NYSE: APTV), a global technology and mobility company primarily serving the automotive sector. From 2014 to 2016, he served as Senior Vice President and General Manager at TE Connectivity Ltd. (NYSE: TEL), a global industrial technology provider of connectivity and sensor solutions. Mr. Hewitt earned a Bachelor’s Degree in Finance and Accounting from Oklahoma State University and an MBA in International Business from the Thunderbird School of Global Management.

Patrick Johnson. Upon consummation of the Business Combination, Mr. Johnson will serve as our Executive Vice President of Information Technology and Edge Infrastructure (“ITEI”). Mr. Johnson joined Vertiv in November 2017 as Executive Vice President of the ITEI. Mr. Johnson started his career with Systems Enhancement Corporation, which was sold to APC in 1997. Mr. Johnson stayed on with APC for 10 years until it was acquired by Schneider Electric in 2007. From 2010 to 2016, Mr. Johnson was Vice President of Rack Systems at Schneider Electric and was then promoted to Senior Vice President of Datacenter Systems, having responsibility for the product lines of Racks, Rack PDUs, Thermal and Software. In late 2016, Mr. Johnson joined Artesyn Embedded Technologies, where he served as Senior Vice President of Strategic Initiatives. Mr. Johnson earned a Bachelor of Science in Engineering Management from The Missouri University of Science and Technology. Patrick Johnson is the brother of Rob Johnson, who, upon consummation of the Business Combination, will serve as our Chief Executive Officer.

Steve Lalla. Upon consummation of the Business Combination, Mr. Lalla will serve as our Executive Vice President of Service and Software Solutions. Mr. Lalla was appointed Executive Vice President, Service and Software Solutions of Vertiv in June 2018. He oversees a global portfolio that includes services and software solutions for power, thermal and industrial products. Mr. Lalla has more than 30 years of experience in the technology industry running businesses that delivered hardware platforms, software and service solutions, as well as data center transformation. Prior to joining Vertiv, from 2013 to 2017, Mr. Lalla was Senior Vice President of the Cloud Client Computing and Data Security business of Dell Corporation (NYSE: DELL). Mr. Lalla grew these businesses through organic investments and strategic acquisitions, resulting in industry leading PC security solutions and virtual desktop solutions for hyper converged data centers. Mr. Lalla began his career at Dell in 2009 as Vice President for the Commercial PC business. Prior to joining Dell, Mr. Lalla led Mass Market Products for Motorola’s (NYSE: MSI) Mobile Devices division from 2002 to 2009. Mr. Lalla holds a Master’s Degree in Business Administration from the Kellstadt Graduate School of Business at DePaul University and a Bachelor’s Degree in economics from the University of Illinois at Urbana-Champaign.

Stephen Liang. Upon consummation of the Business Combination, Mr. Liang will serve as our President of Asia Pacific. Mr. Liang is the current President of Vertiv in Asia Pacific where he is responsible for Vertiv’s operations and business development in the Asia Pacific region. Mr. Liang began working at Emerson in 1994, when he worked in Astec, a business specializing in power supply solutions for the computing and communications industries. At the beginning, he served as Vice President of Manufacturing Operations in the Philippines and was then promoted to Executive Vice President of Asian Operations in 1998. He then was promoted to President of Emerson Network Power China in 2001, leading the merging of four organizations and migrating R&D and production facilities. In 2009, Mr. Liang became President, Emerson Network Power Asia Pacific, responsible for all of Network Power’s Asia Pacific businesses including China, India and Australia. In 2014, as Group Vice President, Mr. Liang also managed the global telecom business. Mr. Liang holds a Bachelor’s Degree and a Master’s Degree in Mechanical Engineering from the Massachusetts Institute of Technology.

Gary Niederpruem. Upon consummation of the Business Combination, Mr. Niederpruem will serve as our Chief Strategy and Development Officer. Mr. Niederpruem was appointed Chief Strategy and Development Officer of Vertiv in 2018. He is responsible for leading the marketing, strategy and M&A functions. Mr. Niederpruem has more than 20 years of experience in analyzing market trends, engaging customers and setting corporate-wide and business unit offering strategies to align with the market. He has driven strategy and growth initiatives through both organic and inorganic activities. Prior to joining Vertiv, Mr. Niederpruem held a variety of P&L and product management leadership roles at Emerson and Danaher. From 2011 to 2014, Mr. Niederpruem was the General Manager of the Integrated Modular Solutions business and Vice President of Product Management of Emerson (NYSE: EMR). In 2014, he was named Vice President of Global Marketing for Emerson Network Power and, in mid-2016, he assumed oversight for the strategy function serving as Executive Vice President, Marketing, Strategy and Development. Mr. Niederpruem attended John Carroll University where he received a Bachelor’s Degree in Marketing and Logistics. He also has a Master’s Degree in Business from the University of Notre Dame.

Committees of the Board of Directors

It is anticipated that the board of directors of the post-business combination company will maintain the committees currently constituted by the board of directors of GSAH and will readopt their respective charters in substantially the same form. See “Information About GSAH—Management—Committees of the Board of Directors” for more information. Upon consummation of the Business Combination, we anticipate that the composition of the committees of the Board of Directors will be as follows.

Audit Committee

Upon consummation of the Business Combination, it is anticipated that the audit committee will consist of Steven S. Reinemund, Robin L. Washington and Edward L. Monser. Mr. Reinemund is expected to serve as the chairman of the audit committee.

Each member of the audit committee is financially literate and our Board has determined that Mr. Steven S. Reinemund qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

Compensation Committee

Upon consummation of the Business Combination, it is anticipated that the compensation committee will consist of Roger Fradin, Joseph van Dokkum and Steven S. Reinemund. Mr. Fradin is expected to serve as the chairman of the compensation committee.

Nominating Committee

Upon consummation of the Business Combination, it is anticipated that our nomination committee will consist of Joseph van Dokkum, Roger Fradin and Edward L. Monser. Mr. van Dokkum is expected to serve as the chairman of the Nominating Committee.

Director Independence

The rules of the NYSE require that a majority of our Board be independent. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). We expect to have five “independent directors” as defined in the NYSE rules and applicable SEC rules. Our board has determined that each of Roger Fradin, Robin L. Washington, Joseph van Dokkum, Edward L. Monser and Steven S. Reinemund would be independent directors under applicable SEC and NYSE rules.

Code of Ethics

The post-business combination company will have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on the post-business combination company’s website,                . We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-business combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed New Vertiv Certificate of Incorporation is attached as Annex B to this proxy statement. We urge you to read our New Vertiv Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-business combination company’s securities following the Business Combination.

Authorized and Outstanding Stock

The New Vertiv Certificate of Incorporation authorizes the issuance of 725,000,000 shares of capital stock, consisting of (1) 720,000,000 shares of common stock, including (a) 700,000,000 shares of Class A common stock, $0.0001 par value per share and (b) 20,000,000 shares of our Class B common stock, $0.0001 par value per share and (2) 5,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are, and the shares of common stock issuable in connection with the Business Combination pursuant to the Merger Agreement and the PIPE Investment will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the Special Meeting, there were 86,250,000 shares of common stock outstanding, held of record by approximately          holders of common stock, no shares of preferred stock outstanding and approximately                  warrants outstanding held of record by approximately          holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Common Stock

The New Vertiv Certificate of Incorporation provides that the Class A common stock will have substantially identical rights, powers, preferences and privileges to the current Class A common stock other than those to reflect the elimination of any authorized Class B common stock (such as voting for directors) and the other matters described in “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Class B Common Stock

The New Vertiv Certificate of Incorporation provides that each share of Class B common stock outstanding immediately prior to the filing of the New Vertiv Certificate of Incorporation will automatically convert into one share of Class A common stock and, concurrently with such conversion, the number of authorized shares of Class B common stock will be reduced to zero.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the New Vertiv Certificate of Incorporation, the holders of our common stock will possess all voting power for the election of our directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our common stock will at all times vote together as one class on all matters submitted to a vote of the holders of our common stock the New Vertiv Certificate of Incorporation.

Dividends

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under the New Vertiv Certificate of Incorporation, holders of our common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the post-business combination company under the New Vertiv Certificate of Incorporation, the holders of our common stock will be entitled to receive all the remaining assets of the post-business combination company available for distribution to stockholders, ratably in proportion to the number of shares of our common stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Under the New Vertiv Certificate of Incorporation, our stockholders will have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Under the New Vertiv Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Class A common stock.

Preferred Stock

The New Vertiv Certificate of Incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A. and our warrant agent for our warrants is Computershare Trust Company, N.A. and Computershare Inc. (collectively, “Computershare”), acting together. We have agreed to indemnify and hold harmless Computershare in its roles as transfer agent from and against any and all losses, claims, damages, costs, charges, counsel fees and expenses, payments, expenses and liability arising out of or attributable to Computershare’s duties as transfer agent, except for Computershare’s negligence, willful misconduct or breach of confidentiality. We have also agreed to indemnify and hold harmless Computershare in its roles as warrant agent against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as warrant agent; provided, however, that such covenant and agreement of us does not extend to, and Computershare shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by Computershare as a result of, or arising out of, its gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

Certain Anti-Takeover Provisions of Delaware Law and the New Vertiv Organizational Documents

The New Vertiv Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Certain of these provisions provide:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board or the Chief Executive Officer of the Company, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Forum Selection Clause

The New Vertiv Certificate of Incorporation will include a forum selection clause. The New Vertiv Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees of the Company to the Company or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim (i) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (iii) for which the Court of Chancery does not have subject matter jurisdiction or (iv) arising under the federal securities laws, including the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell its founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities as long as we continue to remain current in our Exchange Act reporting.

As of the date of this proxy statement, we had 86,250,000 shares of our common stock outstanding. Of these shares, 69,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 17,250,000 founder shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the business combination is approved, the shares of our common stock we issue to the Vertiv Stockholder pursuant to the Merger Agreement will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are approximately 33.5 million warrants outstanding, consisting of approximately 23.0 million public warrants originally sold as part of the units issued in the IPO and approximately 10.5 million private placement warrants that were sold by the Company to the Sponsor in a private placement prior to the IPO. Each warrant is exercisable for one share of our Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable. In addition, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided, that if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

Registration Rights

See “Proposal No.1—Related Agreements—Amended and Restated Registration Rights Agreement.”

Listing of Securities

We intend to apply to continue the listing of our Class A common stock, units and warrants on the NYSE under the symbols “VRT,” “VRT.U” and “VRT WS,” respectively, upon the closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (1) the beneficial ownership of our common stock as of the record date (pre-Business Combination) and (2) the expected beneficial ownership of shares of our common stock immediately following consummation of the Business Combination (assuming a “no redemption” scenario and assuming a “maximum redemption scenario” as described below) by:

•

each person who is known to be the beneficial owner of more than 5% of our common stock and is expected to be the beneficial owner of more than 5% of shares of our common stock post-Business Combination;

•	our current executive officer and each of our current directors;

•	each person who will become one of our executive officers or directors post-Business Combination; and

•	our executive officer and all of our directors as a group pre-Business Combination, and all of our executive officers and directors post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of our common stock pre-Business Combination is based on 86,250,000 shares of common stock outstanding as of September 30, 2019, which includes an aggregate of 17,250,000 shares of our Class B common stock outstanding as of such date.

The expected beneficial ownership of shares of our common stock post-Business Combination assumes two redemption scenarios as follows:

•	Assuming no redemptions: This presentation assumes that no shares of Class A common stock are redeemed.

•

Assuming maximum redemptions: This presentation assumes that the maximum number of shares of Class A common stock are redeemed such that the remaining funds held in the trust account after the payment of the redeeming shares’ pro-rata allocation along with the proceeds from the PIPE Investment are sufficient to satisfy the Minimum Required Funds Condition. Based on the amount of $705.0 million in the trust account as of September 30, 2019, inclusive of accrued dividends, and taking into account the anticipated gross proceeds of approximately $1,239.0 million from the PIPE Investment, approximately 55,400,000 shares of Class A common stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement.

Unless otherwise indicated, GSAH believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

				After the Business Combination
	Before the Business Combination			Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owners(1)(2)	Number of Shares		%	Number of Shares	%	Number of Shares	%
5% Holders (Other than Directors and Executive Officers)
GS DC Sponsor I LLC(3)	17,145,000	(4)	19.8%	27,628,333	7.9%	27,678,333	8.8%
GS Sponsor LLC(3)(5)	17,145,000	(4)	19.8%	27,628,333	7.9%	27,678,333	8.8%
Governors Lane LP(6)	3,870,100		4.5%	3,870,100	1.1%	3,870,100	1.3%
BlueCrest Capital Management Limited(7)	3,743,162		4.3%	3,743,162	1.1%	3,743,162	1.2%
Empyrean Capital Partners, LP(8)	3,500,000		4.0%	3,500,000	1.0%	3,500,000	1.2%
VPE Holdings, LLC (the Vertiv Stockholder)(9)	—		—	127,500,000	37.8%	147,500,000	48.8%
Directors and Executive Officers Pre-Business Combination
David M. Cote(3)(10)	17,145,000	(4)	19.8%	29,678,333	8.5%	29,678,333	9.5%
Raanan A. Agus	—		—	—	—	—	—
James Albaugh(11)	55,000		*	55,000	*	55,000	*
Roger Fradin(12)	135,000		*	335,000	*	335,000	*
Steven S. Reinemund(13)	135,000		*	335,000	*	335,000	*
All GSAH directors and executive officers as a group (five individuals)(14)	17,470,000		20.2%	30,403,333	8.7%	30,403,333	9.7%
Directors and Executive Officers Post-Business Combination Company
David M. Cote(3)(10)	17,145,000	(4)	19.8%	29,678,333	8.5%	29,678,333	9.5%
Rob Johnson	—		—	123,120	*	123,120	*
Roger Fradin(12)	135,000	(11)	*	335,000	*	335,000	*
Joseph van Dokkum(15)	—		—	25,000	*	25,000	*
Jacob Kozubei	—		—	—	—	—	—
Matthew Louie	—		—	—	—	—	—
Edward L. Monser	—		—	—	—	—	—
Steven S. Reinemund(13)	135,000	(11)	*	335,000	*	335,000	*
Robin L. Washington(16)	—		—	10,000	*	10,000	*
Giordano Albertazzi	—		—	26,859	*	26,859	*
Andrew Cole	—		—	35,650	*	35,650	*
David J. Fallon	—		—	52,387	*	52,387	*
Colin Flannery	—		—	17,825	*	17,825	*
Jason M. Forcier	—		—	38,475	*	38,475	*
John Hewitt	—		—	35,650	*	35,650	*
Patrick Johnson	—		—	31,802	*	31,802	*
Steve Lalla	—		—	25,650	*	25,650	*
Stephen Liang	—		—	37,062	*	37,062	*
Gary Niederpruem	—		—	24,618	*	24,618	*
All post-business combination company’s directors and executive officers as a group (19 individuals)(14)	17,415,000		20.1%	30,912,431	8.9%	30,912,431	9.9%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 200 West Street, New York, New York 10282.
(2)	The calculations assume the number of founder shares held by such reporting person(s), if any, are converted into shares of Class A common stock on a one-for-one basis.
(3)

Each of Mr. David M. Cote and GS Sponsor LLC may be deemed to beneficially own the shares held by the Sponsor by virtue of their shared control over the Sponsor. Mr. Cote’s interest in the Sponsor is held by a limited liability company owned by trusts controlled by Mr. Cote. Each of Mr. David M. Cote and his controlled affiliates and GS Sponsor LLC disclaims beneficial ownership of the shares held by the Sponsor except to the extent of their respective pecuniary interest therein. In connection with the closing of the Business Combination, the members of the Sponsor may elect to dissolve the Sponsor or cause it to distribute its assets in-kind to its members. Interests shown after the Business Combination include 10,533,333 shares of Class A common stock underlying the private placement warrants.

(4)

Interests shown consist solely of founder shares. Such shares will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.

(5)

GS Sponsor LLC is a wholly owned subsidiary of GSAM Holdings LLC, which is a wholly owned subsidiary of The Goldman Sachs Group, Inc. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. may be deemed to beneficially own the shares held by the Sponsor by virtue of their direct and indirect ownership, respectively, over GS Sponsor LLC. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. disclaims beneficial ownership of any such shares except to the extent of their respective pecuniary interest therein.

(6)

According to Amendment No. 1 to the Schedule 13G filed on February 14, 2019, Governors Lane LP, Governors Lane Fund General Partner LLC and Isaac Corre share voting and dispositive power over the 3,870,100 shares reported. The business address for Governors Lane LP is 510 Madison Avenue, 11th Floor, New York, NY 10022. The business address for each of the other stockholders is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, New York 10022.

(7)

According to the Schedule 13G filed on June 21, 2019, BlueCrest Capital Management Limited and Michael Platt share voting and dispositive power over the 3,743,162 shares reported. The business address for each of BlueCrest Capital Management Limited and Michael Platt is Ground Floor, Harbour Reach, La Rue de Carteret, St Helier, Jersey, Channel Islands, JE2 4HR.

(8)

According to Amendment No. 1 to the Schedule 13G filed on February 14, 2019, each of Empyrean Capital Partners, LP and Amos Meron share voting and dispositive power over the 3,500,000 shares of Class A common stock reported, with Empyrean Capital Overseas Master Fund, Ltd. sharing voting and dispositive power over 3,348,733 of such shares of Class A common stock, which are directly held by it, and P EMP Ltd. sharing voting and dispositive power over 151,267 of shares of Class A common stock, which are directly held by it. The business address for each of the stockholders is c/o Empyrean Capital Partners, LP, 10250 Constellation Blvd, Suite 2950, Los Angeles, CA 90067.

(9)

Represents shares to be owned directly by VPE Holdings, LLC, a Delaware limited liability company, upon the completion of the Business Combination. Vertiv JV Holdings, LLC owns a majority of the outstanding equity interests of VPE Holdings, LLC, and PE Vertiv Holdings, LLC owns a majority of the outstanding interests of Vertiv JV Holdings, LLC, and, accordingly, each may be deemed to beneficially own the shares owned directly by VPE Holdings, LLC. PE Vertiv Holdings, LLC is directly owned by six private equity investment funds advised by affiliates of, and sponsored by, Platinum Equity, LLC, none of which private equity investment funds individually has the power to direct the voting or disposition of shares beneficially owned. Mr. Tom Gores is the beneficial owner of Platinum Equity, LLC. Accordingly, as a result of their indirect ownership and control of each of VPE Holdings, LLC, Vertiv JV Holdings, LLC, PE Vertiv Holdings, LLC, each of Platinum Equity, LLC and Mr. Tom Gores may be deemed to beneficially own the shares owned directly by VPE Holdings, LLC. Mr. Tom Gores disclaims beneficial ownership of the shares owned directly by VPE Holdings, LLC, except to the extent of his pecuniary interest therein. The business address of VPE Holdings, LLC and each party beneficially owning the shares held thereby is 360 North Crescent Drive, South Building, Beverly Hills, CA, 90210.

(10)	Interests shown after the Business Combination include 200,000 shares of Class A common stock subscribed for in the PIPE Investment by a limited liability company wholly-owned by David M. Cote.
(11)

Interests shown consist of 35,000 founder shares and 20,000 shares of Class A common stock. The founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.

(12)

Interests shown consist of 35,000 founder shares and 100,000 shares of Class A common stock. The founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. Interests shown after the Business Combination also include 200,000 shares of Class A common stock initially subscribed for in the PIPE Investment by the GS PIPE Investors that were subsequently assigned by the GS PIPE Investors to Roger Fradin.

(13)

Interests shown consist of 35,000 founder shares and 100,000 shares of Class A common stock. The founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. Interests shown after the Business Combination also include 200,000 shares of Class A common stock initially subscribed for in the PIPE Investment by the GS PIPE Investors that were subsequently assigned by the GS PIPE Investors to a trust of which Steven S. Reinemund is the trustee.

(14)

Interests before the Business Combination shown consist of 17,250,000 founder shares and 220,000 shares of Class A common stock. The founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. Interests shown after the Business Combination include 10,533,333 shares of Class A common stock underlying the private placement warrants.

(15)

Interests shown consist of 25,000 shares of Class A common stock initially subscribed for in the PIPE Investment by the GS PIPE Investors that were subsequently assigned by the GS PIPE Investors to Joseph van Dokkum.

(16)

Interests shown consist of 10,000 shares of Class A common stock initially subscribed for in the PIPE Investment by the GS PIPE Investors that were subsequently assigned by the GS PIPE Investors to Robin L. Washington.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

GSAH’s Related Party Transactions

Founder Shares

In May 2016, the Sponsor purchased 2,875,000 founder shares for an aggregate price of $25,000, or approximately $0.0087 per share. On May 17, 2018, we conducted a 1:6 stock split, resulting in the Sponsor holding 17,250,000 founder shares. The financial statements reflect the changes of the split retroactively for all periods prior to May 17, 2018. In May 2018, the Sponsor transferred 35,000 founder shares to each of our independent directors at their original purchase price. As of the date of this proxy statement, the Sponsor and our three independent directors held, collectively, 17,250,000 founder shares. The Sponsor may also contribute additional capital to us pursuant to the GS Sponsor Capital Commitment with respect to its founder shares.

The founder shares are identical to the public shares, except that: (1) only holders of the founder shares have the right to vote on the election of directors prior to our initial business combination; (2) the founder shares are subject to certain transfer restrictions, as described in more detail below; (3) the Sponsor and each of our officer and directors have entered into a letter agreement with us, pursuant to which they have agreed to: (a) waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (b) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to the GSAH Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our initial business combination by June 12, 2020; and (c) waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination by June 12, 2020 (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, which anti-adjustment rights have been waived in connection with the consummation of the Business Combination, including the PIPE Investment; and (5) the holders of founder shares are entitled to registration rights.

Subject to certain limited exceptions, the Initial Stockholders have agreed not to transfer, assign or sell any founder shares during the Sponsor Lock-up Period, which ends on the earlier of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Private Placement Warrants

In connection with the completion of our IPO, the Sponsor purchased an aggregate of 10,533,333 private placement warrants, each exercisable to purchase one Class A common stock for $11.50 per share, at a price of $1.50 per private placement warrant, generating proceeds, before expenses, of $15,800,000.

Subject to certain limited exceptions, the private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transfers, has the option to exercise the private placement warrants on a cashless basis and will be entitled to certain registration rights.

Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the private Warrants.

If we do not complete an initial business combination by June 12, 2020, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares, subject to the requirements of applicable law, and the private placement warrants will expire worthless.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) are currently entitled to registration rights pursuant to a registration rights agreement (the “Existing Registration Rights Agreement”). The holders of these securities are entitled to make up to three demands that we register under the Securities Act the private placement warrants, the Class A common stock underlying the private placement warrants, and the Class B common stock. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the Existing Registration Rights Agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, the Existing Registration Rights Agreement will be amended and restated. For additional information, see “Proposal No. 1—Related Agreements—Amended and Restated Registration Rights Agreement.”

Related Party Notes

On April 9, 2018, the Sponsor loaned us $300,000 in unsecured promissory notes. The funds were used to pay a portion of the expenses related to the IPO. The note was non-interest bearing, unsecured and was paid to the Sponsor in connection with the closing of the IPO.

Sponsor Commitment

On March 11, 2019, GS Sponsor LLC provided the Company with a commitment pursuant to which GS Sponsor LLC agreed that, if funds are needed by the Company through June 12, 2020 to pay ordinary course expenses, the GS Sponsor LLC will provide the Company with liquidity of up to an aggregate of $2.0 million. The GS Sponsor LLC will not receive any additional interest in the Company in exchange for any such contribution and any liquidity provided under the commitment will be in the form of a contribution with respect to the Sponsor’s Founder Shares.

Administrative Services Agreement

We entered into an agreement to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, administrative and support services. Upon the earlier of the completion of the initial business combination and our liquidation, this agreement will terminate and we will cease paying these monthly fees. For the year ended December 31, 2018, we incurred expenses of $67,668 under this agreement.

Subscription Agreements

Concurrently with the execution of the Merger Agreement, we entered into Subscription Agreements with the Sponsor Related PIPE Investors, pursuant to which the Sponsor Related PIPE Investors have subscribed for shares of our Class A common stock in connection with the PIPE Investment. The Sponsor Related PIPE Investors are expected to fund $230 million of the PIPE Investment, for which they will receive 23 million shares of our Class A common stock. Specifically, the GS PIPE Investors have subscribed for $210 million in the PIPE Investment and a limited liability company wholly-owned by David M. Cote has subscribed for an additional $20 million in the PIPE Investment. Such GS PIPE Investors intend to make a portion of their subscription available to certain employees of Goldman Sachs and associates of David Cote prior to the PIPE Investment , including directors of GSAH and certain persons that have been nominated to serve as directors of the post-business combination company. Separately, Goldman Sachs & Co. LLC has agreed to a forward-starting swap agreement relating to $110 million of shares of GSAH with an institutional investor. As a result of the foregoing, the GS PIPE Investors may not have an economic interest in the PIPE Investment equal to their subscription.

On December 10, 2019, the Company entered into subscription agreements with Robert Johnson, David Fallon, John Hewitt, Jason Forcier, Stephen Liang, Andrew Cole, Giordano Albertazzi, Steve Lalla, Pat Johnson, Gary Niederpruem and Colin Flannery, each of whom will be an executive officer of the post-business combination company, pursuant to which they subscribed for 123,120, 52,387, 35,650, 38,475, 37,062, 35,650, 26,859, 25,650, 31,802, 24,618 and 17,825 shares, respectively (449,098 shares in the aggregate), of our Class A common stock at a price of $10.00 per share for an aggregate commitment of approximately $4.5 million.

The PIPE Investment will be consummated substantially concurrently with the closing of the Business Combination. For additional information, see “Proposal No. 1—Approval of the Business Combination—Related Agreements—Subscription Agreements.”

Stockholders Agreement

At the closing of the Business Combination, the Sponsor and the Vertiv Stockholder will enter into the Stockholders Agreement, which gives the Vertiv Stockholder the right to nominate up to four directors to the post-closing company’s Board of Directors, subject to its ownership percentage of the total outstanding shares of Class A common stock. For additional information, see “Proposal No. 1—Approval of the Business Combination—Related Agreements—Stockholders’ Agreement.”

Related Party Payments

Upon completion of the Business Combination, an aggregate amount of approximately $50 million in deferred underwriting discount, advisory fees and placement agent fees, will be payable to Goldman Sachs & Co. LLC, an affiliate of us and the Sponsor (Raanan A. Agus, one of our directors, is also a Participating Managing Director of Goldman Sachs).

Affiliates of Goldman Sachs are lenders to Vertiv under the Term Loan Facility and Asset-Based Revolving Credit Facility, with an aggregate of approximately $23.5 million and approximately $16.3 million outstanding to such affiliates in the Term Loan Facility and the Asset-Based Revolving Credit Facility, respectively, as of the date of this proxy statement. We intend to use a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay a portion of the outstanding Term Loan Facility and, as a result, such affiliates would receive their pro rata portion of such proceeds. In addition, as of the date of this proxy statement, affiliates of Goldman Sachs hold an aggregate of approximately $180,000 of the Existing Notes.

Related Party Policy

We have adopted a code of ethics that requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of the Sponsor, officer or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. There will be no finder’s fees, reimbursements or cash payments made by us to the Sponsor, officer or directors or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of the IPO and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

•	payment to an affiliate of the Sponsor of a total of $10,000 per month, for up to 24 months, for office space, administrative and support services;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•

payment to Goldman Sachs of its underwriting commission, fees for any financial advisory, placement agency or other similar investment banking services provided by it to our company, and reimbursement of Goldman Sachs for any out-of-pocket expenses incurred by Goldman Sachs in connection with the performance of such services; and

•

repayment of loans which may be made by the Sponsor, an affiliate of our sponsor or our officer and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

These payments may be funded using the net proceeds of the IPO and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith or from the PIPE Investment.

Vertiv Related Party Transactions

Services agreement

Vertiv Group is party to a corporate advisory services agreement (the “Services Agreement”), with Platinum Advisors. Under the terms of the Services Agreement, Platinum Advisors provides to Vertiv Group and its subsidiaries certain corporate advisory services. In consideration of these and other services, Vertiv Group pays an annual advisory fee to Platinum Advisors of no greater than $15.0 million. In addition to the fees paid to Platinum Advisors pursuant to the Services Agreement, Vertiv Group pays Platinum Advisors’ out-of-pocket expenses and costs paid to any person who is not managed by Platinum Advisors and in whom Platinum Advisors does not have a pecuniary interest, in each case incurred in connection with providing management services to Vertiv Group. See note 14 to the combined and consolidated financial statements of Vertiv Holdings and note 10 to the condensed consolidated financial statements of Vertiv Holdings included elsewhere in this proxy statement for a discussion of payments made pursuant to the Services Agreement.

The corporate advisory services provided under the agreement include, but are not limited to, advice on the following topics: general corporate, financing, financial planning, management, administration, and commercial and marketing activities.

In addition, Platinum Advisors will be entitled to a transaction fee upon the closing of the Business Combination pursuant to a formula that is set out in the corporate advisory services agreement. The amount of this fee, when paid in connection with the closing of the Business Combination, will be treated as a Company Transaction Expense under the Merger Agreement, and so will reduce the consideration that would otherwise have been paid to the Vertiv Stockholder. The Services Agreement will be terminated effective upon the closing of the Business Combination.

Transactions with Emerson

Prior to November 30, 2016, the Vertiv Group was a business unit of Emerson, and was charged for costs directly related to its operations, as well as allocated a portion of Emerson’s general corporate costs.

Subsequent to November 30, 2016, and upon consummation of the Separation, Vertiv Group and Emerson entered into a transition services agreement, pursuant to which Emerson or its affiliates provide certain transitional services to the Vertiv Group, including administrative and IT services. Vertiv Group also purchases and sells goods and services and leases office space in the ordinary course of business with affiliates of Emerson. See note 14 to the combined and consolidated financial statements of Vertiv Holdings and note 10 to the condensed consolidated financial statements of Vertiv Holdings included elsewhere in this proxy statement for a discussion of payments made to and received from Emerson.

Employment of Family Members of Executive Officers

Certain family members of the Company’s executive officers were employed by Vertiv during 2017, 2018 and 2019, as set forth below.

Patrick Johnson has served as Vertiv’s Executive Vice President of Information Technology and Edge Infrastructure since November 2017. Patrick Johnson received total compensation of $141,044 for 2017, $450,539 for 2018, and thus far was paid $389,319 for 2019, not including his full 2019 short-term incentive payment since the results have not been finalized.

Richard Johnson, the brother of Rob Johnson and Patrick Johnson, has served as Vertiv’s Director of Global Strategic Clients since February 2018. Richard Johnson received total compensation of $259,594 for 2018, and $283,223 for 2019.

Alexander Johnson, the son of Rob Johnson and nephew of Patrick Johnson, has served as Vertiv’s Manager Channel Accounts CDW since April 2018. Alexander Johnson received total compensation of $141,387 for 2018, and $227,015 for 2019.

Related Party Policy

Vertiv as a private company does not have a formal written related party transaction policy. The post-business combination company will implement policies and procedures with respect to the approval of related party transactions in connection with the closing of the Business Combination.

MARKET PRICE INFORMATION

GSAH’s publicly-traded Class A common stock, units and warrants are currently listed on the NYSE under the symbols “GSAH,” “GSAH.U” and “GSAH WS,” respectively. We intend to apply to continue the listing of our Class A common stock, units and warrants on the NYSE under the symbols “VRT,” “VRT.U” and “VRT WS,” respectively, upon the closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

On December 9, 2019, the trading date before the public announcement of the Business Combination, GSAH’s public units, Class A common stock and warrants closed at $10.90, $10.45 and $1.4709, respectively. As of         , the most recent practicable date prior to the date of this proxy statement, the most recent closing price for each unit, common stock and redeemable warrant was $        , $         and $        , respectively.

Holders of the units, public shares and public warrants should obtain current market quotations for their securities. The market price of our securities could vary at any time before the Business Combination.

Historical market price information regarding Vertiv is not provided because there is no public market for Vertiv’s securities. For information regarding Vertiv’s capital resources and liquidity, see “Vertiv Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity.”

APPRAISAL RIGHTS

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. GSAH stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. GSAH stockholders receiving multiple copies of such documents may request that we deliver single copies of such documents in the future. GSAH stockholders may notify us of their requests by calling or writing us at our principal executive offices at 200 West Street, New York, NY 10282 or (212) 902-1000.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our common stock is Computershare Trust Company, N.A. and our warrant agent for our warrants is Computershare Trust Company, N.A. and Computershare Inc., acting together.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the                annual meeting of stockholders will be held no later than                 . For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our                 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by us at our executive offices a reasonable time before we begin to print and mail our                 annual meeting proxy materials in order to be considered for inclusion in our proxy materials for the                annual meeting.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

INDEPENDENT AUDITOR

Vertiv Holdings is controlled by investment funds managed by Platinum Equity. The consolidated financial statements of Vertiv Holdings as of and for the years ended December 31, 2018 and 2017 and as of and for the one-month period ended December 31, 2016 and the combined financial statements of its predecessor for the period from October 1, 2016 through November 30, 2016 were audited by EY, a member firm of Ernst & Young Global Limited (“EYG”) in the United States, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

In the third and fourth quarters of 2019, four employees of a member firm of EYG in Romania (“EY Romania”), held employment discussions with Vertiv Holdings at its shared service center in Romania while performing certain audit planning and related procedures for the shared service center. 2019 is the first year EY Romania and these individuals participated in the audit of Vertiv Holdings’ consolidated financial statements under PCAOB standards. Two of these employees were staff accountants and the other two were senior accountants. Holding employment discussions with an audit client while serving as a member of the audit engagement team is inconsistent with the SEC and PCAOB auditor independence rules. One individual was hired by Vertiv Holdings in its financial planning and analysis group in a role that is not a financial reporting oversight role. This individual’s three-week employment with Vertiv Holdings was terminated as a result of this issue. The other three professionals remain with EY Romania and have been removed from the EY Romania audit engagement team assigned to audit Vertiv Holdings’ consolidated financial statements. All audit work completed by these individuals has been discarded and has been or will be performed by other members of the EY Romania audit engagement team.

In June 2018, a portfolio company ultimately controlled by Platinum Equity acquired a company (“Entity A”) which became a sister affiliate of Vertiv Holdings due to common control. A member firm of EYG in the Netherlands (“EY Netherlands”) provided value-added tax (“VAT”) compliance and representation services to Entity A from 2009 to 2018. As a VAT representative, Dutch law considers EY Netherlands jointly liable with Entity A for the VAT liabilities for a five-year statutory period. Dutch law limits the annual VAT liability based on revenue earned in the Netherlands, and the calculated maximum statutory liability is further limited to five times the annual calculation based on the five-year statute of limitations. The joint liability functions similarly to EY Netherlands providing a guarantee to the Dutch tax authorities of Entity A’s VAT obligations, a financial relationship that is inconsistent with the SEC and PCAOB independence rules as it establishes the appearance of an impermissible mutuality of interest. To effectively eliminate any potential obligations of EY Netherlands resulting from the VAT representation services, Entity A made cash deposits into the bank account owned by the Dutch tax authority equal to the unfunded portion of the maximum potential VAT liability. EY Netherlands terminated the services and withdrew its VAT representation of Entity A, which became effective on January 1, 2019 when another VAT representative was named. Although EY Netherlands remains jointly liable for any VAT obligations during the VAT representation period until January 1, 2024, the Dutch tax authority is required to satisfy any additional VAT obligations from the cash deposits from Entity A it maintains. Since the maximum potential VAT liability is fully funded with cash deposits held by the Dutch tax authority, EY Netherlands in substance is no longer at risk of being compelled to satisfy Entity A’s VAT obligations. The total fees collected for the service and the maximum liability are not material to EY Netherlands, Entity A, Platinum Equity, or Vertiv Holdings. This matter has not and will not impact Vertiv Holdings’ consolidated financial statements, nor EY’s related audit procedures or judgments.

In February 2017, a first-year staff accountant employee of EY held employment discussions with and was eventually hired in a staff level role by a subsidiary of a portfolio company (“Entity B”) ultimately controlled by Platinum Equity. The entity at which the employment discussions occurred is a sister affiliate of Vertiv Holdings by virtue of common control. These discussions occurred while the EY staff accountant was performing certain audit related procedures for Entity B subsequent to the issuance of EY’s audit report on the 2016 financial statements of Entity B. Holding employment discussions with an audit client, including its affiliates, while serving as a member of the audit engagement team is inconsistent with the SEC and PCAOB auditor independence rules. Upon identification, the individual was removed from the Entity B engagement team and subsequently resigned from EY in March 2017. The individual was not in a financial reporting oversight role at Entity B, and Platinum Equity disposed of its ownership in Entity B in October 2018.

Additionally, a member of the board of directors of Emerson, the controlling shareholder of the Network Power business of Emerson (“Predecessor”), is a retired partner of EY and receives certain pension benefits from EY, a portion of which are not fully funded. This board membership placed this individual in a financial reporting oversight role as it relates to the Predecessor. This individual is not a member of the board of directors for Vertiv Holdings and is not in a financial reporting oversight role or accounting role at Vertiv Holdings. EY audited the combined financial statements of the Predecessor for the two-month period ended November 30, 2016 (“Predecessor Stub Period”). While such a pension arrangement with a person in a financial reporting oversight role was inconsistent with the SEC and PCAOB auditor independence rules with respect to EY’s audit of the Predecessor Stub Period combined financial statements, this matter did not affect EY’s objectivity and impartial judgment. EY was not engaged as Vertiv Holdings’ independent registered public accounting firm and did not commence audit procedures on the Predecessor Stub Period combined financial statements until after Emerson sold a majority interest in its Network Power business to legal entities formed on behalf of, and controlled by, certain private equity investment funds sponsored by Platinum Equity, at which time the retired EY partner was not in a financial reporting oversight role or accounting role with respect to Vertiv Holdings. In conducting the audit of the Predecessor Stub Period combined financial statements, EY reported to the Vertiv Holdings board of directors and not to the board of directors of the Predecessor’s controlling shareholder.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters did not and do not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of Vertiv Holdings’ consolidated financial statements and the Predecessor’s combined financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion. Vertiv Holdings’ management and audit committee concur with EY’s conclusions.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, GSAH’s corporate website under the heading “SEC Filings,” at http:// www.gsacquisition.com. GSAH’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

GS Acquisition Holdings Corp

200 West Street

New York, NY 10282

(212) 902-1000

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: GSAH.info@investor.morrowsodali.com

If you are a stockholder of the Company and would like to request documents, please do so by                 , 2020 (five business days prior to the date of the Special Meeting), in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the GSAH has been supplied by GSAH, and all such information relating to Vertiv has been supplied by Vertiv. Information provided by either GSAH or Vertiv does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, GSAH or Vertiv that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

GS Acquisition Holdings Corp

Unaudited Condensed Financial Statements of GS Acquisition Holdings Corp
Condensed Balance Sheets as of September 30, 2019 and December 31, 2018	F-S-2
Condensed Statements of Operations for the nine and three months ended September 30, 2019 and September 30, 2018	F-S-3
Condensed Statements of Changes in Stockholders’ Equity for the nine months ended September 30, 2019 and September 30, 2018	F-S-4
Condensed Statements of Cash Flows for the nine months ended September 30, 2019 and September 30, 2018	F-S-5
Notes to Condensed Financial Statements	F-S-6

Audited Financial Statements of GS Acquisition Holdings Corp
Report of Independent Registered Public Accounting Firm	F-S-15
Balance Sheets as of December 31, 2018 and December 31, 2017	F-S-16
Statements of Operations For the Years Ended December 31, 2018 and December 31, 2017 and for the Period from April 25, 2016 to December 31, 2016	F-S-17
Statements of Changes in Stockholders’ Equity For the Years Ended December 31, 2018 and December 31, 2017 and for the Period from April 25, 2016 to December 31, 2016	F-S-18
Statements of Cash Flows For the Years Ended December 31, 2018, December 31, 2017 and December 31, 2016	F-S-19
Notes to Financial Statements	F-S-20

Vertiv Holdings, LLC
Unaudited Condensed Consolidated Financial Statements of Vertiv Holdings, LLC
Unaudited Condensed Consolidated Statements of Earnings (Loss) for the nine months ended September 30, 2019 and September 30, 2018	F-S-29
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) for the nine months ended September 30, 2019 and September 30, 2018	F-S-30
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2019 and December 31, 2018	F-S-31
Unaudited Condensed Consolidated Statements of Cash Flow for the nine months ended September 30, 2019 and September 30, 2018	F-S-32
Unaudited Condensed Consolidated Statements of Equity as of December 31, 2018, March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018, March 31, 2019, June 30, 2019 and September 30, 2019	F-S-33
Notes to Unaudited Condensed Consolidated Financial Statements	F-S-34

Audited Consolidated Financial Statements of Vertiv Holdings, LLC
Report of Independent Registered Public Accounting Firm	F-S-51
Report of Independent Registered Public Accounting Firm	F-S-52
Combined and Consolidated Statements of Earnings (Loss) for the years ended December 31, 2018 and December 31, 2017 (Successor), the fiscal year ended September 30, 2016 (Predecessor) and the period from October 1, 2016 through November 30, 2016 (Predecessor) and from December 1, 2016 through December 31, 2016 (Successor)	F-S-53
Combined and Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2018 and December 31, 2017 (Successor), the fiscal year ended September 30, 2016 (Predecessor) and the period from October 1, 2016 through November 30, 2016 (Predecessor) and from December 1, 2016 through December 31, 2016 (Successor)	F-S-54
Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017	F-S-55
Combined and Consolidated Statements of Equity as of September 30, 2015, September 30, 2016 and November 30, 2016 (Predecessor) and December 1, 2016, December 31, 2016, December 31, 2017 and December 31, 2018 (Successor)	F-S-56
Combined and Consolidated Statements of Cash Flow for the years ended December 31, 2018 and December 31, 2017 (Successor), the fiscal year ended September 30, 2016 (Predecessor) and the period from October 1, 2016 through November 30, 2016 (Predecessor) and from December 1, 2016 through December 31, 2016 (Successor)	F-S-57
Notes to Audited Combined and Consolidated Financial Statements	F-S-58

F-S-1

GS Acquisition Holdings Corp

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$194,528	$835,544
Prepaid expenses	353,813	341,424

Total current assets	548,341	1,176,968
Cash and cash equivalents held in Trust Account	703,920,190	694,883,137
Accrued dividends receivable held in Trust Account	1,093,609	1,278,946

Total assets	$705,562,140	$697,339,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,234,290	$644,208
Accrued offering costs	—	538,881
Income tax payable	214	94,439

Total current liabilities	1,234,504	1,277,528
Deferred underwriting compensation	24,150,000	24,150,000

Total liabilities	25,384,504	25,427,528

Commitments and contingencies
Class A common stock subject to possible redemption; 66,079,922 and 66,100,835 shares, at redemption value at September 30, 2019 and December 31, 2018, respectively	675,177,635	666,911,522
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 2,920,078 and 2,899,165 shares issued and outstanding (excluding 66,079,922 and 66,100,835 shares subject to possible redemption), at September 30, 2019 and December 31, 2018, respectively	292	290
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 17,250,000 issued and outstanding	1,725	1,725
Additional paid-in capital	—	271,932
Retained earnings	4,997,984	4,726,054

Total stockholders’ equity	5,000,001	5,000,001

Total liabilities and stockholders’ equity	$705,562,140	$697,339,051

See accompanying notes to financial statements

F-S-2

GS Acquisition Holdings Corp

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$—	$—	$—	$—
Dividend income	3,539,155	3,155,923	11,311,397	3,769,609
General and administrative expenses	(850,575)	(252,407)	(1,733,276)	(376,095)

Income before income tax provision	2,688,580	2,903,516	9,578,121	3,393,514
Provision for income tax	(564,601)	(607,423)	(2,012,008)	(711,635)

Net Income	$2,123,979	$2,296,093	7,566,113	$2,681,879

Weighted average number of shares outstanding of Class A common stock:	69,000,000	69,000,000	69,000,000	69,000,000

Basic and diluted net income per share, Class A	$0.02	$0.03	$0.09	$0.03

Weighted average number of shares outstanding of Class B common stock:	17,250,000	17,250,000	17,250,000	17,250,000

Basic and diluted net income per share, Class B	$0.02	$0.03	$0.09	$0.03

See accompanying notes to financial statements

F-S-3

GS Acquisition Holdings Corp

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	Class A Common Stock		Class B Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Retained Earnings/ (Accumulated Deficit)	Stockholders’ Equity
Balance, December 31, 2017	—	$—	17,250,000	$1,725	$326,693	$(304,694)	$23,724
Class A common stock issued	69,000,000	6,900	—	—	689,993,100	—	690,000,000
Private Placement Warrants issued	—	—	—	—	15,800,000	—	15,800,000
Accretion for Class A common stock to redemption amount	—	—	—	—	(38,942,949)	—	(38,942,949)
Change in Class A common stock subject to possible redemption	(66,095,174)	(6,610)	—	—	(664,556,042)	—	664,562,652
Net income	—	—	—	—	—	2,681,879	2,681,879

Balance, September 30, 2018	2,904,826	$290	17,250,000	$1,725	$2,620,802	$2,377,185	$5,000,002

Balance, December 31, 2018	2,899,165	$290	17,250,000	$1,725	$271,932	$4,726,054	$5,000,001
Accretion for Class A common stock to redemption amount	—	—	—	—	(1,181,060)	(7,294,183)	(8,475,243)
Change in Class A common stock subject to possible redemption	20,913	2	—	—	209,128	—	209,130
Proceeds from sponsor commitment	—	—	—	—	700,000	—	700,000
Net income	—	—	—	—	—	7,566,113	7,566,113

Balance, September 30, 2019	2,920,078	$292	17,250,000	$1,725	$—	$4,997,984	$5,000,001

See accompanying notes to financial statements

F-S-4

GS Acquisition Holdings Corp

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$7,566,113	$2,681,879
Change in operating assets and liabilities:
(Increase) decrease in dividend receivable	185,337	(1,072,455)
Decrease in receivable from GS DC Sponsor I LLC	—	25,000
Increase in prepaid expenses	(12,389)	(409,549)
Increase in accounts payable	590,082	199,635
Increase (decrease) in accrued tax payable	(94,225)	711,635
Decrease in deferred offering costs	(538,881)	—

Net cash provided by / (used in) operating activities	7,696,037	2,136,145

Cash flows from financing activities:
Proceeds from sponsor commitment	700,000	—
Proceeds from GS DC Sponsor I LLC promissory note	—	300,000
Repayment of GS DC Sponsor I LLC promissory note	—	(300,000)
Proceeds from sale of Class A common stock to public	—	690,000,000
Proceeds from sale of Private Placement Warrants	—	15,800,000
Payment of underwriting discounts	—	(13,800,000)
Payment of offering costs	—	(454,068)

Net cash provided by/ (used in) financing activities	700,000	691,545,932

Increase / (Decrease) in cash and restricted cash	8,396,037	693,682,077
Cash and restricted cash and cash equivalents, at beginning of period	695,718,681	—

Cash and restricted cash and cash equivalents, at end of period	$704,114,718	$693,682,077

See accompanying notes to financial statements

F-S-5

GS ACQUISITION HOLDINGS CORP

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1—Description of Organization and Business Operations

Organization and General

GS Acquisition Holdings Corp (the “Company”) was incorporated as a Delaware corporation on April 25, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from April 25, 2016 (inception) through September 30, 2019 relates to the Company’s formation and its initial public offering (the “Public Offering”) described below and identifying and evaluating prospective acquisition targets for an Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest or dividend income on cash and cash equivalents from the proceeds derived from the Public Offering and the Private Placement (as defined below) (Note 4). The Company has selected December 31st as its fiscal year end.

Sponsor and Financing

Between April and June 2016, GS Sponsor LLC, a Delaware limited liability company that was initially formed for purposes of being the Company’s sponsor (the “GSAM Member”), began exploring an initial public offering for the Company. The GSAM Member ultimately decided to halt that effort, while continuing to refine its strategy and seek the right partner for this venture.

On March 21, 2018, GS DC Sponsor I LLC, a Delaware limited liability company, was selected as the new sponsor of the Company (the “Sponsor”). The Sponsor is jointly owned by the GSAM Member and Cote SPAC 1 LLC, a Delaware limited liability company.

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 7, 2018. On June 8, 2018, the underwriters exercised their option to purchase additional units in full. The closing of the underwriters’ option to purchase additional units occurred concurrently with the closing of the Public Offering on June 12, 2018. The Company intends to finance its Initial Business Combination with the net proceeds from the $690,000,000 Public Offering of Units (as defined below) (Note 3) and a $15,800,000 private placement of Private Placement Warrants (as defined below) (Note 4). Upon the closing of the Public Offering and the Private Placement, $690,000,000 was placed in a U.S.-based trust account (the “Trust Account”), with Wilmington Trust, N.A. acting as trustee (discussed below).

Going Concern

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination by June 12, 2020 (or such later date approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to

F-S-6

$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The requirements above raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis and do not include any adjustments that might arise as a result of uncertainties about the Company’s ability to continue as a going concern.

The Trust Account

The proceeds held in the Trust Account are invested in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering and the Private Placement will not be released from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete the Initial Business Combination within 24 months from the closing of the Public Offering; and (iii) the redemption of all of the Company’s public shares if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The balance in the Trust Account as of September 30, 3019 was $705,013,799, including $1,093,609 of accrued dividends.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting discount). There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public stockholders’ with the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets, after payment of deferred underwriting commissions, to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such

F-S-7

shares of Class A common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors or officers acquires shares of Class A common stock in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The Company’s unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the SEC for interim financial information and the instructions to Form 10-Q. Accordingly, the financial statements do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments considered for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019 or any other period. The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act

F-S-8

provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income per share of common stock is computed by dividing net income by the weighted average number of common shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

At September 30, 2019, the Company had outstanding warrants to purchase of up to 33,533,317 shares of Class A common stock. The weighted average of these shares was excluded from the calculation of diluted net income per share of common stock since the exercise of the warrants is contingent upon the occurrence of future events. At September 30, 2019, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net income per share of common stock is the same as basic net income per share of common stock for the period.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. As of September 30, 2019, the Company held deposits of $194,528 at custodian bank and $703,920,190 in Goldman Sachs Financial Square Treasury Investments Fund, a money market fund managed by an affiliate of the GSAM Member. Money market funds are characterized as Level I investments within the fair value hierarchy under ASC 820. Dividend income from money market funds is recognized on an accrual basis.

Redeemable Shares of Class A Common Stock

As discussed in Note 1, all of the 69,000,000 shares of Class A common stock sold as parts of the Units in the Public Offering contain a redemption feature. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Accordingly, at September 30, 2019, 66,079,922 of the 69,000,000 shares of Class A common stock included in the Units were classified outside of permanent equity at their redemption value.

F-S-9

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A —“Expenses of Offering.” The Company incurred offering costs in connection with its Public Offering of $992,949. These costs, together with the upfront underwriter discount and deferred discount, of $37,950,000 were charged to the shares of Class A common stock and warrants upon the closing of the Public Offering.

Income Taxes

The Company is taxed as a corporation for U.S. federal income tax purposes. As a corporation, for tax purposes, the Company is subject to U.S. federal and various state and local income taxes on its earnings. For the period from April 25, 2016 (inception) through March 20, 2018, the Company was included with the Goldman Sachs Group Inc. and subsidiaries (the “Group Inc.”) in the consolidated corporate federal income tax return as well as consolidated/combined state and local tax returns. The Company computed its tax liability on a modified separate company basis and settled such liability with the Group Inc. pursuant to a tax sharing arrangement.

To the extent the Company generated tax benefits from losses during such time that it was consolidated with the Group Inc., the amounts were reimbursed by the Group Inc. pursuant to the tax sharing arrangement. The Company’s state and local tax liabilities were allocated to reflect its share of the consolidated/combined state and local income tax liability.

Following changes in ownership on March 21, 2018, the Company deconsolidated from the Group Inc. for tax purposes and the tax sharing arrangement with the Group Inc. was terminated. Beginning March 21, 2018, the Company files separate corporate federal and state and local income tax returns. To the extent the Company generated tax losses after it ceased being consolidated with the Group Inc., tax benefits from losses are accrued if it is more likely than not the losses may be carried forward and utilized against future expected profits.

Income taxes are provided for using the assets and liabilities method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities.

F-S-10

Deferred Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Unrecognized Tax Benefits

The Company recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of September 30, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of September 30, 2019 and December 31, 2018. The Company is subject to income tax examinations by major taxing authorities since inception.

For the three and nine months ended September 30, 2019, the Company recorded income tax expense of $564,601 and $2,012,008, respectively, primarily related to dividend income earned on the Trust Account.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include cash and cash equivalents that have restrictions on withdrawal or use in total cash and cash equivalents on the statement of cash flows. The Company adopted this guidance as of January 1, 2019. Prior periods were retrospectively adjusted to conform to the current period presentation. The adoption of the guidance did not have a material impact on the Company’s Condensed Statement of Cash Flows.

Note 3—Public Offering

In the Public Offering, the Company sold 69,000,000 units at an offering price of $10.00 per unit (the “Units”). The Sponsor purchased an aggregate of 10,533,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant in a private placement that closed simultaneously with the closing of the Public Offering.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, collectively, the “Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon exercise of the Warrants and only whole Warrants will trade. Each Warrant will become exercisable 30 days after the completion of the Initial Business Combination and will expire at 5:00 p.m., New York City time, five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

F-S-11

The Company paid an underwriting commission of 2.0% of the gross proceeds of the Public Offering, or $13,800,000, to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross proceeds (or $24,150,000) payable upon the Company’s completion of the Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes the Initial Business Combination. The Deferred Discount has been recorded as a deferred liability on the balance sheet at September 30, 2019 as management has deemed the consummation of an Initial Business Combination to be probable.

Note 4—Related Party Transactions

Founder Shares

In May 2016, the GSAM Member purchased 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.0087 per share. On May 17, 2018, the Company conducted a 1:6 stock split, resulting in the Sponsor holding 17,250,000 Founder Shares. The financial statements reflect the changes of the split retroactively for all periods prior to May 17, 2018. In May 2018, the Sponsor transferred 35,000 Founder Shares to each of the Company’s independent director nominees at their original purchase price. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Public Offering, except that only holders of the Founder Shares have the right to vote on the election of the Company’s directors prior to the Initial Business Combination; the Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to anti-dilution adjustments, at any time. None of the Founder Shares were subject to forfeiture by the Sponsor since the underwriters’ option to purchase additional units was fully exercised. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Public Offering.

The Company’s initial stockholders, officers and directors have agreed not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, and (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor has purchased an aggregate of 10,533,333 private placement warrants at a price of $1.50 per whole warrant (approximately $15,800,000 in the aggregate) in a private placement (the “Private Placement”) that closed concurrently with the closing of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. Proceeds from the Private Placement were added to the proceeds from the Public Offering deposited in the Trust Account such that at the closing of the Public Offering, $690.0 million was held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

F-S-12

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

The holders of Founder Shares and Private Placement Warrants are, and holders of warrants that may be issued upon conversion of working capital loans, if any, will be, entitled to registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) as stated in the registration rights agreement signed on the date of the prospectus for the Public Offering. These holders are also entitled to certain piggyback registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Sponsor Note

On April 9, 2018, the GSAM Member agreed to loan the Company an aggregate amount of up to $300,000 to be used to pay a portion of the expenses related to the Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and payable on the earlier of December 31, 2018 and the closing of the Public Offering. On April 9, 2018, the Company borrowed $300,000 under the Note. On June 12, 2018, the full $300,000 balance of the Note was repaid to an affiliate of the Sponsor.

Sponsor Commitment

On March 11, 2019, the GSAM Member provided the Company with a commitment pursuant to which the GSAM Member agreed that, if funds are needed by the Company through June 12, 2020 to pay ordinary course expenses, the GSAM Member will provide the Company with liquidity of up to an aggregate of $2.0 million. The GSAM Member will not receive any additional interest in the Company in exchange for any such contribution and any liquidity provided under the commitment will be in the form of a contribution with respect to the Sponsor’s Founder Shares. As of September 30, 2019, the Company has received $700,000 from the GSAM Member pursuant to this commitment.

Administrative Support Agreement

The Company has entered into an agreement to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, administrative and support services. Upon the earlier of the completion of the Initial Business Combination and the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2019, the Company incurred expenses of $30,000 and $90,000, respectively, under this agreement.

Note 5—Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one

F-S-13

vote for each share of common stock; provided that only holders of the Founder Shares have the right to vote on the election of the Company’s directors prior to the Initial Business Combination. At September 30, 2019, there were 69,000,000 shares of Class A common stock issued and outstanding, of which 2,920,078 shares were subject to possible redemption and are classified outside of permanent equity at the balance sheet, and 17,250,000 shares of Class B common stock issued and outstanding. As part of the Public Offering, the Company issued 23,000,000 warrants. The Company has determined that the warrants are accounted for separately from shares of Class A common stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2019, there were no shares of preferred stock issued or outstanding.

Note 6—Subsequent Events

Management has performed an evaluation of subsequent events through November 5, 2019, the date of issuance of the unaudited condensed financial statements, noting no subsequent events which require adjustments or disclosure.

F-S-14

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of GS Acquisition Holdings Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GS Acquisition Holdings Corp (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018 and for the period from April 25, 2016 (date of inception) to December 31, 2016, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018 and for the period from April 25, 2016 (date of inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 12, 2019

We have served as the Company’s auditor since 2018.

F-S-15

GS Acquisition Holdings Corp

BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$835,544	$—
Prepaid expenses	341,424	—
Receivable from GS Sponsor LLC	—	25,000

Total current assets	1,176,968	25,000
Cash and cash equivalents held in Trust Account	694,883,137	—
Accrued dividends receivable held in Trust Account	1,278,946	—

Total assets	$697,339,051	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$644,208	$1,276
Accrued offering costs	538,881	—
Income tax payable	94,439	—

Total current liabilities	1,277,528	1,276
Deferred underwriting compensation	24,150,000	—

Total liabilities	25,427,528	1,276

Commitments and contingencies
Class A common stock subject to possible redemption; 66,100,835 shares at redemption value at December 31, 2018	666,911,522	—

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 2,899,165 issued and outstanding (excluding 66,100,835 shares subject to possible redemption)	290	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 17,250,000 issued and outstanding	1,725	1,725
Additional paid-in capital	271,932	326,693
Retained earnings/(Accumulated deficit)	4,726,054	(304,694)

Total stockholders’ equity	5,000,001	23,724

Total liabilities and stockholders’ equity	$697,339,051	$25,000

See accompanying notes to financial statements

F-S-16

GS Acquisition Holdings Corp

STATEMENTS OF OPERATIONS

	Year Ended December 31,		For the period from April 25, 2016 (Inception) through December 31, 2016
	2018	2017
Revenues	$—	$—	$—
Dividend income	7,407,083	—	—
Professional fees paid by GS Sponsor LLC on behalf of the Company			(303,418)
General and administrative expenses	(1,036,896)	(1,276)	—

Income (loss) before income tax (provision) benefit	6,370,187	(1,276)	(303,418)
Provision for income tax	(1,339,439)	—	—

Net Income/ (loss)	$5,030,748	$(1,276)	$(303,418)

Weighted average shares outstanding of Class A common stock	69,000,000	—	—

Basic and diluted net income per share, Class A	$0.06	$—	$—

Weighted average shares outstanding of Class B common stock	17,250,000	17,250,000	17,250,000

Basic and diluted net income per share, Class B	$0.06	$(0.00)	$(0.02)

See accompanying notes to financial statements

F-S-17

GS Acquisition Holdings Corp

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock
For the period from April 25, 2016 (Inception) to December 31, 2016	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Retained Earnings / (Accumulated Deficit)	Stockholders’ Equity
Sale of common stock to GS Sponsor LLC at $0.0014 per share	—	$—	17,250,000	$1,725	$23,275	$—	$25,000
Professional fees paid by GS Sponsor LLC on behalf of the Company	—	—	—	—	303,418	—	303,418
Net loss	—	—	—	—	—	(303,418)	(303,418)

Balance, December 31, 2016	—	$—	17,250,000	$1,725	$326,693	$(303,418)	$25,000
Net loss	—	—	—	—	—	(1,276)	(1,276)

Balance, December 31, 2017	—	$—	17,250,000	$1,725	$326,693	$(304,694)	$23,724
Class A common stock issued	2,804,628	280	—	—	28,046,000	—	28,046,280
Private Placement Warrants issued	—	—	—	—	15,800,000	—	15,800,000
Warrants attached to Class A common stock net of offering costs	—	—	—	—	8,302,250	—	8,302,250
Accretion for Class A common stock to redemption amount	—	—	—	—	(53,148,372)	—	(53,148,372)
Change in Class A common stock subject to possible redemption	94,537	9	—	—	945,361	—	945,370
Net income	—	—	—	—	—	5,030,748	5,030,748

Balance, December 31, 2018	2,899,165	$290	17,250,000	$1,725	$271,932	$4,726,054	$5,000,001

See accompanying notes to financial statements

F-S-18

GS Acquisition Holdings Corp

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net income (loss)	$5,030,748	$(1,276)	$(303,418)
Adjustments to reconcile net income to net cash used in operating activities:
Dividend earned on investments held in Trust Account	(4,883,137)	—	—
Change in operating assets and liabilities:
(Increase) in dividend receivable	(1,278,946)	—	—
(Increase) in prepaid expenses	(341,424)	—	—
(Increase) decrease in receivable from GS DC Sponsor I LLC	25,000	—	(25,000)
Increase in accounts payable	642,932	1,276	—
Increase in accrued tax payable	94,439	—	—
Professional fees paid by GS Sponsor LLC on behalf of the Company	—	—	303,418

Net cash provided by /(used in) operating activities	(710,388)	—	(25,000)

Cash flows from investing activities:
Proceeds deposited into Trust account	(690,000,000)	—	—

Net cash used in investing activities	(690,000,000)	—	—

Cash flows from financing activities:
Proceeds from sale of Class B common stock to GS Sponsor LLC	—	—	25,000
Proceeds from sale of Units in Public Offering	690,000,000	—	—
Proceeds from sale of Private Placement Warrants	15,800,000	—	—
Payment of underwriting discounts	(13,800,000)	—	—
Payment of offering costs	(454,068)	—	—
Proceeds from GS DC Sponsor I LLC promissory note	300,000	—	300,000
Repayment of GS DC Sponsor I LLC promissory note	(300,000)	—	(300,000)

Net cash provided by financing activities	691,545,932	—	25,000

Increase in cash	835,544	—	—
Cash at beginning of year	—	—	—

Cash at end of year	$835,544	$—	$—

Supplemental disclosure of cash flow information:
Cash paid out of Trust Account during the year for income taxes	$1,245,000	$—	$—

Supplemental disclosure of non-cash financing activities:
Accrued offering costs	$538,881	$—	$—
Deferred underwriting compensation	$24,150,000	$—	$—

See accompanying notes to financial statements

F-S-19

GS ACQUISITION HOLDINGS CORP

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

GS Acquisition Holdings Corp (the “Company”) was incorporated as a Delaware corporation on April 25, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from April 25, 2016 (“Inception”) through December 31, 2018 relates to the Company’s formation and its initial public offering (the “Public Offering”) described below and identifying and evaluating prospective acquisition targets for an Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest or dividend income on cash and cash equivalents from the proceeds derived from the Public Offering and the Private Placement (as defined below) (Note 4). The Company has selected December 31st as its fiscal year end.

Sponsor and Financing

Between April and June 2016, GS Sponsor LLC, a Delaware limited liability company that was initially formed for purposes of being the Company’s sponsor (the “GSAM Member”), began exploring an initial public offering for the Company. The GSAM Member ultimately decided to halt that effort, while continuing to refine its strategy and seek the right partner for this venture.

On March 21, 2018, GS DC Sponsor I LLC, a Delaware limited liability company, was selected as the new sponsor of the Company (the “Sponsor”). The Sponsor is jointly owned by the GSAM Member and Cote SPAC 1 LLC, a Delaware limited liability company.

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 7, 2018. On June 8, 2018, the underwriters exercised their option to purchase additional units in full. The closing of the underwriters’ option to purchase additional units occurred concurrently with the closing of the Public Offering on June 12, 2018. The Company intends to finance its Initial Business Combination with the net proceeds from the $690,000,000 Public Offering of Units (as defined below) (Note 3) and a $15,800,000 private placement of Private Placement Warrants (as defined below) (Note 4). Upon the closing of the Public Offering and a private placement (the “Private Placement”), $690,000,000 was placed in a U.S.-based trust account (the “Trust Account”) with Wilmington Trust, N.A. acting as trustee (discussed below).

The Trust Account

The proceeds held in the Trust Account are invested in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00. Unless and until the Company completes the Initial Business Combination, it may pay its expenses only from the net proceeds of the Public Offering and the Private Placement held outside the Trust Account, initially $2,000,000 less offering expenses (not including underwriting commission) paid upon the closing of the Public Offering.

Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering and the Private Placement will not be released

F-S-20

from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete the Initial Business Combination within 24 months from the closing of the Public Offering; and (iii) the redemption of all of the Company’s public shares if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The balance in the Trust Account as of December 31, 3018 was $696,162,083, including $1,278,946 of accrued dividends.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting discount). There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public stockholders with the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets, after payment of deferred underwriting commissions, to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect

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to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors or officers acquires shares of Class A common stock in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the accounting and disclosure rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income per share of common stock is computed by dividing net income by the weighted average number of common shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from EPS as the redemption value approximates fair value.

At December 31, 2018, the Company had outstanding warrants to purchase of up to 33,533,333 shares of Class A common stock. The weighted average of these shares was excluded from the calculation of diluted net income per share of common stock since the exercise of the warrants is contingent upon the occurrence of future events. At December 31, 2018, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net income per share of common stock is the same as basic net income per share of common stock for the period.

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Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. As of December 31, 2018, the Company held deposits of $835,544 at custodian bank and $694,883,137 in Goldman Sachs Financial Square Treasury Investments Fund, a money market fund managed by an affiliate of the GSAM Member. Money market funds are characterized as Level I investments within the fair value hierarchy under ASC 820. Dividend income from money market funds is recognized on an accrual basis.

Redeemable Shares of Class A Common Stock

As discussed in Note 1, all of the 69,000,000 shares of Class A common stock sold as parts of the Units in the Public Offering contain a redemption feature. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Accordingly, at December 31, 2018, 66,100,835 of the 69,000,000 shares of Class A common stock included in the Units were classified outside of permanent equity at their redemption value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering.” The Company incurred offering costs in connection with its Public Offering of $992,949. These costs, together with the upfront underwriter discount and deferred discount, of $37,950,000 were charged to the shares of Class A common stock and warrants upon the closing of the Public Offering.

Income Taxes

The Company is taxed as a corporation for U.S. federal income tax purposes. As a corporation, for tax purposes, the Company is subject to U.S. federal and various state and local income taxes on its earnings. For the period

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from Inception through March 20, 2018, the Company is included with the Goldman Sachs Group Inc. and subsidiaries (the “Group Inc.”) in the consolidated corporate federal income tax return as well as consolidated/combined state and local tax returns. The Company computed its tax liability on a modified separate company basis and will settle such liability with the Group Inc. pursuant to a tax sharing arrangement.

To the extent the Company generates tax benefits from losses during such time that it is consolidated with the Group Inc., the amounts will be reimbursed by the Group Inc. pursuant to the tax sharing arrangement. The Company’s state and local tax liabilities are allocated to reflect its share of the consolidated/combined state and local income tax liability.

Following changes in ownership on March 21, 2018, the Company deconsolidated from the Group Inc. for tax purposes and the tax sharing arrangement with the Group Inc. was terminated. Beginning March 21, 2018, the Company will file separate corporate federal and state and local income tax returns. To the extent the Company generates tax losses after it ceases being consolidated with the Group Inc., tax benefits from losses will be accrued if it is more likely than not the losses may be carried forward and utilized against future expected profits.

Income taxes are provided for using the assets and liabilities method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities.

Deferred Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Unrecognized Tax Benefits

The Company recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of December 31, 2018, 2017 and 2016. The Company is subject to income tax examinations by major taxing authorities since Inception.

For the year ended December 31, 2018, the Company recorded income tax expense of $1,339,439, primarily related to dividend income earned on the Trust Account.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include cash and cash equivalents that have restrictions on withdrawal or use in total cash and cash equivalents on the statement of cash flows. ASU 2016-18 is effective for emerging growth companies with fiscal years beginning after December 15, 2018, and

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interim periods within those years, with early adoption permitted. The Company expects to adopt ASU 2016-18 on January 1, 2019, the first day of the Company’s first quarter for the year ending December 31, 2019. The Company is evaluating the new guidance and expects that this standard will have retrospective impact on the amount currently presented in investing activities.

Note 3—Public Offering

In the Public Offering, the Company sold 69,000,000 units at an offering price of $10.00 per unit (the “Units”). The Sponsor purchased an aggregate of 10,533,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant in a private placement that closed simultaneously with the closing of the Public Offering.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, collectively, the “Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon exercise of the Warrants and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Initial Business Combination and 12 months from the closing of the Public Offering and will expire at 5:00 p.m., New York City time, five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

The Company paid an underwriting commission of 2.0% of the gross proceeds of the Public Offering, or $13,800,000, to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross proceeds (or $24,150,000) payable upon the Company’s completion of the Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes the Initial Business Combination. The Deferred Discount has been recorded as a deferred liability on the balance sheet at December 31, 2018 as management has deemed the consummation of an Initial Business Combination to be probable.

Note 4—Related Party Transactions

Founder Shares

In May 2016, the GSAM Member purchased 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.0087 per share. On May 17, 2018, the Company conducted a 1:6 stock split, resulting in the Sponsor holding 17,250,000 Founder Shares. The financial statements reflect the changes of the split retroactively for all periods prior to May 17, 2018. In May 2018, the Sponsor transferred 35,000 Founder Shares to each of the Company’s independent director nominees at their original purchase price. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Public Offering, except that only holders of the Founder Shares have the right to vote on the election of the Company’s directors prior to the Initial Business Combination; the Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to anti-dilution adjustments, at any time. None of the Founder Shares are subject to forfeiture by the Sponsor since the underwriters’ option to purchase additional units

F-S-25

was fully exercised. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Public Offering.

The Company’s initial stockholders, officers and directors have agreed not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor has purchased an aggregate of 10,533,333 private placement warrants at a price of $1.50 per whole warrant (approximately $15,800,000 in the aggregate) in the Private Placement that closed concurrently with the closing of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. Proceeds from the Private Placement were added to the proceeds from the Public Offering deposited in the Trust Account such that at the closing of the Public Offering, $690.0 million was held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

The holders of Founder Shares and Private Placement Warrants are, and holders of warrants that may be issued upon conversion of working capital loans, if any, will be, entitled to registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) as stated in the registration rights agreement signed on the date of the prospectus for the Public Offering. These holders are also entitled to certain piggyback registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Sponsor Note

On April 9, 2018, the GSAM Member agreed to loan the Company an aggregate amount of up to $300,000 to be used to pay a portion of the expenses related to the Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and payable on the earlier of December 31, 2018 and the closing of the Public Offering. On April 9, 2018, the Company borrowed $300,000 under the Note. On June 12, 2018, the full $300,000 balance of the Note was repaid to the Sponsor.

Administrative Support Agreement

The Company has entered into an agreement to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, administrative and support services. Upon the earlier of the completion of the Initial

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Business Combination and the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2018, the Company incurred expenses of $67,668 under this agreement.

Note 5—Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock; provided that only holders of the Founder Shares have the right to vote on the election of the Company’s directors prior to the Initial Business Combination. At December 31, 2018, there were 69,000,000 shares of Class A common stock issued and outstanding, of which 66,100,835 shares were subject to possible redemption and are classified outside of permanent equity at the balance sheet, and 17,250,000 shares of Class B common stock issued and outstanding. As part of the Public Offering, the Company issued 23,000,000 warrants. The Company has determined that the warrants are accounted for separately from shares of Class A common stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2018, there were no shares of preferred stock issued or outstanding.

Note 6—Selected Quarterly Financial Data (unaudited)

Following are the Company’s unaudited quarterly statements of operations for 2018 and 2017. The Company has prepared the quarterly data on a consistent basis with the audited financial statements included elsewhere in this Annual Report and, in the opinion of management, the financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. This information should be read in conjunction with the audited financial statements and related notes included elsewhere in this Annual Report. These quarterly operating results are not necessarily indicative of the Company’s operating results for any future period.

2018	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$788	$122,900	$252,407	$660,801
Net income (loss)	$(596)	$386,382	$2,296,093	$2,348,869
Basic and diluted earning (loss) available to Class A common stock	$—	$0.00	$0.03	$0.03
Basic and diluted earning (loss) available to Class B common stock	$(0.00)	$(0.00)	$0.03	$0.03

2017	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$1,276
Net income (loss)	$—	$—	$—	$(1,276)
Basic and diluted earning (loss) available to Class A common stock	$—	$—	$—	$—
Basic and diluted earning (loss) available to Class B common stock	$—	$—	$—	$(0.00)

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Note 7— Subsequent Events

On March 11, 2019, GSAM Member provided the Company with a commitment pursuant to which GSAM Member agreed that, if funds are needed by the Company through June 12, 2020 to pay ordinary course expenses, the GSAM Member will provide the Company with liquidity of up to an aggregate of $2.0 million. The GSAM Member will not receive any additional interest in the Company in exchange for any such contribution and any liquidity provided under the commitment will be in the form of a contribution with respect to the Sponsor’s Founder Shares.

Other than the foregoing, management has performed an evaluation of subsequent events through the date of issuance of the financial statements, noting no items which require adjustments or disclosure.

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UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF EARNINGS (LOSS)

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Net sales:
Net sales - products	$2,478.0	$2,317.3
Net sales - services	781.7	796.7

Net sales	3,259.7	3,114.0
Costs and expenses:
Cost of sales - products	1,741.3	1,609.2
Cost of sales - services	452.6	454.2

Cost of sales	2,193.9	2,063.4
Selling, general and administrative expenses	809.0	920.4
Other deductions, net	98.6	166.2
Interest expense, net	234.2	213.5

Income (loss) before income taxes	(76.0)	(249.5)
Income tax (benefit) expense	30.9	32.2

Income (loss) from continuing operations	(106.9)	(281.7)
Gain from discontinued operations - net of income taxes	—	7.4

Net income (loss)	$(106.9)	$(274.3)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

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UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Net income (loss)	$(106.9)	$(274.3)
Other comprehensive income, net of tax:
Foreign currency translation loss	(49.0)	(73.8)
Pension	—	(0.2)

Comprehensive loss	$(155.9)	$(348.3)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

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UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

VERTIV HOLDINGS, LLC

(Dollars in millions, except shares outstanding)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$149.3	$215.1
Accounts receivable, less allowances of $16.5 and $17.6, respectively	1,208.0	1,251.8
Inventories	443.2	486.5
Other current assets	162.8	141.9

Total current assets	1,963.3	2,095.3

Property, plant and equipment, net	415.2	441.7
Other assets:
Goodwill	618.0	634.0
Other intangible assets, net	1,457.6	1,564.2
Deferred income taxes	4.2	10.4
Other	152.9	48.8

Total other assets	2,232.7	2,257.4

Total assets	$4,611.2	$4,794.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$613.4	$778.2
Accrued expenses and other liabilities	832.4	804.3
Income taxes	25.5	23.9

Total current liabilities	1,471.3	1,606.4

Long-term debt, net	3,479.5	3,427.8
Deferred income taxes	138.8	160.0
Other long-term liabilities	217.8	140.5

Total liabilities	5,307.4	5,334.7

Equity
Class A Units, 850,000 issued and outstanding	—	—
Class B Units, 150,000 issued and outstanding	—	—
Additional paid-in capital	277.7	277.7
Accumulated deficit	(966.7)	(859.8)
Accumulated other comprehensive income (loss)	(7.2)	41.8

Total equity	(696.2)	(540.3)

Total liabilities and equity	$4,611.2	$4,794.4

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

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UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOW

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Cash flows from operating activities:
Net loss	$(106.9)	$(274.3)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	42.7	47.2
Amortization	109.2	117.7
Deferred income taxes	(8.3)	(10.1)
Amortization of debt discount and issuance costs	21.2	18.8
Gain on sale of business	—	(7.4)
Changes in operating working capital	(102.7)	(159.7)
Other	(11.8)	16.2

Net cash used for operating activities	(56.6)	(251.6)

Cash flows from investing activities:
Capital expenditures	(27.9)	(45.0)
Investments in capitalized software	(15.5)	(27.7)
Proceeds from disposition of property, plant and equipment	5.0	—
Acquisition of business, net of cash acquired	—	(124.3)
Proceeds from sale of business	—	4.4

Net cash used for investing activities	(38.4)	(192.6)

Cash flows from financing activities:
Borrowings from ABL revolving credit facility	381.8	415.8
Repayments of ABL revolving credit facility	(462.2)	(270.0)
Proceeds from issuance of long term debt, net	114.2	—

Net cash provided by financing activities	33.8	145.8

Effect of exchange rate changes on cash and cash equivalents	(3.1)	9.8

Decrease in cash, cash equivalents and restricted cash	(64.3)	(288.6)
Beginning cash, cash equivalents and restricted cash	223.8	398.2

Ending cash, cash equivalents and restricted cash	$159.5	$109.6

Changes in operating working capital
Accounts receivables	$43.9	$(96.6)
Inventories	43.2	(78.5)
Other current assets	(32.3)	(10.8)
Accounts payable	(161.4)	50.6
Accrued expenses and other liabilities	(1.2)	(12.3)
Income taxes	5.1	(12.1)

Total changes in operating working capital	$(102.7)	$(159.7)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

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UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance as of December 31, 2017	$—	$277.7	$(540.8)	$133.5	$(129.6)

Net loss	—	—	(274.3)	—	(274.3)
ASC 606 cumulative adjustment	—	—	(5.0)	—	(5.0)
Other comprehensive income (loss), net of tax	—	—	—	(74.0)	(74.0)

Balance as of September 30, 2018	$—	$277.7	$(820.1)	$59.5	$(482.9)

Balance as of December 31, 2018	$—	$277.7	$(859.8)	$41.8	$(540.3)

Net loss	—	—	(106.9)	—	(106.9)
Other comprehensive income (loss), net of tax	—	—	—	(49.0)	(49.0)

Balance as of September 30, 2019	$—	$277.7	$(966.7)	$(7.2)	$(696.2)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

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Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Vertiv Holdings, LLC (“Holdings LLC”, and together with its majority-owned subsidiaries, “Vertiv”, “we”, “our”, or “the Company”) provide mission-critical infrastructure technologies and life cycle services for data centers, communication networks, and commercial and industrial environments. Vertiv’s offerings include power conditioning and uninterruptible power systems, thermal management, integrated data center control devices, software, monitoring, and service. Vertiv manages and reports results of operations for three business segments: Americas; Asia Pacific; and Europe, Middle East & Africa.

A majority of the issued and outstanding equity interests in Holdings, LLC are held directly by Vertiv JV Holdings, LLC (“JV Holdings”).

The controlling interests of Holdings LLC are ultimately held by certain private equity investment funds sponsored by Platinum Equity, LLC (such funds, collectively, “Platinum”) in the form of Class A Units in Holdings LLC, and a subordinated interest in distributions is indirectly held by Emerson Electric Co. (“Emerson”) in the form of Class B Units in Holdings LLC. Distributions to Emerson are contingent upon JV Holdings first receiving a threshold return on their initial investment.

Basis of Presentation

The interim unaudited condensed consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial information; therefore, as permitted under these rules, certain footnotes and other financial information included in audited financial statements were condensed or omitted. The interim financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary for fair presentation in accordance with U.S. GAAP. Certain prior period amounts have been reclassified to conform to current year presentation.

Results for these interim periods are not necessarily indicative of results to be expected for the full year. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of Holdings LLC as of and for the year ended December 31, 2018 and the notes related thereto.

Recently Adopted Accounting Pronouncements

Effective January 1, 2019, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2016-02, Leases, which requires the recognition of lease assets and liabilities by lessees for those leases classified as operating leases under previous guidance. The Company adopted the standard effective January 1, 2019 using the modified retrospective transition option of applying the standard at the adoption date. The Company elected the package of practical expedients permitted under the transition guidance, which among other things, allowed the Company to carry forward the historical lease classification. As a result of the adoption, the Company recorded both operating lease right-of-use assets of $112.4 and operating lease liabilities of $117.0. The adoption had no impact on the condensed consolidated statements of earnings (loss), comprehensive income (loss) and cash flows for the nine month period ended September 30, 2019. Refer to Note 7—Leases for additional information pertaining to the adoption of the new standard.

F-S-34

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), which aligns the requirements for capitalizing implementation costs incurred in a service contract hosting arrangement with those of developing or obtaining internal-use software. This standard is effective for the Company January 1, 2021, and early adoption is permitted. The Company is currently evaluating the impact the new standard will have on its condensed consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13—Financial Instruments—Credit Losses (Topic 326), a new standard to replace the incurred loss impairment methodology under current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The standard is effective for the Company January 1, 2021, and early adoption is permitted. The Company is currently evaluating the impact the new standard will have on its condensed consolidated financial statements.

(2) ACQUISITIONS

Acquisition of Geist

On February 1, 2018, certain of our subsidiaries acquired assets and assumed liabilities related to the business of Geist, as well as outstanding ownership interests of each of Geist Shenzen Trading Limited Company and Geist Europe Ltd. (together, “Geist”), for $123.6 of cash. Geist is a leading manufacturer of rack power distribution units, intelligent power, airflow management, environmental monitoring and infrastructure management solutions for data centers. During the second quarter of 2018, we completed the acquisition for an additional $2.5 of cash related to the purchase of additional assets. The Company used the acquisition method of accounting to account for these transactions. Under the acquisition method of accounting, the assets acquired and liabilities assumed in the transactions were recorded at their respective estimated fair values at the acquisition date. The fair value measurements represent Level 3 measurements as they are based on significant inputs not observable in the market.

The total aggregate purchase consideration, net of cash acquired, was as follows:

Purchase Consideration
Cash	$126.1

Purchase consideration	126.1

Less: Cash acquired	(1.8)

Purchase consideration, net of cash acquired	$124.3

Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their respective estimated fair values as of the closing date. The purchase price was finalized during the fourth quarter of 2018.

F-S-35

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

The following table summarizes the values of the assets acquired and liabilities assumed at the closing date:

Purchase Price Allocation
Current assets	$18.1
Property, plant and equipment, net	28.5
Intangible assets	40.4

Total identifiable assets	87.0

Current liabilities	5.3

Total identifiable liabilities assumed	5.3

Goodwill	42.6

Purchase consideration, net of cash acquired	$124.3

Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired that could not be individually identified and separately recognized. The factors contributing to the recognition of goodwill include the future growth potential of Geist and its assembled workforce. Goodwill was assigned to the Americas and EMEA segments and is deductible for income tax purposes in the U.S.

The following table details the total identifiable intangible assets acquired, their useful lives and fair values:

	Useful Life (Years)	Fair Value
Customer relationships	15	$21.9
Developed technology	15	12.4
Trademarks	5	6.1

Total finite-lived identifiable intangible assets		$40.4

Weighted average useful life of finite-lived intangibles (years)		13.5

(3) REVENUE

The Company recognizes revenue from the sale of manufactured products and services when control of promised goods or services are transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Disaggregation of Revenues

The following table disaggregates our revenue by product and service offering and timing of transfer of control:

	Nine months ended September 30, 2019

	Americas	Asia Pacific	Europe, Middle East, & Africa	Total
Sales by Product and Service Offering:
Critical infrastructure & solutions	$1,028.0	$534.7	$376.1	$1,938.8
Services & software solutions	497.7	250.6	209.0	957.3
I.T. & Edge infrastructure	149.7	120.8	93.1	363.6

Total	$1,675.4	$906.1	$678.2	$3,259.7

F-S-36

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

	Nine months ended September 30, 2019

	Americas	Asia Pacific	Europe, Middle East, & Africa	Total
Timing of revenue recognition:
Products and services transferred at a point in time	$1,217.1	$706.5	$548.7	$2,472.3
Products and services transferred over time	458.3	199.6	129.5	787.4

Total	$1,675.4	$906.1	$678.2	$3,259.7

	Nine months ended September 30, 2018

	Americas	Asia Pacific	Europe, Middle East, & Africa	Total
Sales by Product and Service Offering:
Critical infrastructure & solutions	$920.9	$516.1	$331.6	$1,768.6
Services & software solutions	492.6	253.9	185.3	931.8
I.T. & Edge infrastructure	176.4	129.6	107.6	413.6

Total	$1,589.9	$899.6	$624.5	$3,114.0

Timing of revenue recognition:
Products and services transferred at a point in time	$1,110.2	$695.3	$500.7	$2,306.2
Products and services transferred over time	479.7	204.3	123.8	807.8

Total	$1,589.9	$899.6	$624.5	$3,114.0

The opening and closing balances of our current and long-term contract assets and current and long-term deferred revenue are as follows:

	Balances at September 30, 2019	Balances at December 31, 2018
Deferred revenue - current (1)	$174.4	$170.5
Deferred revenue - noncurrent (2)	40.2	36.5
Other contract liabilities - current (1)	34.4	29.8

(1)	Current deferred revenue and contract liabilities are included within accrued expenses and other liabilities.
(2)	Noncurrent deferred revenue is recorded within other long-term liabilities.

Deferred revenue consists primarily of maintenance, extended warranty and other service contracts. We expect to recognize revenue of $7.1, $17.8 and $15.3 in the twelve-month periods ending September 30, 2020, 2021, and thereafter, respectively.

(4) RESTRUCTURING COSTS

Restructuring costs include expenses associated with the Company’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis. Start-up and moving costs include costs of moving fixed assets, employee training and relocation. Vacant facility costs include security, maintenance, utilities and other costs. The Company expects full year 2019 restructuring expense to be approximately $22.8. This expense primarily will relate to severance and benefits as part of the organizational re-alignment initiatives.

F-S-37

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Restructuring costs by business segment are as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Americas	$2.6	$14.2
Asia Pacific	0.1	6.1
Europe, Middle East & Africa	6.7	8.6
Corporate	—	1.1

Total	$9.4	$30.0

The change in the liability for the restructuring of operations during the nine months ended September 30, 2019 are as follows:

	December 31, 2018	Expense	Paid/Utilized	September 30, 2019
Severance and benefits	$24.6	$8.3	$(15.8)	$17.1
Lease and contract terminations	—	—	—	—
Vacant facility and other shutdown costs	1.2	0.6	(0.8)	1.0
Start-up and moving costs	—	0.5	(0.5)	—

Total	$25.8	$9.4	$(17.1)	$18.1

(5) GOODWILL AND OTHER INTANGIBLES

Goodwill by business segment is as follows:

	Americas	Asia Pacific	Europe, Middle East & Africa	Total
Balance, December 31, 2018	$396.5	$50.9	$186.6	$634.0
Foreign currency translation and other	(6.1)	(1.1)	(8.8)	(16.0)

Balance, September 30, 2019	$390.4	$49.8	$177.8	$618.0

The gross carrying amount and accumulated amortization of identifiable intangible assets by major class follow:

As of September 30, 2019	Gross	Accumulated Amortization	Net
Customer relationships	$1,090.7	$(243.9)	$846.8
Developed technology	324.3	(95.7)	228.6
Capitalized software	96.0	(31.1)	64.9
Trademarks	38.5	(11.3)	27.2
Favorable operating leases	2.1	(2.1)	—
Backlog	135.0	(135.0)	—

Total finite-lived identifiable intangible assets	$1,686.6	$(519.1)	$1,167.5

Indefinite-lived trademarks	290.1	—	290.1

Total intangible assets	$1,976.7	$(519.1)	$1,457.6

F-S-38

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

As of December 31, 2018	Gross	Accumulated Amortization	Net
Customer relationships	$1,102.0	$(180.4)	$921.6
Developed technology	326.2	(70.5)	255.7
Capitalized software	81.6	(17.9)	63.7
Trademarks	38.6	(7.7)	30.9
Favorable operating leases	2.1	(1.8)	0.3
Backlog	139.2	(139.2)	—

Total finite-lived identifiable intangible assets	$1,689.7	$(417.5)	$1,272.2

Indefinite-lived trademarks	292.0	—	292.0

Total intangible assets	$1,981.7	$(417.5)	$1,564.2

Total intangible asset amortization expense in continuing operations for the nine months ended September 30, 2019 and 2018 was $109.2 and $117.7, respectively.

(6) DEBT

Long-term debt, net, consists of the following as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Term Loan due 2023	$2,070.0	$2,070.0
9.250% Senior notes due 2024	750.0	750.0
12.00%/13.00% PIK notes due 2022	500.0	500.0
ABL Revolving Credit Facility	163.2	245.1
10.00% notes due 2024	120.0	—
Unamortized discount and issuance costs	(123.7)	(137.3)

Long-term debt, net	$3,479.5	$3,427.8

Contractual maturities of the Company’s debt obligations as of September 30, 2019 are shown below:

	Term Loan	9.250% Senior Notes	PIK Notes	ABL	10.00% Notes	Total
Remainder of 2019	$—	$—	$—	$—	$—	$—
2020	—	—	—	—	—	—
2021	—	—	—	163.2	—	163.2
2022	—	—	500.0	—	—	500.0
2023	2,070.0	—	—	—	—	2,070.0
2024	—	750.0	—	—	120.0	870.0

Total	$2,070.0	$750.0	$500.0	$163.2	$120.0	$3,603.2

Term Loan

During 2016, Vertiv Group Corporation (“Vertiv Group”), an indirect wholly owned subsidiary of Holdings LLC, as borrower, and Vertiv Intermediate Holding II Corporation (“Vertiv Intermediate II”), an indirect wholly owned subsidiary of Holdings LLC, entered into a $2,320.0 senior term loan credit agreement that matures on November 30, 2023 with JPMorgan Chase Bank, N.A. as administrative agent and collateral agent (the “Term

F-S-39

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Loan Facility”, and the loan thereunder, the “Term Loan”). On February 9, 2017, Vertiv Group made a voluntary partial prepayment of $75.0 on the Term Loan, reducing the outstanding principal amount to $2,245.0.

On March 17, 2017, Vertiv Group, Vertiv Intermediate II, certain of their subsidiaries, the relevant lenders under the Term Loan Facility and the administrative agent under the Term Loan Facility amended the Term Loan Facility (the “Amended Term Loan Facility”) to reduce the interest payable thereunder to the LIBO Rate (as defined in the documentation governing the Amended Term Loan Facility), plus the applicable margin of 4.00% per annum, or the Base Rate (as defined in the documentation governing the Amended Term Loan Facility) as in effect from time to time, plus the applicable margin of 3.00% per annum. The loans under the Amended Term Loan Facility amortize in quarterly installments in an amount equal to 1.00% per annum beginning in June 2020, and include other customary mandatory prepayments including: (a) commencing with the fiscal year ending December 31, 2018 (as clarified in that certain Amendment No. 2 described below), 75% (subject to step-downs based on first lien net leverage ratios) of Excess Cash Flow (as defined in documentation governing the Amended Term Loan Facility) and (b) subject to certain exceptions and reinvestment rights, the Term Loan requires that 100% of the net cash proceeds from certain asset sales, insurance recovery and condemnation events and unpermitted debt issuances are applied to repay the loans thereunder.

Subject to customary conditions, the Amended Term Loan Facility allows for an increase in the commitments thereunder by an amount not to exceed the sum of (i) $325.0, (ii) all previous voluntary prepayments of the loans thereunder as of the relevant date of determination (other than the prepayment described in the immediately subsequent paragraph), and (iii) an unlimited amount so long as the first lien net leverage ratio as of the relevant date of determination does not exceed 3.05 to 1.00 on a pro forma basis. The obligations of Vertiv Group under the Term Loan are guaranteed by Vertiv Intermediate II, and Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by (i) first priority liens and security interests on substantially all of the fixed assets of Vertiv Group and the guarantors and (ii) second priority liens and security interests on substantially all current assets of Vertiv Group and the guarantors.

On November 1, 2017, Amendment No. 2 to the Term Loan Facility was executed and a $500.0 partial prepayment of the loans under the Amended Term Loan Facility was made as a condition to the effectiveness of such Amendment No. 2. Amendment No. 2 also permitted the payment of a one-time dividend in connection with the sale of our critical power business and eliminated the quarterly installments of 1.00% per annum beginning in June 2020. The terms of the loan under the Amended Term Loan Facility were otherwise unchanged.

In December 2017, Vertiv Group, the guarantors party to the Amended Term Loan Facility on such date and JPMorgan Chase Bank, N.A., as administrative agent and the incremental lender, further modified the Amended Term Loan Facility to provide for an incremental borrowing of $325.0 on the Term Loan, resulting in a principal balance of $2,070.0 and $4.2 of issuance costs capitalized.

9.250% Senior Notes

On October 17, 2016, Vertiv Group issued $750.0 aggregate principal amount of 9.250% senior notes maturing on October 15, 2024 (the “2024 Notes”). Each 2024 Note bears interest at a rate of 9.250% per annum payable semi-annually on April 15 and October 15 of each year, which commenced with April 15, 2017. Prior to the maturity date, the 2024 Notes are also subject to repurchase of up to 100% of the outstanding aggregate principal at a redemption price of 100% plus an applicable premium (as defined in the indenture to the 2024 Notes) and accrued and unpaid interest. The 2024 Notes rank contractually equal in right of payment to all of Vertiv Group’s other existing and future senior unsecured indebtedness. Each 2024 Note is guaranteed on a senior unsecured

F-S-40

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

basis by all of Vertiv Group’s domestic subsidiaries that are borrowers under or guarantee the Term Loan (as defined below) and the ABL Revolving Credit Facility. On October 27, 2017, Vertiv Group entered into a supplemental indenture to permit the payment of a one-time dividend in connection with the sale of our critical power business and to lower the cap on indebtedness permitted under the indenture.

12.00%/13.00% Senior PIK Toggle Notes due 2022

On February 9, 2017, Vertiv Intermediate Holding Corporation (“Holdco”), an indirect wholly owned subsidiary of Holdings LLC, issued $500.0 of 12.00%/13.00% Senior PIK Toggle Notes due 2022 (the “2022 Notes”). Holdco used the proceeds from the offering to (a) pay a cash dividend to its sole stockholder and (b) repay $75.0 of outstanding loans under the Term Loan. Holdco’s only material asset is the capital stock of Vertiv Intermediate II, another holding corporation whose only material assets are its equity interest in Vertiv Group. Other than the 2022 Notes and its ownership of the capital stock of Vertiv Intermediate II, Holdco has no independent operations. Each note bears interest (a) at a cash interest rate of 12.00% per annum (b) at a “PIK” interest rate of 13.00% for interest paid through increases in the principal amount of notes outstanding or through issuances of new notes (upon satisfaction of certain conditions), either of which is payable semi-annually on February 15 and August 15 of each year, which commenced on with August 15, 2017. The 2022 Notes rank contractually equal in right of payment to all of Holdco’s other existing and future senior unsecured indebtedness. On October 27, 2017, Holdco entered into a supplemental indenture to permit the payment of a onetime dividend in connection with the sale of our critical power business and to lower the cap on indebtedness permitted under the indenture.

ABL Revolving Credit Facility

During 2016, Vertiv Group, as lead borrower, certain of its subsidiaries, as borrowers, and Vertiv Intermediate II entered into an aggregate $400.0 asset-based revolving credit agreement (the “ABL Revolving Credit Agreement”) that matures on November 30, 2021 (such facility, the “ABL Revolving Credit Facility”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Subject to certain terms and conditions, the ABL Revolving Credit Agreement allows Vertiv Group to increase the commitments under the ABL Revolving Credit Facility by an aggregate amount not to exceed $150.0. During the year ended December 31, 2018 and the three months ended March 31, 2019, Vertiv Group increased the limit on the ABL Revolving Credit Facility to $425.0 and $455.0, respectively. As of September 30, 2019, Vertiv Group has the ability to increase the commitments by an additional $95.0. The commitments under the ABL Revolving Credit Agreement are bifurcated into (i) commitments in respect of a U.S. dollar-denominated sub-facility (the “U.S. Sub-facility”) and (ii) commitments with respect of one or more sub-facilities available in multiple currencies outside of the U.S. dollar (collectively, the “Foreign Sub-facilities”).The obligations under the ABL Revolving Credit Facility are guaranteed (or, in the case of certain subsidiaries, co-borrowed) by Vertiv Intermediate II and Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by (i) first priority liens and security interests on substantially all of the current assets of Vertiv Group and the guarantors, and (ii) second priority liens and security interests on substantially all of the fixed assets of Vertiv Group and the guarantors. In addition, the obligations in respect of the Foreign Sub-facilities are guaranteed (or in the case of certain subsidiaries, co-borrowed) by certain foreign subsidiaries of Vertiv Group, and secured by the assets of such foreign subsidiaries that are included in the asset base.

At Vertiv Group’s option, U.S. Sub-facility loans under the ABL Revolving Credit Facility bear interest at either (a) a LIBOR rate, plus an initial applicable margin of 1.75% (or 2.75% for borrowings within the FILO tranche), or (b) a base rate (not less than 2.00%) plus an initial applicable margin of 0.75% (or 1.75% for borrowings within the FILO tranche). Foreign Sub-facilities bear interest at the benchmark rate applicable to the elected currency in which each loan is carried, plus an applicable margin. Each quarter the applicable margin is subject

F-S-41

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

to an increase or decrease of 25 basis points from the initial applicable margin as determined by the average available borrowings for the preceding quarter. The ABL Revolving Credit Agreement also requires a commitment fee be paid to the lenders on the average daily unused portion thereof at a rate of 0.25% per annum through maturity.

At September 30, 2019, Vertiv Group had $251.3 of availability under the ABL Revolving Credit Facility, net of letters of credit outstanding in the aggregate principal amount of $25.5.

10.00% Notes

During May 2019, Vertiv Group issued $120.0 aggregate principal amount of 10.00% senior secured second lien notes maturing on May 15, 2024 (with a springing maturity to November 15, 2021 if the 2022 Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended, on or prior to November 15, 2021). Each note bears interest at a rate of 10.00% per annum payable semi-annually on May 15 and November 15 of each year. The obligations of Vertiv Group under the notes are guaranteed by Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by liens junior in priority to the first priority liens securing each of Vertiv Group’s existing revolving credit agreement and existing term loan credit agreement.

(7) LEASES

The Company leases office space, warehouses, vehicles, and equipment. Leases have remaining lease terms of 1 year to 20 years, some of which have renewal and termination options. Termination options are exercisable at the Company’s option. Terms and conditions to extend or terminate are recognized as part of the right-of-use assets and lease liabilities where prescribed by the guidance. The majority of our leases are operating leases. Finance leases are immaterial to our condensed consolidated financial statements.

The Company determines if an arrangement is an operating lease at inception. Leases with an initial term of 12 months or less are not recorded on the balance sheet. All other operating leases are recorded on the balance sheet with a corresponding operating lease asset, net, representing the right to use the underlying asset for the lease term and the operating lease liabilities representing the obligation to make lease payments arising from the lease. The Company’s lease agreements do not contain any material residual value guarantees or restrictive covenants.

Operating lease assets and operating lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term and include options to extend or terminate the lease when they are reasonably certain to be exercised. The present value of lease payments is determined primarily using the incremental borrowing rate, adjusted for lease term and foreign currency, based on the information available at lease commencement date. Lease agreements with lease and non-lease components are generally accounted for as a single lease component. The Company’s operating lease expense is recognized on a straight-line basis over the lease term.

Operating lease expense is as follows:

Nine months ended September 30, 2019
Operating lease cost	$37.5
Short-term and variable lease cost	21.8

Total lease cost	$59.3

F-S-42

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Supplemental cash flow information related to operating leases is as follows:

Nine months ended September 30, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows - payments on operating leases	$37.5
Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	$142.8

Supplemental balance sheet information related to operating leases is as follows:

	Financial statement line item	September 30, 2019
Operating lease right-of-use assets	Other assets	$108.1
Operating lease liabilities	Accrued expenses and other liabilities	34.0
Operating lease liabilities	Other long-term liabilities	76.8

Total lease liabilities		$110.8

Weighted average remaining lease terms and discount rates for operating leases are as follows:

September 30, 2019
Weighted Average Remaining Lease Term	4.5
Weighted Average Discount Rate	7.4%

Maturities of lease liabilities are as follows:

As of September 30, 2019
Operating Leases
2019	$11.1
2020	36.9
2021	26.3
2022	19.1
2023	14.0
Thereafter	21.4

Total Lease Payments	128.8
Less: Imputed Interest	(18.0)

Present value of lease liabilities	$110.8

F-S-43

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

(8) PENSION PLANS

Total net periodic pension expense for the Company’s defined benefit plans is summarized below:

Company defined benefit plans:	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Service cost	$1.7	$2.1
Interest cost	1.8	1.9
Expected return on plan assets	(0.7)	(0.5)
Net amortization	—	0.5

Net periodic pension expense	$2.8	$4.0

(9) INCOME TAXES

The effective tax rate for continuing operations was (40.7)% and (12.9)% for the nine months ended September 30, 2019 and 2018, respectively. The effective rate in the current nine month period is primarily influenced by the mix of income between our U.S. and non-U.S. operations which is offset by changes in valuation allowance for U.S. federal purposes and discrete tax adjustments related to (1) a change in our indefinite reinvestment liability caused by movement in foreign currencies and updates to the calculation resulting from information obtained commensurate with the filing of the company’s 2018 U.S. federal income tax return, and (2) other adjustments related to reconciliations of statutory income tax payable balances based on an analysis of income tax returns filed before the end of October 2019. The effective rate for the comparative nine month period was primarily influenced by the mix of income between our U.S. and non-U.S. operations and the impact of the global intangible low-taxed income provisions of the Tax Cuts and Jobs Act of 2017 (the “Act”) which is offset by changes in valuation allowance for U.S. federal purposes.

The Company has provided for U.S. federal income taxes and foreign withholding taxes on all temporary differences attributed to basis differences in foreign subsidiaries that are not considered indefinitely reinvested. As of September 30, 2019, the Company has certain earnings of certain foreign affiliates that continue to be indefinitely reinvested, but determining the impact was not practicable.

(10) RELATED PARTY TRANSACTIONS

Transactions with Platinum Affiliates

The Company receives certain corporate and advisory services from Platinum Equity Advisors, LLC (“Advisors”), an affiliate of Platinum. These services are provided pursuant to a corporate advisory services agreement (the “CASA”) between Advisors and the Company. During the nine months ended September 30, 2019 and 2018, the Company recorded $3.9 and $3.9, respectively, for corporate and advisory services, and $1.5 and $0.5, respectively, in fees and expense reimbursement for such services.

The Company also purchases and sells goods in the ordinary course of business with Platinum affiliates. A summary of the Company’s purchases and sales of goods or services with affiliates of Platinum is as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Sales to Platinum affiliates	$0.3	$0.1
Purchases from Platinum affiliates	45.0	49.2

	September 30, 2019	December 31, 2018
Accounts receivable	$—	$—
Accounts payable	11.8	0.5

F-S-44

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Transactions with Emerson

On November 30, 2016 Vertiv Holding and Emerson entered into a transition services agreement (the “Transition Services Agreement”), pursuant to which Emerson or its affiliates provide certain transitional services to the Company, including administrative services and IT services. The term of the Transition Services Agreement began on November 30, 2016 and was scheduled to end on its twelve-month anniversary, unless otherwise agreed to with respect to an applicable service. Services related to the nine months ended September 30, 2019 and 2018 were $0.6 and $2.1. Certain insignificant services will continue during 2019. The Company may terminate any service provided to it for any reason upon 30-90 days prior written notice. Generally, services are charged at a monthly cost, which varies depending on the service provided. The Company also purchases and sells goods and services in the ordinary course of business with affiliates of Emerson.

A summary of the Company’s purchases and sales of goods or services with affiliates of Emerson is as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Sales to Emerson affiliates	$2.5	$2.7
Purchases from Emerson affiliates	24.4	23.1

Related-party balances reported as of September 30, 2019 and December 31, 2018 include the following:

	September 30, 2019	December 31, 2018
Accounts receivable	$0.5	$0.6
Accounts payable	2.7	4.8

(11) OTHER FINANCIAL INFORMATION

	September 30, 2019	December 31, 2018
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$149.3	$213.6
Restricted cash included in other current assets	10.2	10.2

Total cash, cash equivalents, and restricted cash	$159.5	$223.8

	September 30, 2019	December 31, 2018
Inventories
Finished products	$181.5	$201.0
Raw materials	177.8	201.4
Work in process	83.9	84.1

Total inventories	$443.2	$486.5

F-S-45

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

	September 30, 2019	December 31, 2018
Property, plant and equipment, net
Machinery and equipment	$267.2	$254.8
Buildings	239.5	234.0
Land	46.2	51.7
Construction in progress	13.3	15.9

Property, plant and equipment, at cost	566.2	556.4
Less: Accumulated depreciation	(151.0)	(114.7)

Property, plant and equipment, net	$415.2	$441.7

	September 30, 2019	December 31, 2018
Accrued expenses and other liabilities
Deferred revenue	$174.4	$170.5
Accrued payroll and other employee compensation	134.7	133.6
Litigation reserve (see note 16)	89.9	60.0
Product warranty	38.3	44.9
Other (includes liabilities related to lease obligations, see note 7)	395.1	395.3

Total	$832.4	$804.3

(12) FINANCIAL INSTRUMENTS

We determine the fair value of debt using Level 2 inputs based on quoted market prices. The following table presents the fair value and carrying value of long-term debt, including the current portion of long-term debt as of September 30, 2019 and December 31, 2018.

	September 30, 2019		December 31, 2018
	Fair Value	Carrying Value	Fair Value	Carrying Value
Term Loan due 2023	$1,887.3	$1,987.0	$1,796.2	$1,973.8
9.250% Notes due 2024	698.4	725.6	686.8	722.9
12.00%/13.00% Senior PIK Toggle Notes due 2023	439.0	489.1	462.0	485.0
10.00% Notes due 2024	117.5	114.9	—	—
ABL Revolving Credit Facility due 2021	163.2	163.2	245.1	245.1

(13) OTHER DEDUCTIONS, NET

Other deductions, net are summarized as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Amortization of intangibles (excluding software)	$96.7	$111.0
Restructuring costs (see Note 4)	9.4	30.0
Foreign currency (gain) loss, net	(6.6)	0.2
Contingent Consideration	—	21.7
Other, net	(0.9)	3.3

Total	$98.6	$166.2

F-S-46

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

(14) ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Activity in accumulated other comprehensive income (loss) is as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Foreign currency translation, beginning	$43.2	$133.8
Other comprehensive income (loss)	(49.0)	(73.8)

Foreign currency translation, ending	(5.8)	60.0
Pension, beginning	(1.4)	(0.3)
Actuarial losses deferred during the period, net of income taxes	—	(0.2)

Pension, ending	(1.4)	(0.5)

Accumulated other comprehensive income (loss)	$(7.2)	$59.5

(15) SEGMENT INFORMATION

The primary income measure used for assessing segment performance and making operating decisions is earnings before interest and income taxes. This measure excludes corporate and other costs which consist of headquarters management costs, stock-based compensation, interest expense, other incentive compensation, global digital costs, and costs that support global product platform development and offering management. Intersegment selling prices approximate market prices. Summarized information about the Company’s results of operations by business segment and product and service offering follows:

Americas includes products and services sold for applications within the data center, communication networks and commercial/industrial markets in North America and Latin America. This segment’s principal product and service offerings include:

•	Critical infrastructure and solutions includes AC and DC power management, thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment;

•

Services and software solutions include preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and digital critical infrastructure software; and

•	I.T. and edge infrastructure includes, racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions.

Asia Pacific includes products and services sold for applications within the data center, communication networks and commercial/industrial markets throughout China, India and the rest of Asia. Products and services offered are similar to the Americas segment.

Europe, Middle East & Africa includes products and services sold for applications within the data center, communication networks and commercial/industrial markets in Europe, Middle East & Africa. Products and services offered are similar to the Americas segment.

F-S-47

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Business Segments

Sales	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Americas	$1,694.6	$1,614.4
Asia Pacific	985.9	975.2
Europe, Middle East & Africa	714.0	654.7

	3,394.5	3,244.3
Eliminations	134.8	130.3

Total	$3,259.7	$3,114.0

Intersegment sales	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Americas	$19.2	$24.5
Asia Pacific	79.8	75.6
Europe, Middle East & Africa	35.8	30.2

Total	$134.8	$130.3

Earnings (loss) from Continuing Operations before income taxes	Nine months ended September 30, 2019	Nine months ended September 30, 2018(1)
Americas	$270.6	$222.1
Asia Pacific	116.8	92.9
Europe, Middle East & Africa	56.8	12.4

	444.2	327.4
Corporate and other	(286.0)	(363.4)
Eliminations	—	—
Total earnings (loss) before interest and tax	158.2	(36.0)

Interest expense, net	234.2	213.5

Income (loss) before income taxes	$(76.0)	$(249.5)

(1)

Beginning with the first quarter of 2019, the segment performance measure excludes certain costs that support global product platform development and digital as a result of a change in the way we evaluate the performance of operations, develop strategy and allocate capital resources. Such costs are now included in Corporate and other. For the nine months ended September 30, 2018, segment measurements have been adjusted by $117.6 in Americas, $10.5 in APAC, and $26.3 in EMEA to reflect this modification.

Total Assets	September 30, 2019	December 31, 2018
Americas	$2,330.2	$2,410.1
Asia Pacific	1,073.7	1,165.5
Europe, Middle East & Africa	898.7	980.3
Corporate and other	308.6	238.5

Total	$4,611.2	$4,794.4

F-S-48

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Products and Services Offering	Nine months ended September 30, 2019	Nine months ended September 30, 2018(3)
Critical infrastructure & solutions	$1,938.8	$1,768.6
Services & software solutions (2)	957.3	931.8
I.T. & Edge infrastructure	363.6	413.6

Total	$3,259.7	$3,114.0

(2)	Includes product sales managed within the service & software solutions line of business for internal purposes.
(3)

Beginning with the first quarter of 2019, we revised our sales by product and service offering categories from four categories to three. Product and service offerings have been adjusted for the successor period to reflect this modification.

(16) COMMITMENTS AND CONTINGENCIES

The Company is a party to a number of pending legal proceedings and claims, including those involving general and product liability and other matters. The Company accrues for such liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Accruals are based on developments to date; management’s estimates of the outcomes of these matters; the Company’s experience in contesting, litigating and settling similar matters; and any related insurance coverage. While the Company believes that a material adverse impact is unlikely, given the inherent uncertainty of litigation, a future development in these matters could have a material adverse impact on the Company. The Company is unable to estimate any additional loss or range of loss that may result from the ultimate resolution of these matters, other than those described below.

At September 30, 2019, there were no known contingent liabilities (including guarantees, taxes and other claims) that management believes will be material in relation to the Company’s condensed consolidated financial statements, nor were there any material commitments outside the normal course of business other than those described below.

On May 10, 2018, the jury in the case of Bladeroom Group Limited, et al. v. Facebook, Inc., Emerson Electric Co., Emerson Network Power Solutions, Inc. (now known as Vertiv Solutions, Inc.) and Liebert Corporation returned a verdict in favor of the plaintiff in the amount of $30.0. The jury found the defendants breached a confidentiality agreement with Bladeroom, were unjustly enriched by such breach, improperly disclosed or used certain of the plaintiff’s trade secrets and the misappropriation of such trade secrets was willful and malicious. On March 11, 2019, the court entered orders in the case affirming the original award of $30.0 and imposing an additional award for punitive damages of $30.0 as well as attorney fees and interest. Under the terms of the purchase agreement with Emerson, the Company is indemnified for damages arising out of or relating to this case, including the above amounts. On August 12, 2019, judgment was entered, confirming the award entered on March 11, 2019. Emerson has submitted an appeal, and in connection with the appeal has submitted a surety bond underwritten by a third-party insurance company in the amount of $96.8. As of September 30, 2019, the Company had accrued $89.9 in accrued expenses, the full amount of the judgment, and recorded an offsetting indemnification receivable of $89.9 in other current assets related to this matter.

On December 28, 2017, Vertiv acquired Energy Labs, Inc. (“Energy Labs”). The purchase agreement contained a provision for contingent consideration in the form of an earn-out payment based on the achievement of 2018 operating results. The range of outcomes was zero to $34.5. On June 4, 2019, Vertiv notified the selling shareholders of Energy Labs of Vertiv’s determination that the applicable 2018 operating results had not been achieved and that no contingent consideration was due to the selling shareholders. On September 6, 2019, the

F-S-49

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

selling shareholders of Energy Labs notified Vertiv of their dispute regarding the contingent consideration due to them. The selling shareholders assert that the applicable 2018 operating results were exceeded and that Vertiv owes $34.5 in earn-out, the highest amount of earn-out possible under the agreement. As of September 30, 2019 and December 31, 2018, the Company had accrued $2.8 in accrued expenses. While Vertiv believes it has meritorious defenses against the assertions of the selling shareholders of Energy Labs, Vertiv is unable at this time to predict the outcome of this dispute. If Vertiv is unsuccessful, the ultimate resolution of this dispute could result in a loss of up to $31.7 in excess of the $2.8 accrued as well as costs and legal fees.

(17) SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 26, 2019 which is the date the unaudited condensed consolidated financial statements were available to be issued.

F-S-50

Report of Independent Registered Public Accounting Firm

The Board of Directors

Vertiv Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vertiv Holdings, LLC (the Company) as of December 31, 2018 and 2017, the related consolidated statements of earnings (loss), comprehensive income (loss), equity, and cash flows for the year ended December 31, 2018 and 2017 and for the period from December 1, 2016 through December 31, 2016 (collectively referred to as the “consolidated financial statements”) as well as the related combined statements of earnings (loss), comprehensive income (loss), equity and cash flows for the Network Power business of Emerson Electric Co. referred to as Vertiv Group Corporation (Predecessor) for the period from October 1, 2016 through November 30, 2016 (collectively referred to as the “combined financial statements”), and the related notes to the consolidated and combined financial statements. In our opinion, the consolidated and combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and 2017 and for the period from December 1, 2016 through December 31, 2016, as well as the combined results of the Predecessor’s operations and its cash flows for the period from October 1, 2016 through November 30, 2016, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

Grandview Heights, Ohio

March 20, 2019

except for Notes 3, 16, and 21, as to which the date is

November 26, 2019

F-S-51

Report of Independent Registered Public Accounting Firm

The Board of Directors

Vertiv Holdings, LLC:

We have audited the accompanying combined statements of earnings (loss), comprehensive income (loss), equity, and cash flow of the Network Power business of Emerson Electric Co. referred to as Vertiv Group Corporation (the Company), a wholly owned subsidiary of Vertiv Holdings, LLC, for the year ended September 30, 2016. These combined financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Vertiv Group Corporation for the year ended September 30, 2016, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Columbus, Ohio

November 26, 2016, except for the effects of changes in reportable operating segments, as discussed in Notes 1, 5 and 16, discontinued operations, as discussed in Notes 1, 4, 5, 6, 10, 16, 17 and 19, the classification of revenues and cost of sales, as discussed in Notes 1 and 16, and classification of shipping and handling costs, as discussed in Notes 1 and 4, as to which the date is March 30, 2018

F-S-52

COMBINED AND CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Net sales
Net sales—products	$3,230.3	$2,913.3	$230.3	$406.3	$2,968.2
Net sales—services	1,055.3	966.1	71.4	159.9	975.3

Net sales	4,285.6	3,879.4	301.7	566.2	3,943.5
Costs and expenses
Cost of sales—products	2,274.5	2,028.4	194.0	278.6	1,996.9
Cost of sales—services	590.7	538.4	46.3	90.7	535.7

Cost of sales	2,865.2	2,566.8	240.3	369.3	2,532.6
Selling, general and administrative expenses	1,223.8	1,086.0	162.3	164.3	980.8
Goodwill impairment	—	—	—	—	57.0
Other deductions, net	178.8	254.4	42.5	14.7	125.9
Interest expense, net	288.8	379.3	27.8	0.3	(3.5)

Earnings (loss) from Continuing Operations before income taxes	(271.0)	(407.1)	(171.2)	17.6	250.7
Income tax expense (benefit)	49.9	(19.7)	(4.3)	24.3	140.1

Earnings (loss) from Continuing Operations	(320.9)	(387.4)	(166.9)	(6.7)	110.6
Earnings (loss) from Discontinued Operations—net of income taxes	6.9	17.8	(4.3)	7.2	47.1

Net earnings (loss)	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7

See accompanying Notes to Combined and Consolidated Financial Statements

F-S-53

COMBINED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Net (loss) earnings	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7
Other comprehensive income (loss), net of tax:
Foreign currency translation	(90.6)	142.1	(8.3)	(74.7)	(48.2)
Pension (1)	(1.1)	1.9	(2.2)	0.3	(6.4)
Cash flow hedges (2)	—	—	—	0.3	0.9

Comprehensive (loss) income	$(405.7)	$(225.6)	$(181.7)	$(73.6)	$104.0

(1)

Net of income taxes of $0.0, $0.0, $0.0, $(0.1), and $2.2 for the years ended December 31, 2018 and 2017, one month ended December 31, 2016, two months ended November 30, 2016, and year ended September 30, 2016, respectively.

(2)

Net of income taxes of $0.0, $0.0, $0.0, $(0.2), and $(0.6) for the years ended December 31, 2018 and 2017, one month ended December 31, 2016, two months ended November 30, 2016, and year ended September 30, 2016, respectively.

See accompanying Notes to Combined and Consolidated Financial Statements

F-S-54

CONSOLIDATED BALANCE SHEETS

VERTIV HOLDINGS, LLC

(Dollars in millions, except shares outstanding)

	December 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$215.1	$388.0
Accounts receivable, less allowances of $17.6 and $5.3 at 2018 and 2017, respectively	1,251.8	1,102.8
Inventories	486.5	404.1
Other current assets	141.9	93.2

Total current assets	2,095.3	1,988.1

Property, plant and equipment, net	441.7	462.8
Other assets
Goodwill	634.0	596.1
Other intangible assets, net	1,564.2	1,663.2
Deferred income taxes	10.4	25.0
Other	48.8	73.3

Total other assets	2,257.4	2,357.6

Total assets	$4,794.4	$4,808.5

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$778.2	$672.5
Accrued expenses	804.3	750.5
Income taxes	23.9	25.9

Total current liabilities	1,606.4	1,448.9

Long-term debt, net	3,427.8	3,159.6
Deferred income taxes	160.0	214.7
Other long-term liabilities	140.5	114.9

Total liabilities	5,334.7	4,938.1

Equity
Class A Units, 850,000 issued and outstanding	—	—
Class B Units, 150,000 issued and outstanding	—	—
Additional paid-in capital	277.7	277.7
Accumulated deficit	(859.8)	(540.8)
Accumulated other comprehensive income	41.8	133.5

Total equity	(540.3)	(129.6)

Total liabilities and equity	$4,794.4	$4,808.5

See accompanying Notes to Combined and Consolidated Financial Statements

F-S-55

COMBINED AND CONSOLIDATED STATEMENTS OF EQUITY

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Net Emerson Investment	Accumulated Other Comprehensive Income (Loss)	Total
Predecessor
Balance as of September 30, 2015	$—	$—	$—	$3,292.4	$(130.0)	$3,162.4

Net earnings	—	—	—	157.7	—	157.7
Net transfer to Emerson	—	—	—	(198.1)	—	(198.1)
Other comprehensive income (loss), net of tax	—	—	—	—	(53.7)	(53.7)

Balance as of September 30, 2016	—	—	—	3,252.0	(183.7)	3,068.3

Net earnings	—	—	—	0.5	—	0.5
Net transfer to Emerson	—	—	—	(136.8)	—	(136.8)
Other comprehensive income (loss), net of tax	—	—	—	—	(74.1)	(74.1)

Balance as of November 30, 2016	$—	$—	$—	$3,115.7	$(257.8)	$2,857.9

Successor
Balance as of December 1, 2016	$—	$1,301.7	$—	$—	$—	$1,301.7

Net loss	—	—	(171.2)	—	—	(171.2)
Other comprehensive income (loss), net of tax	—	—	—	—	(10.5)	(10.5)

Balance as of December 31, 2016	—	1,301.7	(171.2)	—	(10.5)	1,120.0

Net loss	—	—	(369.6)	—	—	(369.6)
Dividends to JV Holdings	—	(1,024.0)	—	—	—	(1,024.0)
Other comprehensive income (loss), net of tax	—	—	—	—	144.0	144.0

Balance as of December 31, 2017	—	277.7	(540.8)	—	133.5	(129.6)

Net loss	—	—	(314.0)	—	—	(314.0)
ASC 606 cumulative adjustment	—	—	(5.0)	—	—	(5.0)
Other comprehensive income (loss), net of tax	—	—	—	—	(91.7)	(91.7)

Balance as of December 31, 2018	$—	$277.7	$(859.8)	$—	$41.8	$(540.3)

See accompanying Notes to Combined and Consolidated Financial Statements

F-S-56

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOW

VERTIV HOLDINGS, LLC (Dollars in millions)

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Cash flows from operating activities:
Net (loss) earnings	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7
Adjustments to reconcile net (loss) earnings to net cash (used by) provided by operating activities:
Depreciation	60.4	64.5	5.4	8.8	58.1
Amortization	156.6	279.8	46.8	14.6	94.9
Deferred income taxes	(40.3)	(85.9)	(11.3)	(44.5)	(48.0)
Goodwill impairment	—	—	—	—	57.0
Amortization of debt discount and issuance costs	25.5	52.0	1.9	—	—
Gain on sale of business	(6.9)	(33.2)	—	—	—
Changes in operating working capital	(110.0)	46.8	209.6	(30.5)	42.6
Other	6.8	(4.0)	(21.4)	13.9	7.9

Net cash (used for) provided by operating activities	(221.9)	(49.6)	59.8	(37.2)	370.2

Cash flows from investing activities:
Capital expenditures	(64.6)	(36.7)	(4.7)	(8.5)	(34.0)
Investments in capitalized software	(41.2)	(7.7)	—	—	—
Proceeds from disposition of property, plant and equipment	18.0	—	—	0.2	8.4
Acquisition of business, net of cash acquired	(124.3)	(211.4)	(3,920.5)	—	—
Proceeds from sale of business	4.4	1,244.0	—	—	—
Collection of note receivable	—	59.7	—	—	—
Other	—	10.2	—	(2.2)	(4.6)

Net cash (used for) provided by investing activities	(207.7)	1,058.1	(3,925.2)	(10.5)	(30.2)

Cash flows from financing activities:
Borrowings from ABL revolving credit facility	565.1	500.0	42.0	—	—
Repayments of ABL revolving credit facility	(320.0)	(500.0)	(42.0)	—	—
Proceeds from the issuance of senior notes	—	—	750.0	—	—
Proceeds from the issuance of PIK notes	—	482.5	—	—	—
Proceeds from term loan, net of discount	—	325.0	2,250.4	—	—
Repayments of term loan	—	(575.0)	—	—	—
Proceeds from the issuance of common stock	—	—	1,200.0	—	—
Debt issuance and related costs	—	(39.6)	(93.8)	—	—
Dividends to Holding LLC	—	(1,024.0)	—	—	—
Net transfer to Emerson	—	—	—	(136.8)	(198.1)
Settlement of contingent consideration	—	(43.0)	—	—	—
Other	—	—	—	—	(1.0)

Net cash provided by (used for) financing activities	245.1	(874.1)	4,106.6	(136.8)	(199.1)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	11.6	14.2	8.4	(4.8)	(5.5)

(Decrease) increase in cash, cash equivalents and restricted cash	(172.9)	148.6	249.6	(189.3)	135.4
Beginning cash, cash equivalents and restricted cash	398.2	249.6	—	274.3	138.9

Ending cash, cash equivalents and restricted cash	$225.3	$398.2	$249.6	$85.0	$274.3

Changes in operating working capital
Accounts Receivable	$(139.6)	$(106.8)	$18.5	$86.7	$(93.4)
Inventories	(73.7)	1.2	33.4	(48.9)	8.5
Other current assets	(66.5)	5.0	20.9	(57.6)	4.8
Accounts payable	101.9	57.3	82.3	(78.9)	57.1
Accrued expenses	50.2	47.5	58.4	(21.5)	32.8
Income taxes	17.7	42.6	(3.9)	89.7	32.8

Total changes in operating working capital	$(110.0)	$46.8	$209.6	$(30.5)	$42.6

Supplemental Disclosures
Cash paid during the year for interest	$259.6	$213.1	$11.7	$—	$—
Cash paid during the year for income tax, net	58.0	72.6	3.0	20.0	185.0
Noncash Stock Issuance	—	—	101.7	—	—
Property and equipment acquired through capital lease obligations	4.2	—	—	—	—

See accompanying Notes to Combined and Consolidated Financial Statements

F-S-57

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Transaction

On July 29, 2016, Cortes NP Acquisition Corporation (now known as Vertiv Group Corporation) (“Vertiv Group”), Cortes NP JV Holdings, LLC (now known as Vertiv JV Holdings, LLC) (“JV Holdings”), Cortes NP Holdings, LLC (now known as Vertiv Holdings, LLC) (“Holdings LLC”), and ASCO Power GP LLC (“ASCO GP LLC,” and together with JV Holdings, Holdings LLC and Vertiv, the “Buyer Parties”) and Emerson Electric Co. (“Emerson”), entered into a transaction agreement (the “Transaction Agreement”) pursuant to which Emerson agreed to sell a majority interest in its Network Power business to the Buyer Parties (the “Transaction”). The Buyer Parties, as well as Holdings LLC were formed on behalf of, and are controlled by, certain private equity investment funds sponsored by Platinum Equity, LLC (such funds, collectively, “Platinum”). Vertiv is an indirect wholly owned subsidiary of Vertiv Holding Corporation (formerly known as Cortes NP Holding Corporation) (“Vertiv Holding”). Holdings LLC is the direct parent of Vertiv Holding. Holdings LLC is majority owned by JV Holdings. JV Holdings is majority owned by Platinum. On the first closing of the Transaction on November 30, 2016 (the “Closing Date”), Vertiv acquired, either directly or through one or more subsidiaries, (with certain country-specific exceptions as described in the following sentences) the assets and liabilities associated with the business, operations, products, services and activities of Emerson’s Network Power business. In several steps during December 2016, in accordance with the Transaction Agreement, Vertiv acquired the business, operations, products, services and activities of Emerson Network Power business in two additional jurisdictions. The operating results of these jurisdictions are not material. The Emerson Network Power business prior and up to the Closing Date is hereinafter referred to as the “Predecessor” while Holdings LLC and its subsidiaries after the Closing Date are hereinafter collectively referred to as the “Successor”. As of the Closing Date, approximately 85% of the outstanding equity interests of Holdings LLC were indirectly held by Platinum in the form of Class A Units in Holdings LLC, and approximately 15% were indirectly held by Emerson in the form of Class B Units in Holdings LLC (the “Emerson Interests”).

The consideration for the Transaction was approximately $4,158.3, which included cash of $4,000.0, Class B Units in Holdings LLC issued to Automatic Switch Company, a subsidiary of Emerson, with a fair value of $101.7, and post-closing purchase price adjustments of $135.6. In connection with the Transaction, JV Holdings contributed approximately $1,200.0 in cash (the “Cash Equity Investment”) to Holdings LLC for a controlling interest in the issued and outstanding equity interests of Holdings LLC. Holdings LLC then contributed the Cash Equity Investment, through a series of intermediary subsidiaries, to the Company, who in turn paid cash consideration to Emerson in exchange for 85% of the Emerson Network Power business.

On or about January 11, 2017, Vertiv Co. was merged with and into Vertiv with Vertiv as the surviving entity, adopting the name Vertiv Co. On or about January 17, 2017, Vertiv Co, further changed its name to Vertiv Group Corporation and each of the Buyer Parties effected the name changes referenced above.

Upon the consummation of the transactions contemplated by the Transaction Agreement, all of the issued and outstanding equity interests in Vertiv are held directly by Cortes NP Intermediate Holding II Corporation (now known as Vertiv Intermediate Holding II Corporation), Vertiv’s direct parent (“Intermediate Holding II”), and controlled, indirectly, by Platinum. In addition, as part of the consideration under the Transaction Agreement, a subsidiary of Emerson received the Emerson Interests, comprised of newly issued Class B Units in Holdings LLC, which are, with respect to distributions from Holdings LLC, subordinated to the Class A Units in Holdings LLC. Specifically, the rights to distributions for Class B Units are contingent upon the Class A Units first receiving a threshold return on its initial investment.

F-S-58

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

In connection with the Transaction, Vertiv issued $750.0 of 9.25% senior notes (the “Notes”), entered into a new $2,320.0 senior secured term loan facility (the “Term Loan Facility”), which was fully drawn on the Closing Date, and a new $400.0 asset-based revolving credit facility (the “ABL Revolving Credit Facility”), of which $42.0 was drawn on the Closing Date. A portion of the proceeds were used to finance the Transaction consideration.

Description of Business

Holdings LLC and together with its majority-owned subsidiaries (“Vertiv”, “we” “our” or “the Company”) provide mission-critical infrastructure technologies and life cycle services for data centers, communication networks, and commercial and industrial environments. Vertiv’s offerings include power conditioning and uninterruptible power systems, thermal management, integrated data center control devices, software, monitoring, and service. Vertiv manages and reports results of operations for three business segments: Americas; Asia Pacific; and Europe, Middle East & Africa.

Basis of Presentation

The combined and consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Preparation of the combined and consolidated financial statements requires management to make estimates and assumptions that affect amounts reported in the combined and consolidated financial statements and notes. Actual results could differ from these estimates. Management has evaluated subsequent events through the date the consolidated financial statements were available to be issued. Certain prior period amounts have been reclassified to conform to footnote presentation for the current year.

The combined and consolidated financial statements include the accounts of Vertiv Holding and its majority owned subsidiaries and, when applicable, entities for which Vertiv Holding has a controlling financial interest or is the primary beneficiary. The results of businesses acquired or disposed of are included in the consolidated financial statements from the date of the acquisition or up to the date of disposal, respectively.

All intercompany transactions among Company entities have been eliminated. Sale and purchase transactions between the Company and other Emerson affiliates are included in the consolidated financial statements. See Note 14 for additional information regarding related party transactions.

Prior to the Closing Date, the Predecessor operated as part of Emerson and not as a stand-alone business. The combined financial statements for the period through the Closing Date (the “Predecessor Periods”) were derived from Emerson’s historical financial statements and accounting records and reflect the historical financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Following the Closing Date, for the period from December 1, 2016 to December 31, 2018 (the “Successor Period”), the consolidated financial statements reflect the accounts of the Company prepared on a stand-alone company basis prepared in conformity with U.S. GAAP. Throughout these financial statements, the term “Company” refers to Emerson’s Network Power business for the Predecessor Periods and Holdings LLC for the Successor Period.

As a result of the Transaction, Vertiv is considered to be the acquirer for accounting purposes. The Transaction was accounted for using the acquisition method of accounting, and the Successor financial statements reflect a new basis in the net assets acquired, measured at fair value on the Closing Date. See Note 2 for further discussion of the Transaction. As a result of the application of the acquisition method of accounting on the Closing Date, the

F-S-59

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

financial statements for the Predecessor Periods and for the Successor Period are presented on a different basis and are, therefore, not comparable. The Company’s combined and consolidated financial statements are presented with a black line that delineates this lack of comparability between financial statements prior to and after the Closing Date. The historical financial information prior to the Transaction has been included in the combined financial statements during the Predecessor period.

Prior to the Transaction, as a business unit of Emerson, the Company was charged for costs directly related to its operations, and was allocated a portion of Emerson’s general corporate costs. These costs are reflected in the combined financial statements in the Predecessor Periods. The Company participated in various Emerson programs which include information technology (IT) services, medical insurance and other programs. Costs associated with these programs were charged to the Company based on Emerson’s cost and the Company’s estimated usage. The Company also utilized Emerson’s global shared service centers and was charged for both direct costs and its share of facility overhead. Lastly, the Predecessor Periods reflect an allocation, based on revenue, of general corporate costs Emerson incurred for support functions such as procurement, logistics, marketing, finance, human resources, legal, and other corporate functions. Management believes the methodologies and assumptions used to allocate these costs to the Company were reasonable. The combined financial statements for the Predecessor Periods may not reflect the actual costs that would have been incurred had the Company operated on a stand-alone basis during such period.

Emerson utilized a centralized treasury function which managed the working capital and financing needs of all of its business operations. This function oversaw a cash pooling arrangement which, during the Predecessor Periods, swept participating Company cash accounts into pooled Emerson cash accounts on a daily basis. Pooled cash, cash equivalents and nontrade intercompany balances attributable to Emerson have not been presented as assets and liabilities in the Predecessor Periods and are reflected as “Net Emerson investment” in the combined and consolidated statements of equity. Changes in these balances during the Predecessor Periods are reflected as “Net transfer to Emerson” in the financing activities section of the combined statement of cash flows.

Reclassifications

In 2017, certain prior period amounts in the combined and consolidated financial statements were reclassified to conform to the 2017 presentation. The changes primarily related to (1) the sale of the Company’s critical power business, which was accounted for as a discontinued operation (see Note 4); (2) the segment realignment (see Note 16); (3) recategorization of revenue and costs of sales related to the sale of tangible products and the sale of services; and (4) shipping and handling costs were reclassified from selling, general and administrative expenses (“SG&A”) to cost of sales. In 2017, the Company made a voluntary change in accounting principle to classify shipping and handling costs associated with the distribution of finished product as cost of sales which better reflects the cost of producing and distributing products.

The following table outlines reclassification amounts for revenue, cost of sales, and shipping/handling costs for the relevant periods presented in the combined and consolidated statement of earnings (loss).

	Successor	Predecessor
	December 1 through December 31, 2016	October 1 through November 30, 2016	Fiscal Year Ended
			September 30, 2016
Revenue (reclassification from products to services)	$23.4	$52.3	$314.2
Cost of Sales (reclassification from products to services)	20.5	35.8	210.6
Shipping and Handling Costs (reclassification from SG&A to Cost of Sales)	4.9	9.4	59.9

F-S-60

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Change in Fiscal Year End

On May 25, 2017, the Company elected to change its fiscal year end from September 30 to December 31. The change became effective at the end of the period ended December 31, 2016. Unless otherwise noted, all references to “fiscal” in this report refer to the twelve-month fiscal year, which as of and prior to September 30, 2016 ended on September 30, and beginning after December 31, 2016 ends on December 31 of each year.

Use of Estimates

The preparation of the combined and consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the reported amounts of assets, liabilities, revenues and expenses for the periods presented. Actual results could differ from those estimates.

Foreign Currency Translation

The functional currency for substantially all of the Company’s non-U.S. subsidiaries is the local currency. Adjustments resulting from translating local currency financial statements into U.S. dollars are reflected in accumulated other comprehensive income (loss). Transactions denominated in currencies other than the subsidiaries’ functional currencies are subject to changes in exchange rates with resulting gains/losses recorded in net earnings (loss).

Cash and Cash Equivalents

Cash and cash equivalents are reflected on the combined and consolidated balance sheets and consist of highly liquid investments with original maturities of three months or less.

The following table provides a reconciliation of the amount of cash, cash equivalents and restricted cash reported within the consolidated balance sheets. Restricted cash represents amounts held in an escrow account related to payment of specific tax indemnities related to the acquisition of Vertiv.

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Cash and cash equivalents	$215.1	$388.0	$249.6	$85.0	$274.3
Restricted cash included in other current assets	10.2	10.2	—	—	—

Total cash, cash equivalents, and restricted cash	$225.3	$398.2	$249.6	$85.0	$274.3

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable are derived from customers located in the U.S. and numerous foreign jurisdictions. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Company establishes an allowance for uncollectible

F-S-61

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

accounts receivable based on historical experience and any specific customer collection issues that the Company has identified. Write-offs are recorded against the allowance for doubtful accounts when all reasonable efforts for collection have been exhausted.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or net realizable value and the majority is valued based on standard costs that approximate average actual costs. The remainder is valued based on average actual costs. Standard costs are revised at the beginning of each fiscal year. The impact from annually resetting standards, as well as operating variances incurred throughout the year, are allocated to inventories and recognized in cost of sales as product is sold.

The following are the components of inventory:

	December 31, 2018	December 31, 2017
Inventories
Finished products	$201.0	$180.0
Raw materials	201.4	142.0
Work in process	84.1	82.1

Total inventories	$486.5	$404.1

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, establishes a formal hierarchy and framework for measuring certain financial statement items at fair value, and requires disclosures about fair value measurements and the reliability of valuation inputs. Under ASC 820, measurement assumes the transaction to sell an asset or transfer a liability occurs in the principal or at least the most advantageous market for that asset or liability. Within the hierarchy, Level 1 instruments use observable market prices for the identical item in active markets and have the most reliable valuations. Level 2 instruments are valued through broker/dealer quotation or through market-observable inputs for similar items in active markets, including forward and spot prices, interest rates and volatilities. Level 3 instruments are valued using inputs not observable in an active market, such as company-developed future cash flow estimates, and are considered the least reliable. The carrying value approximates fair value for cash and cash equivalents, accounts receivable and accounts payable because of the relatively short-term maturity of these instruments.

Debt Issuance Costs, Premiums and Discounts

Debt issuance costs, premiums and discounts are amortized into interest expense over the terms of the related loan agreements using the effective interest method or other methods which approximate the effective interest method. Debt issuance costs related to a recognized debt liability are presented on the balance sheets as a direct deduction from the carrying amount of that debt liability, consistent with discounts.

Property, Plant and Equipment and Definite Lived Intangible Assets

The Company records investments in land, buildings, and machinery and equipment at cost, which includes the then fair values of assets acquired in business combinations. Depreciation is computed principally using the

F-S-62

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

straight-line method over estimated service lives, which are 30 to 40 years for buildings and 10 to 12 years for machinery and equipment. The Company’s definite lived identifiable intangible assets that are subject to amortization are amortized on a straight-line basis over their estimated useful lives. Definite lived identifiable intangibles consist of intellectual property such as patented and unpatented technology and trademarks, customer relationships and capitalized software. Definite lived identifiable intangible assets are also subject to evaluation for potential impairment if events or circumstances indicate the carrying value may not be recoverable. Long-lived tangible and intangible assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized based on estimated fair values if the sum of expected future undiscounted cash flows of the related assets is less than the carrying values.

Following are the components of property, plant and equipment:

	December 31, 2018	December 31, 2017
Property, plant and equipment, net
Machinery and equipment	$254.8	$215.5
Buildings	234.0	238.2
Land	51.7	57.0
Construction in progress	15.9	17.8

Property, plant and equipment, at cost	556.4	528.5
Less: Accumulated depreciation	(114.7)	(65.7)

Property, plant and equipment, net	$441.7	$462.8

Goodwill and Other Indefinite Lived Intangible Assets

Assets and liabilities acquired in business combinations are accounted for using the acquisition method and recorded at their respective fair values. Goodwill represents the excess of consideration paid over the net assets acquired and is assigned to the reporting unit that acquires the business. A reporting unit is an operating segment as defined in ASC 280, Segment Reporting, or a business one level below an operating segment if discrete financial information for that business is prepared and regularly reviewed by segment management. The Company conducts annual impairment tests of goodwill in the fourth quarter or more frequently if events or circumstances indicate a reporting unit’s fair value may be less than its carrying value. If an initial assessment indicates it is more likely than not goodwill may be impaired, it is evaluated by comparing the reporting unit’s estimated fair value to its carrying value. If its carrying value exceeds its estimated fair value, goodwill impairment is recognized to the extent that recorded goodwill exceeds the fair value of goodwill. Estimated fair values of the reporting unit are Level 3 measures and are developed under an income approach that discounts estimated future cash flows using risk-adjusted interest rates and also the market approach. The Company recorded goodwill impairment of $57.0 for the year ended September 30, 2016 related to its Europe, Middle East & Africa segment. There is no accumulated impairment in the successor entity.

Indefinite lived intangible assets consist of certain trademarks which are also evaluated annually for impairment or upon the occurrence of a triggering event. Impairment is determined to exist when the fair value is less than the carrying value of the assets being tested.

F-S-63

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Product Warranties

Warranties generally extend for one to two years from the date of sale. Provisions for warranty are determined primarily based on historical warranty cost as a percentage of sales, adjusted for specific issues that may arise.

Product warranty expense is approximately one percent of sales and the product warranty accrual is reflected in accrued expenses in the consolidated balance sheets.

The change in product warranty accrual is as follows:

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Beginning balance	$40.0	$37.4	$36.8	$37.4	$37.4
Provision charge to expense	41.0	32.4	4.6	6.4	40.2
Paid/utilized	(36.1)	(29.8)	(4.0)	(7.0)	(40.2)

Ending balance	$44.9	$40.0	$37.4	$36.8	$37.4

Derivative Instruments and Hedging Activities

In the normal course of business, the Company is exposed to changes in foreign currency exchange rates and commodity prices due to its worldwide presence and business profile. The Company’s foreign currency exposures relate to transactions denominated in currencies that differ from the functional currencies of its subsidiaries. Primary commodity exposures are price fluctuations on forecasted purchases of copper and aluminum and related products. As part of the Company’s risk management strategy, derivative instruments are selectively used in an effort to minimize the impact of these exposures. Foreign exchange forward contracts are utilized to hedge foreign currency exposures impacting sales or cost of sales transactions, firm commitments, and the fair value of assets and liabilities. All derivatives are associated with specific underlying exposures and the Company does not hold derivatives for trading or speculative purposes. The duration of hedge positions is less than one year.

All derivatives are accounted for under ASC 815, Derivatives and Hedging, and recognized at fair value. For derivatives hedging variability in future cash flows, the effective portion of any gain or loss is deferred in equity and recognized when the underlying transaction impacts earnings. For derivatives hedging the fair value of existing assets or liabilities, both the gain or loss on the derivative and the offsetting loss or gain on the hedged item are recognized in earnings each period. To the extent that any hedge is not fully effective at offsetting changes in the underlying hedged item, there could be a net earnings impact. The Company also uses derivatives to hedge economic exposures that do not receive deferral accounting under ASC 815. The underlying exposures for these hedges relate primarily to the revaluation of certain foreign-currency denominated assets and liabilities. Gains or losses from the ineffective portion of any hedge, as well as any gains or losses on derivative instruments not designated as hedges, are recognized in the combined and consolidated statements of earnings (loss) immediately.

As of December 31, 2018 and 2017, no outstanding currency and commodity hedges received deferral accounting treatment. Accordingly, the Company recognized mark-to-market gains of $1.2 and losses of $1.3

F-S-64

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

during the years ended December 31, 2018 and 2017, respectively. The fair values of the outstanding hedge instruments were measured using valuations based upon quoted prices for similar assets and liabilities in active markets (Level 2) and are valued by reference to similar financial instruments, adjusted for terms specific to the contracts. As of December 31, 2016, the Company had no outstanding hedge positions. For the two-months ended November 30, 2016, outstanding currency and commodity hedges were no longer designated to receive deferral accounting and changes in fair value during the period were recorded to earnings. Accordingly, the Company recognized a mark-to-market loss of $1.0 during this period which is included in other deductions in the combined and consolidated statement of earnings. All outstanding hedging instruments were settled on November 30, 2016, the Closing Date of the Transaction. There was a $6.5 loss recognized in earnings, and a $5.4 loss recognized in OCI for the year ended September 30, 2016.

Income Taxes

The provision for income taxes is determined using the asset and liability approach of ASC 740 by jurisdiction on a legal entity by legal entity basis. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are measured using enacted rates in effect for the year in which the temporary differences are expected to be recovered or settled. The impact of a change in income tax rates on deferred tax assets and liabilities is recognized in earnings in the period that includes the enactment date. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The tax carryforwards reflected in the Company’s combined and consolidated financial statements have been determined using the separate return method. The tax carryforwards include net operating losses and tax credits. The Company’s post transaction carryforwards in its consolidated financial statements are different than those reflected in the Predecessor’s combined and consolidated financial statements.

The Company’s extensive operations and the complexity of global tax regulations require assessments of uncertainties in estimating the taxes the Company will ultimately pay. The Company recognizes liabilities for anticipated tax audit uncertainties in the U.S. and other tax jurisdictions based on its estimate of whether, and the extent to which, additional taxes will be due.

APB 23 of ASC 740-30 provides guidance that U.S. companies do not need to recognize tax effects on outside basis differences that are indefinitely reinvested. As of December 31, 2018 and 2017, the Company has provided for U.S. federal income taxes, foreign withholding and other taxes on outside basis differences in certain foreign subsidiaries that are not indefinitely reinvested. Certain earnings in certain foreign affiliates are indefinitely reinvested, but determining the impact of such amounts was not practicable.

Prior to the Transaction, as a business of Emerson, the Company’s operations have historically been included in Emerson’s consolidated U.S. and non-U.S. income tax returns, in most locations. Income tax expense for the combined financial statements has been calculated following the separate return method. The separate return method applies ASC 740, Income Taxes, to the combined financial statements as if the Company was a separate enterprise and a stand-alone taxpayer for the periods presented. The calculation of income taxes on a separate return basis requires considerable judgment and the use of both estimates and assumptions. These estimates and assumptions affect the calculation of certain tax liabilities and the determination of the recoverability of certain deferred tax assets, which arise from the temporary differences between the tax and financial statement recognition of revenue and expenses. As a result, the Company’s deferred tax rate and deferred tax balances may differ from those in Emerson’s historical periods.

F-S-65

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Commitments and Contingencies

Certain conditions may exist as of the date of the financial statements which may result in a loss to the Company, but will only be resolved when one or more future events occur or fail to occur. Such liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when the Company assesses that it is probable that a future liability has been incurred and the amount can be reasonably estimated. Recoveries of costs from third parties, which the Company assesses as being probable of realization, are recorded to the extent of related contingent liabilities accrued. Legal costs incurred in connection with matters relating to contingencies are expensed in the period incurred. The Company records gain contingencies when realized.

Recently Adopted Accounting Pronouncements

Effective January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the modified retrospective method and recorded a cumulative effect adjustment to retained earnings based on the current terms and conditions for open contracts as of the adoption date. Results for the year ended December 31, 2018 are presented under ASC 606. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

There were two implementation adjustments upon the adoption of ASC 606: (1) we elected to apply the practical expedient to expense sales commissions when the amortization period is less than a year, and (2) certain contracts were changed from point-in-time recognition to over time.

Consolidated Balance Sheet Impacts of ASC 606:

	Balance at December 31, 2017	Balance at January 1, 2018	Effect of change Higher/(Lower)
Inventories	$404.1	$404.8	$0.7
Other current assets	93.2	88.0	(5.2)
Accrued expenses	750.5	751.0	0.5
Accumulated deficit	(540.8)	(545.8)	(5.0)

Consolidated Statement of Earnings (Loss) Impacts of ASC 606:

	Year ended December 31, 2018
	As Reported	Amounts under previous revenue guidance	Effect of change Higher/(Lower)
Net sales—products	$3,230.3	$3,235.1	$(4.8)
Cost of sales—products	2,274.5	2,279.3	(4.8)

Consolidated Balance Sheet Impacts at December 31, 2018 of ASC 606:

	December 31, 2018
	As Reported	Amounts under previous revenue guidance	Effect of change Higher/(Lower)
Other current assets	$141.9	$146.9	$(5.0)
Accumulated deficit	(735.3)	(730.3)	(5.0)

F-S-66

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The adoption of ASC 606 has no impact on the Company’s 2018 operating cash flow. See Footnote 3 for further information.

In March 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2017-07, Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The amendments in this update require the service cost component of net benefit costs to be reported in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit costs are required to be presented in the income statement separately from the service cost component and outside income from operations. This update also allows the service cost component to be eligible for capitalization when applicable. The Company adopted ASU 2017-07 during the year ended December 31, 2018 on a retrospective basis. As part of the adoption, the Company elected to use a practical expedient which allows the Company to use information previously disclosed in the pension note as the estimation basis for applying the retrospective presentation requirements. The retrospective presentation change related to the net periodic cost of our defined benefit pension plans did not have a material impact on our consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), which clarifies how certain cash receipts and cash payments should be presented in the Statement of Cash Flows. The Company adopted ASU 2016-15 during the year ended December 31, 2018 using the retrospective transition approach to all periods presented. The adoption of ASU 2016-15 did not have a material impact to our consolidated statement of cash flows.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) Restricted Cash, which requires that the reconciliation of the beginning of period and end of period amounts shown in the statement of cash flows include restricted cash and restricted cash equivalents. If restricted cash is presented separately from cash and cash equivalents on the balance sheet, companies are required to reconcile the amounts presented on the statement of cash flows to the amounts on the balance sheet. The Company adopted ASU 2016-18 during the year ended December 31, 2018 using the retrospective transition approach to all periods presented. The adoption of ASU 2016-18 did not have a material impact to our consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740), which reduces the complexity in the accounting standards by allowing the recognition of current and deferred income taxes for an intra-entity asset transfer, other than inventory, when the transfer occurs. The Company adopted ASU 2016-16 during the year ended December 31, 2018 using a modified retrospective transition approach. The adoption of ASU 2016-16 did not have a material impact on our consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases, which requires balance sheet recognition of lease liabilities and right-of-use assets for most leases having terms of twelve months or longer. Currently, obligations classified as operating leases are not recorded on the balance sheet, but must be disclosed. The new standard is effective for the Company January 1, 2019, with early adoption permitted. The Company is in the process of evaluating the impact of the revised standard on its consolidated financial statements and plans to use the modified retrospective transition option of applying the new standard at the adoption date. In addition, we plan to elect the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allow the Company to carry forward the historical lease classification. We have implemented a new lease system in connection with the adoption of the new standard, and all identified leases

F-S-67

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

that exist as of January 1, 2019 have been input into the new lease system. We are currently evaluating the incremental borrowing rates to discount the future minimum lease payments at the date of implementation. We believe the impact of the new standard will be material to our consolidated balance sheet; however, we are still evaluating the financial statement impact. We do not anticipate that the adoption of this standard will have a material impact related to existing leases and as a result, a cumulative-effect adjustment is not expected.

In August 2018, the FASB issue ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), which aligns the requirements for capitalizing implementation costs incurred in a service contract hosting arrangement with those of developing or obtaining internal-use software. This standard is effective for the Company January 1, 2020, and early adoption is permitted. The Company is currently evaluating the impact the new standard will have on its condensed consolidated financial statements.

(2) ACQUISITIONS

Acquisition of Geist

On February 1, 2018, certain of our subsidiaries acquired assets and assumed liabilities related to the business of Geist, as well as outstanding ownership interests of each of Geist (Shenzen Trading Limited Company), and Geist, Europe Ltd. (together, “Geist”), for $123.6 of cash. Geist is a leading manufacturer of rack power distribution units, intelligent power, airflow management, environmental monitoring and infrastructure management solutions for data centers. During the second quarter of 2018, we completed the acquisition for an additional $2.5 of cash related to the purchase of additional assets. The Company used the acquisition method of accounting to account for these transactions. Under the acquisition method of accounting, the assets acquired and liabilities assumed in the transactions were recorded at their respective estimated fair values at the acquisition date. The fair value measurements represent Level 3 measurements as they are based on significant inputs not observable in the market.

The total aggregate purchase consideration, net of cash acquired, was as follows:

Purchase Consideration
Cash	$126.1

Purchase consideration	126.1

Less: Cash acquired	(1.8)

Purchase consideration, net of cash acquired	$124.3

Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their respective estimated fair values as of the Closing Date. The purchase price was finalized during the fourth quarter of 2018.

F-S-68

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The following table summarizes the values of the assets acquired and liabilities assumed at the closing date:

	Preliminary Purchase Price Allocation	Measurement period adjustments	Purchase Price Allocation
	February 1, 2018		as adjusted
Current assets	$17.9	$0.2	$18.1
Property, plant and equipment, net	23.5	5.0	28.5
Intangible assets	49.1	(8.7)	40.4

Total identifiable assets	90.5	(3.5)	87.0

Current liabilities	6.0	(0.7)	5.3

Total identifiable liabilities assumed	6.0	(0.7)	5.3

Goodwill	36.7	5.9	42.6

Purchase consideration, net of cash acquired	$121.2	$3.1	$124.3

Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired that could not be individually identified and separately recognized. The factors contributing to the recognition of goodwill include the future growth potential of Geist and its assembled workforce. Goodwill was assigned to the Americas and EMEA segments and is expected to be deductible for income tax purposes in the U.S.

The following table details the total identifiable intangible assets acquired, their useful lives and fair values:

	Useful Life (Years)	Fair Value
Customer relationships	15	$21.9
Developed technology	15	12.4
Trademarks	5	6.1

Total finite-lived identifiable intangible assets		40.4

Weighted average useful life of finite-lived intangibles (years)		13.5

Acquisition of Energy Labs, Inc.

On December 28, 2017, Vertiv acquired Energy Labs, Inc. (“Energy Labs”), a leading provider of direct and indirect air handling systems and modular data center solutions for $149.5. The Company used the acquisition method of accounting to account for this transaction. Under the acquisition method of accounting, the assets acquired and liabilities assumed in the transaction were recorded at their respective estimated fair values at the acquisition date. The U.S. GAAP purchase price includes estimated contingent consideration of $12.8 at the date of acquisition related to the potential maximum $34.5 payment contingent on the achievement of 2018 adjusted income measures. The Company determined the fair value of the contingent consideration based on an income approach using a risk-neutral simulation model. Inputs include the financial forecasts of the future operating results of Energy Labs, the probability of reaching the forecast, and the associated discount rate. At December 31, 2017, a discount rate of 14.8% was utilized in the valuation. On an undiscounted basis, the range of outcomes was zero to $34.5. The fair value measurements represent Level 3 measurements as they are based on significant inputs not observable in the market. The contingent consideration was revalued each quarter under

F-S-69

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

the same valuation technique applied during purchase accounting. The fair value of contingent consideration decreased during the year ended December 31, 2018 by $10.0 to $2.8 due to remeasurement which was recognized in other deductions, net, in the consolidated statement of earnings (loss) and represents our best estimate of the final amount due under this arrangement.

The total aggregate purchase consideration, net of cash acquired, was as follows:

Purchase Consideration
Cash	$144.2
Contingent consideration	12.8

Purchase consideration	157.0

Less: Cash acquired	(7.5)

Purchase consideration, net of cash acquired	$149.5

Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their respective estimated fair values as of the closing date. The purchase price was finalized during the fourth quarter of 2018.

The following table summarizes the values of the assets acquired and liabilities assumed at the closing date:

	Preliminary Purchase Price Allocation	Measurement period adjustments	Purchase Price Allocation
	December 28, 2017		as adjusted
Current assets	$27.1	$(0.7)	$26.4
Property, plant and equipment, net	23.6	—	23.6
Intangible assets	73.7	—	73.7

Total identifiable assets	124.4	(0.7)	123.7

Current liabilities	12.4	0.9	13.3
Deferred income taxes	18.3	4.8	23.1

Total identifiable liabilities assumed	30.7	5.7	36.4

Goodwill	55.8	6.4	62.2

Purchase consideration, net of cash acquired	$149.5	$—	$149.5

Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired that could not be individually identified and separately recognized. The factors contributing to the recognition of goodwill include the future growth potential of Energy Labs and its assembled workforce. All of the goodwill was assigned to the Americas segment and none of the goodwill is expected to be deductible for income tax purposes.

F-S-70

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The following table details the total identifiable intangible assets acquired, their useful lives and fair values:

	Useful Life (Years)	Fair Value
Customer relationships	10	$59.7
Trademarks	5	3.3
Capitalized software	5	7.5
Other Intangibles	1	3.2

Total finite-lived identifiable intangible assets		$73.7

Weighted average useful life of finite-lived intangibles (years)		8.9

For financial accounting purposes, there were certain items including amortizable intangible assets and the excess of fair value of assets over tax basis that were treated as temporary differences.

Acquisition of Emerson Network Power Business

On July 29, 2016, the Buyer Parties and Emerson entered into the Transaction Agreement pursuant to which Emerson agreed to sell a majority interest in the Predecessor to the Buyer Parties in exchange for cash and Class B units in Holdings LLC. The total aggregate purchase consideration, net of cash acquired, was as follows:

Purchase Consideration
Cash	$4,000.0
Post-close purchase price adjustments	74.7
Contingent consideration	60.9
Issuance of Class B units	101.7

Purchase consideration	4,237.3

Less: Cash acquired	(79.0)

Purchase consideration, net of cash acquired	$4,158.3

The Company made a $54.9 purchase price adjustment payment in March 2017 related to the finalization of closing cash and indebtedness in accordance with the Transaction Agreement and was offset by a working capital true up adjustment of ($14.8) in the second quarter of 2017. The Company made a $34.6 purchase price adjustment in September 2017 to an escrow account that represents payment of specific tax indemnities related to the Transaction. As part of the escrow agreement, the Company made a disbursement of $24.4 during September 2017. As of the Closing Date, the Company expected to pay approximately $60.9 of additional consideration contingent on the Company’s ability to successfully repatriate cash from the Company’s Chinese affiliates. During the second quarter of 2017, the Company entered into an agreement with Emerson to settle the contingent consideration for $43.0. As a result of this agreement, the Company recognized a gain of $17.9, which is included in “Other deductions (income), net” in the consolidated statement of earnings (losses) for the year ended December 31, 2017.

The Company recorded $74.8 of transaction costs in the one-month period ended December 31, 2016. Transaction costs are included in selling, general and administrative expenses in the consolidated statement of earnings (losses).

F-S-71

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The Company accounted for the acquisition of the Predecessor using the acquisition method of accounting. Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their respective estimated fair values as of the Closing Date. The purchase price was finalized during the fourth quarter of 2017.

The following table summarizes the values of the assets acquired and liabilities assumed at the Closing Date:

Purchase Price Allocation
Receivables	$1,075.6
Inventories	472.6
Deferred income taxes	41.1
Property, plant and equipment, net	497.3
Intangible assets	2,562.0
Other assets	213.9

Total identifiable assets	4,862.5

Accounts payable	572.5
Accrued expenses	646.3
Deferred income taxes	536.9
Other liabilities	111.6

Total identifiable liabilities assumed	1,867.3

Goodwill	1,163.1

Purchase consideration, net of cash acquired	$4,158.3

Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired that could not be individually identified and separately recognized. The factors contributing to the recognition of goodwill include the future growth potential of the Company and its assembled workforce. An estimated $432.6 of the goodwill is expected to be deductible for income tax purposes.

The following table details the total identifiable intangible assets acquired, their useful lives and fair values:

	Useful Life (Years)	Fair Value
Customer relationships	12 – 13	$1,498.4
Developed technology	5 – 10	395.0
Trademarks	10	28.0
Capitalized software	5	22.7
Favorable operating leases	1 – 3	2.1
Backlog	0 – 2	166.3

Total finite-lived identifiable intangible assets		2,112.5

Indefinite-lived trademarks		449.5

Total identifiable intangible assets		$2,562.0

Weighted average useful life of finite-lived intangibles (years)		10.8

F-S-72

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

For financial accounting purposes, there were certain items including amortizable intangible assets and the excess of fair value of assets over tax basis, that were treated as temporary differences. A deferred tax liability of $346.0 was recorded through purchase accounting for these temporary differences.

(3) REVENUE

The Company recognizes revenue from the sale of manufactured products and services when control of promised goods or services are transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Control is transferred when the customer has the ability to direct the use of and obtain benefits from the goods or services. The majority of the Company’s sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer. Sales for service contracts, including installation, inventory with no alternative use and an enforceable right of payment upon customer termination and other discrete services, generally are recognized over time as the services are provided. Payments received in advance for service arrangements are recorded as deferred revenue and recognized in net sales when the revenue recognition criteria are met. Unbilled revenue is recorded when performance obligations have been satisfied, but the Company does not have present right to payment.

For agreements with multiple performance obligations, judgment is required to determine whether performance obligations specified in these agreements are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of agreements we allocate sales price to each distinct obligation on a relative stand-alone selling price basis. The majority of revenue from arrangements with multiple performance obligations is recognized when tangible products are delivered, with smaller portions for associated installation and commissioning recognized shortly thereafter. Generally, contract duration is short term, and cancellation, termination or refund provisions apply only in the event of contract breach. These provisions have historically not been invoked.

Payment terms vary by the type and location of the customer and the products or services offered. Revenue from our sales have not been adjusted for the effects of a financing component as we expect that the period between when we transfer control of the product and when we receive payment to be one year or less. Sales, value add, and other taxes collected concurrent with revenue are excluded from sales. The Company records amounts billed to customers for shipping and handling in a sales transaction as revenue. Shipping and handling costs are treated as fulfillment costs and are included in costs of sales.

The Company records reductions to sales for prompt payment discounts, customer and distributor incentives including rebates, and returns at the time of the initial sale. Rebates are estimated based on sales terms, historical experience, trend analysis, and projected market conditions in the various markets served. Returns are estimated at the time of the sale primarily based on historical experience and recorded gross on the condensed consolidated balance sheet.

Sales commissions are expensed when the amortization period is less than a year and are generally not capitalized as they are typically earned at the completion of the contract when the customer is invoiced or when the customer pays Vertiv. We typically offer warranties that are consistent with standard warranties in the jurisdictions where we sell our goods and services. Our warranties are generally assurance type warranties for which we promise that our goods and services meet contract specifications. In limited circumstances, we sell warranties that extend the warranty coverage beyond the standard coverage offered on specific products. Sales for these separately-priced warranties are recorded based on their stand-alone selling price and are recognized as revenue over the length of the warranty period.

F-S-73

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Beginning with the first quarter of 2019, we revised our sales by product and service. Accordingly, we have restated our disaggregated revenue table by product and service offering below to conform with the 2019 presentation.

We have determined the following types of performance obligations exist within our contracts with customers:

Critical infrastructure & solutions

We identify delivery of products as performance obligations within the critical infrastructure & solutions offering. Such products include AC and DC power management, thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment. We generally satisfy these performance obligations and recognize revenue for these products at a point in time when control has transferred to the customer. The transfer of control generally occurs when the product has been shipped or delivery has occurred, depending on shipping terms.

For customized products that the customer controls at the customer’s site while we build and customize the product, we recognize revenue over time because the customer obtains control of the asset as it is built. For these products, we use an input method to recognize revenue based on costs incurred relative to total estimated project costs as this represents the most faithful measure of the goods transferred to the customer.

I.T. and edge infrastructure

Performance obligations within I.T. and edge infrastructure include the delivery of racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions. For these performance obligations, we recognize revenue at a point in time based on when transfer of control occurs.

Services & software solutions

Services include preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and digital critical infrastructure software. Services are generally recognized as the services are provided, or straight-line for stand-ready contracts, because the customer simultaneously receives and consumes the benefit as we perform the services. We recognize revenue for software applications at a point in time upon transfer of the software and monitoring services are recognized over time.

F-S-74

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Disaggregation of Revenues

The following table disaggregates our revenue by product and service offering and timing of transfer of control:

	Year Ended December 31, 2018

	Americas	Asia Pacific	Europe, Middle East, & Africa	Total
Sales by Product and Service Offering:
Critical infrastructure & solutions	$1,246.4	$723.9	$481.5	$2,451.8
I.T. & Edge infrastructure	229.5	181.2	147.0	557.7
Services & software solutions	669.8	339.1	267.2	1,276.1

Total	$2,145.7	$1,244.2	$895.7	$4,285.6

Timing of revenue recognition:
Products and services transferred at a point in time	$1,530.6	$973.5	$701.8	$3,205.9
Products and services transferred over time	615.1	270.7	193.9	1,079.7

Total	$2,145.7	$1,244.2	$895.7	$4,285.6

(1)	Beginning with the first quarter of 2019, we revised our sales by product and service offering categories from four categories to three.

The opening and closing balances of our current and long-term contract assets and current and long-term deferred revenue are as follows:

	Balances at January 1, 2018	Balances at December 31, 2018
Deferred revenue - current (1)	$160.0	$170.5
Deferred revenue - noncurrent (2)	26.5	36.5
Other contract liabilities - current (1)	39.7	29.8

(1)	Current deferred revenue and contract liabilities are included within accrued expenses.
(2)	Noncurrent deferred revenue is recorded within other long-term liabilities.

Deferred revenue consists primarily of maintenance, extended warranty and other service contracts. We expect to recognize revenue of $18.8, $13.1 and $4.6 in the years ending December 31, 2020, 2021, and thereafter, respectively.

For the Company’s contracts that have an original duration of one year or less, the company adopted the practical expedient applicable to such contracts and has not disclosed the transaction price for the remaining performance obligations for these contracts as of the end of each reporting period or when the Company expects to recognize this revenue. Generally, the remaining duration of our contracts that are one year or less is one month or one quarter.

We have also adopted the variable consideration practical expedient for sales-based or usage-based royalties that are promised in exchange for a license of intellectual property. Thus, the Company has not disclosed information about remaining performance obligations or when the Company expects to recognize revenue related to sales-based or usage-based royalties.

F-S-75

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(4) DISCONTINUED OPERATIONS

On July 27, 2017, the Company entered into an agreement to sell its critical power business for approximately $1,250.0. The sale closed on October 31, 2017. The decision to divest this business was part of our strategy to focus on applying resources toward business and technological advancements in our core data center, telecommunications and commercial and industrial markets.

We determined the sale of the critical power business represents discontinued operations as it constitutes a disposal of an operating segment, meets held for sale criteria, and is a strategic shift that will have a major effect on our operations and financial results. As a result, we reclassified the related earnings (loss) from continuing operations to earnings (loss) from discontinued operations - net of income taxes on the combined and consolidated statement of earnings (loss) for all the periods presented. No amounts for shared general and administrative operating support expense were allocated to the discontinued operation.

As a result of the transaction, Vertiv recorded an after-tax gain on the sale of the business of approximately $33.2 for the year ended December 31, 2017. During 2018, Vertiv recorded additional after-tax gain on the sale of the business of $6.9, related to a $4.4 working capital settlement and $2.5 of other tax adjustments.

The following table provides the major classes of line items constituting the results of the discontinued operations during the year ended December 31, 2017, one-month ended December 31, 2016, two-months ended November 30, 2016 and fiscal year ended September 30, 2016. The year ended December 31, 2017, includes the results of operations as a discontinued operation for the Company’s critical power business through October 31, 2017, the date of its disposition, and the gain on the disposition of the discontinued operation.

	Successor		Predecessor

	Year Ended			Fiscal Year Ended
	December 31, 2017	December 1 through December 30, 2016	October 1 through November 30, 2016	September 30, 2016
Net sales
Net sales	$365.9	$37.2	$66.9	$442.9
Costs and expenses
Cost of sales	204.3	29.6	36.0	258.9
Selling, general and administrative expenses	91.1	8.2	17.2	100.0
Other deductions (income), net	55.3	7.1	1.3	5.4
Interest expense, net	28.7	—	—	—

Earnings (loss) before income taxes	(13.5)	(7.7)	12.4	78.6
Income tax expense	1.9	(3.4)	5.2	31.5

Earnings (loss) from Discontinued Operations - before gain on sale of discontinued operations	$(15.4)	$(4.3)	$7.2	$47.1
Gain on Disposition of Discontinued Operations - net of income taxes	33.2	—	—	—

Earnings (loss) from Discontinued Operations - net of income taxes	$17.8	$(4.3)	$7.2	$47.1

F-S-76

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

There were no assets and liabilities of discontinued operations on the Consolidated Balance Sheet at December 31, 2018 or 2017.

The following table summarizes the depreciation, amortization, and capitalized expenditures for discontinued operations during the year ended December 31, 2017, one-month ended December 30, 2016, two-months ended November 30, 2016, and fiscal year ended September 30, 2016.

	Successor		Predecessor

	Year Ended			Fiscal Year Ended
	December 31, 2017	December 1 through December 30, 2016	October 1 through November 30, 2016	September 30, 2016
Depreciation	$2.5	$0.3	$0.6	$5.2
Amortization	55.0	7.3	1.0	6.0
Capital expenditures	0.6	0.1	0.9	8.1

(5) RESTRUCTURING COSTS

Restructuring expense reflects costs associated with the Company’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis. Shutdown costs include severance, benefits, stay bonuses, lease and contract terminations and asset write-downs. Start-up and moving costs include costs of moving fixed assets, employee training and relocation. Vacant facility costs include security, maintenance, utilities and other costs.

Restructuring expenses were $46.2 $41.6, $2.6, $1.7, and $5.8 for the year ended December 31, 2018 and 2017, one month ended December 31, 2016, two months ended November 30, 2016, and year ended September 30, 2016, respectively. These expenses are recorded in other deductions, net in the combined and consolidated statements of earnings (loss). The Company expects full year 2019 restructuring expense to be approximately $35.0. This expense primarily will relate to severance and benefits as part of the organizational re-alignment initiatives.

The change in the liability for restructuring costs for the year ended December 31, 2018 follows:

	2017	Paid/ Utilized	Expense	2018
Severance and benefits	$20.1	$(28.7)	$33.2	$24.6
Lease and contract terminations	2.2	(2.2)	—	—
Vacant facility and other shutdown costs	5.9	(15.2)	10.5	1.2
Start-up and moving costs	0.1	(2.6)	2.5	—

Total	$28.3	$(48.7)	$46.2	$25.8

F-S-77

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The change in liability for the restructuring costs for the year ended December 31, 2017 follows:

	2016	Paid/ Utilized	Expense	2017
Severance and benefits	$14.8	$(24.7)	$30.0	$20.1
Lease and contract terminations	0.2	(0.3)	2.3	2.2
Vacant facility and other shutdown costs	0.2	(2.4)	8.1	5.9
Start-up and moving costs	0.4	(1.5)	1.2	0.1

Total	$15.6	$(28.9)	$41.6	$28.3

The change in the liability for the restructuring costs for the two-month period ended November 30, 2016 of the Predecessor and the one-month period ended December 31, 2016 of the Successor follows:

	Predecessor			Successor

	September 30, 2016	October 1 through November 30, 2016		December 1 through December 31, 2016		December 31, 2016
		Paid/ Utilized	Expense	Paid/ Utilized	Expense
Severance and benefits	$14.4	$(2.8)	$1.2	$(0.6)	$2.6	$14.8
Lease and contract terminations	0.3	(0.3)	0.2	—	—	0.2
Vacant facility and other shutdown costs	0.1	0.1	—	—	—	0.2
Start-up and moving costs	0.4	(0.3)	0.3	—	—	0.4

Total	$15.2	$(3.3)	$1.7	$(0.6)	$2.6	$15.6

The change in the liability for restructuring costs during the year ended September 30, 2016 of the Predecessor follows:

	2015	Paid/ Utilized	Expense	2016
Severance and benefits	$36.7	$(23.8)	$1.5	$14.4
Lease and contract terminations	0.1	(1.5)	1.7	0.3
Vacant facility and other shutdown costs	0.5	(1.2)	0.9	0.2
Start-up and moving costs	0.7	(2.1)	1.7	0.3

Total	$38.0	$(28.6)	$5.8	$15.2

Restructuring expense by business segment follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$13.7	$11.7	$2.3	$0.6	$0.4
Asia Pacific	8.3	13.6	—	0.4	1.7
Europe, Middle East & Africa	19.0	15.5	0.3	0.7	3.7
Corporate	5.2	0.8	—	—	—

Total	$46.2	$41.6	$2.6	$1.7	$5.8

F-S-78

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

In connection with its restructuring efforts, the Company identified certain land and buildings totaling $5.0 as held for sale as of December 31, 2018 which were included in Other current assets on the consolidated balance sheets. During the year ended December 31, 2018, the Company determined that the carrying value of certain properties exceeded the fair value less costs to sell. As such, the Company recorded a loss of $4.2 to reduce the carrying value of these assets, which is included in Other deductions, net in the accompanying consolidated financial statements. This is considered a Level 3 fair value measurement.

(6) GOODWILL AND OTHER INTANGIBLES

The change in the carrying value of goodwill by segment follows:

	Americas	Asia Pacific	Europe, Middle East & Africa	Total
Balance, December 31, 2016	$359.0	$221.8	$180.9	$761.7

Foreign currency translation	1.0	2.1	19.3	22.4
Reclassification	9.7	(16.7)	7.1	0.1
Measurement period adjustments	(69.1)	(154.1)	(20.7)	(243.9)
Acquisitions	55.8	—	—	55.8

Balance, December 31, 2017	$356.4	$53.1	$186.6	$596.1

Foreign currency translation and other	1.9	(2.5)	(10.5)	(11.1)
Measurement period adjustments (1)	9.0	0.3	3.0	12.3
Acquisitions	29.2	—	7.5	36.7

Balance, December 31, 2018	$396.5	$50.9	$186.6	$634.0

1.

As discussed in Note 2 - Acquisitions, the measurement period adjustments are for certain working capital adjustments and adjustments to deferred income taxes to reflect facts and circumstances that existed as of the acquisition date.

The gross carrying amount and accumulated amortization of identifiable intangible assets by major class follow:

As of December 31, 2018	Gross	Accumulated Amortization	Net
Customer relationships	$1,102	$(180.4)	$921.6
Trademarks	38.6	(7.7)	30.9
Capitalized software	81.6	(17.9)	63.7
Developed Technology	326.2	(70.5)	255.7
Backlog	139.2	(139.2)	—
Favorable operating leases	2.1	(1.8)	0.3

Total finite-lived identifiable intangible assets	$1,689.7	$(417.5)	$1,272.2

Indefinite-lived Trademarks	292.0	—	292.0

Total Intangible Assets	$1,981.7	$(417.5)	$1,564.2

F-S-79

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

As of December 31, 2017	Gross	Accumulated Amortization	Net
Customer relationships	$1,105.2	$(91.9)	$1,013.3
Trademarks	31.7	(3.1)	28.6
Capitalized software	38.1	(6.5)	31.6
Developed Technology	316.9	(36.6)	280.3
Backlog	143.8	(130.7)	13.1
Favorable operating leases	2.1	(0.9)	1.2

Total finite-lived identifiable intangible assets	$1,637.8	$(269.7)	$1,368.1

Indefinite-lived Trademarks	295.1	—	295.1

Total Intangible Assets	$1,932.9	$(269.7)	$1,663.2

Total intangible asset amortization expense for the years ended December 31, 2018 and 2017, one-month ended December 31, 2016, two-months ended November 30, 2016 and year ended September 30, 2016 was $156.6, $224.8, $40.2, $14.5, and $95.2, respectively. Based on intangible asset balances as of December 31, 2018, expected amortization expense is $141.1 in 2019, $141.7 in 2020, $141.0 in 2021, $133.0 in 2022, and $128.8 in 2023.

(7) FINANCIAL INSTRUMENTS

Other Financial Instruments

We determine the fair value of debt using Level 2 inputs based on quoted market prices. The carrying amount of all other debt approximates fair value as those instruments are based on variable interest rates. The following table presents the fair value and carrying value of long-term debt, including the current portion of long-term debt as of December 31, 2018 and 2017.

	December 31, 2018		December 31, 2017
	Fair Value	Carrying Value	Fair Value	Carrying Value
ABL Revolving Credit Facility due 2021	$245.1	$245.1	$—	$—
9.250% Notes due 2024	686.8	722.9	802.5	719.7
Term Loan due 2023	1,796.2	1,973.8	2,072.6	1,957.4
12.00%/13.00% Senior PIK Toggle Notes due 2022	462.0	485.0	517.5	482.5

(8) PENSION PLANS

Most of the Company’s employees participate in defined contribution plans, including 401(k), profit sharing, and other savings plans that provide retirement benefits.

Certain U.S. and non-U.S. employees participate in Company specific or statutorily required defined benefit plans. In general, the Company’s policy is to fund these plans based on legal requirements, required benefit payments, and other factors.

Prior to the Transaction, certain employees in the U.S., U.K., and Canada participated in defined benefit plans that were retained by Emerson. The Company accounted for the cost of these plans as if it were a participant in a multiemployer plan in accordance with ASC 715, Compensation-Retirement Benefits. Costs charged to the

F-S-80

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Company related to Emerson defined benefit plans were based on specific actuarially determined service costs of Company employees, and an allocation of actuarial losses based on the Company’s proportionate share of Emerson’s projected benefit obligation.

Retirement plans expense includes the following components:

	U.S. Plans

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Company defined benefit plans:
Service cost	$—	$0.1	$—	$—	$0.1
Interest cost	—	0.4	—	—	0.4
Expected return on plan assets	—	(0.6)	—	—	(0.6)
Net amortization	0.2	—	—	—	0.4

Net periodic pension expense	0.2	(0.1)	—	—	0.3
Settlement	(0.1)	0.9	—	—	—
Participation in Emerson defined benefit plans	—	—	—	0.7	4.0
Defined contribution plans	12.7	14.8	2.4	4.8	23.5

Total	$12.8	$15.6	$2.4	$5.5	$27.8

	Non-U.S. Plans

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Company defined benefit plans:
Service cost	$2.6	$2.8	$0.2	$—	$2.5
Interest cost	2.3	2.6	0.2	—	2.8
Expected return on plan assets	(0.7)	(0.9)	—	—	(0.8)
Net amortization	—	—	—	—	1.2

Net periodic pension expense	4.2	4.5	0.4	—	5.7
Curtailment	(1.3)	(1.6)	—	—	—
Settlement	—	0.1	—	—	—
Participation in Emerson defined benefit plans	—	—	—	—	0.4
Defined contribution plans	3.7	2.6	1.1	2.5	7.1

Total	$6.6	$5.6	$1.5	$2.5	$13.2

F-S-81

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Details of the changes in the actuarial present value of the projected benefit obligation and the fair value of plan assets for defined benefit pension plans follow:

	U.S. Plans
	December 31, 2018	December 31, 2017
Projected benefit obligation, beginning	$4.4	$11.0
Service cost	—	0.1
Interest cost	—	0.4
Actuarial loss	(0.6)	0.9
Benefits paid	(0.2)	(0.7)
Acquisition/Divestiture	—	(2.8)
Settlements	(2.7)	(4.5)

Projected benefit obligation, ending	$0.9	$4.4

Fair value of plan assets, beginning	3.7	8.3
Employer contributions	0.1	0.5
Benefits paid	(0.2)	(0.6)
Acquisition/Divestiture	—	—
Settlements	(2.7)	(4.5)

Foreign currency translation and other	(0.9)	—

Fair value of plan assets, ending	$—	$3.7

Net amount recognized in the balance sheet	$(0.9)	$(0.7)

Amounts recognized in the balance sheet:
Noncurrent asset	$—	$0.4
Current liability	—	(0.1)
Noncurrent liability	(0.9)	(1.0)

Net amount recognized in the balance sheet	$(0.9)	$(0.7)

Accumulated other comprehensive loss	$—	$0.7

	Non-U.S. Plans
	December 31, 2018	December 31, 2017
Projected benefit obligation, beginning	$76.7	$80.5
Service cost	2.6	2.8
Interest cost	2.3	2.6
Actuarial loss	4.8	(0.4)
Benefits paid	(2.2)	(2.1)
Participant contributions	0.3	0.3
Acquisition/Divestiture	—	(9.1)
Settlements	(0.1)	(4.0)
Curtailments	(4.1)	(1.9)
Foreign currency translation and other	(4.8)	8.0

Projected benefit obligation, ending	$75.5	$76.7

F-S-82

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

	Non-U.S. Plans
	December 31, 2018	December 31, 2017
Fair value of plan assets, beginning	$14.3	$20.0
Actual return on plan assets	0.2	0.9
Employer contributions	2.1	3.3
Participants’ contributions	0.3	0.3
Benefits paid	(2.2)	(2.1)
Acquisition/Divestiture	—	(4.9)
Settlements	(0.1)	(4.1)

Foreign currency translation and other	(0.9)	0.9

Fair value of plan assets, ending	$13.7	$14.3

Net amount recognized in the balance sheet	$(61.8)	$(62.4)

Amounts recognized in the balance sheet:
Noncurrent asset	$0.6	$1.0
Current liability	(1.8)	(1.9)
Noncurrent liability	(60.6)	(61.5)

Net amount recognized in the balance sheet	$(61.8)	$(62.4)

Pretax accumulated other comprehensive (income) loss	$1.6	$(0.5)

As of December 31, 2018, U.S. plans were underfunded by $0.9 and non-U.S. plans were underfunded by $61.8. The U.S. funded status includes unfunded plans totaling $0.9 and the non-U.S. status includes unfunded plans totaling $62.4.

As of the plans’ December 31, 2018 and 2017 measurement dates, the total accumulated benefit obligation was $69.6 and $71.9, respectively. Also, as of the respective measurement dates, the total projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for retirement plans with accumulated benefit obligations in excess of plan assets were as follows:

	December 31, 2018	December 31, 2017
Projected benefit obligation	$69.5	$70.8
Accumulated benefit obligation	64.1	63.3
Fair value of plan assets	7.1	7.2

Future benefit payments by U.S. plans are estimated to be $0.1 in 2019, $0.1 in 2020, $0.1 in 2021, $0.1 in 2022, $0.1 in 2022 and $0.4 in total over the five years 2024 through 2028. Based on foreign currency exchange rates as of December 31, 2018, future benefit payments by non-U.S. plans are estimated to be $3.0 in 2019, $2.6 in 2020, $2.7 in 2021, $3.1 in 2022, $3.2 in 2023 and $20.1 in total over the five years 2024 through 2028. The Company expects to contribute approximately $0.3 to its retirement plans in 2019. Company defined benefit pension plan expense for 2019 is expected to be approximately $3.7, versus $3.0 in 2018.

F-S-83

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The weighted-average assumptions used in the valuation of pension benefits are as follows:

	U.S. Plans		Non-U.S. Plans
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net pension expense
Discount rate	3.35%	3.80%	3.27%	3.32%
Expected return on plan assets	—%	7.25%	5.17%	4.30%
Rate of compensation increase	—%	3.25%	3.04%	3.15%
Benefit obligations
Discount rate	4.30%	3.35%	3.24%	3.27%
Rate of compensation increase	—%	—%	3.36%	3.04%

Actuarially developed yield curves are used to determine discount rates. The expected return on plan assets assumption is determined by reviewing the investment returns of the plans for the past 10 years plus longer-term historical returns of an asset mix approximating the Company’s asset allocation targets, and periodically comparing these returns to expectations of investment advisors and actuaries to determine whether long-term future returns are expected to differ significantly from the past.

The Company’s asset allocations at December 31, 2018 and December 31, 2017 follow:

	U.S. Plans		Non-U.S. Plans
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Equity securities	—%	—%	—%	9%
Debt securities	—%	—%	30%	29%
Insurance arrangements	—%	—%	50%	47%
Cash	—%	100%	—%	—%
Other	—%	—%	20%	15%

Total	—%	100%	100%	100%

The primary objective for the investment of plan assets is to secure participant retirement benefits while earning a reasonable rate of return. Plan assets are invested consistent with the principles of prudence and diversification with a long-term investment horizon. The strategy for equity assets is to minimize concentrations of risk by investing primarily in companies in a diversified mix of industries worldwide, while targeting neutrality in exposure to market capitalization levels, growth versus value profile, global versus regional markets, fund types and fund managers.

The approach for debt securities emphasizes investment-grade corporate and government debt with maturities matching a portion of the longer duration pension liabilities. Leveraging techniques are not used and the use of derivatives in any fund is limited and inconsequential.

F-S-84

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The fair values of defined benefit plan assets, organized by asset class and by the fair value hierarchy of ASC 820 as outlined in Note 1 follow:

	Level 1	Level 2	Level 3	Total	Percentage
December 31, 2018
Equity securities	$—	$—	$—	$—	—%
Debt securities	—	4.1	—	4.1	30%
Insurance arrangements	—	—	6.8	6.8	50%
Cash	—	—	—	—	—%
Other	—	0.6	2.2	2.8	20%

Total	$—	$4.7	$9.0	$13.7	100%

December 31, 2017
Equity securities	$—	$1.3	$—	$1.3	7.2%
Debt securities	—	4.1	—	4.1	22.7%
Insurance arrangements	—		6.7	6.7	37.0%
Cash	3.7	—	—	3.7	20.4%
Other	—	0.1	2.1	2.3	12.7%

Total	$3.7	$5.5	$8.8	$18.1	100%

Asset Classes

Global equities reflects companies domiciled in the U.S., including multi-national companies, as well as companies domiciled in developed nations outside the U.S. Corporate and government bonds represents investment-grade debt of issuers primarily outside the U.S. and insurance arrangements typically ensure no market losses or provide for a small minimum return guarantee and are primarily invested in bonds by the insurer. Other includes cash and general funds that invest primarily in equities, bank deposits and bonds with a guaranteed rate of return.

Fair Value Hierarchy Categories

Valuations of Level 1 assets for all classes are based on quoted closing market prices from the principal exchanges where the individual securities are traded. Cash is valued at cost, which approximates fair value. Equity securities categorized as Level 2 assets are primarily non-exchange traded commingled or collective funds where the underlying securities have observable prices available from active markets. Valuation is based on the net asset value of fund units held as derived from the fair value of the underlying assets. Debt securities categorized as Level 2 assets are generally valued based on independent broker/dealer bids or by comparison to other debt securities having similar durations, yields and credit ratings. Other Level 2 assets are valued based on a net asset value of fund units held, which is derived from either market-observed pricing for the underlying assets or broker/dealer quotation. U.S. equity securities classified as Level 3 are fund investments in private companies. Valuation techniques and inputs for these assets include discounted cash flow analysis, earnings multiple approaches, recent transactions, transfer restrictions, prevailing discount rates, volatilities, credit ratings and other factors. In the other class, interests in mixed assets funds are Level 2, and non-U.S. general fund investments and insurance arrangements are Level 3.

F-S-85

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Details of the changes in value for Level 3 assets are as follows:

	Year Ended
	December 31, 2018	December 31, 2017
Level 3, beginning	$8.8	$9.8
Gains (losses) on assets held	(0.3)	0.9
Purchases, sales and settlements, net	0.5	(1.9)

Level 3, ending	$9.0	$8.8

(9) MULTIEMPLOYER PENSION PLANS

A small subsidiary of the Company has approximately 100 employees who participate in various International Brotherhood of Electrical Workers (IBEW) multiemployer plans under the terms of collective bargaining agreements covering union-represented employees in the U.S. The risks of participating in a multiemployer plan are different from a single employer plan in the following aspects: a) assets contributed to multiemployer plan by one employer may be used to provide benefits to employees of other participating employers; b) if a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and c) if the subsidiary chooses to stop participating in the multiemployer plan, it could be required to pay a calculated amount, based on the funded status of the plan, referred to as a withdrawal liability.

The Company does not participate in any multiemployer benefit plans that are considered to be individually significant. The Company’s contributions did not represent more than five percent of the total contributions to any individual multiemployer plan, except for IBEW Local Union 82 Pension Fund. All except four of the plans in which the company participates in were funded at a level of 80% or greater. None of the plans in which the Company participates are expected to become insolvent as indicated by actuarial certification required under the Multiemployer Pension Reform Act of 2014.

The Company’s contribution to all multiemployer plans totaled $1.1, $1.5, and $1.4 for the years ended December 31, 2018 and 2017, and September 30, 2016, respectively. The Company’s contribution to all multiemployer plans for the one-month ended December 31, 2016, and two-months ended November 30, 2016, was $0.1 and $0.3, respectively.

(10) INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) made significant changes to the Internal Revenue Code, effective for tax years beginning after December 31, 2017. The Act reduced the U.S. federal corporate income tax rate from 35% to 21%, required companies to pay a one-time transition tax on earnings for certain foreign subsidiaries and created new taxes on certain foreign sourced earnings.

In December 2017, the SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Act. SAB 118 provides a measurement period that should not extend beyond one year from the Act enactment date for companies to complete the accounting under ASC 740, Income Taxes, (the “measurement period”). In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. Any provisional amount or adjustment to a provisional amount included in a company’s financial statements during the measurement period should be included in income from continuing operations as an adjustment to tax expense or benefit in the reporting period the amounts are determined.

F-S-86

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

As of December 31, 2018, we have completed the accounting for the tax effects of the Act. As a result, we recorded a tax benefit of $14.1 for the year ended December 31, 2018 to adjust provisional amounts recorded as of December 31, 2017 related to the tax effects of the Act which are included as a component of income tax expense from continuing operations. The estimate included a one-time transition tax on the mandatory deemed repatriation of foreign earnings, and which was adjusted by $15.9 from $28.0 to $12.1. This adjustment is based on a decrease in cumulative foreign earnings from $180.4 to $78.2. In addition, the provisional amount related to the remeasurement of certain deferred tax assets and liabilities resulted in additional expense of $1.4 while the change in valuation allowance resulted in additional expense of $0.4.

While the Act implemented a territorial tax system, it included two new U.S. tax base erosion provisions: the global intangible low-taxed income (“GILTI”) provisions and the base-erosion and anti-abuse tax (“BEAT”) provisions.

The GILTI provisions require the Company to include in its U.S. income tax return foreign subsidiary earnings in excess of an allowable return on the foreign subsidiary’s tangible assets. The Company expected to be subject to the GILTI provisions, and has made the policy election to record any liability associated with GILTI in the period in which it is incurred. These rules resulted in $4.2 of additional income tax expense in 2018.

The BEAT provisions impose an additional tax if certain base-erosion payments reduce the Company’s U.S. income tax liability. The Company will not be subject to this tax for the year ended December 31, 2018.

In addition to the GILTI and BEAT provisions, the Act includes a favorable provision that allows for a partial deduction for foreign-derived intangible income (“FDII”). The Company expects that it will benefit from the deduction in future periods but is not applicable to the year ended December 31, 2018.

The effective tax rate for continuing operations was (18.4)% and 4.8% for the years ended December 31, 2018 and 2017, 2.5% and 138.1% for the one month period December 1 through December 31, 2016 and two month period October 1 through November 30, 2016, respectively, and 55.9% for the year ended September 30, 2016. The effective rate in the current period is primarily influenced by the impact of the GILTI provisions of the Act and the mix of income between our U.S. and non-U.S. operations which is offset by changes in valuation allowance for U.S. federal purposes. For the year ended December 31, 2017, income tax expense was primarily influenced by the recognition of a valuation allowance for U.S. federal and state purposes, the impact of the Act, recognition of the outside basis difference in stock of a subsidiary that was divested and withholding taxes on repatriation of earnings and other payments made between affiliates.

Earnings (loss) before income taxes from continuing operations consists of the following:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
United States	$(351.4)	$(427.9)	$(126.0)	$16.8	$180.4
Non-U.S. (1)	80.4	20.8	(45.2)	0.8	70.3

Total earnings (loss) before income taxes	$(271.0)	$(407.1)	$(171.2)	$17.6	$250.7

(1)	Certain of the Company’s Non-U.S. entities generate significant losses for which a valuation allowance is provided for and accordingly do not create a tax benefit.

F-S-87

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The principal components of income tax expense (benefit) from continuing operations consists of the following:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Current:
Federal	$—	$—	$3.0	$49.9	$109.8
State and local	6.0	4.5	1.5	0.8	8.3
Non-U.S.	83.8	61.7	2.5	18.1	70.0
Deferred:
Federal	(8.4)	(46.3)	2.0	(42.1)	(22.9)
State and local	(2.7)	(7.0)	(2.4)	0.2	(0.8)
Non-U.S.	(28.8)	(32.6)	(10.9)	(2.6)	(24.3)

Income tax expense (benefit)	$49.9	$(19.7)	$(4.3)	$24.3	$140.1

Included in deferred Federal tax expense (benefit) for 2017 includes $(3.0) for adjustments to the Company’s deferred tax liabilities and assets for the enacted U.S. statutory tax rate changes. For income tax expense (benefit) associated with the sale of ASCO, refer to Note 4, Discontinued Operations.

F-S-88

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Reconciliation of U.S. federal statutory taxes to the Company’s total income tax expense (benefit) from continuing operations consists of the following:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Taxes at U.S. statutory rate (21%) (1)	$(56.9)	$(142.8)	$(59.9)	$6.2	$87.8
State and local taxes, net of federal tax benefit	(6.0)	(12.7)	(2.0)	0.6	4.9
Non-U.S. rate differential	4.2	(0.6)	3.4	(5.0)	(3.5)
Non-U.S. tax holidays	(4.4)	0.4	(1.2)	0.2	(8.2)
Uncertain tax positions	21.5	3.5	—	(0.5)	(1.2)
Tax Cuts and Jobs Act of 2017	(14.1)	23.0	—	—	—
Global intangible low-tax income inclusion	4.2	—	—	—	—
Change in valuation allowances	104.7	93.4	36.4	0.3	4.4
Taxes on undistributed foreign earnings and withholding/ dividend taxes	(2.3)	16.0	0.9	(34.6)	30.8
U.S. implications of non-U.S. earnings	12.3	2.3	1.5	55.6	20.6
R&D deduction/ credit	(13.0)	(8.9)	—	(1.5)	(3.7)
Non-taxable settlement of contingent consideration	(15.8)	(6.3)	—	—	—
Change in China tax rate	—	(10.4)	—	—	(9.1)
Outside basis difference on divestiture	—	19.1	—	—	—
Non-deductible transaction costs	—	(5.9)	12.1	—	—
Goodwill impairment	—	—	—	—	20.0
Other (2)	15.5	10.2	4.5	3.0	(2.7)

Total income tax expense (benefit)	$49.9	$(19.7)	$(4.3)	$24.3	$140.1

1.	The U.S. statutory rate was 35% for the periods prior to January 1, 2018.
2.	Represents several adjustments, none of which are significant for separate disclosure.

For the year ended December 31, 2018, income tax expense was primarily influenced by the recognition of a valuation allowance for U.S. federal and state purposes and certain non-U.S. jurisdictions, the impact of the Act, changes in uncertain tax positions, withholding taxes on repatriation of earnings, and other payments made between affiliates.

The Company has reached tax holiday agreements with certain non-U.S. tax jurisdictions, China being the most significant, and most of the holidays are scheduled to expire between 2018 and 2019. It is the Company’s intention to reapply for these holidays as they expire based on business conditions at that time.

F-S-89

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

As of December 31, 2018 and December 31, 2017 the Company has recognized a $46.5 and $53.5 deferred income tax liability for U.S. federal income taxes and foreign withholding taxes on outside basis differences for certain foreign subsidiaries. As of December 31, 2018 and 2017, the Company has provided for U.S. federal income taxes, foreign withholding and other taxes on outside basis differences in foreign subsidiaries with earnings that are not indefinitely reinvested. Certain earnings of certain foreign affiliates continue to be indefinitely reinvested, but determining the impact was not practicable.

The principal items that gave rise to deferred income tax assets and liabilities follow:

	December 31, 2018	December 31, 2017
Deferred tax assets
Net operating losses and capital losses	$168.2	$162.2
Accrued liabilities	35.1	25.2
Employee compensation and benefits	16.8	17.3
Pensions	11.0	15.3
Business interest deduction limitation	57.3	4.7
Inventory	15.8	4.7
Litigation Reserve	14.9	0.7
Other	13.6	6.0

Total deferred tax assets, before valuation allowances	$332.7	$236.1

Valuation allowances	$(208.0)	$(108.5)

Deferred tax assets, net of valuation allowances	$124.7	$127.6

Deferred tax liabilities
Intangibles & Goodwill	(128.9)	(149.8)
Undistributed foreign earnings	(46.6)	(53.5)
Property, plant & equipment	(37.7)	(41.5)
Debt issuance costs	(56.4)	(66.9)
Other	(4.7)	(5.9)

Total deferred tax liabilities	$(274.3)	$(317.6)

Net deferred income tax assets (liabilities)	$(149.6)	$(190.0)

At December 31, 2018, the Company had federal net operating losses for all U.S. operations of $379.7, expiring at various times starting in 2036 with some losses having an unlimited carryforward period. At December 31, 2018, the gross amount of the Company’s state net operating losses was $559.8, expiring at various times between 2021 and 2038.

At December 31, 2018, the Company’s foreign net operating losses that are available to offset future taxable income were $225.4. These foreign loss carryforwards will expire at various times beginning in 2019 with some losses having an unlimited carryforward period.

At December 31, 2018, the Company’s foreign capital loss carryforwards were $58.4. These foreign capital loss carryforwards will expire in 2024.

F-S-90

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

A net increase in the valuation allowance of $99.5 is due to certain deferred income taxes for continuing operations which are not more likely than not to be realized. The net increase is comprised of additions of $104.7 and adjustments related to the Act of $0.4, offset by decreases related to currency translation adjustments of ($5.6).

Pursuant to the Transaction Agreement, Emerson agreed to indemnify the Company for all U.S. federal, state or local income taxes that are attributable to any period prior to the Transaction. An indemnification receivable of $15.1 has been recorded to noncurrent other assets for the uncertain tax positions related to periods prior to the Transaction disclosed in the table below, and the impact on the Company’s tax expense for changes in uncertain tax positions of periods prior to the Transaction (discussed below) will be offset by the Emerson indemnification, resulting in no effect on the Company’s net income.

Following are changes in unrecognized tax benefits before considering recoverability of cross-jurisdictional tax credits (federal, state, and non-U.S.) and temporary differences. The amount of unrecognized tax benefits is not expected to significantly increase or decrease within the next 12 months.

	Successor			Predecessor

	December 31, 2018	December 31, 2017	December 31, 2016	September 30, 2016
Beginning balance	$22.0	$20.9	$21.2	$25.0
Additions for the current year tax positions	11.6	3.9	0.3	1.4
Additions for prior year tax positions	9.6	2.7	—	2.6
Reductions for prior year tax positions	(4.8)	(1.9)	(0.6)	(3.4)
Reductions for settlements with tax authorities	—	(3.4)	—	—
Reductions for expirations of statute of limitations	—	(0.2)	—	(1.5)

Ending balance	$38.4	$22.0	$20.9	$24.1

The total amount of net unrecognized tax benefits that would affect income tax expense, if recognized in the Consolidated Financial Statements, is $24.6. In addition, an adjustment of $15.1 would result to other expense for reversal of the indemnification receivable. The Company accrues interest and penalties related to income taxes in income tax expense. As of December 31, 2018, and 2017, total accrued interest and penalties were $6.2 and $6.1, respectively.

The U.S. is the major jurisdiction for which the Company files income tax returns. Examinations by the U.S. Internal Revenue Service are complete through 2013. The status of state and non-U.S. tax examinations varies due to the numerous legal entities and jurisdictions in which the Company operates. Pursuant to the Transaction Agreement, Emerson will indemnify the Company for any tax assessments for periods prior to the Transaction.

Vertiv Holdings, LLC and its eligible subsidiaries, file a consolidated U.S. Federal income tax return. Therefore, the Company can utilize Vertiv Holdings, LLC and the Vertiv Holding Companies’ tax attributes or vice versa. The Company accounts for Vertiv Holdings LLC and Vertiv Holdings Companies under the separate return method. As Vertiv Holdings, LLC, Vertiv Holding Companies and the Company have incurred tax losses since inception, there has been no reduction of the deferred tax assets above related to net operating loss carryforwards.

F-S-91

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(11) STOCK-BASED COMPENSATION

On March 27, 2017, the Company adopted the 2017 Exit Transaction Bonus Plan (the “Plan”), under which participants may be entitled to receive compensation upon the occurrence of certain qualifying events. The Plan may be modified at any point before a qualifying event. No qualifying events have occurred subsequent to year end or are probable of occurring and no amounts have been paid or accrued under the Plan.

Prior to the Transaction, as a business unit of Emerson, certain Company employees participated in Emerson’s stock-based compensation plans, which included stock options, performance shares, and restricted stock. All awards granted under these stock-based compensation plans were based on Emerson’s common stock and are not indicative of the results that the Company would have experienced as a separate and independent company for the periods presented. During the two-months ended November 30, 2016, the Predecessor recognized $4.0 million of compensation expense related to these plans. Upon the close of the Transaction, employee participation in the Emerson sponsored plans ceased. The following represents the Company’s portion of Emerson’s stock-based compensation plans as of September 30, 2016 and prior periods.

Stock Options

The Emerson stock option plan permits key officers and employees to purchase Emerson common stock at specified prices, which are equal to 100 percent of the closing market price of Emerson’s common stock on the date of grant. Options generally vest one-third in each of the three years subsequent to grant and expire 10 years from the date of grant. Compensation expense is recognized ratably over the vesting period based on the number of options expected to vest.

There were no stock option awards to Company employees for the year ended December 31, 2018 and 2017 or one month ended December 31, 2016.

Changes in shares subject to options for the Company’s employees during the year ended September 30, 2016 follow (shares in thousands):

	Weighted-Average Exercise Price per Share	Emerson Shares	Total Intrinsic Value of Awards	Average Remaining Life (Years)
Beginning of year	$55.21	2,185	$3.5	5.5
Options granted	—	—
Options exercised	$40.99	(193)
Options canceled	$56.12	(129)

End of year	$56.90	1,863	$3.5	5.5

Exercisable at end of year	$54.94	1,371	$3.5	4.8

There were no stock option awards to Company employees for the year ended September 30, 2016. The weighted-average grant date fair value per option was $12.4 (dollars) for the year ended September 30, 2015. Cash received for option exercises was $7.5 for the year ended September 30, 2016. The total intrinsic value of options exercised for the years ended September 30, 2016 was $2.3, while the income tax benefit realized by the Company from tax deductions related to option exercises was $0.7.

F-S-92

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Performance Shares and Restricted Stock

Emerson’s incentive shares plans include performance shares awards which distribute the value of Emerson common stock to key management employees subject to certain operating performance conditions and other restrictions. The form of distribution is primarily shares of Emerson common stock with a portion in cash. Compensation expense for performance shares is recognized over the service period based on the number of shares ultimately expected to be earned. These awards are accounted for as liabilities in accordance with ASC 718, Compensation - Stock Compensation, with compensation expense adjusted at the end of each reporting period to reflect the change in fair value of the awards.

As of September 30, 2016, 559,000 performance shares awarded primarily in 2013 were outstanding, contingent on Emerson achieving its performance objectives through 2016 and the provision of additional service by employees. The objectives for these Emerson shares were met at an 86 percent level at the end of 2016, or 480,740 shares.

Incentive shares plans also include restricted stock awards which involve distribution of common stock to key management employees subject to cliff vesting at the end of service periods ranging from three to ten years. The fair value of restricted stock awards is determined based on the average of the high and low market prices of Emerson common stock on the date of grant, with compensation expense recognized ratably over the applicable service period. No restricted shares vested for the years ended September 30, 2016. As of September 30, 2016, there were 80,000 shares of unvested restricted stock outstanding.

Changes in shares outstanding but not yet earned under the incentive shares plans during the year ended September 30, 2016 follow (shares in thousands):

	Emerson Shares	Average Grant Date Fair Value Per Share
Beginning of year	716	$49.14
Granted	—	—
Earned/vested	(5)	$53.31
Canceled	(150)	$49.39

End of year	561	$49.03

Total stock-based compensation expense was $11.4 for the year ended September 30, 2016. The increase in expense in 2016 relates mainly to performance shares, driven by a higher Emerson stock price in the current year compared to 2015. Income tax benefits recognized in the combined statements of earnings (loss) for these stock-based compensation arrangements during the year ended September 30, 2016 was $2.0. As of September 30, 2016, total unrecognized compensation expense related to unvested shares awarded under these plans was $5.3, which is expected to be recognized over a weighted-average period of 1.2 years.

F-S-93

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(12) DEBT

Long-term debt consists of the following as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
9.250% Senior notes due 2024	$750.0	$750.0
Term Loan due 2023	2,070.0	2,070.0
12.00%/13.00% PIK notes due 2022	500.0	500.0
ABL Revolving Credit Facility due 2021	245.1	—
Unamortized discount and issuance costs	(137.3)	(160.4)

Total long-term debt	$3,427.8	$3,159.6

Contractual maturities of the Company’s debt obligations as of December 31, 2018 are shown below:

	Term Loan	Senior Notes	PIK Notes	ABL	Total
2019	$—	$—	$—	$—	$—
2020	—	—	—	—	—
2021	—	—	—	245.1	245.1
2022	—	—	—	—	—
2023	2,070.0	—	500.0	—	2,570.0
Thereafter	—	750.0	—	—	750.0

Total	$2,070.0	$750.0	$500.0	$245.1	$3,565.1

9.250% Senior Notes

On October 17, 2016, Vertiv Group issued $750.0 aggregate principal amount of 9.250% senior notes maturing on October 15, 2024 (the “2024 Notes”). The proceeds of the 2024 Notes were used to finance the Transaction and related costs.

Each 2024 Note bears interest at a rate of 9.250% per annum payable semi-annually on April 15 and October 15 of each year, which commenced with April 15, 2017. Prior to the maturity date, the 2024 Notes are also subject to repurchase of up to 100% of the outstanding aggregate principal at a redemption price of 100% plus an applicable premium (as defined in the indenture to the 2024 Notes) and accrued and unpaid interest. The 2024 Notes rank contractually equal in right of payment to all of Vertiv Group’s other existing and future senior unsecured indebtedness. Each 2024 Note is guaranteed on a senior unsecured basis by all of Vertiv Group’s domestic subsidiaries that are borrowers under or guarantee the Term Loan (as defined below) and the ABL Revolving Credit Facility. On October 27, 2017, Vertiv Group entered into a supplemental indenture to permit the payment of a one-time dividend in connection with the sale of our critical power business and to lower the cap on indebtedness permitted under the indenture.

Term Loan

Concurrently with the closing of the Transaction, Vertiv Group and Vertiv Intermediate II entered into a $2,320.0 senior term loan credit agreement that matures on November 30, 2023 with JPMorgan Chase Bank, N.A. as administrative agent and collateral agent (the “Term Loan Facility”, and the loan thereunder, the “Term Loan”). On February 9, 2017, Vertiv Group made a voluntary partial prepayment of $75.0 on the Term Loan, reducing the outstanding principal amount to $2,245.0.

F-S-94

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

On March 17, 2017, Vertiv Group, Vertiv Intermediate II, certain of their subsidiaries, the relevant lenders under the Term Loan Facility and the administrative agent under the Term Loan Facility amended the Term Loan Facility (the “Amended Term Loan Facility”) to reduce the interest payable thereunder to the LIBO Rate (as defined in the documentation governing the Amended Term Loan Facility), plus the applicable margin of 4.00% per annum, or the Base Rate (as defined in the documentation governing the Amended Term Loan Facility) as in effect from time to time, plus the applicable margin of 3.00% per annum. The loans under the Amended Term Loan Facility amortize in quarterly installments in an amount equal to 1.00% per annum beginning in June 2020, and include other customary mandatory prepayments including: (a) commencing with the fiscal year ending December 31, 2018 (as clarified in that certain Amendment No. 2 described below), 75% (subject to step-downs based on first lien net leverage ratios) of Excess Cash Flow (as defined in documentation governing the Amended Term Loan Facility) and (b) subject to certain exceptions and reinvestment rights, the Term Loan requires that 100% of the net cash proceeds from certain asset sales, insurance recovery and condemnation events and unpermitted debt issuances are applied to repay the loans thereunder.

Subject to customary conditions, the Amended Term Loan Facility allows for an increase in the commitments thereunder by an amount not to exceed the sum of (i) $325.0, (ii) all previous voluntary prepayments of the loans thereunder as of the relevant date of determination (other than the prepayment described in the immediately subsequent paragraph), and (iii) an unlimited amount so long as the first lien net leverage ratio as of the relevant date of determination does not exceed 3.05 to 1.00 on a pro forma basis. The obligations of Vertiv Group under the Term Loan are guaranteed by Vertiv Intermediate II, and Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by (i) first priority liens and security interests on substantially all of the fixed assets of Vertiv Group and the guarantors and (ii) second priority liens and security interests on substantially all current assets of Vertiv Group and the guarantors.

On November 1, 2017, Amendment No. 2 to the Term Loan Facility was executed and a $500.0 partial prepayment of the loans under the Amended Term Facility was made as a condition to the effectiveness of such Amendment No. 2. Amendment No. 2 also permitted the payment of a one-time dividend in connection with the sale of our critical power business and eliminated the quarterly installments of 1.00% per annum beginning in June 2020. The terms of the loan under the Amended Term Facility were otherwise unchanged. Lender fees of $8.7 were capitalized and are being amortized over the remaining life of the debt and $29.2 of original issuance costs were written off due to the prepayment. Additionally, $99.0 in consent fees and $6.2 of legal and administrative fees were expensed and are included in interest expense in the year ended December 31, 2017.

In December 2017, Vertiv Group, the guarantors party to the Amended Term Loan Facility on such date and JPMorgan Chase Bank, N.A., as administrative agent and the incremental lender, further modified the Amended Term Loan Facility to provide for an incremental borrowing of $325.0 on the Term Loan, resulting in a principal balance of $2,070.0 and $4.2 of issuance costs capitalized.

12.00%/13.00% Senior PIK Toggle Notes due 2022

On February 9, 2017, Vertiv Intermediate Holding Corporation (“Holdco”), a wholly owned subsidiary of Vertiv Holding, issued $500.0 of 12.00%/13.00% Senior PIK Toggle Notes due 2022 (the “2022 Notes”). Holdco used the proceeds from the offering to (a) pay a cash dividend to its sole stockholder and (b) repay $75.0 of outstanding loans under the Term Loan. Holdco’s only material asset is the capital stock of Vertiv Intermediate II, another holding corporation whose only material assets are its equity interest in Vertiv Group. Other than the 2022 Notes and its ownership of the capital stock of Intermediate Holding II, Holdco has no independent operations. Each note bears interest (a) at a cash interest rate of 12.00% per annum (b) at a “PIK”

F-S-95

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

interest rate of 13.00% for interest paid through increases in the principal amount of notes outstanding or through issuances of new notes (upon satisfaction of certain conditions), either of which is payable semi-annually on February 15 and August 15 of each year, commencing with August 15, 2017. The 2022 Notes rank contractually equal in right of payment to all of Holdco’s other existing and future senior unsecured indebtedness. On October 27, 2017, Holdco entered into a supplemental indenture to permit the payment of a one-time dividend in connection with the sale of the our critical power business and to lower the cap on indebtedness permitted under the indenture.

ABL Revolving Credit Facility

Concurrently with the closing of the Transaction, Vertiv Group, as lead borrower, certain of its subsidiaries, as borrowers, and Vertiv Intermediate II entered into an aggregate $400.0 asset-based revolving credit agreement (the “ABL Revolving Credit Agreement”) that matures on November 30, 2021 (such facility, the “ABL Revolving Credit Facility”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Subject to certain terms and conditions, the ABL Revolving Credit Agreement allows Vertiv Group to increase the commitments under the ABL Revolving Credit Facility by an aggregate amount not to exceed $150.0, During the year ended December 31, 2018, Vertiv Group increased the limit on the ABL Revolving Credit Facility to $425.0. As of December 31, 2018, we have $125.0 of incremental capacity remaining. The commitments under the ABL Revolving Credit Agreement are bifurcated into (i) commitments in respect of a U.S. dollar-denominated sub-facility (the “U.S. Sub-facility”) and (ii) commitments with respect of one or more sub-facilities available in multiple currencies outside of the U.S. dollar (collectively, the “Foreign Sub-facilities”). The obligations under the ABL Revolving Credit Facility are guaranteed (or, in the case of certain subsidiaries, co-borrowed) by Vertiv Intermediate II and Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by (i) first priority liens and security interests on substantially all of the current assets of Vertiv Group and the guarantors, and (ii) second priority liens and security interests on substantially all of the fixed assets of Vertiv Group and the guarantors. In addition, the obligations in respect of the Foreign Sub-facilities are guaranteed (or in the case of certain subsidiaries, co-borrowed) by certain foreign subsidiaries of Vertiv Group, and secured by the assets of such foreign subsidiaries that are included in the asset base.

On February 15, 2019 we increased the limit on our ABL Revolving Credit Facility to $455.0.

At the Vertiv Group’s option, U.S. Sub-facility loans under the ABL Revolving Credit Facility bear interest at either (a) a LIBOR rate, plus an initial applicable margin of 1.75% (or 2.75% for borrowings within the FILO tranche), or (b) a base rate (not less than 2.00%) plus an initial applicable margin of 0.75% (or 1.75% for borrowings within the FILO tranche). Foreign Sub-facilities bear interest at the benchmark rate applicable to the elected currency each loan is carried in, plus an applicable margin. The applicable margin for all loans under the ABL Revolving Credit Facility following the Closing Date is the initial applicable margin. Following the Company’s first full fiscal quarter after the Closing Date and each quarter thereafter, the applicable margin is subject to an increase or decrease of 25 basis points from the initial applicable margin as determined by the average available borrowings for the preceding quarter. The ABL Revolving Credit Facility also requires a commitment fee be paid to the lenders on the average daily unused portion thereof at a rate of 0.25% per annum through maturity.

At December 31, 2018, Vertiv Group had $146.9 of availability under the ABL Revolving Credit Facility, net of letters of credit outstanding in the aggregate principal amount of $32.1.

F-S-96

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(13) EQUITY

As of December 31, 2018 and 2017, 850,000 Class A Units of equity securities and 150,000 Class B Units of equity securities were outstanding. 100% of the Class A Units are owned by JV Holdings and 100% of the Class B Units are owned indirectly by Emerson. The holders of Class A Units are deemed to have one (1) vote per Class A Unit held, and the holders of Class B Units are deemed to have one (1) vote per Class B unit held (with respect to matters for which such holders are entitled to vote). The holders of Class A Units and the holders of Class B Units each have rights to acquire additional equity securities Holdings LLC may issue in proportion to the number of equity securities held at that point in time. The holders of the Class A Units also have rights to purchase additional equity securities where the Holdings LLC issues such equity securities in connection with Holdings LLC exceeding certain debt thresholds.

The holders of the Class B Units have a subordinate interest in distributions from Holdings LLC and proceeds from the Holding LLC’s sale or liquidation, until such time as the holders of the Class A Units have received a threshold return on their initial investment in Holdings LLC. After such time as the holders of the Class B Units have received a return which is directly linked to the threshold return received by holders of the Class A Units, future distributions from Holdings LLC or proceeds from Holding LLC’s sale or liquidation are paid to the holders of the Class A Units and the holders of the Class B Units ratably.

(14) RELATED PARTY TRANSACTIONS

Transactions with Platinum Affiliates

The Company receives certain corporate and advisory services from Platinum Equity Advisors, LLC (“Advisors”), an affiliate of Platinum. These services are provided pursuant to a corporate advisory services agreement (the “CASA”) between Advisors and the Company. During the year ended December 31, 2018, the Company recorded $5.0 in charges related to the CASA which are included in selling, general and administrative expenses in the combined and consolidated statements of earnings (loss). Additionally, the Company recorded $0.9 in charges related to fees and expense reimbursement for such services and $1.25 related to the Geist acquisition during the year ended December 31, 2018.

During the year ended December 31, 2017, the Company recorded $15.0 in charges related to the CASA which are included in selling, general and administrative expenses in the combined and consolidated statements of earnings (loss). Additionally, total charges of $22.2 comprised of $12.5, $4.3, $1.4, and $4.0 in transaction and financing fees incurred relating to the sale of the Company’s critical power business, financing fees on the net proceeds received from the 2022 Notes, the purchase of Energy Labs, Inc. during 2017, and fees and expense reimbursement. The $12.5 of transaction and financing fees are included in other deductions, net, while the remaining fees are included in selling, general and administrative expenses. During 2017, Holdings LLC paid cash dividends to JV Holdings of $1,024.0.

During the one-month period ended December 31, 2016, the Company recorded $1.3 in charges related to the CASA included in selling, general and administrative expenses in the combined and consolidated statements of earnings (loss). In addition, in accordance with the CASA, the Company paid Advisors a one-time advisory fee of $65.0 on the Closing Date for advisory services provided in connection with the Transaction. Of that fee, $16.3 was recorded as debt issuance cost with the remainder charged to selling, general and administrative expenses in our combined and consolidated statements of earnings (loss) for the one-month period ended December 31, 2016. In addition to this fee, the Company reimbursed Advisors for $4.0 of out-of-pocket costs, of which $0.2 was recorded as debt issuance cost, $0.7 was recorded as prepaid insurance, and $3.1 was recorded

F-S-97

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

as Transaction-related cost and included in selling, general, and administrative expenses in the combined and consolidated statements of earnings (loss). During 2017, Platinum purchased and sold $50.0 of the 2022 notes.

The Company also purchases and sells goods in the ordinary course of business with Platinum affiliates. A summary of the Company’s purchases and sales of goods or services with affiliates of Platinum is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Sales to Platinum affiliates	$0.2	$—	$—	$—	$—
Purchases from Platinum affiliates	56.6	5.0	—	—	—

	December 31, 2018	December 31, 2017
Accounts payable	$0.5	$—

Transactions with Emerson

Prior to November 30, 2016 the Company was a business unit of Emerson, and was charged for costs directly related to its operations, as well as allocated a portion of Emerson’s general corporate costs. Emerson maintained a centralized information technology function for its business units and also administered medical insurance and various programs including but not limited to workers’ compensation and general and product liability insurance. Charges to the Company for all of these services were based on Emerson’s costs and the Company’s actual usage. The Company also utilized Emerson global shared service centers. Those centers hosted Company-dedicated resources which provide customer facing support, engineering, and back office financial services. Costs for Company-dedicated resources were directly charged to the Company, the majority of which related to employee compensation and benefits, and the remainder of which related to the Company’s share of facility overhead. In addition, general corporate costs incurred by Emerson were allocated to the Company based on its proportionate share of Emerson’s total consolidated revenue, a basis which management believes is appropriate and reasonable, and includes the cost of support functions such as procurement, logistics, marketing, finance, human resources, legal, and other corporate functions. These costs may not reflect the actual costs that would have been incurred had the Company operated on a stand-alone basis during the Predecessor Periods.

Subsequent to November 30, 2016, and upon the consummation of the Transaction, the Company and Emerson entered into a transition services agreement (the “Transition Services Agreement”), pursuant to which Emerson or its affiliates provide certain transitional services to the Company, including administrative services and IT services. The term of the Transition Services Agreement began on the Closing Date and will end on its twelve-month anniversary, unless otherwise agreed to with respect to an applicable service. The Company may terminate any service provided to it for any reason upon 30-90 days prior written notice. Generally, services are charged at a monthly cost, which varies depending on the service provided.

The Company also purchases and sells goods and services and leases office space in the ordinary course of business with affiliates of Emerson. The Company sold a building to Emerson during 2018 for approximately $2.8 and received indemnification payments from Emerson of approximately $16.3.

F-S-98

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Related-party transactions are as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Information technology services	$1.4	$19.9	$2.1	$3.9	$25.2
Medical insurance	—	3.6	—	4.7	28.6
Other programs	0.4	1.1	—	0.9	13.9
Shared service centers	—	13.5	1.6	5.1	74.7
General corporate costs	0.8	0.6	0.1	5.0	45.8

A summary of the Company’s purchases and sales of goods or services with affiliates of Emerson is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Sales to Emerson affiliates	$3.8	$5.2	$0.3	$0.6	$10.2
Purchases from Emerson affiliates	32.0	42.8	1.9	7.8	36.3
Lease payments to Emerson affiliates	1.5	1.5	0.1	0.2	—

Related-party balances reported in the consolidated balance sheets include the following:

	December 31, 2018	December 31, 2017
Receivables	$0.6	$2.1
Accounts payable	4.8	5.1

F-S-99

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(15) ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Activity in accumulated other comprehensive income (loss) is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Foreign currency translation, beginning	$133.8	$(8.3)	$—	$(159.1)	$(110.9)
Other comprehensive income (loss)	(90.6)	142.1	(8.3)	(74.7)	(48.2)

Foreign currency translation, ending	43.2	133.8	(8.3)	(233.8)	(159.1)
Pension, beginning	(0.3)	(2.2)	—	(22.5)	(16.1)
Actuarial gain deferred during the period, net of income taxes	(1.1)	1.9	(2.2)	—	(7.5)
Amortization of deferred losses into earnings	—	—	—	0.3	1.1

Pension, ending	(1.4)	(0.3)	(2.2)	(22.2)	(22.5)
Cash flow hedges, beginning	—	—	—	(2.1)	(3.0)
Gains (losses) deferred during the period	—	—	—	—	(3.4)
Reclassification of (gains) losses to sales and cost of sales	—	—	—	0.3	4.3

Cash flow hedges, ending	—	—	—	(1.8)	(2.1)

Accumulated other comprehensive income (loss)	$41.8	$133.5	$(10.5)	$(257.8)	$(183.7)

Activity above is shown net of income taxes as of December 31, 2018, 2017 and 2016, November 30, 2016, and September 30, 2016, respectively, as follows: pension actuarial losses deferred during the period: $0.0, $0.0, $0.0, $0.0, and $2.6; amortization of pension deferred losses into earnings: $0.0 $0.0, $0.0, $(0.1), and $(0.4); deferral of cash flow hedging losses: $0.0 $0.0, $0.0, $0.0, and $2.0; reclassification of realized cash flow hedging (gains) losses: $0.0, $0.0, $0.0, $(0.2), and $(2.6).

(16) SEGMENT INFORMATION

The primary measure used for assessing segment performance and making operating decisions is earnings before interest and income taxes. Beginning with the first quarter of 2019, the segment performance measure excludes certain costs that support global product platform development and digital as a result of a change in the way we evaluate the performance of operations, develop strategy and allocate capital resources. Such costs are now included in Corporate and other. We also revised our sales by product and service offering categories during the first quarter of 2019. As noted below, certain prior year comparative segment measurements have been restated in the tables below to conform with the 2019 presentation.

F-S-100

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The segment performance measure excludes corporate and other costs which consist of headquarters management costs, stock-based compensation, interest expense, other incentive compensation, global digital costs, and costs that support global product platform development and offering management. Intersegment selling prices approximate market prices. Summarized information about the Company’s results of operations by business segment and product and service offering follows:

Americas includes products and services sold for applications within the data center, communication networks and commercial/industrial markets in North America and Latin America. This segment’s principal product and service offerings include:

•	Critical infrastructure and solutions include AC and DC power management thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment;

•	I.T. and edge infrastructure includes, racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions; and

•

Services and software solutions include preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and digital critical infrastructure software.

Asia Pacific includes products and services sold for applications within the data center, communication networks and commercial/industrial markets throughout China, India and the rest of Asia. Products and services offered are similar to the Americas segment.

Europe, Middle East & Africa includes products and services sold for applications within the data center, communication networks and commercial/industrial markets in Europe, Middle East & Africa. Products and services offered are similar to the Americas segment.

Business Segments

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Sales	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$2,175.6	$1,886.7	$149.1	$318.2	$1,900.4
Asia Pacific	1,346.9	1,239.5	91.2	152.0	1,275.9
Europe, Middle East & Africa	938.0	918.1	76.3	116.9	930.4

	4,460.5	4,044.3	316.6	587.1	4,106.7
Eliminations	(174.9)	(164.9)	(14.9)	(20.9)	(163.2)

Total	$4,285.6	$3,879.4	$301.7	$566.2	$3,943.5

F-S-101

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Earnings (loss) from Continuing Operations before income taxes	December 31, 2018 (1)	December 31, 2017 (1)	December 1 through December 31, 2016 (1)	October 1 through November 2016 (2)	September 30, 2016 (2)
Americas	$301.0	$241.8	$(13.6)	$33.2	$259.4
Asia Pacific	136.6	64.2	(40.0)	5.4	108.3
Europe, Middle East & Africa	29.8	45.4	0.1	(7.8)	2.5

	467.4	351.4	(53.5)	30.8	370.2
Goodwill impairment	—	—	—	—	57.0
Corporate and other	(449.6)	(379.2)	(89.9)	(12.9)	(62.5)
Interest expense, net	(288.8)	(379.3)	(27.8)	(0.3)	—

Total	$(271.0)	$(407.1)	$(171.2)	$17.6	$250.7

(1)

Beginning with the first quarter of 2019, the segment performance measure excludes certain costs that support global product platform development and digital as a result of a change in the way we evaluate the performance of operations, develop strategy and allocate capital resources. Such costs are now included in Corporate and other. Comparative segment measurements for the years ended December 31, 2018 and 2017 and the one month period ended December 31, 2016, have been adjusted by $156.4, $159.6, and $13.3 in Americas, $16.8, $14.4, and $1.2 in APAC, and $35.6, $32.4, and $2.7 in EMEA, respectively, to reflect this modification.

(2)

The Company did not change the measurement of segment profit and loss for the two month period ended November 30, 2016 and the fiscal year ended September 30, 2016, as it was not deemed practicable to do so.

Total Assets	December 31, 2018	December 31, 2017
Americas	$2,410.1	$2,253.4
Asia Pacific	1,165.5	1,258.8
Europe, Middle East & Africa	980.3	1,000.6

	4,555.9	4,512.8
Corporate and other	238.5	294.2

Total	$4,794.4	$4,807.0

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Intersegment sales	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$29.9	$25.3	$5.6	$2.9	$23.4
Asia Pacific	102.7	90.5	7.1	4.2	100.2
Europe, Middle East & Africa	42.3	49.1	2.2	13.8	39.6

Total	$174.9	$164.9	$14.9	$20.9	$163.2

F-S-102

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Depreciation and Amortization	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$131.6	$178.1	$20.8	$9.7	$55.8
Asia Pacific	41.0	67.1	20.9	2.5	25.9
Europe, Middle East & Africa	38.3	39.9	2.9	9.5	60.0
Corporate and other	6.1	0.9	—	—	—

Total	$217.0	$286.0	$44.6	$21.7	$141.7

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Capital Expenditures	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$23.6	$13.8	$2.9	$4.1	$11.6
Asia Pacific	14.5	8.9	0.8	2.9	7.5
Europe, Middle East & Africa	21.7	13.4	0.9	0.6	6.8
Corporate and other	4.8	0.6	—	—	—

Total	$64.6	$36.7	$4.6	$7.6	$25.9

Geographic information

Sales by Destination

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
United States and Canada	$1,942.3	$1,692.0	$130.6	$292.9	$1,658.3
Europe	740.8	704.9	61.5	97.8	760.2
Asia	1,264.9	1,159.7	84.1	139.0	1,181.7
Latin America	195.9	174.4	14.0	22.2	202.8
Middle East/Africa	141.7	148.4	11.5	14.3	140.5

Total	$4,285.6	$3,879.4	$301.7	$566.2	$3,943.5

Sales in the U.S. were $1,831.1, $1,594.2, and $1,566.4 for the years ended December 31, 2018 and 2017 and September 30, 2016, respectively, while sales in China were $644.5, $630.2 and $707.6, respectively.

Sales in the U.S. were $122.6 for the one-month ended December 31, 2016 and $275.6 for the two-months ended November 30, 2016, while sales in China were $49.5 for the one-month ended December 31, 2016 and $76.3 for the two-months ended November 30, 2016.

F-S-103

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Sales by Product and Service Offering

	Successor

	Year Ended		December 1 through December 31, 2016 (3)
Products and Services offering	December 31, 2018 (3)	December 31, 2017 (3)
Critical infrastructure & solutions	$2,451.8	$2,136.5	$210.8
Services & software solutions (4)	1,276.1	1,215.9	56.6
I.T and Edge infrastructure	557.7	527.0	34.3

Total	$4,285.6	$3,879.4	$301.7

(3)

Beginning with the first quarter of 2019, we revised our sales by product and service offering categories from four categories to three. Product and service offerings have been adjusted for the successor period to reflect this modification.

(4)	Includes product sales managed within the service & software solutions line of business for internal purposes.

	Predecessor

		Fiscal Year Ended
Products and Services offering	October 1 through November 30, 2016 (5)	September 30, 2016 (5)
Power management	$236.5	$1,864.2
Thermal management	109.6	714.8
Services	159.9	975.3
I.T. and Edge infrastructure and solutions	60.2	389.2

Total	$566.2	$3,943.5

(5)

The Company did not change the product and service offering disclosure for the two month period ended November 30, 2016, and the fiscal year ended September 30, 2016, as it was not deemed practical to do so.

(17) OTHER FINANCIAL INFORMATION

Items reported in earnings include the following:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Research and development expense	$165.3	$166.5	$8.5	$19.5	$129.4
Depreciation expense	60.4	61.2	4.3	7.3	46.6
Rent expense	80.4	61.1	5.2	10.8	66.5
Advertising expense	35.2	32.6	1.5	3.6	19.9

F-S-104

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The Company leases certain office and manufacturing facilities, transportation and office equipment, and various other items under operating lease agreements. Approximate minimum annual rentals under noncancellable long-term leases, exclusive of maintenance, taxes, insurance and other operating costs are as follows:

2019	$51.4
2020	37.2
2021	25.4
2022	17.9
2023	12.4
Thereafter	19.2

Items reported in accrued expenses include the following:

	December 31, 2018	December 31, 2017
Deferred revenue	$170.5	$160.0
Accrued payroll and other employee compensation	133.6	139.8
Product warranty	44.9	40.0
Litigation reserve (see Note 18)	60.0	—
Other	395.3	410.7

Total	$804.3	$750.5

The change in the sales returns and allowances and allowance for doubtful accounts is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Beginning balance	$28.3	$18.0	$17.8	$25.8	$35.8
Provision charged to expense	55.3	55.3	3.4	8.1	37.6
Deductions	(47.6)	(45.0)	(3.2)	(5.2)	(47.6)

Ending balance	$36.0	$28.3	$18.0	$28.7	$25.8

The change in inventory obsolescence is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Beginning balance	$15.3	$1.2	$—	$42.5	$43.8
Provision charged to expense	20.9	14.4	1.5	3.0	16.1
Write-offs and other	(5.6)	(0.3)	(0.3)	(2.3)	(17.4)

Ending balance	$30.6	$15.3	$1.2	$43.2	$42.5

F-S-105

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The change in the income tax valuation allowance is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Beginning balance	$108.5	$89.0	$52.6	$90.8	$85.9
Additions (reductions) charged to expense	105.1	1.9	36.4	0.3	5.5
Additions (reductions) charged to other accounts	(5.6)	17.6	—	—	(0.6)

Ending balance	$208.0	$108.5	$89.0	$91.1	$90.8

(18) COMMITMENTS AND CONTINGENCIES

The Company is a party to a number of pending legal proceedings and claims, including those involving general and product liability and other matters. The Company accrues for such liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Accruals are based on developments to date; management’s estimates of the outcomes of these matters; the Company’s experience in contesting, litigating and settling similar matters; and any related insurance coverage. While the Company believes that a material adverse impact is unlikely, given the inherent uncertainty of litigation, a future development in these matters could have a material adverse impact on the Company.

At December 31, 2018, there were no known contingent liabilities (including guarantees, taxes and other claims) that management believes will be material in relation to the Company’s combined and consolidated financial statements, nor were there any material commitments outside the normal course of business other than those described below.

On May 10, 2018, the jury in the case of Bladeroom Group Limited, et al. v. Facebook, Inc., Emerson Electric Co., Emerson Network Power Solutions, Inc. (now known as Vertiv Solutions, Inc.) and Liebert Corporation returned a verdict in favor of the plaintiff in the amount of $30.0. The jury found the defendants breached a confidentiality agreement with Bladeroom, were unjustly enriched by such breach, improperly disclosed or used certain of the plaintiff’s trade secrets and the misappropriation of such trade secrets was willful and malicious. On March 11, 2019, the court entered orders in the case affirming the original award of $30.0 and imposing an additional award for punitive damages of $30.0 as well as attorney fees and interest. Under the terms of the purchase agreement with Emerson, the Company is indemnified for damages arising out of or relating to this case, including the above amounts. The Company believes that it has meritorious defenses with respect to the claims asserted against it and intends to vigorously defend its position on appeal. At December 31, 2018, the Company has accrued $60.0 in accrued expenses and recorded an offsetting indemnification receivable of $60.0 in other current assets related to this matter.

F-S-106

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(19) OTHER DEDUCTIONS, NET

Other deductions, net are summarized as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Amortization of intangibles (excluding software)	$146.2	$219.4	$39.5	$13.6	$88.9
Restructuring costs (see Note 5)	46.2	41.6	2.6	1.7	5.8
Foreign currency loss (gain), net	(5.4)	11.2	0.1	(7.3)	12.7
Contingent consideration	(10.0)	(17.9)	—	—	—
Other, net	1.8	0.1	0.3	6.7	18.5

Total	$178.8	$254.4	$42.5	$14.7	$125.9

(20) OTHER UNAUDITED FINANCIAL INFORMATION

On May 25, 2017, the Board of Directors approved a change in the Company’s fiscal year end from September 30, to December 31. Accordingly, the Company is presenting unaudited financial information for the three month period ended December 31, 2015 for comparative purposes as follows:

Predecessor
Three months ended December 31, 2015
Net sales
Net sales - products	$706.6
Net sales - services	246.9

Net sales	953.5
Costs and expenses
Cost of sales - products	476.1
Cost of sales - services	135.7

Cost of sales	611.8
Selling, general and administrative expenses	246.6
Other deductions, net	30.1
Interest expense, net	(0.5)
Earnings from Continuing Operations before income taxes	65.5

Income tax expense	19.1

Earnings from Continuing Operations	46.4
Earnings from Discontinued Operations - net of income taxes	7.7

Net earnings (loss)	$54.1

F-S-107

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Three months ended December 31, 2015
Cash flows from operating activities:
Net (loss) earnings	$54.1
Adjustments to reconcile net (loss) earnings to net cash provided by (used by) operating activities:
Depreciation	14.4
Amortization	28.0
Changes in operating working capital	(11.7)
Other	(5.7)

Net cash provided by (used for) operating activities	79.1

Cash flows from investing activities:
Capital expenditures	(8.7)
Proceeds from disposition of property, plant and equipment	2.3
Other	(0.6)

Net cash provided by (used for) investing activities	(7.0)

Cash flows from financing activities:
Net transfer to Emerson	(102.7)
Other	(0.9)

Net cash (used for) provided by financing activities	(103.6)

Effect of exchange rate changes on cash and cash equivalents	(2.3)

Increase (decrease) in cash and cash equivalents	(33.8)
Beginning cash and cash equivalents	138.9

Ending cash and cash equivalents	$105.1

Changes in operating working capital
Accounts Receivable	$29.4
Inventories	(13.3)
Other current assets	13.0
Accounts payable	(27.5)
Accrued expenses	(13.6)
Income taxes	0.3

Total changes in operating working capital	$(11.7)

F-S-108

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(21) SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through March 20, 2019, which is the date the consolidated financial statements were originally available to be issued. The Company evaluated events and transactions for disclosure through November 26, 2019, which is the date the revised financial statements were available to be issued.

Effective January 1, 2019, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2016-02, Leases, which requires the recognition of lease assets and liabilities by lessees for those leases classified as operating leases under previous guidance. The Company adopted the standard effective January 1, 2019 using the modified retrospective transition option of applying the standard at the adoption date. As a result of the adoption, the Company recorded both operating lease right-of-use assets of $112.4 and operating lease liabilities of $117.0.

During May 2019, Vertiv Group issued $120.0 aggregate principal amount of 10.00% senior secured second lien notes maturing on May 15, 2024 (with a springing maturity to November 15, 2021 if the Holdco’s PIK Toggle Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended, on or prior to November 15, 2021). Each note bears interest at a rate of 10.00% per annum payable semi-annually on May 15 and November 15 of each year. The obligations of Vertiv Group under the notes are guaranteed by Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by liens junior in priority to the first priority liens securing each of Vertiv Group’s existing revolving credit agreement and existing term loan credit agreement.

Subsequent to December 31, 2018, the Company increased the accrual and offsetting indemnification receivable related to the Bladeroom matter by $29.9. On August 12, 2019, judgment was entered, confirming the award entered on March 11, 2019. Emerson has submitted an appeal and in connection with the appeal has submitted a surety bond underwritten by a third-party insurance company in the amount of $96.8.

On September 6, 2019, the selling shareholders of Energy Labs, Inc. notified Vertiv Group of their dispute of the contingent consideration due to them in the form of an earn-out payment. The selling shareholders have asserted that Vertiv owes the $34.5 in earn-out, the highest amount of earn-out possible under the agreement.

F-S-109

ANNEXES

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

GS ACQUISITION HOLDINGS CORP,

CREW MERGER SUB I LLC,

CREW MERGER SUB II LLC,

VERTIV HOLDINGS, LLC

and

VPE HOLDINGS, LLC

dated as of December 10, 2019

Article I

THE CLOSING TRANSACTIONS

1.1	Closing	A-2
1.2	Parent Financing Certificate	A-3
1.3	Closing Documents	A-3
1.4	Closing Transactions	A-4

Article II

THE MERGERS

2.1	Effective Times	A-4
2.2	The Mergers	A-5
2.3	Effect of the Mergers	A-5
2.4	Governing Documents	A-5
2.5	Managers and Officers of the First Surviving LLC and the Second Surviving LLC	A-5
2.6	Merger Consideration	A-6
2.7	Effect of the First Merger on Membership Interests of the Company	A-6
2.8	Effect of the Second Merger on Membership Interests of First Surviving LLC	A-7
2.9	Adjustment Escrow Deposit	A-7
2.10	Closing Calculations	A-7
2.11	Adjustment	A-8
2.12	Tax Treatment of the Mergers	A-10
2.13	Withholding Taxes	A-10
2.14	Taking of Necessary Action; Further Action	A-11

Article III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1	Organization and Qualification	A-11
3.2	Authority Relative to this Agreement	A-11
3.3	Ownership	A-11
3.4	Investment	A-12
3.5	Disclaimer of Other Warranties	A-12

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1	Organization and Qualification	A-13
4.2	Company Subsidiaries	A-13
4.3	Capitalization of the Company	A-14
4.4	Authority Relative to this Agreement	A-15
4.5	No Conflict; Required Filings and Consents	A-15
4.6	Compliance; Approvals	A-16
4.7	Government Contracts	A-16
4.8	Financial Statements	A-17

A-i

4.9	No Undisclosed Liabilities	A-17
4.10	Holding Company	A-17
4.11	Absence of Certain Changes or Events	A-17
4.12	Litigation	A-18
4.13	Employee Benefit Plans	A-18
4.14	Labor Matters	A-20
4.15	Real Property; Tangible Property	A-21
4.16	Taxes	A-22
4.17	Environmental Matters	A-24
4.18	Brokers; Third Party Expenses	A-25
4.19	Intellectual Property	A-25
4.20	Privacy	A-27
4.21	Agreements, Contracts and Commitments	A-28
4.22	Insurance	A-29
4.23	Interested Party Transactions	A-29
4.24	Information Supplied	A-30
4.25	Indebtedness	A-30
4.26	Anti-Bribery; Anti-Corruption	A-30
4.27	International Trade; Sanctions	A-31
4.28	Customers and Suppliers	A-31
4.29	Product Liabilities and Recalls	A-31
4.30	Disclaimer of Other Warranties	A-32

Article V

REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB

5.1	Organization and Qualification	A-33
5.2	Parent Subsidiaries	A-33
5.3	Capitalization	A-33
5.4	Authority Relative to this Agreement	A-35
5.5	No Conflict; Required Filings and Consents	A-35
5.6	Compliance; Approvals	A-36
5.7	Parent SEC Reports and Financial Statements	A-36
5.8	Absence of Certain Changes or Events	A-37
5.9	Litigation	A-37
5.10	Business Activities	A-37
5.11	Parent Material Contracts	A-37
5.12	Parent Listing	A-37
5.13	PIPE Investment Amount	A-38
5.14	Trust Account	A-38
5.15	Taxes	A-39
5.16	Information Supplied	A-40
5.17	Employees; Benefit Plans	A-40
5.18	Board Approval; Stockholder Vote	A-40
5.19	Title to Assets	A-40
5.20	Affiliate Transactions	A-40
5.21	Brokers	A-40
5.22	Disclaimer of Other Warranties	A-40

A-ii

Article VI

CONDUCT PRIOR TO THE CLOSING DATE

6.1	Conduct of Business by the Company and the Company Subsidiaries	A-41
6.2	Conduct of Business by Parent, First Merger Sub and Second Merger Sub	A-44

Article VII

ADDITIONAL AGREEMENTS

7.1	Proxy Statement; Special Meeting	A-46
7.2	Certain Regulatory Matters	A-48
7.3	Other Filings; Press Release	A-48
7.4	Confidentiality; Communications Plan; Access to Information	A-49
7.5	Reasonable Best Efforts	A-50
7.6	No Parent Securities Transactions	A-50
7.7	No Claim Against Trust Account	A-50
7.8	Disclosure of Certain Matters	A-50
7.9	Securities Listing	A-51
7.10	No Solicitation	A-51
7.11	Trust Account	A-51
7.12	Directors’ and Officers’ Liability Insurance	A-52
7.13	280G Approval	A-53
7.14	Tax Matters	A-53
7.15	Subscription Agreements	A-54
7.16	Section 16 Matters	A-54
7.17	Qualification as an Emerging Growth Company	A-54
7.18	Board of Directors	A-55
7.19	R&W Insurance Policy	A-55
7.20	Deleveraging Amount	A-55
7.21	Incentive Equity Awards	A-55
7.22	Release	A-55
7.23	Treatment of VGC Notes	A-56
7.24	Existing Credit Agreement Consents	A-57
7.25	Payment of Management Transaction Bonuses	A-57

Article VIII

CONDITIONS TO THE TRANSACTION

8.1	Conditions to Obligations of Each Party’s Obligations	A-57
8.2	Additional Conditions to Obligations of the Seller and the Company	A-58
8.3	Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub	A-59

Article IX

TERMINATION

9.1	Termination	A-60
9.2	Notice of Termination; Effect of Termination	A-61

A-iii

Article X

NO SURVIVAL

10.1	No Survival	A-61

Article XI

GENERAL PROVISIONS

11.1	Notices	A-62
11.2	Interpretation	A-63
11.3	Counterparts; Electronic Delivery	A-63
11.4	Entire Agreement; Third Party Beneficiaries	A-63
11.5	Severability	A-63
11.6	Other Remedies; Specific Performance	A-63
11.7	Governing Law	A-64
11.8	Consent to Jurisdiction; Waiver of Jury Trial	A-64
11.9	Rules of Construction	A-65
11.10	Expenses	A-65
11.11	Assignment	A-65
11.12	Amendment	A-65
11.13	Extension; Waiver	A-65
11.14	No Recourse	A-65
11.15	Legal Representation	A-66
11.16	Disclosure Letters and Exhibits	A-66

EXHIBITS

Exhibit A	Form of Parent A&R Charter
Exhibit B	Form of Parent A&R Bylaws
Exhibit C	Form of A&R Registration Rights Agreement
Exhibit D	Form of Stockholders Agreement
Exhibit E	Form of Tax Receivable Agreement
Exhibit F	Form of Participation Plan Release
Exhibit G	Form of Incentive Equity Plan
Exhibit H	Form of Escrow Agreement

SCHEDULES

Schedule A	Defined Terms

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of December 10, 2019, by and among GS Acquisition Holdings Corp, a Delaware corporation (“Parent”), Crew Merger Sub I LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“First Merger Sub”), Crew Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Second Merger Sub”), Vertiv Holdings, LLC, a Delaware limited liability company (the “Company”), and VPE Holdings, LLC, a Delaware limited liability company (the “Seller”). Each of Parent, First Merger Sub, Second Merger Sub, the Company and the Seller shall individually be referred to herein as a “Party” and, collectively, the “Parties”. The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, Parent is a special purpose acquisition company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act (as amended, the “DLLCA”) and other applicable Legal Requirements (collectively, as applicable based on context, the “Applicable Legal Requirements”), the Parties intend to enter into a business combination transaction by which: (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving entity of the First Merger (the Company, in its capacity as the surviving entity of the First Merger, is sometimes referred to as the “First Surviving LLC”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the First Surviving LLC will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Second Surviving LLC”);

WHEREAS, for U.S. federal income tax purposes, each of the Parties intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);

WHEREAS, the board of managers of the Company has unanimously: (a) determined that it is in the best interests of the Company and the Seller, as the sole member of the Company, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DLLCA; (b) approved this Agreement and the Transactions, including the Mergers, in accordance with the DLLCA on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the Seller, as the sole member of the Company;

WHEREAS, the Seller, as the sole member of the Company, has approved and adopted this Agreement, the First Merger and the other Transactions in accordance with Section 18-209 of the DLLCA (the “Company Member Approval”);

WHEREAS, the board of directors of Parent has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the

Mergers in accordance with the DLLCA; (b) approved this Agreement and the Transactions, including the Mergers, in accordance with the DLLCA on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of Parent (the “Parent Recommendation”);

WHEREAS, prior to the Closing, Parent shall: (a) subject to obtaining the approval of the Parent Stockholder Matters, adopt the Second Amended and Restated Certificate of Incorporation of Parent (the “Parent A&R Charter”) in the form attached hereto as Exhibit A; and (b) adopt the Amended and Restated Bylaws of Parent (the “Parent A&R Bylaws”) in the form attached hereto as Exhibit B, in each case, to be effective as of the Closing;

WHEREAS, on or about the date hereof, Parent has entered into subscription agreements with certain investors for such investors to purchase shares of Parent Class A Stock (as defined herein) (the “PIPE Investment”), such purchases to be consummated immediately prior to the consummation of the Transactions;

WHEREAS, in connection with the consummation of the First Merger, (i) Parent, the Seller, the sole member of GS Sponsor and certain other persons named therein will enter into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) in the form attached hereto as Exhibit C and (ii) Parent, the Seller and GS Sponsor will enter into a Stockholders Agreement (the “Stockholders Agreement”) in the form attached hereto as Exhibit D;

WHEREAS, in connection with the consummation of the First Merger, Parent and the Seller will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) in the form attached hereto as Exhibit E;

WHEREAS, as an inducement to Parent’s willingness to enter into this Agreement, prior to the execution and delivery of this Agreement, Vertiv Holding Corporation, a Delaware corporation and the direct subsidiary of the Company, will enter into a Participation Plan Release in the form attached hereto as Exhibit F (the “Participation Plan Release”) with certain individuals employed by a Group Company as of the Closing Date and who are party to grant agreements under the Vertiv Holding Corporation 2017 Transaction Exit Bonus Plan (the “Participation Plan”), pursuant to which each such individual releases Vertiv Holding Corporation (and its successors) from all claims with respect to amounts due under the Participation Plan in exchange for a right to receive a lump sum cash payment following the Closing in an amount set forth in the Participation Plan Release;

WHEREAS, as an inducement to Parent’s willingness to enter into this Agreement, certain members of management of the Company have agreed to invest a portion of the cash proceeds that they will receive pursuant to such individual’s Participation Plan Release immediately following the Closing; and

WHEREAS, prior to the Closing, Parent intends to approve and adopt a new stock incentive plan in substantially the form attached hereto as Exhibit G pursuant to which Parent Class A Common Stock will be issuable.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE CLOSING TRANSACTIONS

1.1 Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall occur by electronic exchange of documents at a time and date to be specified in writing by the Parties, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided that, if the Closing has not occurred on or prior to February 14, 2020, then subject to the satisfaction or waiver of the Conditions set forth in Article VIII at such time (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) the Closing shall occur no earlier than the date that is the third Business Day following delivery of the Required Financial Information. Notwithstanding the foregoing, the Closing may occur at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by email pdf files.

1.2 Parent Financing Certificate. Not more than four (4) Business Days prior to the Closing, Parent shall deliver to the Seller written notice (the “Parent Financing Certificate”) setting forth: (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions; (b) the estimated amount of Parent Cash and Parent Transaction Costs as of the Closing; and (c) the number of shares of Parent Class A Stock to be outstanding as of the Closing after giving effect to the Parent Stockholder Redemptions and the issuance of shares of Parent Class A Stock pursuant to the Subscription Agreements and the terms of this Agreement.

1.3 Closing Documents

(a) At the Closing, Parent, First Merger Sub or Second Merger Sub shall, as applicable, deliver to the Seller:

(i) a certified copy of the Parent A&R Charter issued by the Secretary of State of the State of Delaware;

(ii) a certificate, dated as of the Closing Date, signed by the Secretary of Parent certifying that the bylaws of the Parent attached thereto is a true and correct copy of the Parent A&R Bylaws in effect at the Closing;

(iii) a copy of the A&R Registration Rights Agreement, duly executed by Parent, GS Sponsor and the Seller;

(iv) a copy of the Second Certificate of Merger, duly executed by the Second Merger Sub;

(v) copies of resolutions and actions taken by Parent’s, First Merger Sub’s and Second Merger Sub’s board of directors, board of managers, stockholders and members, as applicable, in connection with the approval of this Agreement and the Transactions;

(vi) a copy of the Escrow Agreement, duly executed by Parent and the Escrow Agent;

(vii) a copy of the Stockholders Agreement, duly executed by Parent, GS Sponsor and the Seller;

(viii) a copy of the Tax Receivable Agreement, duly executed by Parent; and

(ix) (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.2; and (B) such other documents or certificates as shall reasonably be required by the Seller and its counsel in order to consummate the Transactions.

(b) At the Closing, the Seller or the Company, as applicable, shall deliver to Parent:

(i) a copy of the First Certificate of Merger, duly executed by the Company;

(ii) a copy of the A&R Registration Rights Agreement, duly executed by the Seller;

(iii) a copy of the Escrow Agreement, duly executed by the Seller;

(iv) a copy of the Tax Receivable Agreement, duly executed by the Seller;

(v) a copy of the Stockholders Agreement, duly executed by the Seller;

(vi) copies of resolutions and actions taken by the Company’s board of managers and the Seller, as the sole member of the Company, in connection with the approval of this Agreement and the Transactions; and

(vii) (A) all other documents, instruments or certificates required to be delivered by the Seller or the Company at or prior to the Closing pursuant to Section 8.3; and (B) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

1.4 Closing Transactions. At the Closing and on the Closing Date, the Parties shall cause the consummation of the following transactions upon the terms and subject to the conditions of this Agreement:

(a) Parent shall make any payments required to be made by Parent in connection with the Parent Stockholder Redemption (the “Parent Stockholder Redemption Payments”);

(b) Parent shall deliver or cause to be delivered to the Seller (i) the Closing Cash Payment Amount minus the Adjustment Escrow Amount by wire transfer of immediately available funds to the bank account of the Seller specified in the Pre-Closing Statement; and (ii) the Closing Number of Securities;

(c) The certificate of merger with respect to the First Merger shall be prepared and executed in accordance with the relevant provisions of the DLLCA (the “First Certificate of Merger”) shall be filed with the Secretary of State of the State of Delaware;

(d) Immediately following the acceptance for filing by the Secretary of State of the State of Delaware of the First Certificate of Merger, the certificate of merger with respect to the Second Merger shall be prepared and executed in accordance with the relevant provisions of the DLLCA (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) shall be filed with the Secretary of State of the State of Delaware;

(e) Parent shall deposit (or cause to be deposited) with the Escrow Agent the Adjustment Escrow Amount;

(f) Parent shall (on behalf of the Company) pay, or, cause to be paid, all Estimated Company Transaction Costs, to the applicable payees as set forth in the Pre-Closing Statement, by wire of immediately available funds; provided that the Estimated Company Transaction Costs may be paid promptly after the Closing Date as necessary; and

(g) Parent shall make or cause to be made the transfers described in Section 7.20.

ARTICLE II

THE MERGERS

2.1 Effective Times. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company and First Merger Sub shall cause the First Merger to be consummated by filing the First Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the First Certificate of Merger, being the “Effective Time”). As soon as practicable following the Effective Time and in any case on the same day as the Effective Time, the First Surviving LLC and Second Merger Sub shall cause the Second Merger to be consummated by filing the Second Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Second Certificate of Merger, being the “Second Effective Time”).

2.2 The Mergers.

(a) At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DLLCA, First Merger Sub and the Company shall consummate the First Merger, pursuant to which First Merger Sub shall be merged with and into the Company, following which the separate existence of First Merger Sub shall cease and the Company shall continue as the First Surviving LLC after the First Merger and as a direct, wholly-owned subsidiary of Parent (provided that references to the Company for periods after the Effective Time until the Second Effective Time shall include the First Surviving LLC).

(b) At the Second Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DLLCA, the First Surviving LLC shall be merged with and into Second Merger Sub, following which the separate existence of the First Surviving LLC shall cease and Second Merger Sub shall continue as the Second Surviving LLC after the Second Merger and as a direct, wholly-owned subsidiary of Parent (provided, that references to the Company or the First Surviving LLC for periods after the Second Effective Time shall include the Second Surviving LLC).

2.3 Effect of the Mergers.

(a) At the Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the First Surviving LLC, which shall include the assumption by the First Surviving LLC of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

(b) At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and the First Surviving LLC shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Second Surviving LLC, which shall include the assumption by the Second Surviving LLC of any and all agreements, covenants, duties and obligations of Second Surviving LLC and the First Surviving LLC set forth in this Agreement to be performed after the Second Effective Time.

2.4 Governing Documents. The certificate of formation and limited liability company agreement of First Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of formation and limited liability company agreement of the First Surviving LLC from and after the Effective Time until thereafter amended in accordance with its terms and as provided by Applicable Legal Requirements, except that the name of the First Surviving LLC shall be “Vertiv Holdings, LLC”. The certificate of formation and limited liability company agreement of Second Merger Sub as in effect immediately prior to the Second Effective Time shall be the certificate of formation and limited liability company agreement of the Second Surviving LLC from and after the Second Effective Time until thereafter amended in accordance with its terms and as provided by Applicable Legal Requirements, except that the name of the Second Surviving LLC shall be “Vertiv Holdings, LLC”.

2.5 Managers and Officers of the First Surviving LLC and the Second Surviving LLC. From and after the Effective Time, the First Surviving LLC shall be member-managed, as provided in the limited liability company agreement of the First Surviving LLC, and the Persons identified as the initial officers of the First Surviving LLC set forth on Schedule 2.5 of the Company Disclosure Letter shall be the officers (holding such positions as set forth on Schedule 2.5 of the Company Disclosure Letter) of the First Surviving LLC. From and after the Second Effective Time, the Second Surviving LLC shall be member-managed, as provided in the limited liability company agreement of the First Surviving LLC, and the officers of the First Surviving LLC shall be the officers of the Second Surviving LLC.

2.6 Merger Consideration.

(a) Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Seller shall be: (i) an amount equal to the Final Merger Consideration; and (ii) the right to receive any payments pursuant to the Tax Receivable Agreement (the “TRA Rights”) (collectively, the “Total Consideration”).

(b) The Final Merger Consideration shall be paid in the form of: (i) an amount in cash equal to the Closing Cash Payment Amount; (ii) the Closing Number of Securities; and (iii) any amount in cash payable to Seller pursuant to Section 2.11.

(c) In the event that any Parent Stockholder Redemption Payments are required to be made, then the following shall apply:

(i) (A) Parent Cash shall be deemed decreased by an amount (the “First Cash Increase Amount”) equal to the lesser of (1) the Aggregate Parent Stockholder Redemption Payments Amount; and (2) the amount by which the Target Rollover Indebtedness Amount may be increased without causing Indebtedness of the Group Companies as of immediately following the Closing to exceed 4.0x 2019 EBITDA; and (B) the Target Rollover Indebtedness Amount shall be increased by the First Cash Increase Amount; provided, that if Parent is required to fund the Change of Control Offer Funding Amount, any Indebtedness required to be paid-off following the expiration of any Change of Control Offer pursuant to Section 7.23 shall be disregarded as Indebtedness for purposes of calculating the leverage ratio referenced in the immediately preceding clause (A)(2).

(ii) In the event that the First Cash Increase Amount is less than the Aggregate Parent Stockholder Redemption Payments Amount then (A) the Closing Cash Payment Amount shall be reduced by an amount equal to the lesser of (1) the amount by which the Aggregate Parent Stockholder Redemption Payments Amount exceeds the First Cash Increase Amount; and (2) $200,000,000; and (B) Parent Cash shall be deemed decreased by the amount (the “Second Cash Increase Amount”, together with the First Cash Increase Amount, the “Aggregate Cash Increase Amount”) by which the Closing Cash Payment Amount is decreased pursuant to clause (A).

(iii) In the event that the Aggregate Cash Increase Amount is less than the Aggregate Parent Stockholder Redemption Payments Amount then (A) Parent Cash shall be deemed decreased by an amount equal to the lesser of (1) the amount by which the Aggregate Parent Stockholder Redemption Payments Amount exceeds the Aggregate Cash Increase Amount; and (2) the amount by which the Target Rollover Indebtedness Amount may be increased without causing Indebtedness of the Group Companies as of immediately following the Closing to exceed 4.25x 2019 EBITDA; and (B) the Target Rollover Indebtedness Amount shall be increased by the amount by which Parent Cash is deemed decreased pursuant to clause (A); provided, that if Parent is required to fund the Change of Control Offer Funding Amount, any Indebtedness required to be paid-off following the expiration of any Change of Control Offer pursuant to Section 7.23 shall be disregarded as Indebtedness for purposes of calculating the leverage ratio referenced in the immediately preceding clause (A)(2).

2.7 Effect of the First Merger on Membership Interests of the Company. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the First Merger and without any further action on the part of Parent, First Merger Sub, the Company, the Seller or the holders of any of the securities of Parent, the following shall occur:

(a) Each Company Membership Interest issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive its pro rata share of the Total Consideration. As of the Effective Time, the Seller shall cease to have any other rights in and to the Company or the First Surviving LLC or the Second Surviving LLC.

(b) No fraction of a share of Parent Class A Stock will be issued by virtue of the First Merger, and the Seller who would otherwise be entitled to a fraction of a share of Parent Class A Stock (after aggregating all fractional shares of Parent Class A Stock that otherwise would be received by the Seller) shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock the Seller would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock the Seller would otherwise be entitled to is less than 0.50.

(c) Each issued and outstanding membership interest of First Merger Sub shall be cancelled and converted into and become one validly issued membership interest of the First Surviving LLC, which shall constitute the only outstanding limited liability company interests of the First Surviving LLC.

(d) The numbers of shares of Parent Class A Stock that the Seller is entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing.

2.8 Effect of the Second Merger on Membership Interests of First Surviving LLC. Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or the holders of any shares of capital stock of Parent, the First Surviving LLC or Second Merger Sub: (a) each membership interest of the First Surviving LLC issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) each membership interest of Second Merger Sub outstanding immediately prior to the Second Effective Time shall be converted into and become one membership interest of the Second Surviving LLC, which shall constitute the only outstanding equity of the Second Surviving LLC. From and after the Second Effective Time, the membership interests of the Second Merger Sub shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.

2.9 Adjustment Escrow Deposit. At the Closing, Parent shall deposit with the Escrow Agent an amount equal to $2,000,000 (the “Adjustment Escrow Amount”) into a designated non-interest bearing account the (“Adjustment Escrow Account”), by wire transfer of immediately available funds in U.S. dollars. Pursuant to an escrow agreement to be entered into on the Closing Date by and among Parent, the Seller and the Escrow Agent in substantially the form attached hereto as Exhibit H (the “Escrow Agreement”), Parent and the Seller will appoint the Escrow Agent to hold the Adjustment Escrow Amount until the final determination of the Final Merger Consideration pursuant to Section 2.11 and disburse the Adjustment Escrow Amount as provided herein and in the Escrow Agreement.

2.10 Closing Calculations.

(a) The Company shall deliver to Parent:

(i) no later than four (4) Business Days prior to the Closing Date, a statement (the “Estimated Adjustment Statement”) setting forth the Company’s good faith estimate of: (i) the Closing Indebtedness

Amount (the “Estimated Closing Indebtedness Amount”); (ii) Company Transaction Costs (the “Estimated Company Transaction Costs”); and (iii) the Company Cash (the “Estimated Company Cash”); together with: (x) instructions that list the bank account of the Seller and other bank accounts designated to facilitate payment by Parent of the Company Transaction Costs; (y) reasonable relevant supporting documentation used by the Company in calculating such amounts, including with respect to the Estimated Company Transaction Costs, all invoices or, if no invoice is available, other documentation reasonably accounting for such costs; and (z) a certificate of the Chief Financial Officer of the Company certifying that the estimates set forth in the Estimated Adjustment Statement have been prepared in accordance with this Agreement; and

(ii) no later than two (2) Business Days prior to the Closing Date, a schedule reflecting a calculation of the Closing Cash Payment Amount, the Closing Number of Securities and the Deleveraging Amount, in each case, based upon the amounts contained in the Parent Financing Certificate and the Estimated Adjustment Statement (the “Closing Payments Schedule”, together with the Estimated Adjustment Statement, the “Pre-Closing Statement”), together with a certificate of the Chief Financial Officer of the Company certifying that the amounts set forth in the Closing Payments Schedule have been prepared in accordance with this Agreement.

(b) Parent and its Representatives shall have a reasonable opportunity to review and to discuss with the Company and its Representatives the documentation provided pursuant to Section 2.10(a) and any relevant books and records of the Company and its Subsidiaries. The Company and its Representatives shall reasonably assist Parent and its Representatives in its review of the documentation and shall consider in good faith Parent’s comments to the Pre-Closing Statement, and if any adjustments are made to the Pre-Closing Statement prior to the Closing, such adjusted Pre-Closing Statement shall thereafter become the Pre-Closing Statement for all purposes of this Agreement; provided, for the avoidance of doubt, that, following the Company’s consideration in good faith of Parent’s comments to the Pre-Closing Statement, the Company may determine, in its sole and absolute discretion, not to make any adjustments to the Pre-Closing Statement, in which case the Pre-Closing Statement shall be the Pre-Closing Statement delivered by the Company to Parent; provided, further, that the amounts set forth in the Closing Payments Schedule shall be automatically adjusted in accordance with Section 2.6(c), including, in the case of the Deleveraging Amount, in the event that a Change of Control Offer Amount is required to be funded by Parent in accordance with Section 7.23. In no event will the determination of the amounts set forth in the Pre-Closing Statement (whether mutually agreed to or the subject of a disagreement) prejudice the rights of a Party pursuant to Section 2.11. The Pre-Closing Statement and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement.

2.11 Adjustment.

(a) Within forty (40) days after the Closing Date, if the Closing Date occurs on a fiscal month-end of the Company, or as soon as reasonably practicable, and in any event within sixty (60) days after the Closing Date, if the Closing Date occurs on a date other than a fiscal month-end of the Company, Parent will prepare, or cause to be prepared, and deliver to the Seller an unaudited statement (the “Adjustment Statement”), which shall set forth Parent’s good faith calculation of each of the Company Transaction Costs, Company Cash, and the Closing Indebtedness Amount, together with a certificate of the Chief Financial Officer of Parent certifying that the amounts set forth in the Adjustment Statement have been prepared in accordance with this Agreement. To the extent any amounts in the calculation of the foregoing are not U.S. dollars, such amounts shall be converted to U.S. dollars using the average exchange rate to U.S. dollars for the Closing Date as reported by Bloomberg L.P.

(b) Upon receipt from Parent, the Seller shall have forty (40) days to review the Adjustment Statement (the “Adjustment Review Period”). At the request of the Seller, Parent shall: (i) reasonably cooperate and assist, and shall cause its Subsidiaries, including the Second Surviving LLC, and each of their respective Representatives to reasonably cooperate and assist, the Seller and its Representatives in the review of the Adjustment Statement (including by requesting their respective accountants to deliver to the Seller and its

Representatives copies of their work papers relating to the Second Surviving LLC); (provided, that customary confidentiality and hold harmless agreements relating to access to such working papers in form and substance reasonably acceptable to any auditors or independent accountants are signed by the Seller and its Representatives, as applicable); and (ii) provide the Seller and its Representatives with any information reasonably requested by the Seller that is necessary for their review of the Adjustment Statement. If the Seller disagrees with Parent’s computation of the Company Transaction Costs, Company Cash, or the Closing Indebtedness Amount (each as set forth in the Adjustment Statement), the Seller shall, on or prior to the last day of the Adjustment Review Period, deliver a written notice to Parent (the “Adjustment Notice of Objection”) that sets forth the Seller’s objections to Parent’s calculation of the Company Transaction Costs, Company Cash, and the Closing Indebtedness Amount, as applicable. Any Adjustment Notice of Objection shall specify those items or amounts with which the Seller disagrees and shall set forth the Seller’s calculation of the Company Transaction Costs, Company Cash, or the Closing Indebtedness Amount, as applicable, based on such objections (it being understood that the Seller shall be deemed to have accepted Parent’s calculation of any amounts set forth on the Adjustment Statement to which the Seller does not object in the Adjustment Notice of Objection).

(c) If the Seller does not deliver an Adjustment Notice of Objection to Parent with respect to an item contained in the Adjustment Statement within the Adjustment Review Period, the Seller shall be deemed to have accepted Parent’s calculation of the underlying item of the Company Transaction Costs, Company Cash, and the Closing Indebtedness Amount, as applicable, and such calculation shall be final, conclusive and binding on the Parties. If the Seller delivers an Adjustment Notice of Objection to Parent within the Adjustment Review Period, Parent and the Seller shall, during the twenty (20) days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Company Transaction Costs, Company Cash, or the Closing Indebtedness Amount, as applicable. If, at the end of such period or any mutually agreed extension thereof, Parent and the Seller are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to Parent and the Seller (such firm or individual, the “Independent Expert”). The Parties shall instruct the Independent Expert promptly to review this Section 2.11, as well as the Adjustment Statement, Adjustment Notice of Objection and any other materials reasonably requested by the Independent Expert, and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Company Transaction Costs, Company Cash, or the Closing Indebtedness Amount, as applicable, set forth in the Adjustment Statement requires adjustment pursuant to the terms of this Agreement. The Independent Expert shall base its determination solely on written submissions by Parent and the Seller and not on an independent review. Parent and the Seller shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in no event later than thirty (30) days after its retention, the Independent Expert shall deliver to Parent and the Seller a report that sets forth its resolution of the disputed items and amounts and its calculation of the Company Transaction Costs, Company Cash, or the Closing Indebtedness Amount, as applicable; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by Parent, on one hand, and the Seller, on the other hand, nor less than the smallest value for such item claimed by Parent, on one hand, and the Seller, on the other hand. The decision of the Independent Expert shall be final, conclusive and binding on the Parties. The costs and expenses of the Independent Expert shall be allocated between Parent, on the one hand, and the Seller, on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert.

(d) For purposes of this Agreement, “Final Company Transaction Costs”, “Final Company Cash”, and “Final Closing Indebtedness Amount” mean the amount of such items: (i) as shown in the Adjustment Statement delivered by Parent to the Seller pursuant to Section 2.11(a) if no Adjustment Notice of Objection with respect thereto is timely delivered by the Seller to Parent pursuant to Section 2.11(c); or (ii) if an Adjustment Notice of Objection is so delivered: (A) as agreed by Parent and the Seller pursuant to Section 2.11(c); or (B) in the absence of such agreement, as determined in the Independent Expert’s report delivered pursuant to Section 2.11(c).

(e) Within five (5) Business Days after the Final Merger Consideration has been finally determined pursuant to this Section 2.11:

(i) if the Final Merger Consideration is less than the Estimated Merger Consideration, then (x) if the amount of the difference between the Estimated Merger Consideration and the Final Merger Consideration exceeds the Adjustment Escrow Amount: (A) Parent shall be entitled to receive the entire Adjustment Escrow Amount; and (B) the Seller shall pay to Parent an aggregate amount equal to the amount of such difference minus the Adjustment Escrow Amount; and (y) if the amount of the difference between the Estimated Merger Consideration and the Final Merger Consideration is less than the Adjustment Escrow Amount: (A) Parent shall be entitled to receive the amount of such difference from the Adjustment Escrow Amount; and (B) the Seller shall be entitled to receive the balance of the Adjustment Escrow Amount (after giving effect to the payment to parent pursuant to the immediately preceding clause (y)(A));

(ii) if the Final Merger Consideration is greater than the Estimated Merger Consideration: (A) the Seller shall be entitled to receive the entire Adjustment Escrow Amount; and (B) Parent shall cause the Second Surviving LLC to pay to the Seller an amount equal to the amount of such difference.

(f) Any payment required to be made by: (i) the Seller pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account of the Second Surviving LLC designated in writing by Parent at least one (1) Business Day prior to such transfer; and (ii) the Second Surviving LLC on behalf of Parent pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account(s) designated in writing by the Seller at least one (1) Business Day prior to such transfer. Each of the Parties shall timely execute and deliver appropriate joint transfer instructions to effect the releases from the Adjustment Escrow Account contemplated by this Section 2.11.

(g) Any payments made pursuant to this Section 2.11 shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

2.12 Tax Treatment of the Mergers.

(a) The Parties shall not take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(b) For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties shall prepare and file all Tax Returns consistent with the treatment of the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations (or comparable provisions of state and local Tax law) and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

2.13 Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, First Merger Sub, Second Merger Sub, the Company, the First Surviving LLC, the Second Surviving LLC and their respective Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements. If any Tax withholding is so required in connection with any such payments (other than compensatory payments to employees of the Group Companies), Parent shall provide written notice to Seller of the amounts to be deducted and withheld no later than ten (10) Business Days prior to such payment. Each Party shall expend commercially reasonable efforts to (a) avail itself of any available exemptions from, or any refunds, credits or other recovery of, any such Tax deductions and withholdings and shall cooperate with the other Parties in providing any information and documentation (including an Internal

Revenue Service Form W-9 or other applicable Form) that may be necessary to obtain such exemptions, refunds, credits or other recovery and (b) minimize the amount of any such Tax deductions and withholdings. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time or the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the First Surviving LLC following the First Merger and the Second Surviving LLC following the Second Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, First Merger Sub and Second Merger Sub, the officers, directors, managers and members, as applicable, (or their designees) of the Company, First Merger Sub and Second Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to Parent, First Merger Sub and Second Merger Sub as of the date hereof and as of the Closing Date as follows:

3.1 Organization and Qualification. The Seller (a) is a limited liability company duly formed, validly existing and in good standing under the Applicable Legal Requirements of the State of Delaware and (b) has all requisite limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except in the case of this clause (b) as would not be material to the Group Companies, taken as a whole. The Seller is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not reasonably be expected to have a Seller Material Adverse Effect.

3.2 Authority Relative to this Agreement. The Seller has all requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that the Seller has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out the Seller’s obligations hereunder and thereunder and to consummate the Transactions (including the Mergers). The execution and delivery by the Seller of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Seller of the Transactions (including the Mergers) have been duly and validly authorized by all requisite action on the part of the Seller, and no other proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

3.3 Ownership. The Seller has good and valid title to the Company Membership Interests owned (beneficially and of record) by the Seller, free and clear of all Liens (other than Permitted Liens) (the “Seller Interests”). The Seller Interests comprise all of the issued and outstanding equity interests of the Company. Except as set forth in the Company’s Governing Documents and in this Agreement, the Seller Interests are not subject to any shareholder agreement, investor rights agreement, registration rights agreement, voting agreement or trust, proxy or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Seller Interests.

3.4 Investment. The Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The shares of Parent Class A Stock to be acquired by the Seller pursuant to this Agreement will be acquired for investment for the Seller’s own account or for one or more separate accounts maintained by it for the benefit of one or more other accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. At no time was the Seller presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of shares of Parent Class A Stock. The Seller has received or has had full access to all the information the Seller considers necessary or appropriate to make an informed investment decision with respect to the shares of Parent Class A Stock. The Seller further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Class A Stock and to obtain additional information necessary to verify any information furnished to the Seller or to which the Seller had access. The Seller is fully aware of: (a) the highly speculative nature of the shares of Parent Class A Stock; and (b) the financial risks involved. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect the Seller’s own interest in connection with this transaction and is financially capable of bearing a total loss of the shares of Parent Class A Stock. The Seller understands and acknowledges that, in reliance upon the representations and warranties made by the Seller herein, the shares of Parent Class A Stock are not being registered with the SEC under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on the Seller’s ability to transfer the shares of Parent Class A Stock. The Seller acknowledges that, because the shares of Parent Class A Stock have not been registered under the Securities Act, such shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Seller is aware of the restrictions on the use of Rule 144 promulgated under the Securities Act.

3.5 Disclaimer of Other Warranties. THE SELLER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, THE SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, THE SELLER, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT, FIRST MERGER SUB AND SECOND MERGER SUB TO THE COMPANY AND THE SELLER IN THIS AGREEMENT; AND (B) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE TO THE COMPANY, THE SELLER OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT, FIRST MERGER SUB OR SECOND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT, FIRST MERGER SUB, SECOND

MERGER SUB OR ANY OF THEIR BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. THE SELLER HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. THE SELLER ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION THE SELLER HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 3.5, CLAIMS AGAINST PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT BY SUCH PERSON. THE SELLER HEREBY ACKNOWLEDGES THAT PARENT MAKES NO REPRESENTATION, WARRANTY OR COVENANT INCLUDING PURSUANT TO SECTION 5.7(A) WITH RESPECT TO (X) STATEMENTS MADE OR INCORPORATED BY REFERENCE IN ANY PARENT SEC REPORTS OR ADDITIONAL PARENT SEC REPORTS BASED ON INFORMATION SUPPLIED BY THE GROUP COMPANIES FOR INCLUSION OR INCORPORATION BY REFERENCE IN THE PROXY STATEMENT, OR (Y) ANY PROJECTIONS OR FORECASTS INCLUDED IN THE PROXY STATEMENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to Parent, First Merger Sub and Second Merger Sub prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent, First Merger Sub and Second Merger Sub as of the date hereof and as of the Closing Date as follows:

4.1 Organization and Qualification. The Company (a) is a limited liability company duly formed, validly existing and in good standing under the Applicable Legal Requirements of the State of Delaware and (b) has all requisite limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except in the case of this clause (b) as would not be material to the Group Companies, taken as a whole. The Company is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Governing Documents of the Company as currently in effect, have been made available to Parent. The Company is not in violation of any of the provisions of the Company’s Governing Documents.

4.2 Company Subsidiaries.

(a) The Company’s direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 4.2(a) of the Company Disclosure Letter (the “Company Subsidiaries”). The Company owns, directly or indirectly, all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Company Subsidiary is duly incorporated, formed or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, formation or organization and has the requisite corporate, limited liability company or equivalent power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Each Company Subsidiary is duly qualified to do business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Governing Documents of each Significant Company Subsidiary, as amended and currently in effect, have been made available to Parent. No Company Subsidiary is in violation of any of the provisions of its Governing Documents.

(c) All issued and outstanding shares of capital stock and equity interests of each Company Subsidiary (i) have been duly authorized, validly issued, fully paid and are non-assessable (in each case to the extent that such concepts are applicable), (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (iii) have been offered, sold and issued in compliance with Applicable Legal Requirements and the applicable Company Subsidiary’s respective Governing Documents.

(d) There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which any Company Subsidiary is a party or by which it is bound obligating such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of such Company Subsidiary or obligating such Company Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

4.3 Capitalization of the Company.

(a) The Seller owns all of the issued and outstanding Company Membership Interests, and there are no other equity interests of the Company authorized, issued, outstanding or reserved for issuance.

(b) All issued and outstanding Company Membership Interests (i) have been duly authorized and validly issued, (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, (iii) have been offered, sold and issued in compliance with Applicable Legal Requirements and the Company’s Governing Documents and (iv) are free and clear of all Liens (other than Permitted Liens).

(c) Except in connection with the Transactions, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company.

(d) Except as set forth in the Company’s Governing Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to any ownership interests of the Company.

(e) Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

4.4 Authority Relative to this Agreement. The Company has all requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out the Company’s obligations hereunder and thereunder and to consummate the Transactions (including the Mergers). The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Mergers) have been duly and validly authorized by all requisite action on the part of the Company (including the approval by its board of managers and, following receipt of the Company Member Approval, the Seller as required by the DLLCA), and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party do not, the performance of this Agreement and the other Transaction Agreements to which it is a party by the Company shall not, and the consummation of the Transactions will not: (i) conflict with or violate the Company’s Governing Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or impair the Company’s or any of its Subsidiaries’ rights or, in a manner adverse to any of the Group Companies, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration (including any forced repurchase) or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of any of the Group Companies pursuant to, any Company Material Contracts, except, with respect to clause (iii) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for: (i) the filing of the First Certificate of Merger in accordance with the DLLCA; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business; (iii) the filing of any notifications required under the HSR Act, the filings required pursuant to Antitrust Laws, and the expiration of the required waiting periods thereunder; (iv) the consents, approvals, authorizations and permits described on Schedule 4.5(b) of the Company Disclosure Letter; and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or reasonably be expected to prevent or materially delay or impair the consummation of the Transactions or the ability of the Company to perform its obligations under this Agreement or the other Transaction Agreements.

4.6 Compliance; Approvals. Each of the Group Companies has since the Reference Date complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole. No written or, to the Knowledge of the Company, oral notice, of non-compliance with any Applicable Legal Requirements has been received by any of the Group Companies since the Reference Date. Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Each Approval held by the Group Companies is valid, binding and in full force and effect. None of the Group Companies (i) are in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval, or (ii) have received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval except in the case of clauses (i) and (ii) as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or reasonably be expected to prevent or materially delay or impair the consummation of the Transactions or the ability of the Company to perform its obligations under this Agreement or the other Transaction Agreements.

4.7 Government Contracts. With respect to any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto between any of the Group Companies and any Governmental Entity (“Government Contracts”) in effect on the date hereof that is material to the Group Companies, taken as a whole: (a) no such Government Contract is currently the subject of bid or award protest proceedings and, to the Company’s Knowledge, no such Government Contract is reasonably likely to become the subject of bid or award protest proceedings; (b) the Group Companies have complied in all material respects with all statutory and regulatory requirements applicable to each of the Government Contracts and their associated quotations, bids and proposals; (c) all facts set forth in or acknowledged by any representations, certifications or disclosure statements made or submitted by or on behalf of the Group Companies in connection with each of the Government Contracts and their associated quotations, bids and proposals were true and accurate in all material respects as of the date of submission; (d) no Governmental Entity nor any prime contractor or higher-tier subcontractor under a Government Contract has disallowed any material costs claimed by the Group Companies under such Government Contracts; (e) no Governmental Entity has within the 12 months prior to the date hereof made any written claim for any material price adjustment or any other request for a material reduction in the price of any of such Government Contracts; (f) within the last 12 months, the Company has received no written notice terminating any of the Company’s Government Contracts for default or for convenience or indicating an intent to terminate any such Government Contracts for convenience; (g) neither the Group Companies nor, to the Company’s Knowledge, any stockholder, employee of or consultant to the Company, has been or is now suspended, debarred or proposed for suspension or debarment from government contracting; and (h) to the Company’s Knowledge, the Group Companies have not undergone and are not undergoing any audit, review, inspection, investigation, survey or examination of records relating to such Government Contracts, other than in the ordinary course of business, and, to the Company’s Knowledge, there is no reasonable basis for any such audit, review, inspection, investigation, survey or examination of records, other than in the ordinary course of business.

4.8 Financial Statements.

(a) The Company has made available to Parent true and complete copies of: (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2018 and December 31, 2017, and the audited consolidated statements of earnings (loss), comprehensive income (loss), equity and cash flows of the Group Companies for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016 (collectively, the “Audited Financial Statements”); and (ii) the unaudited consolidated balance sheets of the Group Companies as of September 30, 2019, and statements of earnings (loss), comprehensive income (loss), equity and cash flows of the Group Companies for the nine (9) month periods ended September 30, 2019 and September 30, 2018 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements: (w) fairly present in all material respects the consolidated financial position of the Group Companies, as at the respective dates thereof, and the consolidated results of earnings, income, changes in equity and cash flows for the respective periods then ended (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the inclusion of limited footnotes); (x) were prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Unaudited Financial Statements, the inclusion of limited footnotes); (y) were prepared from, and are in accordance with, the books and records of the Group Companies; and (z) in the case of the Audited Financial Statements, were audited in accordance with the standards of the Public Company Accounting Oversight Board.

(b) The Company has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Group Companies are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Group Companies and (iv) that accounts, notes and other receivables and inventory are recorded accurately. The Company has not identified or been made aware of, and has not received from its independent auditors any notification of, any (x) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (y) “material weakness” in the internal controls over financial reporting of the Group Companies or (z) fraud, whether or not material, that involves management or other employees of the Group Companies who have a role in the internal controls over financial reporting of the Group Companies.

(c) There are no outstanding loans or other extensions of credit made by the Group Companies to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

4.9 No Undisclosed Liabilities. The Group Companies have no liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP, except: (a) liabilities provided for in, or otherwise disclosed or reflected in the most recent balance sheet included in the Financial Statements or in the notes thereto; and (b) liabilities arising in the ordinary course of the Company’s business consistent with past practice since the date of the most recent balance sheet included in the Financial Statements.

4.10 Holding Company. The Company is a holding company and is not engaged in any business operations other than those associated with its ownership of its direct subsidiary, Vertiv Holding Corporation. Except for the ownership of all of the issued and outstanding equity interests of Vertiv Holding Corporation, the Company does not own any other properties or assets.

4.11 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since September 30, 2019, each of the Group Companies has conducted its business in the ordinary course of business consistent with past practice and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by the Company of any Company Membership Interests or any other securities of the Company or any options, warrants, calls or rights to acquire any Company Membership Interests or other securities; (c) any split, combination or reclassification of any of the Company Membership Interests; (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of the Company; (f) any issuance of Company Membership Interests; (g) any revaluation by the Company of any of its assets, including any sales of assets of the Company other than with respect to (A) sales in the ordinary course of business and (B) sales of assets of any of the Group Companies that are not reasonably required for use in the businesses of any of the Group Companies and that individually or in the aggregate are not material to the Group Companies taken as a whole; or (h) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of Parent.

4.12 Litigation. Except as disclosed on Schedule 4.12 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, there is: (a) no pending or, to the Knowledge of the Company, threatened Legal Proceeding against any Group Company or any of its properties or assets, or any of the directors or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding; (b) other than with respect to audits, examinations or investigations in the ordinary course of business conducted by a Governmental Entity pursuant to a Government Contract, no pending or, to the Knowledge of the Company, threatened in writing, audit, examination or investigation by any Governmental Entity against any Company or any of its properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such audit, examination or investigation; (c) no pending or threatened Legal Proceeding by any Group Company against any third party; (d) no settlement or similar agreement that imposes any material ongoing obligation or restriction on any Group Company; and (e) no Order imposed or, to the Knowledge of the Company, threatened to be imposed upon any Group Company or any of its respective properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such.

4.13 Employee Benefit Plans.

(a) Schedule 4.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Employee Benefit Plan, excluding any employment or consulting agreement or offer letter that either: (i) is terminable by the Company at will; or (ii) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such agreement or offer letter does not provide for: (A) severance or similar obligations; (B) transaction bonuses or change in control payments; or (C) tax gross-ups; provided that a form of such excluded agreement or offer letter is listed.

(b) With respect to each Employee Benefit Plan, the Company has provided a true, correct and complete copy of the following documents, to the extent applicable: (i) all plan documents, including any related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) for the most recent plan years: (A) the IRS Form 5500 and all schedules thereto; (B) audited financial statements; and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable; (iv) any other documents which are required to be filed with any regulatory authority together with all other tax clearances and approvals necessary to obtain favorable tax treatment for the Employee Benefit Plans; (v) any non-routine correspondence with any Governmental Entity regarding any Employee Benefits Plan during the past three (3) years, and (vi) the most recent summary plan descriptions.

(c) Each Employee Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all Applicable Legal Requirements. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

(d) Each Employee Benefit Plan intended to qualify under Section 401 of the Code does so qualify, and any trusts intended to be exempt from federal income taxation under the provisions of Section 501(a) of the Code are so exempt. Nothing has occurred with respect to the operation of the Employee Benefit Plans that would reasonably be expected to cause the denial or loss of such qualification or exemption.

(e) No Group Company or any of its respective ERISA Affiliates has at any time sponsored or has ever been obligated to contribute to, or had any liability in respect of: (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA); (ii) a “multiple employer plan” as defined in Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f) None of the Employee Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Legal Requirements and at the sole expense of such participant or the participant’s beneficiary.

(g) With respect to any Employee Benefit Plan no actions, suits, claims (other than routine claims for benefits in the ordinary course), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Employee Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation thereof. No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Legal Requirements.

(h) All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Employee Benefit Plans have been timely made or accrued in all material respects.

(i) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Employee Benefit Plan; or (iv) limit the right to merge, amend or terminate any Employee Benefit Plan.

(j) Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(k) The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(l) Each Employee Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

(m) With respect to each Employee Benefit Plan subject to the Legal Requirements of any jurisdiction outside the United States, (i) all employer contributions to each such Employee Benefit Plan required by Applicable Legal Requirements or by the terms of such Employee Benefit Plan have been made; (ii) each such Employee Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Employee Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing; and (iii) each such Employee Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with all Applicable Legal Requirements, in each of the foregoing cases except as would not be material to the Group Companies taken as a whole.

4.14 Labor Matters.

(a) Except as disclosed on Schedule 4.14(a) of the Company Disclosure Letter, no Group Company is a party to or bound by any labor agreement, collective bargaining agreement or other labor Contract applicable to persons employed by any Group Company. No employees of the Group Companies are represented by any labor union, labor organization, or works council with respect to their employment with the Group Companies. There are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or, to the Knowledge of the Company, threatened in the last three (3) years. Since the Reference Date, there have been no labor organizing activities involving any Group Company or with respect to any employees of the Group Companies or, to the Knowledge of the Company, threatened by any labor organization, works council or group of employees.

(b) Since the Reference Date, there have been no strikes, work stoppages, slowdowns, lockouts or arbitrations, material grievances, unfair labor practice charges or other material labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Group Companies involving any employee of the Group Companies. There are no material charges, grievances or complaints, in each case related to alleged unfair labor practices, pending or, to the Knowledge of the Company, threatened by or on behalf of any employee, former employee, or labor organization. There are no continuing obligations of the Group Companies pursuant to the resolution of any such proceeding that is no longer pending.

(c) As of the date of this Agreement, none of the Company’s officers or key employees has given written notice of any intent to terminate his or her employment with the Company. The Group Companies are in compliance and, to the Knowledge of the Company, each of their employees and consultants are in compliance, with the terms of any employment, nondisclosure, restrictive covenant, and consulting agreements between any Group Company and such individuals, in each case except as would not be material to the Group Companies taken as a whole.

(d) To the Knowledge of the Company, no written notice has been received by a Group Company since the Reference Date asserting or alleging sexual harassment or sexual misconduct against any current director of a Group Company or against any current officer of a Group Company who is presented as a named executive officer in the Proxy Statement.

(e) There are no material complaints, charges, proceeding, investigation, or claims against the Group Companies pending or, to Knowledge of the Company, threatened that could be brought or filed, with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by any Group Company, of any individual. Each Group Company is in material compliance with all Applicable Legal Requirements respecting employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, wages and hours, the Worker Adjustment and Retraining Notification Act (“WARN”), and any similar foreign, state or local “mass layoff” or “plant closing” laws, collective bargaining, immigration or benefits, labor relations, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

(f) There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to any Group Company within the six (6) months prior to the Closing.

(g) The Group Companies have since the Reference Date maintained an affirmative action plan in compliance with Applicable Legal Requirements.

(h) No Group Company is liable for any arrears of wages or penalties with respect thereto, except in each case as would not be material to the Group Companies taken as a whole. All amounts that the Group Companies are legally required to withhold from their employees’ wages and to pay to any Governmental Entity as required by Applicable Legal Requirements have been withheld and paid, and the Group Companies do not have any outstanding obligations to make any such withholding or payment, other than with respect to an open payroll period or as would not result in material liability to the Group Companies, taken as whole. There are no pending or, to the Knowledge of the Company, threatened in writing Legal Proceedings against any Group Company by any employee in connection with such employee’s employment or termination of employment by such Group Company.

(i) Except as would not be material to the Group Companies taken as a whole, no employee or former employee of the Group Companies is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under Applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, recreation leave and severance pay).

(j) To the Knowledge of the Company, the execution of this Agreement and the consummation of the Transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement, or any other labor-related agreement to which the Group Companies are a party or bound. The Group Companies have satisfied in all material respects any pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor union, labor organization, or works council, which is representing any employee of the Group Companies, in connection with the execution of this Agreement or the Transactions contemplated by this Agreement.

4.15 Real Property; Tangible Property.

(a) Schedule 4.15(a) of the Company Disclosure Letter lists all real property owned by a Group Company since the Reference Date (the “Currently Owned Real Property”), identifying properties previously owned (the “Previously Owned Real Property”, and together with the Currently Owned Real Property, collectively, the “Owned Real Property”), in each case since the Reference Date. Other than pursuant to agreements listed on Schedule 4.21(a) of the Company Disclosure Letter, the Group Companies have no remaining liabilities, contingent or otherwise, with respect to the Previously Owned Real Property. The Group Companies own good and valid fee simple title (or local equivalent) in and to the Currently Owned Real Property, free and clear of all Liens (other than Permitted Liens). The improvements, fixtures, building systems and equipment on the Currently Owned Real Property (i) are in good condition and repair in all material respects, subject to reasonable wear and tear, (ii) have reasonable access to public roads or valid easements for ingress and egress and (iii) have access to such sewer, water, gas, electric, telephone and other utilities, in each case, as are reasonably necessary and sufficient to allow the businesses of the Group Companies to be operated as currently conducted by the Group Companies. To the Knowledge of the Company, no condemnation proceeding or proposed action or agreement for taking in lieu of condemnation with respect to the Currently Owned Real Property is pending or threatened. The current use of the Currently Owned Real Property by the Group Companies does not breach in any material respect any restrictive covenants or easements of record, other unrecorded agreement, or other encumbrance affecting any of the Currently Owned Real Property. None of the Group Companies is party to any leases or subleases granting to any party or parties the right of use or occupancy of any portion of any parcel of Currently Owned Real Property, and there are no other parties other than the Group Companies occupying the Currently Owned Real Property. There are no (i) outstanding options, rights of first offer or first negotiation or rights of first refusal in favor of any other party to purchase the Currently Owned Real Property or any material portion thereof or material interest therein or (ii) pending contracts for the sale or ground lease of any Currently Owned Real Property or any portion thereof. The consummation of the transactions contemplated by this Agreement will not give rise to any third parties having the right to acquire any of the Currently Owned Real Property.

(b) Each Group Company has a valid, binding and enforceable leasehold interest under each of the real property leases under which it is a lessee (the “Company Leased Properties”), free and clear of all Liens (other than Permitted Liens) and each of the leases, lease guarantees, agreements and documents related to any Company Leased Properties, including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”), is in full force and effect. The Company has made available to Parent true, correct and complete copies of all material Company Real Property Leases. No Group Company is in breach of or default under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. To the Knowledge of the Company, (i) there are no pending condemnation proceedings with respect to any of the Company Leased Properties, and (ii) the current use of the Company Leased Properties does not violate any local planning, zoning or similar land use restrictions of any Governmental Entity in any material respect. No Group Company has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a breach or default by any Group Company under any of the Company Real Property Leases and, to the Knowledge of the Company, no other party is in breach or default thereof, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. As of the date of this Agreement, no party to any Company Real Property Lease has exercised any termination rights with respect thereto. Except as permitted after the occurrence of an event of default thereunder, no party to a Company Real Property Lease has the unilateral right to terminate any of the Company Real Property Leases prior to the end of its current term. Schedule 4.15(b) of the Company Disclosure Letter contains a true and correct list of all material Company Real Property Leases. No Person other than the Group Companies has the right to use the Company Leased Properties.

(c) Each Group Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its tangible assets, free and clear of all Liens other than: (i) Permitted Liens; (ii) the rights of lessors under any Company Real Property Lease; and (iii) the Liens specifically identified on the Schedule 4.15(b) of the Company Disclosure Letter. The tangible assets (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are currently being used for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the uses to which they are being put, in each case of clauses (A) and (B) except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

4.16 Taxes.

(a) All material Tax Returns required to be filed by or on behalf of each Group Company have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of each Group Company (whether or not shown on any Tax Return) have been fully and timely paid.

(b) Each of the Group Companies has complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and withheld and paid all material amounts of Taxes required to have been withheld and paid to the appropriate Governmental Entity.

(c) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (nor to the Company’s Knowledge is there any) against the any Group Company which has not been paid or resolved.

(d) No material Tax audit or other examination of any Group Company by any Governmental Entity is presently in progress, nor has the Company been notified in writing of any (nor to the Company’s Knowledge is there any) request or threat for such an audit or other examination.

(e) There are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(f) Each Group Company has no liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Group Companies in the ordinary course of business.

(g) No Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes); (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business and the principal purposes of which is not related to Taxes); or (iii) has, since the Reference Date, ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was and is the Company.

(h) No Group Company: (i) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than ordinary course extensions of time to file Tax Returns), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code for a taxable period for which the applicable statute of limitations remains open.

(i) No Group Company has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization, in each case where it is required to file a material income Tax Return and does not file such a Tax Return.

(j) Each Group Company is registered for the purposes of sales Tax, use Tax, Transfer Taxes, value added Taxes or any similar Tax in all jurisdictions where it is required by law to be so registered, in each case in all material respects, and has complied in all material respects with all laws relating to such Taxes.

(k) No Group Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(l) No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Legal Requirements); (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the Financial Statements, or received in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements; (iv) to the Company’s Knowledge, any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Legal Requirements); (v) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements; or (vi) an election under Section 108(i) of the Code.

(m) No Group Company has been or will be required to include any amount in income after the Closing by reason of Section 965(a) of the Code, or has made an election described in Section 965(h) of the Code.

(n) Since the Reference Date, no claim has been made in writing (nor to the Company’s Knowledge has any claim been made) by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(o) The Company has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(p) The Company has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

4.17 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole:

(i) The Group Companies are and have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Action/Filings required under applicable Environmental Laws;

(ii) (A) The Group Companies possess all permits, approvals, authorizations, consents, licenses or certificates required by all applicable Environmental Laws (collectively, “Environmental Permits”); (B) all such Environmental Permits are valid and in full force and effect; and (C) no Group Company is in default, and, to the Knowledge of Company, no condition exists that with notice or lapse of time or both would constitute a default, under such Environmental Permits;

(iii) Neither the Company nor its Subsidiaries are party to any unresolved, pending or, to the Knowledge of the Company, threatened complaints, claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders, requests for information or proceedings arising under or related to Environmental Laws. To the Knowledge of the Company, no conditions currently exist with respect to Company Leased Properties that would reasonably be expected to result in any of the Group Companies incurring liabilities or obligations under Environmental Laws; and

(iv) No portion of any property currently or formerly owned, used, leased, or operated by any Group Company has been used by any Group Company for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances in a manner other than in compliance with applicable Environmental Law and associated Environmental Permits, and there are no Hazardous Substances in the environment (including natural resources, soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air) in a manner or in quantities that would result in a violation of or give rise to a liability under Environmental Laws at any currently or formerly owned, used, leased or operated property or facility of any Group Company.

(b) The Group Companies have made available to Parent copies of all material environmental assessments (including any phase I or II environmental assessments), studies, audits, analyses or reports relating to Company Leased Properties or the Group Companies and copies of all material, non-privileged documents relating to any material and outstanding liabilities of any of the Group Companies under Environmental Law to the extent such are in the possession, custody, or reasonable control of the Group Companies.

4.18 Brokers; Third Party Expenses. The Group Companies have not incurred, nor will any of them incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

4.19 Intellectual Property.

(a) Schedule 4.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all of the following Intellectual Property that is owned by, and material to, the Group Companies: (i) Patents and pending applications for Patents; (ii) registered Trademarks and pending applications for registration of Trademarks; (iii) registered Copyrights and pending applications for registration of Copyrights; and (iv) Internet domain names (the Intellectual Property referred to in clauses (i) through (iv), without any limitations as to materiality, collectively, the “Company Registered Intellectual Property”); and (v) unregistered Trademarks. All of the Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company and excepting any pending applications included therein, valid and enforceable in all material respects and all necessary registration, maintenance, renewal, and other relevant filing fees due through the date of this Agreement have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name registrar, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property.

(b) The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property and has a license, sublicense or otherwise possesses legally enforceable rights, to use all other Intellectual Property used in the conduct of the businesses of the Group Companies as presently conducted, free and clear of all Liens (other than Permitted Liens). The Owned Intellectual Property and the Licensed Intellectual Property when used within the scope of the applicable Inbound Licenses include all of the Intellectual Property necessary for each of the Group Companies to conduct its business as currently conducted.

(c) Since the Reference Date, the conduct of the businesses of the Group Companies has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property rights of any Person. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any of the Owned Intellectual Property and no such claims have been made in writing against any third party by any of the Group Companies since the Reference Date.

(d) There is no action pending or, to the Knowledge of the Company, threatened, against any of the Group Companies, and the Company has not received since the Reference Date any notice from any Person pursuant to which any Person is: (i) alleging that the conduct of the business of any of the Group Companies is infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party; or (ii) contesting the use, ownership, validity or enforceability of any of the Owned Intellectual Property. None of the Owned Intellectual Property is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Owned Intellectual Property.

(e) No past or present director, officer or employee of the Company owns (or has any claim or any right (whether or not currently exercisable) to any ownership interest in or to) any material Owned Intellectual Property. Each of the past and present directors, officers, employees, consultants and independent contractors of any of the Group Companies who are or were engaged in creating or developing for such Group Company any material Owned Intellectual Property in the course of such Person’s employment or retention has executed and delivered a written agreement, pursuant to which such Person has: (i) agreed to hold all confidential information of such Group Company in confidence both during and after such Person’s employment or retention, as applicable; and (ii) presently assigned to such Group Company all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for such Group Company in the course of such Person’s employment or retention thereby. To the Knowledge of the Company, there is no material uncured breach by any such Person with respect to its obligation to assign Intellectual Property to a Group Company or to protect the confidential information of such Group Company under any such agreement.

(f) Each of the Group Companies, as applicable, has taken commercially reasonable steps to maintain the secrecy, confidentiality and value of all material Trade Secrets included in the Owned Intellectual Property. No Trade Secret that is material to the business of the Group Companies has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any of the Group Companies’ past or present employees or any other Person, other than as subject to an agreement restricting the disclosure and use of such Trade Secret, and to the Knowledge of the Company, there is no uncured breach by any employee or Person under any such agreement.

(g) To the Knowledge of the Company, no funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Owned Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or independent contractor of any of the Group Companies who contributed to the creation or development of any material Owned Intellectual Property was performing services for a Governmental Entity or any university, college, research institute or other educational institution related to the Group Companies’ businesses during a period of time during which such employee, consultant or independent contractor was also performing services for any of the Group Companies.

(h) The Company or one of its Subsidiaries owns, or has a valid right to access and use pursuant to a written agreement (which, for the avoidance of doubt, shall include standard click-through agreements), all computer systems, including the Software, firmware, hardware, networks, interfaces, platforms and related systems, databases, websites and equipment used by any Group Company to process, store, maintain and operate data, information and functions that are material to and used in connection with the businesses of the Group Companies (collectively, the “Company IT Systems”). The Company IT Systems are adequate for the operation of the businesses of the Group Companies as currently conducted. In the last 12 months, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company IT Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company IT Systems or the conduct of the business of the Group Companies. To the Knowledge of the Company, the Company IT Systems do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or code that could (i) materially disrupt or adversely affect the functionality of the Company IT Systems, or (ii) enable or assist any Person to access without authorization, any Company IT Systems, except for access disclosed in the documentation of such Company IT Systems.

(i) None of the Group Companies have incorporated any Open Source Software in, or used any Open Source Software in connection with, any material proprietary Group Company Software developed, licensed, distributed, used or otherwise exploited by any of the Group Companies in a manner that requires the contribution, licensing, attribution or disclosure to any third party of any material portion of any proprietary Group Company source code or that would otherwise diminish or transfer the rights of ownership in any material proprietary Intellectual Property of any of the Group Companies to any Person. The Group Companies are in material compliance with the terms and conditions of all relevant licenses for Open Source Software used in the businesses of the Group Companies, including notice and attribution obligations.

(j) The execution and delivery of this Agreement by the Group Companies and the consummation of the Transactions will not: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify, any agreement relating to any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) result in or require the grant, assignment or transfer to any other Person (other than Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any material Owned Intellectual Property or any of the Intellectual Property of Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates; or (iii) cause a material loss or impairment of any material Owned Intellectual Property or material Licensed Intellectual Property.

4.20 Privacy.

(a) Each of the Group Companies and any Person acting for or on behalf of any of the Group Companies have since the Reference Date at all times (in the case of any such Person, during the time such Person was acting for or on behalf of such Group Company and as applicable to such Group Company) complied in all material respects with: (i) all applicable Privacy Laws; (ii) all of the applicable Group Company’s applicable policies, records and notices regarding the processing of Personal Information; and (iii) all of such Group Company’s applicable contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information. None of the Group Companies have, since the Reference Date, (i) received any written notice of any requests (including from individuals exercising their rights under Privacy Laws) or claims of (including written notice from third parties acting on its or their behalves), nor have any of the Group Companies been charged with, a material violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information or (ii) been subject to any threatened investigations, notices or requests from any Governmental Entity in relation to their data processing activities. None of the Group Companies is in material violation of its applicable privacy policies, rules or notices (including its own).

(b) Each of the Group Companies has, as applicable, since the Reference Date: (i) implemented and at all times maintained appropriate safeguards, which safeguards are consistent with best practices in the industry in which the applicable Group Company operates, to protect Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure; (ii) entered into written agreements with all third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle Personal Information for or on behalf of the applicable Group Company that obligate such Persons to comply with applicable Privacy Laws and to take appropriate steps to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification or disclosure; and (iii) any third party who has provided Personal Information to any of the Group Companies has to the Knowledge of the Company done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required under such Privacy Laws.

(c) Since the Reference Date there have beeen no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of any of the Group Companies or collected, used or processed by or on behalf of the Group Companies, and none of the Group Companies have provided or been legally or contractually required to provide any notices to any Person in connection with a disclosure of Personal Information since the Reference Date. Each of the Group Companies has implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans to safeguard the data and Personal Information in its possession or control. Each of the applicable Group Companies has conducted privacy and data security testing or audits at reasonable and appropriate intervals consistent with applicable cybersecurity standards and have resolved or remediated any material privacy or data security issues or vulnerabilities identified. None of the Group Companies nor any third party acting at the direction or authorization of the Group Companies has paid: (i) any perpetrator of any data breach incident or cyber-attack; or (ii) any third party with actual or alleged information about a data breach incident or cyber-attack, pursuant to a request for payment from or on behalf of such perpetrator or other third party.

4.21 Agreements, Contracts and Commitments.

(a) Schedule 4.21(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean:

(i) any Contract or purchase commitment reasonably expected to result in future payments to or by any Group Company in excess of $10,000,000 per annum;

(ii) any Contract with the top 20 customers of the Group Companies (the “Material Customers”) and top 20 suppliers and distributors of the Group Companies (the “Material Suppliers”) as determined by revenue and dollar volume of payments, respectively, in each case during the 12-month period prior to the date of this Agreement;

(iii) any material Government Contract;

(iv) any Contract that purports to limit (A) the localities in which the Group Companies’ businesses are conducted, (B) any Group Company from engaging in any line of business or (C) any Group Company from developing, marketing or selling products or services, in each case, in any manner that is material to the Group Companies, taken as a whole, including any non-compete agreements or agreements limiting the ability of any of the Group Companies from soliciting customers or employees, in a manner that is material to the Group Companies, taken as a whole;

(v) any Contract with a Material Customer or Material Supplier that imposes obligations on any of the Group Companies to provide “most favored nation” pricing to any of its customers, or that contains any “take or pay” or minimum requirements with any of its suppliers, right of first refusal or other similar provisions with respect to any transaction engaged in by any of the Group Companies;

(vi) any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of the Group Companies;

(vii) any Contract for or relating to any borrowing of money by or from the Company, including the Existing Credit Agreements;

(viii) any employment, consulting (with respect to an individual, independent contractor) or management Contract providing for annual payments in excess of $350,000, excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company at will; or (B) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such Contract does not provide for: (1) severance or similar obligations; (2) transaction bonuses or change in control payments; or (3) tax gross-ups;

(ix) any Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Company; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies;

(x) any obligation to register any Company Membership Interests or other securities of the Group Companies with any Governmental Entity (other than ordinary course requirements of foreign Applicable Legal Requirements related to the recording with an applicable Governmental Entity of the ownership of non-U.S. Group Companies);

(xi) any Contracts entered into since the Reference Date for the sale of any of the business, properties or assets of any Group Company or the acquisition by any Group Company of any operating business, properties or assets, whether by merger, purchase or sale of stock or assets or otherwise, in each case involving consideration therefor in an amount in excess of $10,000,000 (other than Contracts for the purchase of inventory or supplies entered into in the ordinary course of business consistent with past practice);

(xii) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(xiii) any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization, or works council;

(xiv) any Contract for the use by any of the Group Companies of any tangible property where the annual lease payments are greater than $400,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(xv) any Contract under which any of the Group Companies: (A) licenses material Intellectual Property from any third party (“Inbound License”), other than non-exclusive licenses for Software that are (x) subject to a total license fee of less than $50,000 per year or $150,000 in the aggregate or (y) that are in the nature of “shrink-wrap” or “click-wrap” license agreements for off-the-shelf Software that has not been modified; (B) licenses Intellectual Property to any third party (other than non-exclusive licenses granted to suppliers or vendors engaged to supply products or provide services to such Group Company or to distributors or customers in the ordinary course of business); or (C) is developing or has developed any material Intellectual Property, itself or through a third party, except, in each case, for any of such license or development Contracts that are not material for the operation of the Group Companies;

(xvi) each Contract with any academic institution, research center or Governmental Entity that provides for the provision of funding to the Company for research and development or similar activities involving the creation of any material Intellectual Property or other assets; and

(xvii) any written offer or proposal which, if accepted, would constitute any of the foregoing.

(b) Each Company Material Contract is in full force and effect and represents a legal, valid and binding obligation of the applicable Group Company party thereto and, to the Knowledge of the Company, represents a legal, valid and binding obligation of the counterparties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Company Material Contracts have been made available to Parent.

(c) Neither the Company nor, to the Knowledge of the Company, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Material Contract, and no party to any Company Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to the Group Companies, taken as a whole.

4.22 Insurance. Each of the Group Companies maintains insurance policies or fidelity or surety bonds covering its assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) covering all material insurable risks in respect of its business and assets, and the Insurance Policies are in full force and effect. The coverages provided by such Insurance Policies are usual and customary in amount and scope for the Group Companies’ business and operations as concurrently conducted, and sufficient to comply with any insurance required to be maintained by Company Material Contracts. No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Insurance Policies. There is no pending material claim by any Group Company against any insurance carrier under any of the existing Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

4.23 Interested Party Transactions. No employee, officer, director or manager of the Group Companies or any of their respective immediate family members is indebted to the Group Companies for borrowed money, nor are any of the Group Companies indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than: (a) for payment of salary, bonuses and other compensation for services rendered; (b) reimbursement for reasonable expenses incurred in connection with any of the Group Companies; and (c) for other employee benefits made generally available to all employees. To the Knowledge of the Company, no officer, director, employee, manager or holder of derivative securities of the Group Companies (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Contract with any of the Group Companies (other than such Contracts as relate to any such Person’s ownership of Company Membership Interests or other securities of the Group Companies or such Person’s employment or consulting arrangements with the Group Companies).

4.24 Information Supplied. The information relating to the Group Companies supplied by the Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Class A Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Parent, First Merger Sub or Second Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports; or (b) any projections or forecasts included in the Proxy Statement.

4.25 Indebtedness. Schedule 4.25 of the Company Disclosure Letter sets forth the outstanding principal amount of the Borrowed Indebtedness and the amount of all other outstanding Indebtedness of the Group Companies (other than the Borrowed Indebtedness) as of the close of business on November 30, 2019.

4.26 Anti-Bribery; Anti-Corruption. Since the Reference Date, none of the Group Companies or, to the Knowledge of any the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf, at their direction or for their benefit has, in connection with the operation of the business of the Group Companies, directly or indirectly: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; or (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq., the United Kingdom Bribery Act 2010 or any other applicable anti-corruption or anti-bribery Legal Requirements (the “Anti-Corruption Laws”). None of the Group Companies or any of the Group Companies’ respective directors, officers, employees, Affiliates or, to the Knowledge of the Company, any other Persons acting on their behalf, at their direction or for their benefit, (i) is or has been the subject of an unresolved claim or allegation relating to (A) any potential violation of the Anti-Corruption Laws or (B) any potentially unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to an official, to any political party or official thereof or to any candidate for political office, or (ii) has received any notice or other communication from, or made a voluntary disclosure to, any Governmental Entity regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Law. Since the Reference Date, the Group Companies have had and maintained a system or systems of internal controls reasonably designed to (x) ensure compliance with the Anti-Corruption Laws and (y) prevent and detect violations of the Anti-Corruption Laws.

4.27 International Trade; Sanctions.

(a) Since the Reference Date, the Group Companies, the Group Companies’ respective directors, officers, employees, Affiliates or, and, to the Knowledge of the Company, any other Persons acting on their behalf, in connection with the operation of the business of the Group Companies, and in each case in all material respects, (a) have been in compliance with all applicable Customs & International Trade Laws, (b) have obtained all import and export licenses and all other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, deemed export, import, re-export, deemed re-export or transfer of goods, services, software and technology required for the operation of the respective businesses of the Group Companies, including the Customs & International Trade Authorizations; (c) have not been the subject of any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment or denial of future Customs & International Trade Authorizations in connection with any actual or alleged violation of any applicable Customs & International Trade Laws; and (d) have not received any actual or, to the Knowledge of the Company, threatened claims, investigations or requests for information by a Governmental Entity with respect to Customs & International Trade Authorizations and compliance with applicable Customs & International Trade Laws and have not made any disclosures to any Governmental Entity with respect to any actual or potential noncompliance with any applicable Customs & International Trade Laws. The Group Companies have in place adequate controls and systems reasonably designed to ensure compliance with applicable Customs & International Trade Laws in each of the jurisdictions in which the Group Companies or any of their respective Affiliates is incorporated or does business.

(b) None of the Group Companies or any of the Group Companies’ respective directors, officers, employees, Affiliates or, to the Knowledge of the Company, any other Persons acting on their behalf is or has been since the Reference Date, a Sanctioned Person. Since the Reference Date, the Group Companies and the Group Companies’ respective directors, officers, employees, Affiliates or, to the Knowledge of the Company, any other Persons acting on their behalf have, in connection with the operation of the business of the Group Companies, been in compliance with any Sanctions. Since the Reference Date, (i) no Governmental Entity has initiated any action or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations against any of the Group Companies or any of their respective directors, officers, employees, Affiliates, or, to the Knowledge of the Company, any other Persons acting on their behalf in connection with any actual or alleged violation of any Sanctions, (ii) there have been no actual or threatened claims, investigations or requests for information by a Governmental Entity received by a Group Company with respect to the Group Companies’ or any of their respective Affiliates’ compliance with Sanctions and (iii) and no disclosures have been made to any Governmental Entity with respect to any actual or potential noncompliance with Sanctions. The Group Companies have in place adequate controls and systems reasonably designed to ensure compliance with Sanctions in each of the jurisdictions in which the Group Companies or any of their respective Affiliates is incorporated or does business.

4.28 Customers and Suppliers. Since January 1, 2019, no Group Company has received any written or, to the Knowledge of the Company, oral notice that any Group Company is in material breach of or material default under any Contract with any Material Customer or Material Supplier or that any such Material Customer or Material Supplier intends to cease doing business with any Group Company or materially decrease the volume of business that it is presently conducting with any Group Company.

4.29 Product Liabilities and Recalls. Since the Reference Date, (i) each product and service offering manufactured or sold by any of the Group Companies has been manufactured or sold in material conformity with all contractual commitments and all standard warranties, in each case, to the extent applicable; (ii) the Group Companies have not incurred any material obligations for replacement or repair of any of their products or service offerings or other damages in connection therewith; (iii) there are no existing or, to the Knowledge of the Company, threatened, product warranty, product liability or product recall or similar claims involving any of the products of the Group Companies; (iv) there have been no product recalls of any of the products of the Group Companies; and (v) the Group Companies have not been denied product liability insurance coverage by a third-party insurance provider.

4.30 Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, THE SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, THE SELLER OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT, FIRST MERGER SUB AND SECOND MERGER SUB TO THE COMPANY AND THE SELLER IN THIS AGREEMENT; AND (B) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE TO THE COMPANY, THE SELLER OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT, FIRST MERGER SUB OR SECOND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING, AND IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.30, CLAIMS AGAINST PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT BY SUCH PERSON. THE COMPANY HEREBY ACKNOWLEDGES THAT PARENT MAKES NO REPRESENTATION, WARRANTY OR COVENANT INCLUDING PURSUANT TO SECTION 5.7(A) WITH RESPECT TO (X) STATEMENTS MADE OR INCORPORATED BY REFERENCE IN ANY PARENT SEC REPORTS OR ADDITIONAL PARENT SEC REPORTS BASED ON INFORMATION SUPPLIED BY THE GROUP COMPANIES FOR INCLUSION OR INCORPORATION BY REFERENCE IN THE PROXY STATEMENT, OR (Y) ANY PROJECTIONS OR FORECASTS INCLUDED IN THE PROXY STATEMENT.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND

SECOND MERGER SUB

Except: (i) as set forth in the letter dated as of the date of this Agreement and delivered by Parent, First Merger Sub and Second Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”); and (ii) as disclosed in the Parent SEC Reports filed or furnished with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, Parent, First Merger Sub and Second Merger Sub represent and warrant to the Company and the Seller as of the date hereof and as of the Closing Date as follows:

5.1 Organization and Qualification.

(a) Each of Parent, First Merger Sub and Second Merger Sub is a company duly incorporated or formed, validly existing and in good standing under the laws of the State of Delaware and, as of immediately prior to the Closing, will be a company duly incorporated or formed, validly existing and in good standing under the laws of the State of Delaware.

(b) Each of Parent, First Merger Sub and Second Merger Sub has the requisite corporate or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

(c) None of Parent, First Merger Sub or Second Merger Sub is in violation of any of the provisions of their respective Governing Documents.

(d) Each of Parent, First Merger Sub and Second Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent, First Merger Sub and Second Merger Sub are so qualified or licensed is listed on Schedule 5.1(d) of the Parent Disclosure Letter.

5.2 Parent Subsidiaries. Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than First Merger Sub and Second Merger Sub. Neither First Merger Sub nor Second Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement. First Merger Sub and Second Merger Sub are entities that have been formed solely for the purpose of engaging in the Transactions.

5.3 Capitalization.

(a) As of the date of this Agreement: (i) 5,000,000 shares of preference stock, par value $0.0001 per share, of Parent (“Parent Preferred Stock”) are authorized and no such shares are issued and outstanding; (ii) 500,000,000 shares of Class A common stock of Parent, par value $0.0001 per share (“Parent Class A Stock”), are authorized and 69,000,000 of such shares are issued and outstanding; (iii) 20,000,000 shares of Class B common stock of Parent, par value $0.0001 per share (“Parent Class B Stock” and, together with the Parent Preferred Stock and the Parent Class A Stock, the “Parent Shares”), are authorized and of such shares

17,250,000 are issued and outstanding, and upon the closing of the transactions contemplated by the Subscription Agreements, Parent has committed to issue 123,900,000 shares of Parent Class A Stock to the PIPE Investors; (iv) 10,533,333 warrants to purchase one share of Parent Class A Stock (the “Private Placement Warrants”) are outstanding; and (v) 22,999,982 warrants to purchase one share of Parent Class A Stock (the “Public Warrants”, collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding. All outstanding Parent Class A Stock and Parent Class B Stock have been duly authorized, validly issued, fully paid and are non- assessable and are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. The Parent Warrants have been validly issued, and constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(b) As of the date hereof, all outstanding membership interests of First Merger Sub (i) have been duly authorized, validly issued and are not subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (ii) are owned by Parent, free and clear of all Liens (other than Permitted Liens).

(c) As of the date hereof, all outstanding membership interests of Second Merger Sub (i) have been duly authorized, validly issued and are not subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (ii) are owned by Parent, free and clear of all Liens (other than Permitted Liens).

(d) Except for the Parent Warrants, Parent Class B Stock and the Subscription Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent, First Merger Sub or Second Merger Sub is a party or by which any of them is bound obligating Parent, First Merger Sub or Second Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares, First Merger Sub membership interests, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in, or any security convertible or exercisable for or exchangeable into, Parent Shares, First Merger Sub membership interests, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in Parent, First Merger Sub or Second Merger Sub.

(e) Each Parent Share, First Merger Sub membership interest, Second Merger Sub membership interest and Parent Warrant: (i) has been issued in compliance in all material respects with (A) Applicable Legal Requirements and (B) the Governing Documents of Parent, First Merger Sub or Second Merger Sub, as applicable; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, the Governing Documents of Parent, First Merger Sub or Second Merger Sub, as applicable or any Contract to which any of Parent, First Merger Sub or Second Merger Sub is a party or otherwise bound by.

(f) All outstanding membership interests of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens).

(g) Subject to approval of the Parent Stockholder Matters, the shares of Parent Class A Stock to be issued by Parent in connection with the Transactions, upon issuance in accordance with the terms of this Agreement and the Subscription Agreements, as applicable, will be duly authorized, validly issued, fully paid and non-assessable, and will not be subject to any preemptive rights of any other stockholder of Parent and will be capable of effectively vesting in the Seller title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Legal Requirements).

(h) Each holder of Parent Class B Stock: (i) is obligated to vote all of such holder’s Parent Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such holder’s Parent Shares pursuant to the Parent Organizational Documents.

(i) Except as set forth in the Parent Organizational Documents or the Current Registration Rights Agreement or in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

(j) The adjustment to the Initial Conversion Ratio (as defined in the Parent Charter) has been waived.

5.4 Authority Relative to this Agreement. Each of Parent, First Merger Sub and Second Merger Sub has the requisite corporate or limited liability company power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and to consummate the Transactions (including the Mergers). The execution and delivery by Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent, First Merger Sub and Second Merger Sub of the Transactions (including the Mergers) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of Parent, First Merger Sub and Second Merger Sub, and no other proceedings on the part of Parent, First Merger Sub or Second Merger Sub are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Stockholder Matters. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by Parent, First Merger Sub and Second Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of Parent, First Merger Sub and Second Merger Sub (as applicable), enforceable against Parent, First Merger Sub and Second Merger Sub (as applicable) in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

5.5 No Conflict; Required Filings and Consents.

(a) Subject to the approval by the stockholders of Parent of the Parent Stockholder Matters, neither the execution, delivery nor performance by Parent, First Merger Sub or Second Merger Sub of this Agreement or the other Transaction Agreements to which each of them is a party, nor the consummation of the Transactions, shall: (i) conflict with or violate their respective Governing Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 5.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) The execution and delivery by each of Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which it is a party does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the Certificates of Merger in accordance with the DLLCA; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act,

blue sky laws, foreign securities laws and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which Parent is qualified to do business; (iii) for the filing of any notifications required under the HSR Act, the filings required pursuant to Antitrust Laws and the expiration of the required waiting periods thereunder; (iv) the consents, approvals, authorizations, and permits described in Schedule 8.1(c) of the Parent Disclosure Letter and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

5.6 Compliance; Approvals. Since its incorporation or organization, as applicable, each of Parent, First Merger Sub and Second Merger Sub has complied in all material respects with and has not been in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened. No written or, to the Knowledge of Parent, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of Parent, First Merger Sub or Second Merger Sub. Each of Parent, First Merger Sub and Second Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole. Each Approval held by Parent, First Merger Sub and Second Merger Sub is valid, binding and in full force and effect. None of Parent, First Merger Sub or Second Merger Sub: (a) are in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval; or (b) have received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval.

5.7 Parent SEC Reports and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct in all material respects. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or the NYSE.

(b) The financial statements and notes of Parent contained or incorporated by reference in the Parent SEC Reports fairly present, and the financial statements and notes of Parent to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to in, such financial statements, all in accordance with: (i) U.S. GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by U.S. GAAP to be included in the consolidated financial statements of Parent.

5.8 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2019, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent’s capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of Parent; (f) any issuance of capital stock of Parent; (g) any revaluation by Parent of any of its assets, including, without limitation, any sale of assets of Parent other than in the ordinary course of business; or (h) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 6.2 if such action were taken on or after the date hereof without the consent of the Seller.

5.9 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay the Transactions; or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

5.10 Business Activities. Since their respective dates of incorporation, neither Parent, First Merger Sub nor Second Merger Sub has conducted any business activities other than activities: (a) in connection with its organization; (b) in connection with its initial public offering; and (c) directed toward the accomplishment of a business combination. Except as set forth in the Parent Organizational Documents, there is no Contract or Order binding upon Parent, First Merger Sub or Second Merger Sub or to which any of them is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

5.11 Parent Material Contracts. Schedule 5.11 of the Parent Disclosure Letter sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K) to which Parent, First Merger Sub or Second Merger Sub is party (the “Parent Material Contracts”), other than any such Parent Material Contract that is listed as an exhibit to Parent’s annual report on Form 10-K for the year ended December 31, 2018.

5.12 Parent Listing. The Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “GSAH.U”. As of the date of this Agreement, the issued and outstanding shares of Parent Class A Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “GSAH”. The Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “GSAH WS”. There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by the NYSE or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Stock or Parent Warrants or to terminate the listing of Parent on the NYSE. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Units, the Parent Class A Stock or Parent Warrants under the Exchange Act.

5.13 PIPE Investment Amount. Pursuant to, and on the terms and subject to the conditions of, certain subscription agreements (together with any agreements or instruments with respect to any assignments or transfers contemplated therein or otherwise permitted thereby, and as they may be amended in accordance with the terms of this Agreement, the “Subscription Agreements”) entered into by Parent and the applicable investors named therein (collectively, with any permitted assignees or transferees, the “PIPE Investors”), the PIPE Investors have agreed to purchase shares of Parent Class A Common Stock for an aggregate purchase price of $1,239,000,000 (the “PIPE Investment Amount”). The PIPE Investment Amount, together with the amount in the Trust Account at the Closing, are in the aggregate sufficient to enable Parent to pay all cash amounts required to be paid by Parent, First Merger Sub and Second Merger Sub pursuant to this Agreement prior to or at Closing. To Parent’s Knowledge with respect to each PIPE Investor, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent, except in each case for such assignments of subscription obligations contemplated by or permitted by the Subscription Agreements. Each Subscription Agreement is a legal, valid and binding obligation of Parent and, to Parent’s Knowledge, each PIPE Investor, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Other than as contemplated by or referred to in the Subscription Agreements and except as set forth in Section 7.25 hereof, there are no other agreements, side letters or arrangements between Parent and any PIPE Investor relating to any Subscription Agreement that could affect the obligation of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements, and, as of the date hereof, Parent does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Parent, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of any Subscription Agreement and, as of the date hereof, Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. Subject to Section 7.25 hereof. the Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

5.14 Trust Account.

(a) As of December 10, 2019, Parent had $707,006,485.90 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) effective as of June 7, 2018, by and between Parent and Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b) The Trust Agreement has not been amended or modified and, to the Knowledge of Parent with respect to Wilmington Trust, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder, and there does not exist under the Trust Agreement any event that, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, Wilmington Trust. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and Wilmington Trust that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Stock pursuant to Parent’s Organizational Documents or the underwriters of the initial public offering with respect to any deferred underwriting compensation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Stock in accordance with the provisions of Parent’s Organizational Documents. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

5.15 Taxes.

(a) All material Tax Returns required to be filed by or on behalf of Parent, First Merger Sub and Second Merger Sub have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of Parent, First Merger Sub and Second Merger Sub (whether or not shown on any Tax Return) have been fully and timely paid.

(b) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (or otherwise to the Knowledge of Parent) against Parent, First Merger Sub and Second Merger Sub which has not been paid or resolved. No material Tax audit or other examination of Parent, First Merger Sub or Second Merger Sub by any Governmental Entity is presently in progress, nor has Parent been notified in writing of (nor to the Knowledge of Parent has there been) any request or threat for such an audit or other examination. There are no liens for Taxes (other than Permitted Liens) upon any of the assets of Parent, First Merger Sub or Second Merger Sub. Neither Parent, First Merger Sub nor Second Merger Sub has: (i) consented to extend the time in which any material amount of Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code. Neither Parent, First Merger Sub nor Second Merger Sub has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement. Neither Parent, First Merger Sub nor Second Merger Sub has any liability for the Taxes of another Person (other than the Parent, First Merger Sub or Second Merger Sub) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to the Transaction Agreements or pursuant to commercial agreements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes).

(c) Parent has not been, and will not be, required to include any amount in income after the Closing by reason of Section 965(a) of the Code as a result of an election made by Parent described in Section 965(h) of the Code prior to the Closing.

(d) Parent has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(e) All of the membership interests in Second Merger Sub are owned by Parent, and Second Merger Sub is, and has been since formation, disregarded as an entity (within the meaning of Section 301.7701-3 of the Treasury Regulations) separate from Parent for United States federal income tax purposes.

5.16 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Group Companies for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

5.17 Employees; Benefit Plans. Other than any former officers or as described in the Parent SEC Reports, Parent has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee. Parent does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent; or (b) result in the acceleration of the time of payment or vesting of any such benefits.

5.18 Board Approval; Stockholder Vote. The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions; and (b) determined that the consummation of the Transactions is in the best interest of the stockholders of Parent. Other than the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

5.19 Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and that are material to Parent, free and clear of any Liens (other than Permitted Liens).

5.20 Affiliate Transactions. Except as described in the Parent SEC Reports, no Contract between Parent, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of Parent (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to Parent.

5.21 Brokers. Other than fees or commissions for which Parent will be solely responsible, none of Parent, First Merger Sub or Second Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Transactions.

5.22 Disclaimer of Other Warranties. PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, THE SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE SELLER, ANY OTHER INSIDER, ANY OF THE GROUP COMPANIES, RESPECTIVE BUSINESSES,

ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, THE SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE SELLER AND THE COMPANY TO PARENT, FIRST MERGER SUB AND SECOND MERGER SUB IN THIS AGREEMENT; AND (B) NONE OF THE COMPANY NOR ANY OF ITS SUBSIDIARIES, NOR THE SELLER, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING OR SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE SELLER OR THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES, THE SELLER AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES, THE SELLER AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING, AND IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.22, CLAIMS AGAINST THE COMPANY, THE SELLER OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT BY SUCH PERSON.

ARTICLE VI

CONDUCT PRIOR TO THE CLOSING DATE

6.1 Conduct of Business by the Company and the Company Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on its business in the ordinary course consistent with past practice and in accordance with Applicable Legal Requirements, except to: (a) the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld); or (b) as expressly contemplated by this Agreement or Schedule 6.1 of the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Applicable Legal Requirements, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a) except as otherwise required by any existing Employee Benefit Plan or Applicable Legal Requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor except for annual adjustments or in connection with any promotion or material increase in responsibility of any officer or employee, in each case in the ordinary course of business consistent with past practice (measured by applicable jurisdiction); (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Employee Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an Employee Benefit Plan if it had been in effect on the date of this Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Benefit Plan; (v) grant any equity or equity-based compensation awards; or (vi) hire or terminate any employee or independent contractor other than in the ordinary course of business consistent with past practice;

(b) (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company in any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any of the businesses of the Group Companies; (ii) extend, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the patent applications owned by the Company other than applications the Company, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any Trade Secrets within Owned Intellectual Property to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of (i) through (iii), in the ordinary course of business consistent with past practices; provided, that in no event shall the Company license on an exclusive basis or sell any material Owned Intellectual Property;

(c) except for transactions solely among the Company and the Company Subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or otherwise, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other Contracts for the purchase or acquisition of such capital stock), as applicable, in any Group Company; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(d) amend its Governing Documents, or form or establish any Subsidiary;

(e) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(f) dispose of or lose rights under any Company Real Property Lease other than in the ordinary course of business;

(g) other than with respect to the Company Real Property Leases, sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets or properties, other than pursuant to agreements existing on the date hereof and set forth on Schedule 6.1(g) of the Company Disclosure Letter;

(h) (i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (ii) make, create any loans, advances or capital contributions to, or investments in, any Person other than any of the Group Companies; (iii) create, incur, assume, guarantee or otherwise become liable for, any Indebtedness other than guarantees of any Indebtedness of any Subsidiaries or guarantees by the Company Subsidiaries of the Indebtedness of the Company; (iv) except in the ordinary course of business consistent with past practice, create any Liens on any material property or material assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (v) fail to comply with the terms of the Existing Credit Agreements or take any action, or omit to take any action, that would constitute or result in a default or event of default under any of the Existing Credit Agreements; or (vi) cancel or forgive any Indebtedness owed to any of the Group Companies other than ordinary course compromises of amounts owed to the Group Companies by their respective customers consistent with past practice;

(i) make, incur or commit to make or incur, or authorize any capital expenditures that will require payments after the Closing Date other than capital expenditures consistent in the aggregate with the capital expenditure plan disclosed to Parent (the “Capital Expenditure Plan”), or fail in any material respect to make any capital expenditures in the amounts and at the times contemplated in the Capital Expenditure Plan (subject to ordinary course variations in the timing and amount of such capital expenditures);

(j) fail to manage the working capital of the Group Companies in the ordinary course consistent with past practice (taking into account seasonality, including customary quarter-end practices), including: (i) accelerate or delay in any respect material to the Group Companies (A) the collection of any accounts receivable or (B) the payment of any accounts payable, in the case of each of clauses (A) and (B), in advance or beyond the due date other than in the ordinary course of business; or (ii) fail to maintain and manage inventory levels in the ordinary course of business consistent with past practice;

(k) release, assign, compromise, settle or agree to settle any Legal Proceeding involving payments by any Group Company of $5,000,000 or more, or that imposes any material non-monetary obligations on a Group Company;

(l) (i) except in the ordinary course of business consistent with past practices: (A) modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract; (B) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement; (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract; or (D) incur or enter into a Contract requiring the Company to pay in excess of $10,000,000 in any 12-month period; or (ii) modify or amend any material term under any of the Existing Credit Agreements or terminate or allow the termination of any of the Existing Credit Agreements or any commitments thereunder;

(m) except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(n) (i) make, change or revoke any material Tax election; (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

(o) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

(p) subject to clause (a) above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth on Schedule 6.1(p) of the Company Disclosure Letter as existing on the date of this Agreement;

(q) engage in any material new line of business;

(r) take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations; or

(s) (i) limit the rights of any Group Company, in each case in any material respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any Person; or (ii) grant any exclusive or similar rights to any Person;

(t) terminate or amend, in a manner materially detrimental to any Group Company, any material insurance policy insuring the business of any Group Company;

(u) amend in a manner materially detrimental to any Group Company, terminate, permit to lapse or fail to use commercially reasonable efforts to maintain any Approval; or

(v) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.1(a) through(u) above.

6.2 Conduct of Business by Parent, First Merger Sub and Second Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except to: (a) the extent that the Seller shall otherwise consent in writing (such consent not to be unreasonably withheld); or (b) as expressly contemplated by this Agreement (including as contemplated by the PIPE Investment) or Schedule 6.2 of the Parent Disclosure Letter. Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement or as required by Applicable Legal Requirements, without the prior written consent of the Seller, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:

(a) declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

(b) purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent or any of its Subsidiaries;

(c) other than in connection with the PIPE Investment, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d) amend its Governing Documents or form or establish any Subsidiary;

(e) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f) (i) incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons; (ii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition; or (iii) enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that Parent shall be permitted to incur Indebtedness from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest basis and otherwise on terms and conditions no less favorable than arm’s-length and repayable at Closing;

(g) except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(h) (i) settle or compromise any Tax claim; (ii) change (or request to change) any method of accounting for Tax purposes; (iii) file any material amended Tax Return; (iv) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (v) knowingly surrender any claim for a refund of Taxes; (vi) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity; or (vii) make, change or revoke any material Tax election;

(i) take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(j) create any Liens on any material property or material assets of Parent, First Merger Sub or Second Merger Sub;

(k) liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent, First Merger Sub or Second Merger Sub;

(l) commence, settle or compromise any Legal Proceeding material to Parent, First Merger Sub or Second Merger Sub or their respective properties or assets;

(m) engage in any material new line of business;

(n) amend the Trust Agreement or any other agreement related to the Trust Account; or

(o) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.2(a) through (n) above.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Proxy Statement; Special Meeting.

(a) Proxy Statement.

(i) As promptly as practicable following the execution and delivery of this Agreement, Parent shall, in accordance with this Section 7.1(a), prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Parent relating to the Special Meeting, for the purpose of, among other things: (A) providing Parent’s stockholders with notice of the opportunity to redeem shares of Parent Class A Stock (the “Parent Stockholder Redemption”); and (B) soliciting proxies from holders of Parent Class A Stock to vote at the Special Meeting in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6; (3) the amendment and restatement of the Parent Organizational Documents in the form of the Parent A&R Charter attached hereto as Exhibit A; and (4) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, the “Parent Stockholder Matters”). Without the prior written consent of the Seller and the Company (each such consent not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent’s stockholders at the Special Meeting. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the board of directors of Parent, as promptly as practicable following the earlier to occur of: (Y) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; and (Z) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”).

(ii) Prior to filing with the SEC, Parent will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC that relate to the Transactions, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Parent shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Parent will advise the Company promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information relating to the Proxy Statement. Parent shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided that prior to responding to any requests or comments from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(iii) If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform Parent of such information, event or circumstance.

(iv) Parent shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The Company agrees to promptly provide Parent with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Parent for inclusion in the Proxy Statement. The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel, auditors and other advisors in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

(b) Parent shall, as promptly as practicable following the Proxy Clearance Date, establish a record date (which date shall be mutually agreed with the Seller) for, duly call and give notice of, the Special Meeting. Parent shall convene and hold a meeting of Parent’s stockholders (the “Special Meeting”), for the purpose of obtaining the approval of the Parent Stockholder Matters, which meeting shall be held not more than 45 days after the date on which Parent mails the Proxy Statement to its stockholders. Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking the approval of the Parent Stockholder Matters. Subject to the proviso in the immediately following sentence, Parent shall include the Parent Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation (a “Change in Recommendation”); provided, that the board of directors may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary obligations to Parent’s stockholders under Applicable Legal Requirements. Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Parent Stockholder Matters shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 7.1(b), regardless of whether or not there shall have occurred any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Special Meeting: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Parent has determined in good faith is required by Applicable Legal Requirements is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) to seek withdrawals of redemption requests from Parent’s stockholders if Parent reasonably expects the Parent Stockholder Redemption Payments would cause the condition in Section 8.1(g) to not be satisfied at the Closing; or (iv) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; provided, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

7.2 Certain Regulatory Matters. (I) As promptly as practicable after the date of this Agreement and in any event within ten (10) Business Days, Parent and the Company shall each prepare and file the notification required of it under the HSR Act in connection with the Transactions and (II) as promptly as practicable following the date of this Agreement, Parent and the Company shall make any other required filings under other applicable Antitrust Laws. Parent and the Company shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission and U.S. Department of Justice or other Governmental Entity (as it relates to Antitrust Laws) in connection with such notifications and filings and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act or applicable Antitrust Laws and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall: (a) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Transactions; (b) permit each other to review in advance any proposed written communication to any such Governmental Entity and incorporate reasonable comments thereto; (c) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (d) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (e) keep the other reasonably informed as to the status of any such Legal Proceeding; and (f) promptly furnish each other with copies of all correspondence, filings (to the extent allowed under Applicable Legal Requirements) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. Parent shall pay one hundred percent (100%) of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under the HSR Act and applicable Antitrust Laws.

7.3 Other Filings; Press Release.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by Seller.

(b) Promptly after the execution of this Agreement, Parent and Seller shall also issue a joint press release announcing the execution of this Agreement.

(c) Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be approved in advance in writing by the Seller. Prior to Closing, Parent and the Seller shall prepare a joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Substantially concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

7.4 Confidentiality; Communications Plan; Access to Information.

(a) The Confidentiality Agreement, and the terms thereof, are hereby incorporated herein by reference. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or the Seller, on the one hand, or Parent, First Merger Sub or Second Merger Sub, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Applicable Legal Requirement or stock exchange rule; or (vi) disclosure consented to in writing by Parent, First Merger Sub or Second Merger Sub (in the case of the Seller and, prior to the Closing, the Company) or the Seller (in the case of Parent, First Merger Sub or Second Merger Sub and, following the Closing, the Company).

(b) Parent and the Company shall reasonably cooperate to create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of the Seller, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Seller or the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) in the case of the Company or the Seller, Parent and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) to the extent provided for in the Communications Plan, internal announcements to employees of the Group Companies; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 7.3 or this Section 7.4(b); and (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement.

(c) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to materially interfere with the businesses or operations of the Company. Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the

Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of Parent.

7.5 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including using reasonable best efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings, including registrations, declarations and filings with Governmental Entities, if any, and filings required pursuant to Antitrust Laws and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions, including any other consents referred to on Schedule 4.5(b) of the Company Disclosure Letter (it being understood, for the avoidance of doubt, that nothing herein shall require the Company in connection therewith to incur any liability or expense or subject itself, any of its Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets or properties); (d) the termination of each agreement set forth on Schedule 7.5(d) of the Company Disclosure Letter; (e) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (f) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions. This obligation shall include, on the part of Parent, sending a termination letter to Wilmington Trust substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”). Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

7.6 No Parent Securities Transactions. Neither the Company nor any of its controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of the Company and the Transactions. The Company shall use its reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives to comply with the foregoing requirement.

7.7 No Claim Against Trust Account. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Seller hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent; provided, that: (a) nothing herein shall serve to limit or prohibit the Company’s or the Seller’s right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions (so long as such claim would not affect Parent’s ability to fulfill its obligation to effectuate any Parent Stockholder Redemption), or for intentional fraud in the making of the representations and warranties in Article V; and (b) nothing herein shall serve to limit or prohibit any claims that the Company or the Seller may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Account.

7.8 Disclosure of Certain Matters. Each of Parent, First Merger Sub, Second Merger Sub, the Company and the Seller will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that: (a) is reasonably likely to cause any of the conditions set forth in Article VIII not to be satisfied; or (b) would require any amendment or supplement to the Proxy Statement.

7.9 Securities Listing. Parent will use its reasonable best efforts to cause the Parent Class A Stock issued in connection with the Transactions to be approved for listing on the NYSE at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Class A Stock and Public Warrants listed for trading on the NYSE. After the Closing, Parent shall use commercially reasonable efforts to continue the listing for trading of the Parent Class A Stock and Public Warrants on the NYSE.

7.10 No Solicitation.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, the Company shall not, and shall cause its Subsidiaries and the Seller not to (and the Seller has acknowledged to the Company that it shall not), and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than Parent and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company shall, and shall cause its Subsidiaries and the Seller to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.

(b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, Parent, First Merger Sub and Second Merger Sub shall not, and shall direct their respective Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Seller and their respective Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Parent, First Merger Sub and Second Merger Sub shall, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

(c) Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties (and in the case of Parent’s receipt of a Parent Business Combination proposal, Parent shall also provide notice to the Seller) if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission (and in the case of Parent’s receipt, Parent shall also provide copies to the Seller).

7.11 Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Wilmington Trust (which notice Parent shall provide to Wilmington Trust in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to Wilmington Trust pursuant to the Trust Agreement to be so delivered, including providing Wilmington Trust with the Trust Termination Letter; and (ii) shall use its reasonable best efforts to cause Wilmington Trust to, and Wilmington Trust shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter, including all amounts payable: (A) to stockholders who properly elect to have their Parent Class A Stock redeemed for cash in accordance with the provisions of Parent’s Organizational Documents; (B) for income tax or other tax obligations of Parent prior to Closing; (C) to the underwriters of the initial public offering with respect to any deferred underwriting compensation; (D) for any transaction costs of Parent to the extent Parent elects to pay these prior to Closing; and (E) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of Parent; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

7.12 Directors’ and Officers’ Liability Insurance.

(a) Parent agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of any Group Company (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in their respective Governing Documents, shall survive the Closing and shall continue in full force and effect. For a period of six (6) years from the Closing Date, Parent shall cause the Group Companies to maintain in effect the exculpation, indemnification and advancement of expenses provisions of such Group Company’s Governing Documents as in effect immediately prior to the Closing Date, and Parent shall, and shall cause the Group Companies to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim. From and after the Closing Date, Parent shall cause the Group Companies to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.12 without limit as to time.

(b) Prior to the Closing, the Company shall purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of a Group Company currently covered by the Seller’s and its Affiliates’ (other than the Group Companies) directors’ and officers’ liability insurance policies on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six (6) year period following the Closing. Parent shall, and shall cause the Second Surviving LLC to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by the Group Companies, as applicable, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 7.12(b).

(c) The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Governing Documents of any Group Company, any other indemnification arrangement, any Legal Requirement or otherwise. The obligations of Parent and the Group Companies under this Section 7.12 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 7.12 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 7.12.

(d) If Parent or, after the Closing, any Group Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or such Group Company, as applicable, assume the obligations set forth in this Section 7.12.

7.13 280G Approval. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will: (a) reasonably in advance of the Closing Date, solicit and use its reasonable best efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) reasonably in advance of the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Parent for its review and comment, and the Company shall consider in good faith any changes reasonably requested by Parent. Reasonably in advance of soliciting the waivers, the Company shall provide Parent upon request with the calculations and related documentation to determine whether and to what extent the vote described in this Section 7.13 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. To the extent applicable, prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

7.14 Tax Matters.

(a) Tax Apportionment. For all purposes of this Agreement: (i) any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Group Companies shall be apportioned between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date, based on the actual operations of such entity, as the case may be, by a closing of the books of such entity, as if the Closing Date were the end of a Tax year (and, for such purpose, the Tax period of any partnership or pass-through entity, or any controlled foreign corporation within the meaning of Section 957(a) of the Code, in which a Group Company holds a beneficial interest shall be deemed to terminate as of the Closing Date), and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period); (ii) in the case of any Taxes imposed on a periodic basis (e.g., any real property, personal property or similar ad valorem Taxes) that are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire taxable period, and (iii) notwithstanding anything to the contrary in this Agreement or otherwise, the Mergers, taken together, shall be treated as a reorganization within the meaning of Section 368(a) of the Code (or comparable provision of state and local Tax law). Parent agrees that it shall not make any election under Section 338 or 336(e) of the Code, or any similar provision of state, local or foreign Legal Requirements, with respect to the Transactions.

(b) Transfer Taxes. Notwithstanding anything in Section 7.14(a) to the contrary, all transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions (collectively, “Transfer Taxes”) shall be borne and paid by Parent. Unless otherwise required by applicable law, Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Seller and Parent shall reasonably cooperate with respect thereto as necessary).

(c) FIRPTA Matters. On the Closing Date, the Company shall provide Parent with a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); provided, that, notwithstanding anything to the contrary, in the event the Company fails to deliver such certificate, Parent shall be entitled to make a proper withholding of Tax to the extent required by Applicable Legal Requirements.

7.15 Subscription Agreements. Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner materially adverse to the Company or the Seller, it being understood that any amendments or arrangements contemplated by or referred to in the Subscription Agreements, and any assignments or transfers otherwise permitted by the Subscription Agreements, shall not be considered to be materially adverse to the Company or the Seller. Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Subscription Agreements and otherwise comply with its obligations thereunder; (ii) in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to pay to (or as directed by) Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements at or prior to the Closing (if all conditions set forth in the applicable Subscription Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and other than conditions that Parent or any of its Affiliates control the satisfaction of)). Without limiting the generality of the foregoing, Parent shall give the Company or the Seller, prompt (and, in any event within three (3) Business Days) written notice: (A) of any amendment to any Subscription Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Parent; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (D) if Parent does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the PIPE Investors contemplated by the Subscription Agreements.

7.16 Section 16 Matters. Prior to the Effective Time, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Class A Stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each director and officer of Parent who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

7.17 Qualification as an Emerging Growth Company. Parent shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not

take any action that would cause Parent to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

7.18 Board of Directors. The Parties shall use commercially reasonable efforts to ensure that the persons listed on Schedule 7.18 of the Company Disclosure Letter and the other persons identified by the applicable Party (as if the Stockholders Agreement were in effect) following the date hereof are elected and appointed as directors of Parent effective upon or immediately after the Closing; provided, that any such persons not listed on Schedule 7.18 of the Company Disclosure Letter shall be identified as promptly as practicable following the date hereof (but in no event later than the date on which the Proxy Statement is filed with the SEC).

7.19 R&W Insurance Policy. Any R&W Insurance Policy obtained for the benefit of Parent shall provide that the Seller shall not be liable to the insurer under the R&W Insurance Policy for subrogation claims pursuant to the R&W Insurance Policy, other than in the event of intentional fraud in the making of the representations and warranties in this Agreement by such Person, and Parent covenants and agrees that the R&W Insurance Policy will include a waiver of subrogation claims against the Seller, other than in the event of intentional fraud in the making of the representations and warranties in this Agreement by such Person.

7.20 Deleveraging Amount. Simultaneously with the Closing, Parent shall pay, at the direction, on behalf and for the benefit of certain applicable Subsidiaries of the Company that are borrowers under the applicable Existing Credit Agreements, to the lenders under the Existing Credit Agreements an amount equal to such Deleveraging Amount as a partial repayment of the outstanding Borrowed Indebtedness; provided, that, to the extent Parent, the Company and Seller mutually agree, Parent shall be entitled to use all or a portion of such amount to pay down other Indebtedness of the Company (and the amount payable to the lenders under the Existing Credit Agreement pursuant to this Section 7.20 shall be decreased accordingly).

7.21 Incentive Equity Awards. Prior to the Closing Date, Parent shall approve and adopt an incentive equity plan in substantially the form attached hereto as Exhibit G (the “Incentive Equity Plan”). As soon as practicable following the expiration of the sixty (60) day period following the date Parent has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Parent shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Parent Class A Stock issuable under the Incentive Equity Plan. Upon the effectiveness of the Form S-8, Parent shall grant restricted stock under the Incentive Equity Plan in accordance with the general terms set forth on Schedule 7.21 of the Parent Disclosure Letter.

7.22 Release.

(a) Effective upon and following the Closing, Parent, on its own behalf and on behalf of its respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges the Seller, each of its respective Affiliates and each of its and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Seller Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Seller Released Parties; provided, however, that nothing in this Section 7.22 shall release any Seller Released Parties from: (i) claims based on intentional fraud; (ii) their obligations under this Agreement or the other Transaction Agreements; or (iii) as applicable, any disputes, claims, losses, controversies, demands, rights, liabilities, breaches of fiduciary duty, actions and causes of action arising out of such Seller Released Party’s employment by any Group Company.

(b) Effective upon and following the Closing, each Seller, on its own behalf and on behalf of each of its Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges Parent and each Group Company, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Parent Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement, including with respect to Section 7.12); provided, however, that nothing in this Section 7.22 shall release the Parent Released Parties from their obligations: (i) under this Agreement or the other Transaction Agreements; or (ii) with respect to any salary, bonuses, vacation pay or employee benefits accrued pursuant to an Employee Benefit Plan in effect as of the date of this Agreement or any expense reimbursement pursuant to a policy of the Group Companies in effect as of the date of this Agreement and consistent with past practice.

7.23 Treatment of VGC Notes.

(a) Promptly following the written request of Parent, and at Parent’s expense, the Company shall cause Vertiv Group Corporation, a Delaware corporation (“VGC”), to commence, pursuant to that certain Indenture, dated as of October 17, 2016 (as amended, the “Senior Secured Indenture”), by and among VGC, the guarantors and guaranteeing subsidiaries party thereto, as applicable, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), governing VGC’s 9.250% Senior Secured Notes due 2024 (“Senior Secured Notes”), and pursuant to that certain Indenture, dated as of May 13, 2019 (as amended, the “2L Indenture” and, together with the Senior Secured Indenture, the “Indentures””), by and among VGC, the guarantors party thereto and the Trustee, governing VGC’s 10.00% Senior Secured Second Lien Notes due 2024 (the “2L Notes”” and, together with the Senior Secured Notes, the “Notes”), a Change of Control Offer (as defined in each respective Indenture) pursuant to the Indentures (a “Change of Control Offer”) to purchase all of the applicable series of Notes in accordance with, and on the terms set forth in, each applicable Indenture for such series of Notes. Such Change of Control Offer shall be undertaken by VGC (x) on such commercially reasonable timing as specified by Parent and (y) on such other terms mutually agreed between Parent and the Company, including that (i) any such Change of Control Offer shall be commenced sufficiently in advance of the anticipated Closing Date so that it shall expire no later than a time specified by Parent on the Business Day prior to the Closing, and (ii) any acceptance by VGC of Notes tendered in such Change of Control Offer shall be conditioned on, and shall occur substantially concurrently with, the Closing. In accordance with the terms of, and subject to the satisfaction or waiver of, any other applicable conditions precedent to such Change of Control Offer, on the Closing Date, VGC shall accept for purchase, and shall purchase, all of the Notes validly tendered, and not validly withdrawn, in such Change of Control Offer.

(b) Parent shall provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for VGC to purchase any Notes validly tendered, and not validly withdrawn, and accepted for purchase in such Change of Control Offer (the “Change of Control Offer Funding Amount”).

(c) The Company shall, or shall cause VGC to, prepare or cause to be prepared, in consultation with Parent and its Representatives, and shall afford Parent and its Representatives a reasonable opportunity to review, the offer to purchase and all related offer documents in connection with any Change of Control Offer, in accordance with the terms and conditions required to be contained therein pursuant to this Section 7.23 (all such documents, collectively, the “Notes Documentation”), which Notes Documentation shall be reasonably satisfactory to Parent. At the written request of Parent, the Company shall waive any conditions to any Change of Control Offer (other than that the acceptance of any Notes tendered in such Change of Control Offer shall be conditioned on the substantially concurrent occurrence of the Closing and that there shall be no Order prohibiting consummation of such Change of Control Offer). Without the written consent of Parent, the Seller and the Company shall not, and shall not permit VGC to, waive any condition to any Change of Control Offer or make any changes thereto or to the Notes Documentation other than as mutually agreed between Parent and the Company. Nothing in this Section 7.23 shall be deemed an admission that Parent, the Company, VGC or any of the other Group Companies or any other party hereto is required by the terms of the Indentures to make a Change of Control Offer pursuant thereto or that the transactions contemplated by this Agreement constitute a Change of Control under either Indenture.

7.24 Existing Credit Agreement Consents. Promptly after the execution of this Agreement, the Company shall expend commercially reasonable efforts to (a) obtain and deliver to Parent duly executed copies of the Existing Credit Agreement Consents, (b) maintain the Existing Credit Agreement Consents in full force and effect and (c) satisfy on a timely basis all conditions applicable to the Group Companies or any of their Affiliates in such Existing Credit Agreement Consents.

7.25 Payment of Management Transaction Bonuses. In accordance with the applicable instructions in the Investing Managers’ Participation Plan Releases, Parent shall retain a portion of the Bonus Plan Amount equal to the Management Investment Amount in satisfaction of the aggregate amount required to be paid to Parent by the Investing Managers pursuant to their Subscription Agreements. Simultaneously with the Closing, Parent shall pay to Vertiv Holding Corporation an amount equal to the Bonus Plan Amount less the Management Investment Amount and shall cause Vertiv Holding Corporation to pay or cause to be paid such amount less the aggregate amount of all applicable income and employment income and employment tax withholding obligations that Vertiv Holding Corporation (or an applicable Investing Manager’s employer) would have been required to withhold and remit to the applicable taxing authorities had the Management Investment Amount been paid through its payroll to the persons entitled thereto in accordance with the terms of their respective Participation Plan Releases.

ARTICLE VIII

CONDITIONS TO THE TRANSACTION

8.1 Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) At the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters shall have been duly adopted by the stockholders of Parent in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Parent Organizational Documents and the NYSE rules and regulations, as applicable.

(b) Parent shall have at least $5,000,001 of net tangible assets following the exercise by the holders of Parent Class A Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their right to redeem their Parent Class A Stock held by them into a pro rata share of the Trust Account in accordance with Parent Organizational Documents.

(c) (i) All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, and (ii) the Parties will have received or have been deemed to have received all other necessary pre-Closing authorizations, consents, clearances, waivers and approvals of the Governmental Entities set forth on Section 8.1(c) of the Parent Disclosure Schedule in connection with the execution, delivery and performance of this Agreement and the Transactions (or any applicable waiting period thereunder shall have expired or been terminated).

(d) No provision of any Applicable Legal Requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect, and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

(e) The Parent Class A Stock to be issued pursuant to this Agreement shall be approved for listing upon the Closing on the NYSE subject to the requirement to have a sufficient number of round lot holders.

(f) The PIPE Investment (and the funding of the PIPE Investment Amount) shall have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the Subscription Agreements.

(g) Parent Cash shall equal or exceed $1,375,000,000.

8.2 Additional Conditions to Obligations of the Seller and the Company. The obligations of the Seller and the Company to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller:

(a) The Fundamental Representations of Parent shall be true and correct in all but de minimis respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of Parent set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

(b) Parent, First Merger Sub and Second Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

(c) Parent shall have delivered to the Seller a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(d).

(d) No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

(e) The persons listed on Schedule 8.2(e) of the Company Disclosure Letter shall have resigned from all of their positions and offices with Parent.

(f) Parent shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by Parent pursuant to Section 1.3(a), duly executed by Parent, First Merger Sub and Second Merger Sub, as applicable.

(g) The Parent Charter shall be amended and restated in the form of the Parent A&R Charter, and the Parent Bylaws shall be amended and restated in the form of the Parent A&R Bylaws.

(h) Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 7.11, available to Parent for payment of the Closing Cash Payment Amount at the Closing.

(i) The Subscription Agreements shall not have been amended in a manner that is adverse to the Seller or the Company.

(j) The Parent Affiliate Arrangements shall have been terminated.

(k) Parent shall have caused First Merger Sub to file a validly executed Internal Revenue Service Form 8832 electing for First Merger Sub to be classified as an association taxable as a corporation for U.S. federal income tax purposes effective as of prior to the Closing.

8.3 Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub. The obligations of Parent, First Merger Sub and Second Merger Sub to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) The Fundamental Representations of the Seller shall be true and correct in all but de minimis respects (without giving effect to any limitation as to “materiality” or “Seller Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of the Seller set forth in Article III hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Seller Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct has not had and is not reasonably likely to have a Seller Material Adverse Effect.

(b) The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of the Company set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

(c) The Seller and the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, in each case in all material respects.

(d) The Seller shall have delivered to Parent a certificate, signed by an authorized representative of the Seller and dated as of the Closing Date, certifying as to the matters set forth in Section 8.3(a), Section 8.3(c) (solely with respect to the Seller) and Section 8.3(f) (solely with respect to a Seller Material Adverse Effect).

(e) The Company shall have delivered to Parent a certificate, signed by an authorized representative of the Company and dated as of the Closing Date, certifying as to the matters set forth in

Section 8.3(b), Section 8.3(c) (solely with respect to the Company) and Section 8.3(f) (solely with respect to the Company).

(f) No Seller Material Adverse Effect or Company Material Adverse Effect shall have occurred since the date of this Agreement.

(g) The Company or the Seller shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by the Company or the Seller pursuant to Section 1.3(b), duly executed by the Company or the Seller, as applicable.

(h) The Company Affiliate Arrangements shall have been terminated.

(i) The Company or the Seller shall have delivered to Parent the Existing Credit Agreement Consents, duly executed by the requisite lenders and agents under the Existing Credit Agreements, which consents shall be in full force and effect as of the Closing Date and all conditions required to be satisfied as of the Closing Date under such Existing Credit Agreement Consents shall have been (or simultaneously with Closing will be) satisfied.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Seller at any time;

(b) by either Parent or the Seller if the Transactions shall not have been consummated by April 15, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; provided, further, the Outside Date may be extended by Parent and the Seller by mutual agreement for an agreed period if all of the conditions set forth in Section 8.1, Section 8.2 and Section 8.3 have been satisfied or waived at the Outside Date, other than the condition set forth in Section 8.1(f) and those conditions which by their terms would be satisfied at the Closing;

(c) by either Parent or the Seller if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Mergers, which Order or other action is final and nonappealable;

(d) by the Seller, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, First Merger Sub or Second Merger Sub, or if any representation or warranty of Parent, First Merger Sub or Second Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Parent, First Merger Sub or Second Merger Sub is curable by Parent, First Merger Sub or Second Merger Sub prior to the Closing, then the Seller must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(d) until the earlier of: (i) thirty (30) days after delivery of written notice from the Seller to Parent of such breach; and (ii) the Outside Date; provided, further, that each of Parent, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 9.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent, First Merger Sub or Second Merger Sub is cured during such thirty (30) day period);

(e) by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Seller or the Company or if any representation or warranty of the Seller or the Company shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach is curable by the Seller or the Company prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(e) until the earlier of: (i) thirty (30) days after delivery of written notice from Parent to the Seller of such breach; and (ii) the Outside Date; provided, further, that the Seller or the Company, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such thirty (30) day period);

(f) by either Parent or the Seller, if, at the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters are not duly adopted by the stockholders of Parent by the requisite vote under the DGCL and the Parent Organizational Documents; or

(g) by any Party, if the condition set forth in Section 8.1(g) becomes incapable of being satisfied at the Closing.

9.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b) In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 7.4, Section 7.7, this Section 9.2, Article XI (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

ARTICLE X

NO SURVIVAL

10.1 No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary (including Section 11.14) shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in Article III, Article IV or Article V, as applicable. Nothing in this Section 10.1 shall limit or prohibit the rights of Parent to pursue recoveries under the R&W Insurance Policy or any other representation and warranty insurance policy.

ARTICLE XI

GENERAL PROVISIONS

11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email of a pdf document; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, First Merger Sub or Second Merger Sub, to:

GS Acquisition Holdings Corp

200 West Street

New York, New York 10282

Attention:            Raanan A. Agus

                             David S. Plutzer

Email:                  raanan.agus@gs.com

                             david.plutzer@gs.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:            Howard L. Ellin

                             C. Michael Chitwood

Email:                  howard.ellin@skadden.com

                             michael.chitwood@skadden.com

if to the Seller or the Company to:

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive, South Bldg.

Beverly Hills, CA 90210

Attention:            S. Kris Agarwal

Fax:                     310.712.1863

Email:                  kagarwal@platinumequity.com

with a copy to:

Morgan, Lewis & Bockius, LLP

600 Anton Blvd, 18th Floor

Costa Mesa, CA 92626

Attention:            James W. Loss

                             Todd A. Hentges

Email:                  jim.loss@morganlewis.com

                             todd.hentges@morganlewis.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.2 Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Crew VDR” online datasite hosted by Merrill DatasiteOne at least two (2) Business Days prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

11.3 Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

11.4 Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 7.12 and Section 11.14 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

11.5 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds. Parent acknowledges and agrees that the Seller shall be entitled to bring an action for specific enforcement to cause Parent to seek to enforce the provisions of the Subscription Agreements to the fullest extent permissible pursuant to such Subscription Agreements as if it were a party thereto.

11.7 Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.8 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Except as provided in Sections 2.11(c) and 7.14, each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that the such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware) or if it has or can acquire jurisdiction in the United States District Court for the District of Delaware, in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.1. Notwithstanding the foregoing in this Section 11.8, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11.9 Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.10 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

11.11 Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that in the event of a claim for intentional fraud in the making of the representations and warranties in Article III or Article IV, Parent may assign its rights hereunder to the insurer of the R&W Insurance Policy. Subject to the first sentence of this Section 11.11, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

11.12 Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

11.13 Extension; Waiver. At any time prior to the Closing, Parent (on behalf of itself, First Merger Sub and Second Merger Sub), on the one hand, and the Seller (on behalf of itself and the Company) may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

11.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirement or otherwise. The provisions of this Section 11.14 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 11.14. This Section 11.14 shall be binding on all successors and assigns of Parties.

11.15 Legal Representation.

(a) Parent hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company), and each of their respective successors and assigns (all such parties, the “Parent Waiving Parties”), that Gibson, Dunn & Crutcher LLP or Morgan, Lewis & Bockius LLP (or any of their respective successors) may represent the Seller or any of its respective directors, managers, members, partners, officers, employees or Affiliates (other than the Company) (collectively, the “Seller Group”), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Group Companies or other Parent Waiving Parties, and each of Parent and the Company on behalf of itself and the Parent Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Parent and the Company acknowledge that the foregoing provision applies whether or not Gibson, Dunn & Crutcher LLP or Morgan, Lewis & Bockius LLP provide legal services to any Group Companies after the Closing Date. Each of Parent and the Company, for itself and the Parent Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between any Group Company or any member of the Seller Group and its counsel, including Gibson, Dunn & Crutcher LLP and Morgan, Lewis & Bockius LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, do not pass to the Company notwithstanding the Mergers, and instead survive, remain with and are controlled by the Seller Group (the “Privileged Communications”), without any waiver thereof. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge or the officers and employees of the Company), in any Legal Proceeding against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge of the officers and employees of the Company).

(b) Seller hereby agrees on behalf of its directors, managers, members, partners, officers, employees and Affiliates, and each of their respective successors and assigns (all such parties, the “Seller Waiving Parties”), that Skadden, Arps, Slate, Meagher & Flom LLP (or any successor) may represent Parent or any of its respective directors, members, partners, officers, employees or Affiliates (including following the Closing, the Company), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of Parent or other Seller Waiving Parties, and each of Parent and the Company on behalf of itself and the Seller Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Seller acknowledges that the foregoing provision applies whether or not Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to Parent after the Closing Date.

11.16 Disclosure Letters and Exhibits. The Company Disclosure Letter and the Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty of the Company or Parent, as applicable, in this Agreement. Certain information set forth in the Company Disclosure Letter and the Parent Disclosure Letter is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter or the Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or the Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in the Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

GS ACQUISITION HOLDINGS CORP

By:	/s/ David M. Cote
Name: David M. Cote
Title: Chairman and Chief Executive Officer

CREW MERGER SUB I LLC

By:	/s/ Raanan Agus
Name: Raanan Agus
Title: President

CREW MERGER SUB II LLC

By:	/s/ Raanan Agus
Name: Raanan Agus
Title: President

VERTIV HOLDINGS, LLC

By:	/s/ Suneet Agarwal
Name: Suneet Agarwal
Title: Vice President and Secretary

VPE HOLDINGS, LLC

By:	/s/ Suneet Agarwal
Name: Suneet Agarwal
Title: Vice President and Secretary

[Signature Page to Agreement and Plan of Merger]

SCHEDULE A

DEFINED TERMS

1.1. Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

2019 EBITDA	Section 2.6(c)
2L Indenture	7.23(a)
2L Notes	7.23(a)
A&R Registration Rights Agreement	Recitals
Additional Parent SEC Reports	5.7(a)
Adjustment Escrow Account	2.9
Adjustment Escrow Amount	2.9
Adjustment Notice of Objection	2.11(b)
Adjustment Per Share Price	Section 1.2
Adjustment Review Period	2.11(b)
Adjustment Statement	2.10(b)
Affiliate	Schedule A, Section 1.2
Aggregate Cash Increase Amount	2.6(c)(ii)
Aggregate Parent Stockholder Redemption Payments Amount	Schedule A, Section 1.2
Agreement	Preamble
Anti-Corruption Laws	4.26
Antitrust Laws	Schedule A, Section 1.2
Applicable Legal Requirements	Recitals
Approvals	4.6
Audited Financial Statements	4.8(a)
Base Value	Schedule A, Section 1.2
Borrowed Indebtedness	Schedule A, Section 1.2
Business Day	Schedule A, Section 1.2
Capital Expenditure Plan	6.1(i)
Cash and Cash Equivalents	Schedule A, Section 1.2
Certificates of Merger	1.4(d)
Certifications	5.7(a)
Change in Recommendation	7.1(b)
Change of Control Offer	7.23(a)
Change of Control Offer Funding Amount	7.23(b)
Closing	1.1
Closing Cash Payment Amount	Schedule A, Section 1.2
Closing Date	1.1
Closing Form 8-K	7.3(c)
Closing Indebtedness Amount	Schedule A, Section 1.2
Closing Number of Securities	Schedule A, Section 1.2
Closing Payments Schedule	2.11(a)(ii)
Closing Press Release	7.3(c)
Closing Securities Payment Amount	Schedule A, Section 1.2
Code	Schedule A, Section 1.2
Communications Plan	7.4(b)
Company	Preamble
Company Affiliate Arrangements	Schedule A, Section 1.2
Company Business Combination	7.10(a)
Company Cash	Schedule A, Section 1.2

Sch. 1

Company Disclosure Letter	Article IV
Company IT Systems	4.19(h)
Company Leased Properties	4.15(b)
Company Material Adverse Effect	Schedule A, Section 1.2
Company Material Contract	4.21(a)
Company Member Approval	Recitals
Company Membership Interests	Schedule A, Section 1.2
Company Real Property Leases	4.15(b)
Company Registered Intellectual Property	4.19(a)
Company Subsidiaries	4.2(a)
Company Transaction Costs	Schedule A, Section 1.2
Confidentiality Agreement	Schedule A, Section 1.2
Contract	Schedule A, Section 1.2
Copyrights	Schedule A, Section 1.2
Current Registration Rights Agreement	Schedule A, Section 1.2
Currently Owned Real Property	4.15(a)
Customs & International Trade Authorizations	Schedule A, Section 1.2
Customs & International Trade Laws	Schedule A, Section 1.2
D&O Indemnified Party	7.12(a)
D&O Tail	7.12(b)
Deleveraging Amount	Schedule A, Section 1.2
DGCL	8.1(a)
DLLCA	Recitals
Effective Time	2.1
Employee Benefit Plan	Schedule A, Section 1.2
Environmental Law	Schedule A, Section 1.2
Environmental Permits	4.17(a)
ERISA Affiliate	Schedule A, Section 1.2
Escrow Agent	Schedule A, Section 1.2
Escrow Agreement	2.9
Estimated Adjustment Statement	2.10(a)(i)
Estimated Closing Indebtedness Amount	2.10(a)
Estimated Company Cash	2.10(a)
Estimated Company Transaction Costs	2.10(a)(i)
Estimated Merger Consideration	Schedule A, Section 1.2
Exchange Act	Schedule A, Section 1.2
Existing Credit Agreement Consents	Schedule A, Section 1.2
Existing Credit Agreements	Schedule A, Section 1.2
Final Closing Indebtedness Amount	2.11(c)
Final Company Cash	2.11(c)
Final Company Transaction Costs	2.11(c)
Final Merger Consideration	Schedule A, Section 1.2
Financial Statements	4.8(a)
First Cash Increase Amount	2.6(c)(i)
First Certificate of Merger	1.4(c)
First Merger	Recitals
First Merger Sub	Preamble
First Surviving LLC	Recitals
Fundamental Representations	Schedule A, Section 1.2
Governing Documents	Schedule A, Section 1.2
Government Contracts	4.7
Governmental Action/Filing	Schedule A, Section 1.2

Sch. 2

Governmental Entity	Schedule A, Section 1.2
Group Companies	Schedule A, Section 1.2
GS Sponsor	Schedule A, Section 1.2
Hazardous Substances	Schedule A, Section 1.2
HSR Act	Schedule A, Section 1.2
Inbound License	4.21(a)(xv)
Incentive Equity Plan	7.21
Indebtedness	Schedule A, Section 1.2
Indentures	7.23(a)
Independent Expert	2.11(c)
Insider	4.23
Insurance Policies	4.22
Intellectual Property	Schedule A, Section 1.2
intentional fraud	Schedule A, Section 1.2
JOBS Act	7.17
Knowledge	Schedule A, Section 1.2
Legal Proceeding	Schedule A, Section 1.2
Legal Requirements	Schedule A, Section 1.2
Licensed Intellectual Property	Schedule A, Section 1.2
Lien	Schedule A, Section 1.2
Material Customers	4.21(a)(ii)
Material Suppliers	4.21(a)(ii)
Mergers	Recitals
Notes	7.23(a)
Notes Documentation	7.23(c)
NYSE	5.12
OFAC	Schedule A, Section 1.2
Open Source Software	Schedule A, Section 1.2
Order	Schedule A, Section 1.2
Outside Date	9.1(b)
Owned Intellectual Property	Schedule A, Section 1.2
Owned Real Property	4.15(a)
Parent	Preamble
Parent A&R Bylaws	Recitals
Parent A&R Charter	Recitals
Parent Affiliate Arrangements	Schedule A, Section 1.2
Parent Business Combination	7.10(b)
Parent Bylaws	Schedule A, Section 1.2
Parent Cash	Schedule A, Section 1.2
Parent Charter	Schedule A, Section 1.2
Parent Class A Stock	5.3(a)
Parent Class B Stock	5.3(a)
Parent Disclosure Letter	Article V
Parent Financing Certificate	1.2
Parent Material Adverse Effect	Schedule A, Section 1.2
Parent Material Contracts	5.11
Parent Organizational Documents	Schedule A, Section 1.2
Parent Preferred Stock	5.3(a)
Parent Recommendation	Recitals
Parent Released Parties	7.22(b)
Parent SEC Reports	5.7(a)
Parent Shares	5.3(a)

Sch. 3

Parent Stockholder Matters	7.1(a)(i)
Parent Stockholder Redemption	7.1(a)(i)
Parent Stockholder Redemption Payments	1.4
Parent Transaction Costs	Schedule A, Section 1.2
Parent Units	Schedule A, Section 1.2
Parent Waiving Parties	11.15
Parent Warrants	5.3(a)
Participation Plan	2
Participation Plan Release	2
Parties	Preamble
Party	Preamble
Patents	Schedule A, Section 1.2
Permitted Lien	Schedule A, Section 1.2
Person	Schedule A, Section 1.2
Personal Information	Schedule A, Section 1.2
PIPE Investment	Recitals
PIPE Investment Amount	5.13
PIPE Investors	5.13
Pre-Closing Statement	2.11(a)(ii)
Previously Owned Real Property	4.15(a)
Privacy Laws	Schedule A, Section 1.2
Private Placement Warrants	5.3(a)
Privileged Communications	11.15
Proxy Clearance Date	7.1(a)(i)
Proxy Statement	7.1(a)(i)
Public Warrants	5.3(a)
R&W Insurance Policy	Schedule A, Section 1.2
R&W Insurance Policy Cost	Schedule A, Section 1.2
Reference Date	Schedule A, Section 1.2
Related Parties	Schedule A, Section 1.2
Representatives	7.10(a)
Restricted Cash	Schedule A, Section 1.2
Sanctioned Country	Schedule A, Section 1.2
Sanctioned Person	Schedule A, Section 1.2
Sanctions	Schedule A, Section 1.2
SEC	Schedule A, Section 1.2
Second Cash Increase Amount	2.6(c)(ii)
Second Certificate of Merger	1.4(d)
Second Effective Time	2.1
Second Merger	Recitals
Second Merger Sub	Preamble
Second Surviving LLC	Recitals
Securities Act	Schedule A, Section 1.2
Seller	Preamble
Seller Group	11.15
Seller Interests	3.3
Seller Material Adverse Effect	Schedule A, Section 1.2
Seller R&W Insurance Policy Cost	Schedule A, Section 1.2
Seller Released Parties	7.22(a)
Seller Waiving Parties	11.15
Senior Secured Indenture	7.23(a)
Senior Secured Notes	7.23(a)

Sch. 4

Significant Company Subsidiary	Schedule A, Section 1.2
Software	Schedule A, Section 1.2
Special Meeting	7.1(b)
Stockholders Agreement	Recitals
Subscription Agreements	5.13
Subsidiary	Schedule A, Section 1.2
Target Rollover Indebtedness Amount	Schedule A, Section 1.2
Tax	Schedule A, Section 1.2
Tax Receivable Agreement	Recitals
Tax Return	Schedule A, Section 1.2
Taxes	Schedule A, Section 1.2
Testing Price	Schedule A, Section 1.2
Total Consideration	2.6(a)
TRA Rights	2.6(a)
Trade Secrets	Schedule A, Section 1.2
Trademarks	Schedule A, Section 1.2
Transaction Agreements	Schedule A, Section 1.2
Transactions	Schedule A, Section 1.2
Transfer Taxes	7.14(b)
Treasury Regulations	Schedule A, Section 1.2
Trust Account	5.14(a)
Trust Agreement	5.14(a)
Trust Termination Letter	7.5
Trustee	7.23(a)
U.S. GAAP	4.8(a)
Unaudited Financial Statements	4.8(a)
VGC	7.23(a)
Waived 280G Benefits	7.13
WARN	4.14(c)
Wilmington Trust	5.14(a)

1.2. Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“2019 EBITDA” shall mean $540,000,000.

“Adjustment Per Share Price” shall mean, with respect to adjustments made as of any date, the average of the daily the volume weighted average closing sale price of one share of Parent Class A Stock as reported on the NYSE (or the exchange on which the shares of Parent Class A Stock are then listed) for the 10 trading days immediately before prior to such date.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Parent Stockholder Redemption Payments Amount” shall mean the aggregate amount of all payments required to be made by Parent in connection with the Parent Stockholder Redemption.

“Antitrust Laws” shall mean any Applicable Legal Requirements of any Governmental Entity regarding matters of anti-competition or foreign investment.

Sch. 5

“Base Value” shall mean an amount equal to $5,095,000,000.

“Borrowed Indebtedness” shall mean, as of the applicable date of determination, the aggregate principal amount of outstanding Indebtedness of the Group Companies under the Existing Credit Agreements.

“Bonus Plan Amount” means the aggregate amount payable to certain members of management as determined by Seller, as indicated in each applicable Participation Plan Release, subject to all applicable income and employment tax withholding obligations.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Legal Requirements to close.

“Cash and Cash Equivalents” shall mean cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts; provided that the amount of Cash and Cash Equivalents as of any given time shall be: (a) decreased by any Restricted Cash; (b) increased by any uncleared checks, wire transfers and drafts deposited for the account of the Company or any of its Subsidiaries at such time; and (c) decreased by any issued but uncleared checks, wire transfers and drafts written or issued by the Company or any of its Subsidiaries at such time.

“Closing Cash Payment Amount” shall mean $415,000,000, as adjusted pursuant to Section 2.6(c), less the Bonus Plan Amount.

“Closing Indebtedness Amount” shall mean, as of 12:01 a.m., local time in each applicable jurisdiction, on the Closing Date, the aggregate amount of Indebtedness.

“Closing Number of Securities” shall mean the number of shares of Parent Class A Stock equal to: (a) the Closing Securities Payment Amount; divided by (b) $10.

“Closing Securities Payment Amount” shall mean an amount equal to: (a) the Estimated Merger Consideration; minus (b) the Closing Cash Payment Amount, as such amount may be adjusted pursuant to Section 2.6(c).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Affiliate Arrangements” shall mean that certain Corporate Advisory Services Agreement dated November 30, 2016, between Platinum Equity Advisors, LLC, and Vertiv Group Corporation, a Delaware corporation formerly known as Cortes NP Acquisition Corporation.

“Company Cash” shall mean, as of 12:01 a.m., local time in each applicable jurisdiction, on the Closing Date, an amount equal to all Cash and Cash Equivalents of the Group Companies.

“Company Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) has prevented or materially delayed or impaired, or is reasonably likely to prevent or materially delay or impair, the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Company Material Adverse Effect on or in respect of the Group Companies pursuant to clause (a) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global,

Sch. 6

national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (v) changes in U.S. GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities or financial markets (including changes in interest or exchange rates); (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Company Material Adverse Effect; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of the Group Companies, taken as a whole, relative to similarly situated companies in the industries in which the Group Companies conduct their respective operations, then such impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Membership Interests” shall mean any outstanding limited liability company, membership or economic interests in the Company.

“Company Transaction Costs” shall mean, to the extent unpaid as of the Closing, (a) all fees, costs and expenses to be borne by the Company or any of its Subsidiaries and incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions including any Company Transaction Costs which are triggered by or become payable as a result of the Closing; (b) all bonuses, change in control payments, severance payments, retirement payments, retention or similar payments or success fees payable by the Company or any of its Subsidiaries in connection with or anticipation of the consummation of the Transactions including all amounts payable to employees in exchange for the Participation Plan Releases, and the employer portion of employment, payroll or similar Taxes payable as a result of the foregoing amounts; (c) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the consummation of the Transactions, including any consent fees payable in connection with obtaining Existing Credit Agreement Consents; and (d) all costs, fees and expenses related to the D&O Tail.

“Confidentiality Agreement” shall mean that certain Non-Disclosure Agreement, dated May 10, 2019, by and between Parent and Platinum Equity Advisors, LLC, as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Current Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of June 7, 2018, by and among Parent, GS Sponsor and the other parties thereto.

“Customs & International Trade Authorizations” shall mean any and all licenses, license exceptions, notification requirements, registrations and approvals required pursuant to the Customs & International Trade Laws for the lawful export, deemed export, re-export, deemed re-export transfer or import of goods, software, technology, technical data and services.

Sch. 7

“Customs & International Trade Laws” shall mean the applicable import, customs and trade, export and anti-boycott laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including, but not limited to: (i) the laws, regulations, and programs administered or enforced by U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, the U.S. Department of Commerce (International Trade Administration), the U.S. International Trade Commission, the U.S. Department of Commerce (Bureau of Industry and Security), the U.S. Department of State (Directorate of Defense Trade Controls) and their predecessor agencies; (ii) the Tariff Act of 1930, as amended (iii) the Export Administration Act of 1979, as amended; (iv) the Export Control Reform Act of 2018; (v) the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; (vi) the Arms Export Control Act, as amended; (vii) the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the Debarred List; (viii) the Foreign Trade Regulations pursuant to 15 C.F.R. Part 30; (ix) the anti-boycott laws and regulations administered by the U.S. Department of Commerce; and (x) the anti-boycott laws and regulations administered by the U.S. Department of the Treasury.

“Deleveraging Amount” shall mean (a) the Borrowed Indebtedness; minus (b) the Target Rollover Indebtedness Amount, as adjusted pursuant to Section 2.6(c); minus (c) the Change of Control Offer Funding Amount.

“Employee Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, phantom-equity, profit-sharing, severance, termination protection, change in control, retention, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit and all other employee benefit plan, policy, agreement, program or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, which any Group Company sponsors or maintains for the benefit of its current or former employees, individuals who provide services and are compensated as individual independent contractors or directors, or with respect to which any Group Company has any direct or indirect present or future liability.

“Environmental Law” shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (a) the protection, investigation or restoration of the environment, health and safety (concerning exposure to Hazardous Substances), or natural resources; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, and shall include, but not be limited to, federal statues known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries is treated as a single employer under Section 414 of the Code.

“Escrow Agent” shall mean CITIBANK, N.A., or such other escrow agent as is mutually agreed upon by Parent and the Seller.

“Estimated Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Estimated Company Cash; minus (c) the Estimated Closing Indebtedness Amount; minus (d) the Estimated Company Transaction Costs; minus (e) the Seller R&W Insurance Policy Cost.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Sch. 8

“Existing Credit Agreement Consents” shall mean all necessary consents, amendments or waivers from the requisite lenders and agents under each of the Existing Credit Agreements that are required thereunder in order to permit the consummation of the transactions contemplated by this Agreement, without causing any breach or default under any of the Existing Credit Agreements or accelerating the payments of principal amounts outstanding thereunder.

“Existing Credit Agreements” shall mean: (a) that certain Term Loan Credit Agreement, dated as of November 30, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Vertiv Group Corporation (formerly named Cortes NP Acquisition Corporation), as borrower, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto; and (b) that certain Revolving Credit Agreement, dated as of November 30, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Vertiv Intermediate Holding II Corporation (formerly named Cortes NP Intermediate Holding II Corporation), Vertiv Group Corporation (formerly named Cortes NP Acquisition Corporation), each of the other borrowers party thereto, the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto.

“Final Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Final Company Cash; minus (c) the Final Closing Indebtedness Amount; minus (d) the Final Company Transaction Costs; minus (e) the Seller R&W Insurance Policy Cost.

“Fundamental Representations” shall mean: (a) in the case of the Seller, the representations and warranties contained in Section 3.1(a) (Organization and Qualification); Section 3.2 (Authority Relative to this Agreement); and Section 3.3 (Ownership); (b) in the case of the Company, the representations and warranties contained in the first sentence of Section 4.1 (Organization and Qualification); Section 4.3 (Capitalization of the Company); Section 4.4 (Authority Relative to this Agreement); and Section 4.18 (Brokers; Third Party Expenses); and (c) in the case of Parent, the representations and warranties contained in Section 5.1(a) (Organization and Qualification); Section 5.2 (Parent Subsidiaries); Section 5.3 (Capitalization); Section 5.4 (Authority Relative to this Agreement); Section 5.10 (Business Activities); and Section 5.21 (Brokers).

“Governing Documents” shall mean the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its limited liability company operating agreement and certificate of formation.

“Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

“Governmental Entity” shall mean: (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries.

“GS Sponsor” shall mean GS DC Sponsor I LLC, a Delaware limited liability company.

“Hazardous Substances” shall mean any pollutant or contaminant or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, and any other substance, waste or material regulated as a pollutant or otherwise as “hazardous” under any Applicable Legal Requirements pertaining to the environment.

Sch. 9

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” shall mean all of the following: (a) any indebtedness for borrowed money including the Borrowed Indebtedness and any premiums, fees and expenses related to the paydown of any Borrowed Indebtedness immediately following the Closing pursuant to Section 7.20; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property, stock or services including any earn-out payments; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Intellectual Property” shall mean all rights, title and interest in or relating to intellectual property throughout the world, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all copyrights and copyrightable subject matter, whether registered or unregistered, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer Software), pictorial and graphic works (collectively, “Copyrights”); (c) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (d) all Internet domain names and social media accounts; (e) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); (f) all applications and registrations, and any renewals, extensions and reversions, of the foregoing; and (g) all other intellectual property rights, proprietary rights, or confidential information and materials.

“intentional fraud” means fraud in the making of a representation or warranty contained in Article III, Article IV or Article V of this Agreement or any “bringdown” or other confirmation with respect to any such representation or warranty, and requires that: (i) a party to this Agreement made a false representation of material fact with respect to a representation or warranty being made by such party; (ii) such party had actual knowledge that such representation was false when made and acted with scienter; (iii) the false representation caused the party to whom it was made, in justifiable reliance upon such false representation and with ignorance as to the falsity of such representation, to take or refrain from taking action; and (iv) the party to whom the false representation was made suffered damage by reason of such reliance. The phrase “intentional fraud” expressly excludes legal theories such as equitable fraud, promissory fraud, unfair dealings fraud, negligent or reckless misrepresentation, and other fraud-based claims.

“Investing Managers” means those individuals listed on Schedule 1.2 of the Parent’s Disclosure Letter.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Seller and the Company, the individuals listed on Schedule 1.3 of the Company Disclosure Letter; and (b) with respect to Parent, First Merger Sub or Second Merger Sub, the individuals listed on Schedule 1.3 of the Parent Disclosure Letter.

Sch. 10

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, grant, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Management Investment Amount” means the aggregate amount the Investing Managers have agreed to invest in Parent pursuant to the Subscription Agreements entered into by each of them and Parent.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source Software” shall mean any Software that is distributed (a) as “free software” (as defined by the Free Software Foundation); (b) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd); or (c) under a license that requires disclosure of source code or requires derivative works based on such Software to be made publicly available under the same license.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by any of the Group Companies.

“Parent Affiliate Arrangements” shall mean those arrangements set forth on Schedule 1.4 of the Parent Disclosure Letter.

“Parent Cash” shall mean an amount equal to (a) the aggregate amount of cash contained in the Trust Account immediately prior to the Closing less the Aggregate Parent Stockholder Redemption Payments Amount; plus (b) the proceeds paid to Parent upon consummation of the PIPE Investment, as adjusted pursuant to Section 2.6(c).

“Parent Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Parent, First Merger Sub or Second Merger Sub to perform their respective obligations under this Agreement or to consummate the Mergers.

“Parent Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation of Parent, dated as of June 7, 2018 (the “Parent Charter”), and the Bylaws of Parent (the “Parent Bylaws”) and any other similar organization documents of Parent, as each may be amended, modified or supplemented.

Sch. 11

“Parent Transaction Costs” shall mean all (a) fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, whether paid or unpaid prior to the Closing, including the R&W Insurance Policy Cost in excess of such amounts to be paid by Seller pursuant to this Agreement; and (b) any Indebtedness of Parent or its Subsidiaries owed to its Affiliates or stockholders.

“Parent Units” shall mean equity securities of Parent each consisting of one share of Parent Class A Stock and one-third of one Public Warrant.

“Permitted Lien” shall mean (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Financial Statements in accordance with U.S. GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, to the extent they do not, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) purchase money Liens and Liens securing rental payments in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of the assets of the Group Companies and the rights under the Company Real Property Leases, taken as a whole and do not result in a material liability to the Group Companies.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Information” shall mean, in addition to any definition for such term or for any similar term (e.g., “personally identifiable information” or “PII”) provided by Applicable Legal Requirement, or by the Group Companies in any of its privacy policies, notices or Contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person or device, whether or not such information is associated with an identifiable individual. Personal Information may relate to any individual, including a current, prospective, or former customer, end user or employee of any Person, and includes information in any form or media, whether paper, electronic, or otherwise.

“Privacy Laws” shall mean any and all Applicable Legal Requirements, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Federal Trade Commission Act, EU-U.S. Privacy Shield, Swiss-U.S. Privacy Shield, General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (GDPR) and any and all Applicable Legal Requirements relating to breach notification in connection with Personal Information.

“R&W Insurance Policy” shall mean any buyer-side representations and warranties insurance policy with respect to the representations and warranties of the Company, in the name of and for the benefit of Parent.

“R&W Insurance Policy Cost” means the aggregate expenses, including premium, underwriting fees, surplus lines taxes and insurance broker compensation, incurred in connection with the binding and issuance of

Sch. 12

any R&W Insurance Policy in connection with the entering into of this Agreement and the consummation of the Transactions.

“Reference Date” shall mean December 1, 2016.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

“Required Financial Information” shall mean the audited consolidated balance sheets of the Group Companies as of December 31, 2019, and the audited consolidated statements of earnings (loss), comprehensive income (loss), equity and cash flows of the Group Companies for the fiscal year ended December 31, 2019, together with the auditor’s report thereon and the related pro forma financial information, that would be required if Parent were filing (x) a general form for registration of securities under Form 10 following the consummation of the Transactions and (y) a registration statement on Form S-3 for the resale of the securities issued in the PIPE Investment following the consummation of the Transactions.

“Restricted Cash” shall mean any cash or cash equivalents classified as restricted cash in accordance with U.S. GAAP, consistent with the Company’s past practice, including: (i) cash deposited as collateral (ii) cash held in trust or in escrow for the benefit of third parties; and (iii) deposits for rent.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean any Person that is the subject or target of Sanctions, including (i) any Person listed in any Sanctions-related list maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Switzerland or any European Union member state; (ii) any Person located, organized, resident in or national of a Sanctioned Country; or (iii) any Person fifty percent (50%) or more owned, directly or indirectly, or otherwise controlled by or acting on behalf of any such Person or Persons described in the foregoing clauses (i) and (ii).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect that does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of the Seller to perform their obligations under this Agreement or to consummate the Mergers.

“Seller R&W Insurance Policy Cost” means the lesser of (a) an amount equal to fifty percent (50%) of the R&W Insurance Policy Cost; and (b) $2,500,000.

“Significant Company Subsidiary” shall mean each Company Subsidiary other than those whom, when considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X.

Sch. 13

“Software” shall mean any and all computer programs (whether in source code, object code, human readable form or other form), algorithms, user interfaces, firmware, development tools, templates and menus, and all documentation, including user manuals and training materials, related to any of the foregoing.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Target Rollover Indebtedness Amount” shall mean an aggregate principal amount of Indebtedness outstanding under the Term Loan Credit Agreement included in the Existing Credit Agreements equal to $606,000,000, as adjusted pursuant to Section 2.6(c).

“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability, operation of law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Testing Price” shall mean with respect to shares of Parent Class A Stock that are required to be issued: (a) as of the Closing Date, the lesser of the average of the high and low trading price of such stock as reported on the NYSE (or the exchange on which the shares of Parent Class A Stock are then listed) on the date immediately preceding the date of this Agreement and the date immediately preceding the Closing Date (or $10 if lower); and (b) after the Closing Date, the average of the high and low trading price of such stock as reported on the NYSE (or the exchange on which the shares of Parent Class A Stock are then listed) on the date immediately preceding the date of the issuance of such stock.

“Transaction Agreements” shall mean this Agreement, the A&R Registration Rights Agreement, the Subscription Agreements, the Confidentiality Agreement, the Parent A&R Charter, the Parent A&R Bylaws, the Tax Receivable Agreement, the Stockholders Agreement, the Escrow Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Mergers.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

Sch. 14

ANNEX B

FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GS ACQUISITION HOLDINGS CORP

[●], 2020

GS Acquisition Holdings Corp, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

(1)

The name of the Corporation is “GS Acquisition Holdings Corp”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 25, 2016 and was amended by a Certificate of Amendment, which was filed with the Secretary of State of the State of Delaware on May 18, 2018. The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on June 7, 2018 (the “First Amended and Restated Certificate”).

(2)

This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

(3)

This Second Amended and Restated Certificate restates, integrates, amends and replaces the First Amended and Restated Certificate in its entirety. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

(4)	The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Vertiv Holdings Co (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock. Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 725,000,000 shares, consisting of (a) 720,000,000 shares of common stock (the “Common Stock”), including (i) 700,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 5,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2    Class B Common Stock. Following the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware and immediately prior to the Corporation’s consummation of any initial business combination, each share of Class B Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class B Common Stock shall be reduced to zero. It is intended that the conversion of Class B Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 4.3    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4    Common Stock.

(a)    Except as otherwise required by law or this Second Amended and Restated Certificate (or any Preferred Stock Designation made hereunder), the holders of Class A Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Class A Common Stock are entitled to vote. The holders of shares of the Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b)    Except as otherwise required by law or this Second Amended and Restated Certificate (or any Preferred Stock Designation made hereunder), at any annual or special meeting of the stockholders of the Corporation, the holders of the Class A Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (or any Preferred Stock Designation made hereunder), the holders of the Class A Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (or any Preferred Stock Designation made hereunder) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (or any Preferred Stock Designation made hereunder) or the DGCL.

(c)    Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of the Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d)    Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of the Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Class A Common Stock held by them.

Section 4.5    Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.6    No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of the Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the current Bylaws of the Corporation (the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate and the Bylaws.

Section 5.2    Number, Election and Term.

(a)    Subject to Section 5.5 hereof, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b)    Subject to Section 5.5 hereof, commencing at the first annual meeting of the stockholders of the Corporation, and at each annual meeting of the stockholders thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second annual meeting of the stockholders after their election.

(c)    Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d)    Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Class A Common Stock shall not have cumulative voting rights.

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the director to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof and except as otherwise provided for by this Second Amended and Restated Certificate, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5    Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in or permitted by this Second Amended and Restated Certificate (or in an applicable Preferred Stock Designation made hereunder) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (or in an applicable Preferred Stock Designation made hereunder), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1    Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied.

Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3    Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2    Indemnification and Advancement of Expenses.

(a)    To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation, arbitration or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries or, while a director or officer of the Corporation or any of its subsidiaries, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay as incurred the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making payment directly to applicable third parties if requested by the indemnitee); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses (which are, for the avoidance of doubt, indemnified proceedings and expenses), the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was, or is, authorized by the Board.

(b)    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)    Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

To the extent permitted by applicable law, each of Platinum Equity Advisors, LLC and the investment funds affiliated with or advised by Platinum Equity Advisors, LLC and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees (including any of the foregoing who serve as non-employee directors of the Corporation) (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (or any Preferred Stock Designation made hereunder) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X

BUSINESS COMBINATIONS

Section 10.1    Opt Out of DGCL 203. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

Section 10.2    Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

(b)    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)    at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3    Definitions. For purposes of this Article X, the term:

(a)    “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b)    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)    “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (A) with the interested stockholder; or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) – (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d)    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include: (A) the Sponsor Holders or their transferees; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i)    beneficially owns such stock, directly or indirectly; or

(ii)    has: (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(g)    “person” means any individual, corporation, partnership, unincorporated association or other entity.

(h)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i)    “Sponsor Holders” means: (i) the investment funds affiliated with GS DC Sponsor I LLC, GS Sponsor LLC and their respective successors and Affiliates; and (ii) the investment funds affiliated with or advised by Platinum Equity Advisors, LLC and their respective successors and Affiliates.

(j)    “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI

AMENDMENT OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to at any time and from time to time amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (or any Preferred Stock Designation made hereunder), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XII

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 12.1    Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the By-Laws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (a) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (c) for which the Court of Chancery does not have subject matter jurisdiction or (d) arising under the federal securities laws, including the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

Section 12.2    Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.3    Severability. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

IN WITNESS WHEREOF, GS Acquisition Holdings Corp has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

GS ACQUISITION HOLDINGS CORP

By:
Name: David M. Cote
Title: Chairman and Chief Executive Officer

ANNEX C

FORM OF

AMENDED AND RESTATED BYLAWS

OF

VERTIV HOLDINGS CO

ARTICLE I

OFFICES

Section 1.1    Registered Office. The registered office of Vertiv Holdings Co (the “Corporation”) within the State of Delaware shall be located at either: (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2    Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1    Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2    Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Executive Chairman, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3    Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4    Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5    Voting of Shares.

(a)    Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)    Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3); provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i)    A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)    A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)    Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e)    Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6    Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7    Advance Notice for Business.

(a)    Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i)    In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the opening of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii)    To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)    The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a); provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)    In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c)    Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.8    Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Executive Chairman or, in the absence (or inability or refusal to act) of the Executive Chairman, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9    Consents in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE III

DIRECTORS

Section 3.1    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2    Advance Notice for Nomination of Directors.

(a)    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b)    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c)    Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d)    To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)    If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f)    In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1    Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2    Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board and may be held pursuant to Section 8.5(a).

Section 4.3    Special Meetings. Special meetings of the Board (a) may be called by the Executive Chairman or President and (b) shall be called by the Executive Chairman, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4    Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of adjournment, or at least three days’ notice by mail. Any business may be transacted at an adjourned meeting that may have been transacted at the meeting as originally called.

Section 4.5    Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6    Organization. The chairman of each meeting of the Board shall be the Executive Chairman or, in the absence (or inability or refusal to act) of the Executive Chairman, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1    Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. The Board may abolish any such committee at any time.

Section 5.2    Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation. The Board shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 5.3    Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4    Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1    Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a President, a Secretary and such other officers (including without limitation, a Chief Financial Officer, a Chairman, Vice Presidents, Assistant Secretaries, a Treasurer and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a)    Executive Chairman. The Executive Chairman shall preside when present at all meetings of the stockholders and the Board, and shall have general supervision and control of the activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Executive Chairman, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Executive Chairman shall not include supervision or control of the preparation of the financial statements of the Company (other than through participation as a member of the Board). The position of Executive Chairman and Chief Executive Officer may be held by the same person.

(b)    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Executive Chairman pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Executive Chairman, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c)    President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Executive Chairman and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d)    Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e)    Secretary.

(i)    The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Executive Chairman, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)    The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f)    Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g)    Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h)    Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2    Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3    Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4    Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1    Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2    Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3    Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Executive Chairman, the Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4    Consideration and Payment for Shares.

(a)    Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b)    Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5    Lost, Destroyed or Wrongfully Taken Certificates.

(a)    If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)    If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6    Transfer of Stock.

(a)    If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i)    in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)    (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)    the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv)    the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v)    such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b)    Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7    Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8    Effect of the Corporation’s Restriction on Transfer.

(a)    A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b)    A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9    Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1    Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation, arbitration or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries or, while a director or officer of the Corporation or any of its subsidiaries, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay as incurred the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making payment directly to applicable third parties if requested by the Indemnitee). Notwithstanding the foregoing provisions of this Section 8.1, except for proceedings to enforce rights to indemnification (which are, for the avoidance of doubt, indemnified proceedings), the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was, or is, authorized by the Board.

Section 8.2    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, the Corporation shall to the fullest extent not prohibited by applicable law pay as incurred the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making payment directly to applicable third parties if requested by the Indemnitee); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2, except for proceedings to enforce rights to indemnification and advancement of expenses (which are, for the avoidance of doubt, indemnified proceedings and expenses), the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was, or is, authorized by the Board. Notwithstanding the foregoing provisions of this Section 8.2, except for proceedings to enforce rights to advancement of expenses (which are, for the avoidance of doubt, indemnified expenses), the Corporation shall advance expenses to an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was, or is, authorized by the Board.

Section 8.3    Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4    Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Article VIII shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, the Certificate of Incorporation, these Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Section 8.5    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6    Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7    Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8    Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9    Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10    Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2    Fixing Record Dates.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3    Means of Giving Notice.

(a)    Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)    Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s

transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)    Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d)    Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e)    Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230 (b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4    Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5    Meeting Attendance via Remote Communication Equipment.

(a)    Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i)    participate in a meeting of stockholders; and

(ii)    be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)    Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6    Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7    Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8    Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Executive Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Executive Chairman Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9    Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10    Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11    Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12    Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Executive Chairman, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13    Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Executive Chairman, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Executive Chairman, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14    Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Executive Chairman, Chief Executive Officer, President, or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15    Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting (except as otherwise provided in Section 8.7) power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Annex D

FORM OF

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2020, is made and entered into by and among Vertiv Holdings Co (f/k/a GS Acquisition Holdings Corp), a Delaware corporation (the “Company”), GS Sponsor LLC, a Delaware limited liability company (the “GS Sponsor Member”), Cote SPAC 1 LLC, a Delaware limited liability company (the “Cote Sponsor Member” and, together with the GS Sponsor Member, the “Sponsor Members”), James Albaugh, Roger Fradin, Steven S. Reinemund (such individuals, collectively, the “Director Holders”), VPE Holdings, LLC, a Delaware limited liability company (the “Vertiv Holder”), [●], a [●] (the “GS ESC PIPE Investor”), Atlanta Sons LLC, a Delaware limited liability company (the “Cote PIPE Investor”), [●] (collectively, the “Other Cote Holders”) and Goldman Sachs & Co. LLC, a New York limited liability company (“Goldman Sachs”). The Sponsor Members, the Director Holders, the Vertiv Holder, the GS ESC PIPE Investor, the Cote PIPE Investor, the Other Cote Holders, Goldman Sachs and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement are each referred to herein as a “Holder” and collectively as the “Holders”.

RECITALS

WHEREAS, on June 7, 2018, the Company and GS DC Sponsor I LLC, a Delaware limited liability company (the “Sponsor”) entered into that certain Sponsor Warrant Subscription Agreement (the “Sponsor Warrant Subscription Agreement”), pursuant to which the Sponsor purchased 10,533,333 warrants (the “Sponsor Warrants”) in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering on June 12, 2018;

WHEREAS, on June 7, 2018, the Company, the Sponsor, the Director Holders and the Sponsor Members entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Sponsor, the Director Holders and the Sponsor Members certain registration rights with respect to certain securities of the Company;

WHEREAS, the Sponsor, distributed its shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”) and Sponsor Warrants to the Sponsor Members (such Sponsor Members as successors-in-interest to the Sponsor, collectively with the Director Holders, the “GSAH Holders”);

WHEREAS, the GSAH Holders own an aggregate of 17,145,000 Founder Shares;

WHEREAS, upon the closing of the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger, dated as of December [●], 2019 (the “Merger Agreement”), by and among the Company, Crew Merger Sub I LLC, a Delaware limited liability company, Crew Merger Sub II LLC, a Delaware limited liability company, Vertiv Holdings, LLC, a Delaware limited liability company (“Vertiv”), and the Vertiv Holder, the Founder Shares were converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on a one-for-one basis;

WHEREAS, immediately after giving effect to the Transactions, in accordance with the Merger Agreement, the Vertiv Holder received [●] shares of Common Stock;

WHEREAS, on the date hereof, the GS ESC PIPE Investor, the Cote PIPE Investor, the Other Cote Holders, Goldman Sachs and certain other investors (such other investors, collectively, the “Other PIPE Investors”) purchased an aggregate of 123,900,000 shares of the Company’s Common Stock in a transaction exempt from registration under the Securities Act (the “PIPE Shares”);

WHEREAS, pursuant to Section 5.6 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company, the GSAH Holders and the Sponsor Members desire to amend and restate the Existing Registration Rights Agreement, in order to provide the Holders with registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.10.

“Additional Holder Common Stock” shall have the meaning given in Section 5.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean with respect to a specified person, each other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible, exercisable or exchangeable for share of Common Stock) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” shall have the meaning given in subsection 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Cote Lock-up Period” shall mean, with respect to the PIPE Shares received by the Cote PIPE Investor pursuant the Cote Subscription Agreement, the period set forth in Section 4(p) of the Cote Subscription Agreement.

“Cote PIPE Investor” shall have the meaning given in the Preamble.

“Cote Sponsor Member” shall have the meaning given in the Preamble.

“Cote Subscription Agreement” shall mean the Subscription Agreement, dated as of December [●], 2019, by and between the Company and the Cote PIPE Investor.

“Demanding Holder” shall have the meaning given in subsection 2.1.4.

“Director Holder” shall have the meaning given in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.1.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean the period ending on the earlier of (A) one year after the Closing Date or (B) subsequent to the Closing Date, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least one hundred fifty (150) days after the Closing Date or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Goldman Sachs” shall have the meaning given in the Preamble.

“GS ESC PIPE Investor” shall have the meaning given in the Preamble.

“GS ESC PIPE Investor Distributees” shall mean the equityholders of the GS ESC PIPE Investor who have become a party to this Agreement pursuant to Section 5.2.

“GS Sponsor Member” shall have the meaning given in the Preamble.

“GSAH Holders” shall have the meaning given in the Recitals hereto.

“Holder Information” shall have the meaning given in subsection 4.1.2.

“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.

“Insider Letter” shall mean that certain letter agreement, dated as of June 7, 2018, by and among the Company, the Sponsor and each of the other parties thereto.

“Joinder” shall have the meaning given in Section 5.2.6.

“Lock-up Period” shall mean each of (i) the Founder Shares Lock-up Period, (ii) the Sponsor Warrant Lock-up Period, (iii) the Vertiv Holder Lock-Up Period and (iv) the Cote Lock-up Period.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.5.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Other Cote Holders” shall have the meaning given in the Preamble.

“Other PIPE Investors” shall have the meaning given in the Recitals hereto.

“Other PIPE Investors Subscription Agreements” shall mean the respective Subscription Agreements, each dated as of December [●], 2019, by and between the Company and the Other PIPE Investors.

“Permitted Transferees” shall mean (a) with respect to the GSAH Holders and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period or Sponsor Warrants Lock-up Period, as the case may be, pursuant to and in accordance with the Insider Letter and any other applicable agreement between such GSAH Holder and/or their respective Permitted Transferees and the Company and to any transferee thereafter, (b) with respect to the Vertiv Holder and its Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Vertiv Holder Lock-up Period pursuant to and in accordance with the Stockholders Agreement and any other applicable agreement between such Vertiv Holder and/or their respective Permitted Transferees and the Company and to any transferee thereafter, (c) with respect to the GS ESC PIPE Investor, any GS ESC PIPE Investor Distributees, (d) with respect to the Cote PIPE Investor and its Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Cote Lock-up Period pursuant to and in accordance with the Cote Subscription Agreement and any other applicable agreement between such Cote PIPE Investor and/or their respective Permitted Transferees and the Company and to any transferee thereafter, and (e) with respect to the Other Cote Holders and Goldman Sachs and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities pursuant to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding share of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Merger Agreement and any PIPE Shares), (b) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any equity security) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, (c) any Additional Holder Common Stock, and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; provided, that the foregoing clause (B) shall not apply to securities held by Permitted Transferees to the extent subsequent distribution of such securities by such Permitted Transferees requires registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 or Rule 145 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed;

(B)

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)	printing, messenger, telephone and delivery expenses;

(D)	reasonable fees and disbursements of counsel for the Company;

(E)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)	reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in subsection 2.1.5.

“Requisite Percentage” shall mean (a) with respect to each of the Sponsor Members, at least fifty percent (50%) of the Registrable Securities directly held by such Sponsor Member immediately following the Closing Date, and (b) with respect to the Vertiv Holder, at least fifty percent (50%) of the Registrable Securities received by the Vertiv Holder in connection with the Transactions.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Sponsor Members” shall have the meaning given in the Preamble.

“Sponsor Warrant Lock-up Period” shall mean, with respect to Sponsor Warrants that are held by the initial purchasers of such Sponsor Warrants or their Permitted Transferees, and any of the Common Stock issued or issuable upon the exercise or conversion of the Sponsor Warrants and that are held by the initial purchasers of the Sponsor Warrants or their Permitted Transferees, the period ending thirty (30) days after the Closing Date.

“Sponsor Warrant Subscription Agreement” shall have the meaning given in the Recitals hereto.

“Sponsor Warrants” shall have the meaning given in the Recitals hereto.

“Stockholders Agreement” shall mean the Stockholders Agreement, dated as of [●], 2019, by and among the Company, the Sponsor Members and the Vertiv Holder.

“Subsequent Shelf Registration” shall have the meaning given in subsection 2.1.2.

“Transactions” shall have the meaning given in the Recitals hereto.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934 with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.1.4.

“Vertiv” shall have the meaning given in the Recitals hereto.

“Vertiv Holder” shall have the meaning given in the Preamble.

“Vertiv Holder Lock-up Period” shall mean, with respect to shares of Common Stock received by the Veritv Holder in connection with the Transactions, the period set forth in Section 3.1 of the Stockholders Agreement.

“Withdrawal Notice” shall have the meaning given in subsection 2.1.6.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. As soon as practicable but no later than (i) forty-five (45) calendar days following the Closing Date and (ii) ninety (90) calendar days following the Company’s most recent fiscal year end (in either case, the “Filing Date”), the Company shall file a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the ninetieth (90th) calendar day following the Filing Date if the Commission notifies the Company that it will “review” the Shelf and (y) the tenth (10th) business day after the date the Company is notified in writing by the Commission that such Shelf will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonably efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3 Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the Vertiv Holder, the GS Sponsor Member or the Cote Sponsor Member, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Vertiv Holder, the GS Sponsor Member and the Cote Sponsor Member. In addition, in connection with the distribution of Registrable Securities by the GS ESC PIPE Investor to the GS ESC PIPE Investor Distributees, the Company, upon written notification from the GS ESC PIPE Investor that such distribution has been made, shall as promptly as practicable file a prospectus supplement to any then available Shelf naming such GS ESC PIPE Investor Distributees as substitute selling stockholders for the Registrable Securities so distributed (but shall refrain from individually naming such GS ESC PIPE Investor Distributee to the extent permitted by applicable laws) and such Shelf shall be subject to the terms hereof.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Vertiv Holder, the GS Sponsor Member, the Cote Sponsor Member or Goldman Sachs (the Vertiv Holder, the GS Sponsor Member, the Cote Sponsor Member or Goldman Sachs being in such case a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $100 million, or (y) all remaining Registrable Securities held by the Demanding Holder ((x) or (y), as applicable, the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to subsection 2.4.4, the initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s and the other Demanding Holders’ (if any) prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Vertiv Holder, the GS Sponsor Member, the Cote Sponsor Member and Goldman Sachs may each demand not more than two (2) Underwritten Shelf Takedowns pursuant to this subsection 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Vertiv Holder, the GS Sponsor Member, the Cote Sponsor Member or Goldman Sachs may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Vertiv Holder, the GS Sponsor Member, the Cote Sponsor Member, Goldman Sachs or any of their respective Affiliates, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of subsection 2.1.4, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Vertiv Holder, the GS Sponsor Member, the Cote Sponsor Member or Goldman Sachs elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Vertiv Holder, the GS Sponsor Member, the Cote Sponsor Member or Goldman Sachs, as applicable, for purposes of subsection 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this subsection 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this subsection 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to subsection 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) a Block Trade, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to subsection 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b) if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to the piggy-back registration rights, if any, of the Other PIPE Investors set forth in the Other PIPE Investors Subscription Agreement, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder or the Other PIPE Investors, which can be sold without exceeding the Maximum Number of Securities; and

(c) if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1.4 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in subsection 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by subsection 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than subsection 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to subsection 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 2.1.4 hereof.

2.3 Market Stand-off. In connection with any Underwritten Offering of Common Stock of the Company (other than a Block Trade), if requested by the Underwriters managing the offering, each Holder that is an executive officer or director of the Company or the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company, and any other Holder reasonably requested by the managing Underwriter, agrees not to, and to execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Holders, including customary waiver “mfn” provisions) in favor of the managing Underwriters to not sell or dispose of any shares of Common Stock of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement and in the event the managing Underwriters otherwise agree by written consent.

2.4 Block Trades.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $40 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, any Demanding Holder initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this subsection 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible (without limiting the generality of the Company’s obligations pursuant to Section 2.1):

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement, or the Sponsor Members and/or the Vertiv Holder (provided that such Sponsor Member and/or the Veritv Holder, as applicable, holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement) or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the

Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 in connection with such Registration, including in the event of (x) an Underwritten Offering, (y) a Block Trade or (z) a sale by a broker, placement agent or sales agent (subject to such broker, placement agent or sales agent provided such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel), request the Company’s independent registered public accountants to provide a “cold comfort” letter, in customary form and covering such matters of the type customarily covered by “cold comfort” letters, and reasonably satisfactory to a majority-in-interest of the participating Holders and the applicable broker, placement agent or sales agent, if any, and the Underwriters, if any;

3.1.12 in connection with such Registration, including in the event of (x) an Underwritten Offering, (y) a Block Trade or (z) a sale by a broker, placement agent or sales agent, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders and to the broker, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, or such broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 enter into and perform its obligations under an underwriting agreement or distribution agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 with respect to an Underwritten Offering pursuant to subsection 2.1.4, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders and the broker, placement agent or sales agent, if any, and Underwriters, if any, as applicable; and

3.1.17 upon request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Common Stock restricting further transfer (or any similar restriction in book entry positions of such Holder) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold on a Registration Statement,

(ii) request the Company’s transfer agent to issue in lieu thereof shares of Common Stock without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such shares of Common Stock, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s shares of Common Stock transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary documentation, including any documentation required by such restrictive legend or book-entry notation.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter if such Underwriter has not then been named with respect to the applicable Underwritten Offering.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that each Holder shall bear, with respect to such Holder’s Registerable Securities being sold, all Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders.

3.3 Requirements for Participation in Registration Statement in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any twelve (12) month period, determined in good faith by the Board to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this subsection 3.4.2.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act), and each broker, placement agent or sales agent to or through which a Holder effects or executes the resale of Registrable Securities, to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act), and each broker, placement agent or sales agent to or through which a Holder effects or executes the resale of Registrable Securities, to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Vertiv Holdings Co, 1050 Dearborn Drive, Worthington, OH, 43085, Attention: Colin Flannery, General Counsel, and, if to any Holder, at such Holder’s address as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Subject to Section 5.2.4 and Section 5.2.6, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and Permitted Transferees.

5.2.3 For the avoidance of doubt, the GS ESC PIPE Investor may assign its rights, duties and obligations under this Agreement to each equityholder of the GS ESC PIPE Investor to which it expects to distribute Registrable Securities and such equityholder shall, following the execution of a Joinder (as defined below) and effective upon such distribution, become a Holder hereunder and the PIPE Shares which such equityholder receives in such distribution shall remain Registrable Securities until they cease to be Registrable Securities in accordance with the definition thereof.

5.2.4 Prior to the expiration of the applicable Lock-up Period, no Holder who is subject to a Lock-up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee and in accordance with the provisions of the agreement providing for such Lock-up Period and this Section 5.2; provided, that, with respect to the Sponsor Members and the Vertiv Holder, the rights, duties and obligations hereunder that are personal to the Vertiv Holder and such Sponsor Member, as applicable, may not be assigned or delegated in whole or in part, except that (x) a Sponsor Member shall be permitted to assign or delegate its rights, duties and obligations hereunder as such Sponsor Member to one or more Affiliates of such Sponsor Member (it being understood that no such assignment or delegation shall reduce any rights, duties or obligations of such Sponsor Member or such transferees) and (y) the Vertiv Holder shall be permitted to assign or delegate its rights, duties and obligations hereunder as the Vertiv Holder to one or more Affiliates of the Vertiv Holder (it being understood that no such assignment or delegation shall reduce any rights, duties or obligations of the Vertiv Holder or such transferees).

5.2.5 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.6 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) an executed joinder to this Agreement from such successor or permitted assignee in the form of Exhibit A attached hereto (a “Joinder”). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor Members and/or the Vertiv Holder so long as such Sponsor Member and/or the Vertiv Holder and their respective Affiliates hold, in the aggregate the applicable Requisite Percentage; provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. Other than (i) the Other PIPE Investors who have registration rights with respect to their PIPE Shares pursuant to their Other PIPE Investors Subscription Agreements and (ii) as provided in the Warrant Agreement, dated June 7, 2018, among the Company, Computershare Trust Company, N.A., and Computershare Inc., the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person.

5.8 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10 Additional Holder; Joinder. In addition to Persons who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of the Sponsor Members and/or the Vertiv Holder so long as such Sponsor Member and/or the Vertiv Holder and their respective Affiliates hold, in the aggregate, the applicable Requisite Percentage, the Company may make any person or entity who acquires Common Stock or rights to acquire Common Stock after the date hereof a party to this Agreement (each such Person, an “Additional Holder”) by obtaining an executed Joinder from such Additional Holder in the form of Exhibit A attached hereto. Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

[●]
a Delaware corporation

By:
	Name:	David M. Cote
	Title:	Chief Executive Officer,
President and Secretary

HOLDERS:

GS SPONSOR LLC
a Delaware limited liability company

By:
	Name:	Raanan A. Agus
	Title:	President

COTE SPAC 1 LLC
a Delaware limited liability company

By:
	Name:	David M. Cote
	Title:	Member

James Albaugh

Roger Fradin

Steven S. Reinemund

[Signature Page to A&R Registration Rights Agreement]

VPE HOLDINGS, LLC
a Delaware limited liability company

By:
	Name:	[●]
	Title:	[●]

[GS ESC PIPE INVESTOR]
a [●]

By:
	Name:	[●]
	Title:	[●]

ATLANTA SONS LLC
a Delaware limited liability company

By:
	Name:	[●]
	Title:	[●]

[OTHER COTE HOLDERS]

By:
	Name:	[●]
	Title:	[●]

GOLDMAN SACHS & CO. LLC
a New York limited liability company

By:
	Name:	[●]
	Title:	[●]

[Signature Page to A&R Registration Rights Agreement]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [                ], 2020 (as the same may hereafter be amended, the “Registration Rights Agreement”), among [●] (f/k/a GS Acquisition Holdings Corp), a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as a Holder, and the undersigned’s (and its transferees’) shares of Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.

[For purposes of this Joinder, “Excluded Sections” shall mean [                ].]

For Permitted Transferees of the GS ESC PIPE Investor executing this Joinder pursuant to Section 5.2 of the Registration Rights Agreement include the following:

Notwithstanding anything herein or the Registration Rights Agreement to the contrary, this Joinder will become effective only upon the distribution by the GS ESC PIPE Investor of PIPE Shares to the undersigned.

Accordingly, the undersigned has executed and delivered this Joinder as of the                day of                , 20    .

Signature of Stockholder

Print Name of Stockholder Its:

Address:

Agreed and Accepted as of                , 20    .

[●]

By:
Name:
Its:

[Signature Page to A&R Registration Rights Agreement Joinder]

ANNEX E

FORM OF

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2020, by and among Vertiv Holdings Co, a Delaware corporation (formerly known as GS Acquisition Holdings Corp) (the “Company”), [GS DC Sponsor I LLC, a Delaware limited liability company (“GS Investor”)]1, and VPE Holdings, LLC, a Delaware limited liability company (“PE Investor” and, together with GS Investor, each a “Stockholder” and collectively, the “Stockholders”). Each capitalized term used and not otherwise defined herein shall have the meaning set forth in Article V.

WHEREAS, GS Investor is the holder of certain shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock” or the “Common Stock”), and certain warrants to acquire shares of Class A Common Stock (the “Warrants”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated December 10, 2019, by and among the Company, PE Investor, Vertiv Holdings, LLC, a Delaware limited liability company, and certain other persons named therein and party thereto (the “Merger Agreement”), PE Investor is receiving shares of Class A Common Stock; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company, GS Investor and PE Investor desire to set forth certain understandings among them, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each party hereby represents and warrants to the other party and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other governing documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

ARTICLE II

BOARD OF DIRECTORS; OBSERVERS; VOTING AGREEMENT

Section 2.1    PE Investor Board Representation. As of the date of this Agreement, the authorized number of directors on the board of directors of the Company (the “Board”) is nine (9). For so long as PE Investor holds a number of shares of Common Stock representing at least the percentage of the outstanding shares of Common Stock shown below, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders

[1]	Note to Draft: Subject to revision to reflect potential distribution of shares/warrants from GS Investor to its members prior to Closing.

at which directors are to be elected, those individuals designated in writing by PE Investor to the Board that, if elected, would result in PE Investor having nominated the number of directors serving on the Board that is shown below (each, a “PE Investor Nominee”).

Percentage of Outstanding Common Stock	Number of PE Investor Directors
30% or greater	4
Less than 30% but greater than or equal to 20%	3
Less than 20% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 5%	1
Less than 5%	0

Section 2.2    Director Independence. During the period of time that PE Investor is authorized to nominate four (4) individuals for service on the Board, PE Investor shall use commercially reasonable efforts to ensure that at least two (2) of such PE Investor Nominees qualify as “independent” under all Applicable Regulations (collectively, “Independent”). During the period of time that PE Investor is authorized to nominate three (3) individuals for service on the Board, PE Investor shall use commercially reasonable efforts to ensure that at least one (1) of such PE Investor Nominees qualifies as Independent. During the period of time that PE Investor is authorized to nominate two (2) or fewer individuals for service on the Board, none of such PE Investor Nominees shall be required to qualify as Independent. PE Investor shall include in its written communication of nomination to the Board (x) director biographies in customary form and (y) reasonably detailed information regarding the independence of each such nominee intended to qualify as Independent. If the Board (or a nominating committee thereof) in the exercise of its reasonable business judgment reasonably determines that any individual designated by PE Investor as Independent is not Independent, the Board shall promptly notify PE Investor of such determination and PE Investor will be entitled to designate a replacement Independent individual for nomination.

Section 2.3    Employee Directors. For so long as the Company has a duly appointed and acting Executive Chairman as a named executive officer, the Company shall take all Necessary Action to include such Executive Chairman in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected (the “Chairman Nominee”). For so long as the Company has a duly appointed and acting Chief Executive Officer as a named executive officer, the Company shall take all Necessary Action to include such Chief Executive Officer in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected (the “CEO Nominee”).

Section 2.4    Chairman of the Board. For so long as the Company has a duly appointed and acting Executive Chairman as a named executive officer, and such Executive Chairman has been duly elected to the position of director of the Company, the Company shall take all Necessary Action to ensure that such Executive Chairman shall serve as the Chairman of the Board. If at any time the Company does not have an Executive Chairman, or if such Executive Chairman has not been appointed to the Board, then, if PE Investor then has the right to designate at least two (2) directors for nomination under this Agreement, the Company will take all Necessary Action to ensure that, if one or more PE Investor Directors have been elected to the Board, such PE Investor Director as PE Investor may designate shall be Chairman of the Board.

Section 2.5    Additional Unaffiliated Directors. For so long as PE Investor has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to (a) ensure that the number of directors serving on the Board shall not exceed nine (9); provided, that the number of directors may be increased if necessary to satisfy the requirements of Applicable Regulations; and (b) include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, such number of nominees to the Board, each of whom shall be Independent, as is equal to the result of (x) the then authorized number of directors comprising the Board, minus (y) the sum of (i) the number of PE Investor Nominees included in the slate of nominees recommended by the

Board for election as directors, plus (ii) one (1), if there is then a Chairman Nominee included in such slate of nominees, plus (iii) one (1), if there is then a CEO Nominee included in such slate of nominees.

Section 2.6    Committee Representation. Subject to Applicable Regulations (including with respect to Independent director representation on Board committees), PE Investor shall have the right to have a pro rata number of PE Investor Directors (rounded to the nearest whole number, but in any event not less than one (1)) appointed to serve on each committee of the Board other than the audit committee for so long as PE Investor has the right to designate at least one (1) director for election to the Board. (For example, if PE Investor then has the right to nominate four (4) persons to a board of directors of nine (9) persons (i.e., 44%), and a committee of three (3) persons is established, one (1) committee member shall be a PE Investor Director (i.e., 44% x 3 = 1.32, which is then rounded down to one (1)).)

Section 2.7    Vacancies and Removal. Except as provided for in Section 2.1 and Section 2.2, and to the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Governing Documents: (a) PE Investor shall have the exclusive right to remove its respective nominated directors from the Board, and the Board and each Stockholder shall take all Necessary Action to cause the removal of any of the PE Investor Directors at the request of PE Investor; and (b) PE Investor shall have the exclusive right to nominate for election to the Board directors to fill vacancies created by reason of death, removal or resignation of the PE Investor Directors, and the Board and PE Investor shall take all Necessary Action to cause any such vacancies to be filled by replacement directors nominated by PE Investor (consistent with the other provisions of this Agreement) as promptly as reasonably practicable.

Section 2.8    Board Observer Rights. For so long as PE Investor holds a number of shares of Common Stock representing at least five percent (5%) of the outstanding shares of Common Stock, the Company will permit an individual designated in writing by PE Investor from time to time (each, an “Observer”) to attend meetings of the Board and of any advisory board as a non-voting observer, and will give such individual notice of such meetings at the same time and in the same manner as notice to the directors or advisory board members. Each Observer shall be entitled to concurrent receipt of any materials provided to the Board or any advisory board, subject to the confidentiality obligations set forth in a customary confidentiality agreement to be entered into by and between PE Investor and the Company. The foregoing notwithstanding, (a) the Board shall retain the right to exclude an Observer from meetings, discussions and materials (i) to the extent the Board in the exercise of its reasonable business judgment reasonably believes there to be a material conflict of interest, (ii) with respect to any discussions of disputes between the Company and PE Investor or its Affiliates, and (iii) as necessary, upon advice from counsel to the Company, to protect attorney-client privilege, (b) the Board shall retain the right to require PE Investor to replace its designated Observer if the Board in the exercise of its reasonable business judgment reasonably determines that such Observer is not performing his or her duties in a reasonable manner and (c) the right of PE Investor to have an Observer at the Board’s meetings shall not be transferable to any unrelated third party. No Observer, its Affiliates or its or their employees, officers, directors, agents, successors and assigns shall have any fiduciary or similar duty to, or liability for any debt or obligation of, the Company or to or of any other entity or person whatsoever as a result of this Section 2.8 or any exercise of, or failure to exercise, the rights of an Observer under this Agreement.

Section 2.9    Board Meeting Expenses. The Company shall pay all reasonable reimbursable out-of-pocket costs and expenses (including, but not limited to, travel and lodging) incurred by each member of the Board, and by each Observer (if any), incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of each of the Company’s Subsidiaries and/or any of their respective committees.

Section 2.10    Indemnification. The Company shall obtain and maintain customary director and officer indemnity insurance on reasonable terms. The Company hereby acknowledges that any director, officer, or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by a Stockholder or one or more of its Affiliates (collectively, the “Affiliate Indemnitors”). The Company, on its own behalf and on behalf of any of its Subsidiaries that provides indemnification: (a) shall be the indemnitor of first resort (i.e., its or their obligations to an Indemnitee shall be primary and any obligation of any Affiliate Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee shall be secondary); (b) shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and an Indemnitee, without regard to any rights an Indemnitee may have against any Affiliate Indemnitor or its insurers; (c) irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof; and (d) agrees that no advancement or payment by the Affiliate Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Affiliate Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company and its applicable Subsidiary, if any.

Section 2.11     Voting Agreement. For so long as PE Investor has the right to designate at least one (1) director for nomination under this Agreement, each Stockholder hereby agrees to vote, or cause to be voted, all shares of Common Stock owned beneficially or of record by such Stockholder, or over which such Stockholder maintains voting control, directly or indirectly, in such manner as may be necessary or advisable in support of, or to implement, maintain, or protect the various matters set forth in, and the intent of, this Article II (including without limitation the maintenance of a number of authorized directors and the election of designated nominees), whether at an annual or special meeting of stockholders of the Company or pursuant to any written consent of the stockholders of the Company.

Section 2.12    No Liability to Stockholders. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for nomination for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor as a result of voting for any such designated nominee in accordance with the provisions of this Agreement.

ARTICLE III

COMMON STOCK TRANSFER RESTRICTION

Section 3.1     Market Stand-Off. PE Investor shall not Transfer any shares of Class A Stock acquired by PE Investor pursuant to the Merger Agreement (the “Merger Shares”) during the period of time starting on the date of this Agreement and ending on the date that is one hundred and eighty (180) days after the date of this Agreement. Notwithstanding the foregoing, PE Investor may Transfer any or all of its Merger Shares: (i) to its affiliates; (ii) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Stock for cash, securities or other property; or (iii) by distribution to partners, members or stockholders of PE Investor, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with PE Investor; provided, however, that (x) it shall be a condition to any such Transfer pursuant to clause (i) or (iii) that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of, and agrees to be bound by the restrictions on Transfer set forth in, this Section 3.1 and (y) any purported Transfer pursuant to clauses (i) and (iii) that does not meet the conditions set forth in clause (x) shall be void ab initio.

Section 3.2    Legends. The certificates or book-entry entitlements representing the Merger Shares shall bear the following legend (as well as any other legends required by applicable state and federal securities laws) until such time as such legends are no longer relevant or applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES

LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE HOLDER AND THE ISSUER OF SUCH SHARES.

The foregoing legend shall be removed by the Company from any certificate or book-entry entitlement evidencing the Merger Shares upon delivery to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company, that either: (a) a registration statement under the Securities Act is at that time in effect with respect to the legended security; or (b) such security can be freely transferred without requiring registration thereof under the Securities Act and such transfer otherwise complies with the applicable state securities laws.

Section 3.3    Stop-Transfer Instructions. The Company shall have the right to issue appropriate “stop-transfer” instructions to its transfer agent to ensure compliance with the restrictions on the Merger Shares imposed by this Article III. The Company will not be required to transfer on its books any Merger Shares that have been sold or otherwise transferred in violation of any of the provisions of this Article III, or to treat as owner of such Merger Shares, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such Merger Shares have been so transferred in violation of any of the provisions of this Article III.

ARTICLE IV

INFORMATION; ACCESS

Section 4.1    Quarterly Financial Statements. Concurrently with the distribution of the Company’s quarterly financial statements to the audit committee of the Board for review, for so long as PE Investor has the right to designate at least one (1) director for nomination under this Agreement, the Company shall deliver to PE Investor an unaudited balance sheet of the Company as of the last day of each of the first three (3) fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.

Section 4.2    Annual Financial Statements. Concurrently with the distribution of the Company’s annual financial statements to the audit committee of the Board for review, for so long as PE Investor has the right to designate at least one (1) director for nomination under this Agreement, the Company shall deliver to PE Investor an audited balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto.

Section 4.3    Access. For so long as PE Investor has the right to designate at least one (1) director for nomination under this Agreement and subject to the confidentiality obligations set forth in a customary confidentiality agreement to be entered into by and between PE Investor and the Company, the Company shall, and shall cause its Subsidiaries to, permit PE Investor and its respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books, records, contracts and agreements of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary. For so long as PE Investor has the right to designate at least one (1) director for nomination under this Agreement, the Company shall, and shall cause its Subsidiaries to, provide PE Investor, in addition to other information that might be reasonably requested by PE Investor from time to time: (a) direct access to the Company’s auditors and officers; (b) copies of all materials provided to the Board at the same time as provided to the Board; (c) access to appropriate officers and directors of the Company at such times as may be requested by PE Investor with respect to matters relating to the business and affairs of the Company and its Subsidiaries; (d) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company or any of its respective Subsidiaries; and (e) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries.

ARTICLE V

DEFINITIONS

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Applicable Regulations” means applicable laws and national securities exchange regulations that apply to the Company.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by legal requirements to close.

“Common Stock” means the shares of Class A Common Stock and Class B Common Stock, and any other shares of capital stock of the Company, from time to time outstanding.

“Governing Documents” with respect to the Company and any of its Subsidiaries, means, collectively, such Person’s certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Common Stock; (b) causing the adoption of amendments to the Governing Documents; (c) executing agreements and instruments; and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“PE Investor Director” means a PE Investor Nominee who has been duly elected or appointed to the position of director of the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (a) if a corporation, a majority of the total voting power of units of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Transfer” means the: (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security; (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) public announcement of any intention to effect any transaction specified in the preceding clauses (a) or (b).

ARTICLE VI

MISCELLANEOUS

Section 6.1    Amendment and Waiver. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. In the event any Applicable Regulations come into force or effect (including by amendment), including any applicable rules of a national securities exchange upon with the Class A Common Stock is registered, or of the Securities and Exchange Commission, which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

Section 6.2    Freedom to Pursue Opportunities. The Company acknowledges and understands that each Stockholder and its respective Affiliates, including the PE Investor Directors and each Observer (if any), from time to time review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company and its Subsidiaries, and may trade in the securities of such enterprises. Nothing in this Agreement shall preclude or in any way restrict a Stockholder or any of its Affiliates, including the PE Investor Directors and each Observer (if any), from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its Subsidiaries, and the Company hereby waives on its own behalf and on behalf of its Subsidiaries, in perpetuity, any and all claims that it now has or may have in the future, and agree not to initiate any litigation or any other cause of action (whether or not in a court of competent jurisdiction) in respect of any such waived claims, or otherwise on the basis of, or in connection with, the doctrine of corporate opportunity (or any similar doctrine).

Section 6.3    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future applicable law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this

Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 6.4    Entire Agreement. Except as otherwise expressly set forth herein, this document and the documents referenced herein and therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

Section 6.5    Successors and Assigns. Nothing in this Agreement shall prevent GS Investor from Transferring any or all of its shares of Common Stock or Warrants (i) to its affiliates, or (ii) by distribution to partners, members or stockholders of GS Investor, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with GS Investor; provided, however, that (x) it shall be a condition to any such Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Agreement and (y) any purported Transfer pursuant to clauses (i) and (ii) that does not meet the conditions set forth in clause (x) shall be void ab initio. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, and each Stockholder and its respective successors and assigns, so long as such Persons hold Common Stock.

Section 6.6    Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 6.7    Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. Each of the parties hereto shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement; provided, that a Stockholder that incurs fees and expenses in successfully enforcing its rights under this Agreement against the Company shall be entitled to award or reimbursement of such fees and expenses to the extent documented and reasonably incurred.

Section 6.8    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Company, to:

Vertiv Holdings Co
1050 Dearborn Dr.
Worthington, OH 43085
Attention:	Colin Flannery, its General Counsel
Email:	colin.flannery@vertiv.com

If to GS Investor, to:

[GS DC Sponsor I LLC]
200 West Street
New York, New York 10282
Attention:	Raanan A. Agus
David S. Plutzer
Email:	raanan.agus@gs.com
david.plutzer@gs.com

with a required copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:	Howard L. Ellin
C. Michael Chitwood
Email:	howard.ellin@skadden.com
michael.chitwood@skadden.com

If to PE Investor, to:

c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Bldg.
Beverly Hills, CA 90210
Attention:	S. Kris Agarwal
Fax:	310.712.1863
Email:	kagarwal@platinumequity.com

with a required copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius, LLP
600 Anton Blvd, 18th Floor
Costa Mesa, CA 92646
Attention:	James W. Loss
Todd A. Hentges
Fax:	714.830.0700
Email:	jim.loss@morganlewis.com
todd.hentges@morganlewis.com

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 6.9    Governing Law. This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement or the validity, interpretation, breach or termination of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 6.10    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

THE COMPANY:

VERTIV HOLDINGS CO

By:

Name:

Title:

GS INVESTOR:

[GS DC SPONSOR I LLC]

By:

Name:

Title:

PE INVESTOR:

VPE HOLDINGS, LLC

By:

Name:

Title:

[Signature Page to Stockholders Agreement]

ANNEX F

Form of

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [●], 2020, is hereby entered into by and between Vertiv Holding Co, a Delaware corporation formerly known as GS Acquisition Holdings Corp (the “Corporate Taxpayer”) and VPE Holdings, LLC a Delaware limited liability company (the “Stockholder” and, together with the Corporate Taxpayer and the Stockholder, collectively, the “Parties”).

RECITALS

WHEREAS, the Stockholder is the historic owner of Vertiv Holdings, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, on December 10, 2019, the Corporate Taxpayer (as GS Acquisition Holdings Corp, a Delaware corporation), Crew Merger Sub I LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Corporate Taxpayer (“First Merger Sub”), Crew Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Corporate Taxpayer (“Second Merger Sub”), the Stockholder and the Company entered into the certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which First Merger Sub will merge with and into the Company, the separate corporate existence of First Merger Sub will cease (the “First Merger”) and, as part of an integrated transaction, immediately following the First Merger, the Company will merge with and into Second Merger Sub, the separate corporate existence of the Company will cease and Second Merger Sub as the surviving company will continue as a wholly-owned subsidiary of the Corporate Taxpayer;

WHEREAS, the acquisition of the Company by Vertiv JV Holdings, LLC, a Delaware limited liability company formerly known as Cortes NP JV Holdings, LLC, and the parent entity of Stockholder, pursuant to the certain transaction agreement, dated July 29, 2016, as well as historical acquisition activities of the Group Companies, including without limitation pursuant to that certain asset purchase agreement dated January 19, 2018 to which the Company’s subsidiaries Vertiv Corporation (formerly known as Liebert Corporation), Vertiv Tech Co., Ltd. and Chloride Group Ltd are party, resulted in an increase to the tax basis of certain intangible assets of the Company (together, the “Additional Basis Recovery”, as defined below);

WHEREAS, the Company is entitled to the use of that certain Tax credit for increasing research activities (the “R&D Credit”, as defined below);

WHEREAS, the payment by the Group Companies of certain expenses in connection with the Transactions will generate certain income tax deductions for the Group Companies (the “Seller Expense Deductions”, as defined below);

WHEREAS, the income, gain, loss, deduction and other Tax items of the Corporate Taxpayer and its Subsidiaries (as defined below) may be affected by the Additional Basis Recovery and the R&D Credit and the Seller Expense Deductions (collectively, the “Tax Assets”); and

WHEREAS, the Parties desire to make certain arrangements with respect to the effect of the Tax Assets on the actual liability for Taxes of the Corporate Taxpayer;

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms set forth in this ARTICLE I have the following meanings.

“Additional Basis Recovery” means any (a) amortization deductions for Tax purposes attributable to the increase in tax basis of the Applicable Assets of the Group Companies resulting from or associated with the Historical Transactions (including to the extent attributable to capitalized organizational costs, capitalized transaction costs, or capitalized debt issuance costs, and, for the avoidance of doubt, any tax basis of assets described in clause (ii) of the definition of Applicable Asset attributable to such increase in tax basis) and (b) without duplication, any reduction of items of gain or income or increase in items of loss or deductions attributable to such increase in tax basis of amortizable assets, as specifically set forth on Annex B.

“Advisory Firm” means any accounting firm or any law firm that, in either case, is nationally recognized as being expert in tax matters.

“Affiliate” means, with respect to any specified Person, (a) any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person, and (b) a Member of the Immediate Family of such specified Person.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” has the meaning set forth in the Preamble.

“Amended Schedule” has the meaning set forth in Section 2.2(b).

“Applicable Asset” means (i) any intangible asset that is amortizable under Section 197, or other provision, of the Code that was held by a Group Company for U.S. federal income tax purposes immediately after an applicable Historical Transaction and any covenant entered into in connection with an applicable Historical Transaction that is amortizable under Section 197, or other provision, of the Code and (ii) any asset that is “substituted basis property” as defined in the Code with respect to any asset described in clause (i) (or any other asset described in this clause (ii)); provided, that Applicable Asset does not include any asset or portion thereof as to which there was a Divestiture or that is “substituted basis property” with respect to any asset (or portion thereof) as to which there was a Divestiture, in each case, beginning on the effective date of the Divestiture.

“Assumed State and Local Tax Rate” means, with respect to any Taxable Year, the sum of the effective rates of tax imposed on the aggregate net income of the Corporate Taxpayer in each state or local jurisdiction in which the Corporate Taxpayer files Tax Returns for such Taxable Year, with the effective rate in any state or local jurisdiction being equal to the product of: (i) the apportionment factor on the income or franchise Tax Return filed by the Corporate Taxpayer in such jurisdiction for such Taxable Year, and (ii) the maximum applicable corporate tax rate in effect in such jurisdiction in such Taxable Year.

“Board” means the Board of Directors of the Corporate Taxpayer.

“Breach” has the meaning set forth in Section 4.1(b).

“Business Day” means any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

“Change in Control” shall be deemed to have occurred upon:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporate Taxpayer’s assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to (i) any Subsidiary of the Corporate Taxpayer or (ii) an entity if the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto represent at least 50.1% of the total voting power represented by the Voting Securities of such entity outstanding immediately after such sale, lease or transfer; provided, that, for clarity and notwithstanding anything to the contrary, neither the approval of nor consummation of a transaction treated for U.S. federal income tax purposes as a liquidation into the Corporate Taxpayer of its Subsidiaries or merger of such entities into one another will constitute a “Change in Control”;

(b) the merger, reorganization or consolidation of the Corporate Taxpayer with any other person, other than a merger, reorganization or consolidation which would result in the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.1% of the total voting power represented by the Voting Securities of the Corporate Taxpayer or such surviving entity outstanding immediately after such merger or consolidation;

(c) the liquidation or dissolution of the Corporate Taxpayer other than a liquidation or dissolution which substantially all of the Corporate Taxpayer’s assets (determined on a consolidated basis) are transferred to an entity if the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto represent at least 50.1% of the total voting power represented by the Voting Securities of such entity outstanding immediately after such liquidation or dissolution; or

(d) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporate Taxpayer or (ii) a corporation or other entity owned, directly or indirectly, owned by the stockholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock of the Corporate Taxpayer) of more than 50.1% of the aggregate voting power of the Voting Securities of the Corporate Taxpayer other than an acquisition by an entity if the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto represent at least 50.1% of the total voting power represented by the Voting Securities of such entity outstanding immediately after such acquisition.

provided; however, that no action or actions which would otherwise constitute a Change of Control shall be treated as causing a Change of Control if such action or actions were caused by the acquisition, directly or indirectly, by the Stockholder or any of its affiliates of Voting Securities of the Corporate Taxpayer in any transaction not otherwise contemplated by the Merger Agreement.

“Closing Date” means the date on which the closing of the transactions contemplated by the Merger Agreement occur.

“Code” means the Internal Revenue Code of 1986, as amended and any successor U.S. federal income tax law. References to a section of the Code include any successor provision of Law.

“Company” has the meaning set forth in the Recitals.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

“Corporate Taxpayer” has the meaning set forth in the Preamble.

“Corporate Taxpayer Group” means any of the Corporate Taxpayer and its Subsidiaries.

“Corporate Taxpayer Return” means the U.S. federal, state or local Tax Return, as applicable, of the Corporate Taxpayer or any Subsidiary of the Corporate Taxpayer (and any Tax Return filed for a consolidated, affiliated, combined or unitary group of which the Corporate Taxpayer or any Subsidiary of the Corporate Taxpayer is a member) filed with respect to Taxes for any Taxable Year.

“Cumulative Net Realized Tax Benefit” means, for a Taxable Year, the cumulative amount of Realized Tax Benefits for all Taxable Years or portions thereof, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year or portion thereof shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. If a Cumulative Net Realized Tax Benefit is being calculated with respect to a portion of a Taxable Year, then calculations of the Cumulative Net Realized Tax Benefit (including determinations relating to Additional Basis Recovery to the extent applicable) shall be made as if there were an interim closing of the books and the Taxable Year had closed on the relevant date.

“Default Rate” means LIBOR plus 500 basis points.

“Deferral Period” has the meaning set forth in Section 3.2.

“Deferred Payments” has the meaning set forth in Section 3.2.

“Determination” has the meaning ascribed to such term in Section 1313(a) of the Code or similar provisions of state and local Tax Law, as applicable, or any other event (including the execution of Internal Revenue Service Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Divestiture” means any sale, disposition or transfer of all or a portion of a direct or indirect interest in an Applicable Asset if (i) after and as a result of such sale, disposition or transfer, the full amount of Additional Basis Recovery has not been recovered and is not recoverable by the Corporate Taxpayer or its Subsidiaries in respect of such Applicable Asset or portion thereof (or a successor asset) through amortization or otherwise for U.S. federal income tax purposes, or (ii) some or all of the gain or loss is not recognized with respect to such sale, disposition or transfer pursuant to a non-recognition provision of the Code and such sale, disposition or transfer is to an entity that is not a wholly owned Subsidiary and that is not part of the Corporate Taxpayer’s U.S. federal consolidated tax group (provided that, in the case of any such entity that is a partnership, a Divestiture shall not be deemed to occur with respect to any portion of such Applicable Asset in respect of which the Corporate Taxpayer or its Subsidiaries can continue to recover the Additional Basis Recovery in respect of such Applicable Asset through amortization for U.S. federal income tax purposes), in each case, other than any such sale, disposition or transfer that constitutes a Change in Control.

“Divestiture Acceleration Payment” has the meaning set forth in Section 4.3(c).

“Early Termination Date” means (i) subject to clause (ii), the date of an Early Termination Notice for purposes of determining the Early Termination Payment and (ii) in the event of a Divestiture the effective date of such Divestiture.

“Early Termination Effective Date” has the meaning set forth in Section 4.2.

“Early Termination Notice” has the meaning set forth in Section 4.2.

“Early Termination Payment” has the meaning set forth in Section 4.3(b).

“Early Termination Rate” means LIBOR plus 500 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.2.

“Effective Time” has the meaning given to such term in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expert” has the meaning set forth in Section 7.9.

“Final Year” has the meaning set forth in Section 3.1(c).

“First Merger” has the meaning set forth in the Recitals.

“First Merger Sub” has the meaning set forth in the Recitals.

“First Seller Expense Deduction Payment Date” has the meaning set forth in Section 3.2.

“Fourth Tax Year” means the fourth Taxable Year ending after the Closing Date (but in no event ending after December 31, 2023).

“Governmental Entity” means any court, tribunal, arbitrator, authority, agency, commission, legislative body or official of the United States or any state, or similar governing entity, in the United States or in a foreign jurisdiction.

“Group Company” and “Group Companies” have the respective meanings given to such terms in the Merger Agreement.

“Historical Transactions” means any and all of the acquisition transactions effected by a Group Company prior to the date of this Agreement.

“Hypothetical Tax Liability” means with respect to any Taxable Year, the liability for Taxes for such Taxable Year or portion thereof of the Corporate Taxpayer and its Subsidiaries (including for the sake of clarity the Company and its Subsidiaries), calculated using the same methods, elections, conventions and similar practices used in calculating the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries on the relevant Corporate Taxpayer Return, but (i) without taking into account any Tax Assets and (ii) for purposes of determining the liability for state and local Taxes for a Taxable Year (which, for the avoidance of doubt, shall be deducted to the fullest extent permitted under applicable law in determining the liability for U.S. federal income Taxes for a Taxable Year), the combined tax rate for state and local Taxes shall be the Assumed State and Local Tax Rate for such Taxable Year. If a Hypothetical Tax Liability is being calculated with respect to a portion of a Taxable Year, then calculations of the Hypothetical Tax Liability shall be made as if there were an interim closing of the books of the Corporate Taxpayer and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Interest Amount” has the meaning set forth in Section 3.1(b)(iii).

“IRS” means the Internal Revenue Service.

“Law” means any statute, law (including common law), code, treaty, ordinance, rule or regulation of any Governmental Entity.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Reuters Screen page “LIBOR01” (or if such screen shall cease to be publicly available, as reported by any other publicly available source of such market rate) for

London interbank offered rates for U.S. dollar deposits for such period; provided, that if LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars, then the parties will meet and confer reasonably and in good faith to agree upon a replacement interest rate, and its method of application, to replace LIBOR for all purposes under this Agreement, and in connection therewith, the parties hereto shall amend this Agreement in such a manner as may be necessary or appropriate.

“Merger Agreement” has the meaning set forth in the Recitals.

“Maximum Rate” has the meaning set forth in Section 3.6.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trust naming only one or more of the Persons listed in clause (a) above as beneficiaries.

“Net Tax Benefit” has the meaning set forth in Section 3.1(b).

“Objection Notice” has the meaning set forth in Section 2.2(a).

“Parties” has the meaning set forth in the Preamble.

“Payment Date” with respect to any payment required hereunder is the date such payment is actually made.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Pre-Closing Tax Period” means (i) each Tax period of a Group Company or the Group Companies that ends on or prior to the Closing Date (as defined in the Merger Agreement) and (ii) for any Tax period of a Group Company or the Group Companies that begins on or prior to the Closing Date and ends after the Closing Date, the portion of such Tax period than ends on the Closing Date.

“Present Value Payment” has the meaning set forth in Section 3.1(c).

“Post-Final Year Tax Assets Amount” has the meaning set forth in Section 3.1(c).

“R&D Credit” the amount of available and unused U.S. federal income tax credits for increasing research activities prior to the date of this Agreement (including carryforwards of such credits) to which the Company is entitled pursuant to Section 41 of the Code and any corresponding state or local Tax credits, as specifically set forth on Annex B.

“Realized Tax Benefit” means, for a Taxable Year (or portion thereof) beginning after the Closing Date, the excess, if any, of the Hypothetical Tax Liability for such Taxable Year (or portion thereof) over the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating to the Tax Assets to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Detriment” means, for a Taxable Year (or portion thereof) beginning after the Closing Date, the excess, if any, of the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries for such

Taxable Year (or portion thereof), over the Hypothetical Tax Liability for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating to the Tax Assets to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Benefit or Detriment” has the meaning set forth in Section 2.1(a).

“Reconciliation Dispute” has the meaning set forth in Section 7.9.

“Reconciliation Procedures” has the meaning set forth in Section 2.2(a).

“Schedule” means any of the following: (i) a Tax Benefit Schedule or (ii) the Early Termination Schedule, and, in each case, any amendments thereto.

“Second Merger Sub” has the meaning set forth in the Recitals.

“Seller Expense Deductions” means income Tax deductions of the Group Companies resulting from (i) the payment of any Company Transaction Costs (as defined in the Merger Agreement) and (ii) the repayment of any Indebtedness (as defined in the Merger Agreement) in connection with the Transactions (including, for the avoidance of doubt, any resulting breakage costs and the acceleration of any original issue discount payments, underwriting fees and expenses and sponsor transaction fees), to the extent included in the Closing Indebtedness Amount (as defined in the Merger Agreement), in the case of each of (i) and (ii), to the extent resulting from the expenditures specifically set forth on Annex C (the amounts of such expenditures subject to amendment by Stockholder at Closing provided such amendments are supported by reasonable documentation) and solely to the extent deductible under applicable Tax Law.

“Seller Expense Deduction Amount” has the meaning set forth in Section 3.1(b).

“Seller Expense Deduction Deferral Period” has the meaning set forth in Section 3.2.

“Senior Obligations” has the meaning set forth in Section 5.1.

“Stockholder” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than twenty-five percent (25%) of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Assets” has the meaning set forth in the Recitals.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b).

“Tax Benefit Schedule” has the meaning set forth in Section 2.1(a).

“Tax Return” means any return, declaration, election, report or similar statement filed or required to be filed with a Taxing Authority with respect to Taxes (including any attached schedules), including any information return, claim for refund, declaration of estimated Tax, and amendments of any of the foregoing.

“Taxable Year” means a “taxable year” (as defined in Section 441(b) of the Code (or comparable provisions of state or local Tax Law)) of the Corporate Taxpayer or any Subsidiary thereof, ending after the date hereof.

“Tax” and “Taxes” means any and all U.S. federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Payment” means a Tax Benefit Payment (including any Deferred Payment), an Early Termination Payment and any Divestiture Acceleration Payment.

“Transactions” means the transactions contemplated by the Merger Agreement, including the Mergers (as defined therein).

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (a) in each Taxable Year ending after such Early Termination Date, the Corporate Taxpayer and its Subsidiaries will have taxable income sufficient to fully utilize (i) the deductions described in clause (a) of the definition of Additional Basis Recovery arising during such Taxable Year or future Taxable Years in which such deductions would become available, (ii) the R&D Credit in the manner set forth in Annex B, and (iii) the Seller Expense Deductions available during such Taxable Year or future Taxable Years in which such deductions would become available, (b) the U.S. federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other Law as in effect on the Early Termination Date (but taking into account for the applicable Taxable Years adjustments to the tax rates that have been enacted as of the Early Termination Date with a delayed effective date and, in the case of state and local taxes, using the applicable Assumed State and Local Tax Rate) and (c) any loss carryovers generated by deductions described in clause (a) of the definition of Additional Basis Recovery, and any Seller Expense Deductions, that are available as of the Early Termination Date will be used by the Corporate Taxpayer on a pro rata basis beginning in the Taxable Year including the Early Termination Date and ending in the Taxable Year that includes the fifteenth anniversary of the Historical Transaction, taking into account any and all applicable limitations, (d) to the extent that (A) an asset described in clause (i) of the definition of Applicable Asset is not held by the Corporate Taxpayer or a Subsidiary as of the Early Termination Date, and (B) a non-depreciable or non-amortizable asset described in clause (ii) of the definition of Applicable Asset that is received in exchange for the asset described in Clause (A) is held by the Corporate Taxpayer or a Subsidiary, any such non-depreciable or non-amortizable asset will be disposed of on the later of (i) the fifteenth anniversary of the Historical Transaction or (ii) the Early Termination Date, for an amount sufficient to fully utilize the tax basis with respect to such asset; provided, that in the event of a Change in Control which includes a taxable sale of such asset (including the sale of equity interests in a Subsidiary classified as a partnership or disregarded entity that directly or indirectly owns such asset), such asset shall be deemed disposed of at the time of the Change in Control, and (e) the Corporate Taxpayer will make a Tax Benefit Payment on the due date (without taking into account automatic extensions) for each Taxable Year for which a Tax Benefit Payment would be due.

“Voting Securities” means any securities of the Corporate Taxpayer which are entitled to vote generally in matters submitted for a vote of the Corporate Taxpayer’s stockholders or generally in the election of the Board.

1.2 Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) unless otherwise indicated, references to “Annexes,” Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Annexes Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g) references to the “Corporate Taxpayer Group” are references to members of the Corporate Taxpayer Group individually and collectively;

(h) references to any Person include the successors and permitted assigns of such Person;

(i) the use of the words “or,” “either” and “any” shall not be exclusive;

(j) wherever a conflict exists between this Agreement and any other agreement between the Parties, this Agreement shall control but solely to the extent of such conflict;

(k) references to “$” or “dollars” means the lawful currency of the United States of America;

(l) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof;

(m) references to any law, statute, regulation or other government rule is to it as amended, consolidated, replaced, supplemented or interpreted from time to time and, as applicable, is to corresponding provisions of successor laws, statutes regulations or other government rules;

(n) capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement; and

(o) the Parties have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted collectively by the Parties, and that no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

2.1 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within forty-five (45) calendar days after the due date (taking into account valid extensions) of the U.S. federal income Tax Return of the Corporate Taxpayer for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment (collectively, a “Realized Tax Benefit or Detriment”), the Corporate Taxpayer shall provide to the Stockholder a schedule showing in reasonable detail the calculation of the Realized Tax Benefit or Detriment for such Taxable Year, the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year and any Tax Benefit Payment due in respect of such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule provided by the Corporate Taxpayer will become final as provided in Section 2.2(a) and shall be subject to amendment as provided in Section 2.2(b).

(b) Applicable Principles. The Realized Tax Benefit or Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries for such Taxable Year (or portion thereof) attributable to the Tax Assets determined using a “with and without” methodology. For the avoidance of doubt, (i) the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries will take into account any items attributable to the Tax Assets (and any carryovers and carrybacks attributable thereto) and, for the avoidance of doubt, such Tax Assets (including carryovers and carrybacks attributable thereto) shall be taken into account by the Corporate Taxpayer and its Subsidiaries after taking into account the Tax assets and attributes available for use in the applicable Taxable Year (including, without limitation, any deductions, credits, carryovers and carrybacks or other similar Tax assets and attributes) to the extent such Tax assets and attributes were generated by the businesses and assets held by the Group Companies as of the Effective Time (for the avoidance of doubt, any Tax assets and attributes (including, without limitation, any deductions, credits, carryovers and carrybacks or other similar Tax assets and attributes) attributable to businesses or assets acquired after the Effective Time shall be taken into account by the Corporate Taxpayer and its Subsidiaries only after taking into account the Tax Assets (including carryovers and carrybacks attributable thereto)) and (ii) the Hypothetical Tax Liability shall not take into account any Tax Assets (including any carryovers and carrybacks attributable thereto). Carryovers or carrybacks of any Tax item attributable to the Tax Assets shall be considered to be subject to the rules and limitations of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local Tax Law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. (For the avoidance of doubt, any Tax Asset not used in a Taxable Year of the Corporate Taxpayer shall be carried over or carried back, and if carried over, used by the Corporate Taxpayer in each subsequent Taxable Year to the extent permitted by the rules and limitations of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local Tax Law, as applicable.)

2.2 Procedure; Amendments.

(a) Procedure. Every time the Corporate Taxpayer delivers to the Stockholder an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.2(b), including any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also allow the Stockholder, upon request, reasonable access, at the Stockholder’s sole cost, to the appropriate representatives, as reasonably determined by the Corporate Taxpayer, of the Corporate Taxpayer and the Advisory Firm that prepared the relevant Corporate Taxpayer Returns and Schedule in connection with a review of such Schedule. Without limiting the application of the preceding sentence, the Corporate Taxpayer shall, upon reasonable request, deliver to the Stockholder work papers providing reasonable detail regarding the computations reflected in such Schedule. An applicable Schedule or amendment thereto shall, subject to the final sentence of this Section 2.2(a), become final and binding on the Stockholder thirty (30) calendar days from the first date on which the Corporate Taxpayer sent the Stockholder the applicable Schedule or amendment thereto unless (i) the Stockholder within thirty (30) calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with written notice of a material objection to such Schedule made in good faith and setting forth in reasonable detail the Stockholder’s material objection along with a letter from an Advisory Firm supporting such objection, if such objection relates to the application of Tax Law (an “Objection Notice”) or (ii) the Stockholder provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Stockholder are unable to resolve the issues raised in such Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Objection Notice (or such longer period as they may agree in writing), the Corporate Taxpayer and the Stockholder shall employ the reconciliation procedures described in Section 7.9 (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year shall be amended from time to time by the Corporate Taxpayer or at the request of the Stockholder (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified after the date the Schedule was provided to the Stockholder, (iii) to comply with an Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year or (v) to reflect a change in the Realized Tax Benefit or Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Schedule, an “Amended Schedule”).

2.3 Consistency with Tax Returns. Notwithstanding anything to the contrary herein, all calculations and determinations hereunder (other than, where the context does not permit, the Hypothetical Tax Liability), including the Tax Assets, the Schedules, and the determination of the Realized Tax Benefit or Detriment, shall be made in accordance with any elections, methodologies or positions taken on the relevant Corporate Taxpayer Returns.

ARTICLE III

TAX BENEFIT PAYMENTS

3.1 Payments.

(a) Payments. Except (i) with respect to any Present Value Payment (as defined below) described in Section 3.1(c), (ii) with respect to any Deferred Payments (as defined below) described in Section 3.2 or (iii) as provided in Section 5.3, within five (5) Business Days after a Tax Benefit Schedule with respect to a Taxable Year delivered to the Stockholder pursuant to this Agreement becomes final in accordance with ARTICLE II, the Corporate Taxpayer shall pay or cause to be paid to the Stockholder the Tax Benefit Payment (if any) determined pursuant to Section 3.1(b). Such Tax Benefit Payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to the bank account previously designated by the Stockholder to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and the Stockholder.

(b) Certain Definitions.

(i) A “Tax Benefit Payment” means an amount (which shall not be less than zero) equal to the sum of the Net Tax Benefit and the Interest Amount.

(ii) Subject to Section 3.3, the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 65% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year (or portion thereof) over the total amount of Tax Benefit Payments previously made under Section 3.1(a).

(iii) The “Interest Amount” for a Taxable Year (or portion thereof) shall equal interest on the Net Tax Benefit with respect to such Taxable Year (or portion thereof) calculated at the Agreed Rate compounded annually from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporate Taxpayer for such Taxable Year until the Payment Date; provided, that notwithstanding anything to the contrary contained in this Agreement, (i) the Interest Amount with respect to any Deferred Payment shall be calculated at the Agreed Rate compounded annually accruing from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporate Taxpayer for the Fourth Tax Year and no interest of any kind shall be payable with respect to any Deferred Payments for any portion of the Deferral Period and (ii) the Interest Amount with respect to any payment, or portion thereof, relating to Seller Expense Deductions (each a “Seller Expense Deduction Amount”) shall be calculated at the Agreed Rate compounded annually accruing from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporate Taxpayer for the Fourth Tax Year and no interest of any kind shall be payable with respect to any Seller Expense Deduction Amount for any portion of the Seller Expense Deduction Deferral Period.

(c) Final Year. In the event there are any Tax Assets remaining, the Corporate Taxpayer shall include with the Tax Benefit Schedule for the Taxable Year of the Corporate Taxpayer that includes the twelfth (12th) anniversary of the Closing Date (the “Final Year”) a written statement in reasonable detail summarizing the Tax Assets that will remain outstanding after such Final Year and the dollar amount thereof (the “Post-Final Year Tax Assets Amount”). Such additional information shall be considered a Schedule under this Agreement. The Corporate Taxpayer shall pay to the Stockholder, concurrently with the applicable Payment Date for the Tax Benefit Payment for such Final Year (or if there is no such Tax Benefit Payment, within five (5) Business Days after such Schedule becomes final in accordance with ARTICLE II), an amount equal to (the “Present Value Payment”): the sum of (i) the net present value, discounted at the Early Termination Rate as of the Payment Date therefor, of the result of 65% of Post-Final Year Tax Assets Amount, plus (ii) interest on the amount described in the immediately preceding clause (i) calculated at the Agreed Rate compounded annually from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporate Taxpayer for the Final Year until the Payment Date for the Present Value Payment. The Present Value Payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to a bank account or accounts designated by the Stockholder or as otherwise agreed by the Corporate Taxpayer and the Stockholder. The computation of the Present Value Payment shall be subject to the Reconciliation Procedures.

3.2 Deferred Payments. Notwithstanding anything to the contrary contained in this Agreement, the Corporate Taxpayer shall have no obligation to make any Tax Benefit Payments to the extent arising out of the Additional Basis Recovery or the R&D Credit under this Agreement until the Payment Date applicable to the third Taxable Year after the Closing Date (but in no event including any Taxable Year beginning after December 31, 2022) (the “Deferral Period”). The amount of any Cumulative Net Realized Tax Benefit relating to any portion of the Deferral Period, together with any Interest Amount relating thereto as determined under Section 3.1(b), shall be paid to the Stockholder ratably over the nine (9) Taxable Year period starting with the Fourth Tax Year (any such payment, a “Deferred Payment”). Notwithstanding anything to the contrary contained in this Agreement, the Corporate Taxpayer shall have no obligation to make any Tax Benefit Payments to the extent arising out of the Seller Expense Deductions under this Agreement until the Payment Date applicable to the Fourth Tax Year (the “First Seller Expense Deduction Payment Date” with all Taxable Years (or portions thereof) prior to the First Seller Expense Deduction Payment Date the “Seller Expense Deduction Deferral Period”). The Tax Benefit Payments attributable to the Seller Expense Deductions, together with any Interest Amount relating thereto as determined under Section 3.1(b), shall be paid to the Stockholder ratably over the three (3) Taxable Year period following the end of the Seller Expense Deduction Deferral Period. Notwithstanding anything to the contrary contained in this Agreement, the Seller Expense Deductions shall be deemed to have created a Realized Tax Benefit during the Seller Expense Deduction Deferral Period, and Corporate Taxpayer shall make Tax Benefit payments attributable to the Seller Expense Deductions, together with any Interest Amount relating thereto as determined under Section 3.1(b), ratably over the three (3) Taxable Year period following the end of the Seller Expense Deduction Deferral Period.

3.3 Duplicative Payments. It is intended that the provisions of this Agreement will not result in a duplicative payment of any amount required under this Agreement. It is also intended that the provisions of this Agreement, subject to ARTICLE IV, will result in an amount equal to 65% of the Cumulative Net Realized Tax Benefit as of any determination date having been paid to the Stockholder pursuant to this Agreement, plus interest as provided herein; provided, that, for the avoidance of doubt, and subject to Section 3.4, the foregoing shall not be construed as creating a clawback obligation in the event that more than 65% of the Cumulative Net Realized Tax Benefit has been paid to the Stockholders as a result of a subsequent reduction in the Cumulative Net Realized Tax Benefit pursuant to a Determination or otherwise. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

3.4 Excess Payments. In the event that an Amended Schedule reflects a decrease in the Realized Tax Benefit (including, without limitation, by reason of net operating loss carryovers or carrybacks) and payments have previously been made based on the higher Realized Tax Benefit reflected in any prior Schedule (any such excess, an “Excess Payment”), future Tax Benefit Payments to the Shareholder, if any, to be made under this Agreement shall be reduced by the amount of the Excess Payment until such Excess Payment has effectively been repaid.

3.5 Stock and Stockholder of the Corporate Taxpayer. TRA Payments and any other payments hereunder are not conditioned on the Stockholder holding any stock of the Corporate Taxpayer (or any successor thereto) or any other Person.

3.6 Interest Amount Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable Agreed Rate or Default Rate shall exceed the maximum lawful interest rate that may be contracted for, charged, taken, received or reserved in accordance with applicable Law (the “Maximum Rate”), the Agreed Rate and Default Rate (as applicable) shall be limited to the Maximum Rate; provided, that any amounts unpaid as a result of such limitation (other than with respect to an Early Termination Payment) shall be paid (together with interest calculated at the Agreed Rate or the Default Rate (as applicable) with respect to the period such amounts remained unpaid) on subsequent payment dates to the extent not exceeding the legal limitation.

3.7 Payment Limitations. The Corporate Taxpayer and the Stockholder hereby acknowledge and agree that, as of the date of this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, unless the Stockholder notifies the Corporate Taxpayer otherwise, the stated maximum selling price (within the meaning of Treasury Regulations section 15A.453-1(c)(2)) with respect to the transactions contemplated by the Merger Agreement shall not exceed 120% of the amount of the Final Merger Consideration (as defined in the Merger Agreement) received in connection with such transactions (which Final Merger Consideration, for the avoidance of doubt, shall include the amount of any cash and the fair market value of any Parent Class A Stock received in such transactions and shall exclude the fair market value of any Tax Benefit Payments) and the amount of the Final Merger Consideration received in connection with such transactions and the aggregate Tax Benefit Payments to the Stockholder in respect of such transactions (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price.

3.8 Day Count Convention. All computations using the Agreed Rate, Default Rate or Early Termination Rate shall use the “Actual/360” day count convention.

ARTICLE IV

TERMINATION

4.1 Early Termination, Change in Control and Breach of Agreement.

(a) The Corporate Taxpayer may, following the third anniversary of this Agreement and with the prior written consent of a majority of the disinterested members of the Board, terminate this Agreement with respect to all amounts payable to the Stockholder (including, for the avoidance of doubt, any transferee pursuant to Section 7.5(a)) at any time by paying or causing to be paid to the Stockholder an Early Termination Payment; provided, that this Agreement shall terminate only upon the payment in full of such Early Termination Payment to the Stockholder; provided, further, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of an Early Termination Payment to the Stockholder the Corporate Taxpayer shall not have any further payment obligations in respect of the Stockholder under this Agreement, other than for any Tax Benefit Payment (i) agreed to by the Corporate Taxpayer and the Stockholder as due and payable but unpaid as of the Early Termination Date, (ii) that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement, and (iii) due for the Taxable Year ending with or including the Early Termination Date (except to the extent that the amounts described in clauses (i), (ii) or (iii) above are included in the calculation of the Early Termination Payment).

(b) In the event of a Change in Control or in the event that the Corporate Taxpayer materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due pursuant to the terms of this Agreement, failure to honor any other material obligation required hereunder or by operation of Law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise (any such event, a “Breach”), then all obligations hereunder shall be accelerated, and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such Change in Control or breach, as applicable, to the Stockholder and shall include, but not be limited to, (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such Change in Control or breach (and the Corporate Taxpayer shall provide the Stockholder with an Early Termination Schedule, which shall become final in accordance with the procedures set forth in Section 4.2), (ii) any Tax Benefit Payment agreed to by the Corporate Taxpayer and the Stockholder as due and payable but unpaid as of the date of such Change in Control or breach, as applicable (iii) any Tax Benefit Payment that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement and (iv) any Tax Benefit Payment due for the Taxable Year ending with or including the date of such Change in Control or breach, as applicable (except to the extent that the amounts described in clauses (ii), (iii) and (iv) above are included in the calculation of the amount described in clause (i) above). Notwithstanding the foregoing, (A) in the event of a Change in Control, the Stockholder may waive the acceleration of payments hereunder pursuant to this Section 4.1(b), in which case for each Taxable Year ending on or after the date of the Change in Control, all TRA Payments shall be calculated by applying clauses (a) and (c) of the definition of “Valuation Assumptions,” substituting in each case the term “the date of the Change in Control” for “the Early Termination Date”, and (B) in the event that the Corporate Taxpayer materially breaches this Agreement, the Stockholder shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), (iii) and (iv) above or to seek specific performance of the terms hereof. The Parties agree that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within forty-five (45) calendar days of the date such payment is due (for the avoidance of doubt, taking into account Sections 3.3, 5.2 and 5.3).

(c) Divestiture Acceleration Payment. In the event of a Divestiture, the Corporate Taxpayer shall pay to the Stockholder the Divestiture Acceleration Payment in respect of such Divestiture, which shall be calculated utilizing the Valuation Assumptions, as adjusted pursuant to Section 4.3(c).

4.2 Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1, the Corporate Taxpayer shall deliver to the Stockholder, notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment. The Early Termination Schedule will become final and binding with respect to the Stockholder thirty (30) calendar days from the first date on which the Corporate Taxpayer sent the Stockholder such Early Termination Schedule unless (a) the Stockholder within thirty (30) calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with an

Objection Notice with respect to such Early Termination Schedule or (b) the Stockholder provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (a) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Stockholder, for any reason, are unable to resolve the issues raised in such Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Objection Notice, the Corporate Taxpayer and the Stockholder shall employ the Reconciliation Procedures. The date on which every Early Termination Schedule under this Agreement becomes final with respect to the Stockholder in accordance with this Section 4.2 shall be the “Early Termination Effective Date”.

4.3 Payment upon Early Termination.

(a) Within five (5) Business Days after the Early Termination Effective Date or the effective date of the applicable Divestiture, as applicable, the Corporate Taxpayer shall pay or cause to be paid to the Stockholder an amount equal to the Early Termination Payment or Divestiture Acceleration Payment, as applicable. Such payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to a bank account or accounts designated by the Stockholder or as otherwise agreed by the Corporate Taxpayer and the Stockholder.

(b) An “Early Termination Payment” shall equal the net present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to the Stockholder under Sections 3.1 and 3.2 beginning from the Early Termination Date assuming that the Valuation Assumptions are applied.

(c) A “Divestiture Acceleration Payment” shall equal the net present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments resulting solely from the Tax Assets (or portion thereof) that are the subject of the Divestiture (or, without duplication, any other portion of such Tax Asset to the extent that the Additional Basis Recovery attributable thereto is not recoverable for U.S. federal income tax purposes after the applicable Divestiture) that would be required to be paid by the Corporate Taxpayer to the Stockholder under Sections 3.1 or 3.2 beginning from the Early Termination Date assuming the Valuation Assumptions are applied. The computation of the Divestiture Acceleration Payment shall be subject to the Reconciliation Procedures. For the avoidance of doubt, with respect to any Tax Year of the Corporate Taxpayer, no Divestiture Acceleration Payment shall become due and payable in respect of any amount to the extent such amount has been or will be taken into account in any other payment from the Corporate Taxpayer to the Stockholder under this Agreement during such Tax Year.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any TRA Payment (or portion thereof) required to be made under this Agreement shall rank subordinate and junior in right of payment to any principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or the reorganization of the Corporate Taxpayer or any Subsidiary thereof), fees, premiums, charges, expenses, attorneys’ fees or other obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer (and its wholly-owned Subsidiaries, if applicable) (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of Corporate Taxpayer (and its wholly-owned Subsidiaries, as applicable) that are not Senior Obligations.

5.2 Late Payments by the Corporate Taxpayer. The amount of all or any portion of any TRA Payment not made to the Stockholders when due under the terms of this Agreement (taking into account any deferral under Sections 3.2 or 5.3) shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such TRA Payment was due and payable.

5.3 Payment Deferral.

(a) Notwithstanding anything to the contrary provided herein, to the extent that, at the time any TRA Payment becomes due and payable hereunder, (i) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any outstanding or committed indebtedness for borrowed money to make such TRA Payment (not including an Early Termination Payment, other than one in connection with a Change in Control or Breach), or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness, or (ii) (A) the Corporate Taxpayer does not have the cash on hand to make such TRA Payment, and (B) the Corporate Taxpayer is not able to obtain cash from the Corporate Taxpayer Group to fund such TRA Payment because (1) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any such indebtedness, to make tax distributions or similar payments to the Corporate Taxpayer to allow it to make such TRA Payment, or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness, or (2) the applicable members of the Corporate Taxpayer Group do not have the cash on hand to make the payment described in clause (1) above, then, in each case, upon prior notice to the Stockholder, the Corporate Taxpayer shall be permitted to defer such TRA Payment until the condition described in clauses (i) or (ii) above is no longer applicable.

(b) If the Corporate Taxpayer defers any TRA Payment (or portion thereof) pursuant to Section 5.3(a), such deferred amount shall accrue interest at the Agreed Rate, from the date that such amounts originally became due and owing pursuant to the terms hereof to the Payment Date, compounded annually, and such deferred amounts shall not be treated as late payments or as a breach of any obligation under this Agreement, provided that, for the avoidance of doubt, if Section 5.2 becomes applicable because the conditions described in clauses (i) and (ii) in Section 5.3(a) are no longer applicable and such TRA Payment (or portion thereof) still has not been paid to the Stockholder, then Section 5.2, and not this Section 5.3(b), shall apply for the period commencing on the date on which such conditions are no longer applicable. Notwithstanding the foregoing, if any TRA Payment (or portion thereof) is deferred pursuant to the terms of Section 5.3(a) for a period of twelve (12) consecutive months, such deferred amount shall thereupon accrue interest at the Default Rate from and after the last day of such 12-month period.

ARTICLE VI

CERTAIN COVENANTS

6.1 Participation in the Corporate Taxpayer’s Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer and its Subsidiaries, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the Stockholder of, and keep the Stockholder reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and its Subsidiaries by a Taxing Authority the outcome of which is reasonably expected to materially affect the rights and obligations of the Stockholder under this Agreement, and shall provide to the Stockholder reasonable opportunity to provide information and other input to the Corporate Taxpayer and its respective advisors concerning the conduct of any such portion of such audit.

6.2 Consistency. The Corporate Taxpayer and the Stockholder agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes, all Tax-related items (including the use and existence of any Tax Assets and each Tax Benefit Payment) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by Law based on written advice of an Advisory Firm.

6.3 Future Indebtedness. If the Corporate Taxpayer or any member of the Corporate Taxpayer Group incurs any indebtedness after the date hereof, the Corporate Taxpayer shall, and shall cause each other member of the Corporate Taxpayer Group to, use commercially reasonable efforts to ensure that such indebtedness does not prohibit, at any time in which no default or event of default thereunder has occurred and is continuing: (a) in the case of the Corporate Taxpayer, TRA Payments to be made in full when due, and (b) in the case of any other member of the Corporate Taxpayer Group, payments to be made directly or indirectly to the Corporate Taxpayer to enable the Corporate Taxpayer to make TRA Payments in full when due on terms and conditions at least as favorable to the Corporate Taxpayer as those as are then market (in the good faith determination of the Corporate Taxpayer) for indebtedness of such type. The Stockholder may, in its sole discretion, waive the requirements of this Section 6.3 in whole or in part.

6.4 Cooperation. The Stockholder shall (a) furnish to the Corporate Taxpayer in a timely manner any such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself (and its Affiliates, employees, representatives and other agents) available to the Corporate Taxpayer (and its Affiliates, employees, representatives and other agents) to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Corporate Taxpayer, to:

Vertiv Co.

1050 Dearborn Dr.

Worthington, OH 43085

Attention:        Colin Flannery, its General Counsel

Email:              colin.flannery@vertiv.com

with a required copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:        Howard L. Ellin

                         C. Michael Chitwood

Email:             howard.ellin@skadden.com

                         michael.chitwood@skadden.com

If to the Stockholder, to:

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive, South Bldg.

Beverly Hills, CA 90210

Attention:      S. Kris Agarwal

Fax:               310.712.1863

Email:            kagarwal@platinumequity.com

with a required copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius, LLP

600 Anton Blvd, 18th Floor

Costa Mesa, CA 92626

Attention:        James W. Loss

                         Todd A. Hentges

Fax:                 714.830.0700

Email:             jim.loss@morganlewis.com

                        todd.hentges@morganlewis.com

Any Party may change its address, fax number or e-mail by giving the other Party written notice of its new address or fax number in the manner set forth above.

7.2 Counterparts. This Agreement may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart of such document signed by the other Parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

7.3 Entire Agreement; Third Party Beneficiaries. This Agreement, together with the Merger Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.5 Successors; Assignment; Amendments; Waivers.

(a) The Stockholder is freely permitted to transfer any of its rights under this Agreement (in whole or in part) without the prior written consent of the Corporate Taxpayer or any other Person upon execution and delivery by the transferee of a joinder to this Agreement executed by the transferee, in form and substance substantially similar to Annex A to this Agreement, in which the transferee agrees to become a “Stockholder” for all purposes of this Agreement, except as otherwise provided in such joinder. Unless otherwise indicated, references to the Stockholder in this Agreement include any transferee of the Stockholder that becomes a Stockholder pursuant to this Section 7.5(a) and, in the event there are multiple Stockholders, all references to “Stockholder” shall be deemed to be references to the applicable Stockholders.

(b) No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer and the Stockholder. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place (except to the extent expressly provided by this Agreement).

7.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

7.8 Consent to Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any legal proceeding arising out of this Agreement, and agrees to commence any such legal proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such legal proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

7.9 Reconciliation. In the event that the Corporate Taxpayer and the Stockholder are unable to resolve a disagreement with respect to the matters governed by ARTICLE II or ARTICLE IV within the relevant period designated in this Agreement (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to such Parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and (unless the Corporate Taxpayer and the Stockholder agree otherwise) the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the Stockholder or their Affiliates or other actual or potential conflict of interest. If the Parties are unable to agree on an Expert within fifteen (15) calendar days of the end of the thirty (30) calendar-day period set forth in Sections 2.2 or 4.2, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or, in each case, as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. If the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement), the undisputed amount shall be paid on the date prescribed by this Agreement, subject to adjustment upon resolution. For the avoidance of doubt, this Section 7.9 shall not restrict the ability of the Corporate Taxpayer or its Affiliates to determine when or whether to file or amend any Tax Return. The costs and expenses relating to the engagement of such Expert or amending any Tax Return in connection with any Reconciliation Dispute shall be borne equally by the Corporate Taxpayer and the Stockholder. To the extent applicable, the Corporate Taxpayer may withhold payments under this Agreement to collect amounts due under the preceding sentence. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The

Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and the Stockholder and may be entered and enforced in any court having jurisdiction.

7.10 Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold or cause to be deducted and withheld from any payment payable pursuant to this Agreement such amounts required to be deducted and withheld with respect to the making of such payment under the Code or any other applicable tax Law. If any such withholding is so required in connection with any such payments, the Corporate Taxpayer shall provide written notice to Stockholder of the amounts to be deducted and withheld no later than five (5) Business Days prior to such payment. Each Party shall expend commercially reasonable efforts to (a) avail itself of any available exemptions from, or any refunds, credits or other recovery of, any such Tax deductions and withholdings and shall cooperate with the other Parties in providing any information and documentation (including an Internal Revenue Service Form W-9 or other applicable Form) that may be necessary to obtain such exemptions, refunds, credits or other recovery and (b) minimize the amount of any such Tax deductions and withholdings. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

7.11 Corporate Taxpayer Group Matters. The provisions of this Agreement shall be applied with respect to the Corporate Taxpayer Group as it may exist from time to time; and TRA Payments, Net Tax Benefit, Cumulative Net Realized Tax Benefit, Realized Tax Benefit or Detriment and other applicable items hereunder shall be computed with reference to the consolidated (or combined or unitary, where applicable) taxable income, gain, loss, deduction and attributes of the Corporate Taxpayer Group as a whole.

7.12 Confidentiality. The Stockholder (and each of its assignees, if any) acknowledges and agrees that the information of the Corporate Taxpayer is confidential and agrees to keep and retain in the strictest confidence and not disclose to any Person any confidential matters acquired pursuant to this Agreement of the Corporate Taxpayer and its Affiliates and successors, learned by the Stockholder heretofore or hereafter, except (i) in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, (ii) as required by Law, legal process, or the rules of any stock exchange, (iii) to enforce the terms of this Agreement, or defend any litigation to which Stockholder is a party or (iv) to any acquirer or potential acquirer of the Stockholder’s rights or obligations, in whole or in part, under this Agreement or the Merger Agreement (provided such acquirer agrees to keep such information confidential). This Section 7.12 shall not apply to (a) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the Stockholder in violation of this Agreement) or is generally known to the business community, (b) any information independently determined by the Stockholder or provided to the Stockholder by a third party on a non-confidential basis and (c) the disclosure of information to the extent necessary for the Stockholder to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority, to provide customary reporting to its direct and indirect members and investors, or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns. Notwithstanding anything to the contrary herein or in any other agreement, the Stockholder (and each of its assignees, if any) (and each employee, representative or other agent of the Stockholder (or any of its assignees, as applicable)) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure and any related tax strategies of or relating to the Corporate Taxpayer and its Affiliates, the Stockholder (or its assignee), and any of their transactions or agreements, and all materials of any kind (including opinions or other tax analyses) that are provided to the Stockholder (or its assignee) relating to such tax treatment and tax structure and any related tax strategies.

If the Stockholder commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer and its Affiliates shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or its Affiliates and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

7.13 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in Law, the Stockholder reasonably believes that the existence of this Agreement could have material adverse tax consequences to the Stockholder (or its direct or indirect owners), then at the election of such Stockholder and the receipt by the Stockholder of the written consent of the Corporate Taxpayer (such consent not to be unreasonably withheld, conditioned or delayed) and to the extent specified by the Stockholder, this Agreement shall cease to have further effect with respect to the Stockholder.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:

VERTIV HOLDING CO

By:
	Name: Title:	[●] [●]

STOCKHOLDER:

VPE HOLDINGS, LLC

By:
	Name: Title:	[●] [●]

[Signature Page to Tax Receivable Agreement]

ANNEX A

Form of Joinder to the Tax Receivable Agreement

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of [●], by and between Vertiv Holding Co, a Delaware corporation (the “Corporate Taxpayer”), and [●] (the “Permitted Transferee”).

WHEREAS, on [●], the Permitted Transferee acquired (the “Acquisition”) from [●] (the “Transferor”) the right to receive any and all payments that may become due and payable to the Transferor under the Tax Receivable Agreement (as defined below); and

WHEREAS, the Transferor, in connection with the Acquisition, has required the Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.5 of the Tax Receivable Agreement, dated as of [●], 2020, by and between the Corporate Taxpayer, the Stockholder (as defined therein) (the “Tax Receivable Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Permitted Transferee hereby agrees as follows:

Section 1.1. Definitions. To the extent capitalized words used in this Joinder are not defined n this Joinder, such words have the respective meanings set forth in the Tax Receivable Agreement.

Section 1.2. Joinder. The Permitted Transferee hereby acknowledges and agrees to become a “Stockholder” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement.

Section 1.3. Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to the Permitted Transferee shall be delivered or sent to the Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Section 1.4. Governing Law. This Joinder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first above written.

CORPORATE TAXPAYER:

VERTIV HOLDING CO

By:
Name:
Title:

PERMITTED TRANSFEREE:

[●]

By:
Name:
Title:

[Signature Page to Joinder to Tax Receivable Agreement]

ANNEX B

Schedule of Tax Assets

[See attachment]

ANNEX C

Schedule of Seller Expense Deduction Expenditures

ITEM	AMOUNT
Management Payments	$20 million ($16 million U.S.; $4 million non-U.S.)
Investment Banker/Transaction Fee	$35 million ($50 million x 70% tax deductible under Revenue Procedure 2011-29 safe harbor)
Acceleration of Portion of Amortizing Debt Issuance Costs for First Lien Term Loan	$12.7 million
U.S. Federal Income Tax Deductible Portion of Other Seller Expenses (Legal/Accounting)	$0.8 million (assuming 20% of such fees are deductible for U.S. federal income tax purposes)
TOTAL
$68.5 million

ANNEX G

FORM OF

2020 STOCK INCENTIVE PLAN

OF

[VERTIV HOLDINGS CO]

AND ITS AFFILIATES

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1    Purpose. The purpose of this 2020 Stock Incentive Plan of [Vertiv Holdings Co] and its Affiliates (the “Plan”) is to enable the Company to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (a) providing incentives and rewards to certain Employees who are in a position to contribute materially to the success and long-term objectives of the Company, (b) aiding in the recruitment and retention of Employees of exceptional ability, (c) providing Employees an opportunity to acquire or expand equity interests in the Company, and (d) promoting the growth and success of the Company’s business by aligning the financial interests of Employees with that of the other stockholders of the Company. Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards, and Cash-Based Awards.

1.2    Effective Date; Stockholder Approval. The Plan is effective as of [•], 2020 (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms have the following meanings:

2.1    “1933 Act” means the Securities Act of 1933, as amended.

2.2    “Affiliate” means (a) any subsidiary of the Company of which at least 50 percent of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company, (b) any other parent of a subsidiary described in clause (a), or (c) any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate by the Committee in its sole discretion.

2.3    “Assumed“ means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

2.4    “Award“ means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) “Stock Options” awarded pursuant to Section 4.3; (b) “Stock Appreciation Rights” awarded pursuant to Section 4.3; (c) “Performance Awards” awarded pursuant to Section 4.4; (d) “Restricted Stock Units” awarded pursuant to Section 4.5; (e) “Restricted Stock” awarded pursuant to Section 4.5; and (f) “Other Stock-Based Awards” awarded pursuant to Section 4.6.

2.5    “Award Agreement” means the document issued, either in writing or an electronic medium, to a Participant evidencing the grant of an Award.

2.6    “Board” means the Board of Directors of the Company.

2.7    “Cash-Based Award” means a Performance Award other than a Stock Option, Stock Appreciation Right, Restricted Stock Units, Restricted Stock, or Other Stock-Based Award.

2.8    “Cause” has the meaning set forth in an employment agreement or other similar agreement applicable to the Participant at the relevant Termination of Employment or, if the Participant is not covered under such an agreement, means any of the following: (i) clear evidence of a significant violation of the Company’s Code of Business Conduct; (ii) a fraud committed against [Vertiv Holdings Co]; (iii) the misappropriation, embezzlement or reckless or willful destruction of Company property; (iv) the willful failure to perform, or gross negligence in the performance of, duties; (v) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); (vi) the knowing falsification of any records or documents of the Company; (vii) a significant breach of any statutory or common law duty of loyalty to the Company; (viii) intentional and improper conduct significantly prejudicial to the business of the Company; (ix) the failure to cooperate fully in a Company investigation or the failure to be fully truthful when providing evidence or testimony in such investigation; or (x) the violation of Company rules and policies that, based on a single occurrence, might not meet the significance thresholds of (i), (vii) or (viii) above, but that shall, for purposes of such significance thresholds, be deemed to constitute a violation thereof in the event any such violation occurs more than once. Cause shall be determined by the Committee for Reporting Persons or by the Company for all other Participants, in its sole and absolute discretion.

2.9    “Change in Control” means (a) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company and its subsidiaries on a consolidated basis that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company and its subsidiaries on a consolidated basis immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Company and its subsidiaries on a consolidated basis, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.

2.10    “Code” means the Internal Revenue Code of 1986, as amended.

2.11    “Committee” means the Compensation Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board, which committee or subcommittee is composed solely of two or more persons who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

2.12    “Common Stock” means the common stock of the Company.

2.13    “Corporate Transaction” means any of the following transactions, provided, however that the Committee shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)	the complete liquidation or dissolution of the Company;

(iv)

any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(v)

acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.14    “Company” means [Vertiv Holdings Co].

2.15    “Disabled” and “Disability”, with respect to a Participant, have the meanings assigned to such terms under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, mean the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided, that, to the extent an award subject to Section 409A of the Code shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A of the Code.

2.16    “Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

2.17    “Employee” means any individual who performs services as an employee or consultant of the Company or an Affiliate, or a member of the Board or the board of an Affiliate (whether or not the member is an employee). For purposes of this Plan, “Employee” does not include any leased employees.

2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19    “Exercise Price” means the price of a Share, as fixed by the Committee, that may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

2.20    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)

If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for a Share as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other sources as the Committee deems reliable; or

(iii)

In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith and in a manner consistent with applicable laws.

2.21    “GAAP” means U.S. generally accepted accounting principles.

2.22    “Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and any related regulations and is designated in the Award Agreement to be an Incentive Stock Option.

2.23    “Non-Employee Director” means any member of the Board, elected or appointed, who is not an Employee of the Company or an Affiliate. An individual who is elected to the Board at an annual meeting of the stockholders of the Company shall be deemed to be a member of the Board as of the date of the meeting.

2.24    “Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

2.25    Other Stock-Based Award” means an Award granted under Section 4.6 and denominated in Shares.

2.26    “Participant” means an Employee who has been granted an Award under the Plan.

2.27    “Performance Award” means an Award granted under Section 4.4 of the Plan, the payment of which is conditioned on the attainment of one or more Performance Measures.

2.28    “Performance Cycle” means, with respect to any Award that vests or is earned based on Performance Measures, a period (or periods) of at least one year, unless otherwise specified by the Committee, over which the level of attainment of performance of a Performance Measure shall be determined.

2.29    “Performance Measure” means, with respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle. Performance Measures may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, and/or any pension mark to market adjustment, the determination of which shall be at the discretion of the Committee. In determining attainment of Performance Measures, the Committee may exclude unusual or infrequently occurring items, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, such as changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

2.30    “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Committee and its determination shall be final, binding and conclusive.

2.31     “Reporting Person” means an Employee who is subject to the reporting requirements of Section 16(a) the Exchange Act.

2.32    “Restricted Stock” means Shares issued pursuant to Section 4.5 that are subject to any restrictions that the Committee, in its discretion, may impose.

2.33    “Restricted Stock Unit” means a Unit granted under Section 4.5 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

2.34    “Share” means a share of Common Stock.

2.35    “Stock Appreciation Right” means a right granted under Section 4.3 to an amount in cash or Shares equal to any increase in the Fair Market Value of the Shares between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

2.36    “

2.37    “Stock Option” means a right granted under Section 4.3 to purchase from the Company a stated number of Shares at a specified price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

2.38    “Termination of Employment” means the date of cessation of an Employee’s employment or service relationship with the Company and its Affiliates for any reason, with or without Cause, as determined by the Company. Except as otherwise provided in an Award Agreement, (a) termination of employment shall be determined without regard to statutory or contractual notice periods for termination of employment, dismissal, redundancy, and similar events, and (b) if an Employee’s employment is terminated under circumstances that entitle the Employee to severance benefits pursuant to any applicable severance plan of the Company or an Affiliate in which the Employee participates, the Employee’s employment relationship with the Company and its Affiliates shall cease on the day prior to the date that severance benefits become payable under the terms of the applicable severance plan without regard to any delay in payment required by Section 409A of the Code. Notwithstanding the foregoing, (x) if an Affiliate ceases to be an Affiliate while an Award granted to an Employee of that Affiliate is outstanding, the Committee may, in its discretion, deem such Employee to have a Termination of Employment on the date the Affiliate ceases to be an Affiliate or on a later date specified by the Committee; (y) the Committee shall make any determination described in clause (x) before or not more than a reasonable period after the date the Affiliate ceases to be an Affiliate; and (z) each such Employee’s Termination of Employment shall be treated as an involuntary termination not for Cause. For purposes of clarification, any non-qualified deferred compensation (within the meaning of Section 409A of the Code) payable to the Employee upon a Termination of Employment pursuant to the terms and conditions of this Plan shall be paid to the Employee upon a “separation from service”, as determined in accordance with Section 409A of the Code.

2.39    “Unit” means the potential right to acquire one Share pursuant to a Restricted Stock Unit grant.

ARTICLE III

ADMINISTRATION

3.1    The Committee. The Plan shall be administered by the Committee.

3.2    Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (a) interpret the Plan; (b) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (c) select Employees to receive Awards under the Plan; (d) determine the form of Awards, the number of Shares subject to each Award, all the terms and conditions of an Award including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options and the terms of Award Agreements; (e) determine whether Awards shall be granted singly, in combination or in tandem; (f) establish and administer Performance Measures in connection with Performance Awards, and certify the level of performance attained with respect to Performance Measures; (g) waive or amend any terms, conditions, restrictions or limitations on an Award, (h) in accordance with Article V, make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate; (i) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (j) determine whether Awards may be transferable to family members, a family trust, a family partnership or otherwise; (k) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (l) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3    Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

3.4    Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to the Chief Executive Officer of the Company or any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish. Only the Committee, however, shall have authority to grant and administer Awards to Reporting Persons and any delegate of the Committee, and to establish and certify Performance Measures.

3.5    Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company, and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

3.6    No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, shall be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV

AWARDS

4.1    Eligibility. All Employees are eligible to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2    Form of Awards. Awards shall be in the form determined by the Committee, in its discretion, and shall be evidenced by an Award Agreement. Awards may be granted singly or in combination or in tandem with other Awards.

4.3    Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)

Form. Stock Options granted under the Plan shall, at the discretion of the Committee and as set forth in the Award Agreement, be in the form of Incentive Stock Options, Nonqualified Stock Options, or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each shall be clearly identified, and they shall be deemed to have been granted in separate grants. In no event shall the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Nonqualified Stock Options.

(b)

Exercise Price. The Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Exercise Price of Incentive Stock Options, however, shall be equal to or greater than 110 percent of the Fair Market Value of a Share on the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Exercise Price of a Stock Option or Stock Appreciation Right shall be set forth in the Award Agreement.

(c)

Term and Timing of Exercise. Stock Options and Stock Appreciation Rights shall lapse not later than 10 years after the date of grant, as determined by the Committee at the time of grant. Except as otherwise provided in an Award Agreement, each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable in whole or in part, subject to the following conditions:

(i)	The date on which any Award of Stock Options or Stock Appreciation Rights to a Participant may first be exercised shall be set forth in the Award Agreement;

(ii)

A Stock Appreciation Right granted in tandem with a Stock Option shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only to the extent that the related Stock Option is exercisable; and

(iii)

Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(d)

Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. No portion of the Exercise Price of a Stock Option may be paid from the proceeds of a loan of cash from the Company to the Participant. In addition, unless the Committee determines otherwise, payment of all or a portion of the Exercise Price may be made by:

(i)

Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or

(ii)

Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (d)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii)

Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or

(iv)	Any combination of the methods described in paragraphs (i), (ii), and (iii).

(v)

The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph (d)(ii) or prohibit withholding pursuant to paragraph (d)(iii).

(e)	Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations, and restrictions:

(i)

Eligibility. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

(ii)

Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(iii)

Amount of Award. The aggregate Fair Market Value as of the date of grant of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Affiliates shall be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

(iv)

Timing of Exercise. If the Committee exercises its discretion in the Award Agreement to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this paragraph (e)(iv), an Employee’s employment relationship shall be treated as continuing intact while the Employee is on military leave, sick leave, or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or an Affiliate is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have ceased on the 91st day of the leave.

(v)

Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan shall be exercisable only by the Participant during the Participant’s lifetime.

(f)

Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price for each Share for which a Stock Appreciation Rights was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(g)	Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

(i)	No Dividend Equivalents. The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

(ii)

No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

(iii)

No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Section 409A of the Code, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Section 409A.

4.4    Performance Awards. The Committee may grant Performance Awards to the Employees that the Committee may from time to time select, pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Performance Cycles. Performance Awards shall be awarded in connection with a Performance Cycle determined by the Committee.

(b)

Performance Measures; Targets; Award Criteria. The Committee may, in its discretion, select Performance Measures that measure the level of performance of the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle. The Committee may select Performance Measures for a Performance Cycle any one or combination of the Performance Measures, separately or in relation to each other, or relative to a selected comparator group, as interpreted by the Committee, which (to the extent applicable) shall be determined in accordance with GAAP.

(c)

Form of Payment. Performance Awards may be paid in cash or whole Shares, or a combination of cash and Shares, in the discretion of the Committee, subject to the terms and conditions set forth in the Award Agreement. Payment with respect to any fractional Share shall be determined in accordance with Section 5.5.

4.5    Restricted Stock Units and Restricted Stock. The Committee may grant Restricted Stock Units and Restricted Stock under the Plan to those Employees whom the Committee may from time to time select, pursuant to the terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Employee, which Units are denominated in, payable in, valued, in whole or in part by reference to,

or otherwise related to, Shares. The Committee shall determine, in its discretion, the terms and conditions that apply to Restricted Stock Units granted pursuant to this Section 4.5, including whether and how Dividend Equivalents shall be credited with respect to any Award. The terms and conditions of the Restricted Stock Units shall be set forth in the applicable Award Agreement.

(b)

Grant of Restricted Stock. As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company. The Participant shall have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and, except as otherwise provided in Section 7.1, may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the restrictions are satisfied or lapse.

(c)

Dividends and Dividend Equivalents. At the discretion of the Committee and as described in the Award Agreement, dividends issued on Shares of Restricted Stock may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Common Stock, to the extent permissible under Section 409A of the Code, the Committee may credit Restricted Stock Units with Dividend Equivalents. Except as otherwise described in the Award Agreement or determined by the Committee, Dividend Equivalents may be withheld and deferred in the Participant’s account subject to a vesting schedule, or used to credit additional Restricted Stock Units that vest on the same schedule as the underlying Restricted Stock Units. The Committee shall determine any terms and conditions on deferral of Dividend Equivalents.

(d)

Vesting and Forfeiture. The Committee may, in its discretion and as set forth in the Award Agreement, impose any restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock that it deems to be appropriate. Except as otherwise provided in an Award Agreement, the Restricted Stock Units, related Dividend Equivalents and Restricted Stock shall be subject to the following restrictions:

(i)

Vesting and Forfeiture. Except for Restricted Stock Units and Restricted Stock granted as Performance Awards and except as provided in subsection 5.1(b), restrictions on Restricted Stock Units and Restricted Stock shall vest in full, at the discretion of the Committee, over a period of not less than three years from the date of grant provided, that this requirement shall not apply to: (i) Restricted Stock Units and Restricted Stock granted to Non-Employee Directors; (ii) Restricted Stock Units and Restricted Stock for which the vesting schedule is accelerated in connection with a Participant’s Termination of Employment; (iii) Restricted Stock Units and Restricted Stock for which the vesting schedule is accelerated in connection with a Corporate Transaction; and (iv) Restricted Stock Units and Restricted Stock of up to 5 million Shares, generally. Subject to Section 5.4, if the restrictions have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Restricted Stock Units or Restricted Stock shall be forfeited by the Participant if the termination is for any reason other than death or Disability.

(ii)

Legend. To enforce any restrictions that the Committee may impose on Restricted Stock, the Committee shall cause a legend referring to the restrictions to be placed on all certificates for Shares of Restricted Stock. When restrictions lapse or are satisfied, a new certificate, without the legend, for the number of Shares with respect to which restrictions have lapsed or been satisfied shall be issued and delivered to the Participant.

(e)

Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares, or a combination of cash and Shares, in the discretion of the Committee, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests.

(f)

Deferred Units. To the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (including the value of related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement, provided that any such election be made in accordance with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral.

4.6    Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock) to any Employee that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other things, phantom or hypothetical Shares. The Committee shall determine, in its discretion, the terms and conditions that will apply to Other Stock-Based Awards granted pursuant to this Section 4.6, including whether Dividend Equivalents will be credited with respect to any such Award in the event of a payment of dividends on Common Stock. The terms and conditions of Other Stock-Based Awards shall be set forth in the applicable Award Agreement.

4.7    Termination for Cause. If a Participant incurs a Termination of Employment for Cause, then all outstanding Awards shall immediately be cancelled, except as otherwise provided in an Award Agreement.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1    Shares Available. Subject to the provisions of Section 5.3 below, the total aggregate number of Shares issuable under the Plan shall be 33.5 million authorized but unissued Shares or Shares held in the Company’s treasury, of which no more than 33.5 million Shares may be available for grant in the form of Incentive Stock Options. Commencing with the first business day of each calendar year beginning in 2021, the aggregate number of Shares shall be increased by a number equal to the least of (x) 10.5 million Shares, (y) 3 % of the number of Shares outstanding as of the last day of the immediately preceding calendar year, or (z) a lesser number of Shares determined by the Committee.

5.2    Counting Rules.

(a)	The following Shares related to Awards to be issued under this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

(i)	Shares related to Awards that can only be settled in cash;

(ii)	Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares; and

(iii)

Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company.

(b)

For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations, and Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award, shall not be included in or added to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, the gross number of Shares used to determine the settlement value will count against the number of Shares available for issuance under the Plan.

(c)

No Participant who is a Non-Employee Director shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $1.5 million in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).

5.3    Adjustment Upon Certain Changes.

(a)

Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Employee in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b)

Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

(c)

Certain Transactions. Subject to any required action by the stockholders of the Company, in the event any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting of securities or other property (including cash), the Committee shall have the power to equitably adjust or cancel each Award outstanding on the date of such transaction.

(d)

Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to above, the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.

(e)

Performance Awards. In the event of any transaction or event described in this Section 5.3, including without limitation any corporate change referred to in subsection 5.3(d), the Committee shall have the power to make equitable adjustments in any Performance Measure and in other terms of any Performance Award, provided that such adjustment is consistent with the requirements of Section 409A of the Code and the regulations thereunder; and provided further that no such adjustment shall be made following the occurrence of a Change in Control to a Performance Award granted to a Participant without the consent of the Participant.

(f)

No Other Rights or Changes. Except as expressly provided in the Plan, no Employee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 5.3, and without limiting the generality of Section 6.1, no change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 5.3 without the consent of the Participant.

5.4    Change in Control.

(a)	Treatment of Awards Generally. Without limiting the generality of Section 5.3, the provisions of subsections 5.3(c) through (f) shall apply to Awards that remain unvested or unpaid upon a Change in

Control, as if such Change in Control constituted an event described therein. For the avoidance of doubt, Awards shall not vest upon or following a Change in Control unless otherwise agreed to in a written individual agreement between the Company and the Participant.

5.5    Fractional Shares. No fractional Shares shall be issued under the Plan. If a Participant acquires or accumulates the right to receive a fractional Share under the Plan, the Participant will receive either cash in lieu of the fractional Share in an amount equal to the Fair Market Value of the fractional Share as of the date of settlement or the next highest whole number of Shares, as set forth in the applicable Award Agreement.

5.6    Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Participant has not had a Termination of Employment prior to such date. Upon the consummation of a Corporate Transaction, such Awards shall be canceled in exchange for the right to receive the consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Corporate Transaction documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Committee may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided, that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Corporate Transaction under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Corporate Transaction documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Corporate Transaction is equal to or less than zero, then such Award may be terminated without payment.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1    Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of stockholders of the Company, except that no revision to the terms of the Plan shall be effective until the amendment is approved by the stockholders of the Company if such approval is required by the rules of the applicable stock exchange or such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan). No amendment of the Plan made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award unless such amendment is necessary to comply with applicable law.

6.2    Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan; provided, that, no Awards shall be granted under this Plan on or after the tenth anniversary of the Effective Date. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

ARTICLE VII

GENERAL PROVISIONS

7.1    Nontransferability of Awards. No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below.

(a)	Any Award may be transferred by will or by the laws of descent or distribution.

(b)

The Committee may provide in the applicable Award Agreement that all or any part of an Award (other than an Incentive Stock Option) may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members. For purposes of this subsection 7.1(b), a family member means a Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members.

(c)

Except as otherwise provided in the applicable Award Agreement, any Nonqualified Stock Option or Stock Appreciation Right transferred by a Participant pursuant to subsection 7.1(b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to subsection 7.1(b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to subsection 7.1(b). No transfer shall be effective until the Committee consents to the transfer in writing.

(d)

Unless otherwise restricted by Company policy for Reporting Persons, Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the 1933 Act, or pursuant to an effective registration for resale under the 1933 Act. For purposes of this subsection 7.1(d), “affiliate” shall have the meaning assigned to that term under Rule 144.

(e)	In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

7.2    Withholding of Taxes.

(a)

Stock Options and Stock Appreciation Rights. Subject to Section 7.2(d), as a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations, as calculated at the applicable minimum statutory rate. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in subsection 4.3(d).

(b)

Other Awards Payable in Shares. Subject to Section 7.2(d), the Company shall satisfy a Participant’s tax withholding obligations, calculated at the applicable minimum statutory rate, arising in connection with the release of restrictions on Restricted Stock Units, Restricted Stock, and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. The Company may also allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, or postal or express money order or subject to any Company insider trading policy (including blackout periods), and to the extent permitted by the Committee, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee.

(c)	Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

(d)

Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes up to the maximum statutory rate in a Participant’s applicable jurisdiction with respect to an Award.

7.3    Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement terms and conditions that could result in the forfeiture of all or part of an Award, including but not limited to, terms and conditions that relate to non-competition, non-solicitation of customers and/or employees, confidentiality of Company information, and/or non-disparagement. Notwithstanding anything in this Plan to the contrary, each Participant acknowledges that the Company may be entitled or required by law, Company policy, the requirements of an exchange on which the Shares are listed for trading, or the terms of an Award Agreement, to recoup all or part of the compensation paid to the Participant pursuant to this Plan, and each Participant agrees to comply with any Company request or demand for recoupment.

7.4    Code Section 83(b) Elections. The Company, its Affiliates, and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.

7.5    No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, shall not be construed as conferring any legal or other right upon any Employee for the continuation of employment through the end of any vesting period, Performance Cycle, or other period. The Company and its Affiliates expressly reserve the right, which may be exercised at any time and in the Company’s or an Affiliate’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

7.6    No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates, and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

7.7    No Rights as Stockholders. A Participant granted an Award under the Plan shall have no rights as a stockholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

7.8    Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

7.9    No Required Segregation of Assets. Neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.10    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or any Affiliate, except as the employee benefit plan otherwise provides. The adoption of the Plan shall have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.

7.11    Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Committee may also approve any supplements to the Plan or alternative versions of the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any supplemental or alternative version that (a) increases limitations contained in subsection 4.3(e) and Section 4.7, (b) increases the number of shares available under the Plan, as set forth in Section 5.1; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act.

7.12    Securities Matters.

(a)

The Company shall be under no obligation to effect the registration pursuant to the 1933 Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)

The exercise of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7.13    Governing Law; Severability. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

7.14    Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or the Committee hereunder affecting the timing of payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code and any regulations thereunder. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

7.15    Payments to Specified Employees. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code), any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her separation from service, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the separation from service, or, if earlier, the date of the Participant’s death.

ANNEX H

Form of Participation Plan Release

VERTIV HOLDING CORPORATION

(and subsidiaries)

2017 TRANSACTION EXIT BONUS PLAN

ACKNOWLEDGMENT AND RELEASE

[DATE], 2019

Dear [NAME],

As you may know, Vertiv Holdings, LLC, a Delaware limited liability company (the “Company”), and the direct parent of Vertiv Holding Corporation, a Delaware corporation (“VHC”), expect to enter into an Agreement and Plan of Merger by and among GS Acquisition Holdings Corp, a Delaware corporation (“Parent”), VPE Holdings, LLC, a Delaware limited liability company, the Company, and certain other persons named therein and party thereto (the “Merger Agreement”), pursuant to which it is intended that the Company will ultimately become, subject to the satisfaction of certain conditions precedent identified therein, a subsidiary of Parent (the “Transaction”). In connection with the Transaction, you have separately agreed to subscribe for and purchase from Parent a certain number of shares of Class A common stock of Parent, pursuant to the terms and conditions set forth in the Subscription Agreement, between you and Parent, dated as of December 10, 2019 (the “Subscription Agreement”).

1. As a holder of a written grant of certain performance units (your “Performance Units”) pursuant to a Grant Agreement under that certain VHC 2017 Transaction Exit Bonus Plan (the “Plan”), you may be eligible to receive payments in respect of such Performance Units upon the happening of certain Qualifying Events (as defined in the Plan). The Committee (as defined in the Plan) has determined that the Transaction, and the consummation of the transactions contemplated thereby (the “Closing”), do not qualify as a Qualifying Event, and therefore you are not entitled to any payment in respect of your Performance Units or otherwise under the Plan in connection with the Transaction or the Closing.

2. Notwithstanding such fact, in recognition of your service to VHC and its subsidiaries (the “VHC Group”), the Committee has authorized and approved a lump sum cash payment to you in the amount indicated below, subject to the occurrence of the Closing, your continued employment through the Closing, and your execution and delivery of this letter agreement (the “Bonus Payment”); provided, however, that you hereby agree that a portion of the Bonus Payment equal to the amount indicated below (the “Subscription Amount”), will not be paid directly to you but instead shall be retained by Parent and shall be used to fund all of the Purchase Price (as defined in the Subscription Agreement). If you enter into this letter agreement (this “Acknowledgement and Release”), the Closing occurs and you continue to be employed by the Company or its affiliates through the Closing, the Bonus Payment will be paid to you no later than 30 days following the Closing through your VHC Group employer company’s payroll, and is subject to any applicable payroll and withholding deductions of your VHC Group employer and in your VHC Group employment jurisdiction. For the avoidance of doubt, if the Merger Agreement is not entered into before the end of calendar year 2019, or if the Closing does not occur prior to the termination of the Merger Agreement, the terms of this Acknowledgement and Release shall be of no further force or effect.

3. This Acknowledgement and Release sets forth our mutual agreement concerning the treatment of any Performance Units that were granted to you under the Plan. By signing below, you hereby (a) acknowledge and agree that your Performance Units will be surrendered and cancelled in their entirety upon the Closing, that you will have no right to any payment with respect to the Performance Units upon the Closing or at any time thereafter, and that the amount of such Bonus Payment has been determined in VHC’s discretion, and that the Bonus Payment is the only consideration you will receive for your Performance Units and you will not be entitled to any other consideration pursuant to, or otherwise in connection with, the Closing of the Transaction.

4. By signing below, in consideration for the opportunity to receive the Bonus Payment, you unconditionally and irrevocably waive, release and discharge Parent, the Company, the VHC Group, and their respective affiliates (both current and future), and their respective partners, members, managers, directors, officers, stockholders, employees, agents, successors and assigns, individually or in their official capacities (together, the “Company Parties”), from any and all claims legally capable of being waived, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, attorneys’ fees, costs, damages, tax liabilities, or any right to any monetary recovery or any other personal relief, whether known or unknown, in law or in equity, by contract, tort, law of trust or pursuant to federal, state or local statute, regulation, ordinance or common law, which you now have, ever have had, or may hereafter have, based upon or arising from any fact or set of facts, whether known or unknown to you, at any time prior to or on the date of execution of this Acknowledgement and Release, arising out of or relating in any way to your employment relationship with the Company or the Company Parties or other associations with the Company or the Company Parties or any termination thereof, including, without limitation, any claim or right, to the extent legally capable of being waived, based upon or arising under any federal, state or local fair employment practices or equal opportunity laws, including, but not limited to, the Worker Adjustment and Retraining Notification Act, 42 U.S.C. Section 1981, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act, and the Family and Medical Leave Act of 1993, including all amendments thereto, and claims arising from or in any way connected with or related to the Plan and Performance Units whether as a result of, arising out of or related to the Transaction or the Closing or otherwise (the “Released Claims”).

5. You also represent and warrant to the Company Parties that you have not abandoned, reverted, assigned, hypothecated or transferred to any person or entity any Released Claims, or any part thereof. You acknowledge that you will receive the Bonus Payment only with the assurance that the Company Parties will not subsequently be exposed to litigation or other disputes with you or any third party with respect to the Released Claims. For this reason, and as a material inducement to receive the Bonus Payment, you hereby covenant and agree that you will not sue any of the Company Parties with respect to any Released Claims at any time or for any reason. Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by you of, or prevents you from making or asserting: (i) any claim or right you may have for unemployment insurance or workers’ compensation benefits; (ii) any claim to vested benefits under the written terms of a qualified employee pension benefit plan; (iii) any medical claim incurred during your employment that is payable under applicable medical plans or an employer-insured liability plan; (iv) any claim or right that may arise after the execution of this Acknowledgement and Release; (v) any claim or right you may have under this Acknowledgement and Release, including any claim for payment of the Bonus Payment; (vi) any claim or right that you may have for indemnification; or (vii) any claim that is not otherwise waivable under applicable law. In addition, nothing herein shall prevent you from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or similar federal or state agency or your ability to participate in any investigation or proceeding conducted by such agency; provided, however, that pursuant to the foregoing waiver, you are waiving any right to recover monetary damages or any other form of personal relief in connection with any such charge, complaint, investigation or proceeding.

6. You hereby waive and relinquish application of and all rights and benefits which you may have under Section 1542 of the Civil Code of the State of California, or of any similar law of any jurisdiction, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7. You understand and acknowledge that the significance and consequence of this waiver of Section 1542 of the Civil Code, and other similar law, is that, even if you should eventually suffer additional losses or damages or incur or discover claims which were unknown or unanticipated at the time that this Acknowledgment and

Release is executed, you will not be permitted to make any claim for those losses or damages. Furthermore, you acknowledge that such waiver shall extend even as to claims that may exist as of the date of this Acknowledgment and Release, but which you do not know exist, and which, if known, would materially affect your decision to execute and perform this Acknowledgment and Release, regardless of whether your lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause. You expressly assume the risk of all unknown claims.

8. You acknowledge that you have been given a reasonable period of time to consider this Acknowledgment and Release and have had the opportunity to review this Acknowledgment and Release and the transactions contemplated herein with your own legal counsel and tax advisors, and that you are relying solely on such legal counsel and tax advisors and not on any statements or representations of any Company Party or any of its agents or professional advisors for legal or tax advice with respect to the transactions contemplated herein, and understand that you (and not any Company Party) shall be responsible for your own tax liability that may arise as a result of the transactions contemplated by this Agreement. You acknowledge that you are entering into this release knowingly and voluntarily.

9. The terms and conditions of this Agreement are confidential. You shall not disclose the terms or conditions of this Acknowledgment and Release to any person or entity without obtaining the prior written consent of VHC. This Acknowledgment and Release (i) shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, (ii) may be executed in two or more counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, (iii) shall not be deemed or construed to be modified or waived, in whole or in part, except by written amendment signed by VHC and you, (iv) embodies the entire agreement and understanding between VHC and you with respect to the subject matter herein and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, express or implied, between VHC and you with respect thereto. If any legal action is brought by either party to enforce its rights under this Acknowledgment and Release, the non-prevailing party in such action shall reimburse the prevailing party all of such prevailing party’s costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such action.

10. It is hereby acknowledged and agreed by the parties to this Acknowledgement and Release, that Parent will be a third-party beneficiary of the obligations of paragraph 2 herein and shall be entitled to enforce such obligations as if a party hereto.

Sincerely,

VERTIV HOLDING CORPORATION

By:
Name:
Its:

ACKNOWLEDGED AND AGREED:

[PARTICIPANT NAME]

Bonus Payment: $[AMOUNT]
Subscription Amount: $[AMOUNT]

ANNEX I

FORM OF

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of             , 2020, by and among [Vertiv Holdings Co], a Delaware corporation formerly known as GS Acquisition Holdings Corp (“Parent”), VPE Holdings, LLC, a Delaware limited liability company (“Seller” and, together with Parent, sometimes referred to individually as a “Party” and together as the “Parties”), and CITIBANK, N.A., as escrow agent (the “Escrow Agent”).

RECITALS

A.    Reference is made to that certain Agreement and Plan of Merger, dated as of December 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, Seller, Vertiv Holdings, LLC, a Delaware limited liability company, and certain other persons named therein and party thereto.

B.    Pursuant to Section 2.9 of the Merger Agreement, Parent is, concurrently with the execution and delivery hereof, depositing (or causing to be deposited) $2,000,000 (the “Escrow Amount”) in immediately available funds with the Escrow Agent to be held subject to the terms and conditions set forth herein.

C.    Solely as between Parent and Seller, capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given such terms in the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.    Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent and to hold, invest, and disburse funds received by it under this Agreement in accordance with the terms and conditions set forth herein.

2.    Escrow Funds.

(a)    The Escrow Amount, together with all products and proceeds thereof, including all interest, dividends, gains and other income (collectively, the “Escrow Earnings”), if any, earned with respect thereto (collectively, the Escrow Amount, its products and proceeds, and the Escrow Earnings, the “Escrow Funds”) shall be held by the Escrow Agent in a separate and distinct account (the “Escrow Account”) subject to the terms and conditions of this Agreement. The Escrow Funds shall (i) not be subject to set off by the Escrow Agent or any of its affiliates, (ii) not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto and (iii) be held and disbursed solely for the purposes and in accordance with the terms of this Agreement.

(b)    For greater certainty, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Funds and shall become part of the Escrow Funds; and shall be disbursed as part of the Escrow Funds in accordance with the terms and conditions of this Agreement.

3.    Investment of Escrow Funds.

(a)    Unless otherwise instructed in writing by the Parties, the Escrow Agent shall invest the Escrow Funds in a non-interest-bearing deposit obligation of Citibank, N.A., insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Escrow Funds shall at all times remain available for distribution in accordance with Section 4 below.

(b)    The Escrow Agent shall send an account statement to each of the Parties on no less than a quarterly basis reflecting activity in the Escrow Account for the preceding period.

4.    Disposition and Termination of the Escrow Funds. The Parties shall act in accordance with, and the Escrow Agent shall hold and only release the Escrow Funds as provided in, this Section 4.

(a)    Definitions. As used herein:

(i)    “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in New York, New York or San Francisco, California.

(ii)    “Final Determination” means a final non-appealable order of any court of competent jurisdiction which may be issued, together with (A) a certificate of the prevailing Party to the effect that such order is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing Party to effectuate such order.

(iii)    “Joint Release Instruction” means the joint written instruction substantially in the form attached hereto as Exhibit A and executed by an authorized signer of each of Parent and Seller directing the Escrow Agent to disburse all or a portion of the Escrow Funds, as applicable.

(iv)    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(v)    “Timely Released” means released by the Escrow Agent to the applicable Party (or at its direction) as promptly as practicable, and in any event within two (2) Business Days, following the occurrence of both (x) the applicable triggering payment event in question and (y) the satisfaction of all requirements for release under this Agreement (including, for the avoidance of doubt, confirmation procedures elected by the applicable Party).

(b)    Escrow Funds (Generally).

(i)    Upon receipt of a Joint Release Instruction with respect to the Escrow Funds, the Escrow Agent shall Timely Release to the applicable recipient identified in such Joint Release Instruction all, or such part of, such Escrow Funds as is identified in such Joint Release Instruction.

(ii)    Upon receipt by the Escrow Agent of a copy of Final Determination from any Party, the Escrow Agent shall Timely Release as directed therein part or all, as the case may be, of the Escrow Funds (but only to the extent Escrow Funds are available) in accordance with such Final Determination. The Escrow Agent will act on such Final Determination without further inquiry. The Party delivering to the Escrow Agent a copy of a Final Determination shall concurrently deliver a copy of such Final Determination to the other Party.

(iii)    All payments of any part of the Escrow Funds shall be made by wire transfer of immediately available funds as set forth in the Joint Release Instruction or Final Determination, as applicable.

(iv)    Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of any funds on deposit in the Escrow Account under the terms of this Agreement must be in writing, executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons set forth on Exhibit B-1 and Exhibit B-2 and delivered to the Escrow Agent either (i) by confirmed facsimile only at the fax number set forth in Section 11 below or (ii) attached to an e-mail received on a Business Day from an e-mail address set forth in Section 11 below. In the event a Joint Release Instruction or Final Determination is delivered to the Escrow Agent, whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits B-1 and/or B-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing, executed by an authorized signer of applicable Party set forth on Exhibit B-1 or Exhibit B-2, actually received and acknowledged by the Escrow Agent.

5.    Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no duties, including but not limited to any fiduciary duties, shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement will control the actions of Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Joint Release Instruction or Final Determination furnished to it hereunder and believed by it to be genuine and to have been signed and presented by an authorized signer of the proper Party or Parties. Concurrently with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 attached hereto. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or to the Escrow Funds. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to (x) refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Joint Release Instruction or Final Determination or (y) file an action in interpleader. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent will not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s fraud, gross negligence or willful misconduct was the cause (in whole or in part) of any direct loss to either Party. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

6.    Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by Parent and Seller acting jointly at any time by providing written notice to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act, provided that the Parties are notified of such transaction. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Funds (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written designation from the Parties, (ii) as set forth in a Joint Release Instruction or (iii) in accordance with the directions of a Final Determination, and, at the time of such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

7.    Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be paid by Parent. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement.

8.    Indemnity. Parent and Seller shall jointly and severally indemnify, defend, and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the reasonable and documented out of pocket fees and expenses of one outside counsel and experts and their staffs and all reasonable and documented out of pocket expenses of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses, as adjudicated by a court of competent jurisdiction, have been caused by the fraud, gross negligence or willful misconduct of such Indemnitee, or (b) the Escrow Agent duly following any instructions or other directions from Parent or Seller except to the extent that its following any such instruction or direction is expressly forbidden by the terms of this Agreement. Notwithstanding anything to the contrary herein, Parent and Seller agree, solely as between themselves, that any obligation for indemnification under this Section 8 shall be borne by the Party or Parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half (50%) by Parent and one-half (50%) by Seller. The Parties acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9.	Tax Matters.

(a)    Parent shall be responsible for and the taxpayer on all taxes due on the interest or income earned, if any, on the Escrow Funds for the calendar year in which such interest or income is earned. The Escrow Agent shall report any interest or income earned on the Escrow Funds to the IRS or other taxing authority on IRS Form 1099.

(b)    Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 as applicable and such other forms and documents that the Escrow Agent may request.

(c)    The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Escrow Funds. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

(d)    The Escrow Agent, its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This Agreement and any amendments or attachments hereto are not intended or written to be used, and may not be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

10.    Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with Parent and Seller that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.

11.    Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”) with a PDF attachment executed by an authorized signer of the Party/Parties to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five Business Days after the date such notice is deposited with the United States Postal Service. If notice is given to a Party, it shall be given at the address for such Party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.

if to Parent, then to:

[Vertiv Holdings Co]

Attn: David M. Cote and Rob Johnson

Email: dmcfnh@gmail.com / rob.johnson@vertiv.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Howard L. Ellin and C. Michael Chitwood

Facsimile: 917-777-2535

Email: howard.ellin@skadden.com / michael.chitwood@skadden.com or, if to Seller, then to:

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive, South Building

Beverly Hills, CA 90210

Attn: S. Kris Agarwal, General Counsel

Facsimile: (310) 712-1863

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

600 Anton Boulevard, 18th Floor

Costa Mesa, California 92626

Attention: James W. Loss and Todd A. Hentges

Facsimile: (714) 830-0700

Email: jim.loss@morganlewis.com / todd.hentges@morganlewis.com or, if to the Escrow Agent, then to:

Citibank, N.A.

Citi Private Bank

One Sansome Street, 24th Floor

San Francisco, CA 94104

Attn: Hamyd Mazrae

Telephone No.: 415-627-6044

Facsimile No.: 415-592-5584

E-mail: hamyd.mazrae@citi.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clause (i) through (iv) of this Section 11, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

12.    Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Escrow Account in accordance with this Agreement or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by Parent and Seller after which this Agreement shall be of no further force and effect except that the provisions of Section 8 hereof shall survive termination.

13.    Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of Delaware. Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising from or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Sections 7 and 8, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

14.    Compliance with Court Orders. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

15.    Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.

16.    Assignment. No assignment of the interest of any of the Parties shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and consented to by the Escrow Agent (such consent not to be unreasonably withheld). Any transfer or assignment of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

17.    Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

18.    Compliance with Federal Law. To help the U.S. Government fight the funding of terrorism and money laundering activities and to comply with Federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds at Citibank pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, an identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

19.    Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Parties shall be permitted to disclose information, including the use of “Citibank”, to their respective investors and in the Merger Agreement, and any such persons may make such disclosures as may be required by applicable law or the rules of an applicable national securities exchange.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

[VERTIV HOLDINGS CO]

By:
Name:
Its:

VPE HOLDINGS, LLC

By:
Name:
Its:

CITIBANK, N.A.

By:
Name:
Its:

Signature Page to Escrow Agreement

Schedule 1

ESCROW AGENT FEE SCHEDULE

Citibank, N.A., Escrow Agent

Acceptance Fee

To cover the acceptance of the Escrow Agency appointment, the study of the Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

Fee: Waived

Administration Fee

The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in the Escrow Account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Agreement. Fee is based on Escrow Amount being held in an interest bearing deposit obligation of Citibank, N.A., FDIC insured to the applicable limits.

Fee: Waived

Tax Preparation Fee

To cover preparation and mailing of Forms 1099-INT, if applicable for the escrow parties for each calendar year:

Fee: Waived

Transaction Fees

To oversee all required disbursements or release of property from the Escrow Account to any escrow party, including cash disbursements made via check and/or wire transfer, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Agreement:

Fee: Waived

Other Fees

Material amendments to the Agreement: additional fee(s), if any, to be discussed at time of amendment.

TERMS AND CONDITIONS: The above schedule of fees does not include charges for out-of-pocket expenses or for any services of an extraordinary nature that Citibank or its legal counsel may be called upon from time to time to perform. Fees are also subject to satisfactory review of the documentation, and Citibank reserves the right to modify them should the characteristics of the transaction change. Citibank’s participation in this program is subject to internal approval of the third party depositing monies into the Escrow Account to be established hereunder. The Acceptance Fee, if any, is payable upon execution of the Agreement. Should this schedule of fees be accepted and agreed upon and work commenced on this program but subsequently halted and the program is not brought to market, the Acceptance Fee and legal fees incurred, if any, will still be payable in full.

EXHIBIT A

Form of Joint Release Notice

To: Citibank, N.A.,

Citi Private Bank

as Escrow Agent

One Sansome Street, 24th Floor

San Francisco, CA 94104

Attn: Hamyd Mazrae

E-mail: hamyd.mazrae@citi.com

This certificate is issued as of the      day of             , 2020, pursuant to Section 4(b) of that certain Escrow Agreement dated as of             , 2020 (the “Escrow Agreement”) by and among [Vertiv Holdings Co], a Delaware corporation (“Parent”), VPE Holdings, LLC, a Delaware limited liability company (“Seller”), and Citibank, N.A., as escrow agent (the “Escrow Agent”). Capitalized terms herein shall have the meaning given to them in the Escrow Agreement.

[The parties to this certificate jointly instruct the Escrow Agent to pay to Seller an amount equal to $         out of the Escrow Funds, by wire transfer to:

[Insert wire instructions]] [and/or

The parties to this certificate jointly instruct the Escrow Agent to pay to Parent an amount equal to $         out of the Escrow Funds, by wire transfer to:

[Insert wire instructions]]

Each of the undersigned hereby represents and warrants that it has been authorized to execute this certificate. This certificate may be signed in counterparts.

PARENT:	SELLER:

[Vertiv Holdings Co]	VPE Holdings, LLC

By:	By:
Name:	Name:
Title:	Title

Exhibit to Escrow Agreement

EXHIBIT B-1

Certificate as to Parent’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Parent and are authorized to initiate and approve transactions of all types for the Escrow Account or accounts established under this Agreement, on behalf of Parent. The below listed persons (must list at least two individuals, if applicable) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the Escrow Account(s).

Name / Title / Telephone	Specimen Signature

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

NOTE: Actual signatures are required above. Electronic signatures, “Docusigned” signatures and/or signature fonts are not acceptable.

Exhibit to Escrow Agreement

EXHIBIT B-2

Certificate as to Seller’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Seller and are authorized to initiate and approve transactions of all types for the Escrow Account or accounts established under this Agreement, on behalf of Seller. The below listed persons (must list at least two individuals, if applicable) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the Escrow Account(s).

Name / Title / Telephone	Specimen Signature

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

NOTE: Actual signatures are required above. Electronic signatures, “Docusigned” signatures and/or signature fonts are not acceptable.

Exhibit to Escrow Agreement

GS ACQUISITION HOLDINGS CORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON

                    , 2020

The undersigned, revoking any previous proxies relating to these shares with respect to the Business Combination Proposal, the NYSE Proposals, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal hereby acknowledges receipt of the Proxy Statement dated                     , 2020, in connection with the Special Meeting to be held on                     , 2020 at                  a.m. Eastern Time at the offices of                 , located at                 , for the sole purpose of considering and voting upon the following proposals, and hereby appoints                  and                 , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of GS Acquisition Holdings Corp (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

The undersigned acknowledges receipt of the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED PROXY CARD BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

to be held on                    , 2020:

The notice of the Special Meeting and the accompanying proxy statement are available at

Please mark vote as indicated in this example	THE BOARD OF DIRECTORS OF GSAH RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1 THROUGH NO. 6

Proposal No. 1—Business Combination Proposal—To approve and adopt the Agreement and Plan of Merger, dated as of December 10, 2019 (as it may be further amended from time to time, the “Merger Agreement”), by and among the Company, Crew Merger Sub I LLC, Crew Merger Sub II LLC, Vertiv Holdings, LLC and VPE Holdings, LLC, and approve the transactions contemplated thereby (the transactions contemplated by the Merger Agreement, the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 2—NYSE Proposal—To approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, including up to 23,000,000 shares of the Company’s Class A common stock to the Sponsor Related PIPE Investors (as defined in the Proxy Statement) and up to 449,098 shares of the Company’s Class A common stock to executive officers of the post-business combination company.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3—Charter Proposals—To approve the following six separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation in the form attached to the Proxy Statement (the “New Vertiv Certificate of Incorporation”), which, if approved, would take effect upon the closing of the Business Combination.

Proposal No. 3A—To (i) increase the number of authorized shares of capital stock, (ii) automatically convert each share of Class B common stock into one share of Class A common stock immediately prior to the consummation of the Business Combination, (iii) following such conversion, reduce the authorized shares of Class B common stock to zero and (iv) provide for certain conforming changes to the the Company’s Certificate of Incorporation given the elimination of any authorized Class B common stock.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3B—To provide that the number of directors of the Company will be fixed from time to time exclusively by the Company’s Board of Directors pursuant to a resolution adopted by a majority of the Company’s Board of Directors.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3C—To provide a special exemption to the doctrine of corporate opportunity for each of Platinum Equity (as defined in the Proxy Statement), the investment funds affiliated with or managed by Platinum Equity, the investment funds affiliated with or managed by Platinum Equity and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and employees (including any of the foregoing who serve as non-employee directors of the Company).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3D—To elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, except that such provision excludes investment funds affiliated with GS DC Sponsor I LLC, GS Sponsor LLC and Platinum Equity and their respective successors and affiliates.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3E—To require the approval of at least two-thirds of the voting power of the Company’s outstanding capital stock to amend certain provisions of the New Vertiv Certificate of Incorporation.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3F—To provide for several changes to the New Vertiv Certificate of Incorporation, including (i) removal of certain listed actions that would allow for personal liability of the Company’s directors to the Company and its stockholders, (ii) certain provisions regarding indemnification of directors and officers, (iii) removal of various provisions in the Company’s Certificate of Incorporation applicable to blank check companies that will no longer be applicable to the Company, (iv) addition of a provision whereby no class vote is required to change the authorized number of shares of such class, (v) changing the name of the Company to “Vertiv Holdings Co” and (vi) other conforming changes from the Company’s Certificate of Incorporation based on the Charter Proposals.

	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4—Director Election Proposal—If you are a holder of the Company’s Class B common stock, to approve the election of the nine directors named in the Proxy Statement to serve, effective upon the closing of the Business Combination, on the Company’s Board of Directors until the 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 5—Incentive Plan Proposal—To approve the Vertiv Holdings Co 2020 Equity Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 6—Adjournment Proposal—To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2020

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO             . THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.